As filed with the Securities and Exchange Commission on April 18, 2023
Registration No. 333-271145

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADAPTIMMUNE THERAPEUTICS PLC
(Exact name of registrant as specified in its charter)
England and Wales	2836	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
60 Jubilee Avenue, Milton Park
Abingdon, Oxfordshire OX14 4RX
(44) 1235 430000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adrian Rawcliffe
Chief Executive Officer
Adaptimmune Therapeutics plc
60 Jubilee Avenue, Milton Park
Abingdon, Oxfordshire OX14 4RX
United Kingdom
(44) 1235 430000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Jackie Cohen Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036-8704 (212) 596-9000	David S. Bakst, Esq. Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020 Telephone: (212) 506-2500	Garry E. Menzel President and Chief Executive Officer TCR2 Therapeutics Inc. 100 Binney Street, Suite 710 Cambridge, Massachusetts 02142 (617) 949-5200	Mitchell S. Bloom Robert Masella Andrew H. Goodman Tevia K. Pollard Goodwin Procter LLP 100 Northern Avenue Boston, MA 02110 (617) 570-1055

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and upon consummation of the transactions described herein.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, “non-accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS — SUBJECT TO COMPLETION — DATED APRIL 18, 2023
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
Adaptimmune Therapeutics PLC
Registered office: 60 Jubilee Avenue, Milton Park
Abingdon, Oxfordshire OX14 4RX, U.K.
Incorporated in England & Wales with registered no. 09338148
[•], 2023
Dear Adaptimmune Therapeutics plc Shareholder:
This letter, the notice of the general meeting (the “Adaptimmune general meeting”) set out in this document (the “Notice”) and associated materials for the Adaptimmune general meeting are being sent or supplied to you because, as of April 18, 2023, you are registered as a holder of ordinary shares in the register of members of Adaptimmune Therapeutics plc (“Adaptimmune”). However, this letter, the Notice and associated materials will also be available to holders of Adaptimmune American Depositary Shares (“Adaptimmune ADSs”) and contain information relevant to holders of Adaptimmune ADSs.
As previously announced, on March 5, 2023, Adaptimmune entered into an Agreement and Plan of Merger, as it may be amended from time to time (the “merger agreement”), with TCR2 Therapeutics Inc. (“TCR2”), and CM Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will be merged with and into TCR2 (the “merger”), with TCR2 surviving the merger as a wholly-owned direct subsidiary of CM Intermediate Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of Adaptimmune (“CM Intermediate”).
If the merger is completed, each issued and outstanding share of TCR2 common stock, par value $0.0001 per share (“TCR2 Common Stock”) (other than shares of TCR2 Common Stock held by TCR2 as treasury stock, or shares of TCR2 Common Stock owned by Adaptimmune, Merger Sub or any direct or indirect wholly-owned subsidiaries of Adaptimmune), including shares of TCR2 Common Stock underlying TCR2 restricted stock units that immediately vest upon a change of control of TCR2, will be converted into the right to receive 1.5117 (the “Exchange Ratio”) Adaptimmune ADSs.
In connection with the merger, each option to acquire shares of TCR2 Common Stock granted under a TCR2 equity plan or otherwise set forth in the merger agreement that is outstanding and unexercised, whether or not vested, will be assumed and substituted for an award of options to purchase a number of ordinary shares of Adaptimmune, par value £0.001 per share (the “Adaptimmune ordinary shares”) or Adaptimmune ADSs based on a calculation equal to the product of (i) the total number of shares of TCR2 Common Stock subject to such TCR2 option immediately prior to the effective time of the merger (the “Effective Time”) multiplied by (ii) six times the Exchange Ratio (the “Ordinary Share Exchange Ratio”), in the case of Adaptimmune ordinary shares or the Exchange Ratio, in the case of Adaptimmune ADSs, as applicable, with any fractional Adaptimmune ordinary shares or Adaptimmune ADSs rounded down to the nearest whole ordinary share or ADS, as applicable. Each award of restricted stock units with respect to shares of TCR2 Common Stock (“TCR2 restricted stock units”) granted under a TCR2 equity plan or otherwise set forth in the merger agreement (other than restricted stock units that immediately vest upon a change of control of TCR2) will be assumed and substituted for an award of a restricted stock unit-style option to purchase a number of Adaptimmune ordinary shares or Adaptimmune ADSs based on a calculation equal to the product of (i) the total number of shares of TCR2 Common Stock subject to such TCR2 restricted stock unit multiplied by (ii) the Ordinary Share Exchange Ratio or the Exchange Ratio, as applicable, with any fractional shares rounded down to the nearest whole Adaptimmune ordinary share or Adaptimmune ADS, as applicable.
Adaptimmune ADSs are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ADAP.” Shares of TCR2 Common Stock are listed on Nasdaq under the symbol “TCRR.”
The merger is conditioned upon, among other things, the affirmative vote of a majority of the votes cast by shareholders of issued Adaptimmune ordinary shares in favor of (a) authorizing the Adaptimmune Board of Directors (the “Adaptimmune Board”) (or a duly authorized committee thereof) to allot all

Adaptimmune ordinary shares to be issued in connection with the merger (to be represented by Adaptimmune ADSs) and (b) approving the issuance of Adaptimmune ordinary shares to be represented by Adaptimmune ADSs in connection with the merger at the Adaptimmune general meeting to be held on May 30, 2023.
I am pleased to confirm that the Adaptimmune general meeting will take place at 12:30 p.m. London time (7:30 a.m. Eastern Time) on Tuesday, May 30, 2023 at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX. The Notice is set out in this document and it contains the resolutions to be proposed at the Adaptimmune general meeting (the “Resolutions”).
Action to be taken by holders of Adaptimmune ordinary shares
If you are a holder of Adaptimmune ADSs, please ignore this section and refer instead to the section below — “Holders of Adaptimmune ADSs”.
If you are a holder of Adaptimmune ordinary shares and are planning to attend the Adaptimmune general meeting in person (or by way of corporate representative) it would be helpful if you could inform Morrow Sodali, Adaptimmune’s proxy solicitor, by calling toll-free at 1 (800) 662-5200. Banks, brokerage firms and other nominees may call collect at 1 (203) 658-9400.
If you are unable to attend the Adaptimmune general meeting, you can still vote on the Resolutions by appointing a proxy. A form of proxy for use at the Adaptimmune general meeting is enclosed or is being sent to you by email if you have opted to receive information by email. You are able to submit your proxy vote online at www.investorcentre.co.uk/eproxy (see instructions on form of proxy) to arrive by no later than 12:30 p.m. London time (7:30 a.m. Eastern Time) on Friday, May 26, 2023.
Alternatively, if you have received a printed form of proxy and prefer to return it by post, you are advised to complete and return the form of proxy in accordance with the instructions printed on it and so as to arrive at Adaptimmune’s registrar, Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, England as soon as possible but in any event by no later than 12:30 p.m. London time (7:30 a.m. Eastern Time) on Friday, May 26, 2023. CREST members may appoint a proxy by using the CREST electronic proxy appointment service. The return of a form of proxy or the electronic appointment of a proxy does not preclude you from attending and voting at the Adaptimmune general meeting if you so wish.
In order to attend and vote at the Adaptimmune general meeting as a holder of Adaptimmune ordinary shares or for your form of proxy to remain valid, you must continue to be registered as a holder of Adaptimmune ordinary shares in Adaptimmune’s register of members as of 6:30 p.m. London time (1:30 p.m. Eastern Time) on May 26, 2023.
Therefore, if you sell or transfer your Adaptimmune ordinary shares on or prior to May 26, 2023, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your Adaptimmune ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Morrow Sodali, Adaptimmune’s proxy solicitor, to request a new form of proxy for its use.
Should you elect to convert your holding of ordinary shares in the capital of Adaptimmune into an interest in the capital of Adaptimmune represented by ADSs before the Adaptimmune general meeting, you will cease to be a holder of Adaptimmune ordinary shares in your own name and will not be entitled to vote at the Adaptimmune general meeting as a holder of Adaptimmune ordinary shares. You will also not be able to use the form of proxy that has been sent to you. However, you may be able to exercise your vote as a holder of Adaptimmune ADSs representing Adaptimmune ordinary shares — please refer to the next section — “Holders of Adaptimmune ADSs”.
Holders of Adaptimmune ADSs
In order to exercise your vote as a holder of Adaptimmune ADSs, you or your bank, broker or nominee must be registered as a holder of Adaptimmune ADSs in the Adaptimmune ADS register by 5:00 p.m. Eastern Time on Tuesday, April 18, 2023 (the record date for holders of Adaptimmune ADSs).
If you hold Adaptimmune ADSs through a bank, broker or nominee on April 18, 2023, the materials for holders of Adaptimmune ADSs, which include the notice of the Adaptimmune general meeting from Citibank, N.A. as depositary bank (the “depositary bank”), the Adaptimmune general meeting documentation, and the Adaptimmune ADS proxy card, will be sent to your bank, broker or nominee who should forward the materials to you. Please reach out to your bank, broker or nominee to provide your voting instructions.

Please note that Adaptimmune ADS proxy cards submitted by holders of Adaptimmune ADSs must be received by the depositary bank by no later than 10:00 a.m. Eastern Time on Wednesday, May 24, 2023.
Contact for Holders of Adaptimmune ADSs
If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. —  ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43099, Providence, RI 02940-5000.
Contact at Adaptimmune
If at any point you have any queries, please contact Morrow Sodali, Adaptimmune’s proxy solicitor, by calling toll free at 1 (800) 662-5200.
Your vote is very important, regardless of the number of shares of Adaptimmune ordinary shares or Adaptimmune ADSs you own. Whether or not you expect to attend the Adaptimmune general meeting in person, please vote or otherwise submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Adaptimmune general meeting.
THE ADAPTIMMUNE BOARD HAS (I) UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE MOST LIKELY TO PROMOTE THE SUCCESS OF ADAPTIMMUNE FOR THE BENEFIT OF ADAPTIMMUNE SHAREHOLDERS AS A WHOLE; (II) UNANIMOUSLY APPROVED, ADOPTED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER; (III) UNANIMOUSLY RESOLVED TO RECOMMEND THAT ADAPTIMMUNE SHAREHOLDERS APPROVE (A) AUTHORIZATION OF THE ADAPTIMMUNE BOARD TO ALLOT ALL ADAPTIMMUNE ORDINARY SHARES TO BE ISSUED IN CONNECTION WITH THE MERGER AND (B) ISSUANCE OF ADAPTIMMUNE ORDINARY SHARES (AND, ACCORDINGLY ADAPTIMMUNE ADSs); AND (IV) UNANIMOUSLY DETERMINED THAT SUCH PROPOSALS BE SUBMITTED TO ADAPTIMMUNE SHAREHOLDERS FOR APPROVAL AT A MEETING OF ADAPTIMMUNE SHAREHOLDERS DULY CALLED AND HELD FOR SUCH PURPOSES. THE ADAPTIMMUNE BOARD MADE ITS DETERMINATION AFTER CONSIDERING A NUMBER OF REASONS MORE FULLY DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.
THE ADAPTIMMUNE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZATION OF THE ADAPTIMMUNE BOARD (OR A DULY AUTHORIZED COMMITTEE THEREOF) TO ALLOT ALL ADAPTIMMUNE ORDINARY SHARES TO BE ISSUED IN CONNECTION WITH THE MERGER (TO BE REPRESENTED BY ADAPTIMMUNE ADSs) AND “FOR” THE APPROVAL OF THE ISSUANCE OF ADAPTIMMUNE ORDINARY SHARES (AND ACCORDINGLY, ADAPTIMMUNE ADSs) TO BE ISSUED IN CONNECTION WITH THE MERGER.
For a discussion of risk factors that you should consider in evaluating the transaction, see the section of this joint proxy statement/prospectus titled, “Risk Factors” beginning on page 29 of this joint proxy statement/prospectus.
We urge you to read this joint proxy statement/prospectus carefully and in its entirety.
Sincerely,
David M. Mott
Chairman of the Board
Adaptimmune Therapeutics plc
Neither the Securities and Exchange Commission nor any state or provincial securities commission or regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.
This joint proxy statement/prospectus is dated [•], 2023 and is first being mailed to Adaptimmune shareholders on or about [•], 2023.

Adaptimmune Therapeutics PLC
60 Jubilee Avenue, Milton Park
Abingdon, Oxfordshire X14 4RX,
United Kingdom
NOTICE OF GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, MAY 30, 2023
NOTICE is hereby given that a general meeting of shareholders of Adaptimmune Therapeutics plc (“Adaptimmune”), a public limited company incorporated under the laws of England and Wales, will be held at 12:30 p.m. London time (7:30 a.m. Eastern Time) on Tuesday, May 30, 2023, at Adaptimmune’s corporate headquarters, located at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, (the “Adaptimmune general meeting”), for the following purposes:
Ordinary resolutions

1.
Allotment Proposal.   Without prejudice to all existing authorities (which will remain in full force and effect), to authorize Adaptimmune’s directors generally and unconditionally, for the purposes of section 551 of the U.K. Companies Act 2006 (the “Companies Act 2006”), to allot ordinary shares in Adaptimmune, and grant rights to subscribe for or to convert any security into ordinary shares in Adaptimmune, up to a maximum aggregate nominal amount of £380,600.712 in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of March 5, 2023, as amended, by and among Adaptimmune, TCR2 Therapeutics Inc. (“TCR2”) and CM Merger Sub, Inc. (the “merger”) for a period expiring (unless previously renewed, varied or revoked by resolution of Adaptimmune) at the conclusion of Adaptimmune’s annual general meeting in 2024, provided that Adaptimmune may make offers or agreements before this authority expires which would or might require ordinary shares in Adaptimmune to be allotted, or rights to subscribe for or convert any security into ordinary shares in Adaptimmune to be granted, after this authority has expired and the directors of Adaptimmune may allot ordinary shares in Adaptimmune and grant rights in pursuance of those offers or agreements as if this authority had not expired (the “Allotment Proposal”); and

2.
Share Issuance Proposal.   Subject to and conditional upon the passing of the Allotment Proposal, to approve the issuance of ordinary shares of Adaptimmune, par value £0.001 per share (the “Adaptimmune ordinary shares”) to be represented by Adaptimmune American Depositary Shares (“Adaptimmune ADSs”) in connection with the merger for purposes of applicable Nasdaq rules (the “Share Issuance Proposal”).

Proposals 1 and 2 will be proposed as ordinary resolutions and under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
The results of any polls taken on the resolutions at the Adaptimmune general meeting and any other information required by the Companies Act 2006 will be made available on the Adaptimmune website (https://www.adaptimmune.com) as soon as reasonably practicable following the Adaptimmune general meeting and for the required period thereafter.

BY ORDER OF THE BOARD	Registered office
60 Jubilee Avenue, Milton Park,
Margaret Henry Company Secretary [•], 2023	Abingdon, Oxfordshire OX14 4RX, United Kingdom Registered in England and Wales No 09338148
Notes

(a)
Only those members registered in the register of members of Adaptimmune at 6:30 p.m. London time (1:30 p.m. Eastern Time) on May 26, 2023 will be entitled to attend and vote at the Adaptimmune general meeting in respect of the number of ordinary shares registered in their name at the time. Changes to entries on the relevant register after that deadline will be disregarded in determining the rights of any person to attend and vote at the Adaptimmune general meeting. Should the Adaptimmune general meeting be adjourned to a time not more than 48 hours after the deadline, the same deadline will also apply for the purpose of determining the entitlement of members to attend and vote (and for the purpose of determining the number of votes they may cast) at the adjourned Adaptimmune general meeting. Should the Adaptimmune general meeting be adjourned for a longer period, then to be so entitled, members must be entered on the register at the time which is 48 hours before the time fixed for the adjourned Adaptimmune general meeting or, if Adaptimmune gives notice of the adjourned Adaptimmune general meeting, at the time specified in the notice.

(b)
Any member may appoint a proxy to attend, speak and vote on his/her behalf. A member may appoint more than one proxy in relation to the Adaptimmune general meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares of the member. A proxy need not be a member but must attend the meeting in person. Proxy forms should be lodged with Adaptimmune’s Registrar (Computershare) not later than 12:30 p.m. London time (7:30 a.m. Eastern Time) on May 26, 2023. Completion and return of the appropriate proxy form does not prevent a member from attending and voting in person if he/she is entitled to do so and so wishes. The attached joint proxy statement/prospectus explains proxy voting and the matters to be voted on in more detail. Please read the joint proxy statement/prospectus carefully. For specific information regarding the voting of your Adaptimmune ordinary shares, please refer to this joint proxy statement/prospectus under the section entitled “Questions and Answers About the Merger”.

(c)
Any corporation which is a member can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a member provided that they do not do so in relation to the same shares.

(d)
In the case of joint holders, the vote of the senior who tenders the vote whether in person or by proxy will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the Adaptimmune’s relevant register or members for the certificated or uncertificated shares of Adaptimmune (as the case may be) in respect of the joint holding.

(e)
CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the Adaptimmune general meeting and any adjournments of it by using the procedures described in the CREST Manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed voting service providers, should refer to their sponsors or voting service providers, who will be able to take the appropriate action on their behalf.

For a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for those instructions as described in the CREST Manual (available via www.euroclear.com). The message, regardless of whether it relates to the appointment of a proxy or to an amendment to the instruction given to the previously appointed proxy, must, to be valid, be transmitted so as to be received by Adaptimmune’s agent 3RA50 by 12:30 p.m. London time (7:30 a.m. Eastern Time) on May 26, 2023. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the

CREST Applications Host) from which Adaptimmune’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.
CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear UK does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed voting service providers, to procure that its CREST sponsors or voting service providers take) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.
Adaptimmune may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

(f)
As of April 18, 2023 (being the last practicable date before circulation of this Notice), Adaptimmune’s issued ordinary share capital consisted of 994,213,968 Adaptimmune ordinary shares, carrying one vote each. Therefore, the total voting rights in Adaptimmune as of that date are 994,213,968.

(g)
Except as set out in the notes to this Notice, any communication with Adaptimmune in relation to the Adaptimmune general meeting, including in relation to proxies, should be sent to Adaptimmune’s Registrar, Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, England. No other means of communication will be accepted. In particular, you may not use any electronic address provided either in this notice or in any related documents to communicate with Adaptimmune for any purpose other than those expressly stated.

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
[•], 2023
To the Stockholders of TCR2 Therapeutics Inc.:
On March 5, 2023, TCR2 Therapeutics Inc. (“TCR2”), Adaptimmune Therapeutics plc (“Adaptimmune”) and CM Merger Sub, Inc., an indirect wholly-owned subsidiary of Adaptimmune (“Merger Sub”), entered into an Agreement and Plan of Merger (which, as it may be amended from time to time, the “merger agreement”) that provides for the merger described below. On the terms and subject to the conditions set forth in the merger agreement, Merger Sub will merge with and into TCR2 (the “merger”) with TCR2 surviving as an indirect wholly-owned subsidiary of Adaptimmune.
Upon completion of the merger, each share of common stock, par value $0.0001 per share, of TCR2 (the “TCR2 Common Stock”) issued and outstanding (other than certain excluded shares as described in the merger agreement), including shares of TCR2 Common Stock underlying TCR2 restricted stock units that vest upon a change of control, that you own will be converted into the right to receive 1.5117 (the “Exchange Ratio”) Adaptimmune American Depositary Shares (“Adaptimmune ADSs”) (which we collectively refer to as the “merger consideration”).
The Exchange Ratio is fixed and will not be adjusted to reflect changes in the price of shares of TCR2 Common Stock or Adaptimmune ADSs prior to the completion of the merger. The Adaptimmune ADSs, each of which represents the right to receive six ordinary shares of Adaptimmune, par value £0.001 per share (the “Adaptimmune ordinary shares”), issued in connection with the merger will be listed on the NASDAQ Global Select Market (“Nasdaq”). Based on the number of Adaptimmune and TCR2 securities outstanding on April 10, 2023, using the treasury stock method, upon completion of the merger, we expect that former TCR2 securityholders would receive approximately 25% of the equity of the combined company. Adaptimmune ADSs are traded on Nasdaq under the symbol “ADAP”. Shares of TCR2 Common Stock are traded on Nasdaq under the symbol “TCRR”. We encourage you to obtain current quotes for Adaptimmune ADSs and shares of TCR2 Common Stock. This joint proxy statement/prospectus presents information on the basis of Adaptimmune ADSs, which are the securities issuable in connection with the merger.
Because the Exchange Ratio is fixed, the market value of the merger consideration to TCR2’s stockholders (the “TCR2 stockholders”) will fluctuate with the market price of the Adaptimmune ADSs and will not be known at the time that TCR2 stockholders vote on the merger. Based on the reference price of Adaptimmune ADSs of $1.76 on Nasdaq on March 3, 2023, the last full trading day before the public announcement of the merger agreement, the implied value of the merger consideration to TCR2 stockholders was approximately $2.66 per share of TCR2 Common Stock. The price quoted on Nasdaq for Adaptimmune ADSs to which Adaptimmune and TCR2 referred when fixing the Exchange Ratio is referred to in this joint proxy statement/prospectus as the “reference price.” On April 17, 2023, the closing price of Adaptimmune ADSs on Nasdaq was $1.39 per share, resulting in an implied value of the merger consideration to TCR2 stockholders of $2.10 per share of TCR2 Common Stock.
At the special meeting of TCR2 stockholders (the “TCR2 special meeting”), TCR2 stockholders will be asked to consider and vote on (1) a proposal to adopt the merger agreement (the “merger proposal”) and (2) a proposal to approve the adjournment or postponement of the TCR2 special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the TCR2 special meeting to approve the merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to TCR2 stockholders. The board of directors of TCR2 recommends that TCR2 stockholders vote “FOR” each of the proposals to be considered at the TCR2 special meeting.

We cannot complete the merger unless the merger proposal is approved by TCR2 stockholders. Your vote on these matters is very important, regardless of the number of shares you own. Whether or not you plan to attend the TCR2 special meeting, please promptly mark, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope or call the toll-free telephone number or use the Internet as described in the instructions included with your proxy card in order to authorize the individuals named on your proxy card to vote your shares at the TCR2 special meeting.
This joint proxy statement/prospectus provides you with important information about the TCR2 special meeting, the merger, and each of the proposals. We encourage you to read the entire document carefully, in particular the “Risk Factors” section beginning on page 29 of this joint proxy statement/prospectus for a discussion of risks relevant to the merger.
We look forward to the successful completion of the merger.
Sincerely,

Garry E. Menzel
President and Chief Executive Officer
TCR2 Therapeutics Inc.

100 Binney Street, Suite 710
Cambridge, Massachusetts 02142
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 30, 2023
To the Stockholders of TCR2 Therapeutics Inc.:
Notice is hereby given that TCR2 Therapeutics Inc. (“TCR2”) will hold a special meeting of its stockholders (the “TCR2 special meeting”) virtually via the Internet on May 30, 2023, beginning at 8:00 a.m., Eastern Time.
The TCR2 special meeting will be held in a virtual meeting format only, via live webcast, and there will not be a physical meeting location. You will be able to attend the TCR2 special meeting online and to vote your shares electronically at the meeting by visiting www.proxydocs.com/TCRR to register and entering your control number included on your proxy card or on the instructions that accompanied your proxy materials (the “special meeting website”).
The TCR2 special meeting will be held for the following purposes:
•
to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 5, 2023 (as it may be amended from time to time, the “merger agreement”) by and among TCR2, Adaptimmune Therapeutics plc (“Adaptimmune”) and CM Merger Sub, Inc., an indirect wholly-owned subsidiary of Adaptimmune (“Merger Sub”), pursuant to which Merger Sub will merge with and into TCR2 (the “merger”), with TCR2 surviving the merger as a wholly-owned direct subsidiary of CM Intermediate Sub II, Inc., a Delaware corporation and subsidiary of Adaptimmune (the “merger proposal”); and

•
to consider and vote on a proposal to approve the adjournment or postponement of the TCR2 special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the TCR2 special meeting to approve the merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to TCR2 stockholders (the “TCR2 adjournment proposal”).

TCR2 will transact no other business at the TCR2 special meeting. The accompanying joint proxy statement/prospectus, including the merger agreement, as amended, attached thereto as Annex A, contains further information with respect to these matters.
Stockholders of record at the close of business on April 10, 2023 (which we refer to as the “TCR2 Record Date”) will be entitled to notice of and to vote at the TCR2 special meeting or any adjournment or postponement of the TCR2 special meeting.
The TCR2 board of directors (the “TCR2 Board”) has (i) unanimously determined that the merger agreement and the other transactions contemplated thereby are advisable, fair to and in the best interests of TCR2 and its stockholders, (ii) unanimously approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, (iii) unanimously resolved, subject to Section 5.3(c) of the merger agreement, to recommended that the TCR2 stockholders adopt the merger agreement and the transactions contemplated thereby, and (iv) directed that the merger agreement and the transactions contemplated thereby be submitted to the TCR2 stockholders for adoption. The TCR2 Board recommends that TCR2 stockholders vote “FOR” the merger proposal and “FOR” the TCR2 adjournment proposal.
Your vote is very important, regardless of the number of shares of TCR2 Common Stock you own. The parties cannot complete the transactions contemplated by the merger agreement, including the merger,

without approval of the merger proposal. Assuming a quorum is present, the approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares of TCR2 Common Stock entitled to vote on the merger proposal.
Whether or not you plan to attend the TCR2 special meeting via the special meeting website, TCR2 urges you to please promptly mark, sign and date the accompanying proxy and return it in the enclosed postage-paid envelope, which requires no postage if mailed in the United States, or to submit your votes electronically by calling the toll-free telephone number or using the Internet as described in the instructions included with the accompanying proxy card, so that your shares may be represented and voted at the TCR2 special meeting. If you hold your shares through a broker, bank or other nominee in “street name” (instead of as a registered holder), please follow the instructions on the voting instruction form provided by your bank, broker or nominee to vote your shares. The list of TCR2 stockholders entitled to vote at the TCR2 special meeting will be available at TCR2’s headquarters for examination by any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the TCR2 special meeting. If you would like to examine the list of TCR2 stockholders of record, please contact TCR2’s Corporate Secretary by emailing corporatesecretary@tcr2.com, or by a written request addressed to TCR2 Therapeutics Inc., 100 Binney Street, Suite 710, Cambridge, Massachusetts 02142, Attention: Corporate Secretary or by calling 1-617-949-5200 to schedule an appointment or request access. The list of TCR2 stockholders will be made available for examination electronically upon request to TCR2’s Corporate Secretary, subject to TCR2’s satisfactory verification of stockholder status. The list of TCR2 stockholders entitled to vote at the TCR2 special meeting will also be available for examination by any TCR2 stockholder during the TCR2 special meeting via the special meeting website at www.proxydocs.com/TCRR.
If you have any questions about the merger, please contact TCR2 as indicated above.
If you have any questions about how to vote or direct a vote in respect of your shares of TCR2 Common Stock, you may contact TCR2’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 1 (877) 750-8233. Banks and brokers may call collect at 1 (212) 750-5833.
By Order of the Board of Directors,

Garry E. Menzel
President and Chief Executive Officer
TCR2 Therapeutics Inc.
100 Binney Street
Suite 710
Cambridge, Massachusetts 02142
Dated: [•]

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS
This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4, which constitutes a prospectus of Adaptimmune Therapeutics plc (“Adaptimmune”), under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Adaptimmune ordinary shares, par value £0.001 per share (the “Adaptimmune ordinary shares”), certain of which are represented by Adaptimmune ADSs, and the Adaptimmune American Depositary Shares (“Adaptimmune ADSs”) to be delivered pursuant to the Agreement and Plan of Merger, dated as of March 5, 2023, by and among Adaptimmune, TCR2 Therapeutics Inc. (“TCR2”) and CM Merger Sub, Inc. (“Merger Sub”), as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of April 5, 2023, as it may be further amended from time to time (the “merger agreement”), pursuant to which Merger Sub will be merged with and into TCR2 (the “merger”), with TCR2 surviving the merger as a wholly-owned indirect subsidiary of Adaptimmune.
This document also constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of each of Adaptimmune and TCR2. This joint proxy statement/prospectus also constitutes a notice of meeting with respect to each of the general meeting of Adaptimmune shareholders (the “Adaptimmune general meeting”), at which Adaptimmune shareholders will be asked to consider and vote on (i) a proposal to authorize the Adaptimmune Board of Directors (“Adaptimmune Board”) (or a duly authorized committee thereof) to allot new shares or to grant rights to subscribe for or to convert any security into Adaptimmune ordinary shares up to a maximum aggregate nominal amount of £380,600.712 in connection with the merger (the “Allotment Proposal”) and (ii) a proposal to approve the issuance of shares of Adaptimmune ordinary shares to be represented by Adaptimmune ADSs in connection with the merger for purposes of applicable Nasdaq Global Select Market (“Nasdaq”) rules (the “Share Issuance Proposal”), and the TCR2 special meeting, at which TCR2 stockholders will be asked to consider and vote on (i) a proposal to adopt the merger agreement (the “merger proposal”) and (ii) a proposal to adjourn or postpone the special meeting of TCR2 stockholders (the “TCR2 special meeting”), or any adjournments or postponements thereof, to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement (the “TCR2 adjournment proposal”).
Adaptimmune has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Adaptimmune and Merger Sub, and TCR2 has supplied all such information relating to TCR2. Adaptimmune and TCR2 have both contributed to such information relating to the merger.
You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus. Neither Adaptimmune nor TCR2 authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated April 18, 2023. You should not assume that the information contained in this document is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this document is accurate as of any date other than the date of such incorporated document. Neither the mailing of this joint proxy statement/prospectus to Adaptimmune shareholders nor the delivery by Adaptimmune of either Adaptimmune ADSs or Adaptimmune ordinary shares pursuant to the merger agreement will create any implication to the contrary.
This joint proxy statement/prospectus does not constitute a prospectus within the meaning of section 85 of the U.K. Financial Services and Markets Act 2000 (“FSMA”), and has not been drawn up in accordance with the Prospectus Regulation Rules published by the U.K. Financial Conduct Authority (“FCA”) and a copy has not, and will not be, approved or filed with the FCA. This joint proxy statement/prospectus does not constitute, and Adaptimmune is not making, an offer of transferable securities to the public in the United Kingdom within the meaning of section 102B of FSMA or otherwise.

REFERENCES TO ADDITIONAL INFORMATION
Adaptimmune and TCR2 file annual and other reports and other information with the U.S. Securities and Exchange Commission (the “SEC”). This joint proxy statement/prospectus incorporates by reference important business and financial information about Adaptimmune and TCR2 from documents that are not included in or delivered with this joint proxy statement/prospectus. For a listing of documents incorporated by reference in this joint proxy statement/prospectus, please see the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 213 of this joint proxy statement/prospectus. This information is available for you, without charge, to review through the SEC’s website at www.sec.gov. You also can obtain those documents incorporated by reference in this joint proxy statement/prospectus free of charge by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:
For information about Adaptimmune:		For information about TCR2:
By Mail:	Adaptimmune Therapeutics plc 60 Jubilee Avenue, Milton Park Abington, Oxfordshire OX14 4RX, United Kingdom	By Mail:	TCR2 Therapeutics Inc. 100 Binney Street, Suite 710 Cambridge, Massachusetts 02142
By Telephone:	(44) 1235 430000	By Telephone:	(617) 949-5200
In addition, you also may obtain additional copies of this joint proxy statement/prospectus or the documents incorporated by reference into this joint proxy statement/prospectus free of charge by contacting Morrow Sodali LLC (“Morrow Sodali”), Adaptimmune’s proxy solicitor, by calling toll free at 1 (800) 662-5200, or Innisfree M&A Incorporated (“Innisfree”), TCR2’s proxy solicitor, by calling toll free at 1 (877) 750-8233. Banks, brokerage firms and other nominees may call collect at 1 (203) 658-9400 for Morrow Sodali, Adaptimmune’s proxy solicitor, or may call collect at 1 (212) 750-5833 for Innisfree, TCR2’s proxy solicitor.
In order for you to receive timely delivery of the documents in advance of the Adaptimmune general meeting to be held on May 30, 2023 or the TCR2 special meeting to be held on May 30, 2023, as applicable, please request the documents no later than May 22, 2023.

i

ANNEX A:
AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 5, 2023, BY AND AMONG ADAPTIMMUNE THERAPEUTICS PLC, CM MERGER SUB, INC. AND TCR2 THERAPEUTICS INC., AS AMENDED BY
AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 5, 2023, BY AND AMONG ADAPTIMMUNE THERAPEUTICS PLC, CM MERGER SUB, INC. AND TCR2 THERAPEUTICS INC.

A-1
ANNEX B: FORM OF VOTING AND SUPPORT AGREEMENT, DATED AS OF MARCH 5, 2023, BY AND AMONG ADAPTIMMUNE, TCR2 AND CERTAIN SHAREHOLDERS OF ADAPTIMMUNE	B-1

v

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements and documents to which Adaptimmune and TCR2 refer you in this joint proxy statement/prospectus as well as oral statements made or to be made by Adaptimmune and TCR2, contain assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements.” All statements included or incorporated by reference in this joint proxy statement/prospectus, other than statements that are historical facts, are forward-looking statements including, without limitation, statements related to (i) satisfaction of closing conditions to the merger, prospective performance and opportunities with respect to Adaptimmune or TCR2, post-closing operations and the outlook for the companies’ businesses; (ii) Adaptimmune’s, TCR2’s or the combined company’s targets, plans, objectives or goals for future operations, including those related to Adaptimmune’s and TCR2’s product candidates, research and development, product candidate introductions and product candidate approvals as well as cooperation in relation thereto; (iii) projections of or targets for revenues, costs, income (or loss), earnings per share, capital expenditures, dividends, capital structure, net financials and other financial measures; and (iv) future economic performance, future actions and outcome of contingencies such as legal proceedings; and the assumptions underlying or relating to such statements. These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of management are not guarantees of performance and are subject to significant risks and uncertainty and are subject to change at any time. In the event such risks or uncertainties materialize, Adaptimmune’s, TCR2’s and/or the combined company’s results could be materially adversely affected. The risks and uncertainties include those set forth under “Risk Factors” beginning on page 29 of this joint proxy statement/prospectus and also include, but are not limited to, the following:
•
failure to consummate the merger as contemplated could negatively impact the price of Adaptimmune ordinary shares and the future business and financial results of the combined company;

•
the market price of the Adaptimmune ADSs will fluctuate prior to the merger, so TCR2 stockholders cannot be sure of the value of the Adaptimmune ADSs they will receive if the merger is consummated;

•
the merger remains subject to additional conditions, some of which Adaptimmune and TCR2 cannot control, which could result in the merger not being consummated or being delayed, either of which could negatively impact the share price and future business and operating results of Adaptimmune, TCR2, and/or the combined company;

•
lawsuits may in the future be filed against Adaptimmune, TCR2 and members of their respective boards of directors challenging the merger, and an adverse ruling in any such lawsuit may delay or prevent the completion of the merger or result in an award of damages against Adaptimmune or TCR2;

•
the directors and executive officers of TCR2 have interests in the merger that may be different from, or in addition to, those of other TCR2 stockholders, which could have influenced their decisions to support or approve the merger;

•
the merger agreement restricts Adaptimmune’s and TCR2’s ability to pursue alternatives to the merger, however, in specified circumstances, Adaptimmune or TCR2 may terminate the merger agreement to accept a superior proposal;

•
if the proposed merger is not completed, each of Adaptimmune and TCR2 will have incurred substantial costs that may adversely affect Adaptimmune’s and TCR2’s respective financial results;

•
uncertainties associated with the merger may cause a loss of employees and may otherwise affect the future business and operations of Adaptimmune, TCR2 and the combined company;

•
Adaptimmune and TCR2 may not successfully integrate;

•
future results of the combined company may differ materially from the unaudited pro forma condensed combined financial statements of Adaptimmune and TCR2 presented in this joint proxy statement/prospectus;

•
certain contractual counterparties may seek to modify contractual relationships with the combined company, which could have an adverse effect on the combined company’s business and operations;

•
the market price of Adaptimmune ADSs may be affected by factors different from those affecting the market price of shares of TCR2 Common Stock;

•
TCR2 stockholders who receive Adaptimmune ADSs in the merger will have rights as holders of Adaptimmune ADSs that differ from their current rights as TCR2 stockholders;

•
if the merger is consummated, current Adaptimmune shareholders and TCR2 stockholders will have a reduced ownership percentage and voting interest and will exercise less influence over the management and policies of the combined company than they do over Adaptimmune and TCR2, as applicable; and

•
other risks and uncertainties detailed from time to time in Adaptimmune’s or TCR2’s filings with the SEC, including those risks outlined in “Item 1A: Risk Factors” in Adaptimmune’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 6, 2023 (the “Adaptimmune 10-K”), and in “Item 1A: Risk Factors” in TCR2’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 23, 2023, (the “TCR2 10-K”) and any subsequent filings with the SEC. See the section of this joint proxy statement/prospectus titled “Where You Can Find More Information.”

All forward-looking statements attributable to Adaptimmune, TCR2 or any person acting on their behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
SEE ALSO THE SECTION OF THIS JOINT PROXY STATEMENT/PROSPECTUS TITLED “RISK FACTORS.” EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, ADAPTIMMUNE AND TCR2 UNDERTAKE NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

QUESTIONS AND ANSWERS ABOUT THE MERGER
The following questions and answers are intended to address briefly some commonly asked questions that you, as a Adaptimmune shareholder or TCR2 stockholder, may have regarding the merger, the merger agreement and the Adaptimmune general meeting or TCR2 special meeting, as applicable. These questions and answers may not address all questions that may be important to you as a Adaptimmune shareholder or TCR2 stockholder. Please refer to the section titled “Summary” beginning on page 19 of this joint proxy statement/prospectus and the more detailed information contained elsewhere in this joint proxy statement/prospectus, the annexes to this joint proxy statement/prospectus and the documents referred to in this joint proxy statement/prospectus, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this joint proxy statement/prospectus without charge by following the instructions under the section titled “Where You Can Find More Information” beginning on page 213 of this joint proxy statement/prospectus.
Questions Related to the Merger
Q.
WHAT IS THE PROPOSED MERGER AND WHAT EFFECT WILL IT HAVE ON ADAPTIMMUNE AND TCR2?

A.
The proposed merger is the merger of TCR2 with Merger Sub, an indirect wholly-owned subsidiary of Adaptimmune, pursuant to the merger agreement. If the Allotment Proposal and the Share Issuance Proposal are approved by Adaptimmune shareholders and the merger agreement is adopted by TCR2 stockholders, and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into TCR2, with TCR2 surviving the merger as a wholly-owned indirect subsidiary of Adaptimmune. As a result of the merger, TCR2 will become a wholly-owned subsidiary of Adaptimmune and will no longer be a publicly held corporation. In addition, following the merger, each issued and outstanding share of TCR2 common stock, par value $0.0001 per share (“TCR2 Common Stock”) will be delisted from Nasdaq and deregistered under the Exchange Act, and TCR2 will no longer file periodic reports with the SEC.

Q.
WHAT PERCENTAGE OF THE COMBINED COMPANY’S ORDINARY SHARES, INCLUDING THOSE REPRESENTED BY ADAPTIMMUNE ADSs, WILL BE ISSUED TO TCR2 STOCKHOLDERS IN CONNECTION WITH THE MERGER?

A.
Adaptimmune will issue Adaptimmune ADSs representing approximately 25% of the combined company’s ordinary shares following the closing of the merger in exchange for shares of TCR2 Common Stock. For a more detailed discussion of the assumptions on which this estimate is based, see the section of this joint proxy statement/prospectus titled “The Merger — Ownership of the Combined Company.”

Q.
WHERE CAN I FIND OUT MORE INFORMATION ABOUT ADAPTIMMUNE AND TCR2?

A.
You can find out information about Adaptimmune and TCR2 from the sources described under the section of this joint proxy statement/prospectus titled “Where You Can Find More Information.”

Q.
WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A.
Adaptimmune and TCR2 intend to complete the merger as soon as possible. Assuming the satisfaction of certain closing conditions, including the (i) approval of the issuance of the Adaptimmune ADSs to be issued in the merger by the Adaptimmune shareholders and (ii) adoption of the merger agreement by TCR2 stockholders, Adaptimmune and TCR2 currently anticipate that the merger will be completed in the second quarter of 2023.

Q.
WHAT ARE THE CONDITIONS TO THE MERGER?

A.
The respective obligations of Adaptimmune, Merger Sub and TCR2 to consummate the merger are subject to the satisfaction or waiver of certain conditions, including, but not limited to, (i)(a) the approval of the Allotment Proposal and the Share Issuance Proposal and (b) the approval of the merger proposal; (ii) effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part, and no stop orders suspending the effectiveness of the Form S-4 have been issued by the SEC and remain in effect; (iii) the absence of any orders, injunctions, judgments, decrees or rulings that would have the effect of enjoining, restraining, preventing or prohibiting consummation of the merger; (iv) accuracy of the other party’s representations and warranties (subject to certain materiality standards set forth in the merger agreement); (v) authorization for listing on Nasdaq of the Adaptimmune ADSs representing Adaptimmune ordinary shares issuable to TCR2 stockholders and to holders of options to acquire shares of TCR2 Common Stock granted under a TCR2’s equity plan (“TCR2 options”) and restricted stock units, subject to official notice of issuance; (vi) compliance by the other party in all material respects with such other party’s obligations under the merger agreement; (vii) the absence of a material adverse effect on the other party since March 5, 2023; (viii) satisfaction of certain regulatory clearances and (ix) certain contingent liabilities of TCR2 not exceeding $10 million. See the section of this joint proxy statement/prospectus titled “The Merger Agreement — Conditions to Completion of the Merger.”
Q.
WHAT HAPPENS IF THE MERGER IS NOT COMPLETED?

A.
If the merger agreement is not adopted by the TCR2 stockholders, the Allotment Proposal or Share Issuance Proposal is not adopted by the Adaptimmune shareholders or if the merger is not completed for any other reason, TCR2 stockholders will not receive Adaptimmune ADSs for their shares of TCR2 Common Stock in connection with the merger. Instead, TCR2 will remain an independent public company and shares of TCR2 Common Stock will continue to be listed and traded on Nasdaq, subject to TCR2’s continued compliance with listing requirements. Under certain specified circumstances, Adaptimmune or TCR2 may be required to disburse a termination fee of $2.4 million to the other party in connection with the termination of the merger agreement, as described under the section titled “The Merger Agreement — Termination Fee.”

Q.
HAVE ANY STOCKHOLDERS COMMITTED TO VOTE FOR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT?

A.
The officers, directors and certain stockholders or shareholders, as applicable, of TCR2 and Adaptimmune have committed to vote for certain proposals to be made at the TCR2 special meeting and the Adaptimmune general meeting, as applicable, pursuant to certain voting agreements, as described in more detail in this joint proxy statement/prospectus under the section entitled “The Voting Agreements.” The TCR2 stockholders who entered into voting agreements beneficially own, in the aggregate, approximately 23.82% of the issued and outstanding shares of TCR2 Common Stock as of March 3, 2023. The Adaptimmune shareholders who entered into voting agreements beneficially own, in the aggregate, approximately 11.7% of the issued and outstanding Adaptimmune ordinary shares, including those represented by Adaptimmune ADSs as of March 3, 2023.

Questions for Adaptimmune Shareholders
Q.
WHY HAVE I RECEIVED THESE MATERIALS?

A.
You are receiving this document because you are a holder of record of Adaptimmune ordinary shares and the Adaptimmune Board is soliciting your proxy to vote at the Adaptimmune general meeting. You are invited to attend the Adaptimmune general meeting to vote on the proposals described in this joint proxy statement/prospectus. However, you do not need to attend the Adaptimmune general meeting to vote your shares. Instead, please submit your proxy online at www.investorcentre.co.uk/eproxy (see instructions on form of proxy). Alternatively, you may simply complete, sign and return the enclosed form of proxy. CREST members may appoint a proxy by using the CREST electronic proxy appointment service. All proxies, however submitted, must be lodged with Adaptimmune’s registrar, Computershare Investor Services PLC (“Computershare”), by no later than 12:30 p.m. London time (7:30 a.m. Eastern Time) on May 26, 2023.

Adaptimmune intends to send this joint proxy statement/prospectus and the accompanying form of proxy on or about [•], 2023 to all holders of record of Adaptimmune ordinary shares as of April 18, 2023.
Materials for holders of Adaptimmune ADSs of record, which include the notice from Citibank, N.A. as depositary bank (the “depositary bank”) of the Adaptimmune general meeting, the Adaptimmune general meeting documentation, and an Adaptimmune ADS proxy card, will be mailed on or about [•], 2023 to all holders of Adaptimmune ADSs, including banks, brokers and nominees, who are registered as holders of Adaptimmune ADSs in the Adaptimmune ADS register by 5:00 p.m. Eastern Time on April 18, 2023 (the record date for holders of Adaptimmune ADSs).
Q.
WHAT MATTERS ARE BEING VOTED?

A.
At the Adaptimmune general meeting, Adaptimmune shareholders will be asked to vote upon the following proposals:

•
Proposal 1 — The Allotment Proposal.   Authorize the Adaptimmune Board (or a duly authorized committee thereof) to allot all Adaptimmune ordinary shares to be issued in connection with the merger (to be represented by Adaptimmune ADSs); and

•
Proposal 2 — The Share Issuance Proposal.   Approve the issuance of Adaptimmune ordinary shares to be represented by Adaptimmune ADSs in connection with the merger for purposes of applicable Nasdaq rules.

Q.
DOES THE ADAPTIMMUNE BOARD SUPPORT THE MERGER?

A.
Yes. The Adaptimmune Board unanimously determined that the terms of the merger and the other transactions contemplated by the merger agreement are most likely to promote the success of Adaptimmune for the benefit of Adaptimmune shareholders as a whole. See the section of this joint proxy statement/prospectus titled “The Merger — Adaptimmune’s Reasons for the Merger; Recommendation of Adaptimmune’s Board” for more information. The Adaptimmune Board also unanimously resolved to recommend that you vote:

•
“FOR” the Allotment Proposal; and

•
“FOR” the Share Issuance Proposal.

Q.
WHAT VOTE IS REQUIRED FOR THE ALLOTMENT PROPOSAL AND THE SHARE ISSUANCE PROPOSAL?

A.
The Allotment Proposal and the Share Issuance Proposal are being proposed as ordinary resolutions. Under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. If you fail to submit a proxy or vote in person at the Adaptimmune general meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your Adaptimmune ordinary shares will not be voted, and this will not have any effect on the Allotment Proposal and the Share Issuance Proposal.

Q.
WHEN AND WHERE WILL THE ADAPTIMMUNE GENERAL MEETINGS TAKE PLACE?

A.
The Adaptimmune general meeting will be held at 12:30 p.m. London time (7:30 a.m. Eastern Time) on May 30, 2023, at Adaptimmune’s corporate headquarters, located at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX.

Q.
WHO CAN VOTE AT THE ADAPTIMMUNE GENERAL MEETING?

A.
Holders of Adaptimmune ordinary shares

Only holders of record of Adaptimmune ordinary shares registered in the register of members at 6:30 p.m. London time (1:30 p.m. Eastern Time) on May 26, 2023 will be entitled to vote at the Adaptimmune general meeting.
Whether or not you plan to attend the Adaptimmune general meeting, we urge you to submit your proxy to ensure you count towards the quorum and your vote is counted. Please submit your proxy online at www.investorcentre.co.uk/eproxy (see instructions on form of proxy). Alternatively, please complete and return the enclosed form of proxy. CREST members may appoint a proxy by using the CREST electronic proxy appointment service.

All proxies, however submitted, must be lodged with Adaptimmune’s registrar, Computershare, by no later than 12:30 p.m. London time (7:30 a.m. Eastern Time) on May 26, 2023.
If you sell or transfer your Adaptimmune ordinary shares on or prior to May 26, 2023, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your Adaptimmune ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Morrow Sodali, Adaptimmune’s proxy solicitor, to request a new form of proxy for its use.
Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent
If, on April 18, 2023, your Adaptimmune ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, these proxy materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Adaptimmune general meeting by proxy. You are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.
Holders of Adaptimmune ADSs
In order to exercise your vote as a holder of Adaptimmune ADSs, you or your bank, broker or nominee must be registered as a holder of Adaptimmune ADSs in the Adaptimmune ADS register by 5:00 p.m. Eastern Time on April 18, 2023 (the record date for holders of Adaptimmune ADSs).
If you hold Adaptimmune ADSs through a bank, broker or nominee on April 18, 2023, the materials for holders of Adaptimmune ADSs, which include the depositary bank’s notice of the Adaptimmune general meeting, the Adaptimmune general meeting documentation, and the Adaptimmune ADS proxy card, will be sent to your bank, broker or nominee who should forward the materials to you. Please reach out to your bank, broker or nominee to provide your voting instructions.
Adaptimmune ADS proxy cards submitted by holders of Adaptimmune ADSs must be received by the depositary bank by no later than 10:00 a.m. Eastern Time on May 24, 2023. The depositary bank will collate all votes properly submitted by holders of Adaptimmune ADSs and submit a vote on behalf of all holders of Adaptimmune ADSs.
Contact for holders of Adaptimmune ADSs
If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. — ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43099, Providence, RI 02940-5000.
Contact at Adaptimmune
If at any point you have any queries, please contact Morrow Sodali, Adaptimmune’s proxy solicitor, by calling toll free at 1 (800) 662-5200.
Q.
HOW MANY VOTES DOES EACH ADAPTIMMUNE SHAREHOLDER HAVE?

A.
On a show of hands, each holder of record of Adaptimmune ordinary shares present in person, and each duly authorized representative present in person of a shareholder that is a corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more Adaptimmune shareholders has one vote, but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each Adaptimmune shareholder present in person or by proxy or (being a corporation) by a duly authorized representative has one vote for each share held by the Adaptimmune shareholder.

Holders of Adaptimmune ADSs have the right, under the deposit agreement, to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by a holder’s Adaptimmune ADSs.
Q.
WHAT CONSTITUTES A QUORUM FOR THE ADAPTIMMUNE GENERAL MEETING?

A.
For the purposes of the Adaptimmune general meeting, a quorate meeting will be formed by two persons being present and between them holding (or being the proxy or corporative representative of the holders of) at least one-third in number of the issued Adaptimmune ordinary shares entitled to vote at the Adaptimmune general meeting.

If you are a holder of record of Adaptimmune ordinary shares, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Meeting. If you are a beneficial owner of ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker or nominee submits a proxy for those shares and the proxy represents the holder at the Adaptimmune general meeting. A member represented by a proxy at the Adaptimmune general meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of proxy does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Adaptimmune general meeting, but the member represented by that proxy at the Adaptimmune general meeting will be counted towards the quorum requirement. If there is no quorum, the Adaptimmune general meeting will stand adjourned to such time, date and place as may be fixed by the chairperson of the Adaptimmune general meeting (being not less than 10 days later), and, if a quorum is not present at the adjourned meeting, the Adaptimmune general meeting will be dissolved.
Where the depositary bank submits votes on behalf of any holders of Adaptimmune ADSs, the number of ordinary shares represented by the Adaptimmune ADSs held by the relevant holders of Adaptimmune ADSs will count towards the quorum.
Q.
HOW DOES AN ADAPTIMMUNE SHAREHOLDER VOTE?

A.
Shareholder of Record.   If you are a holder of record of Adaptimmune ordinary shares, you may have your Adaptimmune ordinary shares voted on matters presented at the Adaptimmune general meeting in any of the following ways:

•
by proxy — shareholders of record have a choice of voting by proxy:

•
by submitting the proxy online at www.investorcentre.co.uk/eproxy (see instructions on form of proxy);

•
by completing, signing and returning the enclosed form of proxy; or

•
if you are a CREST member, you may appoint a proxy by using the CREST electronic proxy appointment service using the procedures described in the CREST manual (available via www.euroclear.com).

•
in person — you may attend the Adaptimmune general meeting and cast your vote there.

If your Adaptimmune ordinary shares are held in an account at your bank, brokerage firm or other nominee, please refer to the instructions provided to you by that organization to see which of the above choices are available to you. Please note that if you wish to attend and vote at the Adaptimmune general meeting, your bank, brokerage firm or other nominee will need to appoint you as its proxy (or duly authorized representative).
If you are a holder of record of Adaptimmune ADSs, you can return your executed Adaptimmune ADS proxy card to the depositary bank for tabulation. If you hold your Adaptimmune ADSs through a broker, bank or other organization, that organization can return the Adaptimmune ADS proxy card to the depositary bank following your instruction. The depositary bank will submit your votes to Adaptimmune’s registrar, Computershare, for tabulation.

Q.
HOW CAN I CHANGE MY VOTE OR REVOKE A PROXY?

A.
A registered holder of Adaptimmune ordinary shares can revoke his or her proxy, whether delivered over the internet or by mail, at any time before 12:30 p.m., London Time, on May 26, 2023, by voting again through any of the methods available to him or her, by notifying Adaptimmune’s registrar, Computershare, in writing that he or she is revoking his or her proxy, which must be received by Computershare by not less than 48 hours (not including non-business days) before the time of the Adaptimmune general meeting to be effective, or by attending the Adaptimmune general meeting and voting in person. Written notice of revocation should be mailed to: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, England

If Adaptimmune ordinary shares are held in an account at a brokerage firm, bank or similar organization, voting instructions may be changed or revoked by contacting the broker, bank or other nominee holding the shares.
Q.
WHAT HAPPENS IF I SELL MY ADAPTIMMUNE ORDINARY SHARES BEFORE THE ADAPTIMMUNE GENERAL MEETING?

A.
If you sell or transfer your Adaptimmune ordinary shares on or prior to May 26, 2023, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your Adaptimmune ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Morrow Sodali, Adaptimmune’s proxy solicitor, to request a new form of proxy for its use.

For holders of Adaptimmune ADSs, the depositary bank will fix the Adaptimmune ADS record date to determine the holders of Adaptimmune ADSs entitled to give instructions for the exercise of voting rights at the Adaptimmune general meeting. Only holders of Adaptimmune ADSs at the close of business Eastern time on such Adaptimmune ADS record date are entitled to give such voting instructions.
Q.
IF AN ADAPTIMMUNE SHAREHOLDER GIVES A PROXY, HOW ARE THE ADAPTIMMUNE ORDINARY SHARES VOTED?

A.
Regardless of the method you choose to vote, the individual named as your proxy on the form of proxy will vote your Adaptimmune ordinary shares in the way that you indicate. When completing the Internet process or the form of proxy, you may specify whether your Adaptimmune ordinary shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Adaptimmune general meeting.

If you properly sign your form of proxy but do not mark the boxes showing how your shares should be voted on a matter, the proxy may vote as he or she sees fit or abstain in relation to any business of the Adaptimmune general meeting.
Q.
HOW ARE ADAPTIMMUNE SHAREHOLDER VOTES COUNTED?

A.
For the Allotment Proposal, you may vote “FOR,” “AGAINST” or “VOTE WITHHELD.” Votes will be counted by Computershare, who will separately count “FOR” and “AGAINST” votes, and “VOTES WITHHELD” (or abstentions). Votes withheld (or abstentions) and broker non-votes are not votes in law and will not be counted in the calculation of the votes “FOR” and “AGAINST” a resolution.

For the Share Issuance Proposal, you may vote “FOR,” “AGAINST” or “VOTE WITHHELD.” Votes will be counted by Computershare, who will separately count “FOR” and “AGAINST” votes, and “VOTES WITHHELD” (or abstentions). Votes withheld (or abstentions) and broker non-votes are not votes in law and will not be counted in the calculation of the votes “FOR” and “AGAINST” a resolution.
Q.
WHO COUNTS THE ADAPTIMMUNE SHAREHOLDER VOTES?

Computershare has been engaged as Adaptimmune’s independent agent to tabulate shareholder votes. If you are a holder of record of Adaptimmune ordinary shares, you can directly submit your proxy online to Computershare at www.investorcentre.co.uk/eproxy (see instructions on form of proxy) or you can return your executed form of proxy to Computershare for tabulation.
If you hold your Adaptimmune ordinary shares through a broker, your broker will directly submit your proxy to Computershare online or return the form of proxy to Computershare.
If you are a holder of record of Adaptimmune ADSs, you can return your executed Adaptimmune ADS proxy card to the depositary bank for tabulation. If you hold your Adaptimmune ADSs through a broker, bank or other organization, that organization can return the Adaptimmune ADS proxy card to the depositary bank following your instruction. The depositary bank will submit your votes to Computershare for tabulation.
Q.
WHAT IS COMPUTERSHARE’S ROLE?

A.
Computershare is Adaptimmune’s registrar. All communications concerning accounts of registered holders of ordinary shares, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Computershare at tel: +44 (0) 370 702 0000 or by writing to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, England.

Communications concerning ADS holder of record accounts can be handled by contacting Citibank, N.A. — ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43099, Providence, RI 02940-5000.
Q.
HOW CAN AN ADAPTIMMUNE SHAREHOLDER FIND OUT THE RESULTS OF THE VOTING AT THE ADAPTIMMUNE GENERAL MEETING?

A.
Voting results will be announced by the filing of a current report on Form 8-K within four business days after the Adaptimmune general meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available. All reports that Adaptimmune files with the SEC are publicly available when filed. For more information, please see this joint proxy statement/prospectus under the section entitled “Where You Can Find More Information.”

Q.
WHO WILL SOLICIT AND PAY THE COST OF ADAPTIMMUNE SOLICITING PROXIES?

A.
Adaptimmune has engaged Morrow Sodali to assist in the solicitation of proxies for the Adaptimmune general meeting. Adaptimmune estimates that it will pay Morrow Sodali a fee not to exceed $15,000. Adaptimmune has agreed to reimburse Morrow Sodali for certain reasonable and documented out-of-pocket fees and expenses, including telephone charges, and also will indemnify Morrow Sodali, its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. Adaptimmune may also reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of Adaptimmune’s ordinary shares. Adaptimmune’s directors, officers and employees also may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. Adaptimmune also has agreed to reimburse the depositary bank for its expenses in sending materials, including Adaptimmune ADS proxy cards, to Adaptimmune ADS holders of record.

Q.
WHAT DO I NEED TO DO NOW?

A.
Even if you are a registered holder of Adaptimmune ordinary shares and plan to attend the Adaptimmune general meeting, after carefully reading and considering the information contained in this joint proxy statement/prospectus, please vote promptly to ensure that your shares are represented at the Adaptimmune general meeting.

If you hold your shares of Adaptimmune ordinary shares in your own name as the shareholder of record, you may submit a proxy to have your shares of Adaptimmune ordinary shares voted at the Adaptimmune general meeting in the following ways: (i) by submitting your proxy online at www.investorcentre.co.uk/eproxy (see instructions on form of proxy), (ii) by completing and signing the form of proxy and returning it in the envelope provided; or (iii) for CREST members, by appointing a proxy using the CREST electronic proxy appointment service. If you decide to attend the Adaptimmune general meeting and vote in person, your vote at the Adaptimmune general meeting will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.
Questions for TCR2 Stockholders
Q.
WHY HAVE I RECEIVED THESE MATERIALS?

A.
You are receiving this document because you are a stockholder of record of TCR2 and the board of directors of TCR2 (the “TCR2 Board”) is soliciting your proxy to vote at the TCR2 special meeting, including at any adjournments or postponements thereof. You are invited to attend the TCR2 special meeting to vote on the proposals described in this joint proxy statement/prospectus. However, you do not need to attend the TCR2 special meeting to vote your shares. For additional information see “How does a TCR2 stockholder vote?” below for your options on how to vote your shares of TCR2 Common Stock.

TCR2 intends to send this joint proxy statement/prospectus and the accompanying form of proxy to all TCR2 stockholders of record as of April 10, 2023.
Materials for holders of TCR2 stockholders of record, including the notice of meeting incorporating a link to the proxy materials on the TCR2 website, and a TCR2 Common Stock proxy card, will be mailed on or about [•], 2023 to all holders of shares of TCR2 Common Stock, including banks, brokers and nominees, who are registered as holders of shares of TCR2 Common Stock by the TCR2 Record Date.
Q.
WHAT WILL TCR2 STOCKHOLDERS RECEIVE IF THE MERGER IS COMPLETED?

A.
Upon completion of the merger, each issued and outstanding share of TCR2 Common Stock (other than shares of TCR2 Common Stock held by TCR2 as treasury stock and shares of TCR2 Common Stock owned by Adaptimmune, Merger Sub or any direct or indirect wholly-owned subsidiary of Adaptimmune), including shares of TCR2 Common Stock underlying TCR2 restricted stock units that vest upon a change of control, will be converted into the right to receive 1.5117 (the “Exchange Ratio”) Adaptimmune ADSs (the “merger consideration”).

Adaptimmune will not issue fractional Adaptimmune ADSs to holders of shares of TCR2 Common Stock or TCR2 equity awards in connection with the merger, and no such holder will be entitled to receive a fractional Adaptimmune ADS. The number of Adaptimmune ADSs issued to holders of shares of TCR2 Common Stock will be rounded down to the nearest whole Adaptimmune ADS.
Please see the discussion set forth in the section titled “Material U.S. Federal Income Tax Consequences” for a description of the material U.S. federal income tax consequences of the merger. You should consult your own independent tax advisor concerning the U.S. federal income tax consequences to you of the merger, as well as the applicable of state, local and foreign income and other tax laws, in light of your particular circumstances.
Q.
WHAT IS THE TCR2 SPECIAL MEETING?

A.
TCR2 is holding the TCR2 special meeting in order to obtain the stockholder approval necessary to adopt the merger agreement, as amended, a copy of which is attached as Annex A, to this joint proxy statement/prospectus. The merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of TCR2 Common Stock entitled to vote thereon. Separately, TCR2 stockholders will also be asked to approve the TCR2 adjournment proposal. Approval of the TCR2 adjournment proposal requires the affirmative vote of a majority of the votes properly cast on such matter at the TCR2 special meeting by TCR2 stockholders (whether or not a quorum is present). A majority of the votes cast means that the number of votes cast “FOR” the TCR2 adjournment proposal must exceed the number of votes cast “AGAINST”. It is important that TCR2 stockholders vote their shares of TCR2 Common Stock on each of these matters, regardless of the number of shares owned.
Q.
WHAT MATTERS ARE BEING VOTED?

A.
At the TCR2 special meeting, TCR2 stockholders will be asked to vote upon the following proposals:

•
Proposal 1 — Adoption of the Merger Agreement.   Adopt the merger agreement; and

•
Proposal 2 — Approval of Possible Adjournment or Postponement of the TCR2 Special Meeting. Approve any motion to adjourn or postpone the TCR2 special meeting, or any adjournments or postponements thereof, to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the TCR2 special meeting to adopt the merger agreement.

Q.
DOES THE TCR2 BOARD OF DIRECTORS SUPPORT THE MERGER?

A.
Yes. The TCR2 Board, unanimously determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, are advisable to, fair to and in the best interests of, TCR2 and TCR2 stockholders. See the section of this joint proxy statement/prospectus titled “The Merger — TCR2’s Reasons for the Merger; Recommendation of TCR2 Board that TCR2 Stockholders Approve the Merger Proposal” for more information. The TCR2 Board unanimously resolved to recommend that TCR2 stockholders vote:

•
“FOR” the adoption of the merger agreement; and

•
“FOR” the adjournment or postponement of the TCR2 special meeting, or any adjournments or postponements thereof, to another time and place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the TCR2 special meeting to adopt the merger agreement.

Q.
WHAT VOTE IS REQUIRED FOR TCR2 STOCKHOLDERS TO ADOPT THE MERGER AGREEMENT?

A.
The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of TCR2 Common Stock entitled to vote thereon. If you fail to submit a proxy or vote in person at the TCR2 special meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Q.
WHAT VOTE OF TCR2 STOCKHOLDERS IS REQUIRED TO APPROVE THE ADJOURNMENT OR POSTPONEMENT OF THE TCR2 SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES?

A.
Approval of the TCR2 adjournment proposal requires the affirmative vote of a majority of the votes properly cast. A vote to abstain will have no effect this proposal. If you fail to submit a proxy or to vote in person at the TCR2 special meeting or if your shares of TCR2 Common Stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of TCR2 Common Stock, your shares of TCR2 Common Stock will not be voted, but this will not have any effect on the TCR2 adjournment proposal.

Q.
WHAT IS AN AMERICAN DEPOSITARY SHARE?

A.
An American Depositary Share represents ownership interests in a specified number of securities of a non-U.S. company that are on deposit with the depositary bank. The depositary bank typically appoints a custodian to safekeep the securities on deposit. Adaptimmune has appointed Citibank, N.A. as depositary bank pursuant to a Deposit Agreement, dated May 11, 2015 (the “deposit agreement”). Each Adaptimmune ADS represents the right to receive six Adaptimmune ordinary shares on deposit with the custodian, Citibank, N.A. London Branch. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” For a description of Adaptimmune ADSs, see the section entitled “Description of ADSs.’’

Q.
WHAT ARE THE IMPORTANT DIFFERENCES BETWEEN AN ADAPTIMMUNE ORDINARY SHARE AND AN ADAPTIMMUNE ADS?

A.
While each Adaptimmune ADS represents six Adaptimmune ordinary shares, there are some differences between these two securities. These differences include:

•
Adaptimmune ADSs are listed on Nasdaq, while Adaptimmune ordinary shares are not listed;

•
Holders of Adaptimmune ADSs vote the underlying Adaptimmune ordinary shares by instructing the depositary how to vote, while holders of Adaptimmune ordinary shares vote directly at the shareholders meeting; and

•
Shareholders rights for the Adaptimmune ordinary shares represented by Adaptimmune ADSs are exercisable through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement, a holder of Adaptimmune ADSs would need to arrange to become a direct shareholder.

For a more detailed discussion about Adaptimmune ordinary shares and Adaptimmune ADSs, see the sections of this joint proxy statement/prospectus titled “Description of Adaptimmune Ordinary Shares” and “Description of Adaptimmune ADSs.”
Q.
WILL TCR2 STOCKHOLDERS BE TAXED ON THE ADAPTIMMUNE ADSs THAT THEY RECEIVE IN THE MERGER?

A.
The receipt of the merger consideration pursuant to the merger is expected to be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, if you are a U.S. holder (as defined in this joint proxy statement/prospectus under the section titled “Material U.S. Federal Income Tax Consequences”), you are expected to recognize gain or loss equal to the difference between (i) the fair market value (as of the effective time of the merger (the “Effective Time”) of the Adaptimmune ADSs you receive and (ii) your adjusted tax basis in the shares of TCR2 Common Stock exchanged pursuant to the merger. If you are a non-U.S. holder (as defined in this joint proxy statement/prospectus under the section titled “Material U.S. Federal Income Tax Consequences”), the merger generally is not expected to result in tax to you under U.S. federal income tax laws unless you have certain connections with the United States.

TCR2 stockholders should consult their tax advisors as to the particular tax consequences to them of the transaction, including the effect of U.S. federal, state and local tax laws and foreign tax laws.
For a more complete description of the tax consequences of the merger, see the section titled “Material U.S. Federal Income Tax Consequences.”
Q.
WHEN AND WHERE WILL THE TCR2 SPECIAL MEETING TAKE PLACE?

A.
The TCR2 special meeting will be held on May 30, 2023 at 8:00 a.m. Eastern Time. The TCR2 special meeting will be held entirely via the internet as a virtual meeting. Online access will begin at 7:45 a.m., Eastern Time, and TCR2 encourages the TCR2 stockholders to access the meeting prior to the start time. For instructions on how to attend the TCR2 special meeting online see “How can a TCR2 stockholder vote and attend the TCR2 special meeting online” below.

Q.
DO ANY OF TCR2’S DIRECTORS OR EXECUTIVE OFFICERS HAVE INTERESTS IN THE MERGER THAT MAY DIFFER FROM OR BE IN ADDITION TO MY INTERESTS AS A STOCKHOLDER, GENERALLY?

A.
Yes. In considering the recommendation of the TCR2 Board with respect to the adoption of the merger agreement you should be aware that TCR2’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of TCR2 stockholders generally. For TCR2 directors, these interests include the conversion of their options to purchase shares of TCR2 Common Stock into options to purchase Adaptimmune ordinary shares. For TCR2 executive officers, these interests include the conversion of their options to purchase shares of TCR2 Common Stock and TCR2 restricted stock units into options to purchase Adaptimmune ordinary shares. Additionally,

TCR2’s directors and executive officers are covered by certain indemnification and insurance arrangements. Also, under the merger agreement, Adaptimmune agreed to use its reasonable best efforts to appoint Garry Menzel, Andrew Allen and Priti Hedge to the board of directors of the combined company, effective upon the closing of the merger. The TCR2 Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the transactions contemplated by the merger agreement, and in recommending that the merger agreement be adopted by TCR2 stockholders. Additional information regarding the interests of the TCR2 directors and officers can be found in this joint proxy statement/prospectus under the section entitled “Interests of TCR2’s Directors and Executive Officers in the Merger”.
Q.
CAN TCR2 STOCKHOLDERS SELL THE ADAPTIMMUNE ADSs THAT THEY RECEIVE IN THE MERGER?

A.
Yes, so long as there is market demand for the Adaptimmune ADSs. The Adaptimmune ADSs being issued in the merger are transferable (subject to applicable restrictions under securities laws) and are being registered with the SEC.

Adaptimmune has agreed to use its reasonable best efforts to cause the Adaptimmune ADSs representing Adaptimmune ordinary shares to be authorized for listing, subject to the official notice of issuance, on Nasdaq at or prior to the closing date of the merger (the “closing date”) and thereafter to cause such listing to be maintained for so long as any Adaptimmune ADSs remain outstanding.
There can be no guarantee, however, that the Adaptimmune ADSs will be authorized for listing on Nasdaq and, if listed, there is no assurance that the Adaptimmune ADSs will continue to satisfy the listing requirements of Nasdaq or that a trading market in the Adaptimmune ADSs will develop or exist at any time. Furthermore, no prediction can be made regarding the liquidity of any such market or the prices at which the Adaptimmune ADSs may trade at any point in time.
Q.
WHO CAN VOTE AT THE TCR2 SPECIAL MEETING?

A.
All of the holders of record of shares of TCR2 Common Stock as of the close of business on the TCR2 Record Date, are entitled to receive notice of, and to vote at, the TCR2 special meeting. As of the TCR2 Record Date there were 39,244,199 shares of TCR2 Common Stock outstanding. In addition, the TCR2 stockholders list will be available for inspection during the TCR2 special meeting.

Q.
HOW MANY VOTES DO I HAVE?

A.
Each holder of shares of TCR2 Common Stock is entitled to one vote for each share of TCR2 Common Stock owned at the Record Date.

Q.
WHAT CONSTITUTES A QUORUM FOR THE TCR2 SPECIAL MEETING?

A.
A quorum is the minimum number of shares required to be represented, either through virtual attendance or through representation by proxy, to hold a valid meeting.

TCR2’s amended and restated by-laws (“TCR2 by-laws”) provide that a majority of the shares entitled to vote, present in person, by remote communication or represented by proxy, will constitute a quorum for the transaction of business at the TCR2 special meeting.
Under the General Corporation Law of the State of Delaware (the “DGCL”), shares that are voted “ABSTAIN” or “WITHHELD” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the TCR2 special meeting. If a quorum is not present, the meeting may be adjourned or postponed until a quorum is obtained.
Q.
HOW CAN A TCR2 STOCKHOLDER VOTE AND ATTEND THE TCR2 SPECIAL MEETING ONLINE?

A.
If your shares of TCR2 Common Stock are registered directly in your name with TCR2’s transfer agent, you are considered to be the stockholder of record with respect to those shares, and the proxy materials and proxy card are being sent directly to you by TCR2. If you are a stockholder of record, you may attend the TCR2 special meeting and vote your shares online at the meeting. Even if you plan to attend the TCR2 special meeting online, TCR2 requests that you sign and return the enclosed proxy to ensure that your shares will be represented at the TCR2 special meeting if you become unable to attend.
If your shares of TCR2 Common Stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of the shares held in “street name,” and the proxy materials are being forwarded to you by your broker or other nominee together with a voting instruction card. As the beneficial owner, you are also invited to attend the TCR2 special meeting online. Because a beneficial owner is not a stockholder of record, you may not vote your shares at the TCR2 special meeting unless you obtain a proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the TCR2 special meeting.
The TCR2 special meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the TCR2 special meeting and submit your questions during the meeting by attending virtually at www.proxydocs.com/TCRR. TCR2 stockholders and proxy holders will be able to vote their shares online at the TCR2 special meeting. To attend the TCR2 special meeting online, you will need the control number included on the proxy card or voting instruction card that accompanied your proxy materials. The live webcast will begin promptly at 8:00 a.m., Eastern Time. We encourage you to access the TCR2 special meeting prior to the start time.
Q.
HOW DOES A TCR2 STOCKHOLDER VOTE?

A.
Over the Internet prior to the TCR2 special meeting:   To vote over the internet prior to the TCR2 special meeting, please go to the website listed on your proxy card or voting instruction form and follow the instructions at that site for submitting your proxy electronically. If you vote over the internet prior to the TCR2 special meeting, you do not need to complete and mail your proxy card or vote your proxy by telephone.

By Telephone prior to the TCR2 special meeting:   To vote by telephone, please call the number listed on your proxy card or voting instruction form, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the internet.
By Mail prior to the TCR2 special meeting:   To vote using the printed proxy card that may be deliver to you upon request, simply complete, sign and date the proxy card that may be delivered and return it promptly in the postage prepaid envelope provided to you. If you vote by mail, you do not need to vote over the internet or by telephone. If Innisfree receives the proxy card no later than prior to May 30, 2023, they will vote your shares as you direct.
Online during the TCR2 special meeting:   If you are a stockholder of record, in order to attend the TCR2 special meeting online and vote online during the TCR2 special meeting, you must register in advance at www.proxydocs.com/TCRR prior to the deadline of May 29, 2023 at 5:00 p.m., Eastern Time. You may vote your shares online while virtually attending the TCR2 special meeting by following instructions that will be delivered to you via email. If you vote by proxy prior to the TCR2 special meeting and choose to attend the TCR2 special meeting online, there is no need to vote again during the TCR2 special meeting unless you wish to change your vote. If you are a beneficial owner and not a stockholder of record, you may not vote your shares at the TCR2 special meeting unless you obtain a proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the TCR2 special meeting.
Q.
HOW CAN I CHANGE MY VOTE OR REVOKE A PROXY?

A.
You have the right to revoke your proxy by (1) entering a new vote by telephone, over the Internet or by mail, at any time before the 8:00 a.m., Eastern Time, on May 30, 2023, (2) attending and voting at the TCR2 special meeting (although attendance at the TCR2 special meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with TCR2’s Corporate Secretary. Any written notice of revocation or subsequent proxy card should be hand delivered to TCR2’s Corporate Secretary or sent to TCR2’s principal executive officers at TCR2 Therapeutics Inc., 100 Binney Street, Suite 710, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

Q.
WHAT HAPPENS IF A TCR2 STOCKHOLDER SELLS HIS/HER SHARES OF TCR2 COMMON STOCK BEFORE THE TCR2 SPECIAL MEETING?

A.
The TCR2 Record Date for TCR2 stockholders entitled to vote at the TCR2 special meeting is earlier than both the date of the TCR2 special meeting and the consummation of the merger. If you transfer your shares of TCR2 Common Stock after the close of business on April 10, 2023 (the “TCR2 Record Date”) but before the TCR2 special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies TCR2 in writing of such special arrangements, you will retain your right to vote such shares at the TCR2 special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q.
WHAT HAPPENS IF A TCR2 STOCKHOLDER SELLS HIS/HER SHARES OF TCR2 COMMON STOCK AFTER THE TCR2 SPECIAL MEETING?

A.
If you transfer your shares after the TCR2 special meeting but before the Effective Time, you will have transferred the right to receive the merger consideration to the person whom you transfer your shares. In order to receive the merger consideration, you must hold your shares of TCR2 Common Stock through the completion of the merger.

Q.
IF A TCR2 STOCKHOLDER GIVES A PROXY, HOW ARE THE SHARES OF TCR2 COMMON STOCK VOTED?

A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of TCR2 Common Stock in the way that you indicate. When completing the telephone or Internet processes or the proxy card, you may specify whether your shares of TCR2 Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the TCR2 special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the TCR2 special meeting, or any adjournments or postponement thereof, to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the TCR2 special meeting to adopt the merger agreement.
Q.
HOW ARE TCR2 STOCKHOLDER VOTES COUNTED?

A.
For the adoption of the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Votes to abstain and broker non-votes will have the same effect as votes “AGAINST” the adoption of the merger agreement.

For the TCR2 adjournment proposal, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the TCR2 special meeting to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Votes to abstain and broker non-votes will not have any effect on the proposal.
Q.
WHERE CAN I FIND RESULTS OF THE TCR2 SPECIAL MEETING?

A.
TCR2 intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the TCR2 special meeting. All reports that TCR2 files with the SEC are publicly available when filed. For more information, please see this joint proxy statement/prospectus under the section titled “Where You Can Find More Information.”

Q.
WHO WILL SOLICIT AND PAY THE COST OF SOLICITING PROXIES?

A.
TCR2 has engaged Innisfree to assist in the solicitation of proxies for the TCR2 special meeting. TCR2 estimates that it will pay Innisfree a fee not to exceed $100,000. TCR2 has agreed to reimburse Innisfree for certain reasonable and documented out-of-pocket fees and expenses, including telephone charges, and also will indemnify Innisfree, its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. TCR2 also may reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of shares of TCR2 Common Stock. TCR2’s directors, officers and employees also may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.
Q.
AM I ENTITLED TO EXERCISE APPRAISAL RIGHTS UNDER THE DGCL INSTEAD OF RECEIVING THE PER SHARE MERGER CONSIDERATION FOR MY SHARES OF TCR2 COMMON STOCK?

A.
No. The merger agreement provides that no dissenters’ or appraisal rights will be available with respect to the merger. Furthermore, under the appraisal rights provisions of the DGCL TCR2 stockholders are not entitled to exercise the right of objecting stockholders to receive payment of the fair value of their shares because shares of TCR2 Common Stock are listed on a national securities exchange. See the section of this joint proxy statement/prospectus titled “The Merger Agreement — No Appraisal Rights.”

Q.
WHAT DO I NEED TO DO NOW?

A.
Even if you plan to attend the TCR2 special meeting, after carefully reading and considering the information contained in this joint proxy statement/prospectus, please vote promptly to ensure that your shares are represented at the TCR2 special meeting. If you hold your shares of TCR2 Common Stock in your own name as the stockholder of record, you may submit a proxy to have your shares of TCR2 Common Stock voted at the TCR2 special meeting in the following ways: (i) by telephone by dialing the telephone number specified in the enclosed proxy card, (ii) over the Internet by accessing the website specified on the enclosed proxy card, or (iii) by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope. If you decide to attend the TCR2 special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

General Questions for both Adaptimmune Shareholders and TCR2 Stockholders
Q.
WHAT IF I HOLD BOTH ADAPTIMMUNE ORDINARY SHARES AND/OR ADAPTIMMUNE ADSs, AND SHARES OF TCR2 COMMON STOCK?

A.
If you are both an Adaptimmune shareholder and/or Adaptimmune ADS holder and a TCR2 stockholder, you will receive separate packages of proxy materials. A vote cast as an Adaptimmune shareholder and/or Adaptimmune ADS holder will not count as a vote cast as a TCR2 stockholder, and a vote cast as a TCR2 stockholder will not count as a vote cast as an Adaptimmune shareholder and/or Adaptimmune ADS holder. Therefore, please follow the instructions received with each set of materials you receive in order to submit separate proxies for your Adaptimmune ordinary shares and/or your Adaptimmune ADSs, and your shares of TCR2 Common Stock.

Q.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OR STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A.
If your Adaptimmune ordinary shares are registered directly in your name with Computershare, the registrar of Adaptimmune, or if your shares of TCR2 Common Stock are registered with the transfer agent of TCR2, as applicable, you are considered the shareholder or stockholder of record, as applicable, with respect to those shares. If you are a shareholder or stockholder of record, as applicable, you may appoint a proxy to vote on your behalf or vote your shares in person at the Adaptimmune general meeting or TCR2 special meeting, as applicable. If you are a holder of record of Adaptimmune ordinary shares or TCR2 Common Stock, you can return your proxy online at www.investorcentre.co.uk/eproxy to vote your Adaptimmune ordinary shares or your executed TCR2 proxy card in the prepaid envelope you received, as applicable, for tabulation.

If, on April 18, 2023 or April 10, 2023, your Adaptimmune ordinary shares or shares of TCR2 Common Stock, respectively, were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, these proxy materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder or stockholder of record, as applicable, for purposes of voting at the Adaptimmune general meeting or TCR2 special meeting, as applicable, by proxy. You are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.
If you are a holder of record of Adaptimmune ADSs on April 18, 2023, you can return your executed Adaptimmune ADS proxy card to the depositary bank for tabulation. If you hold Adaptimmune ADSs through a brokerage firm, bank or nominee on April 18, 2023, the materials for holders of Adaptimmune ADSs, which include the depositary bank’s notice of the Adaptimmune general meeting, the Adaptimmune general meeting documentation, and the Adaptimmune ADS proxy card, will be sent to that organization. The organization holding your account is considered the Adaptimmune ADS holder of record. Please reach out to that organization to provide your voting instructions.
Q.
IF MY SHARES ARE HELD IN “STREET NAME” BY MY BANK, BROKERAGE FIRM OR OTHER NOMINEE, WILL MY BANK, BROKERAGE FIRM OR OTHER NOMINEE VOTE MY SHARES FOR ME?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Adaptimmune ordinary shares, Adaptimmune ADSs or shares of TCR2 Common Stock, as applicable, if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your Adaptimmune ADSs or shares of TCR2 Common Stock, as applicable.

In accordance with the rules of the New York Stock Exchange, which also apply to Nasdaq listed companies, banks, brokerage firms and other nominees who hold Adaptimmune ADSs or shares of TCR2 Common Stock, as applicable, in street name for their customers are precluded from exercising their voting discretion with respect to non-routine matters, such as the merger proposal and the TCR2 adjournment proposal. Additionally, for Adaptimmune ordinary shares that are held in an account at a brokerage firm, bank or other similar organization, the shareholder of record is considered such brokerage firm, bank or other similar organization. As a result, absent specific instructions from the beneficial owner of such shares, banks, brokerage firms and other nominees are not empowered to vote such shares (referred to as a broker non-vote). For Adaptimmune shareholders, broker non-votes are not votes in law and will not be counted in the calculation of the votes “FOR” and “AGAINST” a resolution. For TCR2 stockholders, broker non-votes will be the same as a vote “AGAINST” the merger proposal and will not have an effect on the TCR2 adjournment proposal.
With respect to Adaptimmune ADSs, if voting is by poll and the depositary bank does not receive voting instructions from a holder of Adaptimmune ADSs as of the record date for holders of Adaptimmune ADSs on or before the date established by the depositary bank for such purpose, such holder of Adaptimmune ADSs will be deemed, and the depositary bank will deem such holder, to have instructed the depositary bank to give a discretionary proxy to a person designated by Adaptimmune to vote the Adaptimmune ADSs; provided, however, that no such discretionary proxy will be given by the depositary bank with respect to any matter to be voted upon as to which Adaptimmune informs the depositary bank that (i) Adaptimmune does not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of Adaptimmune ADSs may be adversely affected.
Q.
WHAT DO I DO IF I RECEIVE MORE THAN ONE PROXY OR SET OF VOTING INSTRUCTIONS?

A.
If you hold Adaptimmune ordinary shares or Adaptimmune ADSs or shares of TCR2 Common Stock, as applicable, in more than one account, you may receive more than one form of proxy and/or set of voting instructions relating to the Adaptimmune general meeting or the TCR2 special meeting, as applicable. To ensure that all of your shares are voted, please sign, date and return all forms of proxy, Adaptimmune ADS proxy cards or TCR2 proxy cards (as applicable) in accordance with the instructions provided in this joint proxy statement/prospectus or the relevant voting instructions. Please be sure to vote all of your shares.

Q.
WHO CAN HELP ANSWER ANY OTHER QUESTIONS I MIGHT HAVE?

A.
If you are a holder of Adaptimmune ordinary shares or Adaptimmune ADSs and have additional questions about the merger, need assistance in submitting your form of proxy or voting your Adaptimmune ordinary shares or Adaptimmune ADSs, or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, please contact:

Morrow Sodali LLC
509 Madison Avenue
New York, NY 10022
Toll-free in North America: +1 (800) 662-5200
International: + 1 (203) 658-9400
Email: ADAP@info.morrowsodali.com
If you are a TCR2 stockholder and have additional questions about the merger, need assistance in submitting your proxy or voting your shares of TCR2 Common Stock, or need additional copies of this joint proxy statement/prospectus, you should contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll free: 1 (877) 750-8233
Banks and Brokers may call collect: 1 (212) 750-5833

SUMMARY
The following summary highlights selected information contained in this joint proxy statement/prospectus and does not contain all the information that may be important to you as an Adaptimmune shareholder or TCR2 stockholder. Accordingly, you should read carefully this entire document, including the annexes, exhibits, and documents incorporated by reference herein, and the other documents referred to herein. Items in this summary include a page reference directing you to a more complete description of those items. For information on how to obtain the documents that are on file with the SEC, see the section of this joint proxy statement/prospectus titled “Where You Can Find More Information.”
The Companies (Page 35)
Adaptimmune
Adaptimmune is a clinical-stage biopharmaceutical company focused on providing novel cell therapies to people with cancer. Adaptimmune’s proprietary platform enables it to identify cancer targets, find and develop cell therapy candidates active against those targets and produce therapeutic candidates for administration to patients. Adaptimmune’s cell therapy candidates include genetically engineered T-cell receptors (“TCRs”) and HLA-independent TCRs (“HiTs”) where surface proteins are targeted independently of the peptide-HLA complex. Adaptimmune’s cell therapies are currently manufactured on an autologous or per patient basis, and Adaptimmune has a proprietary allogeneic platform for the development of “off the shelf” cell therapies.
Adaptimmune’s principal executive offices are located at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, United Kingdom and its telephone number is (44) 1235-430000.
Merger Sub
Merger Sub was formed by Adaptimmune for the sole purpose of effecting the merger. Merger Sub has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the merger agreement. By operation of the merger, Merger Sub will be merged with and into TCR2, with TCR2 continuing as the surviving corporation and as a wholly-owned direct subsidiary of CM Intermediate Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of Adaptimmune (“CM Intermediate”). Upon completion of the merger, the separate existence of Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, United Kingdom, and its telephone number is (44) 1235-430000.
TCR2
TCR2 was originally incorporated under the name TCR2, Inc. on May 29, 2015 in the State of Delaware, and subsequently changed its name to TCR2 Therapeutics Inc. on November 14, 2016. TCR2 is a clinical-stage cell therapy company developing a pipeline of novel T cell therapies for cancer patients suffering from solid tumors by powering the T cell receptor (TCR) with its proprietary, first-in-class TCR Fusion Construct T cells (TRuC-T cells). Designed to overcome the limitations of current cell therapy modalities, TCR2’s TRuC-T cells, an HLA-independent T cell therapy platform, recognize and kill cancer cells by harnessing the entire TCR signaling complex, which TCR2 believes is essential for T cell therapies to be effective in patients with solid tumors.
TCR2 is a public company whose shares trade on the Nasdaq under the ticker symbol “TCRR.” TCR2’s principal executive offices are located at 100 Binney Street, Suite 710, Cambridge, Massachusetts 02142, and telephone number is (617) 949-5200.
Additional information about TCR2 can be found on its website at http://www.tcr2.com. The information contained in, or that can be accessed through, TCR2’s website is not intended to be incorporated into this joint proxy statement/prospectus. For additional information about TCR2, see the section of this joint proxy statement/prospectus titled “Where You Can Find More Information.”

Risk Factors (Page 29)
The merger is, and the combined company will be, subject to certain risks. You should carefully read and consider all of the risk factors discussed or incorporated by reference in the section titled “Risk Factors,” which begins on page 29 of this joint proxy statement/prospectus.
Information About the Adaptimmune General Meeting (Page 38)
Time, Place and Purpose of the Adaptimmune General Meeting (Page 38)
The Adaptimmune general meeting will be held at 12:30 p.m. London time (7:30 a.m. Eastern Time) on May 30, 2023, at Adaptimmune’s corporate headquarters, located at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX.
At the Adaptimmune general meeting, Adaptimmune shareholders will be asked to approve the Allotment Proposal and to approve the Share Issuance Proposal.
Record Date and Quorum (Page 39)
This joint proxy statement/prospectus, including the notice of the Adaptimmune general meeting and associated materials for the Adaptimmune general meeting are being sent or supplied to holders of Adaptimmune ordinary shares as of April 18, 2023. Any registered holder in the register of members of Adaptimmune as of April 18, 2023 and who continues to be registered as a holder of Adaptimmune ordinary shares in the Adaptimmune register of members as of 6:30 p.m. London time (1:30 p.m. Eastern Time) on May 26, 2023 is entitled to attend and vote at the Adaptimmune general meeting. If any holder of Adaptimmune ordinary shares sells or transfers such Adaptimmune ordinary shares on or prior to May 26, 2023, the form of proxy of such holder of Adaptimmune ordinary shares can no longer be used and if submitted (whether before or after you sell or transfer your Adaptimmune ordinary shares) will be treated as invalid. The selling or transferring holder of Adaptimmune ordinary shares should pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Morrow Sodali, Adaptimmune’s proxy solicitor, to request a new form of proxy for its use.
In order to exercise their vote as a holder of Adaptimmune ADSs, the Adaptimmune ADS holder or their bank, broker or nominee must be registered as a holder of Adaptimmune ADSs in the Adaptimmune ADS register by 5:00 p.m. Eastern Time on April 18, 2023 (the record date for holders of Adaptimmune ADSs). Any holder of Adaptimmune ADSs through a bank, broker or nominee on April 18, 2023, will have the materials for holders of Adaptimmune ADSs, which include the depositary bank’s notice of the Adaptimmune general meeting, the Adaptimmune general meeting documentation, and Adaptimmune ADS proxy card, sent to their bank, broker or nominee who should forward the materials to them. Please reach out to your bank, broker or nominee to provide your voting instructions. Adaptimmune ADS proxy cards submitted by holders of Adaptimmune ADSs must be received by the depositary bank by no later than 10:00 a.m. Eastern Time on May 24, 2023.
For the purposes of the Adaptimmune general meeting, a quorate meeting will be formed by two persons being present and between them holding (or being the proxy or corporative representative of the holders of) at least one-third in number of the issued Adaptimmune ordinary shares entitled to vote at the Adaptimmune general meeting. If you are an Adaptimmune shareholder of record, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Adaptimmune general meeting. If you are a beneficial owner of ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker or nominee submits a proxy for those shares and the proxy represents the holder at the Adaptimmune general meeting. A member represented by a proxy at the Adaptimmune general meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of proxy does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Adaptimmune general meeting, but the member represented by that proxy at the Adaptimmune general meeting will be counted towards the quorum requirement. If there is no quorum, the Adaptimmune general meeting will stand adjourned to such time, date and place as may be fixed by the chairperson of the Adaptimmune general meeting (being not less than 10 days later), and, if a quorum is not present at the adjourned meeting, the Adaptimmune general meeting will be dissolved.
Where the depositary bank submits votes on behalf of any holders of Adaptimmune ADSs, the number of ordinary shares represented by the Adaptimmune ADSs held by the relevant holders of Adaptimmune ADSs will count towards the quorum.
Vote Required (Page 40)
The Allotment Proposal and the Share Issuance Proposal are being proposed as ordinary resolutions. Under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
As of March 28, 2023, the directors and executive officers of Adaptimmune beneficially owned and were entitled to vote, in the aggregate, 13,027,948 Adaptimmune ordinary shares (not including any Adaptimmune ordinary shares deliverable upon the vesting of any restricted stock unit style options or the exercise of any options). This includes Adaptimmune ordinary shares which are represented by Adaptimmune ADSs.
Proxies and Revocation (Page 41)
A registered holder of Adaptimmune ordinary shares can revoke his or her proxy, whether delivered over the internet or by mail, at any time before 12:30 p.m., London Time, on May 26, 2023, by voting again through any of the methods available to you, by notifying Adaptimmune’s registrar, Computershare, in writing that you are revoking your proxy, which must be received by Computershare by not less than 48 hours (not including non-business days) before the time of the Adaptimmune general meeting to be effective, or by attending the Adaptimmune general meeting and voting in person. Written notice of revocation should be mailed to: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, England. If Adaptimmune ordinary shares are held in an account at a brokerage firm, bank or similar organization, voting instructions may be changed or revoked by contacting the broker, bank or other nominee holding the shares.
Information About the TCR2 Special Meeting (Page 46)
TCR2 has elected to hold the TCR2 special meeting solely by means of remote communication (via the Internet). The TCR2 special meeting will be held solely via live webcast and there will not be a physical meeting location. TCR2 stockholders will be able to attend the TCR2 special meeting online and vote their shares electronically by visiting www.proxydocs.com/TCRR to register and entering the control number included on their proxy card or on the instructions that accompanied their proxy materials.
To be admitted to the TCR2 special meeting and vote the shares of TCR2 Common Stock, each TCR2 stockholder must register in advance at www.proxydocs.com/TCRR prior to the deadline of May 29, 2023 at 5:00 p.m. Eastern Time. The TCR2 stockholder will be required to enter the control number provided in the proxy card at www.proxydocs.com/TCRR and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Upon completing the registration, such TCR2 stockholder will receive further instructions via email, including unique links to access the TCR2 special meeting and to submit questions in advance of the TCR2 special meeting. Please see the “Information About the TCR2 Special Meeting” section of this joint proxy statement/prospectus for more details regarding the logistics of the virtual TCR2 special meeting, including the ability of the TCR2 stockholders to submit questions during the TCR2 special meeting, and technical details and support related to accessing the virtual platform.
The purpose of the TCR2 special meeting is to consider and vote on each of the following proposals, each of which is further described in this joint proxy statement/prospectus:
•
Proposal 1:   Adoption of the Merger Agreement. To consider and vote on the merger proposal; and

•
Proposal 2:   Adjournment or Postponement of the TCR2 Special Meeting. To consider and vote on the TCR2 adjournment proposal.

A quorum of TCR2 stockholders is necessary to conduct the TCR2 special meeting. The presence, via visiting www.proxydocs.com/TCRR to register and entering your control number included on your proxy card or on the instructions that accompanied your proxy materials (the “special meeting website”) or by proxy, of the holders of a majority of the shares of TCR2 Common Stock entitled to vote at the TCR2 special meeting will constitute a quorum. Shares of TCR2 Common Stock represented at the TCR2 special meeting by attendance via the special meeting website or by proxy and entitled to vote, but not voted, including shares for which a stockholder directs an “abstention” from voting, will be counted for purposes of determining a quorum. However, because all of the proposals for consideration at the TCR2 special meeting are considered “non-routine” matters under the Nasdaq rules (as described below), shares held in “street name” will not be counted as present for the purpose of determining the existence of a quorum unless the stockholder provides their bank, broker or other nominee with voting instructions for at least one of the proposals before the TCR2 special meeting. If a quorum is not present, the TCR2 special meeting will be adjourned or postponed until the holders of the number of shares of TCR2 Common Stock required to constitute a quorum attend.
The Merger and the Merger Agreement (Pages 54 and 106)
The terms and conditions of the merger are contained in the merger agreement, as amended, a copy of which is attached as Annex A hereto. Adaptimmune and TCR2 encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.
The merger agreement provides that, subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into TCR2, with TCR2 continuing as the surviving corporation and as a wholly-owned indirect subsidiary of Adaptimmune.
Adaptimmune Voting Agreements (Page 133)
In connection with the merger agreement, Adaptimmune and TCR2 entered into voting and support agreements (the “Adaptimmune Voting Agreements”) with certain shareholders of Adaptimmune (the “Adaptimmune Supporting Holders”). The Adaptimmune Supporting Holders beneficially own, in the aggregate, approximately 11.7% of the issued and outstanding Adaptimmune ordinary shares, including those represented by Adaptimmune ADSs (the “Adaptimmune Covered Shares”) as of March 3, 2023, the last trading day before the public announcement of the merger agreement.
Adaptimmune Supporting Holders have separately agreed, pursuant to their respective Adaptimmune Voting Agreement, among other things, to vote all Adaptimmune Covered Shares, beneficially owned and entitled to vote at any meeting of Adaptimmune’s shareholders at which the approval of the Allotment Proposal or the Share Issuance Proposal are to be voted on, in favor of the Allotment Proposal and Share Issuance Proposal. Each Adaptimmune Supporting Holder has also agreed not to transfer, or enter into an agreement to transfer, their Adaptimmune Covered Shares, with certain limited exceptions, prior to the Adaptimmune general meeting.
See Annex B and the section of this joint proxy statement/prospectus titled “—Adaptimmune Voting Agreements.”
TCR2 Voting Agreements (Page 133)
In connection with the merger agreement, Adaptimmune and TCR2 entered into voting and support agreements (the “TCR2 Voting Agreements”) with certain stockholders of TCR2 (the “TCR2 Supporting Holders”). The TCR2 Supporting Holders beneficially own, in the aggregate, approximately 23.82% of the issued and outstanding shares of TCR2 common stock (the “TCR2 Covered Shares”) as of March 3, 2023, the last trading day before the public announcement of the merger agreement.
TCR2 Supporting Holders have separately agreed, pursuant to their respective TCR2 Voting Agreement, among other things, to vote all TCR2 Covered Shares, beneficially owned and entitled to vote at any meeting of TCR2 stockholders at which the approval of the merger proposal or TCR2 adjournment proposal are to be voted on, in favor of the merger proposal and TCR2 adjournment proposal. Each TCR2 Supporting Holder has also agreed not to transfer, or enter into an agreement to transfer, their TCR2 Covered Shares, with certain limited exceptions, prior to the TCR2 special meeting.
See Annex C and the section of this joint proxy statement/prospectus titled “—TCR2 Voting Agreements.”
Opinion of Adaptimmune’s Financial Advisor (Page 75)
Adaptimmune has engaged Cowen and Company, LLC (“TD Cowen”) as its financial advisor in connection with the merger. In connection with this engagement, TD Cowen delivered a written opinion, dated March 5, 2023, to the Adaptimmune Board as to the fairness, from a financial point of view and as of the date of such opinion, to Adaptimmune of the Exchange Ratio provided for pursuant to the merger agreement. The full text of TD Cowen’s written opinion, dated March 5, 2023, is attached as Annex D to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of TD Cowen’s written opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. TD Cowen’s analyses and opinion were prepared for the benefit and use of, and addressed to, the Adaptimmune Board (in its capacity as such) and were directed only to the fairness, from a financial point of view, to Adaptimmune of the Exchange Ratio. TD Cowen’s opinion did not in any manner address Adaptimmune’s underlying business decision to effect the merger or the relative merits of the merger as compared to other business strategies or transactions that might be available to Adaptimmune. The Exchange Ratio was determined through negotiations between Adaptimmune and TCR2, and TD Cowen’s opinion does not constitute a recommendation to any securityholder or any other person as to how to vote or act with respect to the merger or otherwise. For additional information relating to TD Cowen’s opinion, see the section entitled “The Merger—Opinion of Adaptimmune’s Financial Advisor” beginning on page 75 and Annex D to this proxy statement/prospectus.
Opinion of TCR2’s Financial Advisor (Page 90)
On March 5, 2023, Piper Sandler & Co. (“Piper Sandler”) rendered its oral opinion to the TCR2 Board (which was subsequently confirmed in writing by delivery of Piper Sandler’s written opinion dated that same date) to the effect that, as of March 5, 2023, and based upon and subject to the various assumptions and limitations set forth therein, the Exchange Ratio was fair, from a financial point of view, to the holders of TCR2 Common Stock with the right to receive Adaptimmune ADSs in the merger.
Piper Sandler’s opinion was directed to the TCR2 Board, and addressed solely the fairness, from a financial point of view, to the holders of TCR2 Common Stock with the right to receive Adaptimmune ADSs in the merger, of the Exchange Ratio set forth in the merger agreement and did not address any other terms or agreement relating to the merger or any other terms of the merger agreement. The summary of Piper Sandler’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex E to this joint proxy statement/prospectus and sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Sandler in preparing its opinion. However, neither Piper Sandler’s written opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus is intended to be, and they do not constitute, a recommendation to any TCR2 stockholder as to how such stockholder should act or vote with respect to the merger or any other matter.
See Annex E and the section of this joint proxy statement/prospectus entitled “The Merger—Opinion of TCR2’s Financial Advisor.”
Recommendation of the Adaptimmune Board (Page 71)
The Adaptimmune Board unanimously recommends that you vote “FOR” the Allotment Proposal and “FOR” the Share Issuance Proposal. For a description of factors considered by the Adaptimmune Board in reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger and the share issuance, and additional information on the recommendation of the Adaptimmune Board, see the section of this joint proxy statement/prospectus titled “The Merger—Adaptimmune’s Reasons for the Merger; Recommendation of the Adaptimmune Board.”

Recommendation of the TCR2 Board (Page 86)
The TCR2 Board unanimously recommends that you vote “FOR” the merger proposal and “FOR” the TCR2 adjournment proposal. For a description of factors considered by the TCR2 Board in reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger, and additional information on the recommendation of the TCR2 Board, see the section of this joint proxy statement/prospectus titled “The Merger—TCR2’s Reasons for the Merger; Recommendation of TCR2’s Board that TCR2 Stockholders Approve the Merger Proposal.”
Interests of Adaptimmune Directors and Executive Officers in the Merger (Page 141)
Other than with respect to continued service for, employment by and/or the right to continued indemnification by the combined company, and the rights and obligations of the Adaptimmune Supporting Holders under the Adaptimmune Voting Agreements, as of the date of this joint proxy statement/prospectus, Adaptimmune directors and executive officers do not have interests in the merger that are different from, or in addition to, the interests of other Adaptimmune shareholders generally. For more information, see the section of this joint proxy statement/prospectus titled “Interests of Adaptimmune Directors and Executive Officers in the Merger.”
Interests of TCR2 Directors and Executive Officers in the Merger (Page 142)
Other than with respect to continued service for, employment by and/or the right to continued indemnification by the combined company, and the rights and obligations of the TCR2 Supporting Holders under the TCR2 Voting Agreements, as of the date of this joint proxy statement/prospectus, TCR2 directors and executive officers do have interests in the merger that are different from, or in addition to, the interests of other TCR2 stockholders generally. For more information, see the section of this joint proxy statement/prospectus titled “Interests of TCR2 Directors and Executive Officers in the Merger.”
Governance Matters After the Merger (Page 102)
Pursuant to the merger agreement, Adaptimmune has agreed to use its reasonable best efforts so that, at of the Effective Time, the number of directors of the Adaptimmune Board will consist of up to nine members, of which three are members of the TCR2 Board, as constituted on March 5, 2023, designated by TCR2 and reasonably acceptable to Adaptimmune.
Ownership of Adaptimmune After the Merger (Page 103)
Upon completion of the merger, the Adaptimmune shareholders immediately prior to the merger are expected to own approximately 75% of the combined company’s ordinary shares and TCR2 stockholders immediately prior to the merger are expected to own approximately 25% of the combined company’s ordinary shares.
Regulatory Approvals and Related Matters (Page 103)
Pursuant to the terms and conditions of the merger agreement, each of Adaptimmune and TCR2 have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws in connection with the merger and the other transactions contemplated by the merger agreement, including (i) making any filings required by applicable antitrust laws as promptly as reasonably practicable following the date of the merger agreement, (ii) supplying as promptly as practicable any additional information and documentary material required pursuant to any antitrust law and (iii) satisfying certain regulatory matters. No filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) are required for the merger.
Subject to the prior good faith cooperation of TCR2 and its subsidiaries, Adaptimmune has agreed to take, and to cause each of its subsidiaries and affiliates to take, reasonable actions necessary to obtain any consents, clearances or approvals required under or in connection with the antitrust laws. Adaptimmune is not required to sell, divest or otherwise dispose of, hold separate, enter into any license or similar agreement with respect to, restrict the ownership or operation of, or agree to sell, divest or otherwise dispose of, hold separate, enter into any license or similar agreement with respect to, or restrict the ownership or operation of, any assets or businesses of TCR2 or any of its subsidiaries or of Adaptimmune or any of its affiliates or subsidiaries. For more information, see the section of this joint proxy statement/prospectus titled “The Merger — Regulatory Approvals and Related Matters.”
Closing and Effective Time of the Merger (Page 102)
Subject to the satisfaction or waiver of the closing conditions, including the approval by Adaptimmune shareholders of the Allotment Proposal and the Share Issuance Proposal and approval by TCR2 stockholders of the adoption of the merger agreement and the merger, Adaptimmune and TCR2 expect that the merger will be completed in the second quarter of 2023. The merger agreement provides that the closing will occur as early as practicable on a date to be specified by the parties to the merger agreement and no later than the second business day after satisfaction or waiver of all of the conditions to closing described under the section titled, “The Merger Agreement — Conditions to Completion of the Merger,” other than those conditions that by their nature may only be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing.
Conditions to Completion of the Merger (Page 127)
The obligations of Adaptimmune, Merger Sub and TCR2 to consummate the merger are subject to the satisfaction or waiver, if permitted by applicable law, of the following conditions:
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approval by Adaptimmune shareholders of (A) the Allotment Proposal (B) the Share Issuance Proposal, and (C) any other resolutions required by law or the rules and regulations of Nasdaq or other listing authority;

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approval by TCR2 stockholders of the merger proposal;

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the registration statement on Form S-4 becoming effective under the Securities Act, and no stop order suspending the effectiveness of the registration statement shall have been issued by the SEC and remain in effect;

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no restraints or laws shall be in effect enjoining, restraining, preventing or prohibiting consummation of the merger or making consummation of the merger illegal;

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certain regulatory matters shall have been satisfied; and

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the Adaptimmune ADSs issuable to TCR2 stockholders and to holders of TCR2 options and restricted stock units with respect to shares of TCR2 Common Stock (“TCR2 restricted stock units”) shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

In addition, the obligations of Adaptimmune and Merger Sub to consummate the merger are subject to satisfaction or waiver, if permitted by applicable law, of the following additional conditions:
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the representations, warranties and covenants of TCR2 made in the merger agreement being true and correct, subject to the standards and qualifications set forth in the merger agreement;

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performance by TCR2 in all material respects the covenants and obligations required to be performed by it under the merger agreement at or prior to the closing of the merger;

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the absence of any effect, event, occurrence, development or change that has a material adverse effect on the financial condition, assets, liabilities, business or results of operations of TCR2 (a “TCR2 Material Adverse Effect”) since the date of the merger agreement;

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the delivery by TCR2 to Adaptimmune of a certificate dated the closing date satisfying the requirements set forth in Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h) certifying that TCR2 is not nor has been a “U.S. real property holding corporation” at any time during the five years preceding the date of the certificate;

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the delivery by TCR2 to Adaptimmune of a certificate dated as of the closing date signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions have been satisfied; and

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certain contingent liabilities of TCR2 are no more than $10 million as of closing.

In addition, the obligations of TCR2 to consummate and effect the merger are subject to satisfaction or waiver, if permitted by applicable law, of the following additional conditions:
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the representations, warranties and covenants of Adaptimmune and Merger Sub made in the merger agreement being true and correct, subject to the standards and qualifications set forth in the merger agreement;

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performance by each of Adaptimmune and Merger Sub in all material respects the covenants and obligations required to be performed by it under the merger agreement at or prior to the closing of the merger;

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the absence of any effect, event, occurrence, development or change that has a material adverse effect on the financial condition, assets, liabilities, business or results of operations of Adaptimmune (an “Adaptammune Material Adverse Effect”) since the date of the merger agreement;

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the delivery by Adaptimmune to TCR2 of a certificate dated as of the closing date signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions have been satisfied; and

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the appointment of TCR2’s director nominees to the Adaptimmune Board, effective as of the closing.

Termination of the Merger Agreement (Page 129)
Adaptimmune and TCR2 may, by mutual written consent, terminate the merger agreement and abandon the merger and the other transactions contemplated thereby at any time before the Effective Time, whether before or after the required Adaptimmune shareholder or TCR2 stockholder approval is obtained.
The merger agreement may also be terminated and the transactions contemplated thereby may be abandoned, except as otherwise provided in the merger agreement:
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By either Adaptimmune or TCR2, if:

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(a)   a restraint prohibiting the merger is in effect and has become final and non-appealable;

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(b)   the Effective Time has not occurred by 5:00 p.m. Eastern time on September 5, 2023; provided, that this the right to terminate the merger agreement will not be available to a party if the failure by such party to perform any of its obligations under the merger agreement has been the principal cause of the failure of any condition;

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(c)   the TCR2 special meeting concluded and the required approval by TCR2 stockholders was not obtained at such meeting; provided, that this right to terminate the merger agreement is not available to TCR2 if the failure by TCR2 to perform any of its obligations under the merger agreement has been the principal cause of the failure to obtain the required approval by TCR2 stockholders; or

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(d)   the Adaptimmune general meeting concluded and the required approval by Adaptimmune shareholders was not obtained at such meeting; provided, that this right to terminate the merger agreement is not available to Adaptimmune if the failure by Adaptimmune or Merger Sub to perform any of their obligations under the merger agreement has been the principal cause of the failure to obtain the required approval by Adaptimmune shareholders.

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By Adaptimmune:

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(a)   if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of TCR2 set forth in the merger agreement, which breach or inaccuracy would result in a failure of a condition (other than the condition regarding the FIRPTA certificate) of closing of the merger and to the extent such breach or inaccuracy has not been cured such that such condition would be capable of satisfaction at the closing of the merger within 30 days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being so cured within such 30-day period; provided, however, that Adaptimmune shall not be entitled to this termination right if either Adaptimmune or Merger Sub is in breach of its representations, warranties, covenants or agreements set forth in the merger agreement such that TCR2 would be entitled to terminate the merger agreement;
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(b)   prior to obtaining the required approval from TCR2 stockholders, if the TCR2 Board effected an adverse recommendation change; or

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(c)   prior to obtaining the required approval from its shareholders, in order to enter into a definitive agreement providing for a superior proposal.

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By TCR2:

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(a)   if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of Adaptimmune or Merger Sub in the merger agreement, which breach or inaccuracy would result in a failure of a condition of closing of the merger to be satisfied at the closing of the merger and to the extent such breach or inaccuracy has not been cured such that such condition would be capable of satisfaction at the closing of the merger within 30 days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being so cured within such 30-day period; provided, however, that TCR2 shall not be entitled to this termination right if TCR2 is in breach of its representations, warranties, covenants or agreements set forth in the merger agreement such that Adaptimmune would be entitled to terminate the merger agreement;

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(b)   prior to obtaining the required approval from the Adaptimmune shareholders, if the Adaptimmune Board shall have effected an adverse recommendation change; or

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(c)   prior to obtaining the required approval from its stockholders, in order to enter into a definitive agreement providing for a superior proposal.

All costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the merger is consummated. The merger agreement also provides that under certain circumstances described, Adaptimmune or TCR2, as applicable, will be required to pay a termination fee equal to $2.4 million. For a more complete discussion of termination fee and expenses, see the section of this joint proxy statement/prospectus titled “The Merger Agreement — Termination Fee.” In the event of termination of the merger agreement, each party will remain liable for fraud or any intentional breach of its representations, warranties, covenants or agreements.
No Appraisal Rights (Page 106)
No appraisal rights shall be available to the TCR2 stockholders in connection with the merger.
Nasdaq Listing of the Adaptimmune ADSs; Delisting and Deregistration of TCR2 Common Stock (Page 104)
It is a condition to the merger that the Adaptimmune ADSs representing Adaptimmune ordinary shares issuable in connection with the merger be authorized for listing on Nasdaq, subject to official notice of issuance. Adaptimmune has agreed to use its reasonable best efforts to cause the Adaptimmune ADSs representing Adaptimmune ordinary shares to be authorized for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time of the merger.
Accounting Treatment (Page 104)
The merger is expected to be accounted for as a business combination using the acquisition method with Adaptimmune as the accounting acquirer in accordance with ASC 805. Under this method of accounting, the merger consideration will be allocated to TCR2’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the merger.
In addition, the acquisition method of accounting requires the acquirer to recognize the consideration transferred at fair value. Any differences between the estimated fair value of the merger consideration and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill.

Alternatively, any excess of the estimated fair value of such assets and liabilities over the merger consideration would be recorded as bargain purchase gain.
Comparison of Holders’ Rights (Page 179)
Upon completion of the merger, holders of shares of TCR2 Common Stock receiving Adaptimmune ADSs will become holders of Adaptimmune ADSs. The rights of holders of Adaptimmune ordinary shares are governed by English law, including the provisions of the U.K. Companies Act 2006 (the “Companies Act 2006”), and by Adaptimmune’s articles of association. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations organized in, for example, Delaware. In addition, holders of Adaptimmune ADSs will be able to exercise the shareholder rights for the Adaptimmune ordinary shares represented by such Adaptimmune ADSs through the depositary bank, only to the extent contemplated by the deposit agreement. For more information, see the description of Adaptimmune ADSs contained in the Adaptimmune Annual Report on Form 10-K, filed on March 6, 2023, which is incorporated into this document by reference, as well as the section of this joint proxy statement/prospectus titled “Description of Adaptimmune ADSs” for a discussion of the terms of the Adaptimmune ADSs and the material rights of owners of Adaptimmune ADSs.
In addition, only registered holders of Adaptimmune ordinary shares are afforded the rights of shareholders under English law and Adaptimmune’s articles of association. Because the depositary bank holds the Adaptimmune ordinary shares represented by Adaptimmune ADSs through a custodian which is a participant in the CREST securities settlement system, and the custodian or its nominee is the registered holder of the Adaptimmune ordinary shares represented by Adaptimmune ADSs, the holders of Adaptimmune ADSs must rely on the depositary bank to exercise the rights of a shareholder via its custodian.
Holders of Adaptimmune ADSs are entitled to present Adaptimmune ADSs to the depositary bank for cancellation and withdraw the corresponding number of underlying Adaptimmune ordinary shares but would be responsible for fees relating to such exchange. Fees and charges are also payable by Adaptimmune ADS holders in relation to certain other depositary services.
There are certain differences in the rights of TCR2 stockholders under Delaware law, the TCR2 charter and TCR2 by-laws and of the holders of Adaptimmune ADSs. See the section of this joint proxy statement/prospectus titled “Comparison of Holders’ Rights.”
Material U.S. Federal Income Tax Consequences (Page 135)
The receipt by TCR2 stockholders of the per share merger consideration pursuant to the merger is expected to be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, if you are a U.S. Holder (as defined in the section titled “Material U.S. Federal Income Tax Consequences” of this joint proxy statement/prospectus) you are expected to recognize gain or loss equal to the difference between (i) the fair market value (as of the Effective Time) of the Adaptimmune ADSs received pursuant to the merger and (ii) your adjusted tax basis in shares of TCR2 Common Stock you exchanged pursuant to the merger. If you are a non-U.S. Holder (as defined in the section titled “Material U.S. Federal Income Tax Consequences” of this joint proxy statement/prospectus), the merger generally is not expected to result in tax to you under U.S. federal income tax laws unless you have certain connections with the United States.
TCR2 stockholders should consult their tax advisors as to the particular tax consequences to them of the merger, including the effect of U.S. federal, state and local tax laws and foreign tax laws. For a more complete description of the tax consequences of the merger, see the section of this joint proxy statement/prospectus titled “Material U.S. Federal Income Tax Consequences.”

RISK FACTORS
Before you vote, you should read carefully this joint proxy statement/prospectus and all other documents to which this joint proxy statement/prospectus refers. In addition to the risk factors set forth below, you should read and consider all of the other risk factors specific to each of Adaptimmune and TCR2 because those risks will also affect the combined company after consummation of the merger, as described below, and as described in Part I, Item 1A of the Adaptimmune 10-K and the TCR2 10-K and each of Adaptimmune’s and TCR2’s other documents that have been filed with the SEC and which are incorporated by reference into this joint proxy statement/prospectus.
If any of the risks described below or in the documents incorporated by reference into this joint proxy statement/prospectus occurs, the respective businesses, financial results, financial conditions, operating results or share prices of Adaptimmune, TCR2 and/or the combined company could be materially adversely affected. Adaptimmune shareholders and TCR2 stockholders should also carefully consider the following factors:
Risks Related to the Proposed Merger
Failure to consummate the merger as contemplated could negatively impact the price of Adaptimmune ordinary shares and the future business and operating results of the combined company.
The consummation of the merger may be delayed, the merger may be consummated on terms different than those contemplated by the merger agreement, or the merger may not be consummated at all. Failure to consummate the merger would prevent Adaptimmune shareholders from realizing the anticipated benefits of the merger. In addition, the consideration offered by Adaptimmune reflects a valuation of TCR2 significantly in excess of the price at which shares of TCR2 Common Stock were trading prior to the public announcement of Adaptimmune’s interest in the potential merger. The current market price of shares of TCR2 Common Stock may reflect a market assumption that the merger will occur, and a failure to consummate the merger could result in a significant decline in the market price of shares of TCR2 Common Stock and a negative perception of TCR2 generally. Any delay in the consummation of the merger or any uncertainty about the consummation of the merger could also negatively impact the share price and future business and financial results of Adaptimmune, TCR2 and/or the combined company.
The market price of the Adaptimmune ADSs will fluctuate prior to the merger, so TCR2 stockholders cannot be sure of the value of the Adaptimmune ADSs they will receive if the merger is consummated.
If the merger is consummated, each issued and outstanding share of TCR2 Common Stock will be converted into the right to receive the merger consideration. Because the number of Adaptimmune ADSs being offered as consideration is fixed, the market value of the per share stock consideration will be based on the value of Adaptimmune ADSs at the time the per share stock consideration in the merger is paid. If the market price of Adaptimmune ADSs declines, TCR2 stockholders could receive less value for their shares of TCR2 Common Stock upon the consummation of the merger than the implied value of such shares as of the date the merger was announced, the date of the TCR2 stockholders’ meeting, or as of the date of this joint proxy statement/prospectus.
The market price of Adaptimmune ADSs may fluctuate due to a variety of factors that are beyond Adaptimmune’s control, including general market and economic conditions, changes in business prospects, catastrophic events, both natural and man-made, and regulatory considerations. In addition, the market price of the Adaptimmune ADSs may significantly fluctuate during the period of time between the date of the merger agreement and the consummation of the merger, as a result of uncertainty regarding the transactions contemplated by the merger agreement, market perception of the synergies and cost savings expected to be achieved related to the merger, changes to the ongoing business of Adaptimmune or TCR2, including any actions taken by Adaptimmune’s or TCR2’s customers, suppliers, distributors, partners, employees, investors and governmental authorities as a result of the merger announcement, or actions taken by Adaptimmune or TCR2 in connection with the merger.
Because the merger will not be completed until certain conditions have been satisfied or, where relevant, waived (see the section of this joint proxy statement/prospectus titled “The Merger Agreement — Conditions to Completion of the Merger”), a period of time, which may be significant, may pass between the date of signing the merger agreement, the date of the Adaptimmune general meeting and TCR2 special meeting, and the completion of the merger. Therefore, at the time you vote your shares of TCR2 Common Stock, you will not know the exact market value of per share stock consideration that will be issued if the merger is completed.
TCR2 stockholders are urged to obtain current market prices for Adaptimmune ADSs and shares of TCR2 Common Stock. See the section of this joint proxy statement/prospectus titled “Comparative Per Share Market Price and Dividend Information.”
The merger remains subject to additional conditions, some of which Adaptimmune and TCR2 cannot control, which could result in the merger not being consummated or being delayed, either of which could negatively impact the share price and future business and operating results of Adaptimmune, TCR2, and/or the combined company.
The merger is subject to the satisfaction or waiver of other conditions in addition to the approval of governmental authorities described above, including, but not limited to, (i)(a) the approval of the Allotment Proposal and the Share Issuance Proposal and (b) the adoption of the merger proposal; (ii) effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part, and no stop orders suspending the effectiveness of the Form S-4 have been issued by the SEC and remain in effect; (iii) the absence of any orders, injunctions, judgments, decrees or rulings that would have the effect of enjoining, restraining, preventing or prohibiting consummation of the merger; (iv) accuracy of the other party’s representations and warranties (subject to certain materiality standards set forth in the merger agreement); (v) authorization for listing on Nasdaq of the Adaptimmune ADSs representing Adaptimmune ordinary shares issuable to TCR2 stockholders and to holders of TCR2 options and restricted stock units, subject to official notice of issuance; (vi) compliance by the other party in all material respects with such other party’s obligations under the merger agreement; (vii) the absence of a material adverse effect on the other party since March 5, 2023; (viii) satisfaction of certain regulatory clearances; and (ix) certain contingent liabilities of TCR2 not exceeding $10 million. Certain conditions to the merger may not be satisfied or, if they are, the timing of such satisfaction is uncertain. If any conditions to the merger are not satisfied or, where waiver is permitted by applicable law, not waived, the merger will not be consummated. See the section of this joint proxy statement/prospectus titled “The Merger Agreement — Conditions to Completion of the Merger” for a discussion of the conditions to the merger.
If for any reason the merger is not completed or the closing of the merger is significantly delayed, the Adaptimmune ADS price and business and results of operations of Adaptimmune, TCR2, and/or the combined company may be adversely affected. In addition, failure to consummate the merger would prevent Adaptimmune shareholders from realizing the anticipated benefits of the merger. Adaptimmune and TCR2 have incurred, and expect to continue to incur, significant transaction fees, professional service fees, taxes and other costs related to the merger. Further, if the merger agreement is terminated, under certain circumstances, TCR2 or Adaptimmune would be required to pay a termination fee equal to $2.4 million.
Lawsuits may in the future be filed against Adaptimmune, TCR2 and members of their respective boards of directors challenging the merger, and an adverse ruling in any such lawsuit may delay or prevent the completion of the merger or result in an award of damages against Adaptimmune or TCR2.
Transactions such as the merger are frequently subject to litigation or other legal proceedings, including actions alleging that the Adaptimmune Board or TCR2 Board breached their respective fiduciary duties to their respective shareholders and stockholders by entering into the merger agreement, by failing to obtain a greater value in the transaction for their respective shareholders and stockholders, or otherwise. Neither Adaptimmune nor TCR2 can provide assurance that such litigation or other legal proceedings will not be brought. If litigation or other legal proceedings are in fact brought against Adaptimmune or TCR2, or against the Adaptimmune Board or TCR2 Board, they will defend against it, but might not be successful in doing so. An adverse outcome in such matters, as well as the costs and efforts of a defense even if successful, could have a material adverse effect on the business, results of operation or financial position of Adaptimmune, TCR2 or the combined company, including through the possible diversion of either company’s resources or distraction of key personnel.

Furthermore, one of the conditions to the completion of the merger is the absence of an order, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any governmental authority of competent authority enjoining, restraining, preventing or prohibiting consummation of the merger. As such, if any plaintiffs are successful in obtaining an injunction preventing the consummation of the merger, that injunction may prevent the merger from becoming effective or from becoming effective within the expected time frame.
The directors and executive officers of TCR2 have interests in the merger that may be different from, or in addition to, those of other TCR2 stockholders, which could have influenced their decisions to support or approve the merger.
TCR2 stockholders should recognize that the directors and executive officers of TCR2 have interests in the merger that may be different from, or in addition to, their interests as stockholders of TCR2 generally. For TCR2 directors, and executives these interests may include the accelerated vesting and payment for certain TCR2 stock-based incentive awards as a result of the merger, as well as cash severance payments and benefits that may become payable in connection with the merger. TCR2’s directors and executive officers are also covered by certain indemnification and insurance arrangements. Following the close of the transaction, Garry Menzel (TCR2’s Chief Executive Officer) and two other directors of TCR2 are expected to join the board of directors of the surviving corporation. Such interests and benefits could have influenced the decisions of TCR2’s directors and executive officers to support or approve the merger. See the section of this joint proxy statement/prospectus “Interests of TCR2 Directors and Executive Officers in the Merger.”
The merger agreement restricts Adaptimmune’s and TCR2’s ability to pursue alternatives to the merger, however, in specified circumstances, Adaptimmune or TCR2 may terminate the merger agreement to accept a superior proposal.
Under the merger agreement, Adaptimmune and TCR2 have agreed not to (1) take certain actions to solicit proposals relating to alternative business combination transactions or (2) subject to certain exceptions, including the receipt of a “parent superior proposal” or “company superior proposal” (as such terms are defined in the merger agreement), enter into discussions or an agreement concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions. However, in specified circumstances, Adaptimmune or TCR2 may terminate the merger agreement to enter into a definitive agreement with respect to a “parent superior proposal” or “company superior proposal” prior to obtaining approval of the merger from its shareholders or stockholders, as applicable.
Upon termination of the merger agreement in specified circumstances, Adaptimmune or TCR2 would be required to pay a termination fee equal to $2.4 million. Following the payment of the termination fee, the paying party will, other than in certain circumstances, have no further obligation or liabilities to the other party. Such termination would deny Adaptimmune, TCR2, and their shareholders and stockholders, respectively, any benefits from the merger and could negatively impact Adaptimmune’s and/or TCR2’s market price.
These provisions could discourage a third party that may have an interest in acquiring all or a significant part of Adaptimmune or TCR2 from considering or proposing that acquisition, even if such third party were prepared to enter into a transaction that is more favorable to Adaptimmune or TCR2 or their respective shareholders and stockholders than the merger.
If the proposed merger is not completed, each of Adaptimmune and TCR2 will have incurred substantial costs that may adversely affect Adaptimmune’s and TCR2’s respective financial results.
Each of Adaptimmune and TCR2 have incurred and will continue to incur substantial costs in connection with the proposed merger. These costs are primarily associated with the fees of consultants, attorneys, accountants and financial advisors. In addition, each of Adaptimmune and TCR2 have diverted significant management resources in an effort to complete the merger and are subject to restrictions contained in the merger agreement on the conduct of their respective businesses during the pendency of the merger. If the merger is not completed, such costs may adversely affect Adaptimmune’s and TCR2’s financial results.

Uncertainties associated with the merger may cause a loss of employees and may otherwise affect the future business and operations of Adaptimmune, TCR2 and the combined company.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Adaptimmune or TCR2 and, if the proposed merger with TCR2 is consummated, on the combined company following the merger. These consequent uncertainties may impair Adaptimmune’s, TCR2’s and following the closing of the merger, the combined company’s, ability to retain and motivate key personnel and could also cause customers, suppliers, licensees, partners and others who deal with Adaptimmune or TCR2 to defer entering into contracts with, making other decisions concerning, or seeking to change existing business relationships with Adaptimmune or TCR2, and following the closing of the merger, the combined company. Because Adaptimmune and TCR2 depend on the experience and industry knowledge of their executives and other key personnel to execute their business plans, the combined company may be unable to meet its strategic objectives.
While the merger is pending, Adaptimmune and TCR2 may not be able to hire qualified personnel to replace any key employees that may depart to the same extent that they have been able to in the past. In addition, if the merger is not completed, Adaptimmune and TCR2 may also encounter challenges in hiring qualified personnel to replace key employees that may depart prior to the termination of the merger agreement.
Risks Related to the Combined Company Following the Merger
Adaptimmune and TCR2 may not successfully integrate.
If the merger is consummated, achieving the anticipated benefits of the proposed merger of Adaptimmune and TCR2 will depend in part upon whether the two companies integrate their businesses in an effective and efficient manner. Adaptimmune and TCR2 may not be able to accomplish this integration process successfully. The integration of businesses is complex and time-consuming. The difficulties that could be encountered include the following:
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integrating personnel, operations and systems, while maintaining focus on selling and promoting existing and newly acquired or produced products;

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coordinating geographically dispersed organizations;

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distraction of management and employees from operations;

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changes or conflicts in corporate culture;

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management’s inability to manage a substantial increase in the number of employees;

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management’s inability to train and integrate personnel, who may have limited experience with the respective companies’ business lines and products, and to deliver a consistent message regarding diseases treated by the combined company;

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retaining existing customers and attracting new customers;

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retaining existing employees and attracting new employees;

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maintaining business relationships; and

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inefficiencies associated with the integration and management of the operations of the combined company.

In addition, there will be integration costs and non-recurring transaction costs (such as fees paid to legal, financial, accounting and other advisors and other fees paid in connection with the merger) associated with the proposed merger, including costs associated with combining their operations and achieving the synergies Adaptimmune and TCR2 expect to obtain, and such costs may be significant.
An inability to realize the full extent of the anticipated benefits of the proposed merger of Adaptimmune and TCR2, including estimated cost synergies, as well as any delays encountered in the integration process and realizing such benefits, could have an adverse effect upon the revenues, level of expenses and operating results of the combined company, which may materially adversely affect the value of the Adaptimmune ADSs after the consummation of the merger.

Future results of the combined company may differ materially from the unaudited pro forma condensed combined financial statements of Adaptimmune and TCR2 presented in this joint proxy statement/prospectus.
The future results of the combined company following the completion of the merger may be materially different from those shown in the Unaudited Pro Forma Condensed Combined Financial Statements presented in this joint proxy statement/prospectus, which show only a combination of Adaptimmune’s and TCR2’s standalone historical results after giving effect to the merger, subject to the matters noted therein. Adaptimmune and TCR2 estimated that they will record approximately $12.4 million in transaction expenses, as described in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements included in this joint proxy statement/prospectus. In addition, the final amount of any charges relating to acquisition accounting adjustments that Adaptimmune may be required to record will not be known until following the completion of the merger. These and other expenses and charges may be significantly higher or lower than estimated.
Certain contractual counterparties may seek to modify contractual relationships with the combined company, which could have an adverse effect on the combined company’s business and operations.
As a result of the merger, the combined company may experience impacts on relationships with contractual counterparties (such as business partners, surgeons, vendors, sales representatives, contractors or other third-party service providers) that may harm the combined company’s business and results of operations. Certain counterparties may seek to terminate or modify contractual obligations following the merger whether or not contractual rights are triggered as a result of the merger. There can be no guarantee that Adaptimmune’s or TCR2’s contractual counterparties will remain with or continue to have a relationship with the combined company or do so on the same or similar contractual terms following the merger. If any contractual counterparties (such as business partners, surgeons, vendors, sales representatives, contractors or other third party service providers) seek to terminate or modify contractual obligations or discontinue the relationship with the combined company, then the combined company’s business and results of operations may be harmed.
The market price of Adaptimmune ADSs may be affected by factors different from those affecting the market price of shares of TCR2 Common Stock.
If the merger is consummated, TCR2 stockholders will become holders of Adaptimmune ADSs. Adaptimmune’s business differs from that of TCR2, and Adaptimmune’s results of operations, as well as the market price of Adaptimmune ADSs, may be affected by factors different from those affecting TCR2’s results of operations and the market price of shares of TCR2 Common Stock.
TCR2 stockholders who receive Adaptimmune ADSs in the merger will have rights as holders of Adaptimmune ADSs that differ from their current rights as TCR2 stockholders.
Upon completion of the merger, TCR2 stockholders will no longer be stockholders of TCR2 and will instead become holders of Adaptimmune ADSs. Holders of Adaptimmune ADSs will be able to exercise the shareholder rights for Adaptimmune ordinary shares represented by such Adaptimmune ADSs through the depositary bank, only to the extent contemplated by the deposit agreement. For more information, see the description of Adaptimmune ADSs contained in the Adaptimmune Annual Report on Form 10-K, filed on March 6, 2023, which is incorporated into this document by reference, as well as the section of this joint proxy statement/prospectus titled “Description of Adaptimmune ADSs” for a discussion of the terms of the Adaptimmune ADSs and the material rights of owners of Adaptimmune ADSs. There are certain differences in the rights of holders of Adaptimmune ADSs and of TCR2 stockholders under the TCR2 amended and restated certificate of incorporation (“TCR2 charter”) and TCR2 by-laws. See the section of this joint proxy statement/prospectus titled “Comparison of Holders’ Rights” for a discussion of these rights.
If the merger is consummated, current TCR2 stockholders will have a reduced ownership percentage and voting interest and will exercise less influence over the management and policies of the combined company than they do over TCR2.
In connection with the merger, each issued and outstanding share of TCR2 Common Stock will be converted into the right to receive the merger consideration representing approximately 25% of the combined company’s ordinary shares following the closing of the merger. Adaptimmune shareholders and TCR2 stockholders currently have the right to vote for their respective directors and on other matters affecting their respective companies. When the merger is consummated, each TCR2 stockholder who receives Adaptimmune ADSs in the merger will become a shareholder of the combined company with a percentage ownership of the combined company that will be smaller than the stockholder’s percentage ownership of TCR2. As a result of their reduced ownership percentages, current TCR2 stockholders will have less voting power in the combined company than they now have separately with respect to TCR2.
Other Risk Factors Related to Adaptimmune and TCR2
Adaptimmune’s and TCR2’s businesses are and will be subject to the risks described above. In addition, Adaptimmune and TCR2 are, and will continue to be, subject to the risks described in, as applicable, the Adaptimmune 10-K and the TCR2 10-K, as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which are filed with the SEC and incorporated by reference in this joint proxy statement/prospectus. See the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 213 of this joint proxy statement/prospectus.

DESCRIPTION OF ADAPTIMMUNE AND MERGER SUB
Adaptimmune
Adaptimmune is a clinical-stage biopharmaceutical company focused on providing novel cell therapies to people with cancer. Adaptimmune is a leader in the development of T-cell therapies for solid tumors and has reported responses in multiple solid tumor indications. Adaptimmune’s principal executive offices are located at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, United Kingdom, and its telephone number is (44) 1235 430000.
Merger Sub
Merger Sub was formed by Adaptimmune solely in contemplation of the merger, has not conducted any business and has no assets, liability or obligations of any nature other than as set forth in the merger agreement. By operation of the merger, CM Merger Sub, Inc. will be merged with and into TCR2, with TCR2 continuing as the surviving corporation and as a wholly-owned direct subsidiary of CM Intermediate. Upon completion of the merger, the separate existence of CM Merger Sub, Inc. will cease to exist. Merger Sub’s principal executive offices are located at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, United Kingdom, and its telephone number is (44) 1235-430000.

DESCRIPTION OF TCR2
TCR2 was originally incorporated under the name TCR2, Inc. on May 29, 2015 in the State of Delaware, and subsequently changed its name to TCR2 Therapeutics Inc. on November 14, 2016. TCR2 is a clinical-stage cell therapy company developing a pipeline of novel T cell therapies for cancer patients suffering from solid tumors by powering the T cell receptor (TCR) with its proprietary, first-in-class TCR Fusion Construct T cells (TRuC-T cells). Designed to overcome the limitations of current cell therapy modalities, TCR2’s TRuC-T cells, an HLA-independent T cell therapy platform, recognize and kill cancer cells by harnessing the entire TCR signaling complex, which TCR2 believes is essential for T cell therapies to be effective in patients with solid tumors.
TCR2’s lead TRuC-T cell targeting mesothelin-expressing solid tumors is gavocabtagene autoleucel (gavo-cel, formerly TC-210). TCR2 has completed the Phase 1 portion of its Phase 1/2 clinical trial for gavo-cel to treat patients with ovarian cancer, non-small cell lung cancer (NSCLC), malignant pleural/peritoneal mesothelioma or cholangiocarcinoma. TCR2 estimates the patient population for gavo-cel in the four indications which the clinical trial is exploring is up to 81,000 patients in the United States alone.
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Based on the topline data readout presented on September 28, 2022 from patients in dose escalation in the Phase 1 portion of TCR2’s Phase 1/2 clinical trial as of the September 9, 2022 data cutoff, gavo-cel has demonstrated consistent clinical benefit, with 28 of 30 patients evaluable for efficacy experiencing tumor regression, clinical activity observed in all three mesothelin-expressing tumor types treated (i.e. ovarian cancer, mesothelioma and cholangiocarcinoma), and a 77% disease control rate (DCR).

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TCR2 has observed a 22% Overall Response Rate (ORR) in patients infused with gavo-cel following lymphodepletion with six (four mesothelioma, two ovarian cancer) RECIST partial responses (PRs) by independent assessment. The ORR was 21% in mesothelioma and 29% in ovarian cancer by blinded independent central review (BICR).

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The median overall survival (OS) for patients with MPM was 11.2 months, whereas the median progression-free survival (PFS) for patients with MPM was 5.6 months. The median OS for patients with ovarian cancer was 8.1 months, whereas the median PFS for patients with ovarian cancer was 5.8 months.

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Based on TCR2’s mesothelin cutoff screening protocol (confirmed positive mesothelin expression on ≥50% of tumor cells that are 2+ and/or 3+ by immunohistochemistry), 48% of patients screened have been eligible to be enrolled in the clinical trial.

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A maximum tolerated dose (MTD) was declared by the Safety Review Team (SRT) after all three patients treated at dose level 5 (DL5: 5x108 cells/m2 following lymphodepletion) experienced Grade ≥3 CRS. Below DL5, gavo-cel exhibited a manageable safety profile 4 on-target, off-tumor toxicities reported. In late December 2021, the SRT declared 1x108 cells/m2 following lymphodepletion as the recommended Phase 2 dose (RP2D).

TCR2 designed the Phase 2 portion of its Phase 1/2 clinical trial to assess gavo-cel in patients with ovarian cancer, NSCLC, malignant pleural/peritoneal mesothelioma or cholangiocarcinoma. In January 2023, TCR2 announced that it had narrowed the focus of its development of gavo-cel in combination with Opdivo® (nivolumab) and Yervoy® (ipilimumab) and are evaluating redosing strategies which it believes may increase the duration of benefit in patients with ovarian cancer. TCR2 believes that these plans will allow them to prioritize material investment in gavo-cel and durability data from the ovarian cancer cohort is expected in the second half of 2023.
TCR2’s next most advanced program is TC-510, its first enhanced TRuC-T cell targeting mesothelin-expressing solid tumors which incorporates a PD-1:CD28 chimeric switch receptor. In TCR2’s preclinical studies of TC-510, they observed functional improvements over gavo-cel including enhanced signaling, increased proliferation, reduced exhaustion and improved in vivo efficacy against tumors with high PD-L1 expression. Based on these preclinical studies, TCR2 believes they can improve on the efficacy of gavo-cel in specific hostile solid tumor microenvironment settings and potentially expand into new solid tumor indications. TCR2 is conducting the Phase 1 portion of the Phase 1/2 clinical trial with initial objective response data expected in the second half of 2023.

TCR2 is a public company whose shares trade on the Nasdaq under the ticker symbol “TCRR.” TCR2’s principal executive offices are located at 100 Binney Street, Suite 710, Cambridge, Massachusetts 02142, and telephone number is (617) 949-5200.
Additional information about TCR2 can be found on its website at http://www.tcr2.com. The information contained in, or that can be accessed through, TCR2’s website is not intended to be incorporated into this joint proxy statement/prospectus. For additional information about TCR2, see the section entitled “Where You Can Find More Information.”

INFORMATION ABOUT THE ADAPTIMMUNE GENERAL MEETING
Time, Place and Purpose of the Adaptimmune General Meeting
This joint proxy statement/prospectus is being furnished to Adaptimmune shareholders as part of the solicitation of proxies by the Adaptimmune Board for use at the Adaptimmune general meeting to be held at 12:30 p.m. London time (7:30 a.m. Eastern Time) on May 30, 2023, at Adaptimmune’s corporate headquarters, located at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, or at any postponement or adjournment thereof. At the Adaptimmune general meeting, Adaptimmune shareholders will be asked to (i) approve the Allotment Proposal and (ii) approve the Share Issuance Proposal.
Adaptimmune shareholders must approve the Allotment Proposal and the Share Issuance Proposal in order for the merger to occur. If Adaptimmune shareholders fail to approve the Allotment Proposal and the Share Issuance Proposal, the merger will not occur. A copy of the merger agreement, as amended, is attached as Annex A to this joint proxy statement/prospectus, which Adaptimmune encourages you to read carefully and in its entirety.
Action to be Taken by Holders of Adaptimmune Ordinary Shares
If you are a holder of Adaptimmune ADSs, please ignore this section and refer instead to the section below “—Holders of Adaptimmune ADSs.”
Holders of Adaptimmune ordinary shares that are planning to attend the Adaptimmune general meeting in person (or by way of corporate representative) should inform Morrow Sodali, Adaptimmune’s proxy solicitor.
Any holder of Adaptimmune ordinary shares that is unable to attend the Adaptimmune general meeting can still vote on the Allotment Proposal and the Share Issuance Proposal by appointing a proxy. A form of proxy for use at the Adaptimmune general meeting is enclosed or is being sent by email to holders of Adaptimmune ordinary shares that have opted to receive information by email. Holders of Adaptimmune ordinary shares are able to submit their proxy vote online at www.investorcentre.co.uk/eproxy (see instructions on form of proxy) to arrive by no later than 12:30 p.m. London time (7:30 a.m. Eastern Time) on May 26, 2023.
Alternatively, holders of Adaptimmune ordinary shares that have received a printed form of proxy and prefer to return it by post are advised to complete and return the form of proxy in accordance with the instructions printed on it so as to arrive at Adaptimmune’s registrar, Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, England as soon as possible but in any event by no later than 12:30 p.m. London time (7:30 a.m. Eastern Time) on May 26, 2023. CREST members may appoint a proxy by using the CREST electronic proxy appointment service. The return of a form of proxy or the electronic appointment of a proxy does not preclude any holder of Adaptimmune ordinary shares from attending and voting at the Adaptimmune general meeting if they so wish.
This joint proxy statement/prospectus, including the notice of the Adaptimmune general meeting and associated materials for the Adaptimmune general meeting are being sent or supplied to holders of Adaptimmune ordinary shares as of April 18, 2023. In order to attend and vote at the Adaptimmune general meeting as a holder of Adaptimmune ordinary shares or for your form of proxy to remain valid, you must continue to be registered as a holder of ordinary shares in Adaptimmune’s register of members as of 6:30 p.m. London time (1:30 p.m. Eastern Time) on May 26, 2023.
Therefore, if any holder of Adaptimmune ordinary shares sells or transfers such Adaptimmune ordinary shares on or prior to May 26, 2023, the form of proxy of such holder of Adaptimmune ordinary shares can no longer be used and if submitted (whether before or after you sell or transfer your Adaptimmune ordinary shares) will be treated as invalid. The selling or transferring holder of Adaptimmune ordinary shares should pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Morrow Sodali, Adaptimmune’s proxy solicitor, to request a new form of proxy for its use.

Should a holder of Adaptimmune ordinary shares elect to convert their holding of Adaptimmune ordinary shares in the capital of Adaptimmune into an interest in the capital of Adaptimmune represented by ADSs before the Adaptimmune general meeting, such holder will cease to be a holder of Adaptimmune ordinary shares in their own name and will not be entitled to vote at the Adaptimmune general meeting as a holder of Adaptimmune ordinary shares. Such holder will also not be able to use the form of proxy that has been sent to them with this joint proxy statement/prospectus. However, such holder may be able to exercise their vote as a holder of an interest in the capital of Adaptimmune represented by Adaptimmune ADSs — please refer to the next section — “Holders of Adaptimmune ADSs.”
Holders of Adaptimmune ADSs
In order to exercise their vote as a holder of Adaptimmune ADSs, the Adaptimmune ADS holder or their bank, broker or nominee must be registered as a holder of ADSs in the Adaptimmune ADS register by 5:00 p.m. Eastern Time on April 18, 2023 (the record date for holders of Adaptimmune ADSs).
Any holder of Adaptimmune ADSs through a bank, broker or nominee on April 18, 2023, will have the materials for holders of Adaptimmune ADSs, which include the depositary bank’s notice of the Adaptimmune general meeting, the Adaptimmune general meeting documentation, and Adaptimmune ADS proxy card, sent to their bank, broker or nominee who should forward the materials to them. Please reach out to your bank, broker or nominee to provide your voting instructions.
Please note that Adaptimmune ADS proxy cards submitted by holders of Adaptimmune ADSs must be received by the depositary bank by no later than 10:00 a.m. Eastern Time on May 24, 2023.
Contact for Holders of Adaptimmune ADSs
If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. — ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43099, Providence, RI 02940-5000.
Contact at Adaptimmune
If at any point you have any queries, please contact Morrow Sodali, Adaptimmune’s proxy solicitor, by calling toll free at 1 (800) 662-5200. Banks, brokerage firms and other nominees may call collect at 1 (203) 658-9400.
Attendance
Attendance at the Adaptimmune general meeting will be limited to holders of record of Adaptimmune ordinary shares as of 6:30 p.m. London time (1:30 p.m. Eastern Time) on May 26, 2023. In order to obtain admittance to the Adaptimmune general meeting each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Any registered holder of Adaptimmune ordinary shares may appoint a proxy to attend, speak and vote on his/her behalf.
Quorum
For the purposes of the Adaptimmune general meeting, a quorate meeting will be formed by two persons being present and between them holding (or being the proxy or corporative representative of the holders of) at least one-third in number of the issued Adaptimmune ordinary shares entitled to vote at the Adaptimmune general meeting.
If you are a holder of record of Adaptimmune ordinary shares, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Adaptimmune general meeting. If you are a beneficial owner of Adaptimmune ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker or nominee submits a proxy for those shares and the proxy represents the holder at the Adaptimmune general meeting. A member represented by a proxy at the Adaptimmune general meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of proxy does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Adaptimmune general meeting, but the member represented by that proxy at the Adaptimmune general meeting will be counted towards the quorum requirement. If there is no quorum, the Adaptimmune general meeting will stand adjourned to such time, date and place as may be fixed by the chairperson of the Adaptimmune general meeting (being not less than 10 days later), and, if a quorum is not present at the adjourned meeting, the Adaptimmune general meeting will be dissolved.
Where the depositary bank submits votes on behalf of any holders of Adaptimmune ADSs, the number of ordinary shares represented by the Adaptimmune ADSs held by the relevant holders of Adaptimmune ADSs will count towards the quorum.
Vote Required
The Allotment Proposal and the Share Issuance Proposal are being proposed as ordinary resolutions. Under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
You may vote “FOR,” “AGAINST” or “VOTE WITHHELD” for the Allotment Proposal and the Share Issuance Proposal. Votes withheld (or abstentions) and broker non-votes are not votes in law and will not be counted in the calculation of the votes “FOR” and “AGAINST” a resolution.
In accordance with the rules of Nasdaq, banks, brokerage firms or other nominees who hold Adaptimmune ADSs in “street name” for customers are precluded from exercising their voting discretion with respect to approving non-routine matters such as the adoption of the Allotment Proposal and the Share Issuance Proposal. Additionally, for Adaptimmune ordinary shares that are held in an account at a brokerage firm, bank or other similar organization, the shareholder of record is considered such brokerage firm, bank or other similar organization. As a result, absent specific instructions from the beneficial owner of such shares of Adaptimmune ordinary shares, banks, brokerage firms and other nominees are not empowered to vote those shares of Adaptimmune ordinary shares on non-routine matters. These broker non-votes will not be counted in respect of, and will not have any effect on, the Allotment Proposal and the Share Issuance Proposal.
With respect to Adaptimmune ADSs, if voting is by poll and the depositary bank does not receive voting instructions from a holder of Adaptimmune ADSs as of the record date for holders of Adaptimmune ADSs on or before the date established by the depositary bank for such purpose, such holder of Adaptimmune ADSs will be deemed, and the depositary bank will deem such holder, to have instructed the depositary bank to give a discretionary proxy to a person designated by Adaptimmune to vote the Adaptimmune ADSs; provided, however, that no such discretionary proxy will be given by the depositary bank with respect to any matter to be voted upon as to which Adaptimmune informs the depositary bank that (i) Adaptimmune does not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of Adaptimmune ADSs may be adversely affected.
If you have any questions or need assistance voting your shares, please contact Morrow Sodali, Adaptimmune’s proxy solicitor, by calling toll-free at 1 (800) 662-5200. Banks, brokerage firms and other nominees may call collect at 1 (203) 658-9400.
IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF ADAPTIMMUNE ORDINARY SHARES AT THE ADAPTIMMUNE GENERAL MEETING PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE ADAPTIMMUNE GENERAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY THE INTERNET. ADAPTIMMUNE SHAREHOLDERS WHO ATTEND THE ADAPTIMMUNE GENERAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.
As of March 28, 2023, the directors and executive officers of Adaptimmune beneficially owned and were entitled to vote, in the aggregate, 13,027,948 Adaptimmune ordinary shares (not including any

Adaptimmune ordinary shares deliverable upon the vesting of any restricted stock unit style options or the exercise of any options). This includes Adaptimmune ordinary shares which are represented by Adaptimmune ADSs.
Proxies and Revocation
A registered holder of Adaptimmune ordinary shares can revoke his or her proxy, whether delivered over the Internet or by mail, at any time before 12:30 p.m., London Time, on May 26, 2023, by voting again through any of the methods available to you, by notifying Adaptimmune’s registrar, Computershare, in writing that you are revoking your proxy, which must be received by Computershare by not less than 48 hours (not including non-business days) before the time of the Adaptimmune general meeting to be effective, or by attending the Adaptimmune general meeting and voting in person. Written notice of revocation should be mailed to: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, England.
If Adaptimmune ordinary shares are held in an account at a brokerage firm, bank or similar organization, voting instructions may be changed or revoked by contacting the broker, bank or other nominee holding the shares.
Adjournments
Although it is not currently expected, the Adaptimmune general meeting may be adjourned (with the consent of the meeting) for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Adaptimmune general meeting to pass the resolutions to be proposed, and will be adjourned if a quorum is not present at the Adaptimmune general meeting. Any adjournment of the Adaptimmune general meeting for the purpose of soliciting additional proxies will allow Adaptimmune shareholders who have already sent in their proxies to revoke them prior to their use at the Adaptimmune general meeting as adjourned.
Anticipated Date of Completion of the Merger
Subject to the satisfaction or waiver of the closing conditions described under the section titled, “The Merger Agreement — Conditions to Completion of the Merger,” including the approval by Adaptimmune shareholders of the Allotment Proposal and the Share Issuance Proposal at the Adaptimmune general meeting, Adaptimmune and TCR2 expect that the merger will be completed in the second quarter of 2023. The merger agreement provides that the closing will occur as early as practicable on a date to be specified by the parties to the merger agreement and no later than the second business day after satisfaction or waiver of all of the conditions to closing described under the section titled, “The Merger Agreement — Conditions to Completion of the Merger,” other than those conditions that by their nature may only be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing. See the section of this joint proxy statement/prospectus titled, “The Merger — Closing and Effective Time of the Merger.”
Solicitation of Proxies; Payment of Solicitation Expenses
Adaptimmune has engaged Morrow Sodali to assist in the solicitation of proxies for the Adaptimmune general meeting. Adaptimmune estimates that it will pay Morrow Sodali a fee not to exceed $15,000. Adaptimmune has agreed to reimburse Morrow Sodali for certain reasonable and documented out-of-pocket fees and expenses, including telephone charges, and also will indemnify Morrow Sodali, its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. Adaptimmune may also reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of Adaptimmune’s ordinary shares. Adaptimmune’s directors, officers and employees also may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. Adaptimmune also has agreed to reimburse the depositary bank for its expenses in sending materials, including Adaptimmune ADS proxy cards, to Adaptimmune ADS holders of record.

Questions and Additional Information
If you are a holder of Adaptimmune ordinary shares or Adaptimmune ADSs and have additional questions about the merger, need assistance in submitting your form of proxy or voting your Adaptimmune ordinary shares or Adaptimmune ADSs, or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, please contact Morrow Sodali, Adaptimmune’s proxy solicitor, by calling toll-free at 1 (800) 662-5200. Banks, brokerage firms and other nominees may call collect at 1 (203) 658-9400.

ADAPTIMMUNE PROPOSAL 1:
APPROVAL OF THE ALLOTMENT
This joint proxy statement/prospectus is being furnished to you as a Adaptimmune shareholder in connection with the solicitation of proxies by the Adaptimmune Board for use at the Adaptimmune general meeting. Under the Companies Act 2006, the Adaptimmune Board cannot allot Adaptimmune ordinary shares (other than pursuant to an employee share scheme) unless they are authorized to do so by Adaptimmune shareholders. At the Adaptimmune general meeting, Adaptimmune is asking Adaptimmune shareholders to consider and vote upon a proposal to authorize the Adaptimmune Board (or a duly authorized committee thereof) to allot new shares or to grant rights to subscribe for or to convert any security into Adaptimmune ordinary shares up to a maximum aggregate nominal amount of £380,600.712 in connection with the merger (the “Allotment Proposal”).
Based on the number of shares of TCR2 Common Stock outstanding as of March 28, 2023, Adaptimmune expects to issue approximately 62,491,891 Adaptimmune ADSs to TCR2 stockholders in connection with the merger. The actual number of Adaptimmune ADSs to be issued in connection with the merger will be based on the number of shares of TCR2 Common Stock outstanding at the Effective Time and the Exchange Ratio. Based on the number of shares of Adaptimmune ADSs and TCR2 Common Stock outstanding as of March 28, 2023, upon completion of the merger, Adaptimmune shareholders immediately prior to the merger are expected to own approximately 75% of the combined company’s ordinary shares and TCR2 stockholders immediately prior to the merger are expected to own approximately 25% of the combined company’s ordinary shares.
The Adaptimmune Board has carefully considered and (i) unanimously determined that the terms of the merger and the other transactions contemplated by the merger agreement are most likely to promote the success of Adaptimmune for the benefit of Adaptimmune shareholders, (ii) unanimously approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, (iii) unanimously resolved, subject to Section 5.4(c) of the merger agreement, to recommend that Adaptimmune shareholders approve authorization of the Adaptimmune Board to allot all Adaptimmune ordinary shares to be issued in connection with the merger and (iv) directed that the issuance of Adaptimmune ordinary shares represented by Adaptimmune ADSs in connection with the merger be submitted to Adaptimmune shareholders for approval.
The Adaptimmune Board unanimously recommends that Adaptimmune shareholders vote “FOR” the Allotment Proposal.
The Allotment Proposal is being proposed as ordinary resolution. Under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Any shares not present or represented by proxy (including due to the failure of a holder of Adaptimmune ordinary shares who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Adaptimmune general meeting to such bank, broker or other nominee) will have no effect on the outcome of the Allotment Proposal, provided that a quorum is otherwise present. An abstention by any shares present or represented by proxy on the Allotment Proposal will not be counted as votes cast in favor or against the Allotment Proposal but will count for the purpose of determining whether a quorum is present. Broker non-votes, if any, will have no effect on the Allotment Proposal.
With respect to Adaptimmune ADSs, if voting is by poll and the depositary bank does not receive voting instructions from a holder of Adaptimmune ADSs as of the record date for holders of Adaptimmune ADSs on or before the date established by the depositary bank for such purpose, such holder of Adaptimmune ADSs will be deemed, and the depositary bank will deem such holder, to have instructed the depositary bank to give a discretionary proxy to a person designated by Adaptimmune to vote the Adaptimmune ADSs; provided, however, that no such discretionary proxy will be given by the depositary bank with respect to any matter to be voted upon as to which Adaptimmune informs the depositary bank that

(i) Adaptimmune does not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of Adaptimmune ADSs may be adversely affected.
THE ADAPTIMMUNE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ALLOTMENT PROPOSAL.

ADAPTIMMUNE PROPOSAL 2:
APPROVAL OF THE SHARE ISSUANCE
The Adaptimmune Board has carefully considered and unanimously approved the merger agreement and the transactions contemplated thereby, including the merger, and determined that the merger agreement and the transactions contemplated thereby, including the merger, would most likely promote the success of Adaptimmune for the benefit of Adaptimmune shareholders. Adaptimmune is asking Adaptimmune shareholders to consider and vote upon a proposal to approve the issuance of shares of Adaptimmune ordinary shares to be represented by Adaptimmune ADSs in connection with the merger for purposes of applicable Nasdaq rules (the “Share Issuance Proposal”).
The Adaptimmune Board unanimously recommends that Adaptimmune shareholders vote “FOR” the Share Issuance Proposal.
The Share Issuance Proposal is being proposed as ordinary resolution. Under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Any shares not present or represented by proxy (including due to the failure of a holder of Adaptimmune ordinary shares who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Adaptimmune general meeting to such bank, broker or other nominee) will have no effect on the outcome of the Share Issuance Proposal, provided that a quorum is otherwise present. An abstention by any shares present or represented by proxy on the Share Issuance Proposal will not be counted as votes cast in favor or against the Share Issuance Proposal but will count for the purpose of determining whether a quorum is present. Broker non-votes, if any, will have no effect on the Share Issuance Proposal.
With respect to Adaptimmune ADSs, if voting is by poll and the depositary bank does not receive voting instructions from a holder of Adaptimmune ADSs as of the record date for holders of Adaptimmune ADSs on or before the date established by the depositary bank for such purpose, such holder of Adaptimmune ADSs will be deemed, and the depositary bank will deem such holder, to have instructed the depositary bank to give a discretionary proxy to a person designated by Adaptimmune to vote the Adaptimmune ADSs; provided, however, that no such discretionary proxy will be given by the depositary bank with respect to any matter to be voted upon as to which Adaptimmune informs the depositary bank that (i) Adaptimmune does not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of Adaptimmune ADSs may be adversely affected.
THE ADAPTIMMUNE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE SHARE ISSUANCE PROPOSAL.

INFORMATION ABOUT THE TCR2 SPECIAL MEETING
This joint proxy statement/prospectus is being provided to TCR2 stockholders in connection with the solicitation of proxies by the TCR2 Board for use at the TCR2 special meeting and at any adjournments or postponements of the TCR2 special meeting. TCR2 stockholders are encouraged to read the entire document carefully, including the annexes to and documents incorporated by reference into this document, for more detailed information regarding the merger agreement and the transactions contemplated by the merger agreement.
Date, Time and Place of the TCR2 Special Meeting
The TCR2 special meeting is scheduled to be held virtually via the Internet on May 30, 2023, beginning at 8:00 a.m., Eastern Time, unless postponed to a later date.
TCR2 has elected to hold the TCR2 special meeting solely by means of remote communication (via the Internet). The TCR2 special meeting will be held solely via live webcast and there will not be a physical meeting location. You will be able to attend the TCR2 special meeting online and vote their shares electronically by visiting www.proxydocs.com/TCRR to register and entering the your control number included on your proxy card or on the instructions that accompanied your proxy materials (the “special meeting website”).
To be admitted to the TCR2 special meeting and vote your shares, you must register in advance at www.proxydocs.com/TCRR prior to the deadline of May 29, 2023 at 5:00 p.m. Eastern Time. You will be required to enter the control number provided in the proxy card at www.proxydocs.com/TCRR and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Upon completing your registration, you will receive further instructions via email, including unique links to access the TCR2 special meeting and to submit questions in advance of the TCR2 special meeting.
TCR2 will entertain questions at the TCR2 special meeting in accordance with the rules of conduct for the meeting to the extent that the question posed by a stockholder are relevant to the TCR2 special meeting and the proposals presented. Any questions or comments that are unrelated to the business of the TCR2 special meeting will not be addressed at the meeting.
Matters to Be Considered at the TCR2 Special Meeting
The purpose of the TCR2 special meeting is to consider and vote on each of the following proposals, each of which is further described in this joint proxy statement/prospectus:
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Proposal 1:   Adoption of the Merger Agreement.   To consider and vote on the merger proposal; and

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Proposal 2:   Adjournment or Postponement of the TCR2 Special Meeting.   To consider and vote on the TCR2 adjournment proposal.

Recommendation of the TCR2 Board
The TCR2 Board recommends that TCR2 stockholders vote:
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Proposal 1:   “FOR” the merger proposal; and

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Proposal 2:   “FOR” the TCR2 adjournment proposal.

After careful consideration, the TCR2 Board (i) unanimously determined that terms the merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of TCR2 and its stockholders, (ii) unanimously approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, (iii) unanimously resolved, subject to Section 5.3(c) of the merger agreement, to recommended that the TCR2 stockholders adopt the merger agreement and the transactions contemplated by the merger agreement, and (iv) has directed that the merger agreement and the transactions contemplated by the merger agreement be submitted to the TCR2 stockholders for adoption.

See also the section in this joint proxy statement/prospectus titled “The Merger — TCR2’s Reasons for the Merger; Recommendation of TCR2’s Board that TCR2 Stockholders Approve the Merger Proposal.”
Record Date for the TCR2 Special Meeting and Voting Rights
As of the close of business on the Record Date, there were 39,244,199 shares of TCR2 Common Stock issued and outstanding and entitled to vote at the TCR2 special meeting.
Each TCR2 stockholder is entitled to one vote for each share of TCR2 Common Stock such holder owned of record at the close of business on the record date with respect to each matter properly brought before the TCR2 special meeting. Only TCR2 stockholders of record at the close of business on the record date are entitled to receive notice of and to vote at the TCR2 special meeting and any and all adjournments or postponements thereof.
Quorum; Abstentions and Broker Non-Votes
A quorum of TCR2 stockholders is necessary to conduct the TCR2 special meeting. The presence, via the TCR2 special meeting website or by proxy, of the holders of a majority of the shares of TCR2 Common Stock entitled to vote at the TCR2 special meeting will constitute a quorum. Shares of TCR2 Common Stock represented at the TCR2 special meeting by attendance via the special meeting website or by proxy and entitled to vote, but not voted, including shares for which a stockholder directs an “abstention” from voting, will be counted for purposes of determining a quorum. However, because all of the proposals for consideration at the TCR2 special meeting are considered “non-routine” matters under the New York Stock Exchange Rules which also apply to Nasdaq listed companies (as described below), shares held in “street name” will not be counted as present for the purpose of determining the existence of a quorum unless the stockholder provides their bank, broker or other nominee with voting instructions for at least one of the proposals before the TCR2 special meeting. If a quorum is not present, the TCR2 special meeting will be adjourned or postponed until the holders of the number of shares of TCR2 Common Stock required to constitute a quorum attend.
Under the New York Stock Exchange rules, banks, brokers or other nominees who hold shares in “street name” on behalf of the beneficial owner of such shares have the authority to vote such shares in their discretion on certain “routine” proposals when they have not received voting instructions from the beneficial owners. However, banks, brokers or other nominees are not allowed to exercise their voting discretion with respect to matters that under the Nasdaq rules, as applicable, are “non-routine.” This can result in a “broker non-vote,” which occurs on an item when (1) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other “non-routine” proposals without instructions from the beneficial owner of the shares and (2) the beneficial owner fails to provide the bank, broker or other nominee with voting instructions on a “non-routine” matter. All of the proposals before the TCR2 special meeting are considered “non-routine” matters under the Nasdaq rules, and banks, brokers or other nominees will not have discretionary authority to vote on any matter before the meeting. As a result, TCR2 does not expect any broker non-votes at the TCR2 special meeting and if you hold your shares of TCR2 Common Stock in “street name,” your shares will not be represented and will not be voted on any matter unless you affirmatively instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instructions provided by your bank, broker or other nominee. It is therefore critical that you cast your vote by instructing your bank, broker or other nominee on how to vote. Brokers will not be able to vote on any of the proposals before the TCR2 special meeting unless they have received voting instructions from the beneficial owners.
Required Votes
Except for the TCR2 adjournment proposal, the vote required to approve each of the proposals listed below assumes the presence of a quorum at the TCR2 special meeting. As described above, TCR2 does not expect there to be any broker non-votes at the TCR2 special meeting.

Proposal	Required Vote	Effect of Certain Actions
Proposal 1: Merger Proposal	Approval requires the affirmative vote of at least a majority of the outstanding shares of TCR2 Common Stock entitled to vote on the merger proposal.	Shares of TCR2 Common Stock not present at the TCR2 special meeting, shares that are present and not voted on the merger proposal, including due to the failure of any TCR2 stockholder who holds their shares in “street name” through a bank, broker or other nominee to give voting instructions to such bank, broker or other nominee with respect to the merger proposal, and abstentions will have the same effect as a vote “AGAINST” the merger proposal.
Proposal 2: TCR2 Adjournment Proposal	Approval requires the affirmative vote of at least a majority of votes properly cast on the TCR2 adjournment proposal (meaning the number of votes cast “FOR” this proposal must exceed the votes cast “AGAINST”).	A vote to abstain, failure to vote or a broker non-vote will have no effect on the outcome of the TCR2 adjournment proposal.
Vote of TCR2’s Directors and Executive Officers
As of March 28, 2023, TCR2 directors and executive officers, and their affiliates, as a group, owned and were entitled to vote in the aggregate 8,008,473 shares of TCR2 Common Stock, which represents approximately 20.41% of the shares of TCR2 Common Stock entitled to vote at the TCR2 special meeting. Certain of the TCR2 directors and executive officers have entered into voting and support agreements agreeing to, among other things, vote their shares in favor of the merger proposal, in accordance with the recommendation of the TCR2 Board. TCR2 currently expects that all of its directors and executive officers will vote their shares “FOR” the merger proposal and “FOR” the TCR2 adjournment proposal. See the TCR2 10-K filed with the SEC on March 23, 2023, which is incorporated into this joint proxy statement/prospectus by reference.
Methods of Voting
Registered Stockholders
If you are a stockholder of record, you may vote at the TCR2 special meeting by proxy through the Internet, by telephone or by mail, or by attending the TCR2 special meeting and voting via the special meeting website, as described below.
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By Internet:   By visiting the Internet address provided on the proxy card and following the instructions provided on your proxy card.

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By Telephone:   By calling the number located on the proxy card and following the recorded instructions.

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By Mail:   If you have received a paper copy of the proxy materials by mail, you may complete, sign, date and return by mail the enclosed proxy card in the envelope provided to you with your proxy materials.

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Via the Special Meeting Website:   All stockholders of record may vote at the TCR2 special meeting by attending the meeting via the special meeting website. You may vote your shares online while virtually attending the TCR2 special meeting by following instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email. If you vote by proxy prior to the TCR2 special meeting and choose to attend the TCR2 special meeting online, there is no need to vote again during the TCR2 special meeting unless you wish to change your vote.
Unless revoked, all duly executed proxies representing shares of TCR2 Common Stock entitled to vote will be voted at the TCR2 special meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. If you submit an executed proxy without providing instructions with respect to any proposal, then the TCR2 officers identified on the proxy will vote your shares consistent with the recommendation of the TCR2 Board on such proposal. To reduce administrative costs and help the environment by conserving natural resources, TCR2 asks that you vote through the Internet or by telephone.
By executing and delivering a proxy in connection with the TCR2 special meeting, you designate certain TCR2 officers identified therein as your proxies at the TCR2 special meeting. If you deliver an executed proxy, but do not specify a choice with respect to any proposal properly brought before the TCR2 special meeting, such proxies will vote your underlying shares of TCR2 Common Stock on such uninstructed proposal in accordance with the recommendation of the TCR2 Board. TCR2 does not expect that any matter other than the proposals listed above will be brought before the TCR2 special meeting and the TCR2 by-laws provide that the only business that may be conducted at the TCR2 special meeting are those proposals brought before the meeting by or at the direction of the TCR2 Board.
Beneficial (Street Name) Stockholders
If you hold your shares through a bank, broker or other nominee in “street name” (instead of as a registered holder), you must follow the voting instructions provided by your bank, broker or other nominee in order to vote your shares. Your voting instructions must be received by your bank, broker or other nominee prior to the deadline set forth in the information from your bank, broker or other nominee on how to submit voting instructions. If you do not provide voting instructions to your bank, broker or other nominee with respect to a proposal, your shares of TCR2 Common Stock will not be voted on that proposal as your bank, broker or other nominee does not have discretionary authority to vote on any of the proposals to be voted on at the TCR2 special meeting; see the section of this joint proxy statement/prospectus titled “Information About the TCR2 Special Meeting — Quorum; Abstentions and Broker Non-Votes.”
If you hold your shares through a bank, broker or other nominee in “street name” (instead of as a registered holder), you must obtain a specific control number from your bank, broker or other nominee in order to attend and vote at the TCR2 special meeting via the special meeting website. For more information on how to attend the TCR2 special meeting, see the section of this joint proxy statement/prospectus titled “Information About the TCR2 Special Meeting — Attending the TCR2 Special Meeting.”
Revocability of Proxies
Any stockholder giving a proxy has the right to revoke it at any time before the proxy is voted at the TCR2 special meeting. If you are a TCR2 stockholder of record, you may revoke your proxy by any of the following actions:

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by voting again by Internet or telephone as instructed on your proxy card before the closing of the voting facilities at 8:00 a.m., Eastern Time, on May 30, 2023;

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by sending a signed written notice of revocation to TCR2’s Corporate Secretary, provided such statement is received before the TCR2 special meeting;

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by submitting a properly signed and dated proxy card as instructed above in advance of the TCR2 special meeting; or

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by attending the TCR2 special meeting via the special meeting website and requesting that your proxy be revoked or voting via the website as described above.

Only your last submitted proxy card will be considered.
Execution or revocation of a proxy will not in any way affect a TCR2 stockholder’s right to attend the TCR2 special meeting and vote thereat.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:
TCR2 Therapeutics Inc.
100 Binney Street, Suite 710
Cambridge, MA 02142
Attn: Corporate Secretary
If your shares are held in “street name” and you previously provided voting instructions to your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions. You may also change your vote by obtaining your specific control number and instructions from your bank, broker or other nominee and voting your shares at the TCR2 special meeting via the special meeting website.
Proxy Solicitation Costs
TCR2 is soliciting proxies to provide an opportunity to all TCR2 stockholders to vote on agenda items at the TCR2 special meeting, whether or not the stockholders are able to attend the TCR2 special meeting or any adjournment or postponement thereof. TCR2 will bear the entire cost of soliciting proxies from its stockholders. In addition to the solicitation of proxies by mail, TCR2 will request that banks, brokers and other nominee record holders send proxies and proxy material to the beneficial owners of shares of TCR2 Common Stock and secure their voting instructions, if necessary. TCR2 may be required to reimburse those banks, brokers and other nominees on request for their reasonable expenses in taking those actions.
TCR2 has also retained Innisfree to assist in soliciting proxies and in communicating with TCR2 stockholders and estimates that it will pay them a fee of approximately $100,000 plus reasonable expenses. TCR2 has also agreed to indemnify Innisfree against certain losses, damages and expenses. Proxies may be solicited on behalf of TCR2 or by TCR2’s directors, officers and other employees in person, by mail, by telephone, by facsimile, by messenger, via the Internet or by other means of communication, including electronic communication. Directors, officers and employees of TCR2 will not be paid any additional amounts for their services or solicitation in this regard.
Attending the TCR2 Special Meeting
If you wish to attend the TCR2 special meeting via the special meeting website, you must (i) be a stockholder of record of TCR2 at the close of business on the Record Date, (ii) hold your shares of TCR2 beneficially in the name of a broker, bank or other nominee as of the Record Date or (iii) hold a valid proxy for the TCR2 special meeting.
To enter the special meeting website and attend the TCR2 special meeting, you must register in advance at www.proxydocs.com/TCRR prior to the deadline of May 29, 2023 at 5:00 p.m., Eastern Time. If you hold your shares of TCR2 Common Stock in street name beneficially through a broker, bank or other nominee and you wish to attend the TCR2 special meeting via the special meeting website, you will need to obtain your specific control number and further instructions from your bank, broker or other nominee.
If you plan to attend the TCR2 special meeting and vote via the special meeting website, TCR2 still encourages you to vote in advance by the Internet, telephone or (if you received a paper copy of the proxy materials) by mail so that your vote will be counted in the event you later decide not to attend the TCR2 special meeting via the special meeting website. Voting your proxy by the Internet, telephone or mail will not limit your right to vote at the TCR2 special meeting via the special meeting website if you later decide to attend the TCR2 special meeting.
Householding
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. TCR2 and some brokers “household” proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or TCR2 that they or TCR2 will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or TCR2 if you hold shares directly in your name. You can notify TCR2 by sending a written request to TCR2 Therapeutics Inc., 100 Binney Street, Suite 710, Cambridge, MA 02124, Attention: Corporate Secretary.
Tabulation of Votes
The TCR2 Board will appoint an independent inspector of election for the TCR2 special meeting. The inspector of election will, among other matters, determine the number of shares of TCR2 Common Stock represented at the TCR2 special meeting to confirm the existence of a quorum, determine the validity of all proxies and ballots and certify the results of voting on all proposals submitted to TCR2 stockholders at the TCR2 special meeting.
Adjournments
If a quorum is present at the TCR2 special meeting but there are not sufficient votes at the time of the TCR2 special meeting to approve the merger proposal, then TCR2 stockholders may be asked to vote on the TCR2 adjournment proposal.
At any subsequent reconvening of the TCR2 special meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting and all proxies will be voted in the same manner as they would have been voted at the original convening of the TCR2 special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.
Assistance
If you need assistance voting or in completing your proxy card or have questions regarding the TCR2 special meeting, please contact Innisfree, TCR2’s proxy solicitor for the TCR2 special meeting:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll free: 1 (877) 750-8233
Banks and Brokers may call collect: 1 (212) 750-5833
TCR2 STOCKHOLDERS SHOULD CAREFULLY READ THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MERGER AGREEMENT AND THE MERGER. IN PARTICULAR, TCR2 STOCKHOLDERS ARE DIRECTED TO THE MERGER AGREEMENT, AS AMENDED, WHICH IS ATTACHED AS ANNEX A HERETO.

TCR2 PROPOSAL NO 1: ADOPTION OF THE MERGER AGREEMENT
General
This joint proxy statement/prospectus is being provided to the holders of shares of TCR2 Common Stock in connection with the solicitation of proxies by the TCR2 Board to be voted at the TCR2 special meeting and at any adjournments or postponements of the TCR2 special meeting. At the TCR2 special meeting, TCR2 will ask its stockholders to vote on (i) the merger proposal and (ii) the TCR2 adjournment proposal.
The merger agreement provides for the merger of Merger Sub with and into TCR2, with TCR2 continuing as the surviving corporation and wholly-owned subsidiary of Adaptimmune. The merger will not be completed and the merger consideration will not be issued unless the TCR2 stockholders approve the merger proposal and the Adaptimmune shareholders approve the issuance of the merger consideration, and the other closing conditions specified in the merger agreement are met or waived.
A copy of the merger agreement, as amended, is attached as Annex A to this joint proxy statement/prospectus. You are urged to read the merger agreement in its entirety because it is the legal document that governs the merger. For additional information about the merger and the merger agreement, see the sections of this joint proxy statement/prospectus titled “The Merger” and “The Merger Agreement.”
The TCR2 Board, after careful consideration, has (i) unanimously determined that the merger and the transactions contemplated in the merger agreement are advisable, fair to and in the best interests of, TCR2 and the TCR2 stockholders, (ii) unanimously approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, (iii) unanimously resolved to recommend that the TCR2 stockholders adopt the merger agreement and the transactions contemplated therein and (iv) directed that the merger agreement and the transactions contemplated therein be submitted to the TCR2 stockholders for adoption.
Vote Required
Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of TCR2 Common Stock entitled to vote on this proposal. This proposal is a “non-discretionary” matter. Accordingly, a TCR2 stockholder’s abstention from voting on this proposal and broker non-votes will have the same effect as a vote “AGAINST” this proposal.
Unless marked otherwise, proxies received by TCR2 stockholders will be votes “FOR” the approval of the merger agreement.
Recommendation
THE TCR2 BOARD RECOMMENDS THAT THE TCR2 STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL.

TCR2 PROPOSAL NO. 2: ADJOURNMENT OR POSTPONEMENT OF THE TCR2 SPECIAL MEETING
TCR2 stockholders are being asked to consider and vote on a proposal to approve the adjournment or postponement of the TCR2 special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the TCR2 special meeting to approve the merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to TCR2 stockholders. Any determination of whether it is necessary to adjourn or postpone the TCR2 special meeting (or any adjournment or postponement thereof) to solicit additional proxies will be made solely by TCR2 consistent with the terms of the merger agreement or with the consent of Adaptimmune.
Vote Required
Whether or not a quorum is present, the approval of the TCR2 adjournment proposal requires the affirmative vote of a majority of the votes properly cast at the TCR2 special meeting by holders of shares of TCR2 Common Stock. For purposes of the TCR2 adjournment proposal, “votes properly cast” on the proposal consist of votes “FOR” or “AGAINST” the proposal. Accordingly, a TCR2 stockholder’s abstention from voting on the TCR2 adjournment proposal will have no effect on the approval of the proposal. This proposal is considered a “discretionary matter.” Therefore, a broker may vote shares of TCR2 Common Stock held in “street name” without receiving explicit voting instructions from the beneficial owners of such shares and broker non-votes are not expected on this proposal.
Unless marked otherwise, proxies received by TCR2 stockholders will be votes “FOR” the approval of the TCR2 adjournment proposal.
Recommendation of the TCR2 Board
THE TCR2 BOARD RECOMMENDS THAT TCR2 STOCKHOLDERS VOTE “FOR” THE TCR2 ADJOURNMENT PROPOSAL.

THE MERGER
The following is a description of the material aspects of the merger. The description may not contain all of the information that may be important to you. The discussion of the merger in this joint proxy statement/prospectus is qualified in its entirety by reference to the merger agreement, as amended, which is attached to this joint proxy statement/prospectus as Annex A and incorporated by reference into this joint proxy statement/prospectus. The representations, warranties and covenants contained in the merger agreement were made only for the purposes of the merger agreement and as of specified dates, were solely for the benefit of the parties to the merger agreement and may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties. In addition, the assertions embodied in the representations and warranties contained in the merger agreement are qualified by information in a confidential disclosure letter that the parties have exchanged, which has been omitted pursuant to Item 601(b)(2) of Regulation S-K. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of affairs of Adaptimmune or TCR2.
You are encouraged to read carefully the entirety of this joint proxy statement/prospectus, including the merger agreement, for a more complete understanding of the merger.
General
Adaptimmune, Merger Sub and TCR2 have entered into the merger agreement, pursuant to which Merger Sub will be merged with and into TCR2, with TCR2 continuing as the surviving corporation and as a wholly-owned subsidiary of Adaptimmune. If the merger is completed, TCR2 Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, following which TCR2 will no longer be required to file periodic reports with the SEC with respect to TCR2 Common Stock.
The Parties to the Merger
Adaptimmune
Adaptimmune is a clinical-stage biopharmaceutical company focused on providing novel cell therapies to people with cancer. Adaptimmune is a leader in the development of T-cell therapies for solid tumors and has reported responses in multiple solid tumor indications. Adaptimmune’s principal executive offices are located at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, United Kingdom, and its telephone number is (44) 1235 430000.
Merger Sub
Merger Sub was formed by Adaptimmune solely in contemplation of the merger, has not conducted any business and has no assets, liability or obligations of any nature other than as set forth in the merger agreement. By operation of the merger, CM Merger Sub, Inc. will be merged with and into TCR2, with TCR2 continuing as the surviving corporation and as a wholly-owned subsidiary of Adaptimmune. Upon completion of the merger, the separate existence of CM Merger Sub, Inc. will cease to exist. Merger Sub’s principal executive offices are located at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, United Kingdom, and its telephone number is (44) 1235-430000.
TCR2
TCR2 is a clinical-stage cell therapy company developing a pipeline of novel T cell therapies for cancer patients suffering from solid tumors by powering the T cell receptor (TCR) with their proprietary, first-in-class TCR Fusion Construct T cells (TRuC-T cells). Designed to overcome the limitations of current cell therapy modalities, TCR2’s TRuC-T cells specifically recognize and kill cancer cells by harnessing the entire TCR signaling complex, independent of human leukocyte antigens (HLA), which TCR2 believes is essential for T cell therapies to be effective in patients with solid tumors. TCR2’s principal executive offices are located at 100 Binney Street, Suite 710, Cambridge, Massachusetts 02142, and its telephone number is (617) 949-5200.

Merger Consideration
If the merger is completed, each issued and outstanding share of TCR2 Common Stock (other than shares of TCR2 Common Stock held by TCR2 as treasury stock, or shares of TCR2 Common Stock owned by Adaptimmune, Merger Sub or any direct or indirect wholly-owned subsidiaries of Adaptimmune), including shares of TCR2 Common Stock underlying TCR2 restricted stock units that immediately vest upon a change of control of TCR2, shall be converted into the right to receive the merger consideration; provided, that after taking into account all book-entry shares delivered by or on behalf of any holder, the number of Adaptimmune ADSs issued to such holder shall be rounded down to the nearest whole Adaptimmune ADS and no fractional Adaptimmune ADS shall be issued. Each Adaptimmune ADS represents six Adaptimmune ordinary shares.
Based on the closing price of Adaptimmune ADSs on Nasdaq of $1.39 on April 17, 2023, the latest practicable trading day prior to the date of this joint proxy statement/prospectus, the implied value of the consideration payable to TCR2 stockholders in the merger was approximately $2.10 per share of TCR2 Common Stock. The market price of shares of Adaptimmune ADSs that TCR2 stockholders receive at the time the merger is completed could be greater than, less than or the same as the market price of shares of Adaptimmune ADSs on the date of this joint proxy statement/prospectus or on the date of the Adaptimmune general meeting or TCR2 special meeting. Accordingly, you should obtain current market quotations for Adaptimmune ADSs and TCR2 Common Stock before deciding how to vote on the proposals hereto. Adaptimmune ADSs and shares of TCR2 Common Stock are traded on Nasdaq, under the symbols “ADAP” and “TCRR,” respectively. Shares of Adaptimmune ADSs will continue trading on Nasdaq under the symbol “ADAP” after completion of the merger.
Background of the Merger
Adaptimmune management and the Adaptimmune Board regularly evaluate the strategic opportunities available to Adaptimmune with a view towards strengthening Adaptimmune’s business, performance, industry positions and prospects and enhancing shareholder value. As part of its ongoing evaluation, Adaptimmune utilizes third parties to review the applicable landscape and potential options and evaluates and considers from time-to-time various potential strategic transactions, including potential mergers with or acquisitions of other participants in the biotech industry. Taken together with the current market position within the biotechnology sector, Adaptimmune management and the Adaptimmune Board have increasingly focused on strategies for ensuring longer term financial security and cash runway for Adaptimmune. From time-to-time, members of Adaptimmune management have met with TCR2 senior management to discuss the cell therapy industry as well as Adaptimmune’s and TCR2’s respective businesses.
TCR2 senior management and the TCR2 Board regularly review TCR2’s performance and prospects in light of its own business activities and external developments in the biotechnology and biopharmaceutical industries. From time to time, these reviews have included consideration of potential partnerships, collaborations and other strategic transactions such as acquisitions or divestitures of programs or technology to enhance stockholder value. TCR2 senior management provided periodic updates on its activities, including those described below, to the TCR2 Board.
During the first half of 2022, the TCR2 Board discussed the strategic, financial and operational challenges of operating TCR2’s business in the then-current environment, including the macro-economic, industry and market conditions negatively impacting clinical-stage cell therapy companies such as TCR2. The TCR2 Board discussed the need for significant capital investment to complete TCR2’s clinical trials of gavocabtagene autoleucel (gavo-cel, formerly TC-210) (“gavo-cel”) and TC-510, support the filing of an Investigational New Drug Application for TC-520, fund its manufacturing network, fund its innovative research and development efforts, hire the appropriate personnel necessary to execute on those priorities, retain critical talent, and operate generally as a public company, as well as the risks and uncertainties associated with conducting clinical trials for gavo-cel, pursuing related regulatory approvals and, if successful, launching and commercializing gavo-cel. The TCR2 Board discussed the risks and uncertainties associated with the competition for (or the availability of) patients for clinical trials for gavo-cel, the complexities of manufacturing and administering the TRuC-T cell therapy, the need to treat a sufficient number of patients to demonstrate a consistently durable response rate and survival benefit, and the need to build sufficient manufacturing capacity if the therapy is approved by the FDA. The TCR2 Board also discussed the risks and uncertainties associated with TCR2’s cash requirements, which had severely negatively impacted TCR2’s stock price and its ability to raise sufficient capital through equity financings. The TCR2 Board further discussed TCR2’s current cash position, its near-term priorities and related cash requirements, and the lack of attractive financing alternatives given then-current market conditions.
On March 24 and 25, 2022, the TCR2 Board held a regularly scheduled meeting at which members of TCR2 senior management and representatives of Goodwin Procter LLP (“Goodwin”), TCR2’s outside legal counsel, were present. At this meeting, TCR2 senior management provided a business update to the TCR2 Board. The TCR2 Board discussed the risks and challenges facing TCR2 mentioned above and considered the prolonged pressure on the stock prices of biopharmaceutical companies and the likelihood that, if the current economic environment were to continue, consolidation would occur in the biopharmaceutical industry, particularly in the capital intensive cell therapy sector in which TCR2 operates. Following discussion, the TCR2 Board determined that it would be in the best interests of TCR2 and the TCR2 stockholders for TCR2 to proactively review potential strategic transactions available to it in order to be a first mover in such consolidation among cell therapy companies. In this connection, the TCR2 Board discussed an unsolicited inbound call that one of the TCR2 directors had recently received from a privately-held cell therapy company (“Party A”) expressing interest in exploring a potential business combination transaction with TCR2. Following discussion, the TCR2 Board authorized TCR2 senior management to engage in discussions with Party A regarding a potential business combination transaction.
Beginning in late March 2022, as authorized by the TCR2 Board, TCR2 senior management engaged in discussions with Party A regarding a potential business combination transaction. In order to facilitate these discussions, TCR2 and Party A entered into a mutual confidentiality agreement, effective as of April 8, 2022. This mutual confidentiality agreement did not contain a standstill obligation.
On May 4, 2022, the TCR2 Board held a regularly scheduled meeting at which members of TCR2 senior management and representatives of Goodwin were present. At this meeting, TCR2 senior management provided a business update to the TCR2 Board. The TCR2 Board also discussed the risks and challenges facing TCR2 as a result of then-current macro-economic, industry and market conditions, its then-current cash position, the need for meaningful capital investment to advance TCR2’s product candidates, and the lack of attractive financing alternatives at that time. The TCR2 Board also discussed plans then being implemented to reduce costs to preserve available cash, as presented by TCR2 senior management at this meeting. TCR2 senior management also provided an update on the discussions with Party A. In light of the discussions at this meeting and previous TCR2 Board meetings, the TCR2 Board directed TCR2 senior management to engage an independent strategic consultant and conduct a strategic review, primarily focused on a potential acquisition of a relatively smaller sized cell therapy company as a way for TCR2 to become a consolidator in the cell therapy sector.
During June and July 2022, TCR2 senior management, in consultation with the independent strategic consultant, conducted the strategic review of potential acquisition candidates, as directed by the TCR2 Board. Also during this time period, TCR2 continued discussions and due diligence with Party A regarding a potential business combination transaction.
On July 28, 2022, the TCR2 Board held a regularly scheduled meeting at which members of TCR2 senior management and representatives of Goodwin were present. TCR2 senior management provided a business update to the TCR2 Board. TCR2 senior management also provided an update on the results of the strategic review conducted in consultation with the independent consultant and the discussions with Party A. The TCR2 Board discussed the risks and challenges facing TCR2 and whether TCR2 had the financial capacity to be positioned as a consolidator in the cell therapy sector. Following discussion, the TCR2 Board authorized TCR2 senior management to continue discussions with Party A as the other potential acquisition candidates identified in the strategic review presented to the TCR2 Board were regarded as less attractive at this time or impractical. The TCR2 Board also directed TCR2 senior management to take additional actions to reduce costs and preserve available cash in order to extend TCR2’s cash runway through key clinical milestones.
During August 2022, TCR2 and Party A continued intermittent discussions regarding a potential business combination transaction. In early September 2022, Party A terminated discussions with TCR2 to focus on discussions that were underway with a global biopharmaceutical company much larger than TCR2 that would ultimately acquire Party A. No further discussions between TCR2 and Party A occurred after this time.
From September 21 through 24, 2022, in order to gauge investor interest in a potential investment in TCR2’s securities, either in a public or private offering, TCR2 wall-crossed approximately a dozen institutional investors and had discussions regarding TCR2’s gavo-cel clinical data prior to its public announcement. These discussions did not ultimately result in an offering that was regarded as sufficiently attractive by the Finance & Strategy Committee of the TCR2 Board (the “F&S Committee”). The TCR2 Board had established the F&S Committee in 2016 to, among other matters, consider and make recommendations to the TCR2 Board regarding matters impacting TCR2’s financial structure and strategic direction, including, but not limited to, TCR2’s capital structure, business development activities, and financing strategy, as well as the overall scope and focus of TCR2’s business and operations.
On September 28, 2022, TCR2 announced positive topline results from the Phase 1 portion of the gavo-cel Phase 1/2 clinical trial for mesothelin-expressing solid tumors with an overall response rate for ovarian cancer patients infused with gavo-cel following lymphodepletion of approximately 29%, and an overall response rate for mesothelioma patients infused with gavo-cel following lymphodepletion of approximately 21%.
On October 6, 2022, the TCR2 Board held a regularly scheduled meeting at which members of TCR2 senior management and representatives of Goodwin were present. At this meeting, TCR2 senior management provided a business update to the TCR2 Board. The TCR2 Board discussed the risks, challenges, and strategic opportunities facing TCR2, taking into consideration the recent clinical data released on gavo-cel that indicated an overall response rate that was higher for ovarian cancer than mesothelioma. The TCR2 Board considered that ovarian cancer is a much larger indication than mesothelioma, and TCR2 senior management reported that potential biopharmaceutical partners and investors were more interested in outcomes from that cohort of the clinical trial. The TCR2 Board also considered the risks and challenges facing TCR2 as a result of then-current macro-economic, industry and market conditions, its then-current cash position, the need for meaningful capital investment to advance TCR2’s product candidates, and the lack of attractive financing alternatives at that time. The TCR2 Board and TCR2 senior management discussed that given the risks and challenges facing TCR2 discussed at this meeting, a low likelihood existed that third parties would be interested in providing equity financing to TCR2 until the next potential clinical data catalysts that might positively influence TCR2’s stock price in the second half of 2023. Following discussion, the TCR2 Board directed TCR2 senior management to prepare a proposal for a potential reprioritization of TCR2 resources to focus on completing the ovarian cancer cohort in the Phase 2 clinical trial of gavo-cel and to deprioritize the mesothelioma studies.
Also at this meeting, TCR2 senior management reported on its continued evaluation of a range of potential strategic alternatives covering business development opportunities and mergers and acquisition strategies in which the scope had been broadened following the termination of discussions with Party A to include T-cell therapy companies that were of equivalent or greater size than TCR2. The TCR2 Board also was updated on the periodic discussions held by TCR2 senior management with other parties in the cell therapy field. As part of this presentation, Adaptimmune was identified and discussed as the most compelling and practical counterparty for a potential business combination through an all-stock merger with TCR2, based on criteria including market capitalization, clinical validation of the underlying technology, therapeutic indications of lead clinical assets, potential catalysts, complementary underlying technologies, synergistic capabilities, including proven ability to execute clinical trials and complex manufacturing processes, physical location in the U.S., cash positions, and cash runway. The meeting participants also discussed another publicly traded cell therapy company (“Party B”) as a potential counterparty for such a transaction but concluded that Party B’s then-much larger market capitalization would prevent TCR2 stockholders from owning a meaningful portion of the post-closing combined company. An overview of Adaptimmune’s and Party B’s respective businesses, the strategic rationale and other considerations for Adaptimmune’s and Party B’s potential combination with TCR2, and high-level financial information (based on publicly available information) were presented and discussed. Following discussion, and in connection with TCR2’s continued exploration of potential strategic alternatives, the TCR2 Board determined to approach Adaptimmune to ascertain its interest in a potential business combination transaction with TCR2 in light of Adaptimmune’s complementary platform and singular focus on solid tumors. Given that Dr. Garry Menzel, President and Chief Executive Officer of TCR2, had a longstanding relationship with Adrian Rawcliffe, Chief Executive Officer of Adaptimmune, the TCR2 Board authorized Dr. Menzel to conduct the initial outreach to Adaptimmune.
On the evening of October 25, 2022, Dr. Menzel and Mr. Rawcliffe met for dinner in Philadelphia, Pennsylvania, at the invitation of Dr. Menzel. During this dinner, the executives discussed the state of the biotechnology industry generally, shared their common belief that consolidation was expected in the cell therapy sector, and discussed the strategic rationale that could support being a first mover in such consolidation through a potential business combination of Adaptimmune and TCR2. Following this meeting, Adaptimmune reviewed publicly available information on TCR2 to further assess TCR2’s technology and whether a combination between Adaptimmune and TCR2 could potentially be beneficial to Adaptimmune.
On the evening of November 2, 2022, Dr. Menzel and Mr. Rawcliffe met again for dinner in Philadelphia, Pennsylvania to further discuss cell therapy consolidation and the strategic rationale and other considerations that would be critical for a successful combination of Adaptimmune and TCR2, including the timing of executing such a transaction. During this dinner, Dr. Menzel informed Mr. Rawcliffe of TCR2’s interest in exploring a potential business combination transaction with Adaptimmune. Mr. Rawcliffe agreed that a compelling strategic rationale for a business combination existed. During these discussions, no economic terms were proposed by either Dr. Menzel or Mr. Rawcliffe with respect to a strategic transaction. Following the meeting, the parties agreed to discuss further such potential business combination with a broader group of individuals from each company at a meeting planned in Boston, Massachusetts for December 6, 2022.
On November 8, 2022, Adaptimmune announced data from its phase 1 SURPASS trial with an overall response rate of 52% across ovarian, urothelial and head and neck cancers. Also, on November 8, 2022, in its third-quarter financial results and business update, Adaptimmune announced it would focus its programs in MAGE-A4 and PRAME T-cell targets, would initiate a rolling BLA submission for afami-cel for the treatment of synovial sarcoma in the fourth-quarter of 2022 and that, to extend its cash runway into early 2025, it would de-prioritize non-core programs and undertake a significant restructuring with a reduction in headcount of approximately 25% to 30%.
On November 21, 2022, the TCR2 Board held an update call regarding TCR2 clinical operations matters at which members of TCR2 senior management provided an update on initiatives to increase patient enrollment. Also, during the call, Dr. Menzel reported on his recent discussions with Adaptimmune and its perceived level of interest in a potential business combination transaction with TCR2. After discussion, the TCR2 Board authorized TCR2 senior management to continue discussions with Adaptimmune. The TCR2 Board also discussed the recent decline of the market capitalization of Party B and, given the prior discussion regarding Party B at the October 6, 2022 TCR2 Board meeting, the TCR2 Board authorized a non-management, independent director who had a business relationship with a representative of Party B to inquire whether there was any interest on the part of Party B in a business combination transaction with another cell therapy company.
On December 1, 2022, Dr. Menzel and Mr. Rawcliffe had a discussion to identify the key principles underlying the strategic rationale for a potential business combination of TCR2 and Adaptimmune, which would be discussed at the planned meeting on December 6, 2022.
On December 2, 2022, Dr. Menzel sent a draft mutual confidentiality agreement to Mr. Rawcliffe. Between December 2, 2022 and December 6, 2022, Mr. Rawcliffe and Dr. Menzel communicated to discuss the proposed agenda and attendees for the potential meeting on December 6, 2022.
On December 6, 2022, members of TCR2 senior management met with members of Adaptimmune management in Boston, Massachusetts and engaged in preliminary discussions regarding their respective capabilities and the operational implications of a potential business combination transaction involving TCR2 and Adaptimmune. Adaptimmune and TCR2 entered into a mutual confidentiality agreement, effective as of December 6, 2022 (the “December 6 NDA”), to enable the parties to engage in confidential discussions in respect of a potential negotiated business arrangement between the parties. The December 6 NDA did not contain standstill obligations.

On December 14, 2022, members of TCR2 senior management had discussions with members of Adaptimmune management to follow up on the discussions of December 6, 2022. The discussions focused on understanding potential research and development catalysts, overlapping capabilities, cash position, and cash runway of a potential combined company.
On December 15, 2022, the TCR2 Board held a regularly scheduled meeting at which members of TCR2 senior management and representatives of Goodwin were present. At this meeting, TCR2 senior management provided a business update to the TCR2 Board. This meeting was held to, among other things, consider senior management’s proposed plan to reprioritize aspects of TCR2’s business and programs that was requested by the TCR2 Board at the October 6, 2022 TCR2 Board meeting. TCR2 senior management provided an update on the progress with key clinical and preclinical programs as well as a financial budget for 2023 that took into account the continued negative financing environment for biopharmaceutical companies. Following discussion, the TCR2 Board determined that it would be in the best interests of TCR2 and TCR2 stockholders for TCR2 to narrow its pipeline priorities for 2023 to concentrate resources on completing the ovarian cancer cohort in the Phase 2 clinical trial of gavo-cel and accelerate development of its second-generation enhanced TRuC T-cell therapy programs, TC-510 and TC-520. The TCR2 Board authorized TCR2 senior management to proceed with implementing various actions to refocus TCR2 business on these pipeline priorities, including preserving cash available by adjusting its manufacturing network and seeking to exit the lease related to its Rockville, Maryland manufacturing facility, with a reduction in force aligned with such changes, on such timeline as TCR2 senior management deemed to be in TCR2’s best interest.
Also at the meeting, TCR2 senior management reported on the recent discussions with Adaptimmune and its perceived level of interest in a potential business combination transaction with TCR2. The TCR2 Board also discussed that Party B had declined any interest in a business combination with another cell therapy company. The TCR2 Board also determined that no other cell therapy company had as compelling a strategic logic as Adaptimmune and that no changes had occurred in the companies previously identified as potential strategic transaction partners that warranted further analysis. After discussion, the TCR2 Board authorized TCR2 senior management to continue discussions with Adaptimmune.
On January 3, 2023, Dr. Menzel and Mr. Rawcliffe shared perspectives from their respective discussions with certain members of their respective boards of directors and discussed operational considerations for the potential business combination of Adaptimmune and TCR2.
On January 5, 2023, TCR2 publicly announced its pipeline priorities for 2023 to concentrate its resources on completing the ovarian cancer cohort in the Phase 2 clinical trial of gavo-cel and accelerating the development of its second-generation enhanced TRuC T-cell therapy programs, TC-510 and TC-520. As part of the prioritization, TCR2 publicly announced a plan for TCR2 to reduce its workforce by approximately 40% and also adjust its manufacturing network.
Also, on January 5, 2023, TCR2 senior management received an unsolicited inbound inquiry from a financial advisor for a privately-held T-cell therapy company (“Party C”) indicating that TCR2’s January 5, 2023 announcement prompted Party C to inquire whether TCR2 would be interested in discussing a potential strategic transaction with Party C. In response, TCR2 senior management indicated that they would be amenable to having a discussion. Party C, however, was known to TCR2, and TCR2 senior management did not view Party C as a potential candidate for a strategic transaction with TCR2 because Party C lacked clinical validation of its underlying technology, among other factors, which failed to satisfy the criteria discussed at the October 6, 2022 TCR2 Board meeting.
On January 6, 2023, the Adaptimmune Board convened by videoconference with members of Adaptimmune management attending. Among other matters that were discussed, Mr. Rawcliffe provided the Adaptimmune Board with an overview of the potential opportunity for a business combination of Adaptimmune and TCR2. Following discussion, the Adaptimmune Board authorized Mr. Rawcliffe and Adaptimmune management to further explore the potential opportunity with TCR2.
Also, on January 6, 2023, TCR2 senior management discussed a potential strategic transaction with Party C’s financial advisor.

Between January 11, 2023 and January 12, 2023, representatives of Adaptimmune and TCR2 met at the J.P. Morgan Healthcare Conference in San Francisco and at the offices of Goodwin, to discuss a potential business combination transaction. Also during this conference, representatives of Adaptimmune met with representatives of TD Cowen to discuss TD Cowen’s possible engagement as a financial advisor to Adaptimmune. Adaptimmune subsequently engaged TD Cowen to act as its financial advisor in connection with the potential business combination. Among the factors considered in engaging TD Cowen were TD Cowen’s reputation as a nationally recognized investment banking firm, its experience with similar transactions, TD Cowen’s familiarity with Adaptimmune and its business and industry, and the disclosure TD Cowen provided to the Adaptimmune Board indicating that TD Cowen did not have any material relationships with TCR2 during the two-year period prior to such disclosure.
Also, on January 12, 2023, the Adaptimmune and TCR2 teams engaged in preliminary reciprocal due diligence discussions.
Also, during the J.P. Morgan Healthcare Conference, members of TCR2 senior management had business development discussions with other parties (including Party C) that might have potential interest in a strategic transaction with TCR2; however, none of these other parties (other than Party C) expressed interest in a strategic transaction with TCR2.
On January 18, 2023, Dr. Menzel and Mr. Rawcliffe had a discussion to review initial reactions to the preliminary reciprocal due diligence process.
On January 19, 2023, members of TCR2 senior management and Adaptimmune management engaged in discussions regarding the two parties’ respective clinical development and research programs and clinical data. Additionally, TCR2 granted Adaptimmune access to a virtual data room to enable Adaptimmune to perform its due diligence review of TCR2.
On January 21, 2023, members of TCR2 senior management preliminarily discussed with representatives of Piper Sandler TCR2’s business and prospects and the possibility of acting as its financial advisor in evaluating any proposals that might be received from Adaptimmune or any other parties. TCR2 considered Piper Sandler as a potential financial advisor to assist and advise TCR2 given, among other things, Piper Sandler’s qualifications, experience, and reputation; its knowledge of and involvement in recent transactions in the biopharmaceutical industry; and its familiarity with clinical-stage cell therapy companies such as TCR2, including through its prior involvement in assisting TCR2 in connection with prior TCR2 equity offerings.
On January 23, 2023, the Adaptimmune Board convened by videoconference with members of Adaptimmune management and Ropes & Gray LLP (“Ropes & Gray”), legal advisor to Adaptimmune, attending to discuss the potential opportunity with TCR2, including TCR2’s strategic profile and possible financial and strategic rationale, and considerations in evaluating a potential business combination transaction. Mr. Rawcliffe updated the Adaptimmune Board on the discussions with TCR2, including providing the Adaptimmune Board with initial feedback following the January 19 meeting with TCR2. The Adaptimmune Board and Adaptimmune management also discussed potential terms for a non-binding proposal, a draft of which was provided to the Adaptimmune Board prior to the meeting. A representative of Ropes & Gray provided the Adaptimmune Board with an overview of the fiduciary duties of directors, including the obligation to act in good faith to promote the success of Adaptimmune for the benefit of its shareholders as a whole. Following discussion, the Adaptimmune Board authorized Adaptimmune management to submit the non-binding proposal to TCR2 on the terms previously reviewed by and discussed with the Adaptimmune Board at the meeting.
Later that day, Mr. Rawcliffe called Dr. Menzel to inform him that Mr. Rawcliffe would be sending a non-binding proposal (the “January 23 Proposal”), which Mr. Rawcliffe subsequently sent to Dr. Menzel. The January 23 Proposal proposed to combine TCR2 and Adaptimmune in an all-stock transaction. Among other terms, the January 23 Proposal offered consideration of Adaptimmune ADSs for each outstanding share of TCR2 Common Stock such that TCR2 stockholders immediately prior to consummation of the proposed transaction would own approximately 20% of the combined company immediately following closing of the proposed transaction. The January 23 Proposal also proposed a 30-day exclusivity period, that TCR2 would receive board representation on the combined company’s board of directors equal to the equity split in the combined company, and that directors, officers, and certain key stockholders of TCR2 would enter into voting agreements and lock-up agreements in connection with the proposed transaction.

On January 24, 2023, the F&S Committee held a meeting at which members of TCR2 senior management and representatives of Goodwin were present. At this meeting, Dr. Menzel reported on recent discussions with Adaptimmune and receipt of the January 23 Proposal. Following discussion, the F&S Committee instructed Dr. Menzel to pause discussions with Adaptimmune and determined to further discuss the January 23 Proposal with the TCR2 Board at an upcoming meeting. Also at this meeting, the F&S Committee discussed the advisability of engaging a financial advisor to assist TCR2 in its evaluation and negotiation of the January 23 Proposal and any other proposals for strategic transactions that might be received. Following this discussion, the F&S Committee authorized TCR2 senior management to continue discussions with potential financial advisor candidates. Following this meeting, members of TCR2 senior management further discussed with representatives of Piper Sandler and representatives of another investment bank the possibility of acting as TCR2 financial advisor in evaluating Adaptimmune’s January 23 Proposal and any other proposals for strategic transactions that might be received. Representatives of Goodwin also requested that Piper Sandler provide customary disclosure regarding their relationships with Adaptimmune for review with the TCR2 Board.
Also, on January 24, 2023, representatives of TCR2 senior management had a preliminary discussion with the financial advisor of Party C regarding TCR2’s potential interest in a transaction with Party C, which was indicated to be a so-called “reverse merger” transaction in which Party C would take control of TCR2 to access TCR2’s cash balance and public listing status. TCR2 senior management indicated that, if there was definitive interest from Party C in such a potential transaction, then Party C should follow up with TCR2. Party C did not follow up, and no further discussion between TCR2 and Party C occurred after this time.
On January 26, 2023, the TCR2 Board held a meeting at which members of TCR2 senior management and representatives of Piper Sandler and Goodwin were present. At the meeting, Dr. Menzel reported to the TCR2 Board regarding his recent conversations with Mr. Rawcliffe and receipt of the January 23 Proposal. Representatives of Goodwin reviewed with the members of the TCR2 Board their fiduciary duties. Representatives of Piper Sandler then discussed certain publicly available market data regarding TCR2 and Adaptimmune. The TCR2 Board directed TCR2 senior management to develop a long-term plan and projections for consideration by the TCR2 Board. Following discussion, the TCR2 Board determined that the January 23 Proposal did not adequately reflect TCR2’s value and instructed Dr. Menzel to inform Adaptimmune that TCR2 would provide a counterproposal. The TCR2 Board also concluded that it was not appropriate at this time to consider or respond to Adaptimmune’s request to engage in exclusive negotiations.
At this meeting, the TCR2 Board also discussed whether to contact other companies, in addition to Adaptimmune, that might have interest in a strategic transaction with TCR2 or an acquisition of TCR2. The TCR2 Board requested that Piper Sandler and TCR2 senior management discuss prior assessments of and interactions with such companies. TCR2 senior management described prior discussions between TCR2 and certain other potential counterparties, including those occurring at the recent annual J.P. Morgan Healthcare conference, the outcome of such discussions, and the fact that none of these parties, other than Adaptimmune, had expressed interest in a strategic transaction with TCR2.
Also, on January 26, 2023, Dr. Menzel had a discussion with Mr. Rawcliffe and conveyed the TCR2 Board’s view that the January 23 Proposal did not adequately value TCR2 and that the TCR2 Board would further consider TCR2’s prospects and respond in due course.
On January 27, 2023, the F&S Committee held a meeting at which members of TCR2 senior management and representatives of Piper Sandler and Goodwin were present. The F&S Committee again discussed the January 23 Proposal. At this meeting, TCR2 senior management provided the F&S Committee with an update on the development of the financial projections concerning TCR2’s product candidates and described various aspects of TCR2’s research, development, and commercialization plans. The F&S Committee provided feedback based on its experience in the life sciences industry regarding the methodology, the underlying assumptions, and related risks regarding the development of financial projections.
Also, on January 27, 2023, at the direction of Adaptimmune and TCR2, representatives of TD Cowen and Piper Sandler held a conference call to clarify certain elements of the January 23 Proposal. As authorized by the TCR2 Board, representatives of Piper Sandler communicated to TD Cowen that TCR2 was not interested in pursuing a business combination on the terms proposed in the January 23 Proposal.
On January 29, 2023, the TCR2 Board held a meeting at which members of TCR2 senior management and representatives of Piper Sandler and Goodwin were present. Dr. Menzel provided an update on his recent discussions with Adaptimmune. TCR2 senior management provided an operational update as well as an update on the development of the financial projections and the related discussions at the recent meeting of the F&S Committee. During this discussion, TCR2 senior management and the TCR2 Board discussed, for illustrative purposes, a full long-term potential opportunity plan of TCR2 on a standalone basis that assumed unlimited funding and no constraints on product launches to assist the TCR2 Board in considering the further development of a realistic long-term plan. Following discussion, the TCR2 Board directed management to develop a long-term plan and projections based on feedback given by the TCR2 Board during this discussion, taking into account current industry and market conditions and the risks and challenges facing TCR2, including its ability to raise future capital for consideration by the TCR2 Board. Representatives of Piper Sandler discussed certain preliminary financial analyses of the January 23 Proposal based on publicly available information. The TCR2 Board discussed strategy with respect to further negotiations with Adaptimmune that would be most likely to maximize value for TCR2 and its stockholders. Following discussion, and in consideration of the preliminary financial analyses reviewed by representatives of Piper Sandler at this meeting, the TCR2 Board authorized Dr. Menzel to continue to negotiate with Adaptimmune and to make a counterproposal to Adaptimmune with TCR2 stockholders receiving approximately 33% of the equity in the post-closing combined company.
Also at the meeting, the TCR2 Board expanded the duties and responsibilities of the F&S Committee, for convenience (and not because of any actual or perceived conflicts of interest) in order to assist the TCR2 Board, as needed, in reviewing and negotiating any proposals that might be received by TCR2 regarding a potential strategic transaction, including a potential business combination transaction with Adaptimmune, and to supervise and direct the process for outreach to any other parties regarding a strategic transaction with TCR2 or an acquisition of TCR2. Andrew Allen, Ansbert Gadicke and Stephen Webster (Chair of the TCR2 Board), all of whom are non-management, independent directors and have significant experience with acquisition transactions, were members of the F&S Committee. The F&S Committee was charged with making recommendations to the full TCR2 Board regarding any potential transaction, but the full TCR2 Board retained authority to approve any transaction.
On January 30, 2023, Dr. Menzel had a discussion with Mr. Rawcliffe and conveyed the counterproposal authorized by the TCR2 Board (the “January 30 Proposal”). Mr. Rawcliffe responded that he would inform the Adaptimmune Board of the terms of the January 30 Proposal.
On January 31, 2023, Dr. Menzel and Mr. Rawcliffe discussed various matters pertaining to Adaptimmune’s intent to submit a revised proposal and pending discussions with the Adaptimmune Board.
On February 1, 2023, the Adaptimmune Board convened by videoconference, with members of Adaptimmune management and representatives of Ropes & Gray and TD Cowen attending, to discuss the January 30 Proposal and whether and how to respond. Mr. Rawcliffe and TD Cowen provided the Adaptimmune Board with an update on the discussions with TCR2, including a summary of the January 30 Proposal. Representatives of Adaptimmune management noted that Adaptimmune would need to complete additional due diligence on TCR2’s business plan, cash balance, and planned cash usage for 2023 and recommended submitting a revised non-binding proposal that would provide TCR2 stockholders with approximately 25% ownership in the combined company. In addition, the Adaptimmune Board discussed the availability of other strategic options for Adaptimmune, as well as current market conditions and the ability to secure funding in the capital markets given the then-current market conditions and the potential for complementary clinical opportunities at TCR2. Following discussion, the Adaptimmune Board resolved to authorize Adaptimmune management to progress discussions with TCR2 and instructed Adaptimmune management to submit a counterproposal to the January 30 Proposal to TCR2 contemplating an approximate 75% – 25% split in post-closing ownership of the combined company.
Following the Adaptimmune Board meeting, Mr. Rawcliffe contacted Dr. Menzel and informed him of Adaptimmune’s intent to submit a revised proposal. On February 2, 2023, Mr. Rawcliffe and Dr. Menzel discussed the contents of the revised proposal, and Mr. Rawcliffe indicated that the revised proposal would be Adaptimmune’s “best and final” proposal. Mr. Rawcliffe subsequently submitted a revised non-binding proposal to Dr. Menzel for a transaction with TCR2 that would result in TCR2 stockholders owning approximately 25% of the post-closing combined company, payable 100% in Adaptimmune ADSs (the “February 2 Proposal”). The February 2 Proposal provided that TCR2 would designate three members to the board of directors of the post-closing combined company. The February 2 Proposal was conditioned on certain assumptions regarding TCR2’s contingent liabilities and also a 30-day exclusivity period. The February 2 Proposal was subject to, among other conditions, satisfactory completion of customary due diligence and was otherwise substantially similar to the January 23 Proposal. Later on February 2, 2023, at the direction of Adaptimmune, representatives of TD Cowen communicated the “best and final” nature of the February 2 Proposal to representatives of Piper Sandler, who stated that they would review with the F&S Committee the following day and revert with feedback.
On February 3, 2023, the F&S Committee held a meeting at which members of TCR2 senior management and representatives of Piper Sandler and Goodwin were present. Dr. Menzel reported on his recent discussions with Mr. Rawcliffe and receipt of the February 2 Proposal. Representatives of Piper Sandler reported on their recent discussions with representatives of TD Cowen. TCR2 senior management discussed the status of Adaptimmune’s due diligence review, including its views of TCR2’s contingent liabilities. The meeting participants discussed that Adaptimmune indicated that the February 2 Proposal was its “best and final” proposal. The F&S Committee discussed strategy with respect to further negotiations with Adaptimmune that would be most likely to maximize value for TCR2 and TCR2 stockholders, including an increase to the equity split for TCR2 stockholders in the post-closing combined company. Following discussion, and in consideration of the preliminary financial analyses reviewed by Piper Sandler at the previous TCR2 Board meeting, the F&S Committee authorized Dr. Menzel to continue to negotiate with representatives of Adaptimmune and seek to increase the ownership split for the current TCR2 stockholders in the proposed combined company. The F&S Committee also reviewed the status of the long-term plan developed by TCR2 senior management and provided feedback based on the F&S Committee’s experience in the life sciences industry regarding the methodology, the underlying assumptions, and related risks regarding the development of financial projections.
The F&S Committee also discussed whether to contact additional pharmaceutical companies regarding potential interest in a strategic transaction with TCR2. The F&S Committee reviewed the considerations previously discussed by the TCR2 Board and considered prior discussions between TCR2 and other potential counterparties, including at the recent annual J.P. Morgan Healthcare conference, the outcome of such discussions, and the fact that none of these parties, other than Adaptimmune, had expressed interest in a strategic transaction with TCR2. The F&S Committee also considered the limited number of companies with interest in the clinical-stage cell therapy sector generally that had the financial capability to consummate a transaction of this size and the ability to move quickly and efficiently in a process. After discussion, the F&S Committee determined that outreach should include those parties other than Adaptimmune that most likely would have interest in TCR2, be able to move decisively, and have the ability to consummate a transaction of this size and nature, which the F&S Committee, with input from the representatives of Piper Sandler, identified to be five global pharmaceutical companies (“Party D,” “Party E,” “Party F,” “Party G,” and “Party H”).
Also, on February 3, 2023, the Compensation Committee of the TCR2 Board (the “Compensation Committee”) held a meeting at which members of TCR2 senior management and representatives of Goodwin were present. At this meeting, the Compensation Committee discussed the impact of the January 5, 2023, reduction-in-force at TCR2 and approved an updated severance policy for non-executive employees for retention purposes. Following further discussion, the Compensation Committee also recommended that the TCR2 Board discuss and consider certain proposed amendments to the employment agreements of TCR2 executive employees to align certain severance terms to market standards. The Compensation Committee authorized TCR2 senior management and its advisors to discuss these proposed amendments with Adaptimmune only after negotiation of all material economic terms of the proposed transaction were complete.
Also, on February 3, 2023, at the direction of the F&S Committee, members of TCR2 senior management and representatives of Piper Sandler contacted Party D, Party E, Party F, Party G and Party H to ascertain interest in a potential acquisition of TCR2. Party E and Party H were already subject to existing confidentiality agreements with TCR2, and Party F and TCR2 entered into an amendment extending the term of its existing confidentiality agreement. None of these confidentiality agreements included a standstill provision.
On February 6, 2023, Party D informed representatives of Piper Sandler without providing a specific reason that it was not interested in engaging with TCR2 with respect to a potential acquisition transaction.
Also, on February 6, 2023, TCR2 senior management and Party F held a meeting to discuss TCR2 updates, including clinical program updates, at which representatives of Piper Sandler were present.
Also, on February 6, 2023, Dr. Menzel had a discussion with Mr. Rawcliffe and, as authorized by the F&S Committee, requested an increase in the ownership split for current TCR2 stockholders in the proposed combined company. Mr. Rawcliffe reiterated that the February 2 Proposal was Adaptimmune’s “best and final” proposal and it would not consider increasing the equity split for TCR2 stockholders.
On February 7, 2023, the F&S Committee held a meeting at which members of TCR2 senior management and representatives of Piper Sandler and Goodwin were present. Dr. Menzel reported on his recent discussions with Mr. Rawcliffe, including that Mr. Rawcliffe reiterated that the February 2 Proposal was Adaptimmune’s “best and final” proposal and it would not consider increasing the equity split for TCR2 stockholders. TCR2 senior management reported on Adaptimmune’s due diligence efforts to date and perceived level of interest. Dr. Menzel and representatives of Piper Sandler reported on the status of engagement with other pharmaceutical companies regarding interest in a potential acquisition of TCR2, noting that Party E had declined without engaging in discussions. The meeting participants then discussed potential responses to Adaptimmune and related process and timing considerations. Following discussion, the F&S Committee considered that in its view it had obtained Adaptimmune’s best and final offer, and the F&S Committee agreed that it was in the best interests of TCR2 and its stockholders to proceed with Adaptimmune’s February 2 Proposal. The F&S Committee, however, determined to seek certain revisions to the February 2 Proposal to make the requirements for voting agreements and lock-up agreements reciprocal for Adaptimmune and to make the exclusivity period mutually apply to Adaptimmune. Following discussion, the F&S Committee authorized Dr. Menzel to continue to negotiate with representatives of Adaptimmune on the basis of the February 2 Proposal, subject to mutuality modifications discussed at this meeting. The F&S Committee further determined to continue discussion of the February 2 Proposal at an upcoming TCR2 Board meeting.
Also, on February 7, 2023, Party F informed representatives of Piper Sandler that it was not interested in engaging with TCR2 with respect to a potential strategic transaction before reviewing further data and results from additional patients in the gavo-cel clinical trials.
Also, on February 7, 2023, Party E informed Dr. Menzel that it was not interested in engaging with TCR2 with respect to a potential strategic transaction before reviewing further data and results from additional patients in the gavo-cel clinical trials.
Also, on February 7, 2023, Mr. Rawcliffe sent to Dr. Menzel a draft exclusivity agreement which provided for, among other things, an exclusivity period that would expire on the earlier of the date on which a definitive agreement related to the proposed transaction was executed and 30 calendar days following execution of the exclusivity agreement.
Also, on February 7, 2023, at the direction of Adaptimmune, representatives of TD Cowen held a conference call with representatives of Piper Sandler to discuss certain logistical matters regarding the proposed transaction.
On February 8, 2023, the TCR2 Board held a meeting at which members of TCR2 senior management and representatives of Piper Sandler and Goodwin were present. Representatives of Goodwin reviewed with the members of the TCR2 Board their fiduciary duties. Dr. Menzel reported on his discussions with Mr. Rawcliffe since the last Adaptimmune Board meeting and receipt of the February 2 Proposal. The TCR2 Board received an update on the recent meeting of the F&S Committee. Dr. Menzel reported on Adaptimmune’s due diligence efforts to date and perceived level of interest. Representatives of Piper Sandler reported on their recent discussions with representatives of TD Cowen. Dr. Menzel and representatives of Piper Sandler reported on the status of engagement with other pharmaceutical companies regarding interest in a potential acquisition of TCR2, noting that Party D, Party E and Party F had declined to engage in discussions, Party G was expected to confirm its lack of interest later in the day, and Party H had not been responsive despite follow-ups by Dr. Menzel. The meeting participants then discussed potential responses to Adaptimmune and related process and timing considerations. After discussion, the TCR2 Board considered that in its view it had obtained Adaptimmune’s best and final offer, and the TCR2 Board agreed that it was in the best interests of TCR2 and its stockholders to proceed with Adaptimmune’s February 2 Proposal and to seek certain revisions proposed at the previous meeting of the F&S Committee. The TCR2 Board authorized TCR2 senior management and representatives of Piper Sandler to inform Adaptimmune and its advisors of the TCR2 Board’s decision to proceed toward a potential transaction.
The TCR2 Board also discussed Adaptimmune’s request for an exclusive negotiating period and the fact that the five other pharmaceutical companies (Party D, Party E, Party F, Party G and Party H) that the TCR2 Board considered most likely to have a potential interest in acquiring TCR2 had declined to submit a proposal regarding a potential acquisition of TCR2 or were not responsive to TCR2’s outreach. After discussion, the TCR2 Board determined that, following confirmation that Party G was not interested in pursuing an acquisition of TCR2, it was in the best interests of TCR2 and its stockholders to enter into a limited exclusivity period with Adaptimmune in order to expeditiously work towards execution of a merger agreement on the terms of the February 2 Proposal, subject to the modifications discussed at this meeting. After discussion, the TCR2 Board authorized TCR2 senior management and its advisors to continue to negotiate with representatives of Adaptimmune on the basis of the February 2 Proposal and to enter into a 30-day exclusivity period with Adaptimmune.
Also, on February 8, 2023, as authorized by the TCR2 Board, TCR2 senior management submitted to Adaptimmune a revised non-binding proposal that incorporated the mutuality modifications approved by the TCR2 Board that day and was otherwise substantially identical to the February 2 Proposal (the “February 8 Proposal”).
Following the TCR2 Board meeting on February 8, 2023, a representative of TCR2 sent to Adaptimmune the February 8 Proposal, a draft confidentiality agreement, and a revised draft of the exclusivity agreement. The February 8 Proposal required both continuing directors and officers of TCR2 and Adaptimmune, and certain key holders of shares affiliated with such directors, to enter into voting agreements and a six-month lock up agreement restricting sales following the closing of the proposed transaction. The terms of the draft confidentiality agreement were substantially similar to the December 6 NDA, but included a mutual 12-month standstill obligation with customary fall-away provisions and a mutual 12-month employee non-solicit provision with customary exceptions. The revised exclusivity agreement included a mutual 30-day exclusivity period and exceptions for ongoing obligations under TCR2’s and Adaptimmune’s existing collaboration agreements.
Later that evening, TCR2 provided access to a virtual data room to representatives of Adaptimmune and its advisors.
On February 9 and 10, 2023, Dr. Menzel and Mr. Rawcliffe had discussions regarding the parties’ entry into a mutual exclusivity agreement, the confirmatory due diligence process, and the expected timeline for execution of a definitive merger agreement. During these discussions, Mr. Rawcliffe confirmed that he had communicated to the Adaptimmune Board that there was agreement between TCR2 and Adaptimmune as to TCR2 stockholders owning approximately 25% of the post-closing combined company.
Also, on February 9, 2023, certain members of both management teams of TCR2 and Adaptimmune (excluding their respective Chief Executive Officers) met in-person in Boston, Massachusetts as part of ongoing diligence and diligence planning.
On February 10, 2023, Adaptimmune provided access to representatives of TCR2 and Goodwin to a virtual data room containing documents responsive to TCR2’s due diligence requests.
Throughout the day on February 10, 2023, representatives of Ropes & Gray and Goodwin exchanged drafts of the mutual confidentiality agreement (the “February 10 NDA”) and exclusivity agreement (the “Exclusivity Agreement”), which TCR2 and Adaptimmune executed later that day. The Exclusivity Agreement provided for exclusive negotiations between the parties until the first to occur of (i) 11:59 pm (Eastern Time) on March 12, 2023, (ii) the time at which TCR2 informed Adaptimmune that it would not proceed with a transaction unless Adaptimmune agreed to increase the ownership split of 25% for current TCR2 stockholders in the proposed combined company, (iii) the time at which Adaptimmune informed TCR2 that it would not proceed with a transaction unless TCR2 agreed to reduce the ownership split of 25% for current TCR2 stockholders in the proposed combined company, and (iv) the execution of a definitive merger agreement between the parties with respect to a transaction.
Also, on February 10, 2023, Mr. Rawcliffe provided the Adaptimmune Board with a copy of the February 8 Proposal, and a summary of the revisions made to the February 2 Proposal. Mr. Rawcliffe informed the Adaptimmune Board that the parties were in the process of finalizing the February 10 NDA and the Exclusivity Agreement. The Adaptimmune Board instructed Adaptimmune management to proceed with negotiation of the proposed transaction on the terms outlined in the February 8 Proposal. Later that day, Mr. Rawcliffe informed Dr. Menzel of the Adaptimmune Board’s instructions.
Also, on February 10, 2023, Party G informed representatives of Piper Sandler, without providing a specific reason, that it was not interested in engaging with TCR2 with respect to a potential acquisition transaction.
Also, on February 10, 2023, despite repeated follow-ups by Dr. Menzel, Party H had not responded to the outreach, and, therefore, TCR2 considered Party H to be uninterested in discussing a potential acquisition of TCR2. There was no further contact between representatives of TCR2 and Party H.
Also, on February 10, 2023, following negotiation between the parties and after hearing from Party G and concluding that Party H was uninterested in pursuing any discussion, TCR2 and Adaptimmune entered into the February 10 NDA, which included customary non-disclosure provisions and mutual standstill provisions that prohibited either party, for three months from the date of the agreement, from offering to acquire or acquiring the other party, and from taking certain other actions, including soliciting proxies, without the prior written consent of the other party. The confidentiality agreement provided for the termination of the standstill provision on customary terms.
In connection with entry into the February 10 NDA, TCR2 expanded access to the virtual data room to Adaptimmune’s advisors in order to enable Adaptimmune and its advisors to perform a confirmatory due diligence review of TCR2.
On February 13, 2023, Ropes & Gray sent to Goodwin an initial draft of a merger agreement. Among other things, the draft merger agreement provided for (i) representations and warranties and interim operating covenants customary for transactions of this type, (ii) largely reciprocal non-solicitation restrictions prohibiting either party from soliciting or engaging in discussions with competing bidders, (iii) a reciprocal termination fee equal to 3% of transaction equity value (payable by either party under certain circumstances, including if the merger agreement was terminated to enter into a superior proposal), (iv) a termination right, exercisable by either party, if the transaction had not closed six months after the date the merger agreement was executed, and (v) expense reimbursement in an amount equal to 1.5% of transaction equity value, payable by either party if the merger agreement was terminated in certain specified circumstances. The draft merger agreement also included closing conditions related to the receipt of regulatory approvals and the release of TCR2’s liabilities under an agreement TCR2 was seeking to terminate.
During the period from February 13, 2023 through February 24, 2023, representatives and advisors of TCR2 and Adaptimmune reviewed due diligence materials provided by the other party and engaged in business, financial, and legal due diligence discussions with representatives and advisors of the other party and submitted a number of requests for supplemental due diligence information. The mutual diligence was focused on assessing potential synergies and risks for the combined company, legal and compliance matters, human resources matters and finance and accounting matters.
On February 14, 2023, Dr. Menzel and Mr. Rawcliffe met in-person in Philadelphia, Pennsylvania and discussed the expected communications regarding announcement of the execution of the definitive merger agreement and the proposed transaction. Additionally, Dr. Menzel met with other members of Adaptimmune management.
On February 15, 2023, the TCR2 Board held a meeting at which members of TCR2 senior management and representatives of Piper Sandler and Goodwin were present. TCR2 senior management provided a business update to the TCR2 Board. The participants discussed management’s long-term plan, including the related methodology, the underlying assumptions and related risks, and the preparation of financial projections based on such long-term plan. See the section titled “The Merger — Certain TCR2 Unaudited Prospective Financial Information” for further information regarding the TCR2 Forecasts. The TCR2 Board also discussed TCR2’s prospects generally and its cell therapy programs. After discussion of these matters, the TCR2 Board approved the TCR2 Forecasts for use by Piper Sandler in its financial analyses. At this meeting, TCR2 senior management also provided an update on the continuing discussions with Adaptimmune, the status of the parties’ due diligence review, and timing considerations. Representatives of Goodwin reviewed key items in the draft merger agreement, including, among others, the amount of the proposed termination fees, the tax implications of the proposed transaction, and the treatment of TCR2’s contingent liabilities. The TCR2 Board provided feedback and direction to TCR2 senior management and TCR2’s advisors on these matters.
Also at the meeting, during the executive session, the TCR2 Board discussed the approval of the formal engagement of Piper Sandler as TCR2’s financial advisor. TCR2 senior management reviewed with the TCR2 Board the final terms of the proposed engagement letter with Piper Sandler. Prior to the meeting, the TCR2 Board reviewed a customary relationship disclosure letter made available by Piper Sandler with respect to Adaptimmune. Following review of this information, the TCR2 Board determined that the disclosed information would not impact Piper Sandler’s ability to act effectively as financial advisor to TCR2. At the meeting, the TCR2 Board authorized TCR2 to execute and deliver the engagement letter with Piper Sandler on the terms presented at the meeting, which such engagement letter was executed by the parties shortly thereafter, effective as of February 16, 2023. See this joint proxy statement/prospectus under the section titled “The Merger — Opinion of TCR2’s Financial Advisor” for further information regarding Piper Sandler’s engagement letter.
On February 16, 2023, the Adaptimmune Board met to review Adaptimmune management’s draft mid-to-long range standalone financial projections, which were prepared by Adaptimmune management for the Adaptimmune Board and provided to each of the board members in advance of the meeting. The Adaptimmune Board reviewed and discussed the projections with Adaptimmune management, including the key assumptions on which the projections had been prepared. Adaptimmune management noted at the meeting that, if approved by the Adaptimmune Board, the projections would be provided to TD Cowen for its use and reliance in connection with its financial analysis of the exchange ratio provided for in the proposed transaction with TCR2. At the meeting, the Adaptimmune Board approved the projections for such purpose.
Also, on February 16, 2023, Dr. Menzel and Mr. Rawcliffe met in-person in Boston, Massachusetts, and discussed the status of the parties’ confirmatory diligence, negotiation of the merger agreement, and the expected communications regarding announcement of the execution of the definitive merger agreement and the proposed transaction. Additionally, Mr. Rawcliffe met with other members of TCR2 senior management.
On February 17, 2023, Adaptimmune shared with TCR2 certain prospective financial information prepared by Adaptimmune management (see this joint proxy statement/prospectus under the section titled “The Merger — Certain Adaptimmune Unaudited Prospective Financial Information” for further information regarding the “Adaptimmune Forecasts”), and TCR2 shared with Adaptimmune the TCR2 Forecasts (see this joint proxy statement/prospectus under the section titled “The Merger — Certain TCR2 Unaudited Prospective Financial Information” for further information regarding the TCR2 Forecasts.
On February 18, 2023, Goodwin sent a revised draft of the merger agreement to Ropes & Gray, which, among other things, (i) provided for reciprocal representations and warranties and interim operating covenants, (ii) extended the end date from six months to nine months from the date the merger agreement was executed, (iii) added a restriction on Adaptimmune prohibiting Adaptimmune from making any acquisitions that would be reasonably expected to prevent or delay Adaptimmune’s ability to consummate the proposed transaction or cause the parties to be required to obtain any clearances under regulatory law with respect to the proposed transaction, (iv) removed the closing conditions related to receipt of regulatory approvals and the release of TCR2’s liabilities under the agreement that TCR2 was seeking to terminate, and (v) removed the parties’ expense reimbursement obligations in the event the merger agreement was terminated in certain specified circumstances.

From February 19, 2023, through March 5, 2023, representatives of Goodwin, with input from the TCR2 Board (including through the F&S Committee and the Compensation Committee) and TCR2 senior management, and Adaptimmune’s representatives and representatives of Ropes & Gray exchanged drafts and participated in discussions regarding the terms of the merger agreement, the voting agreements and related documents. The items negotiated with respect to the merger agreement, the voting agreements and related documents included, among other things, (i) the representations and warranties to be made by the parties, (ii) the tax implications of the transaction, (iii) the provisions relating to regulatory approval matters, (iv) the restrictions on the conduct of each party’s business until completion of the transaction, (v) exclusions of certain events and conditions from the definition of “Material Adverse Effect,” (vi) the ability of each party under certain circumstances to entertain unsolicited proposals for an acquisition that constitutes or would reasonably be expected to lead to an offer that was superior to the merger, (vii) the conditions to completion of the merger, (viii) certain matters regarding TCR2 employees discussed below, (ix) the remedies available to each party under the merger agreement, including the triggers for a termination fee payable to each party, (x) the amount of such termination fee (which the parties ultimately agreed in the merger agreement to be $2.4 million), (xi) the treatment of TCR2’s contingent liabilities, and (xii) the request for certain stockholders of each party to execute voting agreements.
On February 22, 2023, the F&S Committee held a meeting at which members of TCR2 senior management and representatives of Piper Sandler and Goodwin were present. TCR2 senior management and representatives of Goodwin provided an update on the negotiation of key outstanding points in the merger agreement and due diligence items. The F&S Committee provided feedback and direction to TCR2 senior management and TCR2’s advisors on these matters.
On February 24, 2023, Goodwin sent an initial draft of the TCR2 disclosure letter to Ropes & Gray. On the same day, Ropes & Gray sent an initial draft form of voting agreement to Goodwin, which provided that, among other things, directors and officers of Adaptimmune, directors and officers of TCR2, certain stockholders of TCR2, and certain shareholders of Adaptimmune (collectively, the “Supporting Holders”) would agree to vote their respective shares in favor of the merger agreement and the merger. The draft form of voting agreement also provided that certain of the Supporting Holders would enter into lock-up agreements, pursuant to which, for a period of six months following the closing of the merger, each such Supporting Holder would be prevented from selling or transferring Adaptimmune ordinary shares (to be represented by Adaptimmune ADSs) held by each such Supporting Holder at the closing of the merger.
On February 26, 2023, Dr. Menzel, as authorized by the Compensation Committee given that negotiation of all material economic terms of the transaction were complete, informed Mr. Rawcliffe of the proposed amendments to the employment agreements with TCR2 executive officers to align certain severance terms to market standards in order to incentivize the retention of the executive officers through the closing of the proposed transaction.
Also, on February 26, 2023, the F&S Committee held a meeting at which members of TCR2 senior management and representatives of Piper Sandler and Goodwin were present. TCR2 senior management provided an update on its due diligence of Adaptimmune and expected timeline for entering into the merger agreement with Adaptimmune. Representatives of Goodwin provided an update on the negotiation of the merger agreement. The F&S Committee provided feedback and direction to TCR2 senior management and TCR2’s advisors on these matters. Dr. Menzel reported on his recent discussion with Mr. Rawcliffe regarding the amendments to the employment agreements with TCR2 executive officers. TCR2 senior management also discussed with the F&S Committee the Adaptimmune Forecasts. See this joint proxy statement/prospectus under the section titled “The Merger — Certain Adaptimmune Unaudited Prospective Financial Information” for further information regarding the Adaptimmune Forecasts.
On February 27, 2023, Ropes & Gray sent an initial draft of the Adaptimmune disclosure letter to Goodwin. Later that evening, Goodwin sent to Ropes & Gray revised drafts of the form of voting agreement, merger agreement and TCR2 disclosure letter.
On February 28, 2023, the Adaptimmune Board convened by videoconference with members of Adaptimmune management and representatives of Ropes & Gray and TD Cowen attending. At this meeting, the Adaptimmune Board was provided with an update on the status of the proposed transaction with TCR2, including the progress of due diligence performed by both parties to date, status of the negotiation of the merger agreement and form of voting agreement, and the potential timeline for finalizing definitive documents.
On February 28 and March 2, 2023, the F&S Committee held meetings at which members of TCR2 senior management and representatives of Piper Sandler and Goodwin were present. Representatives of Goodwin provided updates on the negotiation of the merger agreement and the expected timeline for entering into the merger agreement with Adaptimmune. Representatives of Piper Sandler discussed certain preliminary financial analyses regarding the potential business combination transaction with Adaptimmune. The F&S Committee provided feedback and direction to TCR2 senior management and TCR2’s advisors on these matters.
On March 2, 2023, the Adaptimmune Board convened by videoconference, with members of Adaptimmune management and representatives of Ropes & Gray and TD Cowen attending, to discuss an update on the status of due diligence, the status of the outstanding issues in the merger agreement and the potential timeline for signing and announcing the proposed transaction. TD Cowen also reviewed with the Adaptimmune Board TD Cowen’s preliminary financial analysis of the proposed exchange ratio. Representatives of Ropes & Gray provided the Adaptimmune Board with a summary of the merger agreement, a summary of outstanding merger agreement issues, and a review of the duties owed by directors to Adaptimmune under the Companies Act 2006.
In the afternoon of March 2, 2023, representatives of Ropes & Gray, Goodwin, TCR2, and Adaptimmune met by videoconference to discuss outstanding issues in the merger agreement, including the amount of TCR2’s contingent liabilities, the closing condition related to the receipt of regulatory approvals, and the amount and reciprocity of the termination fee payable by either party.
Between March 2, 2023 and March 5, 2023, representatives of Ropes & Gray and Goodwin exchanged drafts of the merger agreement, form of voting agreement, and disclosure letters, and the parties continued to negotiate and finalize the terms of the proposed transaction.
On March 3, 2023, the TCR2 Board held a meeting at which members of TCR2 senior management and representatives of Piper Sandler and Goodwin were present. Representatives of Goodwin reviewed with members of the TCR2 Board their fiduciary duties. Representatives of Piper Sandler reviewed Piper Sandler’s preliminary financial analyses of TCR2, Adaptimmune, and certain financial terms of the merger agreement. TCR2 senior management and representatives of Goodwin provided an update on the negotiation of key merger agreement issues. The TCR2 Board provided feedback and direction to TCR2 senior management and TCR2’s advisors on these matters. The meeting participants also discussed that three existing TCR2 directors, Andrew Allen, Priti Hegde, and Dr. Menzel, were proposed to serve as members of the board of directors of the post-closing combined company. The TCR2 Board also discussed the change-in-control severance policy for non-executive TCR2 employees following the closing, amendments to the employment agreements with TCR2 executive officers to align certain severance terms to market standards, and a retention bonus pool of $684,000, including the arrangements for executive officers, each as described in the section under the section entitled “Interests of TCR2’s Directors and Executive Officers in the Merger” in order to incentivize the retention of its employees through the closing of the proposed transaction. The meeting participants noted that these matters were discussed and agreed upon only after negotiation of all material economic terms of the transaction were completed and with the oversight of the Compensation Committee. After discussion, the members of the Compensation Committee approved these matters.
Later on March 3, 2023, Dr. Menzel discussed the retention bonus pool of $684,000, including the arrangements for executive officers, each as described in the section under the section entitled “Interests of TCR2’s Directors and Executive Officers in the Merger” with Mr. Rawcliffe.
In the morning of March 5, 2023, Mr. Rawcliffe discussed with Dr. Menzel resolution of outstanding merger agreement issues ahead of meetings of the boards of directors of each company.
Also, on March 5, 2023, the TCR2 Board held a meeting at which members of TCR2 senior management and representatives of Piper Sandler and Goodwin were present, to consider approval of the proposed transaction with Adaptimmune. TCR2 senior management reported on its due diligence review of Adaptimmune. Representatives of Goodwin reviewed the fiduciary duties of the TCR2 Board and certain terms of the final proposed transaction documentation with Adaptimmune, including the merger agreement and the voting agreements. Representatives of Piper Sandler reviewed Piper Sandler’s financial analyses of TCR2, Adaptimmune, and certain financial terms of the merger agreement (including the exchange ratio in the merger agreement which provided for an approximate 75% and 25% ownership split for the Adaptimmune and TCR2 equity holders in the post-closing combined company and was based on an assumed $110 million valuation of TCR2 and an assumed $330 million valuation for Adaptimmune). Representatives of Piper Sandler then rendered Piper Sandler’s oral opinion (which was subsequently confirmed in writing by the delivery of its written opinion, dated the same date), to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Sandler, as described in its written opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of TCR2 Common Stock entitled to receive Adaptimmune ADSs in the merger, as more fully described in this joint proxy statement/prospectus under the section titled “The Merger — Opinion of TCR2’s Financial Advisor.” The TCR2 Board also discussed that TCR2 and Adaptimmune had agreed that Andrew Allen, Priti Hegde and Dr. Menzel would serve as members of the board of directors of the post-closing combined company (as more fully described in this joint proxy statement/prospectus under the section entitled “Interests of TCR2’s Directors and Executive Officers in the Merger”). After discussion, the F&S Committee unanimously recommended that the TCR2 Board approve TCR2’s entry into the merger agreement for the transaction with Adaptimmune on the terms presented at this meeting. Following additional discussion and consideration of the merger agreement and the other transactions contemplated by the merger agreement (including the factors described in “The Merger — TCR2’s Reasons for the Merger; Recommendation of the TCR2 Board that TCR2 Stockholders Approve the Merger Proposal”), the TCR2 Board unanimously adopted resolutions (i) determining that the terms of the merger and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of TCR2 and TCR2 stockholders, (ii) approving, adopting, and declaring advisable the merger agreement and the transactions contemplated thereby, (iii) resolving to recommend that the TCR2 stockholders adopt the merger agreement and the transactions contemplated thereby, and (iv) directing that the merger agreement and the transactions contemplated thereby be submitted to the TCR2 stockholders for adoption.
Also, on March 5, 2023, the Adaptimmune Board convened by videoconference with members of Adaptimmune management and representatives of Ropes & Gray and TD Cowen attending, to discuss the status of the definitive documents related to the proposed transaction and the proposed resolution of the remaining outstanding issues in the merger agreement, including (i) the inclusion of closing conditions including those related to (a) receipt of regulatory approvals and (b) TCR2’s contingent liabilities not exceeding $10 million and (ii) a reciprocal termination fee of $2.4 million. TD Cowen then reviewed with the Adaptimmune Board TD Cowen’s financial analysis of the Exchange Ratio and delivered an oral opinion, confirmed by delivery of a written opinion dated March 5, 2023, to the Adaptimmune Board to the effect that, based on and subject to the various assumptions made, procedures followed, matters considered, and limitations and qualifications on the review undertaken by TD Cowen as set forth in such opinion, as of March 5, 2023, the Exchange Ratio provided for pursuant to the merger agreement was fair, from a financial point of view, to Adaptimmune. After discussion, including as to the matters described below under the section titled “The Merger — Adaptimmune’s Reasons for the Merger; Recommendation of the Adaptimmune Board,” the Adaptimmune Board (i) unanimously determined that the terms of the merger agreement and the other transactions contemplated by the merger agreement are most likely to promote the success of Adaptimmune for the benefit of Adaptimmune shareholders as a whole, (ii) unanimously approved, adopted, and declared advisable the merger agreement and the transactions contemplated by the merger agreement, (iii) unanimously resolved, subject to the terms of the merger agreement, to recommend that Adaptimmune shareholders approve authorization of the Adaptimmune Board to allot the Adaptimmune ordinary shares to be issued in connection with the merger, and (iv) directed that issuance of Adaptimmune ordinary shares represented by Adaptimmune ADSs in connection with the merger be submitted to Adaptimmune shareholders for approval.
In the evening of March 5, 2023, Adaptimmune, Merger Sub, and TCR2 executed the merger agreement, and Adaptimmune, TCR2 and the Supporting Holders executed the voting agreements.
On March 6, 2023, Adaptimmune and TCR2 issued a joint press release announcing the parties’ entry into the merger agreement and held a joint investor call.

On April 5, 2023, Adaptimmune, Merger Sub, and TCR2 executed Amendment No. 1 to the merger agreement, which provided Adaptimmune with matching and “last look” rights in the event of a superior proposal received by TCR2, which, due to a scrivener’s error, failed to appear in the unamended version of the merger agreement.
Adaptimmune’s Reasons for the Merger; Recommendation of the Adaptimmune Board
The Adaptimmune Board held a meeting on March 5, 2023, at which the Adaptimmune Board: (i) unanimously determined that the terms of the merger and the other transactions contemplated by the merger agreement are most likely to promote the success of Adaptimmune for the benefit of Adaptimmune’s shareholders as a whole, (ii) unanimously approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, (iii) unanimously resolved, subject to the terms of the merger agreement, to recommend that the Adaptimmune shareholders approve (A) authorization of the Adaptimmune Board to allot all Adaptimmune ordinary shares to be issued in connection with the merger and (B) the issuance of Adaptimmune ordinary shares represented by Adaptimmune ADSs in connection with the merger and (iv) directed that the allotment and issuance of Adaptimmune ordinary shares represented by Adaptimmune ADSs in connection with the merger be submitted to the Adaptimmune shareholders for approval.
ACCORDINGLY, THE ADAPTIMMUNE BOARD UNANIMOUSLY RECOMMENDS THAT ADAPTIMMUNE SHAREHOLDERS VOTE “FOR” THE ALLOTMENT PROPOSAL AND “FOR” THE SHARE ISSUANCE PROPOSAL.
In evaluating the merger, the Adaptimmune Board consulted with Adaptimmune’s management and legal and financial advisors and, in reaching its determination that the terms of the merger and the other transactions contemplated by the merger agreement are most likely to promote the success of Adaptimmune for the benefit of Adaptimmune’s shareholders as a whole, the Adaptimmune Board reviewed, evaluated and considered a number of factors, including the following material factors (not necessarily in order of importance), which they viewed as supporting its decision to approve the merger agreement and the transactions contemplated thereby, including the authorization of the allotment and issuance of ordinary shares (to be represented by Adaptimmune ADSs):
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Strategic Benefits of a Merger with TCR2

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The belief that the combination with TCR2 will create a preeminent cell therapy company focused on treating solid tumors and will enhance Adaptimmune’s leadership position in the cell therapy industry through the merging of Adaptimmune’s and TCR2’s complementary technology platforms and enabling enhanced near-term clinical products;

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The belief that the combination with TCR2 will provide access to a broader range of solid tumor targets that would then be able to be targeted by complementary technologies best suited to the applicable target;

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The belief that the combined company’s complementary technology platforms and increased target access represents a substantial market opportunity largely unaddressed by cell therapies, broadening the potential number of addressable cancers;

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The expectation that the combined company will drive forward its pipeline of cell therapies aimed at treating multiple cancers with high unmet medical needs, including gaining approval for the first engineered TCR T-cell therapy for a solid tumor;

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The expectation that the combined company will be located in key innovation hubs and will have a deep bench of cell therapy professionals, infrastructure and end-to-end capabilities;

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The expectation that the combined company will have an increased product candidate portfolio, including clinical programs targeting MAGE-A4 and mesothelin, and that, if successful, these programs have the potential to reach over 300,000 patients per year;

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The expectation that the combined company will have greater expertise and technology access, which will allow Adaptimmune to accelerate innovation and sustain investment in rapid product innovation and introduction;

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The expectation that the combined company will have increased financial resources and flexibility as a result of the merger, even after taking into account transaction-related expenses, to realize the full potential of its product candidate portfolio into 2026;

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The expectation that the merger will result in meaningful synergies by combining key assets, personnel, capabilities and intellectual property, as well as ongoing access to world-leading scientific and clinical collaborators, which is expected to deliver long-term value for shareholders of the combined company;

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The expectation that the merger will result in greater value to Adaptimmune shareholders than the value that could be expected to be generated from various other strategic alternatives available to Adaptimmune; and

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The expectation that the complementary nature of the businesses of Adaptimmune and TCR2 will allow for a successful integration of the two companies, and enhance the combined company’s future opportunity and flexibility.

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Transaction Terms

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The Exchange Ratio and the fact that the Exchange Ratio will not be adjusted based on the market price of Adaptimmune ADSs or TCR2 Common Stock;

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The limited number and nature of the conditions to TCR2’s obligation to consummate the merger and the limited risk of non-satisfaction of such conditions, as well as the likelihood that the merger will be consummated on a timely basis;

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The Voting Agreements, pursuant to which the Adaptimmune Supporting Holders and TCR2 Supporting Holders have agreed, solely in their capacity as shareholders of Adaptimmune and stockholders of TCR2, respectively, to vote their shares in accordance with the recommendation of the respective boards as of the time of the Adaptimmune shareholders’ meeting and TCR2’s stockholders’ meeting, as applicable;

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The belief that the terms of the merger agreement, including the parties’ representations, warranties, covenants and the conditions to their respective obligations, are reasonable under the circumstances;

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The fact that there are restrictions in the merger agreement on TCR2’s ability to solicit competing acquisition proposals to acquire it and to entertain other acquisition proposals, unless certain conditions are satisfied;

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The fact that the merger agreement contains restrictions on TCR2’s conduct of business prior to the completion of the merger;

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The fact that, because holders of outstanding Adaptimmune ordinary shares (including those represented by Adaptimmune ADSs) as of immediately prior to the completion of the merger are expected to hold approximately 75% of the outstanding Adaptimmune ordinary shares (including those represented by Adaptimmune ADSs) immediately after completion of the merger, Adaptimmune shareholders will have the opportunity to participate in the future performance of the combined company;

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The Adaptimmune Board’s belief that, while the consummation of the merger is subject to the satisfaction of various conditions, such conditions are likely to be satisfied, in each case, without a material adverse impact on the respective businesses of Adaptimmune, TCR2 or the combined company;

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The fact that, while Adaptimmune is obligated to use its reasonable best efforts to complete the merger, such efforts standard does not obligate Adaptimmune to, or agree to, sell, divest or otherwise dispose of, hold separate, enter into any license or similar agreement with respect to, or restrict the ownership or operation of, any assets or businesses of TCR2 or any of its subsidiaries or of Adaptimmune or any of its affiliates or subsidiaries;

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The fact that TCR2 is required to pay a termination fee of $2.4 million if the merger agreement is terminated under certain circumstances described under “The Merger Agreement — Termination Fee”;

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The fact that the merger agreement permits Adaptimmune, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals prior to the time that Adaptimmune shareholders approve the merger;

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The fact that the merger agreement permits the Adaptimmune Board, subject to certain conditions, to make an adverse recommendation change to the Adaptimmune shareholders if failure to do so would be inconsistent with the Adaptimmune directors’ fiduciary duties;

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The outside date of September 5, 2023 under the merger agreement (as more fully described in the section titled “The Merger Agreement — Termination Rights), which is expected to allow for sufficient time to complete the merger;

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Adaptimmune’s ability, subject to certain conditions and in certain circumstances the payment of a termination fee, to terminate the merger agreement, as more fully described under the section titled “The Merger Agreement — Termination Fee”; and

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The fact that the Exchange Ratio was the result of extensive arm’s-length negotiations between the parties.

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Other Factors

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The respective businesses, culture, operations, management, financial condition, earnings and prospects of Adaptimmune and TCR2;

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The future prospects of Adaptimmune as an independent company, including anticipated earnings over time from Adaptimmune’s business, relative to the expected future prospects of the combined company;

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Trends and technological developments in the cell therapy industry, and the Adaptimmune Board’s knowledge and understanding of Adaptimmune’s business, operations, financial condition, earnings, strategy and future prospects and knowledge and understanding of TCR2, taking into account publicly available information regarding TCR2;

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The results of Adaptimmune’s due diligence investigations of TCR2 and the experience of TCR2 and its management;

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The recommendation of Adaptimmune’s management in support of the transaction;

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The review by the Adaptimmune Board, with the assistance of its legal and financial advisors, of the structure of the merger and the financial and other terms of the merger agreement and the merger; and

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The opinion of TD Cowen, dated March 5, 2023, to the Adaptimmune Board as to the fairness, from a financial point of view and as of the date of such opinion, to Adaptimmune of the Exchange Ratio provided for pursuant to the merger agreement, which opinion was based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by TD Cowen set forth in such opinion as more fully described under the heading “The Merger — Opinion of Adaptimmune’s Financial Advisor.”

The Adaptimmune Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and other countervailing factors in its deliberations concerning the merger and the merger agreement, including the following (not necessarily in order of relative importance):
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The expected dilution associated with the Allotment Proposal and the Share Issuance Proposal, and the potential dilution associated with the assumption of certain outstanding TCR2 compensatory awards;

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The fact that Adaptimmune has incurred and will continue to incur significant costs and expenses in connection with the merger, regardless of whether it is completed, and will absorb the costs and expenses of TCR2 if the merger is completed;

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The risk that, because the Exchange Ratio will not be adjusted based on the market price of Adaptimmune ADSs or TCR2 Common Stock, the then-current trading price of Adaptimmune

ADSs to be issued to TCR2 stockholders upon the consummation of the merger could be significantly higher than the trading price prevailing at the time the merger agreement was executed;
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The risk that TCR2’s financial performance may not meet Adaptimmune’s expectations;

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The possibility that despite retention efforts of Adaptimmune and TCR2, certain key employees of Adaptimmune or TCR2 might not choose to remain with either company through or following the completion of the merger;

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The risk that the technologies of the combined company may not be as complementary as expected and that perceived technology advantages can not be realized;

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The risk that the data obtained from ongoing clinical trials at Adaptimmune or TCR2 may not support continued development or commercialization of cell therapies currently in development;

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The risk that the potential benefits of the merger may not be fully realized, including the possibility that transaction synergies may not be realized to the extent or on the timeline expected, or at all, as a result of, among other things, the progress of clinical development by either Adaptimmune or TCR2 not being as planned or being materially delayed, and that Adaptimmune paid more for TCR2 than the value it will derive from the merger;

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The risk of diverting Adaptimmune management focus and resources from other strategic opportunities and from operational matters, and potential disruption of Adaptimmune management associated with the merger and integrating the companies;

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The risk that the merger may not be completed despite the parties’ efforts or that completion of the merger may be delayed, including the possibility that conditions to the parties’ obligations to complete the merger may not be satisfied, and the potential resulting disruptions to Adaptimmune’s business (and the disruptions of the combined company if the merger is ultimately completed);

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The risk that if the merger agreement is terminated under specified circumstances, Adaptimmune may be required to pay a termination fee of $2.4 million;

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The risks and costs to Adaptimmune during the pendency of the merger and, if the merger is not completed, the risks and costs of the merger on Adaptimmune’s businesses (or, following the completion of the merger, on the combined company’s businesses), including uncertainty about the effect of the proposed merger on Adaptimmune’s employees, potential customers, distributors, suppliers and other parties, which may impair Adaptimmune’s ability to attract, retain and motivate key personnel and could cause potential customers, suppliers, distributors and others to seek to change or not enter into business relationships with Adaptimmune, and the risk that the trading price of Adaptimmune ADSs could be materially adversely affected if the merger is not completed;

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The fact that the merger is subject to the approval of the TCR2 stockholders, and the TCR2 stockholders will be free to approve or reject the merger;

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The fact that the Allotment Proposal and Share Issuance Proposal are subject to the approval of the Adaptimmune shareholders, and the Adaptimmune shareholders will be free to approve or reject such proposals.

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The fact that the merger agreement permits TCR2, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals prior to the time that TCR2 stockholders approve the merger;

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The fact that the merger agreement permits the TCR2 Board, subject to certain conditions, to make an adverse recommendation change to the TCR2 stockholders if failure to do so would be inconsistent with the TCR2 directors’ fiduciary duties;

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TCR2’s ability, subject to certain conditions and in certain circumstances the payment of a termination fee, to terminate the merger agreement, as more fully described under the section titled “The Merger Agreement — Termination of the Merger Agreement”;

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The fact that there are restrictions in the merger agreement on Adaptimmune’s ability to solicit competing acquisition proposals to acquire it and to entertain other acquisition proposals, unless certain conditions are satisfied;

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The fact that the merger agreement contains restrictions on Adaptimmune’s conduct of business prior to the completion of the merger, which could delay or prevent Adaptimmune from undertaking business opportunities that may arise, or taking other actions with respect to the operations and strategy of Adaptimmune that the Adaptimmune Board and Adaptimmune’s management might otherwise believe were appropriate or desirable;

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TCR2’s ability to specifically enforce Adaptimmune’s obligations under the merger agreement;

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The risk of litigation related to the merger; and

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The various other risks associated with the businesses of Adaptimmune, TCR2 and the combined company described under the section titled “Risk Factors.”

The foregoing discussion of factors considered by the Adaptimmune Board is not intended to be exhaustive, but rather, includes material factors considered by the Adaptimmune Board. In reaching its decision to approve the merger agreement, the Adaptimmune Board did not quantify or assign relative weights to the factors considered, and individual directors may have given different weights to different factors. The Adaptimmune Board considered all of the factors set forth above as a whole, and overall concluded the factors to be favorable and supportive of the determination of the Adaptimmune Board.
The foregoing discussion of the information and factors considered by the Adaptimmune Board in approving the merger agreement is forward-looking in nature. This information should be read in light of the factors discussed in the section of this joint proxy statement/prospectus titled “Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of Adaptimmune’s Financial Advisor
Adaptimmune has engaged TD Cowen as its financial advisor in connection with the merger. In connection with this engagement, the Adaptimmune Board requested that TD Cowen evaluate the fairness, from a financial point of view, to Adaptimmune of the Exchange Ratio provided for pursuant to the merger agreement.
At a meeting of the Adaptimmune Board held on March 5, 2023, TD Cowen reviewed with the Adaptimmune Board TD Cowen’s financial analysis of the Exchange Ratio and delivered an oral opinion, confirmed by delivery of a written opinion dated March 5, 2023, to the Adaptimmune Board to the effect that, based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by TD Cowen as set forth in such opinion, as of March 5, 2023, the Exchange Ratio provided for pursuant to the merger agreement was fair, from a financial point of view, to Adaptimmune. The full text of TD Cowen’s written opinion, dated March 5, 2023, is attached as Annex D to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of TD Cowen’s written opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. TD Cowen’s analyses and opinion were prepared for the benefit and use of, and addressed to, the Adaptimmune Board (in its capacity as such) and were directed only to the fairness, from a financial point of view, to Adaptimmune of the Exchange Ratio. TD Cowen’s opinion did not in any manner address Adaptimmune’s underlying business decision to effect the merger or the relative merits of the merger as compared to other business strategies or transactions that might be available to Adaptimmune. The Exchange Ratio was determined through negotiations between Adaptimmune and TCR2, and TD Cowen’s opinion does not constitute a recommendation to any securityholder or any other person as to how to vote or act with respect to the merger or otherwise.
In connection with its opinion, TD Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:
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an execution version, provided to TD Cowen on March 5, 2023, of the merger agreement;

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certain publicly available financial and other information for Adaptimmune and certain other relevant financial and operating data furnished to TD Cowen by the management of Adaptimmune;

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certain publicly available financial and other information for TCR2 and certain other relevant financial and operating data furnished to TD Cowen by the management of TCR2;

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certain internal financial analyses, probability-adjusted financial forecasts, reports and other information concerning Adaptimmune prepared by the management of Adaptimmune (referred to in this section as the “Adaptimmune forecasts”);

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certain internal financial analyses, probability-adjusted financial forecasts, reports and other information concerning TCR2 prepared by the management of TCR2 as adjusted by the management of Adaptimmune (as adjusted, referred to in this section as the “TCR2 forecasts”);

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discussions TD Cowen had with certain members of the managements of Adaptimmune and TCR2, as the case may be, concerning the historical and current business operations, financial conditions and prospects of Adaptimmune and TCR2 and such other matters that TD Cowen deemed relevant;

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certain operating results of, and financial and stock market information for, Adaptimmune and TCR2 as compared to similar information for certain publicly traded companies that TD Cowen deemed relevant;

•
certain financial terms of the merger as compared to the financial terms of certain selected business combinations that TD Cowen deemed relevant; and

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such other information, financial studies, analyses and investigations and such other factors that TD Cowen deemed relevant for the purposes of its opinion.

In conducting its review and arriving at its opinion, TD Cowen, at the direction of the Adaptimmune Board, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to TD Cowen by Adaptimmune and TCR2, respectively, or which was publicly available or was otherwise reviewed by TD Cowen. TD Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. TD Cowen relied upon the respective representations of Adaptimmune and TCR2 that all information provided to TD Cowen by Adaptimmune and TCR2, as the case may be, was accurate and complete in all material respects and TD Cowen expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which TD Cowen becomes aware after the date of TD Cowen’s opinion.
TD Cowen assumed, at Adaptimmune’s direction, that the Adaptimmune forecasts and the TCR2 forecasts (as adjusted, in the case of the TCR2 forecasts, by the management of Adaptimmune) were reasonably prepared by the managements of Adaptimmune and TCR2, as the case may be, on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of Adaptimmune and TCR2 and the other matters covered thereby, and that such Adaptimmune forecasts and TCR2 forecasts utilized in TD Cowen’s analyses provided a reasonable basis for TD Cowen’s opinion. TD Cowen relied on the assessments of the managements of Adaptimmune and TCR2 as to, among other things, (i) the existing product pipeline, technology and intellectual property of, and the viability of and risks associated with the future products, product pipeline, technology and intellectual property of, Adaptimmune and TCR2, (ii) certain potential equity issuances of Adaptimmune and TCR2, including with respect to the timing, amount, pricing and other terms involved and potential impact thereof on Adaptimmune and TCR2, and (iii) the ability of Adaptimmune to integrate the operations of TCR2 and Adaptimmune. TD Cowen assumed that there would be no developments with respect to any such matters, or currency or exchange rate fluctuations associated with Adaptimmune ADSs, that would have an adverse effect on Adaptimmune, TCR2 or the merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to TD Cowen’s analyses or opinion. TD Cowen expressed no opinion as to the Adaptimmune forecasts, the TCR2 forecasts or the assumptions on which they were based. For purposes of TD Cowen’s analyses and opinion, TD Cowen evaluated Adaptimmune ADSs as if six Adaptimmune ordinary shares had a value equivalent to, and would be represented by, one Adaptimmune ADS.
In addition, TD Cowen assumed that there had been no material changes in the assets, liabilities, financial condition, results of operations, businesses or prospects of Adaptimmune or TCR2 since the dates of the last financial statements made available to TD Cowen. TD Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of Adaptimmune, TCR2 or any other entity, nor was TD Cowen furnished with such materials. TD Cowen did not conduct nor did TD Cowen assume any obligation to conduct any physical inspection of the properties or facilities of Adaptimmune, TCR2 or any other entity. TD Cowen also did not evaluate the solvency or fair value of Adaptimmune, TCR2 or any other entity under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. In addition, TD Cowen did not undertake an independent evaluation of any actual or potential litigation, settlements, governmental or regulatory proceedings or investigations, possible unasserted claims or other contingent liabilities to which Adaptimmune, TCR2 or any other entity may be a party or subject. TD Cowen assumed that the merger would qualify for the intended tax treatment contemplated by the merger agreement. TD Cowen’s opinion did not address any legal, tax, accounting or regulatory matters related to the merger agreement or the merger, as to which TD Cowen assumed that Adaptimmune and the Adaptimmune Board received such advice from legal, tax, accounting and regulatory advisors as each determined appropriate.
TD Cowen’s opinion addressed only the fairness of the Exchange Ratio, from a financial point of view, to Adaptimmune. TD Cowen expressed no view as to any other aspect or implication of the merger, including, without limitation, any voting agreements or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. TD Cowen’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by TD Cowen on the date of such opinion. It should be understood that although subsequent developments may affect TD Cowen’s opinion, TD Cowen does not have any obligation to update, revise or reaffirm its opinion and TD Cowen expressly disclaims any responsibility to do so.
TD Cowen did not consider any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.
For purposes of rendering its opinion, TD Cowen assumed in all respects material to its analyses that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without waiver thereof. TD Cowen also assumed that the executed form of the merger agreement would be substantially similar to the execution version reviewed by TD Cowen. TD Cowen further assumed that all governmental, regulatory and other consents and approvals contemplated by the merger agreement would be obtained and that in the course of obtaining any of those consents no restrictions would be imposed or waivers made that would have an adverse effect on Adaptimmune, TCR2 or the merger (including the contemplated benefits thereof). In addition, TD Cowen assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act and all other applicable state or federal statutes, rules and regulations.
It was understood that TD Cowen’s opinion was intended for the benefit and use of the Adaptimmune Board (in its capacity as such) in its evaluation of the Exchange Ratio. TD Cowen’s opinion did not and does not constitute a recommendation to the Adaptimmune Board, any securityholder or any other person as to how to vote or act with respect to the merger or otherwise. TD Cowen expressed no opinion as to the actual value, price or trading range of Adaptimmune ordinary shares, Adaptimmune ADSs or TCR2 Common Stock upon or following announcement or consummation of the merger. TD Cowen was not requested to opine as to, and its opinion did not in any manner address, Adaptimmune’s underlying business decision to effect the merger or the relative merits of the merger as compared to other business strategies or transactions that might be available to Adaptimmune. In addition, TD Cowen was not requested to opine as to, and its opinion did not in any manner address, (i) the fairness of the amount or nature of the compensation to the officers, directors or employees, or class of such persons, of any parties to the merger relative to the Exchange Ratio or otherwise or (ii) the fairness of the merger or the Exchange Ratio to the holders of any class of securities, creditors or other constituencies of Adaptimmune or TCR2.
Financial Analyses
The summary of the financial analyses described below under this heading “— Financial Analyses” is a summary of the material financial analyses performed by TD Cowen to arrive at its opinion. Some of the summaries of TD Cowen’s financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. TD Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the Adaptimmune Board certain assumptions on which such analyses were based and other factors, including the historical and projected financial results of Adaptimmune and TCR2.
Approximate implied per ADS or share equity value reference ranges derived from the financial analyses described below were rounded to the nearest $0.05. In calculating approximate implied exchange ratio reference ranges as reflected in the financial analyses and observations described below, TD Cowen divided the low-ends (or high-ends, as the case may be) of the approximate implied per share equity value reference ranges derived for TCR2 from the applicable analyses or observations as indicated below by the high-ends (or low-ends, as the case may be) of the approximate implied per ADS equity value reference ranges derived for Adaptimmune from the applicable analyses or observations as indicated below in order to calculate the low-ends (or high-ends) of the approximate implied exchange ratio reference ranges.
Selected Publicly Traded Companies Analyses.   TD Cowen performed separate selected publicly traded companies analyses of Adaptimmune and TCR2 in which TD Cowen reviewed certain financial and stock market information of Adaptimmune, TCR2 and the selected publicly traded companies listed below.
Adaptimmune.   In its selected publicly traded companies analysis of Adaptimmune, TD Cowen reviewed selected financial and stock market information of Adaptimmune and certain late-stage cell therapy companies and companies with analogous TCR-T technologies the securities of which are publicly traded and that TD Cowen considered generally relevant for purposes of analysis (collectively referred to in this section as the “Adaptimmune selected companies”). These companies were:
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2seventy bio, Inc.

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Adicet Bio, Inc.

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Allogene Therapeutics, Inc.

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Arcellx, Inc.

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Atara Biotherapeutics, Inc.

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Autolus Therapeutics plc

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Gracell Biotechnologies Inc.

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Immatics N.V.

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Iovance Biotherapeutics, Inc.

The financial data reviewed included estimated enterprise values, calculated as implied equity values based on closing stock prices on March 3, 2023 plus total debt and less cash and cash equivalents. Financial data of the Adaptimmune selected companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of Adaptimmune was based on public filings and financial information concerning Adaptimmune prepared by the management of Adaptimmune.
The overall low to high estimated enterprise values observed for the Adaptimmune selected companies was approximately $(69) million to $1,019 million (with a 25th percentile of $(6) million and a 75th percentile of $653 million). TD Cowen then selected a range of enterprise values derived from the Adaptimmune selected companies of $(5) million to $650 million, which indicated an approximate implied equity value reference range for Adaptimmune of $1.10 to $4.45 per ADS.
TCR2.   In its selected publicly traded companies analysis of TCR2, TD Cowen reviewed selected financial and stock market information of TCR2 and certain early stage cell therapy companies the securities of which are publicly traded and that TD Cowen considered generally relevant for purposes of analysis (collectively referred to in this section as the “TCR2 selected companies”). These companies were:
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Alaunos Therapeutics, Inc.

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Athenex, Inc.

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Caribou Biosciences, Inc.

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Celyad Oncology SA

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Immatics N.V.

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MiNK Therapeutics, Inc.

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Poseida Therapeutics, Inc.

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TScan Therapeutics, Inc.

The financial data reviewed included estimated enterprise values, calculated as implied equity values based on closing stock prices on March 3, 2023 plus total debt and less cash and cash equivalents. Financial data of the TCR2 selected companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of TCR2 was based on public filings and financial information concerning TCR2 prepared by the management of TCR2.
The overall low to high estimated enterprise values observed for the TCR2 selected companies was approximately $(38) million to $270 million (with a 25th percentile of $12 million and a 75th percentile of $211 million). TD Cowen then selected a range of enterprise values derived from the TCR2 selected companies of $10 million to $210 million, which indicated an approximate implied equity value reference range for TCR2 of $3.85 to $8.45 per share.
Utilizing the approximate implied per ADS or share equity value reference ranges derived for Adaptimmune and TCR2 as described above, TD Cowen calculated the following approximate implied exchange ratio reference range, as compared to the Exchange Ratio:
Implied Exchange Ratio Reference Range	Exchange Ratio
0.8603x – 7.7359x	1.5117x
Although the Adaptimmune selected companies and the TCR2 selected companies were used for comparison purposes, none of those companies is directly comparable to Adaptimmune or TCR2. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Adaptimmune selected companies and the TCR2 selected companies and other factors that could affect the public trading values of such selected companies, Adaptimmune or TCR2.
Selected Precedent Transactions Analyses.   Using publicly available information, TD Cowen reviewed financial data relating to selected transactions involving pre-clinical and clinical stage oncology target companies that TD Cowen considered generally relevant for purposes of analysis (collectively referred to in this section as the “selected transactions”). These transactions were:
Announcement Date	Acquiror	Target
November 2022	• AstraZeneca PLC	• Neogene Therapeutics Inc.
June 2022	• invoX Pharma Limited	• F-star Therapeutics, Inc.
June 2022	• Galapagos NV	• CellPoint BV
April 2022	• Regeneron Pharmaceuticals, Inc.	• Checkmate Pharmaceuticals, Inc.
May 2021	• Athenex, Inc.	• Kuur Therapeutics, Inc.
April 2021	• Sanofi S.A.	• Tidal Therapeutics, Inc.
November 2020	• Sanofi S.A.	• Kiadis Pharma N.V.
January 2020	• BioNTech SE	• Neon Therapeutics, Inc.

Announcement Date	Acquiror	Target
December 2019	• Astellas Pharma Inc.	• Xyphos Biosciences, Inc.
February 2019	• Merck & Co., Inc.	• Immune Design Corp.
February 2018	• Merck & Co., Inc.	• Viralytics Limited
The financial data reviewed included estimated enterprise values, calculated as the enterprise values (before, in the case of the selected transactions, taking into account any milestone payments) implied for the target companies based on the consideration paid or payable in the applicable selected transaction. Financial data of the selected transactions were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of TCR2 was based on public filings and financial information concerning TCR2 prepared by the management of TCR2.
The overall low to high implied enterprise values observed for the target companies in the selected transactions was approximately $52 million to $378 million (with a median of $160 million). TD Cowen then selected a range of implied enterprise values derived from the selected transactions of $50 million to $160 million, which indicated an approximate implied equity value reference range for TCR2 of $3.60 to $6.05 per share as compared to the implied equity value for TCR2 based on the Exchange Ratio of $2.66 per share.
Although the selected transactions were used for comparison purposes, none of those transactions is directly comparable to the merger, and none of the companies involved in those transactions is directly comparable to TCR2. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition values of such companies or TCR2.
Discounted Cash Flow Analyses.   TD Cowen performed separate discounted cash flow analyses of Adaptimmune and TCR2 as described below.
Adaptimmune.   TD Cowen performed a discounted cash flow analysis of Adaptimmune by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Adaptimmune was forecasted to generate during the fiscal years ending December 31, 2023 through December 31, 2031 based on the Adaptimmune forecasts (inclusive of the impact of Adaptimmune’s potential net operating loss carryforwards per the management of Adaptimmune). For purposes of this analysis, stock-based compensation was treated as a cash expense. TD Cowen calculated implied terminal values for Adaptimmune by applying to Adaptimmune’s estimated unlevered, after-tax free cash flows for the fiscal year ending December 31, 2031 a selected range of perpetuity growth rates of (10)% to 3%. The present values (as of May 31, 2023) of the cash flows and terminal values were then calculated using a selected range of discount rates of 12% to 16%. This analysis indicated an approximate implied equity value reference range for Adaptimmune of $1.80 to $3.65 per ADS.
TCR2.   TD Cowen performed a discounted cash flow analysis of TCR2 by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that TCR2 was forecasted to generate during the fiscal years ending December 31, 2023 through December 31, 2043 based on the TCR2 forecasts (inclusive of the impact of TCR2’s potential net operating loss carryforwards per the management of TCR2 and as adjusted per the management of Adaptimmune to reflect potential changes in net working capital and equity financings for TCR2). For purposes of this analysis, stock-based compensation was treated as a cash expense. TD Cowen calculated implied terminal values for TCR2 by applying to TCR2’s estimated unlevered, after-tax free cash flows for the fiscal year ending December 31, 2043 a selected range of perpetuity growth rates of (33)% to (10)%. The present values (as of May 31, 2023) of the cash flows and terminal values were then calculated using a selected range of discount rates of 15% to 20%. This analysis indicated an approximate implied equity value reference range for TCR2 of $2.75 to $4.20 per share.
Utilizing the approximate implied per ADS or share equity value reference ranges derived for Adaptimmune and TCR2 as described above, TD Cowen calculated the following approximate implied exchange ratio reference range, as compared to the Exchange Ratio:
Implied Exchange Ratio Reference Range	Exchange Ratio
0.7498x – 2.3620x	1.5117x

Certain Additional Information
TD Cowen also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:
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historical closing prices of Adaptimmune ADSs and TCR2 Common Stock during the 52-week period ended March 3, 2023, which indicated low and high closing prices of Adaptimmune ADSs of $1.01 per ADS and $2.65 per ADS, respectively, low and high closing prices of TCR2 Common Stock of $0.82 per share and $3.88 per share, respectively, and an approximate implied historical exchange ratio reference range based on the ratio of the closing prices of Adaptimmune ADSs to the closing prices of TCR2 Common Stock on each trading day of such period of 0.3098x to 3.8416x;

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publicly available Wall Street research analysts’ price targets for Adaptimmune ADSs and TCR2 Common Stock, which indicated an overall low to high ADS price target range for Adaptimmune ADSs of $2.00 to $10.00 per ADS (with a mean of $5.29 per ADS and a median of $5.00 per ADS), implying a range of approximately $1.75 to $8.75 per ADS on a discounted basis (discounted one year using a discount rate of 14.0%), an overall low to high stock price target range for TCR2 Common Stock of $2.00 to $20.00 per share (with a mean of $9.90 per share and a median of $9.00 per share), implying a range of approximately $1.70 to $17.00 per share on a discounted basis (discounted one year using a discount rate of 18.0%), and an approximate implied exchange ratio reference range based on such discounted ADS or stock price targets of 0.1940x to 9.7021x; and

•
the implied premiums paid or proposed to be paid in selected acquisition transactions involving biotechnology target companies announced during the two-year period ended March 3, 2023 with approximate implied transaction values of less than $500 million; applying a selected range of implied premiums of approximately 45% to 175% (reflecting the overall 25th and 75th percentile implied premiums derived from such transactions based on the closing stock prices of the target companies involved in such transactions one trading day prior to public announcement of such transactions) to the closing price of TCR2 Common Stock on March 3, 2023 of $1.21 per share indicated an approximate implied equity value reference range for TCR2 of $1.80 to $3.35 per share.

Miscellaneous
The summary set forth above does not purport to be a complete description of all the analyses performed by TD Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. TD Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, TD Cowen believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, TD Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Adaptimmune and TCR2. The analyses performed by TD Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Adaptimmune, TCR2, TD Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses performed by TD Cowen and its opinion were only one among many factors taken into consideration by the Adaptimmune Board in evaluating the Exchange Ratio and should not be considered as determinative of the views of the Adaptimmune Board or Adaptimmune management with respect to the merger, the Exchange Ratio or otherwise.
TD Cowen was selected by Adaptimmune to act as financial advisor to Adaptimmune in connection with the merger based on, among other factors, TD Cowen’s reputation, familiarity with Adaptimmune and its business and industry, and experience in similar transactions. TD Cowen is a nationally recognized investment banking firm and, as part of its investment banking business, TD Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.
TD Cowen is acting as financial advisor to Adaptimmune in connection with the merger and will receive from Adaptimmune for such services an aggregate fee of $2 million, of which a portion was payable in connection with TD Cowen’s opinion and $1.25 million is payable contingent upon consummation of the merger. In addition, Adaptimmune has agreed to reimburse TD Cowen’s expenses, including fees and expenses of counsel, and indemnify TD Cowen for certain liabilities, including liabilities under federal securities laws, that may arise out of TD Cowen’s engagement.
TD Cowen in the past has provided, currently is providing and in the future may provide financial advisory and/or investment banking services to Adaptimmune and/or its affiliates unrelated to the merger, for which services TD Cowen has received and may receive compensation, including during the two years preceding the date of TD Cowen’s opinion having served as sales agent for certain at-the-market offerings of Adaptimmune ADSs, for which services TD Cowen received during such two-year period aggregate fees of less than $500,000 from Adaptimmune. Although TD Cowen has not had a material relationship with TCR2 during the two years preceding the date of TD Cowen’s opinion, TD Cowen in the future may provide services to TCR2 and/or its affiliates and may receive compensation for the rendering of such services. In addition, in the ordinary course of its business, TD Cowen and its affiliates may actively trade the securities of Adaptimmune, TCR2 and/or their respective affiliates for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. The issuance of TD Cowen’s opinion was approved by TD Cowen’s fairness opinion review committee.
Certain Adaptimmune Unaudited Prospective Financial Information
Other than its financial guidance and business outlook provided in connection with its quarterly earnings announcements, Adaptimmune does not as a matter of course make public projections as to future performance, revenues, production, earnings or other results due to, among other reasons, the inherent difficulty of predicting financial performance for future periods, the nature of Adaptimmune’s business, including the fact that it is a clinical-stage biotechnology company and the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. In connection with the merger, Adaptimmune management prepared the Adaptimmune Forecasts. In addition, Adaptimmune management made certain adjustments to the TCR2 Forecasts (the “Adjusted TCR2 Forecasts”). The Adaptimmune Forecasts and the Adjusted TCR2 Forecasts were prepared solely using the information available to Adaptimmune management at the time they were created.
The Adaptimmune Forecasts and the Adjusted TCR2 Forecasts were prepared for internal use only and not for public disclosure. The Adaptimmune Forecasts and the Adjusted TCR2 Forecasts were provided to the Adaptimmune Board for the purposes of considering, analyzing and evaluating the merger. The Adaptimmune Forecasts and the Adjusted TCR2 Forecasts also were provided to TD Cowen for its use and reliance in connection with its financial analyses and opinion to the Adaptimmune Board as described in the section titled “The Merger — Opinion of Adaptimmune’s Financial Advisor.” The Adaptimmune Forecasts (other than “Unlevered Free Cash Flow”) were provided to TCR2 in connection with its consideration and evaluation of the merger and to TCR2’s financial advisor, Piper Sandler, but the Adjusted TCR2 Forecasts were not provided to TCR2 or Piper Sandler.
The Adaptimmune Forecasts were prepared by treating Adaptimmune on a standalone basis, without giving effect to the merger, including (i) any impact of the negotiation or execution of the merger agreement or the merger; (ii) the expenses that have been and will be incurred in connection with completing the merger; (iii) the potential synergies that may be achieved by the combined company as a result of the merger; (iv) the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed or in anticipation of the merger; or (v) the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Because the Adaptimmune Forecasts were developed for Adaptimmune as an independent company without giving effect to the merger, they do not reflect any changes to Adaptimmune’s operations or strategy that may be implemented after completion of the merger.
Neither the Adaptimmune Forecasts nor the Adjusted TCR2 Forecasts are included in this joint proxy statement/prospectus to influence any decision on whether to vote for the Allotment Proposal, the Share Issuance Proposal or the TCR2 merger proposal, but rather are included in this joint proxy statement/prospectus to give securityholders access to certain non-public information that was provided to the Adaptimmune Board and Adaptimmune’s financial advisor, and to TCR2 and its financial advisor, as applicable. The inclusion of the Adaptimmune Forecasts and the Adjusted TCR2 Forecasts should not be regarded as an indication that the Adaptimmune Board, Adaptimmune, the TCR2 Board, TCR2 or their respective members of management or advisors or any other recipient of this information considered, or now considers, them to be necessarily predictive of actual future results, and they should not be relied on as such. There can be no assurance that the projected results will be realized or that actual results of Adaptimmune, TCR2, or the combined company will not be materially lower or higher than estimated, whether or not the merger is completed. Neither the Adaptimmune Forecasts nor the Adjusted TCR2 Forecasts have been updated or revised to reflect information or results after the date they were prepared or as of the date of this joint proxy statement/prospectus. Adaptimmune may in the future report results of operations for periods included in the Adaptimmune Forecasts that will be completed following the preparation of the Adaptimmune Forecasts. Securityholders and investors are urged to refer to Adaptimmune’s periodic filings with the SEC for information on Adaptimmune’s actual historical results.
Neither the Adaptimmune Forecasts nor the Adjusted TCR2 Forecasts were prepared with a view toward public disclosure or with a view toward compliance with the published guidelines established by the SEC for preparation or presentation of prospective financial information, or GAAP, but, in the view of Adaptimmune management, have been reasonably prepared in good faith on a basis reflecting the best available estimates and judgments at the time of preparation, and presented as of the time of preparation, to the best of management’s knowledge and belief, the expected future financial performance of Adaptimmune or TCR2, as applicable. However, this information is not fact and should not be relied upon as being necessarily predictive of actual future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the Adaptimmune Forecasts or the Adjusted TCR2 Forecasts. Although Adaptimmune management believes there is a reasonable basis for the Adaptimmune Forecasts and the Adjusted TCR2 Forecasts, Adaptimmune cautions shareholders that actual future results could be materially different from the Adaptimmune Forecasts or the Adjusted TCR2 Forecasts. Neither Adaptimmune’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The Adaptimmune Forecasts and the Adjusted TCR2 Forecasts are subject to estimates and assumptions in many respects and, as a result, are subject to interpretation. Additionally, because the Adaptimmune Forecasts and the Adjusted TCR2 Forecasts cover multiple years, by their nature they will become subject to greater uncertainty with each successive year and are unlikely to anticipate each circumstance that will have an effect on Adaptimmune’s or TCR2’s business and result of operations. While presented with numerical specificity, the Adaptimmune Forecasts and the Adjusted TCR2 Forecasts are based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by Adaptimmune management, as of the date of their preparation. These estimates and assumptions may prove to be impacted by any number of factors, including the impact of the announcement, pendency and consummation of the combination, progress of clinical development activities by either Adaptimmune or TCR2 prior to or after consummation of the merger, intervening events which materially delay either entities ability to progress its business including any delay in progression of clinical programs, data obtained from ongoing clinical programs either prior to or after consummation of the merger, the market acceptance of Adaptimmune’s or TCR2’s potential products, Adaptimmune’s or TCR2’s development of potential products and product candidates for different indications, the impact of competitive products and pricing, third party effects or delays prior to, resulting from or after consummation of the merger, ability to raise, procure and obtain future funding, general economic conditions including those resulting from the COVID-19 pandemic, macro-economic climate and the war in Ukraine, trends in the biotechnology industry, regulatory and financial market conditions and other risks and uncertainties described or incorporated by reference in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/prospectus, all of which are difficult to predict and many of which are beyond the control of Adaptimmune and will be beyond the control of the combined company. Also see the section titled “Where You Can Find More Information.” The Adaptimmune Forecasts and the Adjusted TCR2 Forecasts also reflect assumptions as to certain business decisions that are subject to change. There can be no assurance that the Adaptimmune Forecasts or the Adjusted TCR2 Forecasts will be realized, and actual results will likely differ, and may differ materially, from those shown. Generally, the further out the period to which the Adaptimmune Forecasts or the Adjusted TCR2 Forecasts relate, the less predictive the information becomes.
The Adaptimmune Forecasts contain certain adjusted financial measures that Adaptimmune management believes are helpful in understanding Adaptimmune’s past financial performance and future results. Adaptimmune management regularly uses a variety of financial measures that are not in accordance with GAAP for forecasting, budgeting and measuring financial performance. The adjusted financial measures are not meant to be considered in isolation or as a substitute for, or superior to, comparable GAAP measures. While Adaptimmune believes these adjusted financial measures provide meaningful information to help investors understand the operating results and to analyze Adaptimmune’s financial and business trends on a period-to-period basis, there are limitations associated with the use of these adjusted financial measures. These adjusted financial measures are not prepared in accordance with GAAP, are not reported by all of Adaptimmune’s competitors and may not be directly comparable to similarly titled measures of Adaptimmune’s competitors due to potential differences in the exact method of calculation. The SEC rules that would otherwise require a reconciliation of an adjusted financial measure to a GAAP financial measure do not apply to adjusted financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the combination if the disclosure is included in a document such as this joint proxy statement/prospectus. In addition, reconciliations of adjusted financial measures were not relied upon by the Adaptimmune Board or management or Adaptimmune’s financial advisor in connection with their respective evaluation of the combination. Accordingly, Adaptimmune has not provided a reconciliation of the adjusted financial measures included in the Adaptimmune Forecasts to the relevant GAAP financial measures.
None of Adaptimmune, TCR2, the combined company or their respective affiliates, officers, directors, advisors or other representatives can provide any assurance that actual results will not differ from the Adaptimmune Forecasts or the Adjusted TCR2 Forecasts, and, except as required by applicable law, none of Adaptimmune, TCR2, the combined company or their respective affiliates undertakes any obligation to update, or otherwise revise or reconcile, the Adaptimmune Forecasts or the Adjusted TCR2 Forecasts to reflect circumstances existing after the date the Adaptimmune Forecasts or the Adjusted TCR2 Forecasts were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Adaptimmune Forecasts or the Adjusted TCR2 Forecasts are shown to be inappropriate. None of Adaptimmune, TCR2 or their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation or guarantee to any Adaptimmune shareholder or TCR2 stockholder regarding Adaptimmune’s or TCR2’s ultimate performance compared to the information contained in the Adaptimmune Forecasts or the Adjusted TCR2 Forecasts or that forecasted results will be achieved, the results of clinical trials, the potential timing and approval of commercial launch of any future products, the effectiveness or marketability of product candidates, or the overall future performance of Adaptimmune or TCR2. Adaptimmune has made no representation to TCR2, in the merger agreement or otherwise, concerning the Adaptimmune Forecasts or the Adjusted TCR2 Forecasts.
Summary of the Adaptimmune Forecasts
The following table presents a summary of the unaudited prospective financial information of Adaptimmune on a standalone basis prepared by Adaptimmune management for Adaptimmune’s fiscal years 2023 through 2031. The Adaptimmune Forecasts have not been updated to reflect any changes after they were initially prepared. The Adaptimmune Forecasts included the following key assumptions of Adaptimmune management: (i) potential revenue received from Afami-cel, MAGEA4-CD8 products and existing third party collaboration and licensing agreements, (ii) assumptions regarding pricing, penetration and probability,

(iii) projected gross margin, (iv) assumptions regarding growth of business and support for that growth and (v) assumptions relating to development, research, commercial and corporate costs.
	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E
	(in millions)
Total Revenue	$67	$50	$95	$122	$179	$392	$627	$799	$862
Gross Profit	$67	$50	$87	$105	$116	$265	$426	$542	$583
Total Operating Expenses	$(161)	$(162)	$(171)	$(179)	$(226)	$(221)	$(274)	$(264)	$(278)
EBIT(1)	$(117)	$(136)	$(108)	$(119)	$(155)	$(2)	$105	$231	$277
Unlevered Free Cash Flow(2)	$(86)	$(120)	$(109)	$(173)	$(218)	$(83)	$(2)	$137	$213

(1)
Non-GAAP Financial Measure. “EBIT” refers to Adaptimmune’s net income before interest income, net and other non-operating expenses, provision for income taxes, but after depreciation and amortization and stock-based compensation.

(2)
Non-GAAP Financial Measure. “Unlevered Free Cash Flow” refers to Adaptimmune’s EBIT, plus income tax credit, depreciation, change in net working capital, and capital expenditures, and was calculated by TD Cowen based on information approved or provided, as applicable, by Adaptimmune management and reviewed and approved by the Adaptimmune Board for purposes of TD Cowen’s discounted cash flow analyses described in the section “— Opinion of Adaptimmune’s Financial Advisor.” Net working capital refers to Adaptimmune’s accounts receivable, inventories, prepaid expenses and other assets, accounts payable, and accrued expenses and other liabilities.

Summary of the Adjusted TCR2 Forecasts
The following table presents a summary of the TCR2 Forecasts, which reflects the unaudited prospective financial information of TCR2 on a standalone basis prepared by TCR2 senior management for TCR2’s fiscal years 2023 through 2043 (which information is referred to herein as the “TCR2 Forecasts” and are further described in the section titled “The Merger — Certain TCR2 Unaudited Prospective Financial Information”) as adjusted by Adaptimmune management. The TCR2 Forecasts were provided to Adaptimmune management and TD Cowen on February 17, 2023 and were adjusted by Adaptimmune management based on various assumptions given such management’s experience and judgment in light of current market dynamics in the cell therapy sector of the biotech industry, including as to the amount of working capital required by TCR2 as a standalone company and the timing and amounts of financing needed for TCR2 to operate as a standalone company.
	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2033E	2035E	2037E	2039E	2041E	2043E(1)
	(in millions)
Total Revenue	$—	$—	$—	$—	$0	$51	$96	$145	$234	$376	$506	$579	$606	$618	$624
Gross Profit	$0	$0	$0	$0	$0	$33	$63	$94	$164	$263	$379	$435	$454	$464	$468
Total Operating Expenses	$(83)	$(31)	$(45)	$(64)	$(72)	$(78)	$(80)	$(85)	$(87)	$(93)	$(101)	$(113)	$(124)	$(137)	$(150)
EBIT(2)	$(83)	$(31)	$(45)	$(64)	$(72)	$(45)	$(17)	$9	$77	$170	$279	$322	$330	$327	$318
Unlevered Free Cash Flow(3)	$(83)	$(31)	$(45)	$(64)	$(72)	$(50)	$(22)	$4	$68	$163	$228	$252	$260	$258	$251

(1)
Interim years were included in analysis, but are not shown.

(2)
Non-GAAP Financial Measure. “EBIT” refers to TCR2’s net income before interest income, net and other non-operating expenses, provision for income taxes, but after depreciation and amortization and stock-based compensation.

(3)
Non-GAAP Financial Measure. “Unlevered Free Cash Flow” refers to TCR2’s EBIT, plus income tax credit, depreciation, change in net working capital, and capital expenditures. Net working capital refers to

TCR2’s accounts receivable, inventories, prepaid and other current assets, accounts payable, accrued payroll, accrued expenses and other current liabilities.
TCR2’s Reasons for the Merger; Recommendation of the TCR2 Board that TCR2 Stockholders Approve the Merger Proposal
In the course of its evaluation of the merger, the merger agreement and related agreements, the TCR2 Board and the F&S Committee held numerous meetings, consulted with its senior management, legal counsel and its financial advisor and reviewed a significant amount of information and, in reaching its decision to approve the merger and the merger agreement, the TCR2 Board considered a number of factors, including, among others, the following:
•
Premium to Trading Price of TCR2 Common Stock.   Holders of TCR2 Common Stock will be entitled to receive 1.5117 Adaptimmune ADSs for each share of TCR2 Common Stock they own immediately prior to the Effective Time. The Exchange Ratio represented an equity value of $2.66 per share of TCR2 Common Stock, based on the Adaptimmune share price on the trading day immediately prior to the signing of the merger agreement, which was a premium of approximately 120% to TCR2 Common Stock closing price of $1.21 per share on March 3, 2023;

•
Participation in Potential Upside.   The consideration in the merger will consist entirely of Adaptimmune ADSs. TCR2 stockholders will own Adaptimmune ADSs representing approximately 25% of the outstanding Adaptimmune ordinary shares following the completion of the merger and will have an opportunity to participate in any future earnings and the growth of the combined company, including potential synergies, and any future appreciation in the value of Adaptimmune ordinary shares following the merger. The TCR2 Board also considered its belief that the merger is expected to provide a number of significant strategic opportunities and benefits to the combined company to support potential future price appreciation of Adaptimmune ordinary shares, including, without limitation, the following (which are not necessarily presented in order of their relative importance to the TCR2 Board):

•
the combined company is expected to have compelling clinical data in solid tumors with clear paths to products and multiple near-term value-creating catalysts;

•
the combined company will unite complementary technology platforms, which is expected to enhance the combined company’s competitiveness;

•
the combined company will have comprehensive cell therapy capabilities allowing execution across all stages of the pipeline;

•
the combined company is anticipated to have a cash runway into 2026 through operational benefits that enables delivery of key catalysts; and

•
the combined company is expected to have an enhanced financial profile that will provide greater access to the capital markets and therefore be better positioned to withstand challenges facing the life sciences industry with a stronger balance sheet, potential for stronger free cash flow generation and enhanced liquidity as compared with TCR2 on a stand-alone basis.

•
TCR2’s Operating and Financial Condition and Prospects.   The TCR2 Board considered TCR2’s standalone operating and financial performance and its prospects, including certain prospective forecasts for TCR2 prepared by TCR2 senior management, which reflect an application of various assumptions of senior management. The TCR2 Board considered the inherent uncertainty of achieving management’s prospective forecasts as a standalone company, as set forth under the section titled “— Certain TCR2 Unaudited Prospective Financial Information,” and that, as a result, TCR2’s actual financial results in future periods could differ materially from senior management’s forecasts. The TCR2 Board considered, among other factors, that the holders of the TCR2 Common Stock would continue to be subject to the risks and uncertainties of TCR2 executing on its long-term plan if it remained independent. These risks and uncertainties included risks relating to the macro-economic, industry and market conditions negatively impacting valuations of clinical-stage cell therapy companies such as TCR2, the need for meaningful capital investment to fund TCR2’s continued operations, the lack of attractive financing alternatives, the competition (or availability) for patients, the complexities of manufacturing and administering the TRuC-T cell therapy, the need for enough patients to demonstrate a consistently durable response rate and survival benefit, the need to build sufficient manufacturing capacity if the therapy is approved by the FDA, the development by other companies of competitive products, and the dependence on key personnel and compliance with government regulations. The TCR2 Board also considered the lease liabilities related to TCR2’s Rockville, Maryland manufacturing facility, among other liabilities described in TCR2’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
•
TCR2’s Cash Position.   The TCR2 Board also considered the risks and challenges facing TCR2 as a result of its current cash position and that, as a standalone company, TCR2 would need to seek substantial additional funding through future equity, royalty and/or debt financings or additional collaborations or strategic partnerships, and any such fundraising could require TCR2 to enter into restrictive covenants, might only be available on unfavorable terms or might not be available at all. The TCR2 Board also considered the difficult financing environment and limited financing alternatives for clinical-stage cell therapy companies such as TCR2, the fact that TCR2 was unable to raise financing at the time of its most recent clinical data release on its lead gavo-cel program in September 2022 when TCR2 had an approximate market capitalization of $150 million, and the low likelihood that third parties would be interested in providing equity financing to TCR2 in the current economic environment that would not be significantly dilutive to existing TCR2 stockholders, particularly given that TCR2 has an approximate market capitalization of $50 million and a lack of any potential catalysts that might positively influence TCR2’s stock price in the near term. The TCR2 Board weighed the certainty of realizing a substantial value for shares of TCR2 Common Stock in the merger compared to the uncertainty that trading values would approach the value of the merger consideration in the foreseeable future and the substantial risk and uncertainty associated with TCR2 and its business as a clinical-stage cell therapy company (including the risk factors set forth in TCR2’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022).

•
Familiarity with Adaptimmune’s Businesses and Financial Condition.   The TCR2 Board’s knowledge of Adaptimmune’s business, financial condition, results of operations and prospects, taking into account the results of TCR2’s due diligence review of Adaptimmune. The TCR2 Board also considered its knowledge of the cell therapy industry and the current and prospective market environment in which Adaptimmune operates;

•
Consideration of Strategic Alternatives.   The TCR2 Board’s review of strategic alternatives and opportunities available to TCR2, including the risks and benefits of continuing to operate as an independent public company in its current configuration, pursuing acquisitions or licensing transactions as an independent public company and pursuing alternative strategic transactions, including the discussions that TCR2’s senior management, TCR2’s representatives and the TCR2 Board had in 2022 and 2023 with other potential strategic transaction candidates;

•
Negotiations with Adaptimmune.   The benefits that TCR2 and its advisors were able to obtain during its negotiations with Adaptimmune, including an increase in Adaptimmune’s offer price per share from the beginning of the process to the end of the negotiations and generally improving the contract terms relating to transaction certainty. The TCR2 Board believed that there was no assurance that a more favorable strategic opportunity would arise later or through any alternative transaction, and the terms and consideration reflected in the merger Agreement was the best transaction that could be obtained by TCR2 stockholders from Adaptimmune at the time;

•
Financial Advisor Opinion.   The opinion of Piper Sandler, delivered to the TCR2 Board on March 5, 2023, to the effect that, as of such date and based on and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Sandler, as described in its written opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of TCR2 Common Stock entitled to receive Adaptimmune ADSs in the merger, as more fully described below under“The Merger — Opinion of TCR2’s Financial Advisor.”

•
Terms of the Merger Agreement.   The TCR2 Board reviewed and considered the terms of the merger agreement, including the parties’ respective representations, warranties and covenants, and the conditions to their respective obligations to consummate the merger. See the section entitled “The

Merger Agreement” for a detailed discussion of the terms and conditions of the merger agreement. In particular, the TCR2 Board considered the following:
•
Merger Consideration.   The fixed exchange ratio of 1.5117 Adaptimmune ADSs for each share of TCR2 Common Stock, by its nature, would not adjust upwards to compensate for declines, or downwards to compensate for increases, in Adaptimmune’s share price prior to completion of the merger;

•
Ability to Change Recommendation to TCR2 Stockholders.   The TCR2 Board considered the provisions in the merger agreement that provide for the ability of the TCR2 Board to withdraw or modify its recommendation that holders of TCR2 Common Stock adopt the merger agreement:

•
following the receipt of an alternative acquisition proposal that the TCR2 Board determines in good faith constitutes or is reasonably likely to lead to a Company Superior Proposal (as defined in this joint proxy statement/prospectus under the section entitled “The Merger Agreement — No Solicitation of Acquisition Proposals; Intervening Event”), subject to certain restrictions imposed by the merger agreement, including that the TCR2 Board shall have determined in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of TCR2 under applicable law and that Adaptimmune shall have been given an opportunity to match the superior proposal; or

•
in response to a Company Intervening Event (as defined in this joint proxy statement/prospectus under the section entitled “The Merger Agreement — No Solicitation of Acquisition Proposals; Intervening Event”), subject to certain restrictions imposed by the merger agreement, including that the TCR2 Board shall have determined in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of TCR2 under applicable law and provided Adaptimmune with prior notice of its intention to take such action;

•
Termination Fee Payable by TCR2.   The TCR2 Board considered that, in its view, the $2.4 million termination fee that could become payable by TCR2 pursuant to the merger agreement was reasonable, would likely not deter alternative acquisition proposals and would likely not be required to be paid unless the TCR2 Board entered into an agreement providing for a transaction that would be more favorable to the TCR2 stockholders than the transactions contemplated by the merger agreement;

•
Registered Shares.   Ordinary Shares of Adaptimmune underlying the Adaptimmune ADSs to be issued to TCR2 stockholders will be registered on a Form S-4 registration statement and will become freely tradeable; and

•
Continuing Directors.   That the merger agreement provides for three TCR2 directors to be appointed to the Adaptimmune Board upon closing of the merger and for the Adaptimmune Board to be comprised of nine members upon closing.

In the course of its deliberations, the TCR2 Board also considered a variety of risks and other countervailing factors related to the merger, including:
•
the fact that the Exchange Ratio is fixed and will not be adjusted on the closing date based on the relative market values of shares of TCR2 Common Stock or Adaptimmune ADSs, which means that the market value of the merger consideration or the premium received by TCR2 stockholders could decrease prior to the Effective Time;

•
the fact that TCR2 stockholders will be sharing participation of TCR2’s upside with Adaptimmune shareholders as part of the combined company;

•
the fact that forecasts of future results of operations are estimates based on assumptions that may not be realized within the expected time frame or at all;

•
the fact that TCR2 stockholders would be subject to future financial, business and operational risks associated with the combined company if they retained the Adaptimmune ADSs they receive as merger consideration following the Effective Time, including risks related to the implementation of the combined company’s business plan and strategy, the combined company’s ability to realize the anticipated benefits of the merger on the timeline expected, or at all, litigation and contingent liabilities of Adaptimmune that may adversely impact the combined company and its businesses, and the integration of TCR2’s business with Adaptimmune’s business in an efficient and cost effective manner. The TCR2 Board considered that the failure of any of these activities to be completed successfully may decrease the actual benefits of the merger to the extent TCR2 stockholders retain the Adaptimmune ADSs received as merger consideration following the closing of the merger;
•
the possible volatility, at least in the short term, of the trading price of TCR2 Common Stock resulting from the announcement of the merger;

•
the potential effect of the merger on TCR2’s business and relationships with employees, suppliers, and other business partners;

•
the terms of the merger agreement, including covenants relating to (i) the two companies’ conduct of their respective businesses during the period between the signing of the merger agreement and the completion of the merger, including the requirement that the two companies’ conduct business only in the ordinary course, subject to specific exceptions and (ii) the restrictions on TCR2’s ability to solicit alternative transaction proposals;

•
the fact that TCR2 may become obligated to pay Adaptimmune a termination fee of $2.4 million in certain circumstances as further discussed under “The Merger Agreement — Termination Fee,” which could potentially deter a potential acquirer from proposing an alternative transaction that may provide value to TCR2 stockholders superior to that of the proposed merger;

•
the fact that the Adaptimmune Board has the ability to withdraw or modify its recommendation that holders of Adaptimmune ordinary shares vote in favor of the share issuance in connection with the merger;

•
the fact that the conditions to the parties’ obligations to complete the merger and the closing of the transaction is subject to the satisfaction of certain regulatory clearances and certain contingent liabilities of TCR2 being less than $10 million;

•
the risks involved with the required approval of the merger agreement and merger by TCR2 stockholders, and Adaptimmune shareholders authorizing the Adaptimmune Board to allot all Adaptimmune ordinary shares to be issued in connection with the merger (to be represented by Adaptimmune ADSs);

•
the potential for litigation relating to the proposed merger and the associated costs, burden and inconvenience involved in defending those proceedings;

•
the substantial expenses to be incurred in connection with the merger, including the substantial costs of integrating the businesses of TCR2 and Adaptimmune, as well as the transaction expenses arising from the merger;

•
the risk that the merger might not be consummated in a timely manner or at all and the potential adverse effect of the public announcement of the merger or of the delay or failure to complete the merger on the reputation of TCR2;

•
the risk to the TCR2 business, operations, and financial results and conditions in the event that the merger is not consummated;

•
the fact that the strategic direction of the continuing company following the completion of the merger will be determined by a board of directors initially comprised of a majority of designees of Adaptimmune;

•
the fact that, under Delaware law, TCR2 stockholders are not entitled to appraisal rights, dissenters’ rights or similar rights of an objecting shareholder in connection with the merger; and

•
various other risks associated with the combined company and the merger, including those described in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

The TCR2 Board also was apprised of certain interests in the merger of TCR2’s directors and executive officers that may be different from, or in addition to, the interests of TCR2’s stockholders generally as discussed in this joint proxy statement prospectus under the section entitled “Interests of TCR2 Directors and Executive Officers in the Merger.”
The foregoing information and factors considered by the TCR2 Board are not intended to be exhaustive but are believed to include all of the material factors considered by the TCR2 Board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the TCR2 Board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the TCR2 Board may have given different weight to different factors. The TCR2 Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, TCR2’s management and the legal and financial advisors of TCR2, and considered the factors overall to be favorable to, and to support, its determination.
This explanation of the TCR2 Board’s reasons for recommending the adoption of the merger agreement and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in this joint proxy statement/prospectus under the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of TCR2’s Financial Advisor
On March 5, 2023, Piper Sandler rendered its oral opinion to the TCR2 Board (which was subsequently confirmed in writing by delivery of Piper Sandler’s written opinion dated that same date) to the effect that, as of March 5, 2023, and based upon and subject to the various assumptions and limitations set forth therein, the Exchange Ratio was fair, from a financial point of view, to the holders of TCR2 Common Stock entitled to receive Adaptimmune ADSs in the merger.
The full text of the Piper Sandler written opinion dated March 5, 2023, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Sandler in rendering its opinion, is attached as Annex E to this joint proxy statement/prospectus. Piper Sandler’s opinion addressed solely the fairness, from a financial point of view, to the holders of TCR2 Common Stock with the right to receive Adaptimmune ADSs in the merger, of the Exchange Ratio and does not address any other terms or agreement relating to the merger or any other terms of the merger agreement. Piper Sandler’s opinion was directed to the TCR2 Board in connection with its consideration of the merger and was not intended to be, and does not constitute, a recommendation to any TCR2 stockholder as to how such stockholder should act or vote with respect to the merger or any other matter. Piper Sandler’s opinion was approved for issuance by the Piper Sandler opinion committee.
In connection with rendering its opinion and performing its related financial analyses, Piper Sandler, among other things:
•
reviewed and analyzed the financial terms of a draft, labeled “Execution Version”, of the merger agreement;

•
reviewed and analyzed certain financial and other data with respect to TCR2 and Adaptimmune which was publicly available;

•
reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of TCR2 and Adaptimmune, as described under the sections titled “— Certain TCR2 Unaudited Prospective Financial Information” and “— Certain Adaptimmune Unaudited Prospective Financial Information”, respectively, that were furnished to Piper Sandler by TCR2 and Adaptimmune, respectively;

•
conducted discussions with members of senior management and representatives of TCR2 and Adaptimmune concerning the matters described in the second and third items above, as well as their respective businesses and prospects before and after giving effect to the merger;

•
reviewed the current and historical reported prices and trading activity of TCR2 Common Stock and Adaptimmune ADSs and similar information for certain other companies deemed by Piper Sandler to be comparable to TCR2;

•
compared the financial performance of TCR2 and Adaptimmune with that of certain other publicly-traded companies that Piper Sandler deemed relevant; and

•
reviewed the implied premia paid, to the extent publicly available, of certain business combination transactions that Piper Sandler deemed relevant.

In addition, Piper Sandler conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Piper Sandler deemed necessary in arriving at its opinion.
The following is a summary of the material financial analyses performed by Piper Sandler in connection with the preparation of its fairness opinion and reviewed with the TCR2 Board at a meeting held on March 5, 2023.
This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Sandler. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper Sandler or the TCR2 Board. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 3, 2023, and is not necessarily indicative of current market conditions.
Unless the context indicates otherwise, for purposes of the financial analyses described below, Piper Sandler calculated (i) enterprise value (defined as the relevant company’s common equity value, plus book value of preferred stock, plus debt, less cash and cash equivalents, and less short and long term marketable securities (“net debt”), plus, where applicable, book value of non-controlling interests), for TCR2, Adaptimmune and each selected public company based on (a) the market value of the relevant company’s diluted common equity, using closing stock prices as of March 3, 2023, calculated using the treasury stock method (“TSM”) and (b) the relevant company’s net debt as of such company’s most recently reported quarter end, except in the case of each of TCR2 and Adaptimmune, for which Piper Sandler used estimated net debt as of March 31, 2023 (which estimates were net cash of approximately $120 million and approximately $165 million, respectively, as of such date) and (ii) implied per share values for each of TCR2 and Adaptimmune, using diluted shares, calculated using TSM.
For purposes of certain analyses below, the term “Implied Per-Share Merger Consideration” refers to the implied per share value of the merger consideration of $2.66, based on the Exchange Ratio of 1.5117 Adaptimmune ADSs per share of TCR2 Common Stock and the closing price per Adaptimmune ADS on March 3, 2023 (the “Adaptimmune Closing Price”) of $1.76.
Financial Analyses of TCR2 and Adaptimmune
Selected Public Companies Analyses
TCR2 — Standalone
Piper Sandler reviewed certain market data for certain US-listed biotech companies that Piper Sandler deemed relevant including biotech companies (i) focusing on oncology cell therapy, (ii) with a range of total number of product candidates between one and six, (iii) in phase of clinical development ranging between phase 1 and phase 1/2, and (iv) having similar financial profiles to TCR2 (having sufficient cash to fund current operations into, but not subsequent to, 2025 or that are currently trading at a discount to their cash balance as of the end of the most recent quarter end for which financial information has been publicly disclosed.

Set forth below are the six selected biotech public companies, as well as their respective targeted lead treatment products/indications and stages of development:
Company	Lead Product / Indication	Phase
Nkarta, Inc.	NKX101 / AML & MDS	Phase 1
Precision BioSciences, Inc.	Azercabtagene zapreleucel / Relapsed/Refractory NHL	Phase 1/2a
Cellectis S.A.	UCART123 / AML	Phase 1
Instil Bio, Inc.	ITIL-306 / NSCLC, Ovarian, RCC	Phase 1
Mustang Bio, Inc.	MB-106 / NHL	Phase 1
Achilles Therapeutics plc	ATL001 / NSCLC	Phase 1/2
For each selected biotech public company, Piper Sandler reviewed its current (i) implied equity value, calculated as the aggregate value of each company’s diluted outstanding equity securities, based on such company’s closing common stock price as of March 3, 2023, using TSM, and (ii) implied enterprise value. Enterprise values were calculated as implied equity values, plus debt outstanding, less net cash, in each case, as of their most recent respective reported quarter-ends (other than Cellectis S.A., which was pro forma for its public offering in February 2023). The analysis indicated the following maximum, 75th percentile, mean, median, 25th percentile and minimum equity values and enterprise values for the selected public companies:
($ in millions)	Equity Value	Enterprise Value
Maximum	$237	$(4)
75th Percentile	$128	$(66)
Mean	$115	$(97)
Median	$108	$(113)
25th Percentile	$70	$(137)
Minimum	$44	$(156)
For the selected biotech public companies analysis, Piper Sandler derived a range of implied enterprise values for TCR2 based on the implied enterprise value ranges for the selected public companies and then adjusted for estimated net cash for TCR2 as of March 31, 2023 and used the diluted share information described above to calculate an implied value range of TCR2 Common Stock per share. This analysis did not account for any assumed additional cash needs of TCR2 to fund its business plan. Based on the minimum, 25th percentile, median, mean, 75th percentile and maximum implied equity values for TCR2, Piper Sandler calculated the following corresponding implied value range for TCR2 Common Stock per share:
	Minimum	25th Percentile	Median	Mean	75th Percentile	Maximum
Implied TCR2 Per Share Value	NM	NM	$0.19	$0.58	$1.34	$2.81

*
NM means calculated amounts were deemed non-meaningful because they were negative.

Adaptimmune — Standalone
Piper Sandler reviewed certain market data for certain US-listed biotech companies that Piper Sandler deemed relevant including biotech companies (i) focusing on oncology cell therapy, (ii) with a range of total number of product candidates between one and six, (iii) in phase of clinical development ranging between phase 1/2, phase 2 and having submitted a regulatory application, either a new drug application or biologics license application (“BLA”), and (iv) having similar financial profiles to Adaptimmune (currently trading at a premium to their cash balance as of the end of the most recent quarter end for which financial information has been publicly disclosed).

Set forth below are the five selected biotech public companies, as well as their respective targeted lead treatment products/indications and stages of development:
Company	Lead Product / Indication	Phase
Arcellx, Inc.	Abecma / MM	Pivotal Phase 2
Iovance Biotherapeutics, Inc.	Lifileucel / Melanoma	Rolling BLA
Vor Biopharma Inc.	Trem-cel / AML	Phase 1/2
Adicet Bio, Inc.	ADI-001 / Relapsed/Refractory NHL	Phase 1/2
Alaunos Therapeutics, Inc.	Library TCR-T / Lung, CRC, Endometrial, Pancreatic, Ovary, Bile Duct	Phase 1/2
For each selected biotech public company, Piper Sandler reviewed its current (i) implied equity value, calculated as the aggregate value of each company’s diluted outstanding equity securities, based on such company’s closing common stock price as of March 3, 2023, using TSM, and (ii) implied enterprise value. Enterprise values were calculated as implied equity values, plus debt outstanding, less net cash, in each case, as of their most recent respective reported quarter-ends (other than Vor Biopharma Inc., which was pro forma for its public and private equity offerings in December 2022 and Alaunos Therapeutics, Inc., which was pro forma for its public equity offering in November 2022). The analysis indicated the following maximum, 75th percentile, mean, median, 25th percentile and minimum equity values and enterprise values for the selected public companies:
($ in millions)	Equity Value	Enterprise Value
Maximum	$1,665	$995
75th Percentile	$1,422	$903
Mean	$780	$430
Median	$343	$107
25th Percentile	$336	$91
Minimum	$137	$53
For the selected biotech public companies analysis, Piper Sandler derived a range of implied enterprise values for Adaptimmune based on the implied enterprise value ranges for the selected public companies and then adjusted for estimated net cash for Adaptimmune as of March 31, 2023 and used the diluted share information described above to calculate an implied value range of Adaptimmune per ADS. This analysis did not account for any assumed additional cash needs of Adaptimmune to fund its business plan. Based on the minimum, 25th percentile, median, mean, 75th percentile and maximum implied equity values for Adaptimmune, Piper Sandler calculated the following corresponding implied value range for Adaptimmune per ADS:
	Minimum	25th Percentile	Median	Mean	75th Percentile	Maximum
Implied Adaptimmune Per ADS Value	$1.17	$1.38	$1.46	$3.12	$5.53	6.01
Implied Exchange Ratio Reference Ranges
Based on the per share value reference ranges for TCR2 Common Stock and Adaptimmune ADSs implied by the selected public companies analyses performed for each of TCR2 and Adaptimmune on a standalone basis as described above, Piper Sandler then compared each of the maximum, median, mean and minimum per share values implied by the TCR2 selected public companies analysis to the respective minimum, median, mean, and maximum values implied by the Adaptimmune selected public companies analysis. This analysis indicated the following implied exchange ratios, as compared to the Exchange Ratio:
Minimum	Median	Mean	Maximum	Exchange Ratio
0.0000x	0.1280x	0.1872x	2.3893x	1.5117x

Discounted Cash Flow Analyses
TCR2 — Standalone
Using a discounted cash flow analysis, Piper Sandler calculated an estimated range of theoretical enterprise values for TCR2 based on the net present value of (i) projected unlevered after-tax free cash flows from April 1, 2023 to December 31, 2043 (which reflected estimated net operating loss generation and usage, as well as estimated research and development tax credits usage, over such period), discounted back to April 1, 2023, and (ii) a projected terminal value at December 31, 2043 calculated using a range of perpetuity growth rates ranging from (1.0)% to 1.0%, discounted back to April 1, 2023. The after-tax free cash flows for each year were calculated based on estimates provided to Piper Sandler by TCR2 management, including risk adjustments by TCR2 management to reflect probability of success (“PoS”) weightings based on the judgment of TCR2 management, as described under the section titled “— Certain TCR2 Unaudited Prospective Financial Information”. Piper Sandler calculated the range of net present values for unlevered after-tax free cash flows for such periods using a range of discount rates ranging from 16.65% to 18.65% based on its estimation of TCR2’s weighted average cost of capital (“WACC”) using the capital asset pricing model (the “CAPM”), together with a size premium, in order to derive a range of implied enterprise values for TCR2. Piper Sandler then adjusted such implied enterprise values for estimated net cash at March 31, 2023 and used the diluted share information described above to calculate an implied value range of TCR2 per share. Piper Sandler also adjusted for the projected incremental cash needs of approximately $138 million required by TCR2 to fund each of TCR2’s key programs to the next data milestone, the last of which will occur, according to the TCR2 Forecasts (as defined below), in the first half of 2026, but did not assume any future stockholder dilution from potential financings required to fund its business plan beyond such milestone.
This analysis resulted in the minimum, 25th percentile, median, mean, 75th percentile and maximum implied value for TCR2 Common Stock per share set forth below:
	Minimum	25th Percentile	Median	Mean	75th Percentile	Maximum
Implied TCR2 Per Share Value	$0.45	$0.88	$1.34	$1.38	$1.86	$2.44
Adaptimmune — Standalone
Using a discounted cash flow analysis, Piper Sandler calculated an estimated range of theoretical enterprise values for Adaptimmune based on the net present value of (i) projected unlevered after-tax free cash flows from April 1, 2023 to December 31, 2031, discounted back to April 1, 2023, and (ii) a projected terminal value at December 31, 2031 calculated using a range of perpetuity growth rates ranging from 0.0% to 2.0%, discounted back to April 1, 2023. The after-tax free cash flows for each year were calculated based on estimates provided to Piper Sandler by Adaptimmune management (and authorized for use by the TCR2 Board), including risk adjustments by Adaptimmune management to reflect PoS weightings based on the judgment of Adaptimmune management (which ranged from 30% to 70%, depending upon the stage of clinical development for each applicable indication), as described under the section titled “— Certain Adaptimmune Unaudited Prospective Financial Information” as the “Adaptimmune Forecasts”; except that (i) stock based compensation was not treated as a cash expense and (ii) such projections were adjusted to reflect the loss of approximately $4 million in revenue annually beginning in January 2023 as a result of the termination of the Astellas collaboration agreement (the “Adaptimmune Adjusted Forecasts”). Piper Sandler calculated the range of net present values for unlevered after-tax free cash flows for such periods using a range of discount rates ranging from 13.68% to 15.68% based on its estimation of Adaptimmune’s WACC using the CAPM, together with a size premium, in order to derive a range of implied enterprise values for Adaptimmune. Piper Sandler then adjusted such implied enterprise values for estimated net cash at March 31, 2023 and used the diluted share information described above to calculate an implied value range of Adaptimmune per ADS. Piper Sandler also adjusted for the projected incremental cash needs of approximately $180 million required by Adaptimmune to fund each of Adaptimmune’s key programs to the next data milestone, the last of which will occur, according to Adaptimmune Adjusted Forecasts, in 2025, but did not assume any future stockholder dilution from potential financings required to fund its business plan beyond such milestone.

This analysis resulted in the minimum, 25th percentile, median, mean, 75th percentile and maximum implied value for Adaptimmune per ADS set forth below:
	Minimum	25th Percentile	Median	Mean	75th Percentile	Maximum
Implied Adaptimmune Per ADS Value	$0.41	$0.76	$0.96	$0.99	$1.19	$1.71
Implied Exchange Ratio Reference Ranges
Based on the per share value reference ranges for TCR2 Common Stock and Adaptimmune ADSs implied by the discounted cash flow analyses performed for each of TCR2 and Adaptimmune on a standalone basis as described above, Piper Sandler then compared each of the maximum, median, mean and minimum per share values implied by the TCR2 discounted cash flow analysis to the respective minimum, median, mean, and maximum values implied by the Adaptimmune discounted cash flow analysis. This analysis indicated the following implied exchange ratios, as compared to the Exchange Ratio:
Minimum	Median	Mean	Maximum	Exchange Ratio
0.2614x	1.3937x	1.3960x	6.0096x	1.5117x
Other Information
Piper Sandler also noted for the TCR2 Board the following additional information that was not relied upon in rendering its opinion, but was provided for informational purposes.
•
Historical Trading Analysis — TCR2.   Piper Sandler reviewed, among other things, the historical closing prices and trading volumes for TCR2 Common Stock over the one-year period ended March 3, 2023 (the “1-Year Period”), which reflected low and high closing prices during such period ranging from $0.83 to $3.75 per share, as compared to the TCR2 Common Stock per share closing price as of March 3, 2023 (the “TCR2 Closing Price”) of $1.21, and the Implied Per-Share Merger Consideration of $2.66.

•
Historical Trading Analysis — Adaptimmune.   Piper Sandler reviewed, among other things, the historical closing prices and trading volumes for Adaptimmune ADSs over the 1-Year Period, which reflected low and high closing prices during such period ranging from $1.05 to $2.53 per Adaptimmune ADS, as compared to the Adaptimmune Closing Price of $1.76.

•
Historical Trading Analysis — Exchange Ratio.   Piper Sandler also reviewed the implied exchange ratio (calculated as the closing price of TCR2 Common Stock divided by the closing price of Adaptimmune ADSs on a certain date), for certain historical periods, which reflected (i) a 1-Year Period high of 2.0341x, (ii) a 1-Year Period low of 0.4980x, (iii) a 1-Year Period average of 1.2223x, (iv) a volume weighted average price for the 1-Year Period and the six-month period, the ninety-day period, the sixty-day period and the thirty-day period each ending March 3, 2023, of 1.2042x, 1.1354x, 0.7179x, 0.7171x and 0.7584x, respectively, as compared to (v) the implied exchange ratio on March 3, 2023 of 0.6875x and (vi) the Exchange Ratio of 1.5117x.

•
Implied Premia Paid Exchange Ratio Analysis.   Piper Sandler reviewed publicly available information for selected all-stock M&A transactions to determine the implied premia paid in such M&A transactions over trading prices of the target companies at certain dates immediately prior to announcement of the relevant transaction. Piper Sandler selected M&A transactions announced since January 1, 2014 involving those public target companies with implied enterprise values (based on the implied purchase price paid for the target company’s common equity calculated at the time of announcement of the relevant transaction) between $40 million and $3 billion that Piper Sandler considered to be in the healthcare industry. Based on these criteria, Piper Sandler reviewed nine M&A transactions and compared, among other things, the implied premiums paid in those selected M&A transactions over certain time periods to the implied premium that would be paid to the holders of TCR2 Common Stock based on the TCR2 Closing Price and the Adaptimmune Closing Price of $1.21 and $1.76, respectively. Such range of implied premiums based on the trading price of the target company stock on the date 30 trading days prior to announcement of the relevant transaction indicated maximum, median, mean and minimum implied premiums of 92%, 53%, 49% and 5%, respectively, which, if applied to the TCR2 Closing Price and in relation to the Adaptimmune Closing Price, would imply exchange ratios of 1.3209x, 1.0515x, 1.0220x and 0.7224x, respectively, as compared to the Exchange Ratio of 1.5117x.
Miscellaneous
The summary set forth above does not contain a complete description of the analyses performed by Piper Sandler and reviewed with the TCR2 Board, but summarizes the material analyses performed by Piper Sandler in rendering its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Piper Sandler believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in Piper Sandler’s written opinion. In arriving at its opinion, Piper Sandler considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Sandler made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Sandler’s view of the actual value of TCR2 Common Stock or Adaptimmune ADSs.
No selected company or transaction used in any analysis above for purposes of comparison is identical to TCR2, Adaptimmune or the merger. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which TCR2, Adaptimmune and the merger were compared and other factors that could affect the public trading value or transaction value of the companies.
Piper Sandler performed its analyses for purposes of providing its opinion to the TCR2 Board. Certain of the analyses performed by Piper Sandler were based upon financial projections of future results furnished to Piper Sandler by the managements of TCR2 and Adaptimmune, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These financial projections are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper Sandler does not assume responsibility if future results are materially different from projected financial results.
Piper Sandler’s opinion was one of many factors taken into consideration by the TCR2 Board in making the determination to approve the merger agreement. While Piper Sandler provided advice to the TCR2 Board during TCR2’s negotiations with Adaptimmune, Piper Sandler did not recommend any specific exchange ratio.
Piper Sandler relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Sandler or discussed with or reviewed by Piper Sandler. Piper Sandler further relied upon the assurances of TCR2 management that the financial information provided by TCR2 was prepared on a reasonable basis, and that they were not aware of any information or facts that would make any information provided to Piper Sandler incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of its opinion, Piper Sandler assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by Piper Sandler, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the managements of TCR2 and Adaptimmune as to the expected future results of operations and financial condition of TCR2 and Adaptimmune, respectively, to which such financial forecasts, estimates and other forward-looking information relate, including (i) risk adjustments applied by the managements of each of TCR2 and Adaptimmune to their respective forecasts and estimates, and (ii) estimates of additional cash needs until the next clinical data milestone, as estimated by each respective management. Piper Sandler expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. Piper Sandler relied, with consent of the TCR2 Board, on the assessment of TCR2 and its legal, tax and independent accountants with respect to legal, tax, and accounting matters with respect to TCR2, Adaptimmune and the merger agreement, as well as such management’s views regarding the financial forecasts and estimates of Adaptimmune referred to above.

In arriving at its opinion, Piper Sandler assumed that the executed merger agreement would be in all material respects identical to the last draft reviewed by Piper Sandler. Piper Sandler relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the merger will be consummated pursuant to the terms of the merger agreement without amendments thereto, and (iv) all conditions to the consummation of the merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Sandler assumed that all the necessary regulatory approvals and consents required for the merger will be obtained in a manner that will not adversely affect TCR2, Adaptimmune or the contemplated benefits of the merger.
In arriving at its opinion, Piper Sandler did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of TCR2 or Adaptimmune, and was not furnished or provided with any such appraisals or valuations, nor did Piper Sandler evaluate the solvency of TCR2 or Adaptimmune under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Sandler in connection with its opinion were going concern analyses. Piper Sandler expressed no opinion regarding the liquidation value of TCR2, Adaptimmune or any other entity. Without limiting the generality of the foregoing, Piper Sandler undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which TCR2, Adaptimmune or any of their affiliates is a party or may be subject, and at the direction of TCR2 and with its consent, Piper Sandler’s opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Sandler also assumed that neither TCR2 nor Adaptimmune is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the merger.
Piper Sandler’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion; events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. Piper Sandler did not express any opinion as to the price at which TCR2 Common Stock or Adaptimmune ADSs may trade following announcement of the merger or at any future time. Piper Sandler did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.
Piper Sandler’s opinion addressed solely the fairness, from a financial point of view, to the holders of TCR2 Common Stock of the Exchange Ratio and did not address any other terms or agreement relating to the merger or any other terms of the merger agreement. Piper Sandler was not requested to opine as to, and its opinion does not address, (i) the basic business decision to proceed with or effect the merger, (ii) the merits of the merger relative to any alternative transaction or business strategy that may be available to TCR2, (iii) any other terms contemplated by the merger agreement or the fairness of the merger to any other class of securities, creditor or other constituency of TCR2, or (iv) the solvency or financial viability of TCR2 or Adaptimmune at the date of Piper Sandler’s opinion, upon consummation of the merger, or at any other future time. Furthermore, Piper Sandler expressed no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the merger, or any class of such persons, relative to the merger consideration to be received by the holders of TCR2 Common Stock in the merger or with respect to the fairness of any such compensation, including whether such payments are reasonable in the context of the merger.
Information about Piper Sandler
As a part of its investment banking business, Piper Sandler is regularly engaged in the valuation of businesses in biotechnology and other industries and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The TCR2 Board selected Piper Sandler to be its financial advisor and render its fairness opinion in connection with the merger on the basis of such experience and its familiarity with TCR2.

Piper Sandler acted as a financial advisor to TCR2 in connection with the merger and will receive a fee of $2,000,000 from TCR2 for providing its services, which is contingent upon the consummation of the merger, except for $750,000 of such fee which has been earned by Piper Sandler for rendering its fairness opinion, which is creditable against the total fee and is not contingent upon the consummation of the merger or the conclusions reached in Piper Sandler’s opinion. TCR2 has also agreed to indemnify Piper Sandler against certain liabilities and reimburse Piper Sandler for certain expenses in connection with its services. Piper Sandler has, in the past, provided financial advisory and financing services to TCR2, as well as to certain stockholders of each of TCR2 and Adaptimmune, including MPM and/or its affiliates, UBS and/or its affiliates, Tang and/or its affiliates, Baker Bros and/or its affiliates, and NEA and/or its affiliates, and have received fees for the rendering of such services. In particular, since January 1, 2020 Piper Sandler has, with respect to (i) TCR2, acted as an underwriter in connection with TCR2’s follow-on equity offerings in 2020 and 2021, for which Piper Sandler received aggregate compensation of approximately $3,200,000; (ii) MPM and/or its affiliates, provided certain financing services in connection with approximately 12 capital markets transactions, for which Piper Sandler received aggregate compensation of approximately $23,900,000; (iii) UBS and/or its affiliates, provided certain financing services in connection with approximately 8 capital markets transactions, for which Piper Sandler received aggregate compensation of approximately $14,900,000 (all of such transactions included MPM and/or its affiliates and all such aggregate compensation is included in clause (ii) above), (iv) Tang and/or its affiliates, provided certain financial advisory and financing services in connection with approximately one merger and acquisition transaction and three capital markets transactions, for which Piper Sandler received aggregate compensation of approximately $4,500,000; (v) Baker Bros and/or its affiliates, provided certain financial advisory and financing services in connection with approximately one merger and acquisition transaction, and seven capital markets transactions, for which Piper Sandler received aggregate compensation of approximately $20,600,000 (one of such capital markets transactions included Tang and/or its affiliates and such compensation is included in clause (iv) above), and (vi) NEA and/or its affiliates, provided certain financial advisory and financing services in connection with approximately six merger and acquisitions transactions and 18 capital markets transactions, for which Piper Sandler received aggregate compensation of approximately $42,300,000.
In addition, in the ordinary course of its business, Piper Sandler and its affiliates may actively trade securities of TCR2 and Adaptimmune for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Piper Sandler may also, in the future, provide investment banking and financial advisory services to TCR2, Adaptimmune or entities that are affiliated with TCR2 or Adaptimmune, for which Piper Sandler would expect to receive compensation.
Certain TCR2 Unaudited Prospective Financial Information
TCR2 does not, as a matter of course, publicly disclose TCR2 Forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying assumptions, estimates and projections. However, as described in “— Background of the Merger,” in connection with its strategic planning process and at the direction of the TCR2 Board in connection with its evaluation of the proposed transaction with Adaptimmune, TCR2’s senior management prepared the TCR2 Forecasts. The TCR2 Forecasts reflect a risk-adjusted outlook and were based on certain internal assumptions about the probability of technical success and regulatory approval, epidemiology, timing of commercial launch, sales ramp, market size, market share, pricing, expected cash burn rate, competition, partnering and licensing arrangements, market exclusivity, estimated costs and expenses, effective tax rate, ability to partner to enter the European Union market and receive royalty payments, availability of companion diagnostics in both the United States and European Union when required, and other relevant factors relating to TCR2 and its product candidates. The TCR2 Forecasts were developed solely using the information available to TCR2 senior management at the time they were created.
The TCR2 Forecasts were provided to and considered by the F&S Committee and the TCR2 Board in connection with their respective evaluations of the transactions contemplated by the merger agreement in comparison to TCR2’s other strategic alternatives. The TCR2 Forecasts also were provided to Piper Sandler, and the TCR2 Board directed Piper Sandler to use the TCR2 Forecasts in its financial analyses and opinion (as summarized above under “— Opinion of TCR2’s Financial Advisor”), and the TCR2 Forecasts were the only financial projections with respect to TCR2 used and relied upon by Piper Sandler in rendering its opinion. The TCR2 Forecasts were also provided to Adaptimmune.

The summaries of the TCR2 Forecasts are not being included in this joint proxy statement/prospectus to influence any stockholder’s decision whether to vote for the merger proposal or for any other purpose. The summaries of the TCR2 Forecasts are being included in this joint proxy statement/prospectus because the TCR2 Forecasts were provided to the TCR2 Board to evaluate strategic transactions considered by the TCR2 Board, including the transactions contemplated by the merger agreement and to Piper Sandler for Piper Sandler’s financial analyses and opinion. The TCR2 Forecasts may differ from publicized analyst estimates and TCR2 Forecasts and, in each instance, do not take into account any events or circumstances after the date they were prepared, including the announcement of the merger.
Each of the TCR2 Forecasts, although presented with numerical specificity, are necessarily based on numerous variables, estimates and assumptions that are inherently uncertain and many of which are beyond TCR2’s control. Because the TCR2 Forecasts cover multiple years, by their nature they will become subject to greater uncertainty with each successive year and are unlikely to anticipate each circumstance that will have an effect on TCR2’s business and its results of operations. The TCR2 Forecasts was prepared by TCR2’s senior management based on certain estimates and assumptions with respect to general business, economic, competitive, regulatory, reimbursement and other market and financial conditions and other future events, all of which are difficult to predict and many of which are beyond TCR2’s control. As a result, there can be no assurance that any of the TCR2 Forecasts accurately reflect future trends or accurately estimate the future market for TCR2’s product candidates. The TCR2 Forecasts were developed solely using the information available to TCR2’s senior management at the time they were created and reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results or that may result in any of the TCR2 Forecasts not being achieved include, but are not limited to: (i) the success of clinical trials (including the funding therefor, anticipated patient enrollment, clinical outcomes, timing or associated costs); (ii) regulatory approvals and related timelines; (iii) the market acceptance of TCR2’s potential products; (iv) TCR2’s development of potential products and product candidates for different indications; (v) the availability of third-party reimbursement; (vi) the impact of competitive products and pricing; (vii) the effect of regulatory actions; (viii) the availability of partnering arrangements on favorable terms or at all; (ix) the effect of global economic conditions; (x) conditions in the financing markets and access to sufficient capital; (xi) changes in applicable laws, rules and regulations; (xii) accuracy of certain accounting assumptions; (xiii) changes in actual or projected cash flows; and (xiv) other risk factors described in TCR2’s annual report on Form 10-K for the fiscal year ended December 31, 2022, subsequent quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as the section titled “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/prospectus. In addition, the TCR2 Forecasts may be affected by TCR2’s ability to achieve strategic goals, objectives and targets over the applicable period. Accordingly, there can be no assurance that any of the TCR2 Forecasts will be realized, and actual results may vary materially from those shown.
Modeling and forecasting the future development and commercialization of drug candidates by a preclinical-stage company is a highly speculative endeavor. In addition to the various limitations described above, there can be no assurance of the approval, or timing of approval, of TCR2’s product candidates, and it is possible that other therapeutic scenarios will be preferable. There also can be no assurance that TCR2 will obtain the regulatory approvals necessary for the commercialization of TCR2’s product candidates, or that TCR2’s competitors will not commercialize products that are safer, more effective or more successfully marketed and sold than any product that TCR2 may market or commercialize. Since the TCR2 Forecasts cover a long period of time, the TCR2 Forecasts by their nature are unlikely to anticipate each circumstance that will have an effect on TCR2’s product candidates. The TCR2 Forecasts were not prepared with a view toward complying with U.S. generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither TCR2’s independent registered public accounting firm nor any other independent accountant, has audited, reviewed, compiled or performed any procedures with respect to any of the TCR2 Forecasts or expressed any opinion or any form of assurance related thereto.
The TCR2 Forecasts were not prepared with a view toward public disclosure. The inclusion of the TCR2 Forecasts in this joint proxy statement/prospectus should not be regarded as an indication that any of TCR2, Adaptimmune, Merger Sub or any of their respective affiliates, officers, directors, advisors or other representatives considered or consider any of the TCR2 Forecasts necessarily predictive of actual future events, and none of the TCR2 Forecasts should be relied upon as such or construed as financial guidance. None of TCR2, Adaptimmune, Merger Sub or any of their respective affiliates assumes any responsibility for the accuracy of this information. None of TCR2, Adaptimmune, Merger Sub or any of their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from any of the TCR2 Forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile any of the TCR2 Forecasts to reflect circumstances existing after the date any of the TCR2 Forecasts were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying such TCR2 Forecasts are shown to be in error. None of TCR2, Adaptimmune, Merger Sub or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation or warranty to any TCR2 stockholders or Adaptimmune shareholders regarding the ultimate performance of TCR2 compared to the information contained in any of the TCR2 Forecasts, the likelihood that the TCR2 Forecasts and will be achieved consistent with any of the TCR2 Forecasts or at all, the results of TCR2’s clinical trials, the potential timing and approval of commercial launch of any of TCR2’s future products, the effectiveness or marketability of TCR2’s product candidates, or the overall future performance of TCR2. The TCR2 Forecasts are subjective in many respects and, thus, are subject to interpretation. Accordingly, there can be no assurance that any of the TCR2 Forecasts will be realized, and actual results may vary materially from those shown. None of TCR2, Adaptimmune, Merger Sub or any of their respective affiliates, officers, directors, advisors or other representatives can give any assurance that actual results will not differ materially from any of the TCR2 Forecasts.
The TCR2 Forecasts were reasonably prepared by TCR2 senior management based on information reflecting the best currently available estimates and judgments of TCR2 senior management as to the matters covered thereby. The TCR2 Forecasts were prepared assuming TCR2’s continued operation as a stand-alone, publicly traded company, and therefore do not give effect to the merger or any changes to TCR2’s operations or strategy that may be implemented following the consummation of the merger or to any costs incurred in connection with the merger, including the potential synergies that may be achieved by the combined company as a result of the merger or the effect of any business or strategic decision or action that has been or will be taken as a result of the execution of the merger agreement. TCR2 senior management believed that, in the aggregate, the assumptions used in the preparation of these TCR2 Forecasts to be reasonable at the time they were made, including, but not limited to, assumptions relating to the probability of achieving sales for TCR2’s product candidates, market size, market share, the effect of regulatory actions, the decisions of third-party partners, the likelihood of receiving milestones and royalties from out-licensed assets, the success of clinical testing, the effect of global economic conditions, the availability of third-party reimbursement, increases in regulatory oversight, competition, pricing, reimbursement, research and development expenses, general and administrative expenses, effective tax rate and utilization of net operating losses and other relevant factors related to TCR2’s long-range operating plan. The foregoing is a summary of certain key assumptions and does not purport to be a comprehensive overview of all assumptions reflected in each of the TCR2 Forecasts.
Certain of the measures included in the TCR2 Forecasts, including operating income in the TCR2 Forecasts, are financial measures that are not calculated in accordance with GAAP. Such non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Unlevered free cash flow should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity. The summary of the TCR2 Forecasts below is included solely to give TCR2’s stockholders access to the information that was made available to the TCR2 Board and Piper Sandler, and is not included in this joint proxy statement/prospectus in order to influence any TCR2 stockholder to make any investment decision with respect to the merger or as to whether or not such holder should vote for the merger proposal or for any other purposes.
Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Piper Sandler for purposes of its financial analysis as described above in the section titled “— Opinion of TCR2’s Financial Advisor” or by the TCR2 Board in connection with its consideration of the merger. Accordingly, TCR2 has not provided a reconciliation of any financial measures included in any of the TCR2 Forecasts.
TCR2 undertakes no obligation to update or otherwise revise or reconcile any of the TCR2 Forecasts to reflect circumstances existing after the date such TCR2 Forecasts were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying such TCR2 Forecasts are shown to be in error. None of TCR2, or, to the knowledge of TCR2, Adaptimmune or Merger Sub, intends to make publicly available any update or other revisions to any of the TCR2 Forecasts, except as otherwise required by law.
TCR2 Forecasts
Set forth below is a summary of the TCR2 Forecasts, which are selected projected financial information for TCR2 for fiscal years 2023 through 2043 based on information as prepared by TCR2 senior management in connection with TCR2’s evaluation of the merger. The TCR2 Forecasts included the following key assumptions as to which there can be no assurance: (i) fast patient enrollment in lead indications; (ii) scaling to commercial cost of goods efficiency, initiating at 35% with optimization to 25% over 7 years; (iii) obtaining a partnership to enter the EU market and earning a 15% royalty on sales; and (iv) an incremental cash need of $138 million through completion of key clinical trials. In addition, the TCR2 Forecasts were risk-adjusted to reflect TCR2 senior management’s assessment of the probability of success of certain indications. The following probability of success adjustments were applied: Gavo-cel PROC 2L (30.0%); Gavo-cel MPM 2L (40.0%); MPM 1L (30.0%); NSCLC 2-5L (10.0%); PC 2L+ (10.0%); CRC 3-4L (10.0%); RCC 2L (7.5%); and AML 3L (7.5%). The TCR2 Forecasts for the applicable fiscal years are summarized below (in millions):
	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
Total Revenue	$0	$0	$0	$0	$0	$51	$96	$145	$234	$310	$376
Gross Profit	$0	$0	$0	$0	$0	$33	$63	$94	$164	$217	$263
Total Operating Expenses	$83	$31	$45	$64	$72	$78	$80	$85	$87	$91	$93
Operating Income	$(83)	$(31)	$(45)	$(64)	$(72)	$(45)	$(17)	$9	$77	$127	$170
EBT	$(81)	$(29)	$(45)	$(62)	$(70)	$(43)	$(15)	$11	$79	$128	$172
EBITDA	$(83)	$(31)	$(45)	$(64)	$(72)	$(45)	$(17)	$9	$77	$127	$170
	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043
Total Revenue	$445	$506	$556	$579	$601	$606	$612	$618	$621	$624
Gross Profit	$334	$379	$417	$435	$451	$454	$459	$464	$466	$468
Total Operating Expenses	$97	$101	$107	$113	$119	$124	$130	$137	$143	$150
Operating Income	$237	$279	$311	$322	$332	$330	$328	$327	$322	$318
EBT	$238	$280	$312	$324	$334	$332	$330	$329	$324	$320
EBITDA	$237	$279	$311	$322	$332	$330	$328	$327	$322	$318
In addition, at the direction of TCR2 senior management, Piper Sandler utilized risk-adjusted unlevered free cash flows for fiscal years 2023 through 2043 in its discounted cash flow analysis, which were calculated solely based on the TCR2 Forecasts provided by TCR2 senior management and approved for Piper Sandler’s use by the TCR2 Board. The following is a summary of the risk-adjusted unlevered free cash flows, which were calculated as earnings before interest expenses and taxes, less tax expense, less capital expenditures, plus depreciation and amortization, less changes in net working capital, based on the TCR2 Forecasts, or other projected financial information provided by TCR2 senior management.
	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
Change in Net Working Capital	—	$0	$0	$0	$0	$1	$(11)	$(10)	$(11)	$(20)	$(17)
Capital Expenditures	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)
Risk-Adjusted Unlevered Free Cash Flow	$(86)	$(34)	$(48)	$(67)	$(75)	$(46)	$(32)	$7	$60	$98	$142
	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043
Change in Net Working Capital	$(17)	$(16)	$(14)	$(12)	$(5)	$(5)	$(1)	$(1)	$(2)	$(1)
Capital Expenditures	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)
Risk-Adjusted Unlevered Free Cash Flow	$207	$242	$228	$239	$254	$252	$255	$254	$250	$248
In light of the foregoing factors and the uncertainties inherent in each of the TCR2 Forecasts, stockholders are cautioned not to place undue, if any, reliance on the TCR2 Forecasts.
Closing and Effective Time of the Merger
The closing will occur as early as practicable on a date to be specified by the parties to the merger agreement and no later than the second business day after satisfaction or waiver of all of the conditions to closing set forth in the merger agreement and described in this joint proxy statement/prospectus under the section titled, “The Merger Agreement — Conditions to Completion of the Merger”, other than those conditions that by their nature may only be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing.
Adaptimmune, Merger Sub and TCR2 will cause a certificate of merger with respect to the merger (the “certificate of merger”) to be filed on the closing date (or on such other date that Adaptimmune and TCR2 may agree) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL. The merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time and date as may be agreed by Adaptimmune and TCR2 in writing and specified in the certificate of merger in accordance with the DGCL.
Adaptimmune and TCR2 currently expect the merger to be completed in the second quarter of 2023 and are working to complete the merger on this timeline. However, it is possible that factors outside the control of the parties to the merger agreement could result in the merger being completed at a different time, or not at all.
Governance Matters After the Merger
Under the merger agreement, Adaptimmune has agreed to use its reasonable best efforts so that at the Effective Time, the number of directors that comprise the full Adaptimmune Board consist of up to nine members, of which three members from the TCR2 Board, as constituted on March 5, 2023, designated by TCR2 and reasonably acceptable to Adaptimmune, will be appointed to the Adaptimmune Board, in each case to serve from and after the closing date and subject to applicable law and Adaptimmune’s articles of association (as amended from time to time). If any of these individuals are unwilling or unable to serve as a director, then TCR2 will designate other individuals who are reasonably acceptable to Adaptimmune from among the other members of the TCR2 Board as constituted on March 5, 2023, to serve as a director of Adaptimmune immediately following the Effective Time. Adaptimmune and TCR2 agreed to use their reasonable best efforts to cause each individual who will serve as a director or officer of Adaptimmune immediately following the Effective Time to have executed and delivered a lock-up agreement (in form and substance agreed to by the parties) prior to the closing.

Ownership of the Combined Company
Based on the number of Adaptimmune ordinary shares, including such shares held as Adaptimmune ADSs, and shares of TCR2 Common Stock outstanding on March 28, 2023, upon completion of the merger, TCR2 stockholders immediately prior to the merger are expected to own approximately 25% of the outstanding shares of the combined company and Adaptimmune’s shareholders immediately prior to the merger are expected to own approximately 75% of the shares of the combined company.
Voting Power in the Combined Company
Based on the number of Adaptimmune ordinary shares, including such shares held as Adaptimmune ADSs, outstanding and shares of TCR2 Common Stock outstanding on March 28, 2023, upon completion of the merger, TCR2 stockholders immediately prior to the merger are expected to own approximately 25% of the voting power of the outstanding capital stock of the combined company and Adaptimmune’s shareholders immediately prior to the merger are expected to own approximately 75% of the voting power of the outstanding capital stock of the combined company.
Regulatory Approvals and Related Matters
Subject to the terms and conditions of the merger agreement, Adaptimmune and TCR2 have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws in connection with the merger and the other transactions contemplated by the merger agreement, including (i) making any filings required by applicable antitrust laws with respect to the merger as promptly as reasonably practicable following the date of the merger agreement, (ii) supplying as promptly as practicable any additional information and documentary material required pursuant to any antitrust law and (iii) satisfying certain regulatory matters. No filings under the HSR Act are required for the merger.
Adaptimmune and TCR2 have also agreed to consult and cooperate with one another, and consider in good faith the views of one another, and provide to the other in advance, any analyses, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party to the merger agreement in connection with proceedings under or relating to antitrust laws. Adaptimmune and TCR2 agreed (i) to give each other reasonable advance notice of all meetings or substantive communications with any governmental authority relating to any antitrust laws, (ii) to give each other an opportunity to participate in such meetings, (iii) to the extent practicable, to give each other reasonable advance notice of all substantive oral communications with any governmental authority about any antitrust laws, (iv) if any governmental authority initiates a substantive oral communication regarding any antitrust laws, to promptly notify the other party of the substance of such communication, (v) to provide each other with a reasonable advance opportunity to review and comment upon all written communications with a governmental authority regarding any antitrust laws and (vi) to provide each other with copies of all written communications from any governmental authority relating to any antitrust laws. Any such disclosures or provision of copies by one party to the other may be made on an outside counsel basis if appropriate. Subject to limited exceptions, Adaptimmune in its sole discretion controls all aspects of TCR2’s efforts to gain regulatory clearance either before any governmental authority or in any action brought to enjoin the merger and the other transactions contemplated thereby pursuant to any antitrust law.
Subject to the prior good faith cooperation of the TCR2 and its subsidiaries, Adaptimmune has agreed to take, and to cause each of its subsidiaries and affiliates to take, reasonable actions necessary to obtain any consents, clearances or approvals required under or in connection with the antitrust laws. However, Adaptimmune is not required to sell, divest or otherwise dispose of, hold separate, enter into any license or similar agreement with respect to, restrict the ownership or operation of, or agree to sell, divest or otherwise dispose of, hold separate, enter into any license or similar agreement with respect to, or restrict the ownership or operation of, any assets or businesses of TCR2 or any of its subsidiaries or of Adaptimmune or any of its affiliates or subsidiaries.
Adaptimmune and TCR2 have agreed to bear their own expenses and costs incurred in connection with any filings and submissions pursuant to antitrust laws, except that Adaptimmune has agreed to pay the fees related to any antitrust filing made in connection with the merger and the other transactions contemplated by the merger agreement.
In the event that any administrative or judicial action is instituted, or threatened to be instituted, by a governmental authority challenging the merger, each of Adaptimmune, Merger Sub and TCR2 have agreed to cooperate in all respects with each other and use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the merger; provided that Adaptimmune, in its sole discretion, may determine to settle such challenge provided that the terms of such settlement do not prevent or unreasonably delay consummation of the merger.
Prior to the Effective Time, Adaptimmune and TCR2 have agreed to use reasonable best efforts to obtain any consents, approvals or waivers of third parties with respect to any contracts to which it is a party as may be necessary for the consummation of the transactions contemplated by the merger agreement or required by the terms of any contract as a result of the execution, performance or consummation of the transactions contemplated by the merger agreement.
Adaptimmune and Merger Sub must not, and must cause their respective subsidiaries and affiliates not to, acquire or agree to acquire any rights, interests, assets, business, person or division thereof or take any other actions, if such acquisition or action would reasonably be expected to (i) prevent, materially delay, or adversely affect in any material respect the ability of Adaptimmune and its affiliates to consummate the merger and the other transactions contemplated by the merger agreement, or (ii) cause Adaptimmune, Merger Sub or TCR2 to be required to obtain any clearances, consents, approvals, waivers, waiting period expirations or terminations, non-actions or other authorizations under any laws with respect to the merger or the other transactions contemplated by the merger agreement.
Without the prior written consent of TCR2 not to be unreasonably withheld, Adaptimmune and Merger Sub must not, and must cause their respective subsidiaries and affiliates not to, make any submission or other communication to any competition authority on its own initiative or in response to any notice or other communication from any competition authority.
Nasdaq Listing of the Adaptimmune ADSs; Delisting and Deregistration of TCR2 Common Stock
It is a condition to the merger that the Adaptimmune ADSs representing Adaptimmune ordinary shares issuable to TCR2 stockholders and to holders of TCR2 options and restricted stock units be authorized for listing on Nasdaq, subject to official notice of issuance. Adaptimmune has agreed to use its reasonable best efforts to cause the Adaptimmune ADSs representing Adaptimmune ordinary shares to be authorized for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time of the merger. If the merger is completed, shares of TCR2 Common Stock, which currently trade on Nasdaq under the trading symbol “TCRR,” will be delisted from Nasdaq. In addition, following the Effective Time of the merger, TCR2 will be deregistered under the Exchange Act and will no longer be required to file periodic reports with the SEC with respect to TCR2 Common Stock.
U.S. Federal Securities Law Consequences
Assuming the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, the Adaptimmune ADSs issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act or the Exchange Act, except for Adaptimmune ADSs issued to any TCR2 stockholder who may be deemed an “affiliate” of Adaptimmune after the completion of the merger. This joint proxy statement/prospectus does not cover resales of Adaptimmune ADSs received by any person upon the completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus, or the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, in connection with any resale of Adaptimmune ADSs.
Accounting Treatment
The merger is expected to be accounted for as a business combination using the acquisition method with Adaptimmune as the accounting acquirer in accordance with ASC 805. Under this method of accounting, the merger consideration will be allocated to TCR2’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the merger.
In addition, the acquisition method of accounting requires the acquirer to recognize the consideration transferred at fair value. Any differences between the estimated fair value of the merger consideration and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Alternatively, any excess of the estimated fair value of such assets and liabilities over the merger consideration would be recorded as bargain purchase gain.

THE MERGER AGREEMENT
This section describes the material terms of the merger agreement. The description in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, as amended, a copy of which is attached as Annex A and is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. Adaptimmune and TCR2 encourage you to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about Adaptimmune and TCR2. Such information can be found elsewhere in this joint proxy statement/prospectus and in the public filings Adaptimmune and TCR2 makes with the SEC, as described in the section entitled, “Where You Can Find More Information” beginning on page 213 of this joint proxy statement/prospectus.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of its terms have been included to provide you with information regarding its terms. Factual disclosures about Adaptimmune and TCR2 contained in this joint proxy statement/prospectus or in Adaptimmune’s or TCR2’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Adaptimmune or TCR2 contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by Adaptimmune, Merger Sub and TCR2 were qualified and subject to important limitations agreed to by Adaptimmune, Merger Sub and TCR2 in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party(ies) prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to Adaptimmune shareholders and TCR2 stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure letter that Adaptimmune and TCR2 delivered in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the merger agreement.
Effects of the Merger; Directors and Officers; Certificate of Incorporation; By-laws
The merger agreement provides for the merger of Merger Sub with and into TCR2 subject to the terms and conditions in the merger agreement. TCR2 will survive the merger and continue to exist as a wholly-owned direct subsidiary of CM Intermediate.
The directors of Merger Sub immediately prior to the Effective Time will, from and after the Effective Time, be the directors of the surviving corporation, and the officers of TCR2 immediately prior to the Effective Time will, from and after the Effective Time, be the officers of the surviving corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the surviving corporation’s certificate of incorporation and by-laws.
At the Effective Time, the certificate of incorporation and by-laws of Merger Sub, as in effect immediately prior to the Effective Time, will be amended and restated as specified in the merger agreement, and will be the certificate of incorporation and by-laws of the surviving corporation, until thereafter changed or amended as provided therein or by applicable law.
Following the Effective Time, all shares of TCR2 Common Stock will be delisted from Nasdaq, deregistered under the Exchange Act and cease to be publicly traded.
No Appraisal Rights
No appraisal rights shall be available to the TCR2 stockholders in connection with the merger.

Closing and Effective Time of the Merger
The closing of the merger will take place as early as practicable on a date to be specified by the parties to the merger agreement and no later than the second business day after satisfaction or waiver of all of the conditions to closing other than those conditions that by their nature may only be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing.
Adaptimmune, Merger Sub and TCR2 will cause the certificate of merger to be filed on the closing date (or on such other date that Adaptimmune and TCR2 may agree) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL. The merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time and date as may be agreed by Adaptimmune and TCR2 in writing and specified in the certificate of merger in accordance with the DGCL.
Merger Consideration; Treatment of Stock Options and Equity Awards
Common Stock
At the Effective Time, each issued and outstanding share of TCR2 Common Stock (other than the shares of TCR2 Common Stock held by TCR2 as treasury stock, or shares of TCR2 Common Stock owned by Adaptimmune, Merger Sub or any direct or indirect wholly-owned subsidiaries of Adaptimmune)), including shares of TCR2 Common Stock underlying TCR2 restricted stock units that immediately vest upon a change of control of TCR2, shall be converted into the right to receive the merger consideration each of which represents six Adaptimmune ordinary shares; provided, that after taking into account all book-entry shares delivered by or on behalf of any holder, the number of Adaptimmune ADSs issued to such holder shall be rounded down to the nearest whole Adaptimmune ADS and no fractional Adaptimmune ADS shall be issued.
No fractional Adaptimmune ADSs shall be issued in exchange for any shares of TCR2 Common Stock or TCR2 equity awards, and no holder of any shares of TCR2 Common Stock or TCR2 equity awards shall be entitled to receive a fractional Adaptimmune ADS. No holder of a fractional share of TCR2 Common Stock, if any, shall receive or be entitled to receive any aggregate consideration with respect to such fractional share. No scrip representing fractional Adaptimmune ADSs or book-entry credit of the same shall be issued in the merger and, except as set forth in the merger agreement, no dividend or other distribution, stock split or interest shall relate to any such fractional share, and such fractional share shall not entitled the owner thereof to vote or to any other rights of an Adaptimmune shareholder or to any other aggregate consideration. The number of Adaptimmune ADSs to which a former holder of shares of TCR2 Common Stock is entitled shall (after taking account all book-entry shares delivered by or on behalf of such holder) be rounded down to the nearest whole number of Adaptimmune ADSs.
All shares of TCR2 Common Stock that are held by TCR2 as treasury stock and any shares of TCR2 Common Stock owned by Adaptimmune, Merger Sub or any other direct or indirect wholly-owned subsidiary of Adaptimmune shall automatically be canceled, retired and cease to exist, and no consideration will be delivered in exchange therefor.
TCR2 Options
In connection with the merger, each TCR2 option or as otherwise set forth in the merger agreement that is outstanding and unexercised, whether or not vested, will be assumed and substituted for an award of options to purchase a number of Adaptimmune ordinary shares or Adaptimmune ADSs, as determined by Adaptimmune, granted under one of Adaptimmune’s equity plans (each, an “Adjusted Option”), on substantially similar terms and subject to substantially similar conditions as were applicable to such TCR2 options immediately prior to the Effective Time (except for terms rendered inoperative by reason of the merger and other administrative or ministerial changes reasonably determined by Adaptimmune). The number of Adaptimmune ordinary shares or Adaptimmune ADSs subject to the Adjusted Option will equal the product of (i) the total number of shares of TCR2 Common Stock subject to the TCR2 option immediately prior to the Effective Time of the merger multiplied by (ii) six times the Exchange Ratio in the case of Adaptimmune ordinary shares, or the Exchange Ratio in the case of Adaptimmune ADSs, with any fractional Adaptimmune ordinary shares or Adaptimmune ADSs rounded down to the nearest whole

Adaptimmune ordinary share or Adaptimmune ADS, as applicable. The exercise price per share of such Adjusted Option will equal the quotient of (A) the exercise price per share subject to such TCR2 option immediately prior to the Effective Time divided by (B) the applicable exchange ratio, or, at the election of Adaptimmune, converted to pounds sterling at an appropriate exchange rate, in each case, with any fractional cents or pence rounded up to the nearest whole cent or penny, as applicable. The grant of the Adjusted Option may be subject to a condition that the grantee must comply with Adaptimmune’s and its equity administrator’s practices with respect to grants and acceptance of Adaptimmune equity award grants.
TCR2 Restricted Stock Units
In connection with the merger, each award of restricted stock units with respect to shares of TCR2 Common Stock granted under a TCR2 equity plan or otherwise set forth in the merger agreement, other than any TCR2 restricted stock units that immediately vest upon a change of control of TCR2, will be assumed and substituted for an award of restricted stock unit-style option to purchase a number of Adaptimmune ordinary shares or Adaptimmune ADSs, with an exercise price equal to £0.001 per ordinary share or £0.006 per ADS (each, an “Adjusted RSU Equivalent”), granted under one of Adaptimmune’s equity plans on substantially similar terms and conditions as were applicable under such TCR2 restricted stock units immediately prior to the Effective Time (except for terms rendered inoperative by reason of the merger and other administrative or ministerial changes reasonably determined by Adaptimmune). The number of Adaptimmune ordinary shares or Adaptimmune ADSs subject to the Adjusted RSU Equivalent will equal the product of (i) the total number of shares of TCR2 Common Stock subject to such TCR2 restricted stock unit immediately prior to the Effective Time multiplied by (ii) the applicable exchange ratio, with any fractional shares rounded down to the nearest whole Adaptimmune ordinary share or Adaptimmune ADS, as applicable. The grant of the Adjusted RSU Equivalent may be subject to a condition that the grantee must comply with Adaptimmune’s and its equity administrator’s practices with respect to grants and acceptance of Adaptimmune equity award grants.
TCR2’s Employee Stock Purchase Plan
As soon as practicable following the execution of the merger agreement, TCR2 will:
•
amend TCR2’s 2018 Employee Stock Purchase Plan (the “ESPP”), effective immediately, such that no additional offering will commence between the date of the merger agreement and the Effective Time;

•
provide that each offering under the ESPP that would otherwise extend beyond the Effective Time will have an exercise date that is no later than seven business days prior to the anticipated Effective Time;

•
provide that each ESPP participant’s accumulated contributions under the ESPP will be used to purchase shares of TCR2 Common Stock in accordance with the ESPP;

•
provide that the applicable purchase price for shares of TCR2 Common Stock, as a percentage of the fair market value of shares of TCR2 Common Stock, will not be decreased below the levels set forth in the ESPP as of March 5, 2023;

•
provide that no participant in the ESPP may increase his or her rate of payroll deductions used to purchase shares of TCR2 common stock under the ESPP after March 5, 2023;

•
provide that only participants in the ESPP as of March 5, 2023, may continue to participate in the ESPP after March 5, 2023; and

•
provide that the ESPP will terminate in its entirety at the Effective Time and no further rights will be granted or exercised under the ESPP thereafter.

Exchange Procedures
Each holder of record of one or more book-entry shares whose shares of TCR2 Common Stock were converted into the right to receive the merger consideration will, upon receipt by the exchange agent of an “agent’s message” in customary form (or such other evidence, if any, as the exchange agent may reasonably request), be entitled to receive, and Adaptimmune will cause the exchange agent to deliver as promptly as reasonably practicable after the Effective Time, the merger consideration in respect of each such share of TCR2 Common Stock, and the book-entry shares of such holder shall forthwith be cancelled.
All Adaptimmune ADSs to be issued pursuant to the merger (and all Adaptimmune ordinary shares represented thereby) will be deemed issued and outstanding as of the Effective Time; provided that no dividends or other distributions with respect to Adaptimmune ADSs (or Adaptimmune ordinary shares represented thereby) with a record date after the Effective Time will be paid to the former holder of any shares of TCR2 Common Stock until the holder surrenders the shares. Subject to the effect of applicable law: (i) at the time of the surrender of any such shares of TCR2 Common Stock for exchange, the surrendering stockholder will be paid, without interest, the amount of dividends or other distributions declared by the Adaptimmune Board (having a record date after the Effective Time but on or prior to surrender and a payment date on or prior to surrender) not theretofore paid with respect to the number of whole Adaptimmune ADSs that such holder is entitled to receive; and (ii) at the appropriate payment date and without duplicating any payment already made, the surrendering shareholder will be paid, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date subsequent to surrender) payable with respect to the number of whole Adaptimmune ADSs that such shareholder receives.
Representations and Warranties
Adaptimmune and TCR2 made customary representations and warranties in the merger agreement that have been qualified by (i) the disclosures in the documents filed with or furnished to the SEC, and are publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System prior to March 5, 2023, in each case, excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or predictive or forward-looking in nature or (ii) as set forth in the disclosure letters delivered by each of Adaptimmune and TCR2 in connection with the merger agreement. These representations and warranties relate to, among other things:
•
due organization, valid existence, good standing under the laws of its respective jurisdiction of organization and corporate or other similar power and authority to carry on the business of the party and each of its subsidiary’s business as presently conducted;

•
corporate power and authority to execute, deliver and perform its obligations under the merger agreement and to consummate the transactions contemplated thereunder, subject only to the requisite approvals by the party’s shareholders or stockholders, as applicable;

•
enforceability of the merger agreement against the party;

•
required governmental consents, approvals, notices and filings;

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absence of any default under any material contract;

•
capital structure;

•
ownership of such party’s subsidiaries’ outstanding capital stock, operations of subsidiaries and absence of encumbrances on the equity interests of subsidiaries;

•
proper filing or furnishing of required documents with the SEC since January 1, 2020;

•
the compliance of the consolidated financial statements contained in those documents with the rules and regulations of the SEC applicable thereto and with GAAP and their fair presentation of the consolidated financial position and consolidated results of operations and cash flows of the party and its subsidiaries, and the party’s disclosure controls and procedures relating to financial reporting;

•
information relating to the party included in the joint proxy statement/prospectus and registration statement;

•
absence of a material adverse effect with respect to the party and certain circumstances or events related to the party’s business since the dates set forth in the merger agreement, and no action taken since such dates by such party that, if taken during the interim period would constitute a default of the merger agreement, subject to certain exceptions;

•
absence of undisclosed liabilities, other than those that would not reasonably be expected to have a material adverse effect;

•
compliance with all applicable laws since January 1, 2020;

•
material contracts;

•
absence of certain litigation;

•
real property;

•
intellectual property;

•
tax matters;

•
environmental matters;

•
employee benefit and compensation matters;

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certain employment and labor matters;

•
FDA, healthcare and related regulatory compliance;

•
insurance matters;

•
compliance with anti-corruption and other global trade control laws;

•
absence of any undisclosed brokers’ or finders’ fees;

•
receipt of opinions from financial advisors; and

•
inapplicability of any anti-takeover law, rights plan, rights agreement and poison pill.

In addition, TCR2 also provided representations and warranties relating to its suppliers, and Adaptimmune provided representations and warranties relating to the ownership and operations of Merger Sub, ownership of shares of TCR2 Common Stock and compliance with the Investment Company Act.
Certain of TCR2’s and Adaptimmune’s representations and warranties are qualified by, among other things, exceptions relating to the absence of respectively, a TCR2 Material Adverse Effect and an Adaptimmune Material Adverse Effect. A TCR2 Material Adverse Effect or Adaptimmune Material Adverse Effect will not be deemed to include effects, events, occurrences, developments or changes arising out of, relating to or resulting from:
•
changes or prospective changes generally affecting the economy, financial or securities markets or political, legislative or regulatory conditions, except and only to the extent such changes adversely affect TCR2 or Adaptimmune in a disproportionate manner relative to other participants in its respective industry;

•
changes or prospective changes in TCR2’s or Adaptimmune’s industry, except and only to the extent such changes adversely affect TCR2 or Adaptimmune in a disproportionate manner relative to other participants in its respective industry;

•
any change or prospective change in law or the interpretation thereof, except and only to the extent such changes adversely affect TCR2 or Adaptimmune in a disproportionate manner relative to other participants in its respective industry;

•
any change or prospective change in applicable accounting regulations or principles, including GAAP, or the interpretation thereof;

•
acts of war, armed hostility, terrorism, volcanic eruptions, tsunamis, pandemics, earthquakes, floods, storms, hurricanes, tornadoes or other natural disasters, except and only to the extent such acts adversely affect TCR2 or Adaptimmune in a disproportionate manner relative to other participants in its respective industry;

•
the public announcement by Adaptimmune of its proposal to combine with TCR2 or the execution and delivery of the merger agreement (except to the extent such effect, event, occurrence, development or change was the result of a breach of the “no-conflict” representation in the merger agreement)

or the announcement of the merger, including the impact thereof on contractual or other relationships with suppliers, distributors, partners, employees, officers, directors, lenders, investors, patients, governmental authorities or other third parties, and any stockholder litigation;
•
any failure by TCR2 or Adaptimmune to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings (it being understood and agreed that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a TCR2 Material Adverse Effect or an Adaptimmune Material Adverse Effect);

•
any change or prospective change in the price or trading volume of shares of TCR2 Common Stock on Nasdaq or Adaptimmune ADSs on Nasdaq (it being understood and agreed that the facts and circumstances giving rise to such change may be deemed to constitute, and may be taken into account in determining whether there has been, a TCR2 Material Adverse Effect or an Adaptimmune Material Adverse Effect);

•
actions or omissions required by the merger agreement, or the failure to take any action prohibited by the merger agreement for which the Adaptimmune or TCR2, as applicable, have unreasonably refused the other party’s written request to provide consent;

•
changes or prospective changes in TCR2’s or Adaptimmune’s credit ratings (it being understood and agreed that the facts and circumstances giving rise to such change may be deemed to constitute, and may be taken into account in determining whether there has been, a TCR2 Material Adverse Effect or an Adaptimmune Material Adverse Effect);

•
changes or prospective changes in interest rates or foreign exchange rates; or

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regulatory, preclinical or clinical, competitive, pricing, reimbursement or manufacturing events, or any event, change, effect, occurrence, circumstance or development relating to or affecting any products or product candidates of TCR2 or Adaptimmune or any product or product candidate competitive with or related to any products or products candidates of TCR2 or Adaptimmune, including (i) any suspension, rejection, refusal of, request to refile or any delay in obtaining, making or maintaining any regulatory application, filing or approval relating to any products or product candidates of TCR2 or Adaptimmune, (ii) any regulatory actions, requests, recommendations, determinations or decisions of any governmental authority relating to any products or product candidates of TCR2 or Adaptimmune or any product or product candidate competitive with or related to any products or product candidates of TCR2 or Adaptimmune (or the manufacture or commercialization thereof), or any other regulatory or preclinical or clinical development relating to any products or product candidates of TCR2 or Adaptimmune or any product or product candidate competitive with or related to any products or products candidates of TCR2 or Adaptimmune, (iii) any delay, hold or termination of any preclinical or clinical study, trial or test with respect to any products or product candidate of TCR2 or Adaptimmune or any delay in launching commercial sales of any products or product candidates of TCR2 or Adaptimmune, (iv) any results, outcomes, data, adverse events, side effects (including toxicity) or safety observations related to or arising from any preclinical or clinical studies, trials or tests with respect to any products or product candidates of the TCR2 or Adaptimmune or any product or product candidate competitive with or related to any products or product candidates of TCR2 or Adaptimmune, or announcements of any of the foregoing, (v) any adverse events affecting patient enrollment or failure to participate with respect to clinical trials for any products or product candidates of TCR2 or Adaptimmune, (vi) any production or supply chain disruption affecting the manufacture of any products or product candidates of TCR2 or Adaptimmune, or (vii) any recommendations, statements, decisions or other pronouncements made, published or proposed by professional medical organizations, payors, governmental authorities or representatives of any of the foregoing, or any panel or advisory body empowered or appointed thereby, relating to any product or product candidates of TCR2 or Adaptimmune or any product or product candidate competitive with or related to any products or product candidates of TCR2 or Adaptimmune, in each case not resulting from or arising out of any wrongdoing by TCR2 or Adaptimmune or any of their affiliates or representatives.

Conduct of Adaptimmune’s and TCR2’s Business Pending the Merger
Each of Adaptimmune and TCR2 agreed to certain covenants in the merger agreement restricting the conduct of its and its subsidiaries’ businesses between the date of the merger agreement and the earlier of the Effective Time and termination of the merger agreement, which have been qualified as set forth in the disclosure letters delivered by each of Adaptimmune and TCR2 in connection with the merger agreement. In general, without the written consent of the other party, or except as otherwise required by applicable law or expressly permitted by the merger agreement or disclosed to the other party pursuant to the terms of the merger agreement, each of Adaptimmune and TCR2 agreed as to itself and on behalf of its direct and indirect subsidiaries to conduct their business in the ordinary course of business consistent with past practice in all material respects and, to the extent consistent therewith, use their commercially reasonable efforts to (i) preserve their material assets, material intellectual property, and business; (ii) pay their debt and taxes when due, subject to good faith disputes over such debt and taxes; (iii) maintain existing relationships and goodwill with third parties; and (iv) keep in effect insurance policies in coverage amounts substantially similar to those in effect as of the date of the merger agreement.
Each of Adaptimmune, TCR2 and its respective direct and indirect subsidiaries agreed not to:
•
declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property or otherwise;

•
make any material changes in financial accounting methods, principals or practices or change an annual accounting period, except as may be required by GAAP, applicable law or regulatory guidelines;

•
write up, write down or write off the book value of any material assets, except to the extent required by GAAP;

•
make, change or revoke any material tax election or adopt or change any material method of tax accounting outside of the ordinary course of business; enter into any “closing agreement” as described in Section 7121 of the Code, settle or compromise any liability with respect to material taxes; file any material amended tax return; or consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect of material taxes other than such extensions in the ordinary course of business;

•
make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, loan or advance to any person, other than advances to employees in the ordinary course of business consistent with past practice;

•
merge or consolidate or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•
fail to maintain in effect material insurance policies covering their properties, assets, and businesses;

•
purchase any marketable securities, except in the ordinary course of business, or materially change the investment guidelines with respect to their investment portfolio;

•
forgive any loans to any employees, officers or directors, or any of their respective affiliates, except, in the case of employees, in the ordinary course of business in connection with relocation activities; or

•
cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine, abandon without filing a substantially identical counterpart in the same jurisdiction or allow to lapse (except for patents, copyrights and trademarks expiring in accordance with their terms) all intellectual property and all registrations and applications thereof, that the respective controls the prosecution or maintenance thereof and use in its respective business as presently conducted or as currently contemplated to be conducted, except in the ordinary course of prosecution consistent with past practice; fail to make any filing, pay any fee, or take any other action necessary to prosecute and maintain such intellectual property, except in the ordinary course of prosecution consistent with past practice; make any change to the respective material intellectual property that impairs such intellectual property or such party’s rights with respect to; fail to take or maintain reasonable measures to protect the confidentiality and value of trade secrets included in their material owned intellectual property.

Adaptimmune and its direct and indirect subsidiaries also agreed not to:

•
amend or propose any amendment to their governing or organizational documents;

•
except with respect to compensatory equity grant issuances made in the ordinary course of business consistent with past practice: (i) issue, deliver, sell, grant, dispose of, pledge or otherwise encumber any shares of Adaptimmune securities, except in connection with issuances of Adaptimmune ordinary shares or Adaptimmune ADSs upon the exercise or settlement of options (including restricted stock unit-style options and nominal cost options); (ii) redeem, purchase or otherwise acquire any outstanding Adaptimmune securities, except in connection with the exercise or settlement of options (including restricted stock unit-style options and nominal cost options); (iii) adjust, split, combine, subdivide or reclassify any Adaptimmune securities; or (iv) enter into, amend or waive any of the rights under any contract with respect to the sale or repurchase of any Adaptimmune securities;

•
sell, pledge, dispose of, transfer, abandon, allow to lapse or expire, lease, license, mortgage or otherwise encumber any properties, rights or assets with a fair market value greater than $300,000 individually or $750,000 in the aggregate, except (i) as required pursuant to contracts in force on the date of the agreement, (ii) intercompany transfers, or (iii) dispositions of obsolete assets or expired inventory;

•
incur, create, assume or otherwise become liable for any debt or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Adaptimmune in excess of $750,000 in the aggregate, except for (i) intercompany debt; (ii) letters of credit issued in the ordinary course of business; and (iii) trade credit or trade payables in the ordinary course of business;

•
except for separation agreements entered into with employees, release, compromise, assign, settle or agree to settle any litigation, other than litigation relating to the merger, or insurance claim, other than compromises, settlements or agreements involving only monetary payments not in excess of $300,000 individually or $750,000 in the aggregate, without the imposition of material equitable relief on, or the admission of wrongdoing; or

•
make or commit to any capital expenditures in excess of $3,000,000 in the aggregate for the remainder of the 2023 fiscal year.

TCR2 and its direct and indirect subsidiaries also agreed not to:
•
amend their governing or organizational documents;

•
except with respect to compensatory equity grant issuances made to new hires of a level lower than Vice President in the ordinary course of business consistent with past practice: (i) issue, deliver, sell, grant, dispose of, pledge or otherwise encumber any shares of TCR2 securities, except in connection with issuances of shares of TCR2 Common Stock upon the exercise or settlement of TCR2 options, TCR2 restricted stock units and purchase rights under the ESPP that are outstanding as of the date of the merger agreement; (ii) redeem, purchase or otherwise acquire any outstanding Adaptimmune securities, except in connection with the exercise or settlement of TCR2 options and TCR2 restricted stock units that are outstanding as of the date of the merger agreement; (iii) adjust, split, combine, subdivide or reclassify any TCR2 securities; (iv) enter into, amend or waive any of the rights under any contract with respect to the sale or repurchase of any TCR2 securities; or (v) except as required under the merger agreement, amend or waive any rights under any agreement evidencing any outstanding TCR2 options, TCR2 restricted stock units and purchase rights under the ESPP;

•
directly or indirectly acquire or agree to acquire in any transaction any equity interest in any entity or division thereof or the purchase directly or indirectly of any properties or assets, other than purchases of supplies and inventory in the ordinary course of business consistent with past practice, if the aggregate amount of all consideration to be paid or transferred in connection with all such transactions (including the assumption of liabilities) would reasonably be expected to exceed $250,000;

•
sell, pledge, dispose of, transfer, abandon, allow to lapse or expire, lease, license, mortgage or otherwise encumber any properties, rights or assets with a fair market value greater than $100,000 individually or $250,000 in the aggregate, except (i) as required pursuant to contracts in force on the date of the agreement, (ii) intercompany transfers, or (iii) dispositions of obsolete assets or expired inventory;

•
incur, create, assume or otherwise become liable for any indebtedness for borrowed money or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of TCR2 in excess of $250,000 in the aggregate, except for (i) intercompany debt; (ii) letters of credit issued in the ordinary course of business; and (iii) trade credit or trade payables in the ordinary course of business;

•
other than as required by applicable law or the terms of an employee benefit plan, (i) increase the compensation or benefits of any current or former employees, officers, directors or other service providers, other than an increase in the salary or wages of any employee at a level lower than the Vice President level in the ordinary course of business consistent with past practice and in an amount not to exceed $150,000 in the aggregate; (ii) make any new equity or equity-based awards to any current or former employees, officers, directors or other service providers; (iii) take any action to accelerate the vesting or payment, or prefund or in any other way secure the payment of, compensation or benefits under any employee benefit plan; (iv) enter into, negotiate, establish, amend, extend or terminate any employee benefit plan or any collective bargaining agreement; or (v) change any actuarial or other assumptions used to calculate funding obligations with respect to any employee benefit plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, applicable law or regulatory guidelines;

•
communicate in a writing that is intended for broad dissemination to employees regarding compensation, benefits or other treatment they will receive following the merger, unless such communication has been previously approved by Adaptimmune;

•
release, compromise, assign, settle or agree to settle any litigation, other than litigation relating to the merger or the merger agreement, or insurance claim, other than compromises, settlements or agreements involving only monetary payments not in excess of $100,000 individually or $250,000 in the aggregate, without the imposition of material equitable relief on, or the admission of wrongdoing;

•
take any action that may result in excise tax or increase the excise tax base as described in Section 4501 of the Code, Notice 2023-2 and any subsequent guidance implementing the foregoing;

•
make or commit to any capital expenditures in excess of $300,000 in the aggregate for the remainder of the 2023 fiscal year;

•
(i) enter into or voluntarily terminate any material contract (other than a confidentiality agreement containing a standstill agreement), (ii) materially modify, amend, waive any right under or renew any materially contract, other than in the ordinary course of business consistent with past practice, (iii) enter into or extend the term or scope of any contract that purports to restrict TCR2, or any of its subsidiaries or affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area, or (iv) enter into any material contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the merger and the other transactions contemplated by the merger agreement;

•
implement any layoffs affecting more than fifty TCR2 employees, place more than fifty TCR2 employees on unpaid leave or furlough, or materially reduce the hours or weekly pay of more than 50 TCR2 employees;

•
hire or offer, outside of the ordinary course of business, employment or engagement to, promote or terminate the employment or engagement of any director or officer, or any employee, independent contractor or consultant with total annual compensation in excess of $100,000;

•
sell, transfer, assign, lease, license, covenant not to enforce or otherwise dispose of any rights to TCR2’s material intellectual property, other than licensing non-exclusive rights or entering into customary nondisclosure, and agreements with third-party contractors conducting services on behalf of TCR2 or material transfer agreements, in each case in the ordinary course of business consistent with past practice; or

•
disclose to any person (other than representatives of Adaptimmune) any trade secrets, know-how or confidential or proprietary information, except, in the case of confidential or proprietary information, in the ordinary course of business to a person that is subject to confidentiality obligations.

No Solicitation of Acquisition Proposals; Intervening Event
Except as permitted by the terms of the merger agreement as described below, from March 5, 2023 until the earlier of the Effective Time and the termination of the merger agreement, the merger agreement provides that TCR2, its subsidiaries and representatives:
•
will cease all existing discussions, negotiations and communications with any persons or entities with respect to any TCR2 Acquisition Proposal;

•
will not, directly or indirectly through another person:

•
initiate, seek, solicit or knowingly encourage, including by way of furnishing any non-public information relating to TCR2 or any of its subsidiaries, or knowingly induce or take any other action which would reasonably be expected to lead to the making, submission or announcement of any TCR2 Acquisition Proposal;

•
engage in negotiations or discussions with, or provide any non-public information to, any person (other than Adaptimmune or any of its affiliates or representatives) relating to any TCR2 Acquisition Proposal or grant any waiver or release under any standstill or other agreement, except that if the TCR2 Board determines in good faith that the failure to grant any waiver or release would be inconsistent with the TCR2 directors’ fiduciary duties under applicable law, TCR2 may waive any such standstill provision to permit a third party to make a TCR2 Acquisition Proposal; or

•
resolve to do any of the foregoing;

•
will not provide and will, by March 6, 2023, terminate access of any third party to any data room (virtual or actual) containing any of TCR2’s confidential information; and

•
by March 8, 2023, TCR2 will request the return or destruction of all confidential, non-public information provided to third parties that have entered into confidentiality agreements relating to a possible TCR2 Acquisition Proposal with TCR2 or any of its subsidiaries.

In this joint proxy statement/prospectus, a “TCR2 Acquisition Proposal” means any proposal or offer from any person, persons or group (other than Adaptimmune, Merger Sub or any of their respective affiliates) relating to (a) any direct or indirect acquisition, purchase or license from TCR2 or its subsidiaries, in a single transaction or a series of transactions, of (i) 20% or more (based on the fair market value thereof, as determined by the TCR2 Board (or any committee thereof) in good faith) of assets (including capital stock of TCR2’s subsidiaries) of TCR2 and its subsidiaries, taken as a whole or (ii) 20% or more of the outstanding shares of TCR2 Common Stock, or (b) any tender offer or exchange offer that, if consummated, would result in any person, persons or group owning, directly or indirectly, 20% or more of the outstanding shares of TCR2 Common Stock or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange, license or similar transaction to which TCR2 or its subsidiaries is a party pursuant to which (i) any person, persons or group (or the stockholders of any such person(s)) would own, directly or indirectly, 20% or more of the voting securities of TCR2 or of the surviving entity in a merger involving TCR2 or the resulting direct or indirect parent of TCR2 or such surviving entity, other than, in each case, the merger or (ii) the owners of outstanding shares of TCR2 Common Stock immediately prior to such transaction would own less than 50% of the voting securities of TCR2 or of the surviving entity in a merger involving TCR2 or the resulting direct or indirect parent of TCR2 or such surviving entity, other than, in each case, the merger.
Similarly, except as permitted by the terms of the merger agreement as described below, from March 5, 2023 until the earlier of the Effective Time and the termination of the merger agreement, Adaptimmune, its subsidiaries and representatives:
•
will cease all existing discussions, negotiations and communications with any persons or entities with respect to any Adaptimmune Acquisition Proposal;

•
will not, directly or indirectly through another person:

•
initiate, seek, solicit or knowingly encourage (including by way of furnishing any non-public information relating to Adaptimmune or any of its subsidiaries), or knowingly induce or take any other action which would reasonably be expected to lead to the making, submission or announcement of any Adaptimmune Acquisition Proposal;
•
engage in negotiations or discussions with, or provide any non-public information to, any person (other than TCR2 or any of its affiliates or representatives) relating to any Adaptimmune Acquisition Proposal or grant any waiver or release under any standstill or other agreement; or

•
resolve to do any of the foregoing.

•
will not provide and shall, by March 6, 2023, terminate access of any third party to any data room (virtual or actual) containing any of Adaptimmune’s confidential information; and

•
by March 8, 2023, Adaptimmune will request the return or destruction of all confidential, non-public information provided to third parties that have entered into confidentiality agreements relating to a possible Adaptimmune Acquisition Proposal with Adaptimmune or any of its subsidiaries.

In this joint proxy statement/prospectus, an “Adaptimmune Acquisition Proposal” means any proposal or offer from any person, persons or group relating to (a) any direct or indirect acquisition, purchase or license from Adaptimmune or its subsidiaries, in a single transaction or a series of transactions, of (i) 20% or more (based on the fair market value thereof, as determined by the Adaptimmune Board (or any committee thereof) in good faith) of assets (including capital stock of Adaptimmune’s subsidiaries) of Adaptimmune and its subsidiaries, taken as a whole or (ii) 20% or more of the outstanding Adaptimmune ADSs and Adaptimmune ordinary shares, taken as a whole, or (b) any tender offer or exchange offer that, if consummated, would result in any person, persons or group owning, directly or indirectly, 20% or more of the outstanding Adaptimmune ADSs and Adaptimmune ordinary shares, taken as a whole or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange, license or similar transaction to which Adaptimmune or its subsidiaries is a party pursuant to which (i) any person, persons or group (or the stockholders of any such person(s)) would own, directly or indirectly, 20% or more of the voting securities of Adaptimmune or of the surviving entity in a merger involving Adaptimmune or the resulting direct or indirect parent of Adaptimmune or such surviving entity, or (ii) the owners of outstanding Adaptimmune ADSs and Adaptimmune ordinary shares, taken as a whole immediately prior to such transaction would own less than 50% of the voting securities of Adaptimmune or of the surviving entity in a merger involving Adaptimmune or the resulting direct or indirect parent of Adaptimmune or such surviving entity.
In this joint proxy statement/prospectus, we refer to a Adaptimmune Acquisition Proposal together with the TCR2 Acquisition Proposal as an Acquisition Proposal.
If, at any time prior to obtaining the required approval from the TCR2 stockholders or Adaptimmune shareholders, as applicable, TCR2 or Adaptimmune receives an Acquisition Proposal from a third party and the receipt of such Acquisition Proposal was not initiated, sought, solicited, knowingly encouraged or knowingly induced in violation of the merger agreement, then TCR2 or Adaptimmune, as applicable, may:
•
contact the person(s) that made such Acquisition Proposal in order to clarify the terms of such Acquisition Proposal so that the TCR2 Board or Adaptimmune Board may inform itself about such Acquisition Proposal;

•
furnish information concerning its business, properties or assets to any person pursuant to a confidentiality agreement with terms that, taken as a whole, are not materially less favorable to TCR2 or Adaptimmune, as applicable, than those contained in the confidentiality agreement, dated February 10, 2023, as it may be amended from time to time, between Adaptimmune and TCR2 (the “confidentiality agreement”), and nothing in the merger agreement restricts Adaptimmune or TCR2 from entering into such an agreement, if the TCR2 Board or Adaptimmune Board, as applicable, determines in good faith that such Acquisition Proposal constitutes or is reasonably likely to constitute or lead to a superior proposal; and

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negotiate and participate in discussions and negotiations with such person concerning such Acquisition Proposal, if the TCR2 Board or Adaptimmune Board, as applicable, determines in good faith that such Acquisition Proposal constitutes or is reasonably likely to constitute or lead to a superior proposal.

TCR2 or Adaptimmune, as applicable, will (i) promptly provide the other party notice (A) of the receipt of any Acquisition Proposal, which notice shall include a complete, unredacted copy of such Acquisition Proposal, and (B) of any inquiries, proposals or offers received by, any requests for non-public information from, or any discussions or negotiations sought to be initiated or continued with, TCR2 or Adaptimmune (as applicable), or any its respective representatives concerning an Acquisition Proposal that constitutes or is reasonably likely to constitute or lead to an Acquisition Proposal, and disclose the identity of the other party (or parties) and the material terms of such inquiry, offer, proposal or request and, in the case of written materials, provide copies of such materials, (ii) promptly (and, in any case, within 24 hours) make available to the other party copies of all written diligence materials regarding TCR2 and its subsidiaries or Adaptimmune and its subsidiaries provided by TCR2 or Adaptimmune to such party but not previously made available to TCR2 or Adaptimmune and (iii) keep TCR2 or Adaptimmune informed on a reasonably prompt basis (and, in any case, within 24 hours of any significant development) of the status and material details (including amendments and proposed amendments) of any such Acquisition Proposal or other inquiry, offer, proposal or request.
Except as permitted by the merger agreement, as described below, neither the TCR2 Board, Adaptimmune Board nor any respective committee thereof will:
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withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, its recommendation, in each case in a manner adverse to the other party(ies);

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approve or recommend any Acquisition Proposal;

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enter into any agreement with respect to any Acquisition Proposal (other than a confidentiality agreement); or

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if an Acquisition Proposal is publicly announced, fail to reaffirm or re-publish its recommendation within ten business days of being requested by the other party to do so, provided that (i) neither party may make any such request on more than two occasions, (ii) neither party may make any such request at any time following the other party’s delivery of a notice of its board of directors’ intention to effect an adverse recommendation change following the receipt of a superior proposal or in response to an intervening event or terminate the agreement in order to enter into a definitive agreement providing for a superior proposal (iii) neither party may make any such request at any time following the other party’s delivery of a notice of their respective board of directors’ intention to terminate the merger agreement in order to enter into a definitive agreement providing for a superior proposal or to effect an adverse recommendation change following the receipt of a superior proposal or in response to an intervening event. If either party has made any such request and, prior to the expiration of ten business days, the other party delivers a notice described in clause (ii) or clause (iii), the ten business day period will be tolled on a daily basis during the period beginning on the date of delivery of such notice and ending on the date on which the board of directors has determined not to effect an adverse recommendation change or terminate the merger agreement, as applicable.

If, at any time prior to the receipt of the required approval from the Adaptimmune shareholders or TCR2 stockholders (as applicable), the TCR2 Board or Adaptimmune Board receives an Acquisition Proposal that the TCR2 Board or Adaptimmune Board, as applicable, determines in good faith constitutes a superior proposal, either board may:
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effect an adverse recommendation change; or

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authorize TCR2 or Adaptimmune, as applicable, to terminate the merger agreement in order to enter into a definitive agreement providing for a superior proposal (provided that, in the case of an Adaptimmune superior proposal, the superior proposal is conditioned on the merger agreement being terminated, which condition remains after Adaptimmune has used its reasonable best efforts to remove such condition) (i) if the TCR2 Board or Adaptimmune Board, as applicable, determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with the applicable Board’s fiduciary duties under applicable law and (ii) subject to the following additional conditions:

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Adaptimmune or TCR2, as applicable, has notified the other party in writing that it intends to effect an adverse recommendation change or terminate the merger agreement;

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if applicable, Adaptimmune or TCR2, as applicable, has provided the other party with a copy of the proposed definitive agreements between Adaptimmune or TCR2, as applicable, and the person making such superior proposal;

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for a period of five days following the delivery of such notice, Adaptimmune or TCR2, as applicable, has discussed and negotiated in good faith and made its respective representatives available to discuss and negotiate in good faith (in each case to the extent the other party desires to negotiate) with Adaptimmune’s or TCR2’s representatives, as applicable, any proposed modifications to the terms and conditions of the merger agreement that the Adaptimmune or TCR2 Board determines in good faith that the failure to take such action would no longer reasonably be expected to be inconsistent with the Adaptimmune Board’s or TCR2 Board’s fiduciary duties, as applicable, under applicable law (any amendment to any material term or condition of any superior proposal requires a new notice and a new three day negotiation period); and

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no earlier than the end of such negotiation period, the Adaptimmune Board or TCR2 Board, as applicable, has determined in good faith, after considering the terms of any proposed amendment or modification to the merger agreement, that (i) the Acquisition Proposal that is the subject of the notice described above still constitutes a superior proposal and (ii) the failure to take such action would still reasonably be expected to be inconsistent with the Adaptimmune Board’s or TCR2 Board’s fiduciary duties, as applicable, under applicable law.

Other than in connection with a superior proposal, prior to obtaining the required approval from its shareholders or stockholders (as applicable), the Adaptimmune Board or TCR2 Board may withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, its recommendation in response to an intervening event, but only if:
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the TCR2 Board or Adaptimmune Board determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with its directors’ fiduciary duties under applicable law;

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TCR2 or Adaptimmune notified the other party in writing that it intends to effect an adverse recommendation change due to the occurrence of an intervening event (which notice shall specify the intervening event in reasonable detail);

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for a period of five days following the notice mentioned above, TCR2 or Adaptimmune have discussed and negotiated in good faith and made its representatives available to discuss and negotiate in good faith, in each case to the extent the other party desires to negotiate, with the other party’s representatives any proposed modifications to the terms and conditions of the merger agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the TCR2 or Adaptimmune directors’ fiduciary duties under applicable law (any material change to the facts and circumstances relating to an intervening event requires a new notice and a new three day negotiation period); and

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no earlier than the end of the negotiation period, the TCR2 Board or Adaptimmune Board has determined in good faith, after considering the terms of any proposed amendment or modification to the merger agreement, that the failure to take such action would still reasonably be expected to be inconsistent with its directors’ fiduciary duties under applicable law.

An intervening event means a material event or circumstance not known to the TCR2 Board or Adaptimmune Board, as applicable, on the date of the merger agreement, which event or circumstance becomes known to the TCR2 Board or Adaptimmune Board, as applicable, prior to the Effective Time; provided, however, that in no event will the following constitute an intervening event: (a) a TCR2 Acquisition Proposal or Adaptimmune Acquisition Proposal, (b) any material event or circumstance that was known or reasonable foreseeable to the TCR2 Board or Adaptimmune Board, as applicable, as of March 5, 2023 (or if known or reasonably foreseeable, the consequences of which were not reasonably foreseeable) or (c) changes in the price of shares of TCR2 Common Stock, the price of Adaptimmune ADSs and/or Adaptimmune ordinary shares, in and of themselves.

Employee Matters
Continuing TCR2 Employee Matters
Adaptimmune will, or will cause the surviving corporation to, provide each continuing TCR2 employee with the following for a period of twelve months following the closing of the merger: (i) his or her base salary or wage rate and target annual cash incentive compensation opportunity (excluding any equity, equity-based, change in control, retention or benefits or any defined benefit retirement benefits), in each case, no less favorable than those provided immediately prior to the Effective Time, (ii) employee benefits (excluding any equity, equity-based, severance, retention, change in control or any defined benefit retirement benefits) that are no less favorable to the employee benefits provided immediately prior to the Effective Time, and (iii) severance benefits that are no less favorable to the severance arrangements provided immediately prior to the Effective Time and as further described in the merger agreement.
In the event any continuing TCR2 employee first becomes eligible to participate under any employee benefit plan, program, policy, or arrangement of Adaptimmune or the surviving corporation following the Effective Time, Adaptimmune will, or will cause the surviving corporation to, use commercially reasonable efforts to:
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waive any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods applicable to any continuing TCR2 employee under any Adaptimmune employee benefit plan providing health or other welfare benefits; and

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provide each continuing TCR2 employee with credit for the dollar amount of all payments incurred by such TCR2 employee (and his or her eligible dependents) under any applicable TCR2 employee benefit plan during the calendar year in which the Effective Time occurs for purposes of satisfying any applicable deductible, co-payment limitations and other out-of-pocket maximums under any Adaptimmune employee benefit plan in which such TCR2 employee is eligible to participate form and after the Effective Time.

As of the Effective Time of the merger, Adaptimmune will, or will cause the surviving corporation to, recognize all service of each continuing TCR2 employee prior to the Effective Time to TCR2 and its subsidiaries for purposes of eligibility to participate, level of benefits, and vesting credit (but not for purposes of benefit accrual, other than with respect to severance, paid time off and vacation benefits), but the service of each continuing TCR2 employee prior to the Effective Time will not be recognized for the purpose of any defined benefit pension plans or any benefit plan that is grandfathered or frozen. In no event will anything in this section result in any duplication of benefits for the same period of service.
Termination of the TCR2 401(k) Plan
Prior to the Effective Time, if requested in writing by Adaptimmune not later than five days prior to the Effective Time, TCR2 agreed to take all actions necessary to terminate the 401(k) plan of TCR2, effective prior to, and subject to the occurrence of the Effective Time.
In the event that Adaptimmune requests termination the TCR2 401(k) plan, Adaptimmune agreed to take all actions necessary to offer each eligible TCR2 employee who was an active participant in the TCR2 401(k) plan as of the Effective Time participation in an Adaptimmune tax qualified defined contribution plan. If elected by an eligible TCR2 401(k) plan participant in accordance with applicable law and the terms of such Adaptimmune tax qualified defined contribution plan, Adaptimmune will cause its tax qualified defined contribution plan to accept a “direct rollover” to such plan of such participant’s account balances (including any participant loans).
Registration Statements; Joint Proxy Statement/Prospectus
Adaptimmune and TCR2 agreed to jointly prepare and file with the SEC a joint proxy statement/prospectus in preliminary form, containing the recommendation of the Adaptimmune Board to approve the Allotment Proposal and the Share Issuance Proposal (unless an adverse recommendation change has occurred) and the recommendation of the TCR2 Board to approve the merger proposal (unless an adverse recommendation change has occurred).

Adaptimmune agreed to prepare and file with the SEC a Form S-4, which includes the joint proxy statement/prospectus, in each case as promptly as practicable, but in any event, within 30 business days following the execution of the merger agreement.
Adaptimmune agreed to use its reasonable best efforts, and TCR2 agreed to reasonably cooperate with Adaptimmune in such efforts, including by providing all information reasonably requested by Adaptimmune in connection with the preparation of the Form S-4, to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as necessary to consummate the transactions contemplated by the merger agreement, including the merger. Adaptimmune agreed to also use commercially reasonable efforts to take any action required to be taken under any applicable state securities laws and other applicable laws in connection with the issuance of Adaptimmune ADSs pursuant to the merger agreement, and each party agreed to furnish all information concerning TCR2 and Adaptimmune, as applicable, as may be reasonably requested by the other party in connection with any such action and the preparation, filing and distribution of the joint proxy statement/prospectus.
No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Form S-4, will be made by Adaptimmune, or with respect to the joint proxy statement/prospectus will be made by TCR2, or in either case any of their respective subsidiaries, without providing the other party a reasonable opportunity to review and comment thereon. Adaptimmune has agreed to advise TCR2, promptly after it receives notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Adaptimmune ADSs issuable in connection with the merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. TCR2 has agreed to advise Adaptimmune, promptly after it receives notice of any request by the SEC for the amendment of the joint proxy statement/prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time TCR2 or Adaptimmune discover that any information relating to TCR2 or Adaptimmune, or any of their respective affiliates, officers or directors, which should be set forth in an amendment or supplement to either the Form S-4 or the joint proxy statement/prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information will promptly notify the other parties hereto and an appropriate amendment or supplement describing such information will be promptly filed with the SEC, after the other party has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable law, disseminated to holders of shares of TCR2 Common Stock.
Whether or not the merger is completed, Adaptimmune and TCR2 have agreed to share equally all costs and expenses incurred in connection with the SEC and other filing fees incident to the Form S-4 and the joint proxy statement/prospectus and the costs and expenses associated with printing and mailing the joint proxy statement/prospectus.
Meetings of TCR2 Stockholders and Adaptimmune Shareholders
TCR2 has agreed that, following the date on which the Form S-4 is declared effective by the SEC (but subject to the parties’ agreement to reasonably cooperate and use their commercially reasonable efforts to cause the date and time of the TCR2 stockholders meeting and Adaptimmune shareholders meeting to be coordinated such that they occur on the same calendar day (and in any event as close in time as reasonably practicable)), it shall (i) in consultation with Adaptimmune, establish a record date for a special meeting of its stockholders for the purpose of seeking the TCR2 stockholder approval, (ii) as promptly as practicable mail the joint proxy statement/prospectus to holders of shares of TCR2 Common Stock (and in any event within ten days of the date the Form S-4 is declared effective by the SEC) and (iii) duly call, give notice of, convene and hold the meeting of TCR2 stockholders, and unless the TCR2 Board has effected an adverse recommendation change, shall use its reasonable best efforts to solicit adoption of the merger agreement. TCR2 has agreed to, after consultation with Adaptimmune, schedule its meeting of stockholders to be held within forty days of the initial mailing of the joint proxy statement/prospectus and substantially contemporaneously with Adaptimmune’s general meeting of shareholders.

Adaptimmune has agreed that, following the date on which the Form S-4 is declared effective by the SEC (but subject to the parties’ agreement to reasonably cooperate and use their commercially reasonable efforts to cause the date and time of the TCR2 stockholders meeting and Adaptimmune shareholders meeting to be coordinated such that they occur on the same calendar day (and in any event as close in time as reasonably practicable)), it shall (i) in consultation with TCR2, establish a record date for a general meeting of its shareholders for the purpose of seeking the Adaptimmune shareholder approval, (ii) duly convene and give notice of the Adaptimmune shareholders meeting as promptly as practicable and mail the joint proxy statement/prospectus (and any other relevant accompanying circular) to Adaptimmune shareholders (and in any event within ten days of the date the Form S-4 is declared effective by the SEC) and (iii) hold the Adaptimmune shareholders meeting, and unless the Adaptimmune Board has effected an adverse recommendation change, shall use reasonable best efforts to solicit approval of the Allotment Proposal and the Share Issuance Proposal. Adaptimmune has agreed to, after consultation with TCR2, schedule its general meeting of shareholders to be held within forty days of the initial mailing of the joint proxy statement/prospectus and substantially contemporaneously with TCR2’s meeting of stockholders.
TCR2 may postpone, recess or adjourn its stockholder’s meeting:
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with the consent of Adaptimmune;

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to ensure that any required supplement or amendment to the joint proxy statement/prospectus is provided to the TCR2 stockholders within a reasonable amount of time in advance of the TCR2 stockholders’ meeting;

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if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum or to obtain the required stockholder approval, to allow reasonable additional time for solicitation of proxies for the purpose of obtaining a quorum or the required stockholder approval, as applicable; or

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as may be required by applicable law or TCR2’s organizational documents.

Adaptimmune may postpone, recess or adjourn its shareholder’s meeting:
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with the consent of TCR2;

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to ensure that any required supplement or amendment to the joint proxy statement/prospectus is provided to Adaptimmune shareholders within a reasonable amount of time in advance of the Adaptimmune shareholders’;

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if there are not a sufficient number of Adaptimmune ordinary shares present in person or by proxy at such meeting to constitute a quorum;

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if there are not sufficient affirmative votes in person or by proxy to obtain the required shareholder approval, to allow additional time for solicitation of proxies for the purpose of obtaining the required shareholder approval; or

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as may be required by applicable law or Adaptimmune’s organizational documents.

Adaptimmune has also agreed to take all action necessary to cause Merger Sub to perform its obligations under the merger agreement and to consummate the merger and other transactions contemplated by the merger agreement.
Form F-6
Adaptimmune has agreed to cause the depositary of Adaptimmune ADSs to prepare and file with the SEC no later than the date prescribed by the rules and regulations under the Securities Act, a registration statement or post-effective amendment, as applicable, on Form F-6 with respect to the Adaptimmune ADSs deliverable in connection with the merger. Adaptimmune has also agreed to use its reasonable best efforts to have the Form F-6 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form F-6 effective as long as necessary to consummate the transactions contemplated by the merger agreement, including the merger.

Access to Information
Prior to the Effective Time, each of Adaptimmune and TCR2 will be entitled, through their respective employees and representatives, respectively, to have such access to the assets, properties, books, records, contracts, business and operations of the other party as is reasonably necessary or appropriate in connection with its investigation of the other party with respect to the transactions contemplated by the merger agreement and the execution, performance or consummation of such transactions, including the structure of the merger and integration planning in the case of Adaptimmune.
Any such investigation and examination is to be conducted at reasonable times during business hours upon reasonable advance notice and under reasonable circumstances so as to minimize disruption to or impairment of the other party’s business and each of Adaptimmune and TCR2 agreed to cooperate therein. No investigation by Adaptimmune and TCR2, whether conducted prior to or after March 5, 2023, will diminish or obviate any of the representations, warranties, covenants or agreements of Adaptimmune or TCR2 contained in the merger agreement. Each of Adaptimmune and TCR2 will provide the other party’s representatives during such period with all such information and copies of such documents concerning the affairs of TCR2 or Adaptimmune, as applicable, as such other party’s representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to reasonably cooperate with such other party’s representatives in connection with such investigation.
The disclosing party is not, however, required to permit any inspection or other access, or to disclosure any information, that in its reasonable, good faith judgment would reasonably be expected to:
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result in such disclosure:

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resulting in the disclosure of any trade secrets to third parties;

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violating any applicable law or cause any privilege (including attorney-client privilege) to be undermined with respect to the information;

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violating any obligation with respect to confidentiality, non-disclosure or privacy;

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materially interfere with the conduct of the party’s business; or

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of the party’s board of directors or its committee’s materials that relate to an acquisition proposal;

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be included in the meeting minutes of the party’s board or its committees and relates to the discussion of the transactions contemplated by the merger agreement or any similar transaction between the party and any other person (including any presentations or materials prepared by and for the party’s board of directors), or

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if TCR2 and its subsidiaries, on the one hand, and Adaptimmune or any of its subsidiaries, on the other hand, are adverse parties in an action and such information is reasonably pertinent.

All information shared by either party pursuant to the foregoing is held confidential subject to the terms of the confidentiality agreement between Adaptimmune and TCR2.
Public Disclosure
Adaptimmune, TCR2 and their respective affiliates have agreed, for so long as the merger agreement is in effect, not to disseminate any press release or other public announcement concerning the merger agreement, the merger or the other transactions contemplated thereby, except as required by law or the rules of any listing authority or any securities exchange, without the prior consent of each of the other parties thereto, which consent may not be unreasonably withheld, conditioned or delayed.
However, without prior consent of the other parties, each party may communicate information that is not confidential information of any other party to financial analysts, investors and media representatives in a manner consistent with its past practice in compliance with applicable law and may disseminate the information included in a press release or other document previously approved for external distribution by the other parties.

Each party agreed to promptly, and in any event within two days, make available to the other parties copies of any written communications made without the consultation of the other parties.
Neither party is required to consult with the other party in connection with any press release or public announcement if the Adaptimmune Board or TCR2 Board has effected an adverse recommendation change or resolved to do so. Furthermore, the foregoing consent requirements do not apply to any disclosure by Adaptimmune or TCR2 of any information concerning the merger agreement, the merger or the other transactions contemplated thereby in connection with a determination by either Adaptimmune or TCR2 that an Acquisition Proposal constitutes, or may constitute, a superior proposal or any dispute between the parties regarding the merger agreement, the merger or the transactions contemplated by the merger agreement.
Each party also agreed it will not, and will cause its representatives not to, engage in any discussions with the other party’s suppliers, customers, landlords, licensors, licensees, and others persons with a business relationship with such other party about the merger or the other transactions contemplated by the merger agreement without the prior consent of such other party.
Regulatory Filings; Reasonable Best Efforts
Adaptimmune and TCR2 each agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws in connection with the merger and the transactions contemplated by the merger agreement. Adaptimmune and TCR2 have agreed to:
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make any filings required by applicable antitrust laws with respect to the merger as promptly as reasonably practicable following the date of the merger agreement; and

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supply as promptly as practicable any additional information and documentary material required pursuant to any antitrust law.

Adaptimmune and TCR2 agreed to consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other in advance (to the extent legally permissible), any analyses, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the antitrust laws. Without limiting the foregoing, Adaptimmune and TCR2 agreed to:
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give each other reasonable advance notice of all meetings or substantive communications with any governmental authority relating to any antitrust laws;

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give each other an opportunity to participate in each of such meetings;

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the extent practicable, to give each other reasonable advance notice of all substantive oral communications with any governmental authority relating to any antitrust laws;

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if any governmental authority initiates a substantive oral communication regarding any antitrust laws, promptly notify the other party of the substance of such communication;

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provide each other with a reasonable advance opportunity to review and comment upon all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) with a governmental authority regarding any antitrust laws; and

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provide each other with copies of all written communications from any governmental authority relating to any antitrust laws.

Any such disclosures or provision of copies by one party to the other may be made on an outside counsel basis if appropriate. Adaptimmune will, in its sole discretion control all aspects of the parties’ efforts to gain regulatory clearance either before any governmental authority or in any action brought to enjoin the merger and the other transactions contemplated hereby pursuant to any antitrust laws.
Subject to the prior good faith cooperation of TCR2 and its subsidiaries, Adaptimmune will, and will cause each of its subsidiaries and affiliates to, take reasonable actions necessary to obtain any consents, clearances or approvals required under or in connection with the antitrust laws, including but not limited to promptly complying with or modifying any requests for additional information (including any second request) by any governmental authority. However, Adaptimmune is not required to sell, divest or otherwise dispose of, hold separate, enter into any license or similar agreement with respect to, restrict the ownership or operation of, or agree to sell, divest or otherwise dispose of, hold separate, enter into any license or similar agreement with respect to, or restrict the ownership or operation of, any assets or businesses of TCR2 or any of its subsidiaries or of Adaptimmune or any of its affiliates or subsidiaries.
Each of Adaptimmune and TCR2 have agreed to bear its own expenses and costs in connection with any filings and submissions pursuant to antitrust laws, except that Adaptimmune will pay the fees related to any antitrust filings required by applicable antitrust laws.
In the event that any administrative or judicial action is instituted, or threatened to be instituted, by a governmental authority challenging the merger, each of Adaptimmune, Merger Sub and TCR2 has agreed to cooperate in all respects with each other and will use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the merger. However, Adaptimmune, in its sole discretion, may determine to settle such challenge provided that the terms of such settlement do not prevent or unreasonably delay consummation of the merger.
Prior to the Effective Time, each party agreed to use reasonable best efforts to obtain any consents, approvals or waivers of third parties with respect to any contracts to which it is a party as may be necessary for the consummation of the transactions contemplated by the merger agreement or required by the terms of any contract as a result of the execution, performance or consummation of the transactions contemplated by the merger agreement.
Adaptimmune and Merger Sub have agreed not to, and to cause their respective subsidiaries and affiliates not to, acquire or agree to acquire any rights, interests, assets, business, person or division thereof (through acquisition, license, joint venture, collaboration or otherwise) or take any other actions, if such acquisition or action would reasonably be expected to (i) prevent, materially delay, or adversely affect in any material respect the ability of Adaptimmune and its affiliates to consummate the merger and the other transactions contemplated by the merger agreement, or (ii) cause Adaptimmune, Merger Sub or TCR2 to be required to obtain any clearances, consents, approvals, waivers, waiting period expirations or terminations, non-actions or other authorizations under any laws with respect to the merger or the other transactions contemplated by the merger agreement.
Adaptimmune and Merger Sub have also agreed not to, and to cause their respective subsidiaries and affiliates not to, make any submission or other communication (whether written or oral) to any competition authority on its own initiative or in response to any notice or other communication (whether written or oral) from any competition authority, in each case without the prior written consent of TCR2 (not to be unreasonably withheld).
Notification of Certain Matters
Adaptimmune and TCR2 each agreed to give the other prompt notice, in any event within two days, of the occurrence or non-occurrence of any event or circumstance that would reasonably be expected to cause the conditions of the closing of the merger not to be satisfied, and the receipt of any written notice or other communication from a governmental authority in connection with the transactions contemplated by the merger agreement, or from any person alleging that the consent of such person is or may be required in connection with the merger or any other transactions contemplated by the merger agreement.
No notification will affect the representations, warranties, covenants or agreements of the parties, the conditions to the obligations of the parties under the merger agreement or the remedies available to the party receiving such notification.
Adaptimmune and TCR2 have each agreed to notify and consult with the other party promptly following the receipt of any material communication from a governmental authority or inspection of a manufacturing or clinical trial site and before giving any material submission to a government authority. Adaptimmune and TCR2 must also notify and consult with the other party prior to making any material changes to a study protocol, adding new trials, making any material change to a manufacturing plan or process, or making a material change to the development timeline for any product candidate or program.
Stockholder Litigation
The merger agreement requires TCR2 to give Adaptimmune the opportunity to participate in the defense and settlement of any stockholder litigation against TCR2 or any of its directors or officers relating to the merger or the other transactions contemplated by the merger agreement. TCR2 must keep Adaptimmune apprised of proposed strategy and other significant decisions. Adaptimmune does not have decision-making power or other authority, but TCR2 must consider Adaptimmune’s views on strategy and decisions. TCR2 may not enter into a settlement agreement in connection with any stockholder litigation without Adaptimmune’s prior written consent, which consent must not be unreasonably withheld, conditioned or delayed.
Adaptimmune must consult with TCR2 and keep TCR2 reasonably apprised on the defense and settlement of any stockholder litigation against Adaptimmune or any of its directors or officers relating to the merger or the other transactions contemplated by the merger agreement.
Director and Officer Liability
For not less than six years from and after the Effective Time, Adaptimmune will cause the surviving corporation to:
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maintain in effect the provisions of the certificate of incorporation, by-laws or similar governing documents of TCR2 and its subsidiaries or indemnification or other agreements as in effect immediately prior to the Effective Time which provide for exculpation, indemnification or advancement of expenses of current or former directors, officers or employees of TCR2 or any of its subsidiaries and each individual who is serving or has served at the request or for the benefit of TCR2 or any of its subsidiaries as a director, officer, employee, agent or fiduciary of another person (each person entitled to any such protections being referred to as an indemnified party) with respect to any acts, errors, omissions or matters existing or occurring at or prior to the Effective Time, including in respect of the transactions contemplated by the merger agreement;

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cause any such provisions not to be amended, repealed or otherwise modified in any manner that would adversely affect the rights of any indemnified party;

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to the fullest extent permitted under applicable law, including as it may be amended after the date of the merger agreement to increase the extent to which a corporation may provide indemnification, indemnify and hold harmless any indemnified party who was or is a party or is threatened to be made a party to any actual or threatened action or investigation in respect of acts, errors, omissions or matters occurring at or prior to the Effective Time, including in respect of the transactions contemplated by the merger agreement, by reason of the fact that such person is or was a director or officer of TCR2, or is or was a director, officer or employee of TCR2 serving at the request of TCR2 as a director, officer, employee or agent of, or in a fiduciary capacity with respect to, another corporation, partnership, joint venture, trust or other enterprise, against any resulting claims, losses, liabilities, damages, fines, judgments, settlements and reasonable fees and expenses, including reasonable attorneys’ fees and expenses, and other costs, arising therefrom. Adaptimmune will cause the surviving corporation to promptly advance any reasonable expenses as incurred by any such indemnified party in connection with any such action; provided, that any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a final, non-appealable judgment of a court of competent jurisdiction that such person is not entitled to indemnification. Adaptimmune and the surviving corporation will cooperate with each indemnified party in the defense of any action; and

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maintain directors’ and officers’ liability insurance and fiduciary liability insurance in respect of any acts, errors, omissions or matters occurring on or before the Effective Time, covering each such person currently covered by TCR2’s directors’ and officers’ liability insurance and fiduciary liability insurance policies on terms with respect to coverage and amount no less favorable as those such policies in effect as of the date of the merger agreement. Adaptimmune or the surviving corporation are not required to pay annual premiums in excess of 250% of the annual premium most recently paid by TCR2 prior to the Effective Time for such insurance policies (the “current premium”). If the annual premium amount for such coverage would at any time exceed 250% of the current premium, then Adaptimmune will cause the surviving corporation to maintain policies that in Adaptimmune’s and the surviving corporation’s good faith judgment provide the maximum coverage at an annual premium equal to 250% of the current premium.
The foregoing provisions are satisfied if prior to the Effective Time, TCR2 obtains and fully pays the premium “tail” directors’ and officers’ liability and fiduciary liability insurance policies, in each case providing for coverage for claims asserted prior to and for no less than six years after the Effective Time for any acts, errors, omissions or matters existing or occurring on or prior to the Effective Time, including for the transactions contemplated by the merger agreement, and for claims made prior to or during such period, until final resolution, from insurance carriers with the same or better credit rating as TCR2’s insurance carriers prior to the Effective Time, with levels of coverage, terms and conditions that are at least as favorable to the indemnified parties as such coverages in effect prior to the Effective Time. Adaptimmune or the surviving corporation are not required to expend in excess of 250% of the current premium for such insurance, provided that if TCR2 would be obligated to expend more than 250% of the current premium for such “tail” insurance policies, TCR2 shall cause to be maintained such insurance policies with the greatest coverage available for a cost not exceeding 250% of the current premium.
In the event that Adaptimmune, the surviving corporation or any of their respective successors or assigns (i) consolidates with or merges with or into any other person and will not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision will be made so that the successors and assigns of Adaptimmune or the surviving corporation, as the case may be, shall assume or succeed to all of the aforementioned obligations.
The rights of each indemnified party under the foregoing are in addition to, and not in limitation of, any other rights any such indemnified party may have under the certificate of incorporation or by-laws or other organizational documents of TCR2 or any of its subsidiaries or the surviving corporation, any other indemnification or other agreement or arrangement, the DGCL or otherwise. All rights to exculpation, indemnification and advancement of expenses as of the date of the merger agreement existing in favor of any indemnified party as provided in the certificate of incorporation, by-laws or other governing documents of TCR2 and its subsidiaries or in any agreement or in any agreement to which TCR2 or any of its subsidiaries is a party survive the merger in full force and effect and are assumed by the surviving corporation and may not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnified party.
The indemnification provisions will survive the merger and are expressly intended to be for the benefit of, and are enforceable by, each of the indemnified parties, each of whom is a third-party beneficiary. Adaptimmune shall pay all reasonable out of pocket expenses, including reasonable attorneys’ fees, that may be incurred by any indemnified party in enforcing the indemnity.
Stock Exchange Delisting and Deregistration
Prior to the Effective Time, TCR2 will cooperate with Adaptimmune and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and the rules and policies of Nasdaq to cause the delisting of shares of TCR2 Common Stock from Nasdaq as promptly as practicable after the Effective Time, and in any event no more than two days after the closing of the merger, and deregistration of shares of TCR2 Common Stock under the Exchange Act as promptly as practicable after such delisting. TCR2 will cause shares of TCR2 Common Stock not to be delisted from Nasdaq prior to the Effective Time.
Board Membership
Under the merger agreement, Adaptimmune agreed to use its reasonable best efforts so that at the Effective Time, the number of directors that comprise the full Adaptimmune Board consist of up to nine members, of which three members from the TCR2 Board, as constituted on March 5, 2023, designated by

TCR2 and reasonably acceptable to Adaptimmune, will be appointed to the Adaptimmune Board, in each case to serve from and after the closing date and subject to applicable law and Adaptimmune’s articles of association (as amended from time to time). If any of these individuals are unwilling or unable to serve as a director, then TCR2 will designate other individuals who are reasonably acceptable to Adaptimmune from among the other members of the TCR2 Board as constituted on March 5, 2023, to serve as a director of Adaptimmune immediately following the Effective Time. Adaptimmune and TCR2 have agreed to use their reasonable best efforts to cause each individual who will serve as a director or officer of Adaptimmune immediately following the Effective Time to have executed and delivered a lock-up agreement (in form and substance agreed to by the parties) prior to the closing of the merger.
Other Covenants and Agreements
Adaptimmune and TCR2 have further agreed to the following additional covenants and agreements in the merger agreement, among others:
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Prior to the Effective Time, TCR2 will use reasonable best efforts to cause any director of TCR2 and each subsidiary of TCR2 to execute and deliver a letter effectuating his or her resignation as a director of such entity effective as of the Effective Time, and TCR2 shall cooperate with Adaptimmune to effect the replacement of any such directors selected by Adaptimmune at the Effective Time;

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Adaptimmune will use its reasonable best efforts to cause the Adaptimmune ADSs to be issued in connection with the merger, and such other Adaptimmune ordinary shares to be reserved for issuance in the merger, to be authorized for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time;

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Prior to the Effective Time, TCR2 will cause any dispositions of shares of TCR2 Common Stock (including derivative securities with respect to shares of TCR2 Common Stock), by each director or officer of TCR2 to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

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If any takeover law is or may become applicable to the merger or any of the other transactions contemplated by the merger agreement, each of Adaptimmune and TCR2 and their respective board of directors will grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

Conditions to Completion of the Merger
The respective obligations of Adaptimmune, Merger Sub and TCR2 to consummate the merger are subject to the satisfaction or waiver, if permitted by applicable law, at or prior to the Effective Time, of the following conditions:
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Stockholder Approval Condition:   Each of the following shall have been obtained:

(a)   affirmative vote of a majority of the votes cast by holders of issued Adaptimmune ordinary shares at a duly convened and held general meeting of Adaptimmune at which a quorum is present for (A) the Allotment Proposal and the Share Issuance Proposal, and (B) any other resolutions required by law or the rules and regulations of Nasdaq or other listing authority; and
(b)   the affirmative vote of the holders of a majority of the issued and outstanding shares of TCR2 Common Stock in favor of the merger proposal.
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Registration Statement Condition:   The registration statement on Form S-4 of which this joint proxy statement/prospectus is a part shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the registration statement shall have been issued by the SEC and remain in effect.

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No Injunction Condition:   No restraints or laws shall be in effect enjoining, restraining, preventing or prohibiting consummation of the merger or making consummation of the merger illegal.

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Regulatory Matters:   Certain regulatory matters shall have been satisfied.

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Nasdaq Listing Condition:   The Adaptimmune ADSs issuable to the TCR2 stockholders and to holders of TCR2 options and TCR2 restricted stock units shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

The obligations of Adaptimmune and Merger Sub to consummate and effect the merger shall be further subject to satisfaction (or waiver, if permitted by applicable law) at or prior to the Effective Time of the following additional conditions:
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Representations, Warranties and Covenants of TCR2.   (i) Each of the representations and warranties of TCR2 contained in Section 3.1 (Organization, Standing and Corporate Power), Section 3.2 (Corporate Authorization), Section 3.4(a) (No Conflict) and Section 3.25 (Brokers and Finder’s Fees) shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger as if made as of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date), (ii) the representations and warranties of TCR2 contained in Section 3.9(a) (Absence of Certain Changes) and Section 3.27 (Antitakeover Laws) shall be true and correct in all respects as of the date of the merger agreement and as of the closing date of the merger as if made as of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date), (iii) the representations and warranties of TCR2 contained in Section 3.5(a) (Capitalization) shall be true and correct other than in de minimis respects as of the date of the merger agreement and as of the closing date of the merger as if made on such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date) and (iv) each of the other representations and warranties of TCR2 contained in Section 3 of the merger agreement shall be true and correct (without giving effect to any exception or qualification contained therein relating to materiality or a TCR2 Material Adverse Effect), except where the failure of such other representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not be reasonably expected to have, a TCR2 Material Adverse Effect, as of the date of the merger agreement and as of the closing date of the merger, as if made as of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date).

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Performance of Obligations of TCR2.   TCR2 shall have performed in all material respects the covenants and obligations required to be performed by it under the merger agreement at or prior to the closing of the merger.

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No TCR2 Material Adverse Effect.   Since the date of the merger agreement, there shall not have occurred any effect, event, occurrence, development or change that has had or would reasonably be expected to have, individually or in the aggregate, a TCR2 Material Adverse Effect.

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FIRPTA Certificate.   TCR2 shall have delivered to Adaptimmune a certificate dated the closing date (in the form attached to the merger agreement) satisfying the requirements set forth in Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h) certifying that TCR2 is not nor has been a “U.S. real property holding corporation” (as defined in Section 897(c)(2) of the Code) at any time during the five years preceding the date of the certificate (or such shorter period as may be specified in Section 897(c)(1)(A)(ii) of the Code).

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Closing Certificate.   TCR2 shall have furnished Adaptimmune with a certificate dated as of the closing date of the merger signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions have been satisfied.

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Company Contingent Liabilities.   Certain contingent liabilities of TCR2 are no more than $10 million as of closing.

The obligations of TCR2 to consummate and effect the merger shall be further subject to satisfaction (or waiver, if permitted by applicable law) at or prior to the Effective Time of the following additional conditions:
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Representations, Warranties and Covenants of Adaptimmune and Merger Sub.   (i) Each of the representations and warranties of Adaptimmune and Merger Sub contained in Section 4.1

(Organization, Standing and Corporate Power), Section 4.2 (Corporate Authorization), Section 4.4(a) (No Conflict) and Section 4.24 (Brokers and Finder’s Fees) shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger as if made as of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date), (ii) the representations and warranties of Adaptimmune and Merger Sub contained in Section 4.9(a) (Absence of Certain Changes), Section 4.26 (Antitakeover Laws) and Section 4.28 (Investment Company Act) shall be true and correct in all respects as of the date of the agreement and as of the closing date of the merger as if made as of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date), (iii) the representations and warranties of Adaptimmune contained in Section 4.5(a) (Capitalization) shall be true and correct other than in de minimis respects as of the date of the merger agreement and as of the closing date of the merger as if made on such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date), and (iv) each of the other representations and warranties of Adaptimmune and Merger Sub contained in Section 4 of the merger agreement shall be true and correct (without giving effect to any exception or qualification contained therein relating to materiality or an Adaptimmune Material Adverse Effect), except where the failure of such other representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not be reasonably expected to have, an Adaptimmune Material Adverse Effect, as of the date of the merger agreement and as of the closing date of the merger, as if made as of such date (except for those representations and warranties which address matters as of an earlier date which shall have been so true and correct as of such earlier date).
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Performance of Obligations of Adaptimmune and Merger Sub.   Each of Adaptimmune and Merger Sub shall have performed in all material respects the covenants and obligations required to be performed by it under the merger agreement at or prior to the closing of the merger.

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No Adaptimmune Material Adverse Effect.   Since the date of the merger agreement, there shall not have occurred any effect, event, occurrence, development or change that has had or would reasonably be expected to have, individually or in the aggregate, an Adaptimmune Material Adverse Effect.

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Closing Certificate.   Adaptimmune shall have furnished TCR2 with a certificate dated as of the closing date of the merger signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions have been satisfied.

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Director Nominees.   Subject to TCR2’s compliance with and the requirement set forth in the merger agreement with respect to post-closing board membership, TCR2’s director nominees shall have been appointed to the Adaptimmune Board in accordance with the merger agreement, effective as of the closing.

Termination of the Merger Agreement
Adaptimmune and TCR2 may, by mutual written consent, terminate the merger agreement and abandon the merger and the other transactions contemplated thereby at any time before the Effective Time, whether before or after the required Adaptimmune shareholder approval or TCR2 stockholder approval is obtained.
Termination Rights
The merger agreement may also be terminated and the transactions contemplated thereby may be abandoned, except as otherwise provided in the merger agreement as follows:
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By either Adaptimmune or TCR2, if:

(a)   a restraint prohibiting the merger is in effect and has become final and non-appealable;
(b)   the Effective Time has not occurred by 5:00 p.m. Eastern time on September 5, 2023; provided, that this right to terminate the merger agreement will not be available to a party if the failure by such party to perform any of its obligations under the merger agreement has been the principal cause of the failure of any condition;
(c)   the TCR2 special meeting concluded and the required approval by the TCR2 stockholders was not obtained at such meeting; provided, that this right to terminate the merger agreement is not available to TCR2 if the failure by TCR2 to perform any of its obligations under the merger agreement has been the principal cause of the failure to obtain the required approval by TCR2 stockholders;
(d)   the Adaptimmune general meeting concluded and the required approval by the Adaptimmune shareholders was not obtained at such meeting; provided, that this right to terminate the merger agreement is not available to Adaptimmune if the failure by Adaptimmune or Merger Sub to perform any of their obligations under the merger agreement has been the principal cause of the failure to obtain the required approval by Adaptimmune shareholders;
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By Adaptimmune:

(a)   if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of TCR2 set forth in the merger agreement, which breach or inaccuracy would result in a failure of a condition (other than the condition regarding the FIRPTA certificate) of closing of the merger and to the extent such breach or inaccuracy has not been cured such that such condition would be capable of satisfaction at the closing of the merger within 30 days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being so cured within such 30-day period; provided, however, that Adaptimmune shall not be entitled to this termination right if either Adaptimmune or Merger Sub is in breach of its representations, warranties, covenants or agreements set forth in the merger agreement such that TCR2 would be entitled to terminate the merger agreement;
(b)   prior to obtaining the required approval from the TCR2 stockholders, if the TCR2 Board effected an adverse recommendation change; or
(c)   prior to obtaining the required approval from the TCR2 stockholders, in order to enter into a definitive agreement providing for a superior proposal.
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By TCR2:

(a)   if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of Adaptimmune or Merger Sub in the merger agreement, which breach or inaccuracy would result in a failure of a condition of closing of the merger to be satisfied at the closing of the merger and to the extent such breach or inaccuracy has not been cured such that such condition would be capable of satisfaction at the closing of the merger within 30 days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being so cured within such 30-day period; provided, however, that TCR2 shall not be entitled to this termination right if TCR2 is in breach of its representations, warranties, covenants or agreements set forth in the merger agreement such that Adaptimmune would be entitled to terminate the merger agreement;
(b)   prior to obtaining the required approval from the Adaptimmune shareholders, if the Adaptimmune Board shall have effected an adverse recommendation change; or
(c)   prior to obtaining the required approval from Adaptimmune shareholders, in order to enter into a definitive agreement providing for a superior proposal.
Termination Fee
TCR2 is required to pay, or cause to be paid, a termination fee of $2.4 million if:
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Adaptimmune terminates the merger agreement following an adverse recommendation change by TCR2;

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TCR2 terminates the merger agreement in order to enter into a definitive agreement providing for a superior proposal; or

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(i) (A) either Adaptimmune or TCR2 terminates the merger agreement because (x) the Effective Time has not occurred by September 5, 2023 or (y) the required approval by TCR2 stockholders is not obtained, or (B) Adaptimmune terminates the merger agreement because there has been an uncured breach of, or inaccuracy in, any representation, warranty, covenant or agreement of TCR2 (subject to customary exceptions), (ii) prior to the time of termination and after the date of the merger agreement, a TCR2 Acquisition Proposal has been publicly announced or made to the TCR2 Board and not withdrawn and (iii) within 12 months after the date on which the merger agreement was terminated TCR2 enters into a definitive agreement providing for a TCR2 Acquisition Proposal or a TCR2 Acquisition Proposal is consummated.
The termination fee will be the sole and exclusive remedy of Adaptimmune in the event of termination of the merger agreement under circumstances requiring the payment of the termination fee.
Adaptimmune is required to pay to TCR2, by way of compensation, a termination fee of $2.4 million, if:
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TCR2 terminates the merger agreement following an adverse recommendation change by Adaptimmune;

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Adaptimmune terminates the merger agreement in order to enter into a definitive agreement providing for a superior proposal; or

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(i) (A) either Adaptimmune or TCR2 terminates the merger agreement because the Effective Time has not occurred by September 5, 2023 or (y) the required approval by Adaptimmune shareholders is not obtained or (B) TCR2 terminates the merger agreement because there has been an uncured breach of, or inaccuracy in, any representation, warranty, covenant or agreement of Adaptimmune (subject to customary exceptions), (ii) prior to the time of termination and after the date of the merger agreement, an Adaptimmune Acquisition Proposal shall have been publicly announced or made to the Adaptimmune Board and not withdrawn and (iii) within 12 months after the date on which the merger agreement was terminated, Adaptimmune enters into a definitive agreement providing for a Adaptimmune Acquisition Proposal or a Adaptimmune Acquisition Proposal is consummated.

The termination fee will be the sole and exclusive remedy of TCR2 in the event of termination of the merger agreement under circumstances requiring the payment of the termination fee.
Except for the termination fee described above, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the merger is consummated.
In addition, in the event of termination of the merger agreement, each party will remain liable for fraud or any intentional breach of its representations, warranties, covenants or agreements.
Specific Performance
The merger agreement provides that, in addition to other remedies, each party shall be entitled to an injunction or injunctions to prevent breaches or restraining any violation or threatened violation of the provisions of the merger agreement by any other party.
Amendments and Waivers
Subject to applicable law, the merger agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the TCR2 stockholders or Adaptimmune shareholders, only by written agreement of the parties hereto, but after approval by Adaptimmune shareholders or the TCR2 stockholders, no amendment shall be made which by law requires further approval by such stockholders without obtaining such further approval.
At any time prior to the Effective Time, any party may (i) extend the time for the performance of any of the obligations or other acts of any other party or (ii) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided, that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party

Governing Law
The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

THE VOTING AGREEMENTS
Adaptimmune Voting Agreements
In connection with the merger agreement, Adaptimmune entered into the Adaptimmune Voting Agreements with the Adaptimmune Supporting Holders. The Adaptimmune Supporting Holders together beneficially own the Adaptimmune Covered Shares as of March 3, 2023, the last trading day before the public announcement of the merger agreement. The following summary of the Adaptimmune Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of Adaptimmune Voting Agreements attached to this joint proxy statement/prospectus as Annex B.
The Adaptimmune Supporting Holders have separately agreed, pursuant to their respective Adaptimmune Voting Agreement, among other things, to vote all of their respective Adaptimmune Covered Shares, beneficially owned and entitled to vote at any meeting of Adaptimmune’s shareholders at which the approval of the Allotment Proposal or the Share Issuance Proposal are to be voted on in favor of the Allotment Proposal and Share Issuance Proposal. If the Adaptimmune Supporting Holder is a holder of Adaptimmune ordinary shares, then such Adaptimmune Supporting Holder agreed to vote all of their Adaptimmune ordinary shares in favor of the Allotment Proposal and Share Issuance Proposal on or before forty-eight (48) hours prior to any meeting of Adaptimmune’s shareholders. If the Adaptimmune Supporting Holder is a holder of Adaptimmune ADSs, then such Adaptimmune Supporting Holder agreed to instruct the registered holder/depositary to vote all of their Adaptimmune Covered Shares in favor of the Allotment Proposal and Share Issuance Proposal and in accordance with the voting procedures of Adaptimmune ADSs on or before the fifth (5th) business day prior to any meeting of Adaptimmune shareholders. All Adaptimmune Supporting Holders have agreed to be represented in person or by proxy at all meetings of Adaptimmune shareholders until the merger is approved or the merger agreement is terminated. In addition, each Adaptimmune Supporting Holder agreed to not take any action that Adaptimmune is prohibited from taking pursuant to Section 5.4 of the merger agreement.
Each Adaptimmune Supporting Holder has also agreed not to transfer, or enter into an agreement to transfer, their Adaptimmune Covered Shares, with certain limited exceptions, prior to the Adaptimmune general meeting.
The Voting Agreements and the obligations thereunder attach to any additional Adaptimmune ordinary shares or Adaptimmune ADSs issued to or acquired by each Adaptimmune Supporting Holders after the execution of its respective Voting Agreement and prior to the record date for any meeting of Adaptimmune shareholders. Each Voting Agreement will terminate upon the earliest of (i) the closing of the merger; (ii) the date on which the merger agreement is terminated in accordance with its terms; and (iii) the date the merger agreement is approved by a vote of Adaptimmune shareholders.
TCR2 Voting Agreements
In connection with the merger agreement, TCR2 entered into the TCR2 Voting Agreements with the TCR2 Supporting Holders. The TCR2 Supporting Holders together beneficially own the TCR2 Covered Shares as of March 3, 2023, the last trading day before the public announcement of the merger agreement. The following summary of the TCR2 Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of TCR2 Voting Agreements attached to this joint proxy statement/prospectus as Annex C.
The TCR2 Supporting Holders have separately agreed, pursuant to their respective TCR2 Voting Agreement, among other things, to vote all of their respective TCR2 Covered Shares, beneficially owned and entitled to vote at any meeting of TCR2 stockholders at which the approval of the merger proposal or the TCR2 adjournment proposal are to be voted on in favor of the merger proposal and TCR2 adjournment proposal on or before the fifth (5th) business day prior to any meeting of TCR2 stockholders. All TCR2 Supporting Holders have agreed to be represented in person or by proxy at all meetings of TCR2 stockholders until the merger is approved or the merger agreement is terminated. In addition, each TCR2 Voting Agreement stockholder agreed to not take any action that TCR2 is prohibited from taking pursuant to Section 5.3 of the merger agreement.

Each TCR2 Voting Agreement stockholder has also agreed not to transfer, or enter into an agreement to transfer, their TCR2 Covered Shares, with certain limited exceptions, prior to the special meeting.
The Voting Agreements and the obligations thereunder attach to any additional shares of TCR2 Common Stock issued to or acquired by each TCR2 Supporting Holders after the execution of its respective Voting Agreement and prior to the record date for any meeting of TCR2 stockholders. Each Voting Agreement will terminate upon the earliest of (i) the closing of the merger; (ii) the date on which the merger agreement is terminated in accordance with its terms; and (iii) the date the merger agreement is approved by a vote of TCR2 stockholders.
Adaptimmune Lock-Up Agreements
In connection with the closing of the merger, pursuant to the terms of the Voting Agreements, certain supporting Adaptimmune shareholders will enter into lock-up agreements, pursuant to which each such supporting Adaptimmune shareholder will be subject to a six-month lockup on the sale or transfer of Adaptimmune ordinary shares (to be represented by Adaptimmune ADSs) held by each such supporting shareholder at the closing of the merger, subject to customary exceptions.
TCR2 Lock-Up Agreements
In connection with the closing of the merger, pursuant to the terms of the Voting Agreements, certain supporting TCR2 stockholders will enter into lock-up agreements, pursuant to which each such supporting TCR2 stockholder will be subject to a six-month lockup on the sale or transfer of shares of TCR2 Common Stock held by each such supporting shareholder at the closing of the merger, subject to customary exceptions.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax consequences of (i) the merger to U.S. Holders and non-U.S. Holders (each as defined below) of shares of TCR2 Common Stock on the receipt of Adaptimmune ADSs as merger consideration upon the consummation of the merger and (ii) the ownership and disposition by U.S. Holders of Adaptimmune ADSs received in the merger. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (or the “Code”), in effect as of the date of this prospectus supplement and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.
This discussion applies only to U.S. Holders and non-U.S. Holders that hold shares of TCR2 Common Stock and Adaptimmune ADSs as capital assets for U.S. federal income tax purposes. It does not purport to be a comprehensive description of all tax considerations that may be relevant to the receipt, ownership and disposition of Adaptimmune ADSs by any particular holder. In particular, this discussion does not address tax considerations applicable to a U.S. Holder that may be subject to special tax rules, including, without limitation, a dealer in securities or currencies, a trader in securities that elects to use a mark- to-market method of accounting for securities holdings, banks, or other financial institutions, an insurance company, a tax exempt organization, a person that holds Adaptimmune ADSs as part of a hedge, straddle or conversion transaction for tax purposes, a person that is subject to special tax accounting rules under section 451(b) of the Code, a person whose functional currency for tax purposes is not the U.S. dollar, certain former citizens or residents of the United States or a person that owns or is deemed to own 10% or more of Adaptimmune’s shares by vote or value. Moreover, this description does not address the U.S. federal estate, gift, or alternative minimum tax consequences, any Medicare contribution tax considerations, or any state, local or non-U.S. tax consequences, of the receipt, ownership and disposition of Adaptimmune ADSs. In addition, the discussion does not address tax consequences to an entity or arrangement treated as a partnership for U.S. federal income tax purposes that is the recipient of Adaptimmune ADSs, or a partner in such partnership. The U.S. federal income tax treatment of each partner of such partnership generally is expected to depend upon the status of the partner and the activities of the partnership. A recipient that is a partnership and the partners in such partnership are urged to consult their tax advisers about the U.S. federal income tax consequences of the transfer of their shares of TCR2 Common Stock in exchange for Adaptimmune ADSs in the merger and the ownership and disposition of Adaptimmune ADSs following the merger.
For purposes of this discussion, a U.S. Holder means a beneficial owner of shares of TCR2 Common Stock or Adaptimmune ADSs after the merger, as applicable, who is:
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an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a non-U.S. Holder means a beneficial owner of shares of TCR2 Common Stock or Adaptimmune ADSs after the merger, as applicable, which is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).
For U.S. federal income tax purposes, a beneficial owner of ADSs generally is expected be treated as the owner of the underlying ordinary shares represented by such ADSs. Accordingly, an exchange, if any, by a U.S. Holder of Adaptimmune ADSs for the underlying shares represented by such Adaptimmune ADSs generally is not expected to be subject to U.S. federal income tax.

This discussion does not purport to be a comprehensive analysis or description of all potential U.S. federal income tax consequences to recipients of Adaptimmune ADSs that transfer their shares of TCR2 Common Stock and receive Adaptimmune ADSs pursuant to the merger. Each recipient of Adaptimmune ADSs should consult with its tax advisor with respect to the particular tax consequences to such recipient of the transfer of their shares of TCR2 Common Stock in exchange for Adaptimmune ADSs in the merger and the ownership and disposition of Adaptimmune ADSs following the merger.
U.S. Federal Income Tax Consequences of the Merger
Tax Consequences to U.S. Holders
The receipt of Adaptimmune ADSs is expected to be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder generally is expected to recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between: (i) the fair market value (as of the Effective Time) of Adaptimmune ADSs received pursuant to the merger and (ii) such U.S. Holder’s adjusted basis in shares of TCR2 Common Stock exchanged pursuant to the merger. Such gain or loss generally is expected to be capital gain or loss, and is expected to be long-term capital gain or loss if the U.S. Holder’s holding period for such shares of TCR2 Common Stock, as determined for U.S. federal income tax purposes, exceeds one year as of the Effective Time of the merger. Under current law, long-term capital gains for noncorporate U.S. Holders are generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of shares of TCR2 Common Stock at different times or at different prices, such U.S. Holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of shares of TCR2 Common Stock exchanged in the merger.
A U.S. Holder’s initial tax basis in Adaptimmune ADSs received pursuant to the merger is expected to equal the fair market value (as of the Effective Time) of shares of TCR2 Common Stock exchanged by such holder in consideration for such Adaptimmune ADSs, as determined for U.S. federal income tax purposes. The holding period for such Adaptimmune ADSs is expected begin on the day following the date that they are received.
Tax Consequences to Non-U.S. Holders
Subject to the discussions below under “Information Reporting and Backup Withholding”, a non-U.S. Holder generally is not expected to be subject to any U.S. federal income tax on any gain realized on the receipt of Adaptimmune ADSs pursuant to the merger unless:
•
the gain is effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. Holder in the United States, in which case the non-U.S. Holder is generally expected to be taxed on a net income basis at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected gain received by a non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate may be specified by an applicable income tax treaty between the United States and such holder’s country of residence ;

•
the non-U.S. Holder is a nonresident alien individual who is treated for U.S. federal income tax purposes as present in the United States for an aggregate of 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. Holder is expected to be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the merger, which may be offset by certain U.S. source capital losses of the non-U.S. Holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
TCR2 is, or has been, at any time during the five-year period preceding the merger (or the non-U.S. Holder’s holding period, if shorter) a “United States real property holding corporation,” unless shares of TCR2 Common Stock are regularly traded on an established securities market and the non-U.S. Holder holds no more than 5% of shares of TCR2 Common Stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the merger or the period that the non-U.S. Holder held shares of TCR2 Common Stock. Generally, a corporation is a United States real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. As a condition to the merger, TCR2 is required to deliver a certificate provided that TCR2 is not a “United States real property holding corporation” as described above. In reliance on the certificate, although there can be no assurance, we do not believe that TCR2 is, or has been, a United States real property holding corporation. No assurance can be provided that shares of TCR2 Common Stock are regularly traded on an established securities market for purposes of the rules described above.
Ownership and Disposition of Adaptimmune ADSs
Tax Consequences to U.S. Holders
The following discussion is a summary of certain material U.S. federal income tax consequences of owning and disposing of Adaptimmune ADSs that each U.S. Holder of Adaptimmune ADSs receives pursuant to the merger.
Taxation of Dividends and Other Distributions on the Adaptimmune ADSs
Subject to the private foreign investment company (“PFIC”) rules discussed below, the gross amount of distributions made by Adaptimmune to a U.S. Holder with respect to Adaptimmune ADSs, before reduction for any non-U.S. taxes withheld therefrom, are expected to be includable in gross income as dividend income to the extent that such distribution is paid out of Adaptimmune’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent, if any, that the amount of any distribution exceeds Adaptimmune’s current and accumulated earnings and profits, it is expected to be treated, first as, a tax-free return of such U.S. Holder’s tax basis in its Adaptimmune ADSs, and to the extent the amount of the distribution exceeds such U.S. Holder’s tax basis, the excess is expected to be taxed as capital gain. Adaptimmune does not intend to calculate its earnings and profits under U.S. federal income tax principles.
Therefore, it is expected that a distribution will generally be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. A dividend in respect of Adaptimmune ADSs is not expected to generally be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. Non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on Adaptimmune ADSs applicable to long term capital gains (i.e., gains from the sale of capital assets held for more than one year), provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. Moreover, such reduced rate is not expected to apply if Adaptimmune is a PFIC for the taxable year in which it pays a dividend, or was a PFIC for the preceding taxable year. If dividend payments in respect of Adaptimmune ADSs are made in a currency other than the U.S. dollar, the amount of the dividend distribution that a U.S. Holder must include in income is expected to be the U.S. dollar value of the payments made in such other currency, determined at the spot U.S. dollar exchange rate on the date the dividend distribution is actually or constructively received, regardless of whether the payment is in fact converted into U.S. dollars. Generally, if the foreign currency received as a dividend is not converted into U.S. dollars on the date of actual or constructive receipt, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is includible in income to the date the payment is actually converted into U.S. dollars is expected to be treated as ordinary income or loss and is not expected to be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally is expected to be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders are urged to consult their tax advisors regarding the tax consequences of receiving, converting or disposing of any non-U.S. currency, received or deemed received as dividends on our Adaptimmune ADSs or on the sale or retirement of an Adaptimmune ADS. Dividends generally are expected to constitute income from sources outside the United States, which may be relevant in calculating a U.S. Holder’s foreign tax credit limitation. Subject to certain conditions and limitations, non-U.S. tax withheld, if any, on dividends may be deducted from such U.S. Holder’s taxable income or credited against such U.S. Holder’s U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that Adaptimmune distributes generally are expected to constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if a U.S. Holder does not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders are urged to consult their tax advisors to determine whether and to what extent such U.S. Holder will be entitled to a foreign tax credit.
Taxation of Dispositions of ADSs
Subject to the PFIC rules discussed below, a U.S. Holder is expected to recognize gain or loss on any sale, exchange or other taxable disposition of Adaptimmune ADSs in an amount equal to the difference between the amount realized (in U.S. dollars) for Adaptimmune ADSs and such U.S. Holder’s tax basis (in U.S. dollars) in Adaptimmune ADSs. The gain or loss is generally expected to be capital gain or loss. A U.S. Holder’s initial tax basis in Adaptimmune ADSs generally is expected to equal to the cost of such Adaptimmune ADSs. A non-corporate U.S. Holder that has held Adaptimmune ADSs for more than one year may be eligible for preferential tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss generally is expected to be treated as U.S. source income or loss for U.S. foreign tax credit limitation purposes.
Passive Foreign Investment Company Considerations
Special U.S. tax rules apply to U.S. Holders of stock in companies that are considered to be PFICs. Adaptimmune will be classified as a PFIC in a particular taxable year if either (i) 75% or more of Adaptimmune’s gross income for the taxable year is passive income or (ii) at least 50% of the value of Adaptimmune’s gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income (including cash). Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties and rents (other than certain rents or royalties derived in the active conduct of a trade or business), and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. In making this determination, Adaptimmune will be treated as earning its proportionate share of any income and owning its proportionate share of any assets of any corporation in which it holds a 25% or greater interest (by value).
The determination of whether Adaptimmune is a PFIC is a factual determination made annually after the end of each taxable year and it depends on the particular facts and circumstances (such as the valuation of its assets, including goodwill and other intangible assets as well as the timing and the impact of the merger) and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. Furthermore, because it is expected that the value of Adaptimmune’s gross assets is likely to be determined in large part by reference to its market capitalization (and the value of its intangibles), which is likely to fluctuate (and may fluctuate considerably given that market prices of life sciences companies can be especially volatile), and a decline in the value of Adaptimmune’s shares could affect the determination of whether it is a PFIC. In addition, it is not entirely clear how to apply the income test to a clinical- stage biopharmaceutical company like Adaptimmune, which for any particular taxable year may have gross income that is either entirely passive or that significantly exceeds any active gross income, but the overall losses of which from research and development activities exceed the overall amount of its gross income for that year. Accordingly, because no determination may be made until the end of the taxable year (and such determination will depend on the valuation of Adaptimmune’s assets, including goodwill and other intangible assets, and will be impacted by the fluctuation of its market capitalization), a U.S. Holder should assume that there is a significant possibility that Adaptimmune may be considered a PFIC for this year or will become so treated in the future. A U.S. Holder may be able to mitigate some of the adverse U.S. federal income tax consequences described below with respect to owning the Adaptimmune ADSs if Adaptimmune is classified as a PFIC for any taxable year, including this year, provided that such U.S. Holder is eligible to make, and validly makes a “mark-to-market” election, described below. In certain circumstances a U.S. Holder may be able to make a “qualified electing fund” election to mitigate some of the adverse tax consequences described below with respect to an ownership interest in a PFIC by including in income its share of the PFIC’s income on a current basis. However, Adaptimmune does not currently intend to prepare or provide the information that would enable a U.S. Holder to make a qualified electing fund election.
In the event that Adaptimmune is classified as a PFIC in any year in which a U.S. Holder holds Adaptimmune ADSs, and the “mark-to-market” election described in the following discussion is not made by a taxable U.S. Holder, a special tax regime is expected to apply with respect to such U.S. Holder to both (a) any gain realized on the sale or other disposition of Adaptimmune ADSs and (b) any “excess distribution” by Adaptimmune to such U.S. Holder (generally, such U.S. Holder’s ratable portion of distributions received by such U.S. Holder in any year which are greater than 125% of the average annual distribution received by such U.S. Holder in the shorter of the three preceding years or such U.S. Holder’s holding period for Adaptimmune ADSs). Any gain recognized by such U.S. Holder on a sale or other disposition (including a pledge) of the Adaptimmune ADSs and any excess distribution is expected to be allocated ratably over such U.S. Holder’s holding period for Adaptimmune ADSs. The amounts allocated to the taxable year of the sale or other disposition and to any year before Adaptimmune became a PFIC is expected to be taxed as ordinary income. The amount allocated to each other taxable year is expected to be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and the interest charge generally applicable to underpayments of tax is expected to be imposed on taxes deemed to have been payable in the relevant taxable PFIC years. Classification as a PFIC may also have other adverse tax consequences, including, in the case of U.S. Holders that are individuals, the denial of a step-up in the basis of such U.S. Holder’s Adaptimmune ADSs at death.
Mark-to-Market Election
If Adaptimmune is a PFIC for any taxable year during which a U.S. Holder holds Adaptimmune ADSs, then in lieu of being subject to the special tax regime and interest charge rules discussed above, a U.S. Holder may be able to make an election to include gain on Adaptimmune ADSs as ordinary income under a mark-to-market method, provided that such Adaptimmune ADSs are treated as “regularly traded” on a “qualified exchange.” In general, Adaptimmune ADSs are expected to be treated as “regularly traded for a given calendar year if more than a de minimis quantity of Adaptimmune ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter of such calendar year. Although the U.S. Internal Revenue Service (“IRS”) has not published any authority identifying specific exchanges that may constitute “qualified exchanges,” Treasury Regulations provide that a qualified exchange is (a) a U.S. securities exchange that is registered with the SEC, (b) the U.S. market system established pursuant to section 11A of the Exchange Act, or (c) a non-U.S. securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such non-U.S. exchange has trading volume, listing, financial disclosure, surveillance and other requirements designed to prevent fraudulent and manipulative acts and practices, to remove impediments to and perfect the mechanism of a free and open, fair and orderly, market, and to protect investors; and the laws of the country in which such non-U.S. exchange is located and the rules of such non-U.S. exchange ensure that such requirements are actually enforced and (ii) the rules of such non-U.S. exchange effectively promote active trading of listed shares. Adaptimmune ADSs are listed on Nasdaq, which is a U.S. securities exchange that is registered with the SEC. However, no assurance can be given that Adaptimmune ADSs will meet the requirements to be treated as “regularly traded” for purposes of the mark-to-market election. In addition, because a mark to-market election cannot be made for any lower-tier PFICs that Adaptimmune may own, a U.S. Holder may continue to be subject to the special tax regime with respect to such holder’s indirect interest in any investments held by Adaptimmune that is treated as an equity interest in a PFIC for U.S. federal income tax purposes, including shares in any future subsidiary of Adaptimmune that is treated as a PFIC. If a U.S. Holder makes this mark-to-market election, such U.S. Holder is expected to be required in any year in which Adaptimmune is a PFIC to include as ordinary income the excess of the fair market value of such U.S. Holder’s Adaptimmune ADSs at year-end over its basis in those Adaptimmune ADSs. In addition, the excess, if any, of such U.S. Holder’s basis in Adaptimmune ADSs over the fair market value of such U.S. Holder’s Adaptimmune ADSs at year-end is expected to be deductible as an ordinary loss in an amount equal to the lesser of (i) the amount of the excess or (ii) the amount of the net mark-to- market gains that have been included in income in prior years by such U.S. Holder. Any gain recognized by such U.S. Holder upon the sale of such U.S. Holder’s Adaptimmune ADSs is expected to be taxed as ordinary income in the year of sale. Amounts treated as ordinary income are not expected to be eligible for the preferential tax rate applicable to qualified dividend income or long-term capital gains. A U.S. Holder’s adjusted tax basis in Adaptimmune

ADSs is expected to be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If a U.S. Holder makes a mark-to-market election, it is expected to be effective for the taxable year for which the election is made and all subsequent taxable years unless Adaptimmune ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. U.S. Holders who hold or have held Adaptimmune ADSs during a period when Adaptimmune was or is a PFIC are expected to be subject to the foregoing rules, even if Adaptimmune ceases to be a PFIC in subsequent years, subject to exceptions for U.S. Holders who made a timely qualified electing fund election or mark-to-market election. A U.S. Holder of PFIC stock generally must file an annual information return on IRS Form 8621. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to such U.S. Holder’s U.S. federal income tax.
The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their tax advisors with respect to the ownership and disposition of Adaptimmune ADSs, the availability of the mark-to-market election and whether making the election would be advisable in their particular circumstances, and the IRS information reporting obligations with respect to the ownership and disposition of Adaptimmune ADSs.
Information Reporting and Backup Withholding
Distributions with respect to Adaptimmune ADSs and proceeds from the sale, exchange or disposition of Adaptimmune ADSs may be subject to information reporting to the IRS, and U.S. backup withholding rules. Backup withholding are not expected to apply to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding is not expected to apply to a payment of disposition proceeds to a non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally are expected to be treated in a manner similar to dispositions effected through a U.S. office of a broker.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit on a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Financial Asset Information Reporting
U.S. Holders who are either individuals or certain domestic entities may be required to submit certain information to the IRS with respect to such holder’s beneficial ownership of Adaptimmune ADSs, if such Adaptimmune ADSs are not held on such holder’s behalf by a financial institution, as Adaptimmune ordinary shares are considered “specified foreign financial assets.” Penalties and potential other adverse tax consequences may be imposed if a U.S. Holder is required to submit such information to the IRS and fails to do so. U.S. Holders are urged to consult their tax advisors regarding the potential information reporting obligations that may be imposed with respect to the ownership and disposition of Adaptimmune ADSs.
The above description is not intended to constitute a complete analysis of all tax consequences relating to ownership and disposition of Adaptimmune ADSs. Prospective purchasers are urged to consult their tax advisors concerning the tax consequences related to their particular circumstances.

INTERESTS OF ADAPTIMMUNE DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
Other than with respect to continued service for, employment by and the right to continued indemnification by the combined company, and the rights and obligations of the Adaptimmune Supporting Holders under the Adaptimmune Voting Agreements, as of the date of this joint proxy statement/prospectus, Adaptimmune directors and executive officers do not have interests in the merger that are different from, or in addition to, the interests of other Adaptimmune shareholders generally. The Adaptimmune Board was aware of and considered these factors, among other matters, in reaching its unanimous determination that the terms of the merger and the other transactions contemplated by the merger agreement are most likely to promote the success of Adaptimmune for the benefit of Adaptimmune shareholders as a whole; unanimously approving, adopting and declaring advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger; and unanimously resolving to recommend the Allotment Proposal and the Share Issuance Proposal and recommending that Adaptimmune shareholders approve the Allotment Proposal and the Share Issuance Proposal. For more information, see the section of this joint proxy statement/prospectus titled “The Merger — Background of the Merger” and “The Merger — Adaptimmune’s Reasons for the Merger; Recommendation of the Adaptimmune Board.”
Following the consummation of the merger, six of the current members of the Adaptimmune Board are expected to continue as members of the Adaptimmune Board. David M. Mott, Chair of the Adaptimmune Board, is expected to continue to serve as Chair of the Adaptimmune Board. In addition, Adaptimmune’s executive officers are expected to continue to serve as the executive officers of Adaptimmune.

INTERESTS OF TCR2 DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
TCR2’s directors and executive officers may have interests in the merger and other transactions contemplated by the merger agreement that may be different from, or in addition to, the interests of the TCR2 stockholders generally. These interests may create potential conflicts of interest. The TCR2 Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement.
Effect of the Merger on TCR2 and TCR2 Equity-Based Awards
TCR2 Options.   TCR2’s directors and executive officers hold outstanding options to purchase shares of TCR2 Common Stock. In connection with the merger, each outstanding award of options to purchase shares of TCR2 Common Stock granted under the Equity Plans will be assumed and substituted for an award of options (each, an “Adjusted Option”), with generally the same terms and conditions (except as adjusted to account for the transactions contemplated by the merger agreement), to purchase Adaptimmune ordinary shares or Adaptimmune ADSs in accordance with the terms and conditions set forth in the merger agreement. The number of Adaptimmune ordinary shares or ADSs subject to the Adjusted Option will be equal to the product of (i) the total number of shares of TCR2 Common Stock subject to such option immediately prior to the Effective Time multiplied by (ii) six times the Exchange Ratio (the “Ordinary Share Exchange Ratio”), in the case of Adaptimmune ordinary shares, or the Exchange Ratio in the case of Adaptimmune ADSs, with any fractional Adaptimmune ordinary shares or Adaptimmune ADSs rounded down to the nearest whole Adaptimmune ordinary shares or Adaptimmune ADS, as applicable. The exercise price per share of such Adjusted Option will be equal to the quotient of (A) the exercise price per share subject to such option immediately prior to the Effective Time divided by (B) the Ordinary Share Exchange Ratio or the Exchange Ratio, as applicable, or, at the election of Adaptimmune, that amount converted to pounds sterling at an appropriate exchange rate determined by Adaptimmune, in each case, with any fractional cents or pence rounded up to the nearest whole cent or penny, as applicable.
TCR2 Restricted Stock Units.   TCR2’s executive officers hold outstanding restricted stock units providing for TCR2 to issue specified numbers of shares of TCR2 Common Stock if the applicable vesting conditions are satisfied. In connection with the merger, each outstanding award of TCR2 restricted stock units granted under the Equity Plans other than restricted stock units that immediately vest upon a change of control of TCR2 will be assumed and substituted for a restricted stock unit-style option to purchase Adaptimmune ordinary shares or Adaptimmune ADSs (with an exercise price per Adaptimmune ordinary shares or Adaptimmune ADS, as applicable, equal to £0.001 per Adaptimmune ordinary share or £0.006 per Adaptimmune ADS) (each, an “Adjusted Restricted Stock Unit Equivalent”), granted under one of Adaptimmune’s incentive equity plans on generally the same terms and conditions (except as adjusted to account for the transactions contemplated by the merger agreement). The number of Adaptimmune ordinary shares or Adaptimmune ADSs subject to the Adjusted Restricted Stock Unit Equivalent will be equal to the product of (i) the total number of shares of TCR2 Common Stock subject to such restricted stock units immediately prior to the Effective Time multiplied by (ii) the Ordinary Share Exchange Ratio or the Exchange Ratio, as applicable, with any fractional shares rounded down to the nearest whole Adaptimmune ordinary share or Adaptimmune ADS, as applicable.
Treatment of Employee Stock Purchase Plan
As soon as practicable following the date of the merger agreement, the TCR2 Board (or, if applicable, any committee thereof administering the ESPP) will (i) amend the ESPP, effective immediately such that no additional Offering (as defined in the ESPP) will be commenced between the date of the merger agreement and the Effective Time, (ii) provide that each Offering that would otherwise extend beyond the Effective Time shall have an Exercise Date (as defined in the ESPP) that is no later than seven (7) business days prior to the anticipated Effective Time, (iii) provide that each ESPP participant’s accumulated contributions under the ESPP will be used to purchase shares of TCR2 Common Stock in accordance with the ESPP, (iv) provide that the applicable purchase price for shares of TCR2 Common Stock (as a percentage of the fair market value of shares of TCR2 Common Stock) will not be decreased below the levels set forth in the ESPP as of the date of the merger agreement, (v) provide that no participant in the ESPP may increase his or her rate of payroll deductions used to purchase shares of TCR2 Common Stock under the ESPP after the date of the merger agreement (provided that, for the avoidance of doubt, participants will be entitled to withdraw from the ESPP in accordance with the terms of the ESPP as in effect as of the date of the merger agreement), (vi) provide that only participants in the ESPP as of the date of the merger agreement may continue to participate in the ESPP after the date of the merger agreement, and (vii) provide that the ESPP will terminate in its entirety as of the Effective Time and no further rights will be granted or exercised under the ESPP thereafter.
Equity Awards Held by TCR2 Directors and Executive Officers
The following table sets forth the number of shares of TCR2 Common Stock underlying the options to purchase shares of TCR2 Common Stock and restricted stock units payable in shares of TCR2 Common Stock held by TCR2’s directors and executive officers as of March 28, 2023. For additional information on the number of shares held by TCR2’s directors and executive officers, see “Security Ownership of Certain Beneficial Owners, Management and Directors of TCR2” of this proxy statement/prospectus.
Names	Shares Under Outstanding Options	Shares Under Restricted Stock Units(1)
Directors:
Andrew Allen	60,342	—
Ansbert Gadicke	—	—
Neil W. Gibson	60,342	—
Priti Hegde	53,868	—
Axel Hoos	50,596	—
Shawn Tomasello	48,268	—
Stephen Webster	51,482	—
Executive Officers:
Garry Menzel	1,114,876	81,207
Alfonso Quintás Cardama	349,996	29,222
Peter Olagunju	145,224	78,401
Eric Sullivan	290,820	6,804
Rosemary Harrison	268,032	12,822
Angela Justice	154,999	33,996

(1)
Represents outstanding restricted stock units that are only subject to time-based vesting. Restricted stock units subject to performance-based vesting are not anticipated to vest and will be forfeited.

Amendments to Employment Agreements
TCR2 previously entered into employment agreements with each of Garry Menzel, Alfonso Quintas Cardama, Peter Olagunju, Eric Sullivan, Rosemary Harrison, and Angela Justice (the “Executive Agreements”). These Executive Agreements provide that, in the event that the executive officer’s employment is terminated by TCR2 without cause or by the executive officer for Good Reason (as such terms are defined in the Executive Agreements), then subject to the execution and effectiveness of a separation agreement and release, the executive officer will be entitled to receive (i) an amount equal to (x) nine months of base salary (or 12 months for Dr. Menzel) payable on TCR2’s normal payroll cycle if such termination occurs outside the Change in Control Period (as defined in the Executive Agreements) or (y) 12 months of base salary (or 18 months for Dr. Menzel) if such termination occurs within the Change in Control Period, payable on TCR2’s normal payroll cycle, provided that in either case, if the executive officer commences new employment, all payments shall cease; and (ii) payment of the monthly employer COBRA premium for the same level of group health coverage as in effect for the executive officer on the date of termination up to (x) nine months (or 12 months for Dr. Menzel) if such termination is outside the Change in Control Period, and (y) 12 months (or 18 months for Dr. Menzel) if such termination is within the Change in Control Period. In addition, if within Change in Control Period, the executive officer’s employment is terminated by

TCR2 without cause or the executive officer resigns for Good Reason, then subject to the execution of the separation agreement and release, all time-based stock options and other time-based stock-based awards held by the executive officer will accelerate and vest immediately.
In connection with the merger, on March 5, 2023, TCR2 entered into amendments to the Executive Agreements (the “Executive Amendments”). The Executive Amendments revise the severance terms provided under the Executive Agreements as follows: (i) in connection with a termination of employment by TCR2 without cause or by the executive officer for Good Reason outside the Change in Control Period, the executive is additionally entitled to the executive’s target annual cash bonus, prorated for the number of days elapsed in the year of termination and (ii) in connection with a termination of employment by TCR2 without cause or by the executive officer for Good Reason within the Change in Control Period, the executive is additionally entitled to the executive’s full target annual cash bonus for the year of termination. In addition, the Executive Amendments provide that the payment of severance upon a termination of employment by TCR2 without cause or by the executive officer for Good Reason within the Change in Control Period (other than with respect to Dr. Menzel) will be made in a lump sum. Finally, the Executive Amendments provide that the payment of severance in all instances will not cease upon the executive officer’s commencement of new employment. The estimated value of potential cash severance payments and health continuation is set forth in the table below, assuming (i) each TCR2 executive officer’s employment is terminated as of March 28, 2023 and (ii) each TCR2 executive officer is participating in the TCR2 health plan immediately prior to the termination and elects COBRA health continuation.
Name	Estimated Value of Cash Severance Payments ($)	Estimated Value of Benefits Continuation ($)
Garry Menzel	1,281,250	37,500
Alfonso Quintas Cardama	707,000	25,000
Peter Olagunju	630,000	25,000
Eric Sullivan	595,000	25,000
Rosemary Harrison	560,000	10,000
Angela Justice	546,000	10,000
Retention Bonus Agreements
On March 5, 2023, the Compensation Committee of the TCR2 Board approved transaction bonuses for its executive employees (each bonus, a “Retention Bonus”). The Retention Bonuses will be paid within 30 days following the closing of the merger. The payment of each Retention Bonus is subject to (i) the consummation of the merger and (ii) the continued employment of the applicable recipient through the closing of the merger. Garry Menzel, Alfonso Quintas Cardama, Peter Olagunju, Eric Sullivan, Rosemary Harrison, and Angela Justice are each eligible to receive a Retention Bonus in the amount of $171,875, $101,000, $90,000, $85,000, $80,000, and $78,000 respectively.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Introduction
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33 10786 “Amendments to Financial Disclosures about Acquired and Disposed Business” as adopted by the SEC on May 20, 2020.
The unaudited pro forma condensed combined balance sheet as of December 31, 2022, gives effect to the merger as if the transaction had been completed on December 31, 2022, and combines the audited consolidated balance sheet of Adaptimmune as of December 31, 2022, with TCR2’s audited consolidated balance sheet as of December 31, 2022
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, gives effect to the merger as if it had occurred on January 1, 2022, the first day of Adaptimmune’s fiscal year 2022, and combines the historical results of Adaptimmune and TCR2. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the audited consolidated statement of operations and comprehensive loss of Adaptimmune with TCR2’s audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2022.
The historical financial statements of Adaptimmune and TCR2 as of and for the year ended December 31, 2022, have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to the transaction accounting adjustments which are necessary to account for the merger in accordance with GAAP. These unaudited pro forma condensed combined financial statements do not include any adjustments not otherwise described herein. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.
The unaudited pro forma condensed combined financial information should be read in conjunction with:
•
The accompanying notes to the unaudited pro forma condensed combined financial information;

•
The separate audited consolidated financial statements of Adaptimmune as of and for the year ended December 31, 2022, and the related notes, in Adaptimmune’s Annual Report on Form 10-K, disclosed under “Index to Financial Statements of Adaptimmune” beginning on page F-1, incorporated by reference in this proxy statement/prospectus; and

•
The separate audited consolidated financial statements of TCR2 as of and for the year ended December 31, 2022 and the related notes, in TCR2’s Annual Report on Form 10-K, disclosed under “Item 8. Financial Statements” beginning on page 108, incorporated by reference in this joint proxy statement/prospectus.

Description of the Merger
On March 5, 2023, Adaptimmune, Merger Sub, and TCR2 entered into the merger agreement. If the merger is completed, at the Effective Time, each share of TCR2 Common Stock that is issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive the merger consideration. No fractional Adaptimmune ADSs will be issued in the merger as such Adaptimmune ADSs will be rounded down to the nearest whole Adaptimmune ADS. Therefore, the merger consideration is calculated as the product of the Exchange Ratio and the Adaptimmune ADS trading price at the Effective Time. Further, under the terms of the merger agreement:
•
Each TCR2 option outstanding immediately prior to the Effective Time of the merger, whether vested or unvested, will automatically be assumed and substituted for an Adjusted Option. The number of Adaptimmune ADSs or Adaptimmune ordinary shares subject to the Adjusted Option shall be equal to the product of (i) the total number of shares of TCR2 Common Stock subject to such TCR2 option immediately prior to the Effective Time multiplied by (ii) the Ordinary Share Exchange Ratio, or the Exchange Ratio in the case of Adaptimmune ADSs, with any fractional Adaptimmune ordinary shares or Adaptimmune ADSs rounded down to the nearest whole Adaptimmune ordinary shares or Adaptimmune ADSs, as applicable.

•
Each vested TCR2 restricted stock unit outstanding immediately prior to the Effective Time, will be assumed and substituted into a right to receive the merger consideration. This includes any acceleration of vesting upon a trigger under the double-trigger provision for a change in control and termination related to TCR2 restricted stock units and TCR2 options, granted and outstanding prior to the Effective Time, held by certain executive officers of TCR2, and certain identified terminating TCR2 employees, whose awards may contain the double-trigger provision. The number of TCR2 executive officers and employees expected to be terminated and thereby triggering the double trigger provision for acceleration of unvested awards is not fixed and further terminations may be executed prior to the closing of the merger that would result in the issuance of additional shares of Adaptimmune ordinary shares or Adaptimmune ADSs, and the recognition of additional stock-based compensation expense than is presented in this unaudited pro forma condensed combined financial information.

•
Each unvested TCR2 restricted stock unit outstanding immediately prior to the Effective Time will be assumed and substituted into an Adjusted RSU Equivalent. The number of shares of TCR2 Common Stock subject to such unvested TCR2 restricted stock unit immediately prior to the Effective Time will be converted into an Adjusted RSU Equivalent using the Ordinary Share Exchange Ratio or Exchange Ratio, as applicable, underlying the merger consideration.

•
The TCR2 ESPP will terminate immediately prior to the completion of the merger and any TCR2 ESPP participants in the current offering period will be allowed to purchase TCR2 Common Stock no later than seven (7) business days prior to the anticipated Effective Time. All shares of TCR2 Common Stock issued or deemed issuable under the ESPP will receive the merger consideration.

•
A TCR2 warrant holder may, at its option, either (a) exercise the TCR2 warrant to the extent still exercisable or (b) acquire in lieu of shares of TCR2 Common Stock issuable upon exercise of the TCR2 warrant, upon the consummation of the merger, the merger consideration the TCR2 warrant holder would have received had they exercised the TCR2 warrant in its entirety immediately prior to the merger. The merger consideration received by the TCR2 warrant holder will depend on the number of TCR2 warrants remaining then-unexercised at the closing of the merger and will be reduced by the aggregate exercise price for the then-unexercised portion of TCR2 warrants remaining outstanding at such time.

Accounting for the Merger
The merger is expected to be accounted for as a business combination using the acquisition method with Adaptimmune as the accounting acquirer in accordance with ASC 805. Under this method of accounting, the merger consideration will be allocated to TCR2’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the merger, which is expected to close in the second quarter of 2023. The process of valuing the net assets of TCR2 immediately prior to the merger, as well as evaluating accounting policies for conformity, is preliminary.
In addition, the acquisition method of accounting requires the acquirer to recognize the consideration transferred at fair value. Because this is an all-stock transaction, the fair value of the merger consideration fluctuates with changes in the market price of Adaptimmune ADSs. That consideration is fixed on the date of completion of the merger. Any differences between the estimated fair value of the merger consideration and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Alternatively, any excess of the estimated fair value of such assets and liabilities over the merger consideration would be recorded as bargain purchase gain. Accordingly, the merger consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1, “Basis of Presentation” for more information.
The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the merger had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company.
As a result of the foregoing, the unaudited pro forma condensed combined financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed and the preliminary value of the consideration transferred. The actual accounting may vary based on final analyses of the valuation of assets acquired and liabilities assumed, particularly in regard to definite-lived tangible and intangible assets, which could be material. Adaptimmune will finalize the accounting for the merger as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the closing of the merger.
The unaudited pro forma condensed combined financial information does not reflect any expected cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger, any termination, restructuring or other costs to integrate the operations of Adaptimmune and TCR2 or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS AT DECEMBER 31, 2022
	Adaptimmune Historical as of December 31, 2022	TCR2 Historical as of December 31, 2022	TCR2 reclassed as of December 31, 2022 (Note 2)		TCR2 Purchase Price Accounting Adjustment (Note 3)		Pro forma Combined
	$’000s	$’000s	$’000s		$’000s		$’000s
Assets
Current assets
Cash and cash equivalents	108,033	32,746			151	A	140,930
Marketable securities – available-for-sale debt securities	96,572	—	116,433	A			213,005
Investments	—	116,433	(116,433)	A			—
Accounts receivable, net of allowance for doubtful accounts of $0 and $0	7,435	—					7,435
Other current assets and prepaid expenses	43,330	—	5,155	B			48,485
Prepaid expenses and other current assets	—	5,155	(5,155)	B			—
Assets held for sale	—	23,287					23,287
Total current assets	255,370	177,621	—		151		433,142
Restricted cash	1,569	1,152					2,721
Operating lease right-of-use assets, net of accumulated amortization	18,019	—	22,510	C			40,529
Right-of-use assets, operating leases	—	22,510	(22,510)	C			—
Property, plant and equipment, net of accumulated depreciation	53,516	—	6,166	D			59,682
Property and equipment, net	—	6,166	(6,166)	D			—
Intangible assets, net of accumulated amortization	442	—					442
Other assets, non-current	—	787					787
Total assets	328,916	208,236	—		151		537,303
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	4,753	2,793					7,546
Operating lease liabilities, current	2,728	—	21,834	E			24,562
Operating lease liabilities	—	21,834	(21,834)	E			—
Accrued expenses and other current liabilities	31,215	10,823			11,875	B	53,913
Restructuring provision	2,285	—					2,285
Deferred revenue, current	23,520	—					23,520
Operating lease liabilities related to assets held for sale, non-current	—	28,611					28,611
Total current liabilities	64,501	64,061	—		11,875		140,437
Operating lease liabilities, non-current	20,349	3,316					23,665
Deferred revenue, non-current	160,892	0					160,892
Other liabilities, non-current	1,296	0					1,296
Total liabilities	247,038	67,377	—		11,875		326,290
Stockholders’ equity
Common stock – Ordinary shares par value £0.001, 1,282,773,750 authorized and 987,109,890 issued and outstanding (2021: 1,240,853,520 authorized and 937,547,934 issued and outstanding)	1,399	4			437	C	1,840
Additional paid in capital	990,656	642,644			(579,257)	D	1,054,043
Accumulated other comprehensive loss	(875)	(445)			445	E	(875)
Accumulated deficit	(909,302)	(501,344)			566,651	F	(843,995)
Total stockholders’ equity	81,878	140,859	—		(11,724)		211,013
Total liabilities and stockholders’ equity	328,916	208,236	—		151		537,303

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2022
	Adaptimmune Historical as of December 31, 2022	TCR2 Historical as of December 31, 2022	TCR2 reclassed as of December 31, 2022 (Note 2)		TCR2 Purchase Price Accounting Adjustment (Note 3)		Pro forma Combined
	$’000s	$’000s	$’000s		$’000s		$’000s
Development revenue	27,148	—					27,148
Revenue	27,148	—	—		—		27,148
Operating expenses
Research and development	(127,726)	(98,643)			4,117	A	(222,252)
General and administrative	(63,387)	(24,439)			(5,029)	B	(92,855)
Impairment and restructuring charges	—	(30,417)					(30,417)
Total operating expenses	(191,113)	(153,499)	—		(912)		(345,524)
Operating loss	(163,965)	(153,499)	—		(912)		(318,376)
Interest income	1,542	—	1,938	F			3,480
Interest income, net	—	1,938	(1,938)	F			—
Other (expense) income, net	(536)	—					(536)
Gain on bargain purchase					76,568	C	76,568
Loss before income tax expense	(162,959)	(151,561)	—		75,655		(238,865)
Income tax expense	(2,497)	(261)			—	D	(2,758)
Net loss attributable to ordinary shareholders	(165,456)	(151,822)	—		75,655		(241,623)
Net loss per ordinary share
Basic and diluted	(0.17)	(3.93)					(0.18)
Weighted average shares outstanding:
Basic and diluted	967,242,403	38,628,105			358,937,748	E	1,326,180,151

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1.   Basis of Presentation
The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information.
Both Adaptimmune’s and TCR2’s historical financial statements were prepared in accordance with GAAP and presented in U.S. dollars. Certain reclassifications were made to align captions in TCR2’s financial statement presentation with that of Adaptimmune. Adaptimmune is currently evaluating TCR2’s accounting policies but note there are no preliminary accounting policy differences requiring adjustment in this unaudited pro forma condensed combined financial information. However, additional differences may be identified between the accounting policies of the two companies as Adaptimmune finalizes its review.
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Adaptimmune identified as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement (“ASC 820”) and based on the historical consolidated financial statements of Adaptimmune and TCR2. Under ASC 805, assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value with certain limited exceptions, while transaction costs associated with a business combination are expensed as incurred. The excess of purchase consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill, whereas the excess of the estimated fair value of assets acquired and liabilities assumed over the purchase consideration is recognized as a bargain purchase gain.
The unaudited pro forma condensed combined balance sheet is presented as if the merger had occurred on December 31, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 gives effect to the merger as if it occurred on January 1, 2022.
The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the merger and integration costs that may be incurred. The pro forma adjustments represent Adaptimmune’s best estimates and are based upon currently available information and certain assumptions that Adaptimmune believes are reasonable under the circumstances. Adaptimmune is not aware of any material transactions between Adaptimmune and TCR2 during the periods presented. Accordingly, adjustments to eliminate transactions between Adaptimmune and TCR2 have not been reflected in the unaudited pro forma condensed combined financial information.
Note 2.   Reclassifications Adjustments
During the preparation of this unaudited pro forma condensed combined financial information, Adaptimmune management performed a preliminary analysis of TCR2’s financial information to identify differences in accounting policies and financial statement presentation as compared to Adaptimmune. The pro forma adjustments include certain reclassification adjustments to conform TCR2’s historical financial statement presentation to Adaptimmune’s financial statement presentation. Following the merger, the combined company will finalize the review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.
The following is a summary of the reclassification adjustments made to present TCR2’s historical balance sheet as at December 31, 2022 and historical statement of operations for the year ended December 31, 2022 to conform with that of Adaptimmune’s:
A
Reclassification of $116.4 million of investments to marketable securities — available-for-sale debt securities.

B
Reclassification of $5.2 million of Prepaid expenses and other current assets to Other current assets and prepaid expenses.

C
Reclassification of $22.5 million of right-of-use assets, operating leases to operating lease right-of-use assets.

D
Reclassification of $6.2 million of property and equipment to property, plant and equipment.

E
Reclassification of $21.8 million of operating lease liabilities to operating lease liabilities, current.

F
Reclassification of $1.9 million of interest income, net to interest income

Note 3 — Estimated Consideration and Preliminary Merger Consideration Allocation
Preliminary merger consideration
Estimated total merger consideration of approximately $64.5 million is based on the closing price of Adaptimmune ADSs of $1.06 on March 28, 2023. The value of merger consideration will change based on fluctuations in the market price of Adaptimmune ADSs and the number of shares of TCR2 Common Stock outstanding on the closing date. The following table summarizes the components of the estimated total merger consideration:
(in thousands, except for share, per-share information and the exchange ratio)	Amount
TCR2 Common Stock outstanding as of December 31, 2022	39,203,366
Estimated TCR2 Common Stock underlying TCR2 restricted stock units accelerated upon closing of the merger under double trigger provisions(i)	106,925
Estimated TCR2 Common Stock underlying TCR2 Warrants(ii)	203,676
Estimated TCR2 Common Stock underlying ESPP(iii)	59,334
Estimated total TCR2 Common Stock	39,573,301
Exchange ratio	1.5117
Estimated equivalent Adaptimmune ADS to be issued	59,822,958
Closing price of Adaptimmune ADS on March 28, 2023	$1.06
Estimated Merger Consideration	$63,412
Estimated fair value of Adaptimmune options attributable to pre combination service(iv)	$969
Estimated fair value of Adaptimmune restricted stock unit-style options attributable to pre combination service(v)	$247
Less: Estimated fair value of accelerated TCR2 restricted stock units under double trigger provisions(i)	$(136)
Preliminary estimated merger consideration	$64,493

(i)
Vested TCR2 restricted stock units, including those that immediately vest upon a change of control of TCR2, will be converted into a right to receive merger consideration. Certain TCR2 executive officers and employees were granted modifications to their restricted stock units which accelerated a portion of the vesting upon a double-trigger provision for a change in control and termination that requires Adaptimmune to provide the merger consideration in lieu of such accelerated vesting of the underlying TCR2 restricted stock units. Adaptimmune management has assumed that accelerated vesting will be triggered for certain holders of restricted stock units with such accelerated vesting conditions. Accordingly, the stock compensation expense relating to post combination service not required upon an accelerated vesting will not be recognized as a component of the merger consideration and instead recorded as a one-time stock-based compensation expense in Adaptimmune’s unaudited pro forma condensed combined financial information.

(ii)
A TCR2 warrant holder may, at its option, either (a) exercise the TCR2 warrant to the extent still exercisable or (b) acquire in lieu of shares of TCR2 Common Stock issuable upon exercise of the TCR2 warrant, upon the consummation of the merger, the merger consideration the TCR2 warrant holder would have received had they exercised the TCR2 warrant in its entirety immediately prior to the merger. The merger consideration received by the TCR2 warrant holder will depend on the number of TCR2 warrants remaining then-unexercised at the closing of the merger and will be reduced by the aggregate exercise price for the then-unexercised portion of TCR2 warrants remaining outstanding at such time. For the purpose of these pro forma financial statements, it has been assumed that TCR2 warrant holders will exercise the TCR2 warrants for shares of TCR2 Common Stock prior to the closing of the merger.
(iii)
TCR2’s ESPP will terminate as of the Effective Time and all shares of TCR2 Common Stock deemed issuable under the ESPP will receive merger consideration.

(iv)
Rather than providing the merger consideration, Adaptimmune will replace all vested and unvested TCR2 options with Adjusted Options. The Adjusted Options will have similar vesting terms as the original TCR2 options. Adaptimmune has preliminarily determined that there is no incremental fair value being provided to the holders of Adjusted RSU Equivalents. Accordingly, Adaptimmune will account for the portion of the estimated fair value of Adaptimmune’s restricted stock unit-style options attributable to the pre combination service period as a component of estimated merger consideration, with the remainder of the estimated fair value recognized in Adaptimmune’s unaudited pro forma condensed combined financial information as stock-based compensation expense over the remaining vesting term in the period subsequent to the merger.

Furthermore, certain TCR2 executive officers and employees were granted modifications to their TCR2 stock options which accelerated a portion of the vesting upon a double-trigger provision for a change in control and termination. Accordingly, the stock compensation expense relating to post combination service not required upon an accelerated vesting will not be recognized as a component of merger consideration and instead recorded as a one-time stock-based compensation expense in Adaptimmune’s unaudited pro forma condensed combined financial information.
(v)
Rather than providing the merger consideration, Adaptimmune will replace all other unvested TCR2 restricted stock units not part of (i) above with Adjusted RSU Equivalents. The replacement Adjusted RSU Equivalents will have similar vesting terms as the original unvested TCR2 restricted stock units. Adaptimmune has preliminarily determined that there is no incremental fair value being provided to the holders of replacement Adjusted RSU Equivalents. For the purposes of the pro forma condensed combined financial information, Adaptimmune management has assumed that the Adjusted RSU Equivalents will be in the form of restricted stock unit-style options, consistent with Adaptimmune’s pre-existing restricted stock-unit style option scheme. Accordingly, Adaptimmune will account for the portion of the estimated fair value of Adaptimmune’s restricted stock-unit style options attributable to the pre-combination service period as a component of the estimated merger consideration, with the remainder of the estimated fair value recognized in Adaptimmune’s unaudited pro forma condensed combined financial information as stock-based compensation expense over the remaining vesting term in the period subsequent to the merger.

Because the estimated merger consideration is dependent on the market price of Adaptimmune ADSs, the preliminary estimated merger consideration could fluctuate significantly based on changes in the market price of Adaptimmune ADSs up to the closing date. A sensitivity analysis related to the fluctuation in the market price of Adaptimmune ADSs was performed to assess the impact a hypothetical change of 10% on the closing price of Adaptimmune ADSs on March 28, 2023 would have on the estimated merger consideration as of the closing date.
(in thousands, except share data)	Stock price $	Total Estimated Consideration $
10% increase	1.17	70,992
10% decrease	0.95	57,999
Preliminary merger consideration allocation
The assumed accounting for the merger, including the preliminary merger consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the merger consideration to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the final estimate of fair values of assets acquired and liabilities assumed of

TCR2, Adaptimmune is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the merger. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Adaptimmune believes are reasonable under the circumstances. The unaudited pro forma adjustments relating to the Adaptimmune and TCR2 combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed.
The following table summarizes the preliminary merger consideration allocation, as if the merger had been completed on December 31, 2022:
(in thousands)	Amount
Net Assets:
Cash and cash equivalents	32,897
Investments	116,433
Prepaid expenses and other current assets	5,155
Assets held for sale	23,287
Restricted cash	1,152
Right-of-use assets, operating leases	22,510
Property and equipment	6,166
Other assets, non-current	787
Accounts Payable	(2,793)
Accrued expenses and other current liabilities	(10,773)
Operating lease liabilities	(21,834)
Operating lease liabilities, non-current	(3,316)
Operating lease liabilities related to assets held for sale, non current	(28,611)
Preliminary fair value of Identifiable Net Assets	141,060
Gain on bargain purchase(i)	(76,568)
Estimated preliminary merger consideration	64,493

(i)
Gain on Bargain purchase represents the excess of the fair value of the underlying net assets acquired and liabilities assumed over the merger consideration. This determination of bargain purchase gain is preliminary and is subject to change as additional analyses and evaluation is performed. The determination of the purchase price allocation upon the closing of the merger will depend on a number of factors, which cannot be predicted with any certainty at this time. The final quantification of merger consideration and underlying valuations of the net assets may change materially based on the receipt of more detailed information; therefore, the actual allocations will likely differ from the pro forma amounts presented. Additionally, changes to the merger consideration or the fair value of the net assets acquired could result in the recognition of goodwill instead of a bargain purchase gain.

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
The following are adjustments to the unaudited pro forma condensed combined balance sheet that assume the merger was consummated on December 31, 2022 and are included in the TCR2 Purchase Price Accounting Adjustment column in the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2022:
A.
Reflects the receipt of cash for assumed exercise of all TCR2 warrants at the exercise price of $0.74 for issuance of TCR2 Common Stock prior to the closing of the merger (see “Description of the Merger” and note 3, “Estimated Consideration and Preliminary Merger Consideration Allocation” for further detail regarding the impact of the merger on TCR2 warrants).

B.
Reflects the preliminary adjustments to accrued expenses and other current liabilities for the following:

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Record estimated and incurred transaction costs(i)	11,125
Record Adaptimmune’s estimated and incurred equity issuance costs(ii)	800
Remove liability related to TCR2 ESPP(iii)	(50)
Net pro forma transaction accounting adjustment to accrued expenses and other current liabilities	11,875

(i)
Record transaction costs of $5.1 million incurred since December 31, 2022 or expected to be incurred by Adaptimmune, as well as $6.0 million incurred since December 31, 2022 or expected to be incurred by TCR2 in connection with the merger.

(ii)
Record equity issuance costs incurred since December 31, 2022 or expected to be incurred by Adaptimmune related to the issuance of Adaptimmune ADSs in conjunction with the merger.

(iii)
Eliminate the liability related to TCR2’s ESPP in connection with the payment of the preliminary merger consideration (see “Description of the Merger” and note 3, “Estimated Consideration and Preliminary Merger Consideration Allocation” for further detail regarding the impact of the merger on the ESPP).

C.
Reflects the preliminary adjustments to eliminate historical TCR2 Common Stock and record the par value of the estimated Adaptimmune ADSs issued as merger consideration to acquire TCR2. See “Preliminary merger consideration” for further detail.

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Record par value of shares underlying TCR2 warrants issued upon exercise of TCR2 warrants	0
Eliminate TCR2’s historical Common Stock including the par value of shares underlying TCR2 warrants issued upon their exercise above	(4)
Record par value of estimated Adaptimmune ordinary shares issued to acquire TCR2	441
Net pro forma transaction accounting adjustment to Common Stock	437

D.
Reflects the preliminary adjustments to additional paid-in capital for the following:

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Record estimated merger consideration in excess of the par value of TCR2 Common Stock issued upon exercise of TCR2 warrants(i)	151
Eliminate TCR2’s historical additional paid-in capital including the excess over par value of TCR2 Common Stock issued upon exercise of TCR2 warrants above(ii)	(642,795)
Record estimated merger consideration in excess of the par value of Adaptimmune ordinary shares issued to acquire TCR2(iii)	64,051
Record Adaptimmune ordinary shares issued for accelerated TCR2 restricted stock units under the double trigger provisions(iv)	136
Record Adaptimmune’s estimated and incurred equity issuance costs(iv)	(800)
Net pro forma transaction accounting adjustment to additional paid-in capital	(579,257)

(i)
Record the estimated merger consideration in excess of the par value of TCR2 Common Stock issued upon exercise of TCR2 warrants (see “Description of the Merger” and note 3, “Estimated Consideration and Preliminary Merger Consideration Allocation” for further detail regarding the impact of the merger on TCR2 warrants).

(ii)
Eliminate TCR2’s historical additional paid-in capital including the excess over par value of TCR2 Common Stock issued upon exercise of TCR2 warrants.

(iii)
Record the estimated merger consideration in excess of the par value of Adaptimmune ordinary shares issued to acquire TCR2.

(iv)
Record Adaptimmune ordinary shares issued in exchange for TCR2 restricted stock units accelerated under the double trigger provisions. The TCR2 restricted stock units that immediately vest upon a change of control of TCR2 will be cancelled and converted into the right to receive the merger consideration. The estimated fair value of the merger consideration which is not included in the merger consideration will be recognized by Adaptimmune as a one-time stock-based compensation charge upon the closing of the merger, as these awards subject to the double trigger provision require no post combination service by the terminating TCR2 employees. See “Description of the Merger” and “Preliminary Merger Consideration” for further detail.

(v)
Record equity issuance costs incurred since December 31, 2022 and expected to be incurred by Adaptimmune related to the issuance of Adaptimmune ordinary shares in connection with the merger as a reduction to additional paid-in capital.

E.
Reflects the preliminary adjustments to eliminate TCR2’s accumulated other comprehensive loss.

F.
Reflects the preliminary adjustments to accumulated deficit for the following:

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Eliminate TCR2’s accumulated deficit(i)	501,344
Record stock-based compensation expense for accelerated TCR2 restricted stock units under the double trigger provisions(ii)	(136)
Record estimated and incurred transaction costs(iii)	(11,125)
Record gain on bargain purchase(iv)	76,568
Net pro forma transaction accounting adjustment to accumulated deficit	566,651

(i)
Eliminate TCR2’s historical accumulated deficit.

(ii)
Record one-time stock-based compensation charge for TCR2 restricted stock units accelerated under the double trigger provisions. The TCR2 restricted stock units will be cancelled and converted to the right to receive the merger consideration as of the Effective Time. The estimated fair value of the merger consideration related to the acceleration of vesting of the TCR2 restricted stock units is not included in the merger consideration, but instead will be recognized by Adaptimmune as a one-time stock-based compensation charge upon the closing of the merger as these awards require no post combination service by the terminating TCR2 employees. See “Description of the Merger” and note 3, “Estimated Consideration and Preliminary Merger Consideration Allocation” for further detail.

(iii)
Record transaction costs that were both incurred and are estimated to be incurred by Adaptimmune and TCR2 in connection with the transaction since post December 31, 2022. See adjustment A above for further detail.

(iv)
Represents an estimated gain of $76.6 million as a result of non-recurring gain on bargain purchase arising in the merger. See “Preliminary Merger Consideration Allocation” for further detail.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations
The following are adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 and are included in the TCR2 Purchase Price Accounting Adjustment column in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022:

A.
Reflects the adjustments to research and development (“R&D”) expense for the following:

(in thousands)	For the year ended December 31, 2022
Pro-forma transaction accounting adjustments:
Eliminate TCR2’s historical stock-based compensation expense(i)	4,715
Record one time stock-based compensation expense for TCR2 restricted stock units and stock options issued under double trigger provisions(ii)	(122)
Record stock-based compensation expense for replacement Adjusted Options and restricted stock unit-style options(iii)	(475)
Net pro-forma transaction accounting adjustment to research and development expense	4,117

(i)
Reflects the elimination of TCR2’s historical stock-based compensation expense.

(ii)
Record preliminary one-time stock-based compensation expense for certain TCR2 restricted stock units given the merger consideration and replacement Adjusted Options accelerated vesting to certain TCR2 executive officers under the double trigger provisions. Certain TCR2 executive officers and employees were granted modifications to their restricted stock units and stock options which accelerated a portion of the vesting upon a double-trigger provision for a change in control and termination that requires Adaptimmune to record a one-time stock compensation expense for the value attributable to the post combination service that will not be required upon an accelerated vesting being triggered.

(iii)
Record preliminary stock-based compensation expense for replacement Adjusted Options and restricted stock unit-style options that relates to the post combination service not subject to accelerations noted in (ii) above. These amounts reflect the alignment of expense recognition approach to Adamptimmune’s accounting policy for stock-based compensation, specifically in respect of awards with graded-vesting schedules being recognized on a straight-line basis over the requisite service period for each separately vesting portion of the award.

B.
Reflects the adjustments to general and administrative expense for the following:

(in thousands)	For the year ended December 31, 2022
Pro-forma transaction accounting adjustments:
Eliminate TCR2’s historical stock compensation expense(i)	6,665
Record stock-based compensation expense for TCR2 restricted stock units and stock options issued under double trigger provisions(ii)	(350)
Record estimated and incurred transaction costs(iii)	(11,125)
Record stock-based compensation expense for replacement Adjusted Options and restricted stock unit-style options(iv)	(220)
Net pro-forma transaction accounting adjustment to general and administrative expense	(5,029)

(i)
Reflects the elimination of TCR2’s historical stock compensation expense.

(ii)
Record preliminary one time stock-based compensation expense for certain TCR2 restricted stock units given the merger consideration and replacement Adjusted Options accelerated vesting to certain TCR2 executive officers and employees under the double trigger provisions. Certain TCR2 executive officers and employees were granted modifications to their restricted stock units and stock options which accelerated a portion of the vesting upon a double-trigger provision for a change in control and termination that requires Adaptimmune to record a one-time stock compensation expense for the value attributable to the post combination service that will not be required upon an accelerated vesting being triggered.

(iii)
Record transaction costs related to the merger incurred or estimated to be incurred by Adaptimmune and TCR2 since December 31, 2022 which are nonrecurring and are not anticipated to affect the unaudited pro forma condensed combined statements of operations beyond twelve months after the closing of the merger.
(iv)
Record preliminary stock-based compensation expense for replacement Adjusted Options and restricted stock unit-style options that relates to the post combination service not subject to accelerations noted in (ii) above. These amounts reflect the alignment of expense recognition approach to Adaptimmune’s accounting policy for stock-based compensation, specifically in respect of awards with graded-vesting schedules being recognized on a straight-line basis over the requisite service period for each separately vesting portion of the award.

C.
Reflects the preliminary gain on bargain purchase adjustment of $76.6 million as a result of the merger, which represents the excess of the fair value of the assets acquired and liabilities assumed over the preliminary merger consideration transferred. Refer to “Preliminary Merger Consideration Allocation” above for additional information.

D.
Adaptimmune has considered the impact of the business combination fair value and other pro forma adjustments that impact current and deferred taxes, and due to the significant valuation allowances, no adjustments to current or deferred taxes are needed (but will have certain presentational adjustments in the deferred tax component section of footnotes). As such, post-merger it is expected that there will be a full valuation allowance against deferred tax assets resulting in no overall impact on deferred taxes. The effective tax rate of the combined company could be different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the merger.

E.
The pro forma basic and diluted weighted average shares outstanding of 358,937,748 shares as of December 31, are a combination of historic weighted average shares of Adaptimmune ordinary shares and shares of Adaptimmune ordinary shares issued as merger consideration. The potential shares underlying the stock options, unvested restricted stock units and warrants have been excluded from the diluted earnings per share calculation as they have an anti-dilutive impact.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
Market Prices
Adaptimmune ADSs are listed on Nasdaq under the symbol “ADAP” and shares of TCR2 Common Stock are listed on Nasdaq under the symbol “TCRR.”
The following table sets forth the closing sale price per share of Adaptimmune ADSs as reported on Nasdaq and the closing sale price per share of TCR2 Common Stock as reported on Nasdaq, in each case, as of (1) March 3, 2023, the trading day before the public announcement of the execution of the merger agreement and (2) April 17, 2023, the latest practicable trading date before the date of this joint proxy statement/prospectus. The table also shows the estimated implied value of the per share merger consideration for each share of TCR2 Common Stock as of the same two days. This implied per share value was calculated by multiplying the closing price per share of Adaptimmune ADSs on each of those dates by the Exchange Ratio.
	Adaptimmune ADSs	TCR2 Common Stock	Implied Per Share Value of Merger Consideration(1)
March 3, 2023	$1.76	$1.21	$2.66
April 17, 2023	$1.39	$1.65	$2.10

(1)
Calculated by multiplying the Adaptimmune ADSs share price as of the specified date by the Exchange Ratio.

The market prices of Adaptimmune ADSs and shares of TCR2 Common Stock have fluctuated since the date of the announcement of the merger agreement and will continue to fluctuate from the date of this joint proxy statement/prospectus to the dates of the Adaptimmune general meeting and TCR2 special meeting and the date the merger is completed and thereafter (in the case of Adaptimmune ADSs).
The number of Adaptimmune ADSs that TCR2 stockholders will receive as consideration per share of TCR2 Common Stock in the merger is fixed and will not change.
The value of the Adaptimmune ADSs to be received in exchange for each share of TCR2 Common Stock when received by TCR2 stockholders after the merger is completed could be greater than, less than or the same as shown in the table above. Accordingly, Adaptimmune shareholders and TCR2 stockholders are advised to obtain current market quotations for Adaptimmune ADSs and shares of TCR2 Common Stock in determining whether to vote in favor of the proposals at the Adaptimmune general meeting and TCR2 special meeting, including the Allotment Proposal and the Share Issuance Proposal, in the case of Adaptimmune shareholders, or the merger proposal, in the case of TCR2 stockholders.
On April 17, 2023, the latest practicable trading date before the date of this joint proxy statement/prospectus, there were 156,683,347 Adaptimmune ADSs outstanding, 994,213,968 Adaptimmune ordinary shares outstanding, approximately nine holders of record for Adaptimmune ADSs and 27 holders of record for Adaptimmune ordinary shares.
On April 17, 2023, the latest practicable trading date before the date of this joint proxy statement/prospectus, there were 39,261,745 shares of TCR2 Common Stock outstanding and approximately 14 TCR2 stockholders of record.
Dividends
Adaptimmune has never declared or paid any cash dividends on Adaptimmune ADSs or ordinary shares. Adaptimmune anticipates retaining future earnings for the development, operation, and expansion of its business, and does not anticipate declaring or paying any cash dividends for the foreseeable future.
TCR2 has never declared nor paid any cash dividends on shares of TCR2 Common Stock.
Under the terms of the merger agreement, neither Adaptimmune nor TCR2 is permitted to declare, set aside or pay any dividends or other distributions, whether in cash, stock, property or otherwise, in respect of its capital stock during the period between the signing of the merger agreement and the earlier of the Effective Time or termination of the merger agreement without the prior written consent of the other party.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT AND DIRECTORS OF ADAPTIMMUNE
The following table and related footnotes set forth information with respect to the beneficial ownership of Adaptimmune ordinary shares, as of April 3, 2023 (or such other date as provided below), by:
•
each beneficial owner of more than 5% of Adaptimmune ordinary shares

•
each of Adaptimmune’s named executive officers and directors;

•
all of Adaptimmune’s named executive officers, directors and executives as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. In computing the number of Adaptimmune ordinary shares beneficially owned by a person and the percentage ownership of that person, Adaptimmune ordinary shares subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 3, 2023 are considered outstanding. These Adaptimmune ordinary shares, however, are not included in the computation of the percentage ownership of any other person. Applicable percentage ownership is based on 993,699,960 Adaptimmune ordinary shares outstanding as of April 3, 2023.
Unless otherwise indicated, the address for each of the shareholders listed in the table below is c/o Adaptimmune Therapeutics plc, 60 Jubilee Avenue, Milton Park, Oxfordshire OX14 4RX, United Kingdom.
	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
5% Shareholders
Matrix Capital Management Master Fund L.P(1)	233,845,110	23.53
Baillie Gifford & Co(2)	103,019,634	10.37
New Enterprise Associates(3)	102,478,672	10.31
Baker Bros. Advisors, L.P.(4)	58,985,262	5.94
Named Executive Officers and Directors
Adrian Rawcliffe(5)	15,656,150	1.58
William Bertrand(6)	7,901,234	*
Gavin Wood(7)	3,801,734	*
Elliot Norry, M.D.(8)	2,505,900	*
Cintia Piccina(9)	1,451,802	*
Ali Behbahani, M.D.(10)	104,087,563	10.47
James Noble(11)	17,843,233	1.80
Elliott Sigal, M.D., Ph.D.(12)	2,364,324	*
Lawrence M. Alleva(13)	2,232,797	*
David M. Mott(14)	2,001,724	*
Barbara Duncan(15)	1,367,562	*
John Furey(16)	1,100,748	*
Executive Officers
Helen Tayton-Martin, Ph.D.(17)	11,197,200	1.13
John Lunger(18)	4,391,025	*
Joanna Brewer, Ph.D(19)	1,733,762	*
Named Executive Officers, Directors and Executives as a Group (15 persons)	179,636,758	18.08

*
Represents beneficial ownership of less than 1% of outstanding Adaptimmune ordinary shares.

(1)
Consists of shares held by Matrix Capital Management Company L.P., as of December 31, 2020 based on information provided in a Schedule 13G/A filed with the SEC on February 16, 2021. Matrix Capital Management Company L.P., as investment manager of Matrix Capital Management Master Fund L.P., holds these shares in the form of ADSs. The registered office of Matrix Capital Management Master Fund L.P. is c/o Matrix Capital Management L.P., Bay Colony Corporate Center, 1000 Winter Street, Suite 4500, Waltham, MA 02451.

(2)
Consists of shares held as of December 30, 2022 based on information provided in a Schedule 13G/A filed with the SEC on January 16, 2023. Baillie Gifford & Co and/or entities affiliated with Baillie Gifford & Co holds these shares in the form of ADSs. The business address of Baillie Gifford & Co is Calton Square, 1 Greenside Row, Edinburgh EH1 34N, Scotland, UK.

(3)
Beneficial ownership consists of (i) 82,978,668 ordinary shares represented by 13,829,778 ADSs directly held by New Enterprise Associates 14, L.P., or NEA 14 and 4 ordinary shares directly held by NEA 14 and (ii) 19,500,000 ordinary shares represented by 3,250,000 ADSs directly held by New Enterprise Associates 16, L.P., or NEA 16. The shares directly held by NEA 14 are indirectly held by NEA Partners 14, L.P., or NEA Partners 14, the sole general partner of NEA 14, NEA 14 GP, LTD, or NEA 14 LTD, the sole general partner of NEA Partners 14 and each of the individual Directors of NEA 14 LTD. The individual Directors, or collectively, the Directors of NEA 14 LTD, are Forest Baskett, Anthony A. Florence, Jr., Patrick J. Kerins, Scott D. Sandell and Peter W. Sonsini. The shares directly held by NEA 16 are indirectly held by NEA Partners 16, L.P., or NEA Partners 16, the sole general partner of NEA 16, NEA 16 GP, LLC, or NEA 16 LLC, the sole general partner of NEA Partners 16 and each of the individual Managers of NEA 16 LLC. The individual Managers of NEA 16 LLC, or collectively, the NEA 16 Managers, are Forest Baskett, Ali Behbahani (a member of Adaptimmune’s Board), Carmen Chang, Anthony A. Florence, Jr., Mohamad H. Makhzoumi, Scott D. Sandell, Peter W. Sonsini and Paul Walker. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The principal business address of New Enterprise Associates, Inc. is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(4)
Consists of shares held as of December 31, 2020 based on information provided in a Schedule 13G filed with the SEC on February 16, 2021. The Reporting Persons are the Baker Bros. Advisors L.P., Baker Bros. Advisors (GP) LLC, Felix J. Baker and Julian C. Baker. Beneficial ownership consists of (i) 54,419,964 ordinary shares represented by 9,069,994 ADSs directly held by Baker Brothers Life Sciences, L.P., and (ii) 4,565,298 ordinary shares represented by 760,883 ADSs directly held by 667, L.P., which may be deemed to be indirectly beneficially owned by the Reporting Persons. The business address of each of the Reporting Persons is c/o Baker Bros. Advisors LP, 860 Washington Street, 3rd Floor, New York NY 10014.

(5)
Beneficial ownership for Mr. Rawcliffe consists of (i) 930,618 ordinary shares represented by 155,103 ADSs and (ii) options to purchase 14,725,532 ordinary shares that are or will be exercisable within 60 days of April 3, 2023.

(6)
Beneficial ownership for Mr. Bertrand consists of (i) 691,026 ordinary shares represented by 115,171 ADSs and (ii) options to purchase 7,210,208 ordinary shares that are or will be exercisable within 60 days of April 3, 2023.

(7)
Beneficial ownership for Mr. Wood consists of (i) 96,000 ordinary shares represented by 16,000 ADSs and (ii) options to purchase 3,705,734 ordinary shares that are or will be exercisable within 60 days of April 3, 2023.

(8)
Beneficial ownership for Dr. Norry consists of (i) 277,728 ordinary shares represented by 46,288 ADSs and (ii) options to purchase 2,228,172 ordinary shares that are or will be exercisable within 60 days of April 3, 2023.

(9)
Beneficial ownership for Ms. Piccina consists of (i) 326,154 ordinary shares represented by 54,359 ADSs and (ii) options to purchase 1,125,648 ordinary shares that are or will be exercisable within 60 days of April 3, 2023.

(10)
Includes the shares set forth in footnote (2) above and options held by Dr. Behbahani to purchase 1,608,891 ordinary shares that are or will be exercisable within 60 days of April 11, 2022. Dr. Behbahani is a partner of New Enterprise Associates, Inc., which has ultimate voting and investment power over shares held of record by New Enterprise Associates 14, Limited Partnership.

(11)
Beneficial ownership for Mr. Noble consists of (i) 8,145,700 ordinary shares and (ii) options to purchase 9,697,533 ordinary shares that are or will be exercisable within 60 days of April 3, 2023.

(12)
Includes 254,100 ordinary shares, and 60,000 ordinary shares represented by 10,000 ADSs held by Sigal Family Investments, LLC, and options held by Dr. Sigal to purchase 1,997,286 ordinary shares that are or will be exercisable within 60 days of April 3, 2023. Dr. Sigal is a manager of Sigal Family Investments, LLC. Dr. Sigal may be deemed to have voting and investment power over the shares held by Sigal Family Investments, LLC. Dr. Sigal disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Also included in the ordinary shares beneficially owned are 52,938 ordinary shares represented by 8,823 ADSs that Dr. Sigal purchased during the IPO.

(13)
Consists of (i) options held by Mr. Alleva to purchase 2,089,433 ordinary shares that are or will be exercisable within 60 days of April 3, 2023; (ii) 70,584 ordinary shares represented by 11,764 ADSs purchased by Mr. Alleva during the IPO; (iii) 47,280 ordinary shares represented by 7,880 ADS purchased by the Lawrence M. Alleva Revocable Trust in December 2018; (iv) 12,900 ordinary shares represented by 2,150 ADSs purchased by the Lawrence M. Alleva Revocable Trust in June 2020 and (v) 12,600 ordinary shares represented by 2,100 ADSs purchased by the Lawrence M. Alleva Revocable Trust in June 2021.

(14)
Consists of options held by Mr. Mott to purchase 2,001,724 ordinary shares that are or will be exercisable within 60 days of April 3, 2023.

(15)
Consists of options held by Ms. Duncan to purchase 1,367,562 ordinary shares that are or will be exercisable within 60 days of April 3, 2023.

(16)
Consists of options held by Mr. Furey to purchase 1,100,748 ordinary shares that are or will be exercisable within 60 days of April 3, 2023.

(17)
Beneficial ownership for Dr. Tayton-Martin consists of (i) 1,800,000 ordinary shares and (ii) options to purchase 9,397,200 ordinary shares that are or will be exercisable within 60 days of April 3, 2023.

(18)
Beneficial ownership for Mr. Lunger consists of (i) 501,822 ordinary shares represented by 83,637 ADSs and (ii) options to purchase 3,889,203 ordinary shares that are or will be exercisable within 60 days of April 3, 2023.

(19)
Beneficial ownership for Dr. Brewer consists of (i) 74,652 ordinary shares represented by 12,442 ADSs and (ii) options to purchase 1,659,110 ordinary shares that are or will be exercisable within 60 days of April 3, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT AND DIRECTORS OF TCR2
The following table sets forth information with respect to the beneficial ownership of shares of TCR2 Common Stock as of March 28, 2023 with respect to: (1) each person known by TCR2 to beneficially own more than 5 percent of the outstanding shares of TCR2 Common Stock, (2) each of TCR2’s directors and named executive officers and (3) all of TCR2’s directors and executive officers as a group. TCR2 has determined beneficial ownership in accordance with the rules of the SEC.
The table lists applicable percentage ownership based on 39,244,199 shares of TCR2 Common Stock outstanding as of March 28, 2023. Unless otherwise noted below, the address of each person listed on the table is c/o TCR2 Therapeutics Inc., 100 Binney Street, Suite 710, Cambridge, MA 02142.
In computing the number of shares of TCR2 Common Stock beneficially owned by a person and the percentage ownership of that person, TCR2 deemed outstanding shares of TCR2 Common Stock subject to options and warrants held by that person that are immediately exercisable or exercisable within 60 days after March 28, 2023. TCR2 did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or Greater Stockholders
Entities affiliated with MPM Capital(1)	4,229,134	10.78
UBS Oncology Impact Fund, L.P.(2)	3,370,982	8.59
Entities affiliated with Tang Capital Partners L.P.(3)	2,738,947	6.98
Directors, Named Executive Officers and Other Executive Officers
Garry Menzel(4)	1,336,858	3.41
Alfonso Quintás Cardama(5)	355,339	*
Rosemary Harrison(6)	63,700	*
Andrew Allen(7)	30,103	*
Ansbert Gadicke(8)	7,600,116	19.37
Neil Gibson(9)	30,103	*
Priti Hegde(10)	17,801	*
Axel Hoos(11)	18,991	*
Shawn Tomasello(12)	18,458	*
Stephen Webster(13)	19,456	*
Angela Justice(14)	80,997	*
Peter Olagunju(15)	39,792	*
Eric Sullivan	—	*
All executive officers and directors as a group (13 persons)(16)	9,611,714	24.49

*
Represents beneficial ownership of less than 1 % of outstanding shares of TCR2 Common Stock.

(1)
Based solely on a Schedule 13D filed by MPM Asset Management on March 4, 2019. Consists of (i) 110,859 shares of TCR2 Common Stock held by MPM Asset Management Investors BV2014 LLC, (ii) 62,916 shares of TCR2 Common Stock held by MPM Asset Management Investors SunStates Fund LLC, (iii) 195,902 shares of TCR2 Common Stock and warrants to purchase 178,269 shares of TCR2 Common Stock exercisable within 60 days of March 1, 2021, in each case held by MPM Asset Management LLC, (iv) 203,846 shares of TCR2 Common Stock held by MPM BioVentures 2014 (B), L.P., (v) 3,056,272 shares of TCR2 Common Stock held by MPM BioVentures 2014, L.P., and (vi) 421,070 shares of TCR2 Common Stock held by MPM SunStates Fund, L.P. MPM BioVentures

2014 GP LLC is the general partner of MPM BioVentures 2014, L.P. and MPM BioVentures 2014 (B), L.P. MPM BioVentures 2014 LLC is the managing member of MPM BioVentures 2014 GP LLC and the manager of MPM Asset Management Investors BV2014 LLC. MPM SunStates Fund GP LLC is the general partner of MPM SunStates Fund, L.P. MPM SunStates GP Managing Member LLC is the managing member of MPM SunStates Fund GP LLC and the manager of MPM Asset Management Investors SunStates Fund LLC. MPM Asset Management LLC was retained as a manager to manage the operations of MPM BioVentures 2014, L.P., MPM BioVentures 2014 (B), L.P., MPM Asset Management Investors BV2014 LLC, MPM SunStates Fund, L.P., and MPM Asset Management SunStates Fund LLC. Dr. Ansbert Gadicke is a member of MPM BioVentures 2014 LLC, MPM SunStates GP Managing Member LLC, and MPM Capital, formerly known as MPM Asset Management LLC, and collectively with the other members of such entities makes investment decisions with respect to shares held by such entities. Each of the entities and individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address of these entities and individuals is 450 Kendall Street, Cambridge, MA 02142.
(2)
Based solely on a Schedule 13D filed by MPM Asset Management on March 4, 2019. Consists of 3,370,982 shares of TCR2 Common Stock held by UBS Oncology Impact Fund, L.P. The general partner of UBS Oncology Impact Fund, L.P. is Oncology Impact Fund (Cayman) Management L.P. The general partner of Oncology Impact Fund (Cayman) Management L.P. is MPM Oncology Impact Management LP. The general partner of MPM Oncology Impact Management LP is MPM Oncology Impact Management GP LLC. Dr. Ansbert Gadicke is a managing member and the managing director of MPM Oncology Impact Management GP LLC. Each of the entities and individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address of these entities and individuals is Durell House, 28 New Street, St Helier, Jersey, JE1 4FS.

(3)
Based solely on a Schedule 13G/A filed by Tang Capital Partners, LP, Tang Capital Management, LLC, the general partner of Tang Capital Partners, and Kevin Tang, the manager of Tang Capital Management, on February 14, 2023. The address of these entities and individual is 4747 Executive Drive, Suite 210, San Diego, CA 92121.

(4)
Consists of (i) 138,871 shares of TCR2 Common Stock held by Dr. Menzel directly, (ii) 132,729 shares of TCR2 Common Stock held by Dr. Menzel, as Trustee of the Garry E. Menzel Revocable Trust of 2022 (the Garry E. Menzel Trust), under indenture of trust dated April 5, 2022, (iii) 132,730 shares of TCR2 Common Stock held by Mary E. Henshall, as Trustee of the Mary E. Henshall Revocable Trust of 2022 (the Mary E. Henshall Trust), under indenture of trust dated April 5, 2022, and (iv) options to purchase 932,528 shares of TCR2 Common Stock exercisable within 60 days of March 28, 2023. Dr. Menzel is the trustee of the Garry E. Menzel Trust and may be deemed to beneficially own these securities. Ms. Henshall is Dr. Menzel’s spouse and Dr. Menzel disclaims beneficial ownership over the shares held by the Mary E. Henshall Trust.

(5)
Consists of (i) 109,459 shares of TCR2 Common Stock and (ii) options to purchase 245,880 shares of TCR2 Common Stock exercisable within 60 days of March 28, 2023.

(6)
Consists of options to purchase 63,700 shares of TCR2 Common Stock exercisable within 60 days of March 28, 2023.

(7)
Consists of options to purchase 30,103 shares of TCR2 Common Stock exercisable within 60 days of March 28, 2023.

(8)
Consists of all shares of TCR2 Common Stock held by entities affiliated with MPM Capital and all shares of TCR2 Common Stock held by UBS Oncology Impact Fund, L.P. See notes (1) and (2) above.

(9)
Consists of options to purchase 30,103 shares of TCR2 Common Stock exercisable within 60 days of March 28, 2023.

(10)
Consists of options to purchase 17,801 shares of TCR2 Common Stock exercisable within 60 days of March 28, 2023.

(11)
Consists of options to purchase 18,991 shares of TCR2 Common Stock exercisable within 60 days of March 28, 2023.

(12)
Consists of options to purchase 18,458 shares of TCR2 Common Stock exercisable within 60 days of March 28, 2023.

(13)
Consists of options to purchase 19,456 shares of TCR2 Common Stock exercisable within 60 days of March 28, 2023.

(14)
Consists of (i) 48,745 shares of TCR2 Common Stock and (ii) options to purchase 32,252 shares of TCR2 Common Stock exercisable within 60 days of March 28, 2023.

(15)
Consists of (i) 24,092 shares of TCR2 Common Stock and (ii) options to purchase 15,700 shares of TCR2 Common Stock exercisable within 60 days of March 28, 2023.

(16)
Consists of (i) 8,186,742 shares TCR2 Common Stock and (ii) options to purchase 1,424,972 shares of TCR2 Common Stock exercisable within 60 days of March 28, 2023 held by thirteen executive officers and directors, and entities affiliated with such executive officers and directors, as described in notes (4) through (15) above.

DESCRIPTION OF ADAPTIMMUNE ORDINARY SHARES
The following is a summary of the material terms of Adaptimmune ordinary shares as set forth in the articles of association of Adaptimmune and as provided by English law insofar as it applies to the Adaptimmune ordinary shares. Please note that this is only a summary, and may not contain all of the information relevant to you. Accordingly, you should read the more detailed provisions of the articles of association of Adaptimmune. This section should also be read in conjunction with the section of this joint proxy statement/prospectus titled “Comparison of Holders’ Rights”. For information on how to obtain a copy of the Adaptimmune articles of association, see the section of this joint proxy statement/prospectus titled “Where You Can Find More Information”.
References to an Adaptimmune “shareholder” or “member” in the following summary are to the registered holder of an Adaptimmune ordinary share.
Voting Rights
Subject to any other provisions of Adaptimmune’s articles of association and without prejudice to any special rights, privileges or restrictions as to voting attached to any shares forming part of Adaptimmune’s share capital, the voting rights of shareholders are as follows. On a show of hands, each shareholder present in person, and each duly authorized representative present in person of a shareholder that is a corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders entitled to vote on a resolution has one vote, but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each shareholder present in person or by proxy or (being a corporation) by a duly authorized representative has one vote for each share held by the shareholder. Adaptimmune is prohibited (to the extent specified by the Companies Act 2006) from exercising any rights to attend or vote at meetings in respect of any shares held by Adaptimmune as treasury shares.
Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting.
Restrictions on Voting Where Sums Overdue on Shares
None of Adaptimmune’s shareholders (whether present in person by proxy or, in the case of a corporate member, by a duly authorized representative) shall (unless the directors otherwise determine) be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.
Calls on Shares
Subject to the terms of issue of the shares and to the provisions of Adaptimmune’s articles of association, the directors may from time to time make calls on shareholders in respect of any moneys unpaid on their shares, whether in respect of the nominal value of the shares or by way of premium. Shareholders are required to pay called amounts on shares subject to receiving at least 14 clear days’ notice specifying the time and place for payment. If a shareholder fails to pay any part of a call or instalment of a call on the day fixed for payment, the directors may serve further notice naming another day not being less than 14 clear days from the date of the further notice requiring payment and stating that in the event of non-payment the shares in respect of which the call was made or instalment is payable will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors.
Dividend Rights
Subject to the Companies Act 2006 and the provisions of all other relevant legislation, Adaptimmune may by ordinary resolution declare dividends out of its profits available for distribution in accordance with the respective rights of shareholders but no such dividend shall exceed the amount recommended by the directors. If, in the opinion of the directors, Adaptimmune’s profits available for distribution justify such payments, the directors may pay fixed dividends payable on any of Adaptimmune’s shares with preferential rights, half-yearly or otherwise, on fixed dates and from time to time pay interim dividends to the holders of any class of shares. Subject to any special rights attaching to or terms of issue of any shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. No dividend shall be payable to us in respect of any shares held by Adaptimmune as treasury shares (except to the extent permitted by the Companies Act 2006 and any other relevant legislation).
Adaptimmune may, upon the recommendation of the directors, by ordinary resolution, direct payment of a dividend wholly or partly by the distribution of specific assets.
The directors may, if so authorized by ordinary resolution passed at any general meeting, offer any holders of Adaptimmune ordinary shares the right to elect to receive in lieu of that dividend (or part of any of that dividend) an allotment of Adaptimmune ordinary shares credited as fully paid.
Adaptimmune or the directors may by resolution specify a “record date” on which persons registered as the holders of shares shall be entitled to receipt of any dividend.
Distributions of Assets on Winding-up
Subject to any special rights attaching to or the terms of issue of any shares, on any winding-up of Adaptimmune, its surplus assets remaining after satisfaction of Adaptimmune’s liabilities will be distributed among Adaptimmune shareholders in proportion to their respective holdings of shares and the amounts paid up on those shares.
On any winding-up of Adaptimmune (whether the liquidation is voluntary, under supervision or by the court), the liquidator may with the authority of a special resolution of Adaptimmune and any other sanction required by any relevant legislation, divide among Adaptimmune shareholders (excluding Adaptimmune itself to the extent that it is a shareholder by virtue of its holding any shares or treasury shares) in specie or in kind the whole or any part of Adaptimmune’s assets, whether or not the assets shall consist of property of one kind or of properties of different kinds, and may for that purpose set such value as he deems fair upon any one or more class or classes of property and may determine how that division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with that sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as he with the relevant authority determines, and the liquidation of Adaptimmune may be closed and Adaptimmune dissolved, but so that no shareholders shall be compelled to accept any shares or other property in respect of which there is a liability.
Variation of Rights
If at any time the capital of Adaptimmune is divided into different classes of shares, the rights or privileges attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class) be varied or abrogated with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the shareholders of that class, but not otherwise.
Transfer of Shares
All of Adaptimmune’s shares are in registered form and may be transferred by a transfer in any usual or common form or any form acceptable to the directors and permitted by the Companies Act 2006 and any other relevant legislation.
The directors may decline to register a transfer of a share that is:
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not fully paid or on which Adaptimmune has a lien provided that that discretion may not be exercised in such a way as to prevent dealings in shares of that class from taking place on an open and proper basis;

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(except where uncertificated shares are transferred without a written instrument) not lodged duly stamped at Adaptimmune’s registered office or at such other place as the directors may appoint;

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(except where a certificate has not been issued) not accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer;

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in respect of more than one class of share; or

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in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

Capital Variations
Adaptimmune may, by ordinary resolution, consolidate and divide all or any of Adaptimmune’s share capital into shares of a larger nominal amount than Adaptimmune’s existing shares or sub-divide Adaptimmune’s shares, or any of them, into shares of a smaller amount than Adaptimmune’s existing shares. Subject to the provisions of the Companies Act 2006 and any other relevant legislation, Adaptimmune may by special resolution reduce Adaptimmune’s share capital, any capital redemption reserve fund or any share premium account and may redeem or purchase any of its own shares.
Pre-emption Rights
There are no rights of pre-emption under Adaptimmune’s articles of association in respect of transfers of issued Adaptimmune ordinary shares. In certain circumstances, Adaptimmune shareholders may have statutory pre-emption rights under the Companies Act 2006 in respect of the allotment of new shares in Adaptimmune for cash. These statutory pre-emption rights, when applicable, would require Adaptimmune to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons. In such circumstances, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such Adaptimmune ordinary shares would be offered to Adaptimmune shareholders. These statutory pre-emption rights may be disapplied by a special resolution passed by shareholders in a general meeting in accordance with the provisions of the Companies Act 2006.

DESCRIPTION OF ADAPTIMMUNE ADSs
Citibank, N.A. has agreed to act as the depositary bank for the Adaptimmune ADSs. The depositary bank’s offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. London Branch, having its principal office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England.
Adaptimmune has appointed the depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. A copy of the deposit agreement is available from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-203642, Registration Number 333-212714 or Registration Number 333-233560 when retrieving such copy.
Adaptimmune is providing you with a summary description of the material terms of Adaptimmune ADSs and of your material rights as an owner of Adaptimmune ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of Adaptimmune ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. The depositary bank urges you to review the deposit agreement in its entirety.
For the purposes of this section, “Holder” means the person or persons in whose name an ADS is registered on the books of the depositary (or the registrar, if any) maintained for such purpose.
Each Adaptimmune ADS represents the right to receive six Adaptimmune ordinary shares, each of which is frequently referred to as a “Share” or collectively, as “Shares”, on deposit with the custodian. An Adaptimmune ADS also represents the right to receive any other property received by the depositary bank or the custodian on behalf of the owner of the Adaptimmune ADS but that has not been distributed to the owners of Adaptimmune ADSs because of legal restrictions or practical considerations. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of Adaptimmune ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the Adaptimmune ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the Adaptimmune ADSs for the benefit of the holders and beneficial owners of the corresponding Adaptimmune ADSs. Owners of Adaptimmune ADSs will be able to exercise beneficial ownership interests in the deposited property only through the registered holders of the Adaptimmune ADSs, by the registered holders of the Adaptimmune ADSs (on behalf of the applicable Adaptimmune ADS owners) only through the depositary bank, and by the depositary bank (on behalf of the owners of the corresponding Adaptimmune ADSs) directly, or indirectly through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of Adaptimmune ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your Adaptimmune ADSs. The deposit agreement and the ADR specify Adaptimmune’s rights and obligations as well as your rights and obligations as an owner of Adaptimmune ADSs and those of the depositary bank. As an Adaptimmune ADS holder, you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, Adaptimmune’s obligations to the holders of Shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, Adaptimmune nor any of their respective agents or affiliates are required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of Adaptimmune ADSs, Adaptimmune will not treat you as one of Adaptimmune’s shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the Shares underlying your Adaptimmune ADSs. As an owner of Adaptimmune ADSs you will be able to exercise the shareholders rights for the shares represented by your Adaptimmune ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an Adaptimmune ADS owner, need to arrange for the cancellation of your Adaptimmune ADSs and become a direct shareholder.
The manner in which you own Adaptimmune ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated Adaptimmune ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank’s services are made available to you. As an owner of Adaptimmune ADSs, you may hold your Adaptimmune ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated Adaptimmune ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of Adaptimmune ADSs by the depositary bank. Under the direct registration system, ownership of Adaptimmune ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the Adaptimmune ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your Adaptimmune ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as an Adaptimmune ADS owner. Banks and brokers typically hold securities such as Adaptimmune ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of Adaptimmune ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All Adaptimmune ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own Adaptimmune ADSs directly by means of an Adaptimmune ADS registered in your name and, as such, will refer to you as the “holder.” This summary description will refer to “you” assuming the reader owns Adaptimmune ADSs and will own Adaptimmune ADSs at the relevant time.
The registration of the Adaptimmune ordinary shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable Adaptimmune ordinary shares with the beneficial ownership rights and interests in such Adaptimmune ordinary shares being at all times vested with the beneficial owners of Adaptimmune ADSs representing the Adaptimmune ordinary shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of Adaptimmune ADSs representing the deposited property.
Dividends and Distributions
Holders generally have the right to receive the distributions Adaptimmune makes on the securities deposited with the custodian. A Holder’s receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of Adaptimmune ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever Adaptimmune makes a cash distribution for the securities on deposit with the custodian, Adaptimmune will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of Adaptimmune ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions of Shares
Whenever Adaptimmune makes a free distribution of Adaptimmune ordinary shares for the securities on deposit with the custodian, Adaptimmune will deposit the applicable number of Adaptimmune ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new Adaptimmune ADSs representing the Adaptimmune ordinary shares deposited or modify the Adaptimmune ADS-to-ordinary share ratio, in which case each Adaptimmune ADS a Holder holds will represent rights and interests in an integral number of the additional Adaptimmune ordinary shares so deposited. Only whole new Adaptimmune ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new Adaptimmune ADSs or the modification of the Adaptimmune ADS-to-ordinary share ratio upon a distribution of Adaptimmune ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new ordinary shares so distributed.
No such distribution of new Adaptimmune ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not practicable. If the depositary bank does not distribute new Adaptimmune ADSs as described above, it may sell the Adaptimmune ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever Adaptimmune intends to distribute rights to purchase additional ordinary shares, Adaptimmune will give prior notice to the depositary bank and will indicate whether it wishes the elective distribution to be made available to you. In such case, Adaptimmune will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable to distribute rights to purchase additional Adaptimmune ADSs to holders.
The depositary bank will establish procedures to distribute rights to purchase additional Adaptimmune ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of Adaptimmune ADSs, Adaptimmune indicates that it wishes such rights to be made available to holders of Adaptimmune ADSs, and if Adaptimmune provides all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). A Holder may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new Adaptimmune ADSs upon the exercise of a Holder’s rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new Adaptimmune ordinary shares other than in the form of Adaptimmune ADSs.
The depositary bank will not distribute the rights to a Holder if:
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Adaptimmune does not timely request that the rights be distributed to a Holder or Adaptimmune requests that the rights not be distributed to a Holder; or

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Adaptimmune fails to deliver satisfactory documents to the depositary bank; or

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It is not reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever Adaptimmune intends to distribute a dividend payable at the election of shareholders either in cash or in additional shares, Adaptimmune will give prior notice thereof to the depositary bank and will indicate whether Adaptimmune wishes the elective distribution to be made available to a Holder. In such case, Adaptimmune will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.
The depositary bank will make the election available to a Holder only if it is lawful and reasonably practicable, Adaptimmune indicates that it wishes such election to be made available to holders of Adaptimmune ADSs, and if Adaptimmune has provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable a Holder to elect to receive either cash or additional Adaptimmune ADSs, in each case as described in the deposit agreement.
If the election is not made available to a Holder, such Holder will receive either cash or additional Adaptimmune ADSs, upon the terms described above for distributions of cash and Adaptimmune ordinary shares, respectively, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever Adaptimmune intends to distribute property other than cash, Adaptimmune ordinary shares or rights to purchase additional Adaptimmune ordinary shares, Adaptimmune will notify the depositary bank in advance and will indicate whether Adaptimmune wishes such distribution to be made to Holders. If so, Adaptimmune will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to a Holder, Adaptimmune indicates that it wishes such distribution to be made available to holders of Adaptimmune ADSs, and if Adaptimmune provides all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.
The depositary bank will not distribute the property to a Holder and will sell the property if:
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Adaptimmune does not request that the property be distributed to a Holder or if Adaptimmune asks that the property not be distributed to a Holder; or

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Adaptimmune does not deliver satisfactory documents to the depositary bank; or

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The depositary bank determines that all or a portion of the distribution to a Holder is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever Adaptimmune decides to redeem any of the securities on deposit with the custodian, it will notify the depositary bank in advance. If it is practicable and if Adaptimmune provides all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S.

dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their Adaptimmune ADSs to the depositary bank. A Holder may have to pay fees, expenses, taxes and other governmental charges upon the redemption of a Holder’s ADSs. If less than all Adaptimmune ADSs are being redeemed, the Adaptimmune ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.
Changes Affecting Adaptimmune Ordinary Shares
The Adaptimmune ordinary shares held on deposit for a Holder’s Adaptimmune ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or any other reclassification of such Adaptimmune ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of Adaptimmune.
If any such change were to occur, a Holder’s Adaptimmune ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the Adaptimmune ordinary shares held on deposit. The depositary bank may in such circumstances deliver new Adaptimmune ADSs to a Holder, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of a Holder’s existing Adaptimmune ADSs for new Adaptimmune ADSs and take any other actions that are appropriate to reflect as to the Adaptimmune ADSs the change affecting the shares. If the depositary bank may not lawfully distribute such property to a Holder, the depositary bank may sell such property and distribute the net proceeds to a Holder as in the case of a cash distribution.
Issuance of Adaptimmune ADSs upon Deposit of Adaptimmune Ordinary Shares
The depositary bank may create Adaptimmune ADSs on a Holder’s behalf if a Holder or a Holder’s broker deposit Adaptimmune ordinary shares with the custodian. The depositary bank will deliver these Adaptimmune ADSs to the person a Holder indicates only after a Holder pays any applicable issuance fees and any charges and taxes payable for the transfer of the Adaptimmune ordinary shares to the custodian. A Holder’s ability to deposit Adaptimmune ordinary shares and receive Adaptimmune ADSs may be limited by U.S. and English legal considerations applicable at the time of deposit.
The issuance of Adaptimmune ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Adaptimmune ordinary shares have been duly transferred to the custodian. The depositary bank will only issue Adaptimmune ADSs in whole numbers.
When a Holder makes a deposit of Adaptimmune ordinary shares, a Holder will be responsible for transferring good and valid title to the depositary bank. As such, a Holder will be deemed to represent and warrant that:
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The Adaptimmune ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

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All preemptive (and similar) rights, if any, with respect to such Adaptimmune ordinary shares have been validly waived or exercised.

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A Holder is duly authorized to deposit the Adaptimmune ordinary shares.

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The Adaptimmune ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the Adaptimmune ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

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The Adaptimmune ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, Adaptimmune and the depositary bank may, at a Holder’s cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs
ADR Holders will be entitled to transfer, combine or split up such Holder’s Adaptimmune ADRs and the Adaptimmune ADSs evidenced thereby. For transfers of ADRs, a Holder will have to surrender the ADRs to be transferred to the depositary bank and also must:
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ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

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provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

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provide any transfer stamps required by the State of New York or the United States; and

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pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have a Holder’s ADRs either combined or split up, such Holder must surrender the ADRs in question to the depositary bank with such Holder’s request to have them combined or split up, and such Holder must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Adaptimmune Ordinary Shares Upon Cancellation of Adaptimmune ADSs
Holders of Adaptimmune ADSs will be entitled to present such Holder’s Adaptimmune ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying Adaptimmune ordinary shares at the custodian’s offices. A Holder’s ability to withdraw Adaptimmune ordinary shares held in respect of the Adaptimmune ADSs may be limited by U.S., England and Wales legal considerations applicable at the time of withdrawal. In order to withdraw Adaptimmune ordinary shares represented by a Holder’s Adaptimmune ADSs, such Holder will be required to pay to the depositary bank the fees for cancellation of Adaptimmune ADSs and any charges and taxes payable upon the transfer of Adaptimmune ordinary shares being withdrawn. A Holder assumes the risk for delivery of all funds and securities upon withdrawal. Once canceled, the Adaptimmune ADSs will not have any rights under the deposit agreement.
If you hold Adaptimmune ADSs registered in your name, the depositary bank may ask a Holder to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel a Holder’s Adaptimmune ADSs. The withdrawal of Adaptimmune ordinary shares represented by a Holder’s Adaptimmune ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept Adaptimmune ADSs for cancellation that represent a whole number of securities on deposit.
Holders will have the right to withdraw the securities represented by such Holder’s Adaptimmune ADSs at any time except for:
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Temporary delays that may arise because (i) the transfer books for Adaptimmune ordinary shares or Adaptimmune ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

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Obligations to pay fees, taxes and similar charges; and

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Restrictions imposed because of laws or regulations applicable to Adaptimmune ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair a Holder’s right to withdraw the securities represented by a Holder’s Adaptimmune ADSs except to comply with mandatory provisions of law.
Voting Rights
Holders generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for Adaptimmune ordinary shares represented by a Holder’s Adaptimmune ADSs. The voting rights of holders of ordinary shares are described above in the section of this joint proxy statement/prospectus titled “Description of Adaptimmune Ordinary Shares — Voting Rights.”

At Adaptimmune’s request, the depositary bank will distribute to a holder of Adaptimmune ADSs any notices of shareholders’ meetings received from Adaptimmune together with information explaining how to instruct the depositary bank to exercise the voting rights of the ordinary shares represented by Adaptimmune ADSs. In lieu of distributing such materials, the depositary bank may distribute to holders of Adaptimmune ADSs instructions on how to retrieve such materials upon request.
If the depositary bank timely receives voting instructions from a holder of Adaptimmune ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s Adaptimmune ADSs in accordance with the voting instructions received from such holder and as follows.
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In the event of voting by show of hands, the depositary bank will vote (or cause the custodian to vote) all Shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of Adaptimmune ADSs who provide timely voting instructions.

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In the event of voting by poll, the depositary bank will vote (or cause the custodian to vote) the Shares held on deposit in accordance with the voting instructions received from the holders of Adaptimmune ADSs.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement). If the depositary bank does not receive your voting instructions in a timely manner you will nevertheless be treated as having instructed the depositary bank to give a proxy to a person designated by Adaptimmune to vote the Adaptimmune ordinary shares represented by your Adaptimmune ADSs in his/her discretion. The depositary bank will deliver such discretionary proxy only if:
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Adaptimmune confirms that they wish the depositary bank to issue such discretionary proxy;

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Adaptimmune designates the person who is to receive such discretionary proxy;

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Adaptimmune certifies that the matters to be considered at the shareholders meeting do not adversely affect the rights of shareholders; and

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Adaptimmune certifies that there exists no substantial opposition to such matters.

Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. Adaptimmune cannot assure that Holders will receive voting materials in time to enable such Holder to return voting instructions to the depositary bank in a timely manner.
Fees and Charges for which Holders of Adaptimmune ADSs are Responsible
The following table shows the fees and charges that a holder of Adaptimmune ADSs may have to pay, either directly or indirectly.
These fees and charges are set by the depositary bank and are subject to change:
Service	Fees
Issuance of Adaptimmune ADSs	Up to U.S. 5¢ per Adaptimmune ADS issued
Cancellation of Adaptimmune ADSs	Up to U.S. 5¢ per Adaptimmune ADS canceled
Distribution of cash dividends or other cash distributions	Up to U.S. 5¢ per Adaptimmune ADS held
Distribution of Adaptimmune ADSs pursuant to stock dividends, free stock distributions or exercise of rights	Up to U.S. 5¢ per Adaptimmune ADS held
Distribution of securities other than Adaptimmune ADSs or rights to purchase additional Adaptimmune ADSs	Up to U.S. 5¢ per Adaptimmune ADS held
Depositary Services	Up to U.S. 5¢ per Adaptimmune ADS held on the applicable record date(s) established by the depositary bank

As an Adaptimmune ADS holder you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:
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Taxes (including applicable interest and penalties) and other governmental charges.

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The registration fees as may from time to time be in effect for the registration of Adaptimmune ordinary shares on the share register and applicable to transfers of Adaptimmune ordinary shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively.

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Expenses for cable, telex and fax transmissions and for delivery of securities.

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Expenses and charges incurred by the depositary bank in the conversion of foreign currency.

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Fees and expenses as are incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to Adaptimmune ordinary shares, deposited securities, Adaptimmune ADSs and ADRs.

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Fees and expenses incurred in connection with the delivery or servicing of Adaptimmune ordinary shares and other property on deposit.

ADS fees and charges payable upon (i) deposit of Adaptimmune ordinary shares against issuance of Adaptimmune ADSs, and (ii) surrender of Adaptimmune ADSs for cancellation and withdrawal of deposited property will be payable by the person to whom the Adaptimmune ADSs so issued are delivered by the depositary bank (in the case of Adaptimmune ADS issuances) and by the person who delivers the Adaptimmune ADSs for cancellation to the depositary bank (in the case of Adaptimmune ADS cancellations). In the case of Adaptimmune ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the Adaptimmune ADSs being issued or the DTC participant(s) surrendering the Adaptimmune ADSs to the depositary bank for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of Adaptimmune ADSs. For Adaptimmune ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold Adaptimmune ADSs.
In the event of a refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the Adaptimmune ADS holder.
Note that the fees and charges you may be required to pay may vary over time and may be changed by Adaptimmune and by the depositary bank. You will receive prior notice of such changes.
The depositary bank may reimburse us for certain expenses incurred by us in respect of the Adaptimmune ADS program established pursuant to the deposit agreement, by making available a portion of the depositary fees charged in respect of the Adaptimmune ADS program or otherwise, upon such terms and conditions as Adaptimmune and the depositary bank may agree from time to time.
Amendments and Termination
Adaptimmune may agree with the depositary bank to modify the deposit agreement at any time without a Holder’s consent. Adaptimmune undertakes to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. Adaptimmune will not consider to be materially prejudicial to a Holder’s substantial rights any modifications or supplements that are reasonably necessary for the Adaptimmune ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges such Holder is required to pay. In addition, Adaptimmune may not be able to provide Holders with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
Holders will be bound by the modifications to the deposit agreement if such Holder’s continue to hold Adaptimmune ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent a Holder from withdrawing Adaptimmune ordinary shares represented by such Holder’s Adaptimmune ADSs (except as permitted by law).
Adaptimmune has the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, a Holder’s rights under the deposit agreement will be unaffected.
After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until a Holder request the cancellation of such Holder’s Adaptimmune ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of Adaptimmune ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of Adaptimmune ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
Books of Depositary
The depositary bank will maintain Adaptimmune ADS holder records at its depositary office. Holders may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Adaptimmune ADSs and the deposit agreement.
The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of Adaptimmune ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits Adaptimmune’s obligations and the depositary bank’s obligations to Holders. Please note the following:
•
Adaptimmune and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•
The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•
The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to Holders on Adaptimmune’s behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Adaptimmune ordinary shares, for the validity or worth of Adaptimmune ordinary shares, for any tax consequences that result from the ownership of Adaptimmune ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of Adaptimmune notices or for its failure to give notice.

•
Adaptimmune and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•
Adaptimmune and the depositary bank disclaim any liability if it or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of Adaptimmune’s articles of association or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond Adaptimmune’s control.
•
Adaptimmune and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in Adaptimmune’s articles of association or in any provisions of or governing the securities on deposit.

•
Adaptimmune and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting shares for deposit, any holder of Adaptimmune ADSs or authorized representatives thereof, or any other person believed by either of Adaptimmune and the depositary bank in good faith to be competent to give such advice or information.

•
Adaptimmune and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Adaptimmune ordinary shares but is not, under the terms of the deposit agreement, made available to Holders.

•
Adaptimmune and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•
Adaptimmune and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•
No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

•
Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among Adaptimmune, the depositary bank and you as Adaptimmune ADS holder.

•
Nothing in the deposit agreement precludes the depositary bank (or its affiliates) from engaging in transactions in which parties adverse to Adaptimmune or the Adaptimmune ADS owners have interests, and nothing in the deposit agreement obligates the depositary bank to disclose those transactions, or any information obtained in the course of those transactions, to Adaptimmune or to the Adaptimmune ADS owners, or to account for any payment received as part of those transactions.

Taxes
A Holder will be responsible for the taxes and other governmental charges payable on the Adaptimmune ADSs and the securities represented by the Adaptimmune ADSs. Adaptimmune, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary bank may refuse to issue Adaptimmune ADSs, to deliver, transfer, split-up or combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify Adaptimmune, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practicable or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:
•
Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•
Distribute the foreign currency to holders for whom the distribution is lawful and practical.

•
Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial
The deposit agreement, the ADRs and the Adaptimmune ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Adaptimmune ordinary shares (including Adaptimmune ordinary shares represented by Adaptimmune ADSs) are governed by the laws of England and Wales. As an owner of Adaptimmune ADSs, holders irrevocably agree that any legal action arising out of the deposit agreement, the Adaptimmune ADSs or the ADRs, involving Adaptimmune or the depositary bank, may only be instituted in a state or federal court in the city of New York.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST ADAPTIMMUNE AND/OR THE DEPOSITARY BANK.

COMPARISON OF HOLDERS’ RIGHTS
Adaptimmune is a public limited company registered in England and Wales. The rights of holders of Adaptimmune ordinary shares are governed by English law, including the provisions of the Companies Act 2006, and by Adaptimmune’s articles of association. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations organized in, for example, Delaware. Holders of Adaptimmune ADSs will be able to exercise the shareholder rights for the ordinary shares represented by such Adaptimmune ADSs through the depositary bank, only to the extent contemplated by the deposit agreement. In addition, only registered holders of Adaptimmune ordinary shares are afforded the rights of shareholders under English law and Adaptimmune’s articles of association. Because the depositary bank holds the Adaptimmune ordinary shares represented by Adaptimmune ADSs through a custodian which is a participant in the CREST securities settlement system, and the custodian or its nominee is the registered holder of the Adaptimmune ordinary shares represented by Adaptimmune ADSs, the holders of Adaptimmune ADSs must rely on the depositary bank to exercise the rights of a shareholder via its custodian. Holders of Adaptimmune ADSs are entitled to present Adaptimmune ADSs to the depositary bank for cancellation and withdraw the corresponding number of underlying Adaptimmune ordinary shares but would be responsible for fees relating to such exchange. Fees and charges are also payable by Adaptimmune ADS holders in relation to certain other depositary services.
TCR2 is a Delaware corporation and the rights of TCR2 stockholders are governed by the applicable laws of the State of Delaware, including the DGCL, and by the TCR2 charter and the TCR2 by-laws. Upon completion of the merger, holders of shares of TCR2 Common Stock will receive Adaptimmune ADSs in exchange for their shares of TCR2 Common Stock. As a result, TCR2 stockholders who become holders of Adaptimmune ADSs will have their rights governed principally by the by the deposit agreement, the terms of which are further detailed in the section of this proxy statement/prospectus entitled “Description of Adaptimmune ADSs” beginning on page 168, which will differ from Delaware law and the TCR2 charter and TCR2 by-laws.
Set forth below are the material differences between the rights of a holder of Adaptimmune ordinary shares under the laws of England and Wales and the Adaptimmune articles of association, on the one hand, and the current rights of TCR2 stockholders under the DGCL and the TCR2 charter and TCR2 by-laws, on the other hand. References to an Adaptimmune “shareholder” or “member” in the following summary are to the registered holder of an Adaptimmune ordinary share.
The following summary is not a complete statement of the rights of Adaptimmune shareholders and TCR2 stockholders of either of the two companies or a complete description of the specific provisions referred to below. Furthermore, the description of some of the differences in these rights in this section is not intended to indicate that other differences that may be equally important do not exist. The statements in this section are qualified in their entirety by reference to, and are subject to, the relevant provisions of the laws of England and Wales and the DGCL, as well as each of Adaptimmune’s and TCR2’s organizational documents. This summary is qualified in its entirety be reference to the full text of each of the Adaptimmune articles, the Adaptimmune by-laws, the TCR2 charter and the TCR2 by-laws. For information on how to obtain a copy of these documents, see the section of this joint proxy statement/prospectus titled “Where You Can Find More Information.”

	Adaptimmune	TCR2
Authorized Capital Stock
As of April 18, 2023, the issued share capital of Adaptimmune comprised 994,213,968 Adaptimmune ordinary shares. Adaptimmune ADSs are listed on Nasdaq under the symbol “ADAP.”
Adaptimmune has no authorized share capital limit under its articles of association.
Adaptimmune’s articles of association provide that, subject to the Companies Act 2006 and without prejudice to any rights conferred on the holders of any class of shares, any ordinary share of Adaptimmune may be issued with such preferred, deferred or other rights, or such restrictions, whether with regard to dividend, return of capital, voting or otherwise, as Adaptimmune may determine by ordinary resolution (or failing such determination as the directors may determine).

The aggregate number of shares of stock that TCR2 has the authority to issue is 160,000,000 shares, consisting of 150,000,000 shares of TCR2 Common Stock, par value $0.0001 per share and 10,000,000 shares of undesignated preferred stock, par value $0.0001 per share.
As of April 10, 2023 the record date for the TCR2 special meeting, 39,244,199 shares of TCR2 Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding.
The TCR2 charter expressly authorizes, to the fullest extent of the law, the TCR2 Board, without stockholder approval, to provide by resolution or resolutions for, out of the unissued shares of undesignated preferred stock, the issuance of the shares of undesignated preferred stock in one or more series of such stock, and by filing a certificate of designations pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.
Shares of TCR2 Common Stock are listed on the Nasdaq Global Select Market under the trading symbol “TCRR.”

Annual Meetings of Stockholders	Under the Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.	The TCR2 by-laws provide that annual meetings of stockholders will be held at an hour, date and place within or without the United States which is fixed by the TCR2 Board, which time, date

	Adaptimmune	TCR2
and place may subsequently be changed at any time by vote of the TCR2 Board. If no annual meeting has been held for a period of thirteen (13) months after TCR2’s last annual meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these by-laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-laws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.
General Meetings of Stockholders
Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.
Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting.
Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.
The TCR2 by-laws provide that, except as otherwise required by statute and subject to the rights, if any, of the holders of any series of undesignated preferred stock, special meetings of the TCR2 stockholders may be called only by the TCR2 Board acting pursuant to a resolution approved by the affirmative vote of a majority of the TCR2 directors then in office. The TCR2 Board may postpone or reschedule any previously scheduled special meeting of TCR2 stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of TCR2 stockholders. Nominations of persons for election to the TCR2 Board and TCR2 stockholder proposals of other business shall not be brought before a special meeting of TCR2 stockholders to be considered by the TCR2 stockholders unless such special meeting is held in lieu of an annual meeting of TCR2 stockholders in accordance with Article I, Section 1 of TCR2’s by-laws, in which case such special meeting in lieu thereof will be deemed an annual meeting for purposes of TCR2’s by-laws

	Adaptimmune	TCR2
and the provisions of Article I, Section 2 of TCR2’s by-laws shall govern such special meeting.
Stockholder Action by Written Consent	Under English law, shareholders of a public company such as Adaptimmune are not permitted to pass resolutions by written consent. All shareholder decisions must be taken at the general meeting.	TCR2’s charter provides that any action required or permitted to be taken by the stockholders of TCR2 at any annual or special meeting of stockholders of TCR2 must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of TCR2 stockholders in lieu thereof.
Number and Election of Directors
Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association. The Adaptimmune articles of association provide that, unless and until Adaptimmune’s shareholders otherwise determine in general meeting, the number of directors shall not be subject to any maximum but shall not be less than two. As of the date of this joint proxy statement/prospectus, the Adaptimmune Board consists of 8 directors.
Under English law, the procedure by which directors (other than a company’s initial directors) are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.
Subject to the provisions of the Adaptimmune articles of association, Adaptimmune shareholders may by ordinary resolution elect any person who is willing to act to be a director, either to fill a casual vacancy or as an additional director or to replace a director removed from

The TCR2 charter provides that the number of directors shall be fixed solely and exclusively by resolution duly adopted from time to time by the TCR2 Board. The directors, other than those who may be elected by the holders of any series of undesignated preferred stock, shall be classified, with respect to the term for which they severally hold office, into three classes. The directors shall hold office in the manner provided in the TCR2 charter.
The TCR2 Board is classified into three classes. Each director is appointed for a three-year term.
The TCR2 charter provides that directors are elected at the annual meeting of stockholders or at a special meeting called for such purpose and hold office until the next succeeding annual meeting and until his or her successor has been duly elected and qualified or until their earlier resignation, death or removal. Notwithstanding the foregoing, whenever, pursuant to the provisions of TCR2 charter, the holders of any one or more series of undesignated preferred stock shall have the right, voting separately as a series or together with holders of other such series, to elect TCR2 directors at an annual or special meeting of

	Adaptimmune	TCR2

office under the articles of association.
The Adaptimmune Board may appoint any person who is permitted by English law and willing to act to be a director, either to fill a casual vacancy or as an additional director. However, any director so appointed shall retire at the next annual general meeting but shall be eligible for re-election by Adaptimmune’s shareholders.

stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the TCR2 charter and any certificate of designations applicable to such series.
TCR2 directors are elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; however, directors are elected by a plurality of votes cast in contested elections.
A majority of the TCR2 Board must be comprised of independent directors as defined in Nasdaq Rule 5605(a)(2).
The holders of shares of TCR2 Common Stock have the exclusive right to vote for the election of directors, and the TCR2 by-laws provide that any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.

Director Qualifications
The Companies Act 2006 requires that an English company must have at least one director who is a natural person.
Under the Adaptimmune articles of association, a director need not hold any share qualification.
The TCR2 by-laws provide that no director need be a stockholder of TCR2. The DGCL requires that directors of Delaware corporations be natural persons.
Fiduciary Duties	Under English law, a director owes various statutory and fiduciary duties to the company, including (i) to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole, (ii) to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company (iii) to act in accordance with the company’s constitution and only	Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director

	Adaptimmune	TCR2
exercise his powers for the purposes for which they are conferred, (iv) to exercise independent judgment, (v) to exercise reasonable care, skill and diligence, (vi) not to accept benefits from a third party conferred by reason of his being a director or doing (or not doing) anything as a director, and (vii) a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.
act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.
Under the DGCL, a member of the board of directors, or a member of any committee designated by the board of directors, is, in the performance of such member’s duties, fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Limitation of Liability of Directors	Under the Companies Act 2006, any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of a company (to any extent) from any liability	Under the DGCL, a corporation’s charter may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary

	Adaptimmune	TCR2

that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.
Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he is successful in defending the claim or criminal proceedings); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

duty as a director. However, no provision can limit the liability of a director for:
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any breach of the director’s duty of loyalty to the corporation or its stockholders;

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acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•
any transaction from which the director derives an improper personal benefit.

The Adaptimmune charter contains such a limitation of liability to the fullest extent authorized by the DGCL.

Indemnification of Directors and Officers	Under Adaptimmune’s articles of association, subject to the provisions of English law, each director or other officer (excluding an auditor) of Adaptimmune or any of its subsidiaries is entitled to be indemnified by Adaptimmune against all liabilities incurred by him in the execution and discharge of his duties or in relation to those duties. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him in connection with any	Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee

Adaptimmune	TCR2

negligence, default, breach of duty or breach of trust in relation to the company of which he is a directors as described in “Limitation of Liability of Directors” above.
Subject to the provisions of English law, the board has the power to purchase, fund and maintain insurance for or for the benefit of any current or former director or officer of Adaptimmune or any of its subsidiaries, including insurance against any liability incurred by such individuals in respect of any act or omission in the actual or purported execution of their duties in relation to Adaptimmune or any of its subsidiaries.

or agent of the corporation (other than a derivative action), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by TCR2’s charter, by-laws, disinterested director vote, shareholder vote, agreement or otherwise.
TCR2’s charter provides that a TCR2 director shall not be personally liable to TCR2 or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to TCR2 or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of TCR2’s charter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to

	Adaptimmune	TCR2

the fullest extent permitted by the DGCL, as so amended.
The TCR2 by-laws provide that, each director shall be indemnified and held harmless by TCR2 to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits TCR2 to provide broader indemnification rights than such law permitted the TCR2 to provide prior to such amendment), and to the extent authorized in the TCR2 by-laws.

Removal of Directors
Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided that 28 clear days’ notice of the resolution is given to the company and its shareholders and certain other procedural requirements under the Companies Act 2006 are followed (such as allowing the director to make representations against his or her removal either at the meeting or in writing).
The office of a director shall be vacated in certain situations enumerated in the Adaptimmune articles of association, which include (i) a bankruptcy order or an interim order is made against such director, (ii) a registered medical professional gives a written opinion to Adaptimmune that such director has become physically or mentally incapable of acting as a director and may remain so for more than three months, (iii) the director and their alternate (if any) is
Subject to the rights, if any, of any series of undesignated preferred stock to elect directors and to remove any director whom the holders of any such series have the right to elect, any director (including persons elected by directors to fill vacancies in the board of directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of two-thirds (2/3) or more of the outstanding shares of capital stock then entitled to vote at an election of directors. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

	Adaptimmune	TCR2

absent from board meetings for six successive months without the permission of the board, (iv) the director becomes prohibited by law or (if applicable) Nasdaq rules from acting as a director, or (v) such director is removed from office by notice in writing signed by all co-directors.
See also “Retirement, Newly Created Directorships and Vacancies” below.

Retirement, Newly Created Directorships and Vacancies
Any director appointed by the board shall retire at the next annual general meeting.
At each annual general meeting a minimum number equal to one-third of the number of those directors (excluding any directors appointed by the board since the last annual general meeting), or if their number is not a multiple of three the number nearest to but not greater than one-third, shall retire from office.
In addition, each director shall retire at the annual general meeting held in the third calendar year following his last appointment, election or re-election at any general meeting. Directors so retiring shall be counted as part of the one-third minimum number of directors to retire an annual general meeting.
Directors retiring in accordance with the above will be eligible for re-election.
Under the Adaptimmune articles of association (i) Adaptimmune may, at the meeting at which a director retires, fill the vacated office by electing or re-electing a person to it. Unless the director has given notice to Adaptimmune that he is unwilling to be elected or re-elected or at the meeting it is expressly resolved not to fill the vacated office or a resolution for the election or re-election of the
Subject to the rights, if any, of the holders of any series of undesignated preferred stock to elect TCR2 directors and to fill vacancies in the TCR2 Board relating thereto, any and all vacancies in the TCR2 Board, however occurring, including, without limitation, by reason of an increase in the size of the TCR2 Board, or the death, resignation, disqualification or removal of a director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the TCR2 Board, and not by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of undesignated preferred stock to elect directors, when the number of directors is increased or decreased, the TCR2 Board shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of

	Adaptimmune	TCR2

director has been put to the meeting and not passed, in default the retiring director is deemed to have been elected or re-elected, and (ii) in the event of the vacancy not being filled at the meeting, the directors may appoint any person who is permitted by English law and willing to act to fill the vacancy.
If the number of directors falls below the minimum required by the Adaptimmune articles, the continuing director or directors may act for the purpose of filling vacancies or calling a general meeting of Adaptimmune.
See also “Number and Election of Directors” above.
directors shall shorten the term of any incumbent director. In the event of a vacancy in the TCR2 Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full TCR2 Board until the vacancy is filled.
Nomination of Directors	Under the Adaptimmune articles of association, no person (other than a director retiring at the meeting) is eligible for election as a director at a general meeting unless (i) he is recommended by the directors or (ii) not less than 7 no more than 42 days before the date of the meeting, notice has been delivered to Adaptimmune’s registered office signed by a member entitled to attend and vote at the meeting of his intention to propose the person for election, together with notice signed by the person to be proposed of his willingness to be elected
The TCR2 by-laws provide that nominations of persons for election to the TCR2 Board may be made:
•
by the TCR2 Board; or

•
by any stockholder of TCR2 who was a stockholder of record at the time of giving of notice provided for in the by-laws, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in TCR2 by-laws as to such nomination or business.

The foregoing clause (ii) is the exclusive means for a TCR2 stockholder to bring nominations or business properly before an annual meeting or special meeting in lieu thereof (other than matters properly brought under Rule 14a-8 or Rule 14a-11 (or any successor rules)) under the Exchange Act and such stockholder must comply with the notice and other procedures set forth in the by-laws to bring such nominations or business properly before an annual meeting or

	Adaptimmune	TCR2
special meeting in lieu thereof. In addition to the other requirements set forth in the by-laws, for any proposal of business to be considered at an annual meeting or special meeting in lieu thereof, it must be a proper subject for action by TCR2 stockholders under the DGCL.
Quorum for Stockholders Meetings
The Adaptimmune articles of association provide that one or more qualifying persons present in person or by proxy and between them holding (or being the proxy or corporate representative of the holders of) at least one-third in number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted shall constitute a quorum. A qualifying person for these purposes is an individual who is a member, a person authorized to act as the representative of a member (being a corporation) in relation to the meeting or a person appointed as proxy of a member in relation to the meeting.
Notwithstanding the Adaptimmune articles providing that one qualifying person may constitute a quorum, under English law a general meeting will generally require the attendance of more than one person.
If a quorum is not present within 15 minutes of the time appointed for a general meeting, the meeting will be dissolved if it was called by members. Otherwise, the meeting will be adjourned to a date fixed by the chairman being not less than 10 days after the date of the original meeting. If a quorum is not present at the adjourned meeting, the meeting will be dissolved. No business may be transacted at an adjourned general meeting except business that might have been
The TCR2 by-laws provide that a majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitute a quorum at any meeting of TCR2 stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of Article I of the TCR2 by-laws. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

	Adaptimmune	TCR2
lawfully transacted at the original meeting. It is not necessary to give notice of an adjourned meeting unless the adjournment is for 30 days or more
Notice of Stockholder Meetings
Under the Companies Act 2006, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting.
The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.
Certain matters (such as the removal of directors or auditors) require special notice, which is 28 clear days’ notice of relevant the resolution being given to the company and its shareholders.
Where directors are required to call a general meeting by shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings, the meeting must be called within 21 days from the date on which the directors become subject to the requirement, and held on a date not more than 28 days after the date of the notice calling the meeting.

Under the DGCL and the TCR2 by-laws, written notice of annual and special meetings of TCR2 stockholders must be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
The TCR2 by-laws provide that notice to stockholders of an annual and special meeting of stockholders may be given personally or by mail. Notice of a special meeting must also state the purpose for which the special meeting is called.
Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called.
Notice of an annual meeting or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed, or waiver of notice by electronic transmission is provided, before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.
For nominations or other business to be properly brought before an annual meeting by a

Adaptimmune	TCR2
Under Adaptimmune’s articles, the notice shall specify the time, date and place of the meeting, the general nature of the business to be dealt with at the meeting, that a member may appoint a proxy to exercise all or any of the member’s rights to attend, speak and vote at the meeting (and more than one proxy in relation to the meeting if each proxy is appointed to exercise the rights attached to a different share or shares held by the member), in the case of an annual meeting specify the meeting as such, and if the meeting is called to consider a special resolution, a text of the resolution and the intention to propose the resolution as a special resolution.
stockholder pursuant to clause (ii) of Article I, Section 2(a)(1) of the TCR2 by-laws, the stockholder must (i) have given timely notice in writing to the Secretary of TCR2, (ii) have provided any updates or supplements to such notice at the times and in the forms required by TCR2’s by-laws and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the solicitation statement required by TCR2’s by-laws. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of TCR2 not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of TCR2 not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.
The public announcement of an adjournment or postponement of an annual meeting of stockholders will not commence a new time period for the giving of a stockholder’s notice as described above.

	Adaptimmune	TCR2
Voting Rights
Subject to any special provisions of the Adaptimmune articles and without prejudice to any special rights, privileges or restrictions as to voting attached to any shares for the time being forming part of the capital of Adaptimmune, on a show of hands each member present in person shall have one vote. On a show of hands, each proxy shall have one vote, except that each proxy present shall have one vote for and one vote against a resolution if the proxy has been duly appointed by more than one member entitled to vote on the resolution and has been instructed by one or more of those members (i) to vote for the resolution and by one or more of those members to vote against it, (ii) to vote for the resolution and has been given discretion by one or more other of those members to vote and the proxy exercises that discretion to vote against it, or (iii) to vote against the resolution and has been given any discretion by one or more other of those members to vote and the proxy exercises that discretion to vote for it. On a poll each member present in person or by proxy shall have one vote for each share held by the member.
Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing at least 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in

Each share of TCR2 Common Stock entitles the holder to one vote at all meetings of TCR2 stockholders.
The TCR2 by-laws provide that, when a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by the TCR2 charter or by the TCR2 by-laws.
Under Delaware law, a sale, lease or exchange of all or substantially all of a corporation’s assets, a merger or consolidation of a corporation with another corporation or a dissolution of a corporation generally requires the approval of the corporation’s board of directors and, with limited exceptions, the affirmative vote of a majority of the aggregate voting power of the outstanding stock entitled to vote on the transaction.
TCR2 stockholders do not have any cumulative voting rights.

	Adaptimmune	TCR2

the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.
Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting.

Disclosure of Interests in Shares
Adaptimmune is empowered by notice in writing to require any person whom it knows to be, or has reasonable cause to believe to be, interested in Adaptimmune shares or, at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to Adaptimmune particulars of any interest, rights, agreements or arrangements affecting any of the shares held by that person or in which such other person as aforesaid is interested (so far as is within such person’s knowledge).
Adaptimmune’s articles provide that if a person defaults in supplying us with the required particulars in relation to the
Neither the DGCL nor the TCR2 charter or by-laws impose an obligation with respect to disclosure by stockholders of their interests in shares of TCR2 common stock, except as part of a stockholders’ nomination of a director or stockholder proposals to be made at an annual meeting. Acquirers of shares of TCR2 Common Stock are subject to disclosure requirements under Section 13(d)(1) of the Exchange Act and Rule 13d-1 thereunder, which provide that any person who becomes the beneficial owner of more than five (5) percent of the outstanding shares of TCR2 Common Stock must, within ten (10) days after such acquisition and subject to certain exceptions, file a

	Adaptimmune	TCR2
shares in question (“default shares”), the directors may by notice direct that (i) in respect of the default shares, the relevant member shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings, and/or (ii) where the default shares represent at least 0.25 per cent. of their class, (A) any dividend or other money which would otherwise be payable in respect of the default shares shall be retained by Adaptimmune without any liability to pay interest thereon, and/or (B) no transfer, other than certain approved transfers, of any shares held by such member shall be registered (unless the member himself is not in default and the transfer is does not relate to default shares), and/or (C) any shares held by the relevant member in uncertificated form shall be converted into certificated form.
Schedule 13D with the SEC disclosing specified information, and send a copy of the Schedule 13D to TCR2 and to each securities exchange on which shares of TCR2 common stock are traded. Amendments to Schedule 13D representing changes in co-ownership or intentions with respect to TCR2 must be filed promptly.
TCR2 is required by the rules of the SEC to disclose in the proxy statement relating to its annual meeting of shareholders the identity and number of shares of TCR2 voting securities beneficially owned by:
•
each of its directors;

•
its principal executive officer;

•
its principal financial officer;

•
each of its three most highly compensated executive officers other than its principal executive officer and its principal financial officer;

•
all of its directors and executive officers as a group; and

any beneficial owner of five (5) percent or more of the TCR2 voting securities of which TCR2 is aware.

Conflicts of Interest
The directors may, in accordance with the Adaptimmune articles of association and the requirements of the Companies Act 2006, authorize a matter which would, if not authorized, involve a breach by a director of his or her duty to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of Adaptimmune.
Provided that the director has disclosed to the directors the nature and extent of any material interest, a director may be a party
Under the DGCL, a contract or transaction in which a director has an interest will not be voidable solely for this reason if (i) the material facts about such interested director’s interest are disclosed or are known to the board of directors or an informed and properly functioning independent committee thereof, and a majority of disinterested directors or such committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) the material facts about such

	Adaptimmune	TCR2

to, or otherwise interested in, any transaction, contract or arrangement with Adaptimmune or in which Adaptimmune is interested or a body corporate in which Adaptimmune is interested, and the director may be a director or other officer of, or employed by, or otherwise interested in Adaptimmune’s subsidiaries or any other body corporate in which Adaptimmune is otherwise interested.
Except as provided in the Adaptimmune articles of association, a director shall not vote or count in the quorum at a meeting of the directors concerned with any actual or proposed transaction or arrangement with Adaptimmune in which he or she has an interest, other than (i) when his or her interest is solely through an interest in shares or debentures or other securities of the company, (ii) where permitted by the terms of any authorization of a conflict of interest or by an ordinary resolution, (iii) where the interest cannot reasonably be regarded as likely to give rise to a conflict of interest, or (iv) where the conflict of interest arises from certain permitted causes listed in the Adaptimmune articles of association.
interested director’s relationship or interest are disclosed or are known to the stockholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified. The mere fact that an interested director is present and voting on a transaction in which he or she is interested will not itself make the transaction void. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction. Under the DGCL, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.
Related Party Transactions
Under the Companies Act 2006, certain transactions between a director (or a person connected with a director) and a related company of which he or she is a director are prohibited unless approved by the shareholders, such as loans, credit transactions and substantial property transactions.
Adaptimmune has adopted a
policy with respect to the review, approval and ratification of related party transactions. Under the policy, Adaptimmune’s audit

TCR2 is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a

Adaptimmune	TCR2

committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, Adaptimmune’s audit committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, Adaptimmune’s policy requires its audit committee to consider, among other factors it deems appropriate, the following:
•
the related person’s relationship to Adaptimmune and interest in the transaction; the interests, direct or indirect, of any related person in the transaction in sufficient detail so as to enable the audit committee to assess such interests;

•
the material facts of the proposed related-person transaction, including the proposed aggregate value of such transaction, or, in the case of indebtedness, that amount of principal that would be involved;

•
the benefits to Adaptimmune of the proposed transaction;

•
an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and

•
Adaptimmune management’s recommendation with respect to the proposed related-person transaction.

The audit committee may only approve those transactions that are in, or are not inconsistent with, Adaptimmune’s best interests and those of Adaptimmune’s shareholders, as the audit committee determines in good faith. If audit committee review and approval would be corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•
before the stockholder became interested, TCR2 Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•
at or after the time the stockholder became interested, the business combination was approved by the TCR2 Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10 percent or more of the assets of the corporation;

Adaptimmune	TCR2

inappropriate, the relevant related party transaction will be referred to another independent body of the Adaptimmune Board for review, consideration, approval or ratification.
For purposes of the policy, Adaptimmune refers to transactions in which (a) Adaptimmune is a participant, (b) the amount involved exceeded $120,000 and (c) one or more of Adaptimmune’s executive officers, directors, director nominees or 5% shareholders, or their immediate family members, have a direct or indirect material interest as “related person transactions.”

•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15 percent or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
The TCR2 Board adopted a related person transaction policy, which requires all related person transactions to be reviewed and approved by TCR2’s audit committee. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person

	Adaptimmune	TCR2

who is or was one of TCR2’s executive officers, directors or director nominees or is a holder of more than five (5) percent of shares of TCR2 Common Stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.
TCR2 is required to disclose certain information regarding related party transactions in accordance with SEC rules.

Inspection of Records	The Adaptimmune articles provide that no member (other than a director or officer of Adaptimmune) shall have a right of inspecting any account or book or document of Adaptimmune except as conferred by English law, authorized by the board or by an ordinary resolutions of Adaptimmune, or ordered by a court of competent jurisdiction.	Under Section 220 of the DGCL, a stockholder or its agent has a right to inspect TCR2’s stock ledger, a list of all of its stockholders and its other books and records during the usual hours of business upon written demand stating his or her purpose (which must be reasonably related to such person’s interest as a stockholder). If TCR2 refuses to permit such inspection or refuses to reply to the request within 5 business days of the demand, the stockholder may apply to the Delaware Court of Chancery for an order to compel such inspection.
Amendments of Governing Documents
Under English law, Adaptimmune’s shareholders may, by special resolution amend its articles of association.
If at any time the capital of Adaptimmune is divided into different classes of shares, the rights or privileges attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class) be varied or abrogated with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general
The TCR2 by-laws may from time to time be supplemented, amended or repealed, or new by-laws may be adopted, by (i) the TCR2 Board by the affirmative vote of a majority of the directors then in office, or (ii) the stockholders at any annual meeting, or special meeting of stockholders called for such purpose in accordance with the TCR2 by-laws, by the affirmative vote of at least two-thirds (2/3) of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the TCR2 Board recommends that stockholders approve such amendment or repeal at such

	Adaptimmune	TCR2
meeting of the shareholders of that class, but not otherwise.
meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.
Under the DGCL, the adoption of a resolution of advisability by the TCR2 Board, followed by affirmative vote of the holders of a majority of the outstanding shares entitled to vote, is required to amend the TCR2 charter. In addition, amendments that make changes relating to a class of stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class or otherwise adversely affecting the rights of that class, must be approved by the majority vote of each class of stock, or series thereof, affected, unless in case of an increase in the number of shares, the TCR2 charter takes away that right.

Fundamental Changes
Under English law certain matters require shareholder approval by way of special resolution or ordinary resolution passed at a general meeting. Matters requiring a special resolution include (amongst others) amendments to the company’s articles of association, reductions of capital, a change to the company’s name and a resolution by the company that it be wound up voluntarily. Certain matters requiring an ordinary resolution (but not all) are indicated in this summary.
See also “Business Combinations Without a Vote of Stockholders” below.
Under the DGCL, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual course of the corporation’s business, or a dissolution of the corporation, which the board deems advisable and in the best interests of a corporation must be approved by the vote of a majority of the outstanding stock of the corporation entitled to vote on the matter.

	Adaptimmune	TCR2
Protection of Minority Stockholders; Anti-Takeover Measures
If at the time of a takeover offer the U.K. panel on Takeovers and Mergers (the “Takeover Panel”) determines that Adaptimmune has its place of central management and control in the United Kingdom, Adaptimmune would be subject to the U.K. City Code on Takeovers and Mergers (the “Takeover Code”), which is issued and administered by the Takeover Panel. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted, including, in particular, certain rules in respect of mandatory offers.
In July 2018, the Takeover Panel confirmed that, based on Adaptimmune’s current circumstances, Adaptimmune is not subject to the Takeover Code. As a result, Adaptimmune’s shareholders are not entitled to the benefit of certain takeover offer protections provided under the Takeover Code.
TCR2 is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with any interested stockholder for a three-year period following the time that such stockholder becomes an interested stockholder, unless the board of directors approves the business combination or the transaction by which such stockholder becomes an interested stockholder, in either case, before the stockholder becomes an interested stockholder, the interested stockholder acquires 85 percent of the corporation’s outstanding voting stock in the transaction by which such stockholder becomes an interested stockholder, or the business combination is subsequently approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2∕3 percent of the corporation’s outstanding voting stock not owned by the interested stockholder.
Appraisal Rights
English law does not generally provide for appraisal rights.
However, pursuant to sections 979 to 991 of the Companies Act 2006, where a takeover offer has been made for Adaptimmune and the offeror has acquired or unconditionally contracted to acquire not less than 90 percent in value of the shares to which the offer relates and, in a case where the shares to which the offer relates are voting shares, not less than 90 percent of the voting rights carried by those shares, the offeror may give notice, to the holder of any shares to which the offer relates which
Under the DGCL, a stockholder may dissent from, and receive payments in cash for, the fair value of his or her shares as appraised by the Delaware Court of Chancery in the event of certain mergers and consolidations. However, stockholders do not have appraisal rights if the shares of stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either (i) listed on a national securities

	Adaptimmune	TCR2
the offeror has not acquired or unconditionally contracted to acquire that he or she wishes to acquire and is entitled to so acquire, to acquire those shares of the same terms as the general offer. Where a takeover offer has been made for Adaptimmune, the holder of any voting shares to which the offer relates who has not accepted the offer may require the offeror to acquire those shares if, at any time before the end of the period within which the offer can be accepted, the offeror has acquired or unconditionally contracted to acquire some (but not all) of the shares to which the offer relates and those shares amount to not less than 90 percent in value of the voting shares to which the offer relates and carry not less than 90 percent of the voting rights in the company. The holder of any non-voting shares to which the offer relates who has not accepted the offer may require the offeror to acquire those shares if, at any time before the end of the period within which the offer can be accepted, the offeror has acquired or unconditionally contracted to acquire some (but not all) of the shares to which the offer relates and those shares amount to not less than 90 percent in value of all the shares in the company.
exchange or (ii) held of record by more than 2,000 holders. Further, no appraisal rights are available to stockholders of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.
Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash instead of fractional shares or (d) any combination of clauses (a)  – (c). Appraisal rights are also available under the DGCL in certain other circumstances, including in certain parent-subsidiary corporation mergers and in certain circumstances where the charter so provides.
The TCR2 charter does not provide for appraisal rights in any additional circumstance.

Business Combinations Without a Vote of Stockholders	The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and may be used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require (i) the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of	An entity owning at least 90% or, in certain circumstances and subject to certain additional requirements, a majority of the outstanding shares of a corporation formed under the DGCL may merge with or into another corporation by (i) authorizing such merger in accordance with the owning entity’s governing documents and the laws of the jurisdiction under which such entity is formed or organized and (ii) filing with the

	Adaptimmune	TCR2
	shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and (ii) the approval of the court.	Delaware Secretary of State a certificate of such ownership and merger, which shall state the terms and conditions of the merger, including the securities, cash, property, or rights to be issued, paid, delivered or granted by the surviving constituent party upon surrender of each share of the corporation or corporations not owned by the entity. Such a merger would not require the approval of the stockholders of the other corporation; however, the owners of the shares in the other corporation not owned by the merging entity would have appraisal rights.
Derivative Actions	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.
Under the DGCL, stockholders may bring derivative litigation against a corporation if the corporation does not enforce its own rights. A stockholder must make a demand upon the board before bringing a derivative suit, unless the demand is excused. A stockholder bringing a derivative suit must (i) have been a stockholder at the time of the wrong complained of or the stockholder must have received stock in the corporation by operation of law from a person who was such a stockholder at the time of the wrong and (ii) remain a stockholder throughout the litigation. There is no requirement under the DGCL to advance the expenses of a lawsuit to a stockholder bringing a derivative suit.
An individual also may commence a class action suit on behalf of himself or herself and other similarly situated shareholders where the requirements for maintaining a class action have been met.

Dividends and Liquidation	Subject to the provisions of English law, Adaptimmune may by ordinary resolution declare dividends up to the amount	Under the DGCL, TCR2 stockholders are entitled to receive dividends if, as and when declared by the TCR2 Board. The

Adaptimmune	TCR2

recommended by the board. If, in the opinion of the directors, Adaptimmune’s profits available for distribution justify such payments, the directors may from time to time pay interim dividends. Subject to any special rights attaching to or terms of issue of any shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. No dividend shall be paid otherwise than out of profits available for distribution as specified under the provisions of the Companies Act 2006.
The Adaptimmune articles of association provide that dividends may be declared or paid in any currency and the directors may decide the rate of exchange for any currency conversions that may be required.
Adaptimmune may, upon the recommendation of the board, by ordinary resolution, direct payment of a dividend wholly or partly by the distribution of specific assets.
Subject to any special rights attaching to or the terms of issue of any shares, on any winding-up of Adaptimmune, Adaptimmune’s surplus assets remaining after satisfaction of its liabilities will be distributed among its shareholders in proportion to their respective holdings of shares and the amounts paid up on those shares.
The liquidator may, with the authority of a special resolution and any other sanction required by English law, divide among the members in specie or in kind the whole or any part of Adaptimmune’s assets. The liquidator may, with the like sanction, vest the whole or any

TCR2 Board may declare and pay a dividend to TCR2 stockholders out of surplus or, if there is no surplus, out of net profits for the year in which the dividend is declared or the immediately preceding fiscal year, or both, provided that such payment would not reduce capital below the amount of capital represented by all classes of outstanding stock having a preference as to the distribution of assets upon liquidation. A dividend may be paid in cash, in shares of TCR2 Common Stock or in other property.
Under the DGCL, shares of TCR2 Common Stock may be acquired by TCR2 and subsidiaries of TCR2 without stockholder approval. Shares of such TCR2 Common Stock owned by a majority-owned subsidiary are neither entitled to vote nor counted as outstanding for quorum purposes.
Dividends may be declared and paid or set apart for payment upon the common stock out of any assets or funds of TCR2 legally available for the payment of dividends, subject to any preferential dividend rights of any outstanding preferred stock, but only when and as declared by the board of directors or any authorized committee thereof.

	Adaptimmune	TCR2
part of the assets in trustees upon such trust for the benefit of the members as he with the like authority determines.
Redemption and Repurchase of Shares
Under English law, a public limited company may only purchase its own shares or redeem redeemable shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase or redemption. A limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares.
Subject to the above, Adaptimmune may purchase its own shares in the manner prescribed below. Adaptimmune may purchase on a recognized investment exchange its own fully paid shares pursuant to an ordinary resolution of the company. The resolution authorizing the purchase must (i) specify the maximum number of shares authorized to be acquired, (ii) determine the maximum and minimum prices that may be paid for the shares, and (iii) specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire. As an overseas exchange, Nasdaq is not a recognized investment exchange for these purposes.
Adaptimmune may purchase its own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by special resolution of the company before the purchase takes place. Any authority will not be effective if any shareholder from whom
Under the DGCL, TCR2 may redeem or repurchase shares of its own TCR2 Common Stock, except that generally it may not redeem or repurchase those shares if the capital of TCR2 is impaired at the time or would become impaired as a result of the redemption or repurchase of such shares. If TCR2 were to designate and issue shares of a series of preferred stock that is redeemable in accordance with its terms, such terms would govern the redemption of such shares. Repurchased and redeemed shares may be retired or held as treasury shares. Shares that have been repurchased but have not been retired may be resold by a corporation for such consideration as the board of directors may determine in its discretion.

	Adaptimmune	TCR2

Adaptimmune proposes to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.
Adaptimmune may issue shares which are to be redeemed, or are liable to be redeemed at the option of the company or the holder. The board may decide the terms, conditions and manner of redemption of any of those shares prior to when the shares are allotted.

Annual and Periodic Reporting Requirements
Under the Companies Act 2006, Adaptimmune is required to prepare audited consolidated accounts, a directors’ report, a strategic report and a directors’ remuneration report for each financial year of the company.
As an SEC registrant whose ADSs trade on Nasdaq and a smaller reporting company and non-accelerated filer under SEC rules, Adaptimmune must file with the SEC, among other reports and notices:
•
an Annual Report on Form 10-K within ninety (90) days after the end of the fiscal year; and

•
a Quarterly Report on Form 10-Q within forty five (45) days after the end of each fiscal quarter.

These reports are Adaptimmune’s
principal disclosure documents, and in addition to financial statements, these reports include details of Adaptimmune’s business, its capitalization and recent transactions; management’s discussion and analysis of Adaptimmune’s

As a U.S. public company and a small reporting company and non-accelerated filer under SEC rules, TCR2 must file with the SEC, among other reports and notices:
•
an Annual Report on Form 10-K within ninety (90) days after the end of the fiscal year; and

•
a Quarterly Report on Form 10-Q within forty five (45) days after the end of each fiscal quarter.

These reports are TCR2’s principal disclosure documents, and in addition to financial statements, these reports include details of TCR2’s business, its capitalization and recent transactions; management’s discussion and analysis of TCR2’s financial condition and operating results; and officer certifications regarding disclosure controls and procedures, among other matters. In addition, TCR2 must file with the SEC:
•
a proxy statement in connection with the annual shareholders meeting

	Adaptimmune	TCR2

financial condition and operating results; and officer certifications regarding disclosure controls and procedures, among other matters. In addition, Adaptimmune must file with the SEC:
•
a proxy statement in connection with the annual shareholders meeting containing information regarding Adaptimmune’s executive compensation and the holdings of Adaptimmune securities by Adaptimmune’s directors, executive officers, and greater than five (5) percent shareholders; and

•
Current Reports on Form 8-K within four business days of the occurrence of specified or other important corporate events.

The corporate events required to be disclosed on Form 8-K include, among other things:
•
entry into a material agreement;

•
unregistered sales of equity securities;

•
changes in control;

•
changes in the composition of the board of directors or executive officers; and

•
amendments to articles of association.

Further, Adaptimmune’s officers, directors and ten (10) percent shareholders are subject to the reporting and “short-swing” profit recovery provisions of Section 16 of the U.S. Exchange Act and the rules thereunder with respect to their purchases and sales of Adaptimmune securities.

containing information regarding TCR2’s executive compensation and the holdings of TCR2 securities by TCR2’s directors, executive officers, and greater than five (5) percent shareholders; and
•
Current Reports on Form 8-K within four business days of the occurrence of specified or other important corporate events.

The corporate events required to be disclosed on Form 8-K include, among other things:
•
entry into a material agreement;

•
unregistered sales of equity securities;

•
changes in control;

•
changes in the composition of the board of directors or executive officers; and

•
amendments to articles of incorporation or by-laws.

Further, TCR2’s officers, directors and ten (10) percent shareholders are subject to the reporting and “short-swing” profit recovery provisions of Section 16 of the U.S. Exchange Act and the rules thereunder with respect to their purchases and sales of shares of TCR2 Common Stock.

Proxy Statements and Reports	Under the U.S. Exchange Act proxy rules, Adaptimmune must comply with notice and disclosure requirements relating to the solicitation of proxies for shareholder meetings.	Under the U.S. Exchange Act proxy rules, TCR2 must comply with notice and disclosure requirements relating to the solicitation of proxies for stockholder meetings.

	Adaptimmune	TCR2
Board Remuneration
Each of the directors may (in addition to any amounts payable referred to below or under any other provision of the Adaptimmune articles of association) be paid such sum by way of directors’ fees as the directors may from time to time determine.
Any director who is appointed to hold any employment or executive office with Adaptimmune or who, at Adaptimmune’s request, goes or resides abroad for Adaptimmune or who otherwise performs services, which in the opinion of the Adaptimmune Board, are outside the scope of such director’s ordinary duties may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Adaptimmune directors (or any duly authorized committee of the directors) may determine.
Each Adaptimmune director may be paid such director’s reasonable travelling expenses of attending and returning from any meeting, which as a director they are entitled to attend. Each Adaptimmune director will be paid all expenses properly and reasonably incurred by such director in the conduct of Adaptimmune’s business or in the discharge of their duties as a director.
The Adaptimmune directors may exercise all the powers of the company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner, for any director or former director, or any person who is or was at any time employed by, or held an executive or other office or place of profit in, the company or any subsidiary of the company
TCR2 directors shall receive such compensation for their services as shall be determined by a majority of the board of directors, or a designated committee thereof, provided that directors who are serving TCR2 as employees and who receive compensation for their services as such shall not receive any salary or other compensation for their services as directors of TCR2.

	Adaptimmune	TCR2
and for the families and persons who are or were dependents of any such persons and for the purpose of providing any such benefits contribute to any scheme trust or fund or pay any premiums.
Exclusive Forum	The Adaptimmune articles of association do not stipulate an exclusive forum for a derivative action brought by an Adaptimmune shareholder pursuant to the Companies Act 2006. However, the Companies Act 2006 requires that a shareholder of a company who brings a derivative claim or seeks to continue a claim as a derivative claim must apply to the courts of England and Wales for permission to continue the claim.
TCR2’s charter does not contemplate exclusive forum.
The TCR2 by-laws provide that unless TCR2 consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach or based on a fiduciary duty owed by any current or former director, officer or other employee of the corporation to the corporation or TCR2 stockholders, (iii) any action asserting a claim against TCR2 or any current or former director, officer or other employee or stockholder of TCR2 arising pursuant to any provision of DGCL or the TCR2 charter or by-laws, or (iv) any action asserting a claim against TCR2 governed by the internal affairs doctrine.

LEGAL MATTERS
The validity of the Adaptimmune ordinary shares represented by Adaptimmune ADSs to be issued in connection with the merger will be passed upon for Adaptimmune by Mayer Brown International LLP.
EXPERTS
Adaptimmune
The consolidated financial statements of Adaptimmune as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
TCR2
The consolidated financial statements of TCR2 Therapeutics Inc. as of December 31, 2022 and 2021, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
ADAPTIMMUNE SHAREHOLDER PROPOSALS
Adaptimmune will hold an annual general meeting of shareholders in 2023, which is referred to as the “Adaptimmune 2023 annual general meeting,” regardless of whether the transaction has been completed. The Adaptimmune 2023 annual general meeting is currently scheduled for May 16, 2023. In order to be considered for inclusion in Adaptimmune’s proxy statement for the Adaptimmune 2024 annual general meeting, shareholder proposals must be received by Adaptimmune at the Office of the Company Secretary, 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX no later than 120 days before the anniversary of the date on which Adaptimmune sent its proxy materials for the Adaptimmune 2023 annual general meeting, or December 15, 2023. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the Adaptimmune 2023 annual general meeting, then the notice must be received by the Adaptimmune Company Secretary a reasonable time before Adaptimmune begins to print and send its proxy materials.
In addition, shareholder proposals submitted for consideration at the Adaptimmune 2024 annual general meeting, but not submitted for inclusion in the Adaptimmune proxy statement for the Adaptimmune 2024 annual general meeting, must be received by Adaptimmune at the Office of the Company Secretary, 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX no later than 45 days before the anniversary of the date of the Adaptimmune 2023 annual general meeting, or April 1, 2024. However, if the date of the Adaptimmune 2024 annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the Adaptimmune 2023 annual general meeting, the notice must be received by Adaptimmune’s Company Secretary at least 45 days prior to the date Adaptimmune intends to distribute its proxy materials with respect to the Adaptimmune 2024 annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of Adaptimmune management for the 2024 annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.
Under section 338 of the Companies Act 2006, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require Adaptimmune to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by Adaptimmune at the Office of the Company Secretary, 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

All submissions to, or requests from, Adaptimmune’s Company Secretary should be addressed to Adaptimmune Therapeutics plc, 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, Attention: Office of the Company Secretary.
TCR2 STOCKHOLDER PROPOSALS
TCR2 currently intends to hold its 2023 annual meeting (the “TCR2 2023 annual meeting”) only if the merger is not completed.
If the transactions contemplated by the merger agreement are not completed for any reason, TCR2 expects to hold its 2023 annual meeting. A TCR2 stockholder who would like to have a proposal considered for inclusion in the proxy statement for the TCR2 2023 annual meeting must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by TCR2’s Corporate Secretary no later than May 4, 2023. To comply with the universal proxy rules, TCR2 stockholders who intend to solicit proxies in support of director nominees other than TCR2’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 15, 2023. However, if the date of the TCR2 2023 annual meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before TCR2 begins to print and send its proxy statement for the TCR2 2023 annual meeting. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to TCR2 Therapeutics Inc., 100 Binney Street, Suite 710, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.
If a TCR2 stockholder wishes to propose a nomination of persons for election to the TCR2 Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, TCR2’s by-laws establish an advance notice procedure for such nominations and proposals. TCR2 stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the TCR2 Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to the Corporate Secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by TCR2’s Corporate Secretary at its principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the TCR2 2023 annual meeting, the required notice must be received by TCR2’s Corporate Secretary at its principal executive offices no earlier than June 16, 2023 and no later than July 16, 2023. Stockholder proposals and the required notice should be addressed to TCR2 Therapeutics Inc., 100 Binney Street, Suite 710, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries to satisfy the delivery requirements for joint proxy statement/prospectus with respect to two or more securityholders sharing the same address by delivering a single joint proxy statement/prospectus addressed to those securityholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Holders of Adaptimmune Ordinary Shares and Adaptimmune ADSs
Adaptimmune may satisfy SEC rules regarding delivery of proxy materials, including this joint proxy statement/prospectus, by delivering a single set of proxy materials to an address shared by two or more holders of Adaptimmune ordinary shares or Adaptimmune ADSs, unless contrary instructions are received prior to the mailing date. If a holder of Adaptimmune ordinary shares at a shared address to which a single copy of this joint proxy statement/prospectus was delivered wishes to receive a separate copy of this joint proxy statement/prospectus, he, she or it should direct such written request to Adaptimmune Therapeutics plc, 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, United Kingdom, Attention: Company Secretary or by telephone at: +(44) 1235 430000. The holder of Adaptimmune ordinary shares will be delivered, without charge, a separate copy of this joint proxy statement/prospectus promptly upon request. If a holder of Adaptimmune ordinary shares at a shared address currently receiving multiple copies of this joint proxy statement/prospectus wish to receive only a single copy of this document, they should contact Adaptimmune’s Company Secretary in the manner provided above. If a holder of Adaptimmune ADSs at a shared address to which a single copy of this joint proxy statement/prospectus was delivered wishes to receive a separate copy of this joint proxy statement/prospectus, they should contact the depositary, their brokerage firm or bank, as applicable.
TCR2 Stockholders
Only one copy of this joint proxy statement/prospectus is being delivered to multiple TCR2 stockholders sharing an address unless TCR2 has received contrary instructions from one or more TCR2 stockholders. If a TCR2 stockholder at a shared address to which a single copy of this joint proxy statement/prospectus was delivered wishes to receive a separate copy of this joint proxy statement/prospectus, he, she or it should direct such request to TCR2 Therapeutics Inc., 100 Binney Street, Suite 710, Cambridge, Massachusetts 02142, Attention: Corporate Secretary, telephone 617-949-5200. The TCR2 stockholder will be delivered, without charge, a separate copy of this joint proxy statement/prospectus promptly upon request. If TCR2 stockholders at a shared address currently receiving multiple copies of this joint proxy statement/prospectus wish to receive only a single copy of this document, they should contact TCR2’s Corporate Secretary in the manner provided above.

WHERE YOU CAN FIND MORE INFORMATION
Adaptimmune and TCR2 file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC, located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may obtain information by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates. The SEC also maintains a website that contains reports, proxy statements and other information that Adaptimmune and TCR2 file electronically with the SEC. The address of that website is http://www.sec.gov. Adaptimmune has filed a registration statement on Form S-4 to register with the SEC the Adaptimmune securities, including the Adaptimmune ordinary shares represented by Adaptimmune ADSs, to be delivered to TCR2 stockholders in connection with the merger. The ADS depositary has filed with the SEC a registration statement on Form F-6 to register the offering from time to time of Adaptimmune ADSs. This joint proxy statement/prospectus is a part of that registration statement. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. The SEC allows Adaptimmune to “incorporate by reference” information into this joint proxy statement/prospectus, which means that Adaptimmune can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that Adaptimmune has previously filed with the SEC. These documents contain important information about Adaptimmune and its financial condition.
(1)   The following documents previously filed by Adaptimmune with the SEC:
Adaptimmune SEC Filings	Period
Annual Report on Form 10-K	Fiscal Year Ended December 31, 2022, as filed on March 6, 2023.
Quarterly Reports on Form 10-Q	Quarterly Periods Ended March 31, 2022, June 30, 2022, and September 30, 2022, as filed on May 9, 2022, August 4, 2022, and November 8, 2022, respectively.
Current Reports on Form 8-K	January 31, 2023, February 16, 2023, March 6, 2023, March 6, 2023, and March 10, 2023.
(2)   The description of Adaptimmune ADSs and Adaptimmune ordinary shares set forth in Adaptimmune’s registration statements filed by Adaptimmune pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating any such description.
(3)   The following documents previously filed by TCR2 with the SEC:
TCR2 SEC Filings	Period
Annual Report on Form 10-K	Fiscal Year Ended December 31, 2022, as filed on March 23, 2023
Quarterly Reports on Form 10-Q	Quarterly Periods Ended March 31, 2022, June 30, 2022 and September 30, 2022, as filed on May 12, 2022, August 8, 2022 and November 8, 2022, respectively.
Current Reports on Form 8-K	January 3, 2023, January 5, 2023, March 6, 2023, March 10, 2023 and March 23, 2023.
(4)   The description of shares of TCR2 Common Stock set forth in TCR2’s registration statements filed by TCR2 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating any such description.
(5)   All documents filed by Adaptimmune and TCR2 pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this joint proxy statement/prospectus to the date of the Adaptimmune general meeting for all documents filed by Adaptimmune and to the date of the TCR2 special meeting for all documents filed by TCR2, shall also be deemed to be incorporated herein by reference.
You may obtain any of these documents without charge upon written request to Adaptimmune’s Company Secretary at Adaptimmune Therapeutics plc, 60 Jubilee Avenue, Milton Park, Abingdon,

Oxfordshire OX14 4RX, Attention: Office of the Company Secretary or TCR2’s Corporate Secretary at Attention: Corporate Secretary by emailing corporatesecretary@tcr2.com, as applicable. IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM ADAPTIMMUNE OR TCR2, PLEASE CONTACT ADAPTIMMUNE OR TCR2 NO LATER THAN 5 BUSINESS DAYS BEFORE THE DATE OF THE ADAPTIMMUNE GENERAL MEETING OR TCR2 SPECIAL MEETING TO RECEIVE THEM BEFORE THE ADAPTIMMUNE GENERAL MEETING OR TCR2 SPECIAL MEETING. You may also obtain any of these documents from the Investor Relations section of Adaptimmune’s website at https://www.adaptimmune.com/investors-and-media/sec-filings or by contacting Adaptimmune’s Investor Relations Department at IR@adaptimmune.com or the Investor Relations section of TCR2’s website at https://investors.tcr2.com/. Neither information included on Adaptimmune’s website nor on TCR2’s website is incorporated by reference into, and does not form a part of, this joint proxy statement/prospectus.
Neither Adaptimmune nor TCR2 has authorized anyone to give any information or make any representation about the merger that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that we have incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ADAPTIMMUNE THERAPEUTICS PLC,

CM MERGER SUB, INC.

AND

TCR2 THERAPEUTICS INC.

Dated as of March 5, 2023

A-i

A-ii

EXHIBITS
Exhibit A: Certificate of Incorporation of Surviving Corporation
Exhibit B: By-Laws of Surviving Corporation
Exhibit C: Form of FIRPTA Certificate
Exhibit D-1: Persons Entering into Company Voting Agreement
Exhibit D-2: Persons Entering into Parent Voting Agreement

A-iii

Index of Defined Terms
Section
401(k) Plan	5.5(d)
Action	3.13
Adjusted Option	2.4(a)
Adjusted Restricted Stock Unit Equivalent	2.4(b)
Affiliate	10.1
Agreement	Preamble
Antitrust Laws	10.1
Anti-Corruption Laws	3.23(a)
Bankruptcy and Equity Exception	3.2(a)
Book-Entry Share	2.1(c)
Business Day	10.1
Capitalization Date	3.5(a)
Certificate of Merger	1.2
Closing	1.3
Closing Date	1.3
Code	2.4(a)
Collective Bargaining Agreement	3.18(b)
Company	Preamble
Company Acquisition Proposal	10.1
Company Adverse Recommendation Change	5.3(c)
Company Board	Recitals
Company Charter	10.1
Company Charter Documents	3.1(c)
Company Common Stock	Recitals
Company Disclosure Letter	Section 3
Company Equity Plans	10.1
Company FDA Permits	3.20(b)
Company Financial Advisors	3.25
Company Financial Statements	3.7(b)
Company Foreign Plan	10.1
Company Furnished Document	3.7(a)
Company Insurance Policies	3.22(a)
Company Intellectual Property	3.15(a)
Company Intervening Event	10.1
Company Leased Real Property	3.14(b)
Company Material Adverse Effect	10.1
Company Material Contracts	3.12(a)(xv)
Company Option	2.4(a)
Company Permitted Liens	10.1
Company Plan	10.1
Company Preferred Stock	3.5(a)

A-iv

Section
Company Real Property Lease	3.14(b)
Company Recommendation	3.2(b)
Company Registered Intellectual Property	3.15(b)
Company Related Persons	3.28
Company Representatives	5.3(a)
Company Restricted Stock Unit	2.4(b)
Company SEC Documents	3.7(a)
Company Securities	5.1(b)(ii)
Company Stockholder Approval	3.2(a)
Company Stockholders Meeting	6.2(a)
Company Superior Proposal	10.1
Company Systems	3.15(q)
Company Voting Agreement	Recitals
Competition Authority	10.1
Confidentiality Agreement	10.1
Contract	10.1
Copyrights	10.1
Covered Employees	5.5(a)
Current Premium	6.10(c)
Deposit Agreement	10.1
DGCL	Recitals
EDGAR	Section 3
Effective Time	1.2
Employee Benefit Plan	10.1
Environmental Claim	10.1
Environmental Laws	10.1
Environmental Liability	10.1
Environmental Permits	10.1
Equity Interest	10.1
ERISA	10.1
ERISA Affiliate	10.1
ESPP	2.4(c)
Exchange Act	10.1
Exchange Agent	2.2(a)
Exchange Fund	2.2(a)
Exchange Ratio	2.1(c)
FCPA	10.1
FDA	3.20(a)
FDA Laws	10.1
Form F-6	6.3.
Form S-4	3.8
GAAP	10.1
Global Trade Control Laws	10.1

A-v

Section
Government Official	10.1
Governmental Authority	10.1
Hazardous Materials	10.1
Healthcare Laws	10.1
HSR Act	10.1
Inbound IP Agreements	3.15(h)
Indebtedness	10.1
Indemnified Party	6.10(a)
Intellectual Property	10.1
Intentional Breach	10.1
IP Agreements	3.15(i)
IRS	3.17
knowledge of Parent	10.1
knowledge of the Company	10.1
Law	10.1
Lien	10.1
Merger	1.1(a)
Merger Sub	Preamble
Merger Sub Common Stock	2.1
Nasdaq	3.3
OFAC	10.1
Ordinary Share Exchange Ratio	2.4(a)
Outbound IP Agreements	3.15(i)
Owned Company Intellectual Property	10.1
Owned Parent Intellectual Property	10.1
Parent	Preamble
Parent 401(k) Plan	5.5(d)
Parent Acquisition Proposal	10.1
Parent ADS	10.1
Parent Adverse Recommendation Change	5.4(c)
Parent Board	Recitals
Parent Charter Documents	4.1(c)
Parent Disclosure Letter	Section 4
Parent FDA Permits	4.20(b)
Parent Financial Advisor	4.24
Parent Financial Statements	4.7(b)
Parent Foreign Plan	10.1
Parent Furnished Documents.	4.7(a)
Parent Inbound IP Agreements	10.1
Parent Insurance Policies	4.22(a)
Parent Intervening Event	10.1
Parent Intellectual Property	4.15(a)
Parent IP Agreements	10.1

A-vi

Section
Parent Leased Real Property	4.14(b)
Parent Material Adverse Effect	10.1
Parent Material Contracts	4.12(a)
Parent Options	4.5(b)
Parent Ordinary Shares	Recitals
Parent Permitted Liens	10.1
Parent Plan	10.1
Parent Real Property Lease	4.14(b)
Parent Recommendation	4.2(b)
Parent Registered Intellectual Property	10.14.15(b)
Parent Related Persons	3.28
Parent Representatives	5.4(a)
Parent SEC Documents	4.7(a)
Parent Securities	5.2(b)(ii)
Parent Shareholder Approval	4.2(a)
Parent Shareholders	Recitals
Parent Shareholders Meeting	6.2(b)
Parent Superior Proposal	10.1
Parent Systems	4.15(n)
Parent Voting Agreement	Recitals
Patents	10.1
Per Share Merger Consideration	2.1(c)
person	10.1
Proxy Statement/Prospectus	3.8
Release	10.1
Restraints	7.1(c)
Restricted Market	10.1
Restricted Party	10.1
Sarbanes-Oxley Act	10.1
SEC	10.1
Securities Act	10.1
Software	10.1
Stockholder Litigation	6.8(a)
subsidiary	10.1
Surviving Corporation	1.1(a)
Takeover Code	4.1(c)
Takeover Laws	3.27
Tax	10.1
Tax Return	10.1
Tax Sharing Agreements	10.1
Termination Date	8.1(b)
Termination Fee	10.1
third party	10.1

A-vii

Section
third party Intellectual Property	10.1
Trade Secrets	10.1
Trademarks	10.1
Treasury Regulations	10.1
Union	3.19(b)
VAT	10.1
Withholding Party	2.5

A-viii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 5, 2023, is among Adaptimmune Therapeutics plc (“Parent”), a public limited company incorporated in England and Wales, CM Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and an indirect wholly-owned subsidiary of Parent, and TCR2 Therapeutics Inc. (the ”Company”), a Delaware corporation.
R E C I T A L S
WHEREAS, the Board of Directors of Parent (the “Parent Board”) has (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger (as defined in Section 1.1(a)), would most likely promote the success of Parent for the benefit of the holders of outstanding ordinary shares, par value £0.001 per share, of Parent (the “Parent Ordinary Shares”) as a whole, such holders, the “Parent Shareholders”), (b) approved this Agreement and the transactions contemplated hereby, including the Merger, and (c) subject to the terms and conditions of this Agreement, has resolved to recommend that the Parent Shareholders approve the resolutions required to be passed for the purposes of the Parent Shareholder Approval.
WHEREAS, the Board of Directors of each of Merger Sub and the Company has approved this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and upon the terms and subject to the conditions set forth herein; and WHEREAS, the Board of Directors of the Company (the “Company Board”) has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable to, fair to and in the best interests of, the Company and the holders of outstanding shares of the common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) and, subject to the terms and conditions of this Agreement, has resolved to recommend that the holders of shares of Company Common Stock adopt this Agreement;
WHEREAS, in order to induce Parent to enter into this Agreement and cause the Merger to be consummated, concurrently with the execution and delivery of this Agreement, each stockholder of the Company listed in Exhibit D-1 is executing a voting agreement with Parent and the Company (the “Company Voting Agreement”);
WHEREAS, in order to induce the Company to enter into this Agreement and cause the Merger to be consummated, concurrently with the execution and delivery of this Agreement, each shareholder of Parent listed in Exhibit D-2 is executing a voting agreement with Parent and the Company (the “Parent Voting Agreement”); and WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated hereby.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties covenants and agreements set forth herein, the parties hereto agree as follows:

SECTION 1
THE MERGER
1.1   The Merger.
(a)   Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), the Company and Merger Sub shall consummate a merger (the “Merger”), in accordance with the DGCL, pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Delaware, (iii) the corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger and (iv) the Surviving Corporation shall succeed to and assume all the rights and obligations of Merger Sub and the Company in accordance with the DGCL. As a result of the Merger, the Surviving Corporation shall become a wholly-owned direct subsidiary of CM Intermediate Sub II, Inc., a Delaware corporation and subsidiary of Parent.
(b)   At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety as set forth on Exhibit A hereto and shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.
(c)   At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety as set forth on Exhibit B hereto and shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.
1.2   Effective Time.   Parent, Merger Sub and the Company shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be filed on the Closing Date (as defined in Section 1.3) or on such other date as Parent and the Company may agree, with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such later time and date as may be agreed by Parent and the Company in writing and specified in the Certificate of Merger, and such time on such date is referred to herein as the “Effective Time.”
1.3   Closing.   The closing of the Merger (the “Closing”) shall take place as early as practicable on a date to be specified by the parties hereto, which shall be no later than the second (2nd) Business Day after satisfaction or waiver of all of the conditions set forth in Section 7, except for any such conditions that by their nature may only be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing (the “Closing Date”), by electronic exchange of deliverables, unless another date, time or place is agreed to in writing by the parties hereto.
1.4   Directors and Officers of the Surviving Corporation.   The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and By-Laws.
1.5   Subsequent Actions.   At and after the Effective Time, the Merger shall have the effects set forth in the DGCL. If at any time after the Effective Time the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.
SECTION 2
CONVERSION OF SECURITIES
2.1   Conversion of Capital Stock.   As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or any shares of common stock of Merger Sub (“Merger Sub Common Stock”):
(a)   Merger Sub Common Stock and Surviving Corporation Stock.   Each issued and outstanding share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into and become one share of the Surviving Corporation with the rights, powers and privileges set forth in the Certificate of Incorporation and the By-Laws of the Surviving Corporation.
(b)   Cancellation of Treasury Stock and Parent-Owned Stock.   All shares of Company Common Stock that are held by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(c)   Conversion of Shares of Company Common Stock.   Each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock to be cancelled in accordance with Section 2.1(b)), including shares of Company Common Stock underlying Company Restricted Stock Units that immediately vest upon a change of control of the Company, shall be converted into the right to receive 1.5117 (the “Exchange Ratio”) Parent ADS duly and validly issued against the deposit of the requisite number of Parent Ordinary Shares in accordance with the Deposit Agreement (the “Per Share Merger Consideration”); provided, that after taking into account all Book-Entry Shares delivered by or on behalf of any holder, the number of Parent ADSs issued to such holder shall be rounded down to the nearest whole Parent ADS and no fractional Parent ADSs shall be issued. From and after the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a book-entry share (a “Book-Entry Share”) that immediately prior to the Effective Time represented outstanding shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration, any dividends or other distributions declared by the Company Board having a record date prior to the Effective Time which remain unpaid as of the Effective Time, without interest thereon, together with any dividends or other distributions to which holders thereof are entitled pursuant to Section 2.2(c), upon the surrender of such Book-Entry Share in accordance with Section 2.2.
(d)   Adjustments.   If at any time during the period between the date of this Agreement and the Effective Time, any change in the issued Parent Ordinary Shares (or Parent ADSs, as the case may be) or in the outstanding shares of capital stock of the Company shall occur as a result of any reclassification, stock split (including a reverse stock split), combination, exchange, readjustment, stock dividend or stock distribution or any similar event, the Per Share Merger Consideration and any other similarly dependent items (including any amounts payable pursuant to Section 2.4) shall be equitably adjusted to provide to the holders of shares of Company Common Stock, Company Options, Company Restricted Stock Units and other awards under the Company Equity Plan the same economic effect as contemplated by this Agreement prior to such action; provided, that nothing in this Section 2.1(d) shall be deemed to permit any party hereto to take any action that is prohibited under either Section 5.1(b) or 5.2 or that is not otherwise permitted by this Agreement.
2.2   Exchange of Book-Entry Shares.
(a)   Exchange Agent.   Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of shares of Company

Common Stock in connection with the Merger (the “Exchange Agent”) and to receive the consideration to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c) pursuant to terms reasonably acceptable to the Company. Parent shall, as of the Effective Time, (i) deposit or cause to be deposited with the Exchange Agent Parent ADSs evidencing or (ii) provide the Exchange Agent an uncertificated Parent ADS book-entry representing the aggregate number of Parent ADSs that are issuable pursuant to Section 2.1(c) (such Parent ADSs, together with any distributions or dividends with respect thereto as provided in Section 2.2(c), being hereinafter referred to as the “Exchange Fund”).
(b)   Exchange Procedures.   Each holder of record of one or more Book-Entry Shares whose shares of Company Common Stock were converted into the right to receive the Per Share Merger Consideration shall upon receipt by the Exchange Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Exchange Agent may reasonably request), be entitled to receive, and Parent shall cause the Exchange Agent to deliver as promptly as reasonably practicable after the Effective Time, the Per Share Merger Consideration in respect of each such share of Company Common Stock, and the Book-Entry Shares of such holder shall forthwith be cancelled.
(c)   Distributions with Respect to Unexchanged Shares.   All Parent ADSs to be issued pursuant to the Merger (and all Parent Ordinary Shares represented thereby) shall be deemed issued and outstanding as of the Effective Time; provided that no dividends or other distributions with respect to Parent ADSs (or Parent Ordinary Shares represented thereby) with a record date after the Effective Time shall be paid to the former holder of any Company Common Stock until such holder shall surrender such shares in accordance with this Section 2.2. Subject to the effect of applicable Law: (i) at the time of the surrender of any such shares of Company Common Stock for exchange in accordance with the provisions of this Section 2.2, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions declared by the Parent Board (having a record date after the Effective Time but on or prior to surrender and a payment date on or prior to surrender) not theretofore paid with respect to the number of whole Parent ADSs that such holder is entitled to receive; and (ii) at the appropriate payment date and without duplicating any payment made under clause (i) above, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date subsequent to surrender) payable with respect to the number of whole Parent ADSs that such holder receives.
(d)   Transfer Books; No Further Ownership Rights in Shares of Company Common Stock.   At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided for herein or by applicable Law.
(e)   Treatment of Fractional Parent ADSs.   Notwithstanding any other provision of this Agreement, no fractional Parent ADSs shall be issued in exchange for any Company Common Stock or Company equity awards, and no holder of any of the foregoing shall be entitled to receive a fractional Parent ADS. Furthermore, no holder of a fractional share of Company Common Stock, if any, shall receive or be entitled to receive any aggregate consideration with respect to such fractional share. No scrip representing fractional Parent ADSs or book-entry credit of the same shall be issued in the Merger and, except as provided in this Section 2.2(e), no dividend or other distribution, stock split or interest shall relate to any such fractional share, and such fractional share shall not entitle the owner thereof to vote or to any other rights of a Parent Shareholder or to any other aggregate consideration. The number of Parent ADSs to which a former holder of Company Common Stock is entitled shall (after taking into account all Book-Entry Shares delivered by or on behalf of such holder), be rounded down to the nearest whole number of Parent ADSs.
(f)   Termination of Exchange Fund; No Liability.   Any portion of the Exchange Fund deposited with the Exchange Agent that remains undistributed to holders of Book-Entry Shares as of twelve (12) months after the Effective Time shall be delivered to Parent or as otherwise instructed by Parent (subject to abandoned property, escheat or similar Law). Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any holder of a Book-Entry Share for Per Share Merger Consideration delivered to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar Law. If Book-Entry Shares are not surrendered prior to the fifth (5th) anniversary of the Closing Date (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority), unclaimed Per Share Merger Consideration payable with respect to such shares of Company Common Stock shall, to the extent permitted by applicable Law, become the property of Parent or as otherwise determined by Parent, free and clear of all claims or interest of any person previously entitled thereto.
2.3   No Appraisal Rights.   In accordance with Section 262 of the DGCL, no appraisal rights shall be available to the stockholders of the Company in connection with the Merger.
2.4   Company Compensatory Awards.
(a)   Immediately prior to the Effective Time, each option to acquire shares of Company Common Stock granted under a Company Equity Plan or as set forth on Section 2.4 of the Company Disclosure Letter (each such option, a “Company Option”) that is then outstanding and unexercised, whether or not vested, shall be assumed and substituted for an option to purchase a number of Parent Ordinary Shares or Parent ADSs, as determined by Parent, granted under one of the Parent’s equity plans (each, an “Adjusted Option”), on substantially similar terms and subject to substantially similar conditions as were applicable to such Company Option immediately prior to the Effective Time, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement, such other administrative or ministerial changes as in the reasonable determination of Parent are appropriate to conform the administration of the Adjusted Options with other awards under Parent’s equity plans, and except as provided in the following sentence. The number of Parent Ordinary Shares or Parent ADSs subject to the Adjusted Option shall be equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (ii) six times the Exchange Ratio (the “Ordinary Share Exchange Ratio”), in the case of Parent Ordinary Shares, or the Exchange Ratio in the case of Parent ADSs, with any fractional Parent Ordinary Shares or Parent ADSs rounded down to the nearest whole Parent Ordinary Shares or Parent ADS, as applicable. The exercise price per share of such Adjusted Option shall be equal to the quotient of (A) the exercise price per share subject to such Company Option immediately prior to the Effective Time divided by (B) the Ordinary Share Exchange Ratio or the Exchange Ratio, as applicable, or, at the election of the Parent, that amount converted to pounds sterling at an appropriate exchange rate determined by the Parent, in each case, with any fractional cents or pence rounded up to the nearest whole cent or penny, as applicable. The exercise price per share of any such Adjusted Option and the number of Parent Ordinary Shares or Parent ADSs, as applicable, relating to any such Adjusted Option shall be determined in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The grant of the Adjusted Options shall be effected as of the Effective Time, or as soon thereafter as is reasonably practicable, taking into account Parent’s administrative procedures. Each Adjusted Option may be granted subject to a condition that the grantee must comply with Parent’s and its equity administrator’s practices with respect to grants and acceptance of Parent equity award grants.
(b)   Immediately prior to the Effective Time, each award of restricted stock units with respect to shares of Company Common Stock granted under a Company Equity Plan or as set forth on Section 2.4 of the Company Disclosure Letter (each such restricted stock unit, a “Company Restricted Stock Unit”), other than Company Restricted Stock Units that immediately vest upon a change of control of the Company, shall be assumed and substituted for a restricted stock unit-style option to purchase Parent Ordinary Shares or Parent ADSs (with an exercise price per Parent Ordinary Shares or Parent ADS, as applicable, equal to £0.001 per Parent Ordinary Share or £0.006 per Parent ADS) (each, an “Adjusted Restricted Stock Unit Equivalent”), granted under one of Parent’s incentive equity plans on substantially similar terms and conditions as were applicable under such Company Restricted Stock Unit immediately prior to the Effective Time, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement, such other administrative or ministerial changes as in the reasonable determination of Parent are appropriate to conform the administration of the Adjusted

Restricted Stock Unit Equivalent with other awards under Parent’s equity plans and prevent any distortion in the intended economics of the Company Restricted Stock Units (other than the payment of the applicable exercise price), and except as provided in the following sentence. The number of Parent Ordinary Shares or Parent ADSs subject to the Adjusted Restricted Stock Unit Equivalent shall be equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Restricted Stock Unit immediately prior to the Effective Time multiplied by (ii) the Ordinary Share Exchange Ratio or the Exchange Ratio, as applicable, with any fractional shares rounded down to the nearest whole Parent Ordinary Share or Parent ADS, as applicable. The grant of the Adjusted Restricted Stock Unit Equivalents shall be effected as of the Effective Time, or as soon thereafter as is reasonably practicable, taking into account Parent’s administrative procedures. Each Adjusted Restricted Stock Unit Equivalent may be granted subject to a condition that the grantee must comply with Parent’s and its equity administrator’s practices with respect to grants and acceptance of Parent equity award grants.
(c)   As soon as practicable following the date of this Agreement, the Company Board (or, if applicable, any committee thereof administering the Company’s 2018 Employee Stock Purchase Plan (the “ESPP”)) shall (i) amend the ESPP, effective immediately such that no additional Offering (as defined in the ESPP) shall be commenced between the date of this Agreement and the Effective Time, (ii) provide that each Offering that would otherwise extend beyond the Effective Time shall have an Exercise Date (as defined in the ESPP) that is no later than seven (7) Business Days prior to the anticipated Effective Time, (iii) provide that each ESPP participant’s accumulated contributions under the ESPP shall be used to purchase shares of Company Common Stock in accordance with the ESPP, (iv) provide that the applicable purchase price for shares of Company Common Stock (as a percentage of the fair market value of Company Common Stock) shall not be decreased below the levels set forth in the ESPP as of the date of this Agreement, (v) provide that no participant in the ESPP may increase his or her rate of payroll deductions used to purchase shares of Company Common Stock under the ESPP after the date of this Agreement (provided that, for the avoidance of doubt, participants shall be entitled to withdraw from the ESPP in accordance with the terms of the ESPP as in effect as of the date of this Agreement), (vi) provide that only participants in the ESPP as of the date of this Agreement may continue to participate in the ESPP after the date of this Agreement, and (vii) provide that the ESPP shall terminate in its entirety as of the Effective Time and no further rights shall be granted or exercised under the ESPP thereafter.
(d)   As of the Effective Time, the Company Equity Plan and ESPP shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any Equity Interest or other interest in respect of the capital stock of the Company shall be cancelled without consideration payable therefor, except to the extent provided in this Section 2.4.
(e)   Prior to the Effective Time, the Company Board (or the appropriate committee of the Company Board) shall adopt such resolutions and shall take such other actions as are required to approve the transactions contemplated by this Section 2.4. Prior to adopting any such resolutions, the Company shall provide Parent with a reasonable opportunity to review and comment upon such resolutions and shall consider any comments from Parent thereon in good faith.
(f)   Parent shall file and cause to be effective as of no later than thirty (30) days following the Closing Date an effective registration statement under the Securities Act on Form S-8 or other applicable form under the Securities Act, relating to Parent Ordinary Shares to be represented by Parent ADSs issuable with respect to all Adjusted Options and Adjusted Restricted Stock Unit Equivalents, and Parent shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement(s) for so long as such Adjusted Options and Adjusted Restricted Stock Unit Equivalents remain outstanding.
2.5   Withholding.   Parent (or, as directed by Parent, the Company or the Surviving Corporation) and any other applicable withholding agent shall be entitled to deduct and withhold, or cause the Exchange Agent (each, a “Withholding Party”) to deduct and withhold, from any consideration deliverable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Options or Company Restricted Stock Units such amounts as are required to be deducted or withheld therefrom under the Code or any provision of applicable Tax Law or under any other applicable legal requirement, other than any amounts in respect of stamp duty in the United Kingdom or stamp duty reserve tax in the United Kingdom , which shall be borne solely by the Parent; provided, however, that other than with respect to (a) any compensatory consideration subject to compensatory withholding, (b) any backup withholding under Section 3406 of the Code, or (c) any withholding as a result of the failure to deliver the certificate required to be delivered under Section 7.2(d) before making any deduction or withholding pursuant to this Section 2.5 a Withholding Party shall use commercially reasonable efforts to give the Company reasonably prompt notice of any anticipated deduction or withholding to provide the Company with sufficient opportunity to provide any forms or other documentation to take such other steps in order to avoid such deduction or withholding and shall reasonably consult and cooperate with the Company in good faith, at the Company’s sole expense, to attempt to reduce or eliminate any amounts that would otherwise be deducted or withheld pursuant to this Section 2.5. To the extent consideration is so deducted or withheld and the amounts in respect thereof timely remitted to the applicable Governmental Authority, such consideration shall be treated for all purposes under this Agreement as having been made to the person with respect to which such deduction and withholding was made. Notwithstanding anything to the contrary in this Agreement, any compensatory consideration deliverable pursuant to or as contemplated by this Agreement and subject to compensatory withholding the amounts in respect thereof shall be remitted by the applicable payer to the employer for payment through such employer’s payroll procedure in accordance with applicable Law.
SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (i) as expressly disclosed in the Company SEC Documents (as defined below) filed with or furnished to the SEC by the Company and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), in each case, prior to the date of this Agreement (but, in each case, excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or predictive or forward-looking in nature) or (ii) as set forth in the disclosure letter delivered by the Company to Parent (the “Company Disclosure Letter”) prior to the execution of this Agreement, which Company Disclosure Letter identifies items of disclosure by reference to a particular section or subsection of this Agreement (provided, however, that any information set forth in one section or subsection of the Company Disclosure Letter also shall be deemed to apply to each other section and subsection of this Agreement to which its applicability is reasonably apparent from the text of the disclosure), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1   Organization, Standing and Corporate Power.
(a)   Each of the Company and its subsidiaries is a corporation or other legal entity duly organized and validly existing under the Laws of the jurisdiction of its incorporation, formation or organization, as the case may be, and has all requisite corporate, partnership or similar power and authority necessary to own, lease and operate all of its properties and assets and to carry on its business as currently conducted, except for such failures to be duly organized or validly existing or to have corporate, partnership or similar power or authority that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
(b)   Each of the Company and its subsidiaries is duly licensed or qualified to do business and is in good standing (or equivalent status, to the extent such concept exists) in each jurisdiction in which the nature of the business currently conducted by it or the character or location of the properties and assets currently owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing (or equivalent status) would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
(c)   The Company has made available to Parent true and complete copies of the Company Charter and by-laws of the Company (together, the “Company Charter Documents”) in each case, as amended to the date of this Agreement. The Company Charter Documents and organizational or governing documents of each of its subsidiaries are in full force and effect and the Company is not in violation of any of the provisions of the Company Charter Documents and none of the Company’s subsidiaries is in violation of any of the provisions of its organizational or governing documents except, in each case, where such failures or violations would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
3.2   Corporate Authorization.
(a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and, subject to obtaining the Company Stockholder Approval (as defined below), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized and adopted by the Company Board. Except for (i) obtaining the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock in favor of the adoption of this Agreement and the Merger (the “Company Stockholder Approval”) and (ii) filing the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (A) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (B) is subject to general principles of equity, whether considered in a proceeding at Law or in equity (clauses (A) and (B) together, the “Bankruptcy and Equity Exception”).
(b)   At a meeting duly called and held, the Company Board, by resolutions duly adopted at such meeting (which resolutions have not as of the date hereof been subsequently rescinded, modified or withdrawn), has (i) unanimously determined that the terms of the Merger and the other transactions contemplated hereby are advisable, fair to and in the best interests of the Company and its stockholders, (ii) unanimously approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, (iii) unanimously resolved, subject to Section 5.3(c), to recommend that the Company’s stockholders adopt this Agreement and the transactions contemplated hereby (the “Company Recommendation”) and (iv) has directed that this Agreement and the transactions contemplated hereby be submitted to the Company’s stockholders for adoption.
3.3   Governmental Authorization.   Except for (a) filings required under, and compliance with other applicable requirements of, (i) the Securities Act, the Exchange Act, and any other applicable federal securities Laws, (ii) state securities or “blue sky” Laws and (iii) the rules and regulations of The Nasdaq Global Select Market (“Nasdaq”), (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (c) filings required under and compliance with other applicable requirements of any foreign Antitrust Laws, no consents or approvals of, or filings with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than such other consents, approvals or filings that, if not obtained, made or given, would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. The Company does not engage in any activities that would require a mandatory filing pursuant to the United Kingdom’s National Security and Investment Act 2021 (including any related or ancillary regulations) as a result of the transactions contemplated by this Agreement.
3.4   No Conflict.   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Merger or the other transactions contemplated hereby, nor compliance by the Company with any of the provisions of this Agreement, shall (a) assuming that the Company Stockholder Approval is obtained, conflict with or violate the Company Charter Documents, (b) assuming that the consents, approvals and filings referred to in Section 3.3 and the Company Stockholder Approval are obtained and made, violate any Restraint or Law applicable to the Company or any of its subsidiaries, or (c) violate, breach, result in the loss of any benefit under, conflict with any provisions of, or constitute a default (or an event which, with the notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, cause any payment under or accelerate the performance required by, or result in the creation of any Lien (other than a Company Permitted Lien) upon the respective properties or assets, of the Company or any of its subsidiaries under, any Company Material Contract, except in the case of clauses (b) and (c) as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
3.5   Capitalization.
(a)   As of the close of business on March 1, 2023 (the “Capitalization Date”), the authorized capital stock of the Company consisted of (i) 150,000,000 shares of Company Common Stock, of which 39,244,199 shares were issued and outstanding and no shares were held in the treasury of the Company and (ii) 10,000,000 shares of the Company’s undesignated preferred stock, par value $0.0001 per share (“Company Preferred Stock”), of which no shares were issued and outstanding. There are no other classes of capital stock of the Company authorized or issued and outstanding. All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and no class of capital stock is entitled to preemptive rights. All issued and outstanding shares of Company Common Stock are in the form of Book-Entry Shares.
(b)   As of the Capitalization Date, the Company has reserved 10,582,464 shares of Company Common Stock for issuance pursuant to the Company Equity Plans and 583,491 shares of Company Common Stock for issuance pursuant to the ESPP. As of the Capitalization Date, there were outstanding (i) Company Options to acquire 3,606,588 shares of Company Common Stock, (ii) Company Restricted Stock Units with respect to 1,133,815 shares of Company Common Stock and (iii) no shares of Company Common Stock subject to outstanding purchase rights under the ESPP (estimated based on the fair market value of a share of Company Common Stock on such date).
(c)   From the close of business on the Capitalization Date through the date of this Agreement, there have been no issuances of shares of Company Common Stock, Company Preferred Stock or any other Equity Interests of the Company other than issuances of shares of Company Common Stock pursuant to the exercise of Company Options and the vesting and settlement of Company Restricted Stock Units, in each case, outstanding as of the Capitalization Date under the Company Equity Plans. As of the close of business on the Capitalization Date, other than purchase rights under the ESPP, the Company has not granted any other Equity Interests or any other rights to a third party to acquire capital stock from the Company other than the Company Options and the Company Restricted Stock Units set forth in Section 3.5(c) of the Company Disclosure Letter. Section 3.5(c) of the Company Disclosure Letter sets forth a true and complete list, as of the Capitalization Date, of each outstanding Company Option and Company Restricted Stock Unit award and, with respect to each, (i) the number of shares of Company Common Stock (vested and unvested) subject to such Company Option or Company Restricted Stock Unit award, as applicable, (ii) status of the Company Option as an incentive stock option within the meaning of Section 422 of the Code, (iii) the name of the holder, (iv) the date of grant, (v) the expiration date and, (vi) where applicable, the exercise price thereof. No Company Option has been granted with a per share exercise price that is less than the fair market value of a share of Company Common Stock on the date such Company Option was granted. Each Company Restricted Stock Unit and Company Option was granted in all material respects in accordance with the terms of the applicable Company Equity Plan and applicable Laws, including Nasdaq listing rules. The Company has the requisite power and authority, in accordance with the Company Equity Plans and the ESPP, the applicable award agreements and any other applicable Contract, to take the actions contemplated by Section 2.4.
(d)   As of the close of business on the Capitalization Date, no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of capital stock of the Company may vote are issued or outstanding.
(e)   As of the date of this Agreement, (i) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries except for purchases, redemptions or other acquisitions of capital stock or other securities (A) required by the terms of the Company Equity Plan, (B) in order to pay Taxes or satisfy withholding obligations in respect of such Taxes in connection with awards under the Company Equity

Plan or otherwise, or (C) as required by the terms of, or necessary for the administration of, any plans, arrangements or agreements existing on the date of this Agreement and set forth on Section 3.5(e) of the Company Disclosure Letter between the Company or any of its subsidiaries and any director or employee of the Company or any of its subsidiaries, (ii) there are no outstanding stock-appreciation rights, security-based performance units, “phantom” stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) to which the Company is a party, in each case pursuant to which any person is entitled to receive any payment from the Company based in whole or in part on the value of any capital stock of the Company (other than under the Company Equity Plans), and (iii) there are no outstanding obligations of the Company to accelerate the vesting of any Equity Interests of the Company under any provision of any Company Equity Plans or any Contract or other agreement evidencing any outstanding Company Options or Company Restricted Stock Units.
(f)   Except for the Company Voting Agreement or as otherwise set forth on Section 3.5(f) of the Company Disclosure Letter, as of the date of this Agreement, there are no outstanding obligations of the Company (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the sales, issuance, repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or anti-dilutive rights with respect to any shares of Company Common Stock, Company Preferred Stock or other Equity Interests in the Company.
3.6   Subsidiaries.
(a)   Other than the subsidiaries of the Company, the Company does not own or control, directly or indirectly, any membership interest, partnership interest, joint venture interest, other Equity Interest or any other capital stock of any person, and there are no silent partnerships, sub-partnerships and/or similar rights with respect to the Company or any subsidiary of the Company.
(b)   All outstanding shares of capital stock, voting securities or other Equity Interests of each subsidiary of the Company are duly authorized, validly issued, fully paid and non-assessable (where such concept is applicable under applicable Law) and all such securities are owned beneficially and of record by the Company or another wholly-owned subsidiary of the Company free and clear of all Liens (other than Company Permitted Liens). As of the date of this Agreement, other than the Company Voting Agreement, there are no outstanding obligations of any subsidiary of the Company (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the sales, issuance, repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or anti-dilutive rights with respect to any shares of Equity Interests in any subsidiary of the Company.
(c)   There are no (i) outstanding options or other rights of any kind which obligate the Company or any of its subsidiaries to issue, transfer, sell or deliver any shares of capital stock, voting securities or other Equity Interests of any subsidiary of the Company or any securities or obligations convertible into, exchangeable or exercisable for any shares of capital stock, voting securities or other Equity Interests of a subsidiary of the Company or (ii) other options, calls, warrants or other rights, agreements, arrangements or commitments relating to the capital stock, voting securities or other Equity Interests of any subsidiary of the Company to which the Company or any of its subsidiaries is a party.
(d)   Section 3.6(d) of the Company Disclosure Letter sets forth, as of the date hereof, for each of the Company’s subsidiaries and joint ventures: (i) its jurisdiction of organization, (ii) its authorized capital stock or other Equity Interests, (iii) the number of its outstanding shares of capital stock or other Equity Interests and type(s) of such outstanding shares of capital stock or other Equity Interests and (iv) the record owner(s) thereof. Except for the ownership of Equity Interests in the Company’s subsidiaries and investments in marketable securities and cash equivalents, none of the Company or any of its subsidiaries owns directly or indirectly any Equity Interest in any person, or has any obligation or has made any commitment to acquire any such Equity Interest, to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any of its subsidiaries or any other person that is or would reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole.

3.7   SEC Filings and the Sarbanes-Oxley Act.
(a)   All of the reports, statements, schedules, forms and other documents filed or required to be filed by the Company with the SEC (such reports, statements, schedules, forms and other documents filed by the Company and those filed by the Company subsequent to the date hereof, collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”) and all of the reports, statements, schedules, forms and other documents furnished or required to be furnished by the Company to the SEC (such reports, statements, schedules, forms and other documents furnished by the Company and those furnished by the Company subsequent to the date hereof, collectively, the “Company Furnished Documents”), in each case in respect of reporting periods commencing on or after January 1, 2020 (including any notice required under Section 13(r) of the Exchange Act) have been timely filed or furnished, as applicable. As of their respective filing dates, such Company SEC Documents and Company Furnished Documents complied, or, if not yet filed or furnished, shall comply, in all material respects with applicable Law, including the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and none of such Company SEC Documents or Company Furnished Documents as of their respective filing dates contained, and no Company SEC Document or Company Furnished Document as of their respective filing date shall contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has made available to Parent copies of all comment letters received by the Company from the SEC in respect of reporting periods commencing on or after January 1, 2020 and relating to such Company SEC Documents and Company Furnished Documents, together with all written responses of the Company thereto, other than such comment letters or responses available on EDGAR. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents or Company Furnished Documents. To the knowledge of the Company, as of the date hereof, there are no internal or third party inquiries or investigations regarding accounting practices of the Company or otherwise regarding the Company.
(b)   All of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (together with the related notes and schedules thereto, the “Company Financial Statements”) complied at the time they were filed in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing, were prepared in accordance with GAAP (except as may be indicated in the notes thereto), applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the financial statements for any quarter of the current fiscal year, to normal year-end audit adjustments).
(c)   Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated Affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company’s or any of its subsidiaries’ published financial statements or any Company SEC Documents.
(d)   Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to the Company SEC Documents, and the statements contained in such certifications were true and complete on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Document, except as disclosed in certifications filed with the Company SEC Documents. Since January 1, 2020 through the date of this Agreement, (i) neither the Company nor any of the Company’s subsidiaries, nor, to the knowledge of the Company, has any director or executive officer of the Company or any of the Company’s subsidiaries received any material complaint, allegation, assertion or claim, that the Company or any of its subsidiaries has engaged in improper, illegal or fraudulent accounting or auditing practices, and (ii) to the knowledge of the Company, no attorney representing the Company or any of its subsidiaries, whether or not employed by the Company or any of its subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.
(e)   The Company has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) promulgated by the SEC under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(f)   The Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), as required by Rules 13a-15(a) and 15d-15(a) of the Exchange Act, are reasonably designed to ensure that all information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is made known to the chief executive officer and the chief financial officer of the Company by others within the Company to allow timely decisions regarding required disclosure as required under the Exchange Act and is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms. The Company has evaluated the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.
(g)   Since January 1, 2020, the Company has not received any oral or written notification of any (x) ”significant deficiency” or (y) ”material weakness” in the Company’s internal controls over financial reporting. There is no outstanding “significant deficiency” or “material weakness” which the Company’s independent accountants certify has not been appropriately and adequately remedied by the Company. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board.
(h)   The Company is in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq, and is in compliance in all material respects with all rules, regulations and requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since January 1, 2020, neither the Company nor any of its subsidiaries has made, arranged, modified (in any material way), or forgiven personal loans to any executive officer or director of the Company. Since January 1, 2020 to the knowledge of the Company, no employee of the Company or any of its subsidiaries has provided or is providing information to any law enforcement agency or Governmental Authority regarding the commission or possible commission of any crime or the violation or possible violation of any applicable legal requirements of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any of its subsidiaries.
3.8   Information Supplied.   The information relating to the Company and its subsidiaries in the proxy statement to be provided to the Company’s stockholders in connection with the Company Stockholders

Meeting (as defined below) and prospectus relating to the Parent ADSs (or the Parent Ordinary Shares represented thereby) to be offered pursuant to this Agreement and the Merger (such proxy statement and prospectus and any amendment thereof or supplement thereto, the “Proxy Statement/Prospectus”) and the registration statement on Form S-4 (of which the Proxy Statement/Prospectus shall form a part) with respect to the issuance of the Parent ADSs (or the Parent Ordinary Shares represented thereby) in the Merger (such registration statement together with the amendments and supplements thereto, the “Form S-4”) and any other documents filed or furnished with or to the SEC pursuant to the Securities Act or the Exchange Act, in each case in connection with the Merger shall not, on the date the Form S-4 is declared effective (and any amendment or supplement thereto), the date the Proxy Statement/Prospectus is mailed to the Company’s stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No representation is made by the Company with respect to statements made in the Proxy Statement/Prospectus, the Form S-4 or any other document filed or furnished with or to the SEC or pursuant to the Securities Act or Exchange Act based on information supplied by Parent expressly for inclusion therein. The portions of the Proxy Statement/Prospectus relating to the Company shall comply in all material respects with the provisions of the Exchange Act, the Securities Act and the rules and regulations thereunder.
3.9   Absence of Certain Changes.   Since December 31, 2021 through the date hereof, the Company and each of its subsidiaries have conducted their respective businesses in the ordinary course consistent with past practices in all material respects and there has not been (a) any event, occurrence, development or state of circumstances, facts or condition in such period that has had or would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect or (b) any action taken by the Company or any of its subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 5.1(b) (other than clauses (ii), (xiii) or (xiv) thereof).
3.10   No Undisclosed Liabilities.   Except as disclosed in the Company Financial Statements filed prior to the date hereof and except for liabilities incurred in the ordinary course of business since September 30, 2022, the Company and its subsidiaries do not have any liabilities of any nature, whether accrued, absolute, contingent, direct or indirect that are payable by the Company, or otherwise, required by GAAP to be reflected or reserved against in the Company Financial Statements, other than liabilities that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
3.11   Compliance with Laws and Court Orders.   Since January 1, 2020, the Company and its subsidiaries are and have been in compliance with all Laws applicable to them, any of their properties or other assets or any of their respective businesses or operations, except where any such failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, as of the date hereof, no investigation or review by any Governmental Authority with respect to the Company or any of its subsidiaries is pending or threatened except for any investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
3.12   Material Contracts.
(a)   As of the date of this Agreement, none of the Company, any of its subsidiaries or their respective properties or other assets is a party to or bound by any Contract (other than Company Plans):
(i)   pursuant to which the Company, any of its subsidiaries or any other party thereto has material continuing obligations, rights or interests and including annual payments made by the Company and its subsidiaries of $700,000 or more relating to the research, development, clinical trial, distribution, supply, manufacture, marketing or co-promotion of, or collaboration with respect to, any product candidate for which the Company or any of its subsidiaries is currently engaged in research or development, including but not limited to: (A) material manufacture or supply services or material Contracts with contract research organizations for clinical trials-related services; (B) material transfer Contracts for pre-clinical products or clinical products of the Company or any of its subsidiaries with commercial, pharmaceutical or biotechnology companies; (C) Contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any of its subsidiaries or income or revenues related to any clinical product candidate of the Company or any of its subsidiaries; and (D) Contracts pursuant to which the Company has minimum purchase obligations;
(ii)    that contains any non-compete or exclusivity provision or limits, curtails or restricts the ability of the Company or any of its subsidiaries (or which following the consummation of the Merger and the other transactions contemplated hereby would reasonably be expected to limit the ability of the Surviving Corporation) in a manner that is material to the business of the Company and its subsidiaries, taken as a whole, as currently conducted (A) to compete in any line of business, in any geographic area or with any person and (B) to sell to or purchase from any other person or entity;
(iii)   that requires the Company, or any successor to, or acquirer of, the Company, to make any payment to another person, or requires the consent of another person, in each case in connection with a change of control of the Company or gives another person a right to receive or elect to receive a change of control payment;
(iv)   that is a joint venture or partnership agreement or other similar agreement or arrangement;
(v)   for the acquisition, disposition or lease of businesses (whether by merger, purchase or sale of stock or assets or otherwise) entered into since January 1, 2020;
(vi)   that is a loan or credit agreement, indenture, note or other Contract or instrument relating to or evidencing Indebtedness for borrowed money (including any guarantee thereto) or any Contract pursuant to which Indebtedness for borrowed money may be incurred or guaranteed, including any Contract that is a financial derivatives master agreement or confirmation, or futures account opening agreement and/or brokerage statement, evidencing financial hedging or similar trading activities;more than $250,000;
(vii)   that is a mortgage, pledge, security agreement, deed of trust, capital lease or similar agreement that creates or grants a Lien on any material property or asset of the Company or any of its subsidiaries, in each case involving annual payments of
(viii)   that is a Collective Bargaining Agreement (as defined below);
(ix)   that contains any “standstill” or similar agreement to which the Company or any of its subsidiaries has agreed not to acquire assets or securities of another person;
(x)   that is a Contract granting a right of first refusal or first negotiation to any third party over any material assets of the Company;
(xi)   that is a Contract, including any ancillary or subagreements thereto, with any contract research organization or other agreement, including any ancillary or subagreements thereto, with a third party which is conducting one or more clinical
(xi)   studies on behalf of the Company or its subsidiaries and is reasonably expected to require payment of more than $700,000 within twelve (12) months prior to or after the date of this Agreement;
(xii)   involves the use or license by the Company or its subsidiaries of any material Software used by the Company or its subsidiaries in the business of the Company as presently conducted (other than non-customized Software subject to shrink- wrap, click-wrap and off-the-shelf or commercially available Software), in each case involving annual payments of more than $200,000;
(xiii)   is an IP Agreement set forth in Section 3.15(h) or 3.15(i) of the Company Disclosure Letter or involves the joint development of products or technology with a third party; or

(xiv)   that is any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).
(xv)   All Contracts, arrangements, commitments or understandings described in this Section 3.12(a), together with each Company Real Property Lease (as defined below), shall be collectively referred to as the “Company Material Contracts.”
(b)   Except, in each case, as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole, as of the date hereof, (i) each of the Company Material Contracts is valid, binding and in full force and effect with respect to the Company and its subsidiaries party thereto and, to the knowledge of the Company, each other party thereto and enforceable, in all material respects, in accordance with its terms by the Company and its subsidiaries party thereto (subject to the Bankruptcy and Equity Exception); (ii) the Company and each of its subsidiaries has performed all material obligations required to be performed by them under the Company Material Contracts to which they are parties; (iii) to the knowledge of the Company, each other party to a Company Material Contract has performed all material obligations required to be performed by it under such Company Material Contract and (iv) to the knowledge of the Company, no party to any Company Material Contract has given the Company or any of its subsidiaries written notice of its intention to cancel, terminate, change the scope of rights under or fail to renew any Company Material Contract and neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party to any Company Material Contract, has repudiated in writing any material provision thereof. Neither the Company nor any of its subsidiaries has knowledge of, or has received written notice of, any violation or default by the Company under any Company Material Contract or any other Contract to which it is a party or by which it or any of its material properties or assets is bound, except for violations or defaults that have not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole. True, unredacted and complete copies of all of the Company Material Contracts have been made available to Parent.
3.13   Litigation.   Except as would not have a Company Material Adverse Effect, there is no material complaint, claim, action, charge, suit, arbitration, mediation, investigation or proceeding (each, an “Action”) pending or, to the knowledge of the Company, any Action or investigation pending and not served or threatened, to which the Company or any of its subsidiaries is a party. There are no material outstanding judgments, writs, injunctions, decrees or orders of any Governmental Authority against or binding on the Company or its subsidiaries. There are no internal investigations or internal inquiries that, since January 1, 2020, have been conducted by or at the direction of the Company Board (or any committee thereof) concerning any financial, accounting or other misfeasance or malfeasance issues.
3.14   Properties.
(a)   Neither the Company nor any of its subsidiaries owns or has ever owned any real property.
(b)   Section 3.14(b) of the Company Disclosure Letter sets forth a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of its subsidiaries as tenant, subtenant or occupant as of the date of this Agreement and material to the business of the Company and its subsidiaries, taken as a whole (collectively, the “Company Leased Real Property”). No Company Leased Real Property is subject to any Lien, including without limitation, any right to the use or occupancy of any Company Leased Real Property, other than Company Permitted Liens. Each Company Real Property Lease constitutes the entire agreement between the parties thereto with respect to the Company Leased Real Property leased thereunder, and is, with respect to the Company or the applicable subsidiary of the Company, a valid and subsisting agreement in full force and effect and constitutes a valid, binding and enforceable obligation of the Company or the applicable subsidiary of the Company, subject to the Bankruptcy and Equity Exception. As of the date hereof, the Company has not received any written notice of termination or cancellation of or of a breach or default under any Company Real Property Lease that remains uncured as of the date of this Agreement nor, to the knowledge of the Company, has any event occurred which, with notice or lapse of time or both, would constitute a breach or default under any such Company Real Property Lease, or permit the termination or cancellation of any such Company Real Property Lease. With respect to the Company Leased Real Property,

Section 3.14(b) of the Company Disclosure Letter also contains a true and complete list as of the date hereof of all agreements under which the Company or any of its subsidiaries is, as of the date hereof, the landlord, sublandlord, tenant, subtenant or occupant that have not been terminated or expired as of the date hereof and are material to the business of the Company and its subsidiaries, taken as a whole (each a “Company Real Property Lease”). The Company has heretofore made available to Parent true and complete copies of the Company Real Property Leases.
(c)   With respect to each of the Company Leased Real Properties, neither the Company nor any of its subsidiaries has exercised or given any notice of exercise of any option or right of first offer or right of first refusal to purchase, expand, renew or terminate contained in the Company Real Property Leases.
(d)   Neither the Company nor any of its subsidiaries has received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and the Company has not received written notice threatening any such proceedings, in each case, affecting any material portion of the Company Leased Real Property. Neither the Company nor any of its subsidiaries has received written notice of the existence of any outstanding writ, injunction, decree, order or judgment or of any pending proceeding pertaining to or affecting any material portion of the Company Leased Real Property. As of the date hereof, none of the material improvements located on any parcel of Company Leased Real Property that is material to the business of the Company and its subsidiaries, taken as a whole, has been damaged by a fire or other casualty and not been restored and repaired either (i) to substantially the same condition they were in prior to such event or (ii) to a condition necessary for the use of the Company in the ordinary course.
(e)   To the knowledge of the Company, there are no conditions or defects, latent or otherwise, to the Company Leased Real Property that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(f)   None of the Company’s or its subsidiaries’ current use of the Company Leased Real Property violates any restrictive covenant of record that affects any of the Company Leased Real Property or any applicable Laws, in each case to the extent the same would reasonably be expected to have a Company Material Adverse Effect.
3.15   Intellectual Property.
(a)   The Company or its subsidiaries owns, is licensed under Inbound IP Agreements that are, to the knowledge of the Company, in full force and effect, or otherwise has the right to use all Patents, Trademarks, Trade Secrets, Copyrights and all other Intellectual Property, all registrations of any of the foregoing, or applications therefor, that the Company uses in its respective business as presently conducted or as currently contemplated by the Company to be conducted (collectively, and along with the Company Registered Intellectual Property, the “Company Intellectual Property”). The foregoing representation and warranty shall not be interpreted as a representation and warranty regarding infringement, misappropriation, or other violations of third party Intellectual Property, which is dealt with exclusively in Section 3.15(f). The Company and its subsidiaries possess legally sufficient and enforceable rights pursuant to written agreements to use all Company Intellectual Property not solely owned by the Company or its subsidiaries as such Company Intellectual Property are used in the Company’s business as presently conducted or as currently contemplated by the Company to be conducted, in each case in accordance with the terms of the Inbound IP Agreements. Except as otherwise indicated in Section 3.15(a) of the Company Disclosure Letter, the Company or its subsidiaries is the sole and exclusive owner of all rights, title and interests in and to the Owned Company Intellectual Property, and the Owned Company Intellectual Property, and to the knowledge of the Company, all other Company Intellectual Property, is free and clear of all Liens (other than Company Permitted Liens).
(b)   Section 3.15(b) of the Company Disclosure Letter sets forth as of the date hereof a true and complete list of all Patents, Trademarks, and registered Copyrights (i) that are owned or purported to be owned by the Company and its subsidiaries, (ii) that are exclusively licensed to the Company or its subsidiaries or (iii) that are non-exclusively licensed to the Company or its subsidiaries and for which the Company or its subsidiaries controls prosecution thereof ((i), (ii) and (iii) are collectively, the “Company Registered Intellectual Property”), indicating for each (as applicable) the name of the current record owner(s), the applicable jurisdiction(s) the application or registration number(s) and the agreement under which the Company receives its license thereunder (if applicable). The Company Registered Intellectual Property owned by the Company or its subsidiaries, and, to the knowledge of the Company, all other Company Registered Intellectual Property is subsisting and in full force and effect, and has not been abandoned or dedicated to the public domain or adjudged invalid or unenforceable (other than such Company Registered Intellectual Property that is denoted by a Governmental Authority as expired, lapsed or abandoned). All Company Registered Intellectual Property which has been issued, granted or registered is, to the Company’s knowledge, valid and enforceable. Section 3.15(b) of the Company Disclosure Letter also sets forth, as of the date of this Agreement, a list of all Internet domain names with respect to which the Company or its subsidiaries is the registrant and any social media handles used by or owned by the Company or its subsidiaries.
(c)   Prior to the Closing, the Company shall provide Parent with (i) a schedule of any material Taxes, maintenance fees or actions with respect to Company Registered Intellectual Property, including as necessary for maintaining the Company Registered Intellectual Property in full force and effect, falling due within sixty (60) days of the Closing and (ii) a docket report showing all outstanding deadlines known to the Company for Company Registered Intellectual Property. As of the Effective Time, the Company or the Company’s patent counsel shall have completed the payment or filing of any pending Taxes, fees and actions for Company Registered Intellectual Property for which the Company is responsible for paying and that fall due within thirty (30) days following the Effective Time.
(d)   With respect to Company Registered Intellectual Property, the Company has taken reasonable steps to avoid revocation, cancellation, or lapse or otherwise materially adversely affecting its enforceability, use, or priority. With respect to Company Registered Intellectual Property, to the knowledge of the Company, all duties of disclosure, candor and good faith have been complied with. With respect to the Company Registered Intellectual Property, to the knowledge of the Company, all other material procedural requirements have been complied with, including inventors having been properly identified on all Patents, all necessary affidavits of inventorship, ownership, use and continuing use and other filings having been timely made, and all necessary maintenance fees and other fees timely paid to file, prosecute, obtain and maintain in effect all such rights in all material respects. Assignment documents have been validly executed and filed with relevant Governmental Authorities to the extent necessary to transfer to the Company or its subsidiaries title to any of the Company’s or its subsidiaries owned Company Registered Intellectual Property previously owned by a third party and to record such transfer. To the knowledge of the Company, each of the Company’s or its subsidiaries’ owned Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Patent was issued or such Patent application is pending. The named inventors of each of the Company’s or its subsidiaries’ owned Patents have assigned their rights under the Company’s or its subsidiaries’ owned Patents to the Company or its subsidiaries, respectively. All assignments to the Company or its subsidiaries of the Company Registered Intellectual Property owned by the Company or its subsidiaries, respectively, are, to the knowledge of the Company, valid and enforceable.
(e)   To the knowledge of the Company, since January 1, 2020, no third party has interfered with, infringed upon, misappropriated, diluted, violated, or asserted any competing claim of right to use or own any of the Company Intellectual Property. In particular, there is no litigation, opposition, interference, inventorship challenge, refusal, cancellation, or proceeding pending, asserted or threatened in writing against the Company or its subsidiaries concerning the validity, registrability, enforceability, duration, scope, priority, ownership or other violation of any Company Intellectual Property or an exclusively licensed right to use any Company Intellectual Property except for office actions and other ex parte proceedings in the ordinary course of prosecuting or maintaining the Owned Company Intellectual Property. Since January 1, 2020, neither the Company nor its subsidiaries or its subsidiaries’ respective representatives have sent or otherwise made any communication to any third party regarding any alleged or suspected infringement, misappropriation, dilution or violation of any Company Intellectual Property.

(f)   To the knowledge of the Company, the conduct of the business of the Company or its subsidiaries, as conducted since January 1, 2020, and as currently contemplated by the Company to be conducted, has not interfered with, infringed upon, misappropriated, diluted, or otherwise violated the Intellectual Property of third parties. To the knowledge of the Company, the practice and exploitation of the products, product candidates and Company Intellectual Property, has not interfered with, infringed upon, misappropriated, diluted or otherwise violated, the Intellectual Property of third parties. No claim or action alleging infringement, misappropriation, dilution, or other violation of any third party Intellectual Property is pending or, to the knowledge of the Company, threatened against the Company, its subsidiaries or any other person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company or its subsidiaries with respect to such claim or action. Since January 1, 2020, neither the Company nor its subsidiaries has received any written (or to the knowledge of Company, any non-written) charge, complaint, claim, demand, or notice (whether in writing, electronic form or otherwise) from any third party alleging or threatening to allege that the operation of the business of the Company and its subsidiaries as conducted since January 1, 2020, and as contemplated to be conducted, has interfered with, infringed upon, misappropriated, diluted, or otherwise violated the Intellectual Property of such third party (including any invitation to license, any claim that the Company or its subsidiaries must license, or any claim that the Company must refrain from using any Intellectual Property). To the knowledge of the Company, there is no other assertion, threat, claim, complaint, or demand from any third party alleging that the operation of the business of Company and its subsidiaries, or any of the products or services of the Company or its subsidiaries, has interfered with, infringed upon, misappropriated, diluted, or otherwise violated the Intellectual Property of any third party (including any invitation to license, any claim that the Company or its subsidiaries must license, or any claim that the Company must refrain from using Intellectual Property rights).
(g)   All prior art and information known to the Company and its subsidiaries and material to the patentability of the Patents included in the Company Registered Intellectual Property has been disclosed to the relevant Governmental Authority during the prosecution of the Patents included in the Company Registered Intellectual Property in accordance with applicable Laws. Neither the Company nor its subsidiaries nor, to the knowledge of the Company, any other person, has made any untrue statement of a material fact or fraudulent statement or omission to any applicable Governmental Authority regarding any pending or issued Patent claims included in the Company Registered Intellectual Property.
(h)   Section 3.15(h) of the Company Disclosure Letter sets forth as of the date hereof a true and complete list of all agreements under which the Company or its subsidiaries has (i) been granted an exclusive or non-exclusive license under any Intellectual Property from a third party (other than immaterial non-exclusive licenses of Intellectual Property granted in the ordinary course of business, including Contracts under which the Company or any of its subsidiaries receives a non-exclusive license from a service provider or consultant to use confidential information or background Intellectual Property of such service provider or consultant solely for the purpose of exploiting deliverables provided by such service provider or consultant), (ii) acquired or agreed to acquire any Intellectual Property from a third party, or (iii) received any option or other right from a third party to obtain a license under or acquire any Intellectual Property (“Inbound IP Agreements”).
(i)   Section 3.15(i) of the Company Disclosure Letter sets forth as of the date hereof a true and complete list of all agreements under which the Company or its subsidiaries has (i) granted an exclusive or non-exclusive license or covenant not to sue, under any Intellectual Property to a third party (other than immaterial non-exclusive licenses of Intellectual Property granted in the ordinary course of business, including Contracts under which the Company provides a limited, non-exclusive license to a service provider or consultant to use confidential information or Intellectual Property of the Company solely for the purpose of providing the applicable services to the Company or any of its subsidiaries thereunder), (ii) assigned or agreed to assign any Intellectual Property to a third party, (iii)  granted any third party an option or other right to obtain any such license, covenant not to sue, or assignment, or (iv) covenanted not to pursue patent protection with respect to any invention or technology (“Outbound IP Agreements” and together with the Inbound IP Agreements, the “IP Agreements”). The Company has provided Parent with true and correct copies of all IP Agreements, and any form of nondisclosure agreement or material transfer agreement used by the Company or its subsidiaries in the ordinary course of business.

(j)   Section 3.15(j) of the Company Disclosure Letter sets forth as of the date hereof all license, collaboration, or other agreements under which the Company owes royalties or other financial obligations to third parties in connection with the sale of Company products and services. Except as set forth in Section 3.15(j) of the Company Disclosure Letter, neither the Company nor its subsidiaries has agreed to, nor has an obligation to pay any third party royalties or payments in connection with the sale of Company products and services.
(k)   After the Closing, the Company and its subsidiaries shall continue to own or have the valid right or enforceable licenses as are sufficient to use all of the Intellectual Property and technology used by the Company and its subsidiaries to the same extent as owned, possessed, utilized and had by the Company prior to the Closing. The execution of, the delivery of, the consummation of the Merger shall not result in any: (i) loss, encumbrance on, or impairment of any Company Intellectual Property, including a third party gaining the right to modify or terminate any IP Agreement, (ii) breach of any IP Agreement, (iii) the release, disclosure or delivery of any under Company Intellectual Property by or to any escrow agent or other person, or (iv) grant, assignment or transfer to any other person of any license or other right or interest under, to or in any of the Company Intellectual Property.
(l)   To the knowledge of the Company, none of the activities of the employees of the Company or its subsidiaries violates any agreement or arrangement which any such employees have with former employers. All current and former employees and consultants who contributed to the discovery or development of any material Owned Company Intellectual Property did so pursuant to written agreements assigning all rights to such developed subject matter to the Company or its subsidiaries.
(m)   To the knowledge of the Company, each current or former employee, contractor or consultant of the Company or its subsidiaries who has proprietary knowledge of or information relating to material Trade Secrets of the Company or its subsidiaries has executed and delivered to the Company or its subsidiaries an agreement or agreements restricting such person’s right to use and disclose such knowledge or information of the Company or its subsidiaries.
(n)   No settlements, injunctions, forbearances to sue, consents, judgments, orders or similar obligations to which the Company or its subsidiaries is party: (i) restrict the use, exploitation, assertion or enforcement of any Company Intellectual Property anywhere in the world; (ii) restrict the conduct of the business of the Company, its subsidiaries or any of its respective employees as presently conducted and as contemplated to be conducted; or (iii) grant third parties any material or exclusive rights (including field and territory- limited rights) under any Company Intellectual Property. After the Closing, no past or present director, officer, employee, consultant or independent contractor of the Company or its subsidiaries shall own (or have any claim, or any right (whether or not currently exercisable) to any ownership interest, in or to) any Owned Company Intellectual Property or, to the knowledge of the Company, any other Company Intellectual Property.
(o)   The Company and its subsidiaries have taken reasonable steps to protect the confidentiality and value of all material Trade Secrets and other material confidential information that are owned, used or held in confidence by the Company or its subsidiaries, including entering into licenses and contracts that require employees, licensees, contractors, and other persons with access to Trade Secrets or other confidential information to safeguard and maintain the secrecy and confidentiality of such Trade Secrets. No material Trade Secret of the Company or its subsidiaries has been authorized to be disclosed or, to the knowledge of the Company, disclosed to any third party in violation of confidentiality obligations to the Company or its subsidiaries. To the knowledge of the Company, no party to a nondisclosure agreement with the Company or its subsidiaries is in material breach or default thereof.
(p)   No government funding nor government, academic or non-profit research facilities or personnel were used, directly or indirectly, to develop or create, in whole or in part, any of the Owned Company Intellectual Property, or, to the knowledge of the Company, any other Company Intellectual Property.
(q)   Except as has not reasonably expected to have a Company Material Adverse Effect: (i) the Software, hardware, databases, websites, computer equipment, servers, telecommunication systems, networks, interfaces, platforms, systems and other information technology or related infrastructure that are owned, operated, leased, used in or necessary for the conduct of the business of the Company or its subsidiaries, including such information technology or related infrastructure obtained or licensed from a vendor carrying out activities on behalf of the Company or its subsidiaries (collectively, the “Company Systems”) are lawfully owned, leased, or licensed by the Company or its subsidiaries, and are reasonably sufficient for the conduct of their respective businesses as presently conducted, (ii) since January 1, 2020, to the knowledge of the Company, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Company Systems that have caused or could reasonably be expected to result in the substantial disruption or interruption in or to the use of such Company Systems or the conduct of the business of the Company as presently conducted, and (iii) to the knowledge of the Company, since January 1, 2020, there have not been any material incidents of unauthorized access or other security breaches of the Company Systems, and (iv) to the knowledge of the Company, the Company Systems do not contain any viruses, bugs, vulnerabilities, faults, or other disabling code that could (x) significantly disrupt or adversely affect the functionality or integrity of any Company System, or (y) enable or assist any person to access Company Systems without proper authorization. To the knowledge of the Company, the Company Systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop-dead device,” “virus,” malware or other Software routines or components intentionally designed to permit unauthorized access to, maliciously disable, maliciously encrypt, or erase Software, hardware, or data. To the knowledge of Company, the Company and its subsidiaries are not in breach of any of their Contracts relating to material Company Systems. Since January 1, 2020, the Company and its subsidiaries have not been subjected to an audit of any kind in connection with any Contract pursuant to which they use any third party system, nor received any notice of intent to conduct any such audit.
3.16   Taxes.
(a)   (i) The Company and each of its subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them, and all such filed Tax Returns are true, correct and complete in all material respects; and (ii) the unpaid Taxes of the Company and each of its subsidiaries (A) did not, as of the date of their most recent consolidated financial statements, materially exceed the reserve or accrual for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the face of such consolidated financial statements (rather than in any notes thereto) and (B) shall not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its applicable subsidiaries in filing its Tax Returns.
(b)   Since the date of their most recent consolidated financial statements, the Company and each of its subsidiaries have not (i) incurred any material liability for Taxes other than in the ordinary course of business and (ii) taken any action that may result in tax or increase the excise tax base as described in Section 4501 of the Code, Notice 2023-2 and any subsequent guidance implementing the foregoing.
(c)   Except as would not have a Company Material Adverse Effect, the Company and each of its subsidiaries:
(i)   have materially complied with all applicable Laws, rules, and regulations relating to the payment and withholding of Taxes with respect to amounts owing to any employee, independent contractor, stockholder, creditor or third party within the time and in the manner prescribed by Law;
(ii)   have not waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency, which waiver or extension is currently effective, other than in connection with an extension of time for filing a Tax Return;
(iii)   have no pending or threatened audits, examinations, or assessments (or other similar proceedings initiated by a Governmental Authority) in respect of Taxes or Tax matters to which the Company is a party;
(iv)   are not and have not been a party to any Tax Sharing Agreement (other than an agreement exclusively between or among the Company and its subsidiaries or among the Company’s subsidiaries) pursuant to which it may have any obligation to make any payments for Taxes after the Effective Time and have no liability for Taxes of any person (other than the Company or any of its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) or as transferee or successor;
(v)   have no Liens for Taxes upon any property or assets of the Company or any of its subsidiaries, other than Company Permitted Liens described in clause (i) of the definition thereof;
(vi)   have not entered into any “closing agreement” under section 7121 of the Code, or other similar agreement with a Governmental Authority in respect of Taxes that remains in effect, and no request for a ruling, relief, advice, or any other item that relates to the Taxes or Tax Returns of the Company or any of its subsidiaries is currently pending with any Governmental Authority, and no such ruling, relief or advice has even been obtained; and
(vii)   do not participate and have not participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).
(d)   Each of the Company and its subsidiaries is, and always has been, treated for U.S. federal income Tax purposes as set forth on Section 3.16(d) of the Company Disclosure Letter.
(e)   Within the past five (5) years, neither the Company nor its subsidiaries has distributed shares, stock, membership interests or other form of equity ownership interest of another person, and nor has had its shares, stock, membership interests or other form of equity ownership interest distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code, and nor has had property or cash in respect of its shares, stock, membership interests or other form of equity ownership distributed in redemption thereof or otherwise.
3.17   Employee Benefit Plans.
(a)   Section 3.17(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each material Company Plan. With respect to each material Company Plan, the Company has made available to Parent, as applicable, (i) the plan document (or, with respect to any unwritten Company Plan, a written description thereof), (ii) the most recent annual report (Form 5500) prepared in connection with any such Company Plan, (iii) the most recent determination or opinion letter, if any, from the Internal Revenue Service of the United States (the “IRS”) for any Company Plan that is intended to qualify pursuant to Section 401(a) of the Code, (iv) the most recent actuarial or valuation report, (vii) any material communications with any Governmental Authority during the past three (3) years, and (viii) the most recent nondiscrimination testing results.
(b)   Each Company Plan and trust that is intended to be qualified under Section 401(a) of the Code is covered by a currently effective, favorable determination letter, or is established on a pre-approved form of plan document that is covered by a favorable advisory or opinion letter, or has pending or has time remaining in which to file an application for such determination from the IRS, and, to the knowledge of the Company, (i) no revocation of any such determination, advisory, or opinion letter has been threatened by any Governmental Authority, and (ii) no circumstances exist that could reasonably be expected to result in the loss of such qualified status under Section 401(a) of the Code or material liability to the Company.
(c)   No Company Plan is, and neither the Company nor any of its ERISA Affiliates sponsors, maintains or contributes (or is required to contribute) to, or has ever sponsored, maintained or contributed (or been required to contribute) to, any employee benefit plan subject to Title IV of ERISA, including any multiemployer plan, as defined in Section 3(37) of ERISA.
(d)   Each Company Plan has been established, operated, administered, and maintained in all material respects in compliance with its terms and in all material respects with the requirements of applicable Laws, including ERISA and the Code. To the knowledge of the Company, neither the Company nor any of its ERISA Affiliates has engaged in a transaction that could reasonably be expected to subject the Company or any ERISA Affiliate to a material Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(e)   Neither the Company nor any of its subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for any retired, former or current employee, officer, director or other service provider of the Company or any of its subsidiaries (or any dependent or beneficiary thereof) except coverage or benefits as required under Section 4980B of the Code or any other applicable Laws at the participant’s sole expense.
(f)   Except as set forth in Section 3.17(f) of the Company Disclosure Letter, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement shall (either alone or together with a termination of employment or other event), (i) entitle any current or former employee, officer, director or other service provider of the Company or any of its subsidiaries to severance pay or any other payment or benefit under any Company Plan, (ii) accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation pursuant to, any Company Plan, (iii) increase the amount payable under any Company Plan or (iv) result in the payment or provision of an “excess parachute payment” (as defined in Section 280G of the Code) to any “disqualified individual” (as defined in Section 280G of the Code) of the Company or any of its subsidiaries. No Company Plan or other agreement with any employee provides for a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 409A or Section 4999 of the Code.
(g)   There is no material Action pending against or, to the knowledge of the Company, threatened against, any Company Plan before any Governmental Authority, other than routine claims for benefits. No Company Plan is, or in the past three (3) years has been, the subject of an investigation, examination or audit by a Governmental Authority or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Authority.
(h)   Each Company Foreign Plan has been registered and maintained in all material respects in compliance with its terms and in all material respects with the requirements of applicable Laws and in good standing with applicable regulatory authorities. No Company Foreign Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA).
3.18   Employment Matters.
(a)   True and complete information as to the name, current job title, base salary and target bonus for all current employees of the Company and its subsidiaries has been provided to Parent. No current employee of the Company or any of its subsidiaries at the level of Vice President or above, (i) to the knowledge of the Company, given notice of termination of employment or otherwise disclosed specific plans to terminate employment with the Company or any of its subsidiaries within the twelve (12) month period following the date hereof, (ii) is employed under a nonimmigrant work visa or other work authorization that is limited in duration, or (iii) has been the subject of any sexual harassment, sexual assault or sexual discrimination allegations during his or her tenure at the Company or any of its subsidiaries.
(b)   Neither the Company nor any of its subsidiaries is a party to or is bound by, or is currently negotiating, any collective bargaining agreement, labor-related agreement, or other Contract (a “Collective Bargaining Agreement”) with any labor union, works council, or other employee representative body (a “Union”). Neither the Company nor any of its subsidiaries is the subject of an Action asserting that the Company or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act). For the last three (3) years, no Union or group of Company employees has made a pending demand for recognition or certification, and, to the knowledge of the Company, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board, any other Governmental Authority. To the knowledge of the Company, for the past three (3) years, there have been no Union organizing activities with respect to any employees of the Company or any of its subsidiaries. There is no, and for the past three (3) years there has not been, any work slowdown, lockout, work stoppage, picketing, strike, or other material labor dispute or disputes or collective labor action involving the Company or any of its subsidiaries pending or, or to the knowledge of the Company, threatened. No notice, consent or consultation obligations with respect to any employees of the Company or any of its subsidiaries, or any Union, shall be a condition precedent to, or triggered by, the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.
(c)   The Company and each of its subsidiaries is, and since January 1, 2020 has been, in material compliance with all applicable Laws and Contracts, relating to employment, employment practices, labor, compensation, immigration, employee leave, benefits, hours, terms and conditions of employment, and the termination of employment, including the proper classification of employees as exempt or nonexempt from overtime pay requirements and the proper classification of individuals as independent contractors or employees, unemployment insurance, collective dismissals, and the Worker Adjustment and Retraining Notification Act (and any applicable similar foreign, state or local Laws).
3.19   Environmental Matters.
(a)   Except as would not be reasonably expected, individually or in the aggregate, to have a Company Material Adverse Effect:
(i)   to the knowledge of the Company, there is no pending or threatened Environmental Claim regarding the Company or any of its subsidiaries or any property currently, or formerly owned, operated or leased by the Company or its subsidiaries;
(ii)   with respect to real property that is currently leased or operated by the Company and its subsidiaries, and to the knowledge of the Company, with respect to real property that was formerly owned, leased or operated by the Company or its subsidiaries, there have been no Releases of Hazardous Materials at or from any of such real properties that has caused environmental contamination at any location that is reasonably likely to result in an obligation of the Company or any subsidiary to investigate or remediate such environmental contamination pursuant to applicable Environmental Law;
(iii)   neither (A) the Company or any subsidiary thereof (B) nor to the knowledge of the Company any entity previously owned by the Company or any subsidiary thereof, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at or to any third party location that is reasonably likely to result in an Environmental Claim or Environmental Liability;
(iv)   neither the Company nor any subsidiary thereof has expressly assumed or undertaken responsibility for any liability or obligation of any other person arising under Environmental Laws; and
(v)   to the knowledge of the Company, the Company has made available to Parent environmental site assessments reasonably available and in its possession respecting material environmental conditions at properties currently leased or used by the Company or its subsidiaries.
(b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company, the Company and each of its subsidiaries are, and for the past three (3) years have been, in compliance with all Environmental Laws (which compliance includes, but is not limited to, possession of all Environmental Permits required under applicable Environmental Laws, and compliance with the terms and conditions thereof).
3.20   Regulatory Matters; Compliance.
(a)   Each of the Company and its subsidiaries is, and since January 1, 2020, has been, in material compliance with applicable FDA Laws. Since January 1, 2020, neither the Company nor any of its subsidiaries has received any written notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation or arbitration from any Governmental Authority, including the United States Food and Drug Administration (the “FDA”), alleging potential or actual non-compliance by, or liability of, the Company or any of its subsidiaries under FDA Laws.

(b)   The Company and its subsidiaries hold such licenses, permits, variances, registrations, exemptions, orders, consents, approvals, clearances, and other authorizations required under the FDA Laws for the conduct of the business of the Company and its subsidiaries as currently conducted (collectively, the “Company FDA Permits”) and all such Company FDA Permits are in full force and effect. Since January 1, 2020, the Company and its subsidiaries have fulfilled and performed all of their material obligations with respect to the Company FDA Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Company FDA Permit. Since January 1, 2020, the Company and its subsidiaries have filed, maintained, or furnished to the FDA or any comparable Governmental Authority all material applications, reports, documents, claims, submissions, and notices required by the Company FDA Permits or under the applicable FDA Laws, including all adverse event reports and clinicaltrials.gov registrations and reports, and all such filings were timely made and were complete and correct in all material respects (or were corrected in or supplemented by a subsequent filing). Since January 1, 2020, neither the Company nor any of its subsidiaries have received any Form FDA 483, warning letter, untitled letter or other written correspondence or notice from the FDA or any comparable Governmental Authority alleging or asserting noncompliance with any Company FDA Permits or FDA Laws. No manufacturing site owned by the Company or its subsidiaries or, to the knowledge of the Company, any of the Company’s or its subsidiaries’ respective contract manufacturers, is, or has been since January 1, 2020, subject to a material shutdown or import or export prohibition imposed by the FDA or another Governmental Authority.
(c)   Since January 1, 2020, the clinical and pre-clinical studies conducted by or on behalf of or sponsored by the Company or its subsidiaries were and, if still pending, are being conducted in all material respects in accordance with all applicable FDA Laws, including FDA Laws relating to good clinical practices and good laboratory practices. Since January 1, 2020, no clinical studies conducted by or on behalf of the Company or its subsidiaries have been placed on clinical hold, remain on clinical hold or have been terminated or suspended at the request of a Governmental Authority or institutional review board prior to completion, and neither the Company nor, to the knowledge of the Company, any Governmental Authority or institutional review board is considering such action. Since January 1, 2020, neither the Company nor any of its subsidiaries have received any written notice or correspondence from the FDA, any comparable Governmental Authority, institutional review board or clinical investigator alleging any clinical studies conducted by or on behalf of the Company or its subsidiaries are in violation of the FDA Laws.
(d)   Since January 1, 2020, the development, testing, manufacture, packaging, labeling, import, export, advertising, distribution and storage, as applicable, of the Company’s and its subsidiaries’ product candidates has been and is being conducted in material compliance with all applicable FDA Laws, including FDA Laws relating to current good manufacturing practices. Since January 1, 2020, there have been no recalls, investigator notices or other notices of action relating to a material safety concern or alleged lack of regulatory compliance of any of the Company’s or its subsidiaries’ product candidates and, to the knowledge of the Company, there are no facts or circumstances that would be reasonably likely to result in such action or otherwise require the termination or suspension of the development and testing of any product candidate.
(e)   Neither the Company nor its subsidiaries nor, to the knowledge of the Company, any of its officers, employees or agents has (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any comparable Governmental Authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or any comparable Governmental Authority, or (iii) committed any other act that (in any such case) would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46,191 (September 10, 1991) and any amendments thereto. Neither the Company nor its subsidiaries nor, to the knowledge of the Company, any of its officers, employees, or agents have been convicted of any crime or engaged in any conduct that has resulted in or would reasonably be expected to result in (i) debarment under 21 U.S.C. § 335a or any similar Law or (ii) exclusion under 42 U.S.C. § 1320a-7 or any similar Law. Neither the Company nor its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by the FDA or any comparable Governmental Authority.

(f)   Since January 1, 2020, neither the Company nor its subsidiaries has marketed, advertised, distributed, sold, or commercialized, or is currently marketing, distributing, selling, or otherwise commercializing, any products or product candidates.
3.21   Healthcare Regulatory; Compliance.
(a)   Each of the Company and its subsidiaries is, and at all times since January 1, 2020, has been, in material compliance with all applicable Healthcare Laws and, as of the date of this Agreement, to the Company’s knowledge there is no Action pending, received by or threatened in writing against the Company or its subsidiaries related to such Healthcare Laws.
(b)   The Company has implemented and has in place a compliance program that is materially consistent with applicable Healthcare Laws and commercially reasonable industry standards.
(c)   To the Company’s knowledge, no person has filed against the Company an action relating to the Company under any federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).
(d)   Since January 1, 2020, the Company and its subsidiaries have made and kept books, records, and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the drug product assets of the Company and each of its subsidiaries.
3.22   Insurance.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each insurance policy under which the Company or any of its subsidiaries is an insured or otherwise the principal beneficiary of coverage (collectively, the “Company Insurance Policies”) is in full force and effect and all related premiums have been paid to date. The Company has made available to Parent all material underwriting information and true, unredacted and complete copies of the Company Insurance Policies.
(b)   The Company Insurance Policies are reasonable and customary in coverage, scope and size of premiums based on the activities of the Company as conducted and as contemplated to be conducted as of the date of this Agreement.
(c)   The Company and its subsidiaries are in compliance with the terms and conditions of the Company Insurance Policies, except for any non-compliance as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
(d)   Neither the Company nor any of its subsidiaries is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice under any such policy) under any Company Insurance Policy, and, to the knowledge of the Company, no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination or modification, under such policy. No material claims insurance claims made by the Company or any of its subsidiaries has been questioned, denied or disputed.
3.23   Anti-Corruption; Global Trade Control Laws.
(a)   Since January 1, 2018, neither the Company, nor its subsidiaries, nor any of the Company’s or its subsidiaries’ respective current or former officers, directors, or, to the knowledge of the Company, any representative acting on behalf of the Company or its subsidiaries, including any of their respective officers, directors, or employees, has violated, to the extent applicable, the FCPA, the U.S. Travel Act, the U.K. Bribery Act 2010, Laws implementing the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable Law, relating to anti-corruption or anti-bribery (the “Anti-Corruption Laws”), including by unlawfully directly or indirectly offering, promising, providing, or authorizing the provision of any money, property, contribution, gift, entertainment or other thing of value to any person, so as to influence official action, to secure an improper advantage, or to encourage the recipient to breach a duty of good faith or loyalty or the policies of their employer.

(b)   Neither the Company, nor its subsidiaries, nor, to the knowledge of the Company, any representative acting at the direction of the Company or its subsidiaries (i) is under external or internal investigation for (A) any violation of the Anti-Corruption Laws, (B) any alleged irregularity, misstatement or omission arising under or relating to any Contract between such person and any Governmental Authority, or any instrumentality thereof or (C) any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to a Government Official, (ii) has received any notice or other written communication from any Governmental Authority with respect to any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Laws, or (iii) to the knowledge of the Company, is the subject of any internal complaint, audit or review process with respect to allegations of potential violation of the Anti-Corruption Laws.
(c)   The Company and its subsidiaries maintain internal controls reasonably designed to promote compliance with the Anti-Corruption Laws.
(d)   Neither the Company, nor its subsidiaries, nor any director, officer or employee of any of the Company or its subsidiaries, is, or since January 1, 2018, has been, (i) a Restricted Party or (ii) majority owned or, to the extent applicable, controlled by a Restricted Party.
(e)   The Company and its subsidiaries are, and since January 1, 2018, have been, in material compliance with all Global Trade Control Laws, which includes possession of and material compliance with all licenses, permits, variances, registrations, exemptions, orders, consents, approvals, clearances, and other authorizations required by Global Trade Control Laws and submission of required notices or reports to all Governmental Authorities that are concerned with such Global Trade Control Laws.
(f)   Since January 1, 2018, neither the Company nor its subsidiaries has directly or indirectly engaged in any business with, or used, directly or indirectly, any corporate funds to contribute to or finance the activities of, any Restricted Party or in or with any Restricted Market and is not currently doing so, in each case in violation of the Global Trade Control Laws. The Company acknowledges that activities under this Agreement shall not (i) be in a Restricted Market; (ii) involve individuals ordinarily resident in a Restricted Market; or (iii) include companies, organizations, or governmental entities from or located in a Restricted Market, in each case in violation of the Global Trade Control Laws.
(g)   To the knowledge of the Company, (i) since January 1, 2018, neither the Company nor its subsidiaries has been the subject of any investigations, reviews, audits or inquiries by a Governmental Authority related to Global Trade Control Laws, and (ii) as of the date hereof, no investigation, review, audit, or inquiry of or to the Company or its subsidiaries by any Governmental Authority with respect Global Trade Control Laws is pending or threatened.
3.24   Suppliers.   Section 3.24 of the Company Disclosure Letter sets forth the ten (10) largest suppliers (by cost) of the businesses of the Company and its subsidiaries during the twelve months ended December 31, 2022. No such supplier has canceled or otherwise terminated, or, to the knowledge of the Company, overtly threatened to cancel or otherwise terminate or materially and adversely modify its relationship with the Company or its subsidiaries, or has decreased materially its relationship with the Company or its subsidiaries.
3.25   Brokers and Finder’s Fees.   Except for Piper Sandler & Co. (the “Company Financial Advisor”), no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its subsidiaries. Prior to the date hereof, the Company has made available to Parent an unredacted copy of each engagement letter between the Company and the Company Financial Advisor, pursuant to which the Company Financial Advisor would be entitled to any payment relating to the Merger and any other transactions contemplated by this Agreement.
3.26   Opinion of the Financial Advisor.   The Company Financial Advisor has delivered to the Company Board its opinion, dated on or about the date hereof, to the effect that, as of such date and based upon and subject to the various assumptions and limitations set forth therein, the Exchange Ratio is fair, from a financial point of view, to the holders of shares of Company Common Stock with the right to receive Parent ADSs in the Merger.

3.27   Antitakeover Laws.   The Company Board has duly taken all actions so that no “fair price,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation enacted under Laws in the United States (including under the DGCL) or the United Kingdom (collectively, “Takeover Laws”) shall prohibit the execution, delivery or performance of or compliance with this Agreement, the Merger, the Company Voting Agreement, the Parent Voting Agreement or the other transactions contemplated hereby. The Company has no “rights plan”, “rights agreement” or “poison pill” in effect.
3.28   No Other Representations; No Reliance; Waiver.   The Company represents, warrants, acknowledges and agrees that none of Parent, Merger Sub, any of their Affiliates or shareholders or any of their respective Representatives (collectively, the “Parent Related Persons”) makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any information provided or made available to the Company, any of its Affiliates or shareholders or any of their respective Representatives (collectively, “Company Related Persons”) or any other person in connection with this Agreement, the Merger, the Company Voting Agreement or any of the other transactions contemplated by this Agreement or with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof), or any component of the foregoing, or any other forward looking information, of Parent, Merger Sub or any of their Affiliates (including any such projections or forecasts provided or made available to the Company or Company Related Persons in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement), and no Company Related Person has relied on any information or statements made or provided (or not made or provided) to any Company Related Person other than the representations and warranties of Parent and Merger Sub expressly set forth in Section 4 of this Agreement (as qualified by the Parent Disclosure Letter) and any certificate delivered pursuant to Section 7.3(d).
SECTION 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except (i) as expressly disclosed in the Parent SEC Documents (as defined below) filed with or furnished to the SEC by Parent and publicly available on EDGAR, in each case, prior to the date of this Agreement (but, in each case, excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or predictive or forward-looking in nature) or (ii) as set forth in the disclosure letter delivered by Parent to the Company (the “Parent Disclosure Letter”) prior to the execution of this Agreement, which Parent Disclosure Letter identifies items of disclosure by reference to a particular section or subsection of this Agreement (provided, however, that any information set forth in one section or subsection of the Parent Disclosure Letter also shall be deemed to apply to each other section and subsection of this Agreement to which its applicability is reasonably apparent from the text of the disclosure), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:
4.1   Organization, Standing and Corporate Power.
(a)   Parent is a public limited company and each of its subsidiaries is a corporation or other legal entity duly organized and validly existing under the Laws of the jurisdiction of its incorporation, formation or organization, as the case may be, and has all requisite corporate, partnership or similar power and authority necessary to own, lease and operate all of its properties and assets and to carry on its business as currently conducted, except for such failures to be duly organized or validly existing or to have corporate, partnership or similar power or authority that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.
(b)   Each of Parent and its subsidiaries is duly qualified to do business and is in good standing (or equivalent status, to the extent such concept exists) in each jurisdiction in which the nature of the business currently conducted by it or the character or location of the properties and assets currently owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing (or equivalent status) would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

(c)   Parent has made available to the Company true and complete copies of the articles of association of Parent, as amended to the date of this Agreement (the “Parent Charter Documents”). The Parent Charter Documents and organizational or governing documents of each of its subsidiaries are in full force and effect and Parent is not in violation of any of the provisions of the Parent Charter Documents and none of Parent’s subsidiaries is in violation of any of the provisions of its organizational or governing documents except, in each case, where such failures or violations would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. The UK Panel on Takeovers and Mergers has confirmed to Parent that Parent is not subject to the UK City Code on Takeovers and Mergers (the “Takeover Code”) and there have been no subsequent changes in Parent’s circumstances that would result in Parent having its central management and control in the United Kingdom for the purposes of the Takeover Code.
4.2   Corporate Authorization.
(a)   Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and, subject to obtaining Parent Shareholder Approval (as defined below), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by them of the transactions contemplated hereby, have been duly authorized and adopted by the Parent Board and the board of directors of Merger Sub, respectively, subject to obtaining Parent Shareholder Approval (as defined below). Except for (i) obtaining the affirmative vote of a majority of the votes cast by holders of issued Parent Ordinary Shares at a duly convened and held general meeting of Parent at which a quorum is present (A) authorizing the Parent Board (or a duly authorized committee thereof) to allot all Parent Ordinary Shares to be issued in connection with the Merger (to be represented by Parent ADSs) and approving the issuance of Parent Ordinary Shares to be represented by Parent ADSs in connection with the Merger, and (B) any other resolutions required by Law or the rules and regulations of Nasdaq or other listing authority (the “Parent Shareholder Approval”), (ii) obtaining the approval of this Agreement by Parent as the sole stockholder of Merger Sub and (iii) filing the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate action or proceeding on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against such parties in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception. The Parent Ordinary Shares to be issued in connection with the Merger (and to be represented by Parent ADSs delivered to holders of Company Common Stock) will be issued free from all and any rights of pre-emption to which the members of the Parent may be entitled (whether arising by virtue of the United Kingdom’s Companies Act 2006 or otherwise) and will be allotted in reliance on the exception pursuant to section 565 of the Companies Act 2006.
(b)   At a meeting duly convened and held, the Parent Board, by resolutions duly passed at such meeting (which resolutions have not as of the date hereof been subsequently rescinded, modified or withdrawn), has (i) unanimously determined that the terms of the Merger and the other transactions contemplated hereby are most likely to promote the success of Parent for the benefit of the Parent’s Shareholders as a whole, (ii) unanimously approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, (iii) unanimously resolved, subject to Section 5.4(c), to recommend that the Parent Shareholders approve authorization of the Parent Board to allot all Parent Ordinary Shares to be issued in connection with the Merger (the “Parent Recommendation”) and (iv) has directed that issuance of Parent Ordinary Shares represented by Parent ADSs in connection with the Merger be submitted to the Parent Shareholders for approval. The board of directors of Merger Sub has adopted resolutions (A) determining that the terms of the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of Merger Sub and Parent, as its sole stockholder, (B) approving this Agreement, the Merger and the other transactions contemplated by this Agreement and (C) recommending that Parent, as sole stockholder of Merger Sub, approve this Agreement and directing that this Agreement be submitted to Parent, as sole stockholder of Merger Sub, for approval.

4.3   Governmental Authorization.   Except for (a) filings required under, and compliance with other applicable requirements of, (i) the Securities Act, the Exchange Act, and any other applicable federal securities Laws, the United Kingdom’s Companies Act 2006 and the United Kingdom’s Financial Services and Markets Act 2000, (ii) state securities or “blue sky” Laws and (iii) the rules and regulations of Nasdaq, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (c) filings required under and compliance with other applicable requirements of any foreign Antitrust Laws, no consents or approvals of, or filings with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent or Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, other than such other consents, approvals or filings that, if not obtained, made or given, would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. Neither Parent (having taken legal advice) nor its subsidiaries conduct any business as at the date of this Agreement that falls within the scope of any of the 17 sectors set out in The National Security and Investment Act of 2021 (Notifiable Acquisition) (Specification of Qualifying Entities) Regulations 2021.
4.4   No Conflict.   Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the Merger or the other transactions contemplated hereby, nor compliance by Parent with any of the provisions of this Agreement, shall (a) assuming that the Parent Shareholder Approval is obtained, conflict with or violate the Parent Charter Documents, (b) assuming that the consents, approvals and filings referred to in Section 4.3 and the Parent Shareholder Approval are obtained and made, violate any Restraint or Law applicable to Parent or any of its subsidiaries, or (c) violate, breach, result in the loss of any benefit under, conflict with any provisions of, or constitute a default (or an event which, with the notice or lapse of time, or both, would constitute a default) under, or result in the termination of or a right of termination or cancellation under, cause any payment under or accelerate the performance required by, or result in the creation of any Lien (other than a Parent Permitted Lien) upon the respective properties or assets, of Parent or any of its subsidiaries under, any Parent Material Contract, except in the case of clauses (b) and (c) as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.
4.5   Capitalization.
(a)   As of the close of business on the Capitalization Date, the issued share capital of Parent consisted of 991,831,158 Parent Ordinary Shares, which include Parent Ordinary Shares underlying outstanding Parent ADSs. All issued and outstanding Parent Ordinary Shares are duly authorized, validly issued and fully paid, and such Parent Ordinary Shares are not entitled to preemptive rights, except pursuant to the United Kingdom’s Companies Act 2006.
(b)   As of the Capitalization Date, there were outstanding options to acquire 181,360,901 Parent Ordinary Shares (“Parent Options”).
(c)   From the close of business on the Capitalization Date through the date of this Agreement, there have been no issuances of Parent Ordinary Shares or any other Equity Interests of Parent other than issuances of Parent Ordinary Shares pursuant to the exercise of Parent Options outstanding as of the Capitalization Date under a Parent Plan. As of the close of business on the Capitalization Date, Parent has not granted any other Equity Interests or any other rights to a third party to acquire Parent Ordinary Shares from Parent or any Parent ADSs, other than Parent Options.
(d)   As of the close of business on the Capitalization Date, no bonds, debentures, notes or other Indebtedness of Parent having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of Parent Ordinary Shares may vote are issued or outstanding.
(e)   As of the date of this Agreement, (i) there are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any Parent Ordinary Shares or any shares of capital stock of its subsidiaries except for purchases, redemptions or other acquisitions of capital stock or other securities (A) required by the terms of a Parent Plan, (B) in order to pay Taxes or satisfy withholding obligations in respect of such Taxes in connection with awards under a Parent Plan or otherwise, or (C) as required by the terms of, or necessary for the administration of, any plans, arrangements or agreements existing on the date of this Agreement and set forth on Section 4.5(e) of the Parent Disclosure Letter between Parent or any of its subsidiaries and any director or employee of Parent or any of its subsidiaries and (ii) there are no outstanding stock-appreciation rights, security-based performance units, “phantom” stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment from Parent based in whole or in part on the stock price performance of Parent or any of its subsidiaries (other than under a Parent Plan) or to cause Parent or any of its subsidiaries to file a registration statement under the Securities Act.
(f)   Except for the Parent Voting Agreement or as otherwise set forth on Section 4.5(f) of the Parent Disclosure Letter, as of the date of this Agreement, there are no outstanding obligations of Parent (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the sales, issuance, repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or anti-dilutive rights with respect to any Parent Ordinary Shares or other Equity Interests in Parent, except pursuant to the United Kingdom’s Companies Act 2006.
4.6   Subsidiaries.
(a)   Other than the subsidiaries of Parent, Parent does not own or control, directly or indirectly, any membership interest, partnership interest, joint venture interest, other Equity Interest or any other capital stock of any person, and there are no silent partnerships, sub-partnerships and/or similar rights with respect to Parent or any subsidiary of Parent.
(b)   All outstanding shares of capital stock, voting securities or other Equity Interests of each subsidiary of Parent are duly authorized, validly issued, fully paid and non-assessable (where such concept is applicable under applicable Law) and all such securities are owned beneficially and of record by Parent or another wholly-owned subsidiary of Parent free and clear of all Liens (other than Parent Permitted Liens). As of the date of this Agreement, other than the Parent Voting Agreement, there are no outstanding obligations of any subsidiary of Parent (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the sales, issuance, repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or anti-dilutive rights with respect to any shares of Equity Interests in any subsidiary of Parent, except pursuant to the United Kingdom’s Companies Act 2006.
(c)   There are no (i) outstanding options or other rights of any kind which obligate Parent or any of its subsidiaries to issue, transfer, sell or deliver any shares of capital stock, voting securities or other Equity Interests of any subsidiary of Parent or any securities or obligations convertible into, exchangeable or exercisable for any shares of capital stock, voting securities or other Equity Interests of a subsidiary of Parent or (ii) other options, calls, warrants or other rights, agreements, arrangements or commitments relating to the capital stock, voting securities or other Equity Interests of any subsidiary of Parent to which Parent or any of its subsidiaries is a party.
(d)   Section 4.6(d) of the Parent Disclosure Letter sets forth, as of the date hereof, for each of Parent’s subsidiaries and joint ventures: (i) its jurisdiction of organization, (ii) its authorized capital stock or other Equity Interests, (iii) the number of its outstanding shares of capital stock or other Equity Interests and type(s) of such outstanding shares of capital stock or other Equity Interests and (iv) the record owner(s) thereof. Except for the ownership of Equity Interests in Parent’s subsidiaries and investments in marketable securities and cash equivalents, none of Parent or any of its subsidiaries owns directly or indirectly any Equity Interests in any person, or has any obligation or has made any commitment to acquire any such Equity Interest, to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any of its subsidiaries or any other person that is or would reasonably be expected to be, individually or in the aggregate, material to Parent and its subsidiaries, taken as a whole.
4.7   SEC Filings and the Sarbanes-Oxley Act.
(a)   All of the reports, statements, schedules, forms and other documents filed or required to be filed by Parent with the SEC (such reports, statements, schedules, forms and other documents filed by

Parent and those filed by Parent subsequent to the date hereof, collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”) and all of the reports, statements, schedules, forms and other documents furnished or required to be furnished by Parent to the SEC (such reports, statements, schedules, forms and other documents furnished by Parent and those furnished by Parent subsequent to the date hereof, collectively, the “Parent Furnished Documents”), in each case in respect of reporting periods commencing on or after January 1, 2020 (including any notice required under Section 13(r) of the Exchange Act) have been timely filed or furnished, as applicable. As of their respective filing dates, such Parent SEC Documents and Parent Furnished Documents complied, or, if not yet filed or furnished, shall comply, in all material respects with applicable Law, including the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and none of such Parent SEC Documents or Parent Furnished Documents as of their respective filing dates contained, and no Parent SEC Document or Parent Furnished Document as of their respective filing date shall contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent has made available to the Company copies of all comment letters received by Parent from the SEC in respect of reporting periods commencing on or after January 1, 2020 and relating to such Parent SEC Documents and Parent Furnished Documents, together with all written responses of Parent thereto, other than such comment letters or responses available on EDGAR. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to Parent SEC Documents or Parent Furnished Documents. To the knowledge of Parent, as of the date hereof, there are no internal or third party inquiries or investigations regarding accounting practices of Parent or otherwise regarding Parent.
(b)   All of the audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in Parent SEC Documents (together with the related notes and schedules thereto, the “Parent Financial Statements”) complied at the time they were filed in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing, were prepared in accordance with GAAP (except as may be indicated in the notes thereto), applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the financial statements for any quarter of the current fiscal year, to normal year-end audit adjustments).
(c)   Neither Parent nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of its subsidiaries, on the one hand, and any unconsolidated Affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its subsidiaries in Parent’s or any of its subsidiaries’ published financial statements or any Parent SEC Documents.
(d)   Each of the principal executive officer of Parent and the principal financial officer of Parent (or each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to Parent SEC Documents, and the statements contained in such certifications were true and complete on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. No executive officer of Parent has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Parent SEC Document, except as disclosed in certifications filed with Parent SEC Documents. Since January 1, 2020 through the date of this Agreement, (i) neither Parent nor any of Parent’s subsidiaries, nor, to the knowledge of Parent, has any director or executive officer of Parent or any of Parent’s subsidiaries, received any material complaint, allegation, assertion or claim, that Parent or any of its subsidiaries has engaged in improper, illegal or fraudulent accounting or auditing practices, and (ii) to the knowledge of Parent, no attorney representing Parent or any of its subsidiaries, whether or not employed by Parent or any of its subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Parent Board or any committee thereof or to any director or officer of Parent.
(e)   Parent has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) promulgated by the SEC under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(f)   Parent’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), as required by Rules 13a-15(a) and 15d-15(a) of the Exchange Act, are reasonably designed to ensure that all information required to be disclosed by Parent in the reports it files or submits under the Exchange Act is made known to the chief executive officer and the chief financial officer of Parent by others within Parent to allow timely decisions regarding required disclosure as required under the Exchange Act and is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms. Parent has evaluated the effectiveness of Parent’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Parent SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.
(g)   Since January 1, 2020, Parent has not received any oral or written notification of any (x) “significant deficiency” or (y) “material weakness” in Parent’s internal controls over financial reporting. There is no outstanding “significant deficiency” or “material weakness” which Parent’s independent accountants certify has not been appropriately and adequately remedied by Parent. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board.
(h)   Parent is in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq, and is in compliance in all material respects with all rules, regulations and requirements of the Sarbanes-Oxley Act, the Dodd- Frank Wall Street Reform and Consumer Protection Act and the SEC. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since January 1, 2020, neither Parent nor any of its subsidiaries has made, arranged, modified (in any material way), or forgiven personal loans to any executive officer or director of Parent. Since January 1, 2020, to the knowledge of Parent, no employee of Parent or any of its subsidiaries has provided or is providing information to any law enforcement agency or Governmental Authority regarding the commission or possible commission of any crime or the violation or possible violation of any applicable legal requirements of the type described in Section 806 of the Sarbanes-Oxley Act by Parent or any of its subsidiaries.
4.8   Information Supplied.   The information relating to Parent and its subsidiaries included in the Proxy Statement/Prospectus, the Form S-4, and any other documents filed or furnished with or to the SEC pursuant to the Securities Act or the Exchange Act, in each case in connection with the Merger shall not, on the date the Form S-4 is declared effective (and any amendment or supplement thereto), the date the Proxy Statement/Prospectus is mailed to the Company’s stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No representation is made by Parent with respect to statements made in the Proxy Statement/Prospectus, the Form S-4 or any other document filed or furnished with or to the

SEC or pursuant to the Securities Act or the Exchange Act based on information supplied by the Company expressly for inclusion therein. The portions of the Proxy Statement/Prospectus relating to Parent shall comply in all material respects with the provisions of the Exchange Act, the Securities Act and the rules and regulations thereunder. The information included in the Form F-6 shall not, on the date the Form F-6 or any amendments or supplements thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
4.9   Absence of Certain Changes.   Since December 31, 2022 through the date hereof, Parent and each of its subsidiaries have conducted their respective businesses in the ordinary course consistent with past practices in all material respects and there has not been (a) any event, occurrence, development or state of circumstances, facts or condition in such period that has had or would reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect or (b) any action taken by Parent or any of its subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without the Company’s consent, would constitute a breach of Section 5.2(b) (other than clauses (ii), (xii) or (xiii) thereof).
4.10   No Undisclosed Liabilities.   Except as disclosed in the Parent Financial Statements filed prior to the date hereof and except for liabilities incurred in the ordinary course of business since September 30, 2022, Parent and its subsidiaries do not have any liabilities of any nature, whether accrued, absolute, contingent, direct or indirect that are payable by Parent, or otherwise, required by GAAP to be reflected or reserved against in the Parent Financial Statements, other than liabilities that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.
4.11   Compliance with Laws and Court Orders.   Since January 1, 2020, Parent and its subsidiaries are and have been in compliance with all Laws applicable to them, any of their properties or other assets or any of their respective businesses or operations, except where any such failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. To the knowledge of Parent, as of the date hereof, no investigation or review by any Governmental Authority with respect to Parent or any of its subsidiaries is pending or threatened except for any investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
4.12   Material Contracts.
(a)   As of the date of this Agreement, none of Parent, any of its subsidiaries or their respective properties or other assets is a party to or bound by any Contract (other than Parent Plans):
(i)   pursuant to which Parent, any of its subsidiaries or any other party thereto has material continuing obligations, rights or interests and including annual payments made by Parent and its subsidiaries of $2,500,000 or more relating to the research, development, clinical trial, distribution, supply, manufacture, marketing or co-promotion of, or collaboration with respect to, any product candidate for which Parent or any of its subsidiaries is currently engaged in research or development, including but not limited to: (A) material manufacture or supply services or material Contracts with contract research organizations for clinical trials related services; (B) material transfer Contracts for pre-clinical products or clinical products of Parent or any of its subsidiaries with commercial, pharmaceutical or biotechnology companies; (C) Contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of Parent or any of its subsidiaries or income or revenues related to any clinical product candidate of Parent or any of its subsidiaries; and (D) Contracts pursuant to which Parent has minimum purchase obligations;
(ii)   that contains any non-compete or exclusivity provision or limits, curtails or restricts the ability of Parent or any of its subsidiaries (or which following the consummation of the Merger and the other transactions contemplated hereby would reasonably be expected to limit the ability of the Surviving Corporation) in a manner that is material to the business of Parent and its subsidiaries, taken as a whole, as currently conducted (A) to compete in any line of business, in any geographic area or with any person and (B) to sell to or purchase from any other person or entity;

(iii)   that requires Parent, or any successor to, or acquirer of, Parent, to make any payment to another person, or requires the consent of another person, in each case in connection with a change of control of Parent or gives another person a right to receive or elect to receive a change of control payment;
(iv)   that is a joint venture or partnership agreement or other similar agreement or arrangement;
(v)   for the acquisition, disposition or lease of businesses (whether by merger, purchase or sale of stock or assets or otherwise) entered into since January 1, 2020;
(vi)   that is a loan or credit agreement, indenture, note or other Contract or instrument relating to or evidencing Indebtedness for borrowed money (including any guarantee thereto) or any Contract pursuant to which Indebtedness for borrowed money may be incurred or guaranteed, including any Contract that is a financial derivatives master agreement or confirmation, or futures account opening agreement and/or brokerage statement, evidencing financial hedging or similar trading activities;
(vii)   that is a mortgage, pledge, security agreement, deed of trust, capital lease or similar agreement that creates or grants a Lien on any material property or asset of Parent or any of its subsidiaries, in each case involving annual payments of more than $750,000;
(viii)   that is a Collective Bargaining Agreement;
(ix)   that contains any “standstill” or similar agreement to which Parent or any of its subsidiaries has agreed not to acquire assets or securities of another person;
(x)   that is a Contract granting a right of first refusal or first negotiation to any third party over any material assets of Parent;
(xi)   that is a Contract, including any ancillary or subagreements thereto, with any contract research organization or other agreement, including any ancillary or subagreements thereto, with a third party which is conducting one or more clinical studies on behalf of Parent or its subsidiaries and is reasonably expected to require payment of more than $2,500,000 within twelve (12) months prior to or after the date of this Agreement;
(xii)   involves the use or license by Parent or its subsidiaries of any material Software used by Parent or its subsidiaries in the business of Parent as presently conducted (other than non-customized Software subject to shrink-wrap, click-wrap and off-the-shelf or commercially available Software), in each case involving annual payments of more than $600,000;
(xiii)   is a Parent IP Agreement that involves the joint development of products or technology with a third party; or
(xiv)   that is any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC). All Contracts, arrangements, commitments or understandings described in this Section 4.12(a), together with each Parent Real Property Lease (as defined below), shall be collectively referred to as the “Parent Material Contracts.”
(b)   Except, in each case, as has not been and would not reasonably be expected to be, individually or in the aggregate, material to Parent and its subsidiaries, taken as a whole, as of the date hereof, (i) each of the Parent Material Contracts is valid, binding and in full force and effect with respect to Parent and its subsidiaries party thereto and, to the knowledge of Parent, each other party thereto and enforceable, in all material respects, in accordance with its terms by Parent and its subsidiaries party thereto (subject to the Bankruptcy and Equity Exception); (ii) Parent and each of its subsidiaries has performed all material obligations required to be performed by them under the Parent Material Contracts to which they are parties; (iii) to the knowledge of Parent, each other party to a Parent Material Contract has performed all material obligations required to be performed by it under such Parent Material Contract and (iv) to the knowledge of Parent, no party to any Parent Material Contract has given Parent or any of its subsidiaries written notice of its intention to cancel, terminate, change the scope of rights under or fail to renew any Parent Material Contract and neither Parent nor any of its subsidiaries, nor, to the knowledge of Parent, any other party to any Parent Material Contract, has repudiated in writing any material provision thereof. Neither Parent nor any of its subsidiaries has knowledge of, or has received written notice of, any violation or default by Parent under any Parent Material Contract or any other Contract to which it is a party or by which it or any of its material properties or assets is bound, except for violations or defaults that have not been and would not reasonably be expected to be, individually or in the aggregate, material to Parent and its subsidiaries, taken as a whole. True, unredacted and complete copies of all of the Parent Material Contracts have been made available to the Company.
4.13   Litigation.   Except as would not have a Parent Material Adverse Effect, there is no Action pending or, to the knowledge of Parent, any Action or investigation pending and not served or threatened, to which Parent or any of its subsidiaries is a party. There are no material outstanding judgments, writs, injunctions, decrees or orders of any Governmental Authority against or binding on Parent or its subsidiaries. There are no internal investigations or internal inquiries that, since January 1, 2020, have been conducted by or at the direction of the Parent Board (or any committee thereof) concerning any financial, accounting or other misfeasance or malfeasance issues.
4.14   Properties.
(a)   Neither Parent nor any of its subsidiaries owns or has ever owned any real property.
(b)   Section 4.14(b) of the Parent Disclosure Letter sets forth a true and complete list of all real property leased, subleased or otherwise occupied by Parent or any of its subsidiaries as tenant, subtenant or occupant as of the date of this Agreement and material to the business of Parent and its subsidiaries, taken as a whole (collectively, the “Parent Leased Real Property”). No Parent Leased Real Property is subject to any Lien, including without limitation, any right to the use or occupancy of any Parent Leased Real Property, other than Parent Permitted Liens. Each Parent Real Property Lease constitutes the entire agreement between the parties thereto with respect to the Parent Leased Real Property leased thereunder, and is, with respect to Parent or the applicable subsidiary of Parent, a valid and subsisting agreement in full force and effect and constitutes a valid, binding and enforceable obligation of Parent or the applicable subsidiary of Parent, subject to the Bankruptcy and Equity Exception. As of the date hereof, Parent has not received any written notice of termination or cancellation of or of a breach or default under any Parent Real Property Lease that remains uncured as of the date of this Agreement nor, to the knowledge of Parent, has any event occurred which, with notice or lapse of time or both, would constitute a breach or default under any such Parent Real Property Lease, or permit the termination or cancellation of any such Parent Real Property Lease. With respect to the Parent Leased Real Property, Section 4.14(b) of the Parent Disclosure Letter also contains a true and complete list as of the date hereof of all agreements under which Parent or any of its subsidiaries is, as of the date hereof, the landlord, sublandlord, tenant, subtenant or occupant that have not been terminated or expired as of the date hereof and are material to the business of Parent and its subsidiaries, taken as a whole (each a “Parent Real Property Lease”). Parent has heretofore made available to the Company true and complete copies of the Parent Real Property Leases.
(c)   With respect to each of the Parent Leased Real Properties, neither Parent nor any of its subsidiaries has exercised or given any notice of exercise of any option of right of first offer or right of first refusal to purchase, expand, renew or terminate contained in the Parent Real Property Leases.
(d)   Neither Parent nor any of its subsidiaries has received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and Parent has not received written notice threatening any such proceedings, in each case, affecting any material portion of the Parent Leased Real Property. Neither Parent nor any of its subsidiaries has received written notice of the existence of any outstanding writ, injunction, decree, order or judgment or of any pending proceeding pertaining to or affecting any material portion of the Parent Leased Real Property. As of the date hereof, none of the material improvements located on any parcel of Parent Leased Real Property that is material to the business of Parent and its subsidiaries, taken as a whole, has been damaged by a fire or other casualty and not been restored and repaired either (i) to substantially the same condition they were in prior to such event or (ii) to a condition necessary for the use of Parent in the ordinary course.

(e)   To the knowledge of Parent, there are no conditions or defects, latent or otherwise, to the Parent Leased Real Property that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(f)   None of Parent’s or its subsidiaries’ current use of the Parent Leased Real Property violates any restrictive covenant of record that affects any of the Parent Leased Real Property or any applicable Laws, in each case to the extent the same would reasonably be expected to have a Parent Material Adverse Effect.
4.15   Intellectual Property.
(a)   Parent or its subsidiaries owns, is licensed under Parent Inbound IP Agreements that are, to the knowledge of Parent, in full force and effect, or otherwise has the right to use all Patents, Trademarks, Trade Secrets, Copyrights and all other Intellectual Property, all registrations of any of the foregoing, or applications therefor, that Parent uses in its respective business as presently conducted or as currently contemplated by Parent to be conducted (collectively, and along with the Parent Registered Intellectual Property, the “Parent Intellectual Property”). The foregoing representation and warranty shall not be interpreted as a representation and warranty regarding infringement, misappropriation, or other violations of third-party Intellectual Property, which is dealt with exclusively in Section 4.15(e). Parent and its subsidiaries possess legally sufficient and enforceable rights pursuant to written agreements to use all Parent Intellectual Property not solely owned by Parent or its subsidiaries as such Parent Intellectual Property are used in Parent’s business as presently conducted or as currently contemplated by Parent to be conducted, in each case in accordance with the terms of the Parent Inbound IP Agreements. Parent or its subsidiaries is the sole and exclusive owner of all rights, title and interests in and to the Owned Parent Intellectual Property, and the Owned Parent Intellectual Property, and to the knowledge of Parent, all other Parent Intellectual Property, is free and clear of all Liens (other than Parent Permitted Liens).
(b)   Section 4.15(b) of the Parent Disclosure Letter sets forth as of the date hereof a true and complete list of all Patents, Trademarks and registered Copyrights that are owned or purported to be owned by Parent and its subsidiaries. The Parent Registered Intellectual Property owned by Parent, and to the knowledge of Parent, all other Parent Registered Intellectual Property is subsisting and in full force and effect, and has not been abandoned or dedicated to the public domain or adjudged invalid or unenforceable (other than such Parent Registered Intellectual Property that is denoted by a Governmental Authority as expired, lapsed or abandoned). All Parent Registered Intellectual Property which has been issued, granted or registered is, to Parent’s knowledge, valid and enforceable.
(c)   With respect to Parent Registered Intellectual Property, Parent has taken reasonable steps to avoid revocation, cancellation, or lapse or otherwise materially adversely affecting its enforceability, use, or priority. With respect to Parent Registered Intellectual Property, to the knowledge of Parent, all duties of disclosure, candor and good faith have been complied with. With respect to the Parent Registered Intellectual Property, to the knowledge of Parent, all other material procedural requirements have been complied with, including inventors having been properly identified on all Patents, all necessary affidavits of inventorship, ownership, use and continuing use and other filings having been timely made, and all necessary maintenance fees and other fees timely paid to file, prosecute, obtain and maintain in effect all such rights in all material respects. Assignment documents have been validly executed and filed with relevant Governmental Authorities to the extent necessary to transfer to Parent or its subsidiaries title to any of Parent’s or its subsidiaries owned Parent Registered Intellectual Property previously owned by a third party and to record such transfer. To the knowledge of Parent, each of Parent’s or its subsidiaries’ owned Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Patent was issued or such Patent application is pending. The named inventors of each of Parent’s or its subsidiaries’ owned Patents have assigned their rights under Parent’s or its subsidiaries’ owned Patents to Parent or its subsidiaries, respectively. All assignments to Parent or its subsidiaries of the Parent Registered Intellectual Property owned by Parent or its subsidiaries, respectively, are, to the knowledge of Parent, valid and enforceable.

(d)   To the knowledge of Parent, since January 1, 2020, no third party has interfered with, infringed upon, misappropriated, diluted, violated, or asserted any competing claim of right to use or own any of the Parent Intellectual Property. In particular, there is no litigation, opposition, interference, inventorship challenge, refusal, cancellation, or proceeding pending, asserted or threatened in writing against Parent or its subsidiaries concerning the validity, registrability, enforceability, duration, scope, priority, ownership or other violation of any Parent Intellectual Property or an exclusively licensed right to use any Parent Intellectual Property except for office actions and other ex parte proceedings in the ordinary course of prosecuting or maintaining the Owned Parent Intellectual Property. Since January 1, 2020, neither Parent nor its subsidiaries or its subsidiaries’ respective representatives have sent or otherwise made any communication to any third party regarding any alleged or suspected infringement, misappropriation, dilution or violation of any Parent Intellectual Property.
(e)   To the knowledge of Parent, the conduct of the business of Parent or its subsidiaries, as conducted since January 1, 2020, and as currently contemplated by Parent to be conducted, has not interfered with, infringed upon, misappropriated, diluted, or otherwise violated the Intellectual Property of third parties. To the knowledge of Parent, the practice and exploitation of the products, product candidates and Parent Intellectual Property, has not interfered with, infringed upon, misappropriated, diluted or otherwise violated, the Intellectual Property of third parties. No claim or action alleging infringement, misappropriation, dilution, or other violation of any third party Intellectual Property is pending or, to the knowledge of Parent, threatened against Parent, its subsidiaries or any other person who may be entitled to be indemnified, defended, held harmless or reimbursed by Parent or its subsidiaries with respect to such claim or action. Since January 1, 2020, neither Parent nor its subsidiaries has received any written (or to the knowledge of Parent, any non-written) charge, complaint, claim, demand, or notice (whether in writing, electronic form or otherwise) from any third party alleging or threatening to allege that the operation of the business of Parent and its subsidiaries as conducted since January 1, 2020, and as contemplated to be conducted, has interfered with, infringed upon, misappropriated, diluted, or otherwise violated the Intellectual Property of such third party (including any invitation to license, any claim that Parent or its subsidiaries must license, or any claim that Parent must refrain from using any Intellectual Property). To the knowledge of Parent, there is no other assertion, threat, claim, complaint, or demand from any third party alleging that the operation of the business of Parent and its subsidiaries, or any of the products or services of Parent or its subsidiaries, has interfered with, infringed upon, misappropriated, diluted, or otherwise violated the Intellectual Property of any third party (including any invitation to license, any claim that Parent or its subsidiaries must license, or any claim that Parent must refrain from using Intellectual Property rights).
(f)   All prior art and information known to Parent and its subsidiaries and material to the patentability of the Patents included in the Parent Registered Intellectual Property has been disclosed to the relevant Governmental Authority during the prosecution of the Patents included in the Parent Registered Intellectual Property in accordance with applicable Laws. Neither Parent nor its subsidiaries nor, to the knowledge of Parent, any other person, has made any untrue statement of a material fact or fraudulent statement or omission to any applicable Governmental Authority regarding any pending or issued Patent claims included in the Parent Registered Intellectual Property.
(g)   Neither Parent nor its subsidiaries has agreed to, nor has an obligation to pay any third party royalties or payments in connection with the sale of Parent products and services.
(h)   After the Closing, Parent and its subsidiaries shall continue to own or have the valid right or enforceable licenses as are sufficient to use all of the Intellectual Property and technology used by Parent and its subsidiaries to the same extent as owned, possessed, utilized and had by Parent prior to the Closing. The execution of, the delivery of, the consummation of the Merger shall not result in any: (i) loss, encumbrance on, or impairment of any Parent Intellectual Property, including a third party gaining the right to modify or terminate any Parent IP Agreement, (ii) breach of any Parent IP Agreement, (iii) the release, disclosure or delivery of any Parent Intellectual Property by or to any escrow agent or other person, or (iv) grant, assignment or transfer to any other person of any license or other right or interest under, to or in any of the Parent Intellectual Property.

(i)   To the knowledge of Parent, none of the activities of the employees of Parent or its subsidiaries violates any agreement or arrangement which any such employees have with former employers. All current and former employees and consultants who contributed to the discovery or development of any material Owned Parent Intellectual Property did so pursuant to written agreements assigning all rights to such developed subject matter to Parent or its subsidiaries.
(j)   To the knowledge of Parent, each current or former employee, contractor or consultant of Parent or its subsidiaries who has proprietary knowledge of or information relating to material Trade Secrets of Parent or its subsidiaries has executed and delivered to Parent or its subsidiaries an agreement or agreements restricting such person’s right to use and disclose such knowledge or information of Parent or its subsidiaries.
(k)   No settlements, injunctions, forbearances to sue, consents, judgments, orders or similar obligations to which Parent or its subsidiaries is party: (i) restrict the use, exploitation, assertion or enforcement of any Parent Intellectual Property anywhere in the world; (ii) restrict the conduct of the business of Parent, its subsidiaries or any of its respective employees as presently conducted and as contemplated to be conducted; or (iii) grant third parties any material or exclusive rights (including field and territory-limited rights) under any Parent Intellectual Property. After the Closing, no past or present director, officer, employee, consultant or independent contractor of Parent or its subsidiaries shall own (or have any claim, or any right (whether or not currently exercisable) to any ownership interest, in or to) any Owned Parent Intellectual Property or, to the knowledge of Parent, any other Parent Intellectual Property.
(l)   Parent and its subsidiaries have taken reasonable steps to protect the confidentiality and value of all material Trade Secrets and other material confidential information that are owned, used or held in confidence by Parent or its subsidiaries, including entering into licenses and contracts that require employees, licensees, contractors, and other persons with access to Trade Secrets or other confidential information to safeguard and maintain the secrecy and confidentiality of such Trade Secrets. No material Trade Secret of Parent or its subsidiaries has been authorized to be disclosed or, to the knowledge of Parent, disclosed to any third party in violation of confidentiality obligations to Parent or its subsidiaries. To the knowledge of Parent, no party to a nondisclosure agreement with Parent or its subsidiaries is in material breach or default thereof.
(m)   No government funding nor government, academic or non-profit research facilities or personnel were used, directly or indirectly, to develop or create, in whole or in part, any of the Owned Parent Intellectual Property, or, to the knowledge of Parent, any other Parent Intellectual Property.
(n)   Except as has not reasonably expected to have a Parent Material Adverse Effect: (i) the Software, hardware, databases, websites, computer equipment, servers, telecommunication systems, networks, interfaces, platforms, systems and other information technology or related infrastructure that are owned, operated, leased, used in or necessary for the conduct of the business of Parent or its subsidiaries, including such information technology or related infrastructure obtained or licensed from a vendor carrying out activities on behalf of Parent or its subsidiaries (collectively, the “Parent Systems”) are lawfully owned, leased, or licensed by Parent or its subsidiaries, and are reasonably sufficient for the conduct of their respective businesses as presently conducted, (ii) since January 1, 2020, to the knowledge of Parent, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Parent Systems that have caused or could reasonably be expected to result in the substantial disruption or interruption in or to the use of such Parent Systems or the conduct of the business of Parent as presently conducted, and (iii) to the knowledge of Parent, since January 1, 2020, there have not been any material incidents of unauthorized access or other security breaches of the Parent Systems, and (iv) to the knowledge of Parent, the Parent Systems do not contain any viruses, bugs, vulnerabilities, faults, or other disabling code that could (x) significantly disrupt or adversely affect the functionality or integrity of any Parent System, or (y) enable or assist any person to access Parent Systems without proper authorization. To the knowledge of Parent, the Parent Systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop-dead device,” “virus,” malware or other Software routines or components intentionally designed to permit unauthorized access to, maliciously disable, maliciously encrypt, or erase Software, hardware, or data. To the knowledge of Parent, Parent and its subsidiaries are not in breach of any of their Contracts relating to material Parent Systems. Since January 1, 2020, Parent and its subsidiaries have not been subjected to an audit of any kind in connection with any Contract pursuant to which they use any third party system, nor received any notice of intent to conduct any such audit.
4.16   Taxes.
(a)   (i) Parent, Merger Sub and each of their subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them, and all such filed Tax Returns are true, correct and complete in all material respects; and (ii) the unpaid Taxes of Parent and each of their subsidiaries (A) did not, as of the date of their most recent consolidated financial statements, materially exceed the reserve or accrual for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the face of such consolidated financial statements (rather than in any notes thereto) and (B) shall not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Parent, Merger Sub and their applicable subsidiaries in filing its Tax Returns.
(b)   Since the date of their most recent consolidated financial statements, Parent and each of its subsidiaries have not incurred any material liability for Taxes other than in the ordinary course of business.
(c)   Except as would not have a Parent Material Adverse Effect, Parent, Merger Sub and each of their subsidiaries:
(i)   have materially complied with all applicable Laws, rules, and regulations relating to the payment and withholding of Taxes with respect to amounts owing to any employee, independent contractor, stockholder, creditor or third party within the time and in the manner prescribed by Law;
(ii)   have not waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency, which waiver or extension is currently effective, other than in connection with an extension of time for filing a Tax Return;
(iii)   have no pending or threatened audits, examinations, or assessments (or other similar proceedings initiated by a Governmental Authority) in respect of Taxes or Tax matters to which Parent or Merger Sub is a party;
(iv)   are not and have not been a party to any Tax Sharing Agreement (other than an agreement exclusively between or among Parent and its subsidiaries or among Parent’s subsidiaries) pursuant to which it may have any obligation to make any payments for Taxes after the Effective Time and have no liability for Taxes of any person (other than Parent or any of its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) or as transferee or successor;
(v)   have no Liens for Taxes upon any property or assets of Parent or any of its subsidiaries, other than Parent Permitted Liens described in clause (i) of the definition thereof;
(vi)   have not entered into any “closing agreement” under section 7121 of the Code, or other similar agreement with a Governmental Authority in respect of Taxes that remains in effect, and no request for a ruling, relief, advice, or any other item that relates to the Taxes or Tax Returns of Parent, Merger Sub or any of their subsidiaries is currently pending with any Governmental Authority, and no such ruling, relief or advice has even been obtained; and
(vii)   do not participate and have not participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).
(d)   Each of Parent, Merger Sub and each of their subsidiaries is, and always has been, treated for U.S. federal income Tax purposes as set forth on Section 4.16(d) of the Parent Disclosure Letter.

4.17   Employee Benefit Plans.
(a)   With respect to each material Parent Plan, Parent has made available to the Company, as applicable, (i) the plan document (or, with respect to any unwritten Parent Plan, a written description thereof), (ii) the most recent annual report (Form 5500) prepared in connection with any such Parent Plan, (iii) the most recent determination or opinion letter, if any, from the IRS for any Parent Plan that is intended to qualify pursuant to Section 401(a) of the Code, (iv) the most recent actuarial or valuation report, (vii) any material communications with any Governmental Authority during the past three (3) years, and (viii) the most recent nondiscrimination testing results.
(b)   Each Parent Plan and trust that is intended to be qualified under Section 401(a) of the Code is covered by a currently effective, favorable determination letter, or is established on a pre-approved form of plan document that is covered by a favorable advisory or opinion letter, or has pending or has time remaining in which to file an application for such determination from the IRS, and, to the knowledge of Parent, (i) no revocation of any such determination, advisory, or opinion letter has been threatened by any Governmental Authority, and (ii) no circumstances exist that could reasonably be expected to result in the loss of such qualified status under Section 401(a) of the Code or material liability to Parent.
(c)   No Parent Plan is, and neither Parent nor any of its ERISA Affiliates sponsors, maintains or contributes (or is required to contribute) to, or has ever sponsored, maintained or contributed (or been required to contribute) to, any employee benefit plan subject to Title IV of ERISA, including any multiemployer plan, as defined in Section 3(37) of ERISA.
(d)   Each Parent Plan has been established, operated, administered, and maintained in all material respects in compliance with its terms and in all material respects with the requirements of applicable Laws, including ERISA and the Code. To the knowledge of Parent, neither Parent nor any of its ERISA Affiliates has engaged in a transaction that could reasonably be expected to subject Parent or any ERISA Affiliate to a material Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.
(e)   Neither Parent nor any of its subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for any retired, former or current employee, officer, director or other service provider of Parent or any of its subsidiaries (or any dependent or beneficiary thereof) except coverage or benefits as required under Section 4980B of the Code or any other applicable Laws at the participant’s sole expense.
(f)   There is no material Action pending against or, to the knowledge of Parent, threatened against, any Parent Plan before any Governmental Authority, other than routine claims for benefits. No Parent Plan is, or in the past three (3) years has been, the subject of an investigation, examination or audit by a Governmental Authority or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Authority.
(g)   Each Parent Foreign Plan has been registered and maintained in all material respects in compliance with its terms and in all material respects with the requirements of applicable Laws and in good standing with applicable regulatory authorities. No Parent Foreign Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA).
4.18   Employment Matters.
(a)   Neither Parent nor any of its subsidiaries is a party to or is bound by, or is currently negotiating, any Collective Bargaining Agreement with any Union. Neither Parent nor any of its subsidiaries is the subject of an Action asserting that Parent or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act). For the last three (3) years, no Union or group of Parent employees has made a pending demand for recognition or certification, and, to the knowledge of Parent, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of Parent, threatened to be brought or filed with the National Labor Relations Board, any other Governmental

Authority. To the knowledge of Parent, for the past three (3) years, there have been no Union organizing activities with respect to any employees of Parent or any of its subsidiaries. There is no, and for the past three (3) years there has not been, any work slowdown, lockout, work stoppage, picketing, strike, or other material labor dispute or disputes or collective labor action involving Parent or any of its subsidiaries pending or, or to the knowledge of Parent, threatened.
(b)   Parent and each of its subsidiaries is, and since January 1, 2020 has been, in material compliance with all applicable Laws and Contracts, relating to employment, employment practices, labor, compensation, immigration, employee leave, benefits, hours, terms and conditions of employment, and the termination of employment, including the proper classification of employees as exempt or nonexempt from overtime pay requirements and the proper classification of individuals as independent contractors or employees, unemployment insurance, collective dismissals, and the Worker Adjustment and Retraining Notification Act (and any applicable similar foreign, state or local Laws).
4.19   Environmental Matters.
(a)   Except as would not be reasonably expected, individually or in the aggregate, to have a Parent Material Adverse Effect:
(i)   to the knowledge of Parent, there is no pending or threatened Environmental Claim regarding Parent or any of its subsidiaries or any property currently, or formerly owned, operated or leased by Parent or its subsidiaries;
(ii)   with respect to real property that is currently leased or operated by Parent and its subsidiaries, and to the knowledge of Parent, with respect to real property that was formerly owned, leased or operated by Parent or its subsidiaries, there have been no Releases of Hazardous Materials at or from any of such real properties that has caused environmental contamination at any location that is reasonably likely to result in an obligation of Parent or any subsidiary to investigate or remediate such environmental contamination pursuant to applicable Environmental Law;
(iii)    neither (A) Parent or any subsidiary thereof (B) nor to the knowledge of Parent any entity previously owned by Parent or any subsidiary thereof, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at or to any third party location that is reasonably likely to result in an Environmental Claim or Environmental Liability;
(iv)   neither Parent nor any subsidiary thereof has expressly assumed or undertaken responsibility for any liability or obligation of any other person arising under Environmental Laws; and
(v)   to the knowledge of Parent, Parent has made available to the Company environmental site assessments reasonably available and in its possession respecting material environmental conditions at properties currently leased or used by Parent or its subsidiaries.
(b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, to the knowledge of Parent, Parent and each of its subsidiaries are, and for the past three (3) years have been, in compliance with all Environmental Laws (which compliance includes, but is not limited to, possession of all Environmental Permits required under applicable Environmental Laws, and compliance with the terms and conditions thereof).
4.20   Regulatory Matters; Compliance.
(a)   Each of Parent and its subsidiaries is, and since January 1, 2020, has been, in material compliance with applicable FDA Laws. Since January 1, 2020, neither Parent nor any of its subsidiaries has received any written notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation or arbitration from any Governmental Authority, including the FDA, alleging potential or actual non-compliance by, or liability of, Parent or any of its subsidiaries under FDA Laws.

(b)   Parent and its subsidiaries hold such licenses, permits, variances, registrations, exemptions, orders, consents, approvals, clearances, and other authorizations required under the FDA Laws for the conduct of the business of Parent and its subsidiaries as currently conducted (collectively, the “Parent FDA Permits”) and all such Parent FDA Permits are in full force and effect. Since January 1, 2020, Parent and its subsidiaries have fulfilled and performed all of their material obligations with respect to the Parent FDA Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Parent FDA Permit. Since January 1, 2020, Parent and its subsidiaries have filed, maintained, or furnished to the FDA or any comparable Governmental Authority all material applications, reports, documents, claims, submissions, and notices required by the Parent FDA Permits or under the applicable FDA Laws, including all adverse event reports and clinicaltrials.gov registrations and reports, and all such filings were timely made and were complete and correct in all material respects (or were corrected in or supplemented by a subsequent filing). Since January 1, 2020, neither Parent nor any of its subsidiaries have received any Form FDA 483, warning letter, untitled letter or other written correspondence or notice from the FDA or any comparable Governmental Authority alleging or asserting noncompliance with any Parent FDA Permits or FDA Laws. No manufacturing site owned by Parent or its subsidiaries or, to the knowledge of Parent, any of Parent’s or its subsidiaries’ respective contract manufacturers, is, or has been since January 1, 2020, subject to a material shutdown or import or export prohibition imposed by the FDA or another Governmental Authority.
(c)   Since January 1, 2020, the clinical and pre-clinical studies conducted by or on behalf of or sponsored by Parent or its subsidiaries were and, if still pending, are being conducted in all material respects in accordance with all applicable FDA Laws, including FDA Laws relating to good clinical practices and good laboratory practices. Since January 1, 2020, no clinical studies conducted by or on behalf of Parent or its subsidiaries have been placed on clinical hold, remain on clinical hold or have been terminated or suspended at the request of a Governmental Authority or institutional review board prior to completion, and neither Parent nor, to the knowledge of Parent, any Governmental Authority or institutional review board is considering such action. Since January 1, 2020, neither Parent nor any of its subsidiaries have received any written notice or correspondence from the FDA, any comparable Governmental Authority, institutional review board or clinical investigator alleging any clinical studies conducted by or on behalf of Parent or its subsidiaries are in violation of the FDA Laws.
(d)   Since January 1, 2020, the development, testing, manufacture, packaging, labeling, import, export, advertising, distribution and storage, as applicable, of Parent’s and its subsidiaries’ product candidates has been and is being conducted in material compliance with all applicable FDA Laws, including FDA Laws relating to current good manufacturing practices. Since January 1, 2020, there have been no recalls, investigator notices or other notices of action relating to a material safety concern or alleged lack of regulatory compliance of any of Parent’s or its subsidiaries’ product candidates and, to the knowledge of Parent, there are no facts or circumstances that would be reasonably likely to result in such action or otherwise require the termination or suspension of the development and testing of any product candidate.
(e)   Neither Parent nor its subsidiaries nor, to the knowledge of Parent, any of its officers, employees or agents has (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any comparable Governmental Authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or any comparable Governmental Authority, or (iii) committed any other act that (in any such case) would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46,191 (September 10, 1991) and any amendments thereto. Neither Parent nor its subsidiaries nor, to the knowledge of Parent, any of its officers, employees, or agents have been convicted of any crime or engaged in any conduct that has resulted in or would reasonably be expected to result in (i) debarment under 21 U.S.C. § 335a or any similar Law or (ii) exclusion under 42 U.S.C. § 1320a-7 or any similar Law. Neither Parent nor its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by the FDA or any comparable Governmental Authority.
(f)   Since January 1, 2020, neither Parent nor its subsidiaries has marketed, advertised, distributed, sold, or commercialized, or is currently marketing, distributing, selling, or otherwise commercializing, any products or product candidates.

4.21   Healthcare Regulatory; Compliance.
(a)   Each of Parent and its subsidiaries is, and at all times since January 1, 2020, has been, in material compliance with all applicable Healthcare Laws and, as of the date of this Agreement, to Parent’s knowledge, there is no Action pending, received by or threatened in writing against Parent or its subsidiaries related to such Healthcare Laws.
(b)   Parent has implemented and has in place a compliance program that is materially consistent with applicable Healthcare Laws and commercially reasonable industry standards.
(c)   To Parent’s knowledge, no person has filed against Parent an action relating to Parent under any federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).
(d)   Since January 1, 2020, Parent and its subsidiaries have made and kept books, records, and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the drug product assets of Parent and each of its subsidiaries.
4.22   Insurance.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each insurance policy under which Parent or any of its subsidiaries is an insured or otherwise the principal beneficiary of coverage (collectively, the “Parent Insurance Policies”) is in full force and effect and all related premiums have been paid to date.
(b)   The Parent Insurance Policies are reasonable and customary in coverage, scope and size of premiums based on the activities of Parent as conducted and as contemplated to be conducted as of the date of this Agreement.
(c)   Parent and its subsidiaries are in compliance with the terms and conditions of the Parent Insurance Policies, except for any non-compliance as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.
(d)   Neither Parent nor any of its subsidiaries is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice under any such policy) under any Parent Insurance Policy, and, to the knowledge of Parent, no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination or modification, under such policy. No material claims insurance claims made by Parent or any of its subsidiaries has been questioned, denied or disputed.
4.23   Anti-Corruption; Global Trade Control Laws.
(a)   Since January 1, 2018, neither Parent, nor its subsidiaries, nor any of Parent’s or its subsidiaries’ respective current or former officers, directors, or, to the knowledge of Parent, any representative acting on behalf of Parent or its subsidiaries, including any of their respective officers, directors, or employees, has violated, to the extent applicable, any Anti-Corruption Laws, including by unlawfully directly or indirectly offering, promising, providing, or authorizing the provision of any money, property, contribution, gift, entertainment or other thing of value to any person, so as to influence official action, to secure an improper advantage, or to encourage the recipient to breach a duty of good faith or loyalty or the policies of their employer.
(b)   Neither Parent, nor its subsidiaries, nor, to the knowledge of Parent, any representative acting at the direction of Parent or its subsidiaries (i) is under external or internal investigation for (A) any violation of the Anti-Corruption Laws, (B) any alleged irregularity, misstatement or omission arising under or relating to any Contract between such person and any Governmental Authority, or any instrumentality thereof or (C) any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to a Government Official, (ii) has received any notice or other written communication from any Governmental Authority with respect to any actual, alleged or potential violation of, or failure to comply with, any

Anti- Corruption Laws, or (iii) to the knowledge of Parent, is the subject of any internal complaint, audit or review process with respect to allegations of potential violation of the Anti-Corruption Laws.
(c)   Parent and its subsidiaries maintain internal controls reasonably designed to promote compliance with the Anti-Corruption Laws.
(d)   Neither Parent, nor its subsidiaries, nor any director, officer or employee of any of Parent or its subsidiaries, is, or since January 1, 2018, has been, (i) a Restricted Party or (ii) majority owned or, to the extent applicable, controlled by a Restricted Party.
(e)   Parent and its subsidiaries are, and since January 1, 2018, have been, in material compliance with all Global Trade Control Laws, which includes possession of and material compliance with all licenses, permits, variances, registrations, exemptions, orders, consents, approvals, clearances, and other authorizations required by Global Trade Control Laws and submission of required notices or reports to all Governmental Authorities that are concerned with such Global Trade Control Laws.
(f)   Since January 1, 2018, neither Parent nor its subsidiaries has directly or indirectly engaged in any business with, or used, directly or indirectly, any corporate funds to contribute to or finance the activities of, any Restricted Party or in or with any Restricted Market and is not currently doing so, in each case in violation of the Global Trade Control Laws. Parent acknowledges that activities under this Agreement shall not (i) be in a Restricted Market; (ii) involve individuals ordinarily resident in a Restricted Market; or (iii) include companies, organizations, or governmental entities from or located in a Restricted Market, in each case in violation of the Global Trade Control Laws.
(g)   To the knowledge of Parent, (i) since January 1, 2018, neither Parent nor its subsidiaries has been the subject of any investigations, reviews, audits or inquiries by a Governmental Authority related to Global Trade Control Laws, and (ii) as of the date hereof, no investigation, review, audit, or inquiry of or to Parent or its subsidiaries by any Governmental Authority with respect Global Trade Control Laws is pending or threatened.
4.24   Brokers and Finder’s Fees.   Except for Cowen and Company, LLC (the “Parent Financial Advisor”), no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or any of its subsidiaries.
4.25   Opinion of the Financial Advisor.   The Parent Board has received an opinion from the Parent Financial Advisor to the effect that, as of the date of such opinion and based on and subject to the various factors, qualifications, assumptions, limitations and other matters set forth therein, the Exchange Ratio is fair, from a financial point of view, to Parent.
4.26   Antitakeover Laws.   The Parent Board has duly taken all actions so that no Takeover Laws shall prohibit the execution, delivery or performance of or compliance with this Agreement, the Merger, the Company Voting Agreement, the Parent Voting Agreement, or the other transactions contemplated hereby. Parent has no “rights plan”, “rights agreement” or “poison pill” in effect.
4.27   Ownership and Operations of Merger Sub.   Parent owns, and at the Effective Time shall own, beneficially and of record, all of the outstanding capital stock of Merger Sub indirectly through two or more of its wholly-owned subsidiaries. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities, has not incurred any material obligations or liabilities except pursuant to this Agreement and has conducted its operations only as contemplated by this Agreement.
4.28   Ownership of Company Common Stock.   Except as contemplated by this Agreement, none of Parent or any of its subsidiaries directly or indirectly owns, and at all times for the past three (3) years, none of Parent or any of its subsidiaries has owned, beneficially or otherwise, any shares of Company Common Stock or any securities, Contracts or obligations convertible into or exercisable or exchangeable for shares of Company Common Stock, other than by virtue of the Company Voting Agreement.
4.29   Investment Company Act.   Neither Parent nor any of its subsidiaries is an “investment company” within the meaning of the Investment Companies Act of 1940, as amended.

4.30   No Other Representations; No Reliance; Waiver.   Each of Parent and Merger Sub represents, warrants, acknowledges and agrees that none of the Company Related Persons makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any information provided or made available to the Parent Related Persons or any other person in connection with this Agreement, the Merger, the Parent Voting Agreement or any of the other transactions contemplated by this Agreement or with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof), or any component of the foregoing, or any other forward looking information, of the Company or any of its Affiliates (including any such projections or forecasts provided or made available to Parent and Merger Sub or Parent Related Persons in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement), and no Parent Related Person has relied on any information or statements made or provided (or not made or provided) to any Parent Related Person other than the representations and warranties of the Company expressly set forth in Section 3 of this Agreement (as qualified by the Company Disclosure Letter) and any certificate delivered pursuant to Section 7.2(e).
SECTION 5
COVENANTS AND AGREEMENTS
5.1   Conduct of the Company’s Business.
(a)   The Company covenants and agrees as to itself and its direct or indirect subsidiaries that, from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement in accordance with Section 8.1, except (i) as required or specifically permitted by any other provision of this Agreement (or as expressly set forth in Section 5.1(a) of the Company Disclosure Letter), (ii) as required by applicable Law or (iii) with Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), the Company and its direct and indirect subsidiaries shall conduct their respective businesses in the ordinary course of business consistent with past practice in all material respects and, to the extent consistent therewith, use their commercially reasonable efforts to (A) preserve their material assets and pay their Indebtedness and Taxes when due, subject to good faith disputes over such Indebtedness and Taxes, (B) keep in effect casualty, product liability, workers’ compensation, property damage, business interruption and other insurance policies in coverage amounts substantially similar to those in effect on the date of this Agreement, (C) preserve the Company’s business organization and maintain its existing relations and goodwill with suppliers, distributors, creditors, lessors, consultants, regulators and material business partners, and (D) preserve and protect the material Company Intellectual Property.
(b)   Negative Covenants Pending Closing.   Except as required or specifically permitted by this Agreement (or as expressly set forth in Section 5.1(b) of the Company Disclosure Letter) or as required by applicable Law, from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement in accordance with Section 8.1, unless Parent otherwise consents in advance in writing (such consent not to be unreasonably withheld, conditioned, or delayed), neither the Company nor any of its direct or indirect subsidiaries shall or may:
(i)   amend the Company Charter Documents or the organizational or governing documents of any of the Company’s subsidiaries;
(ii)   except with respect to compensatory equity grant issuances made to new hires of the Company or its subsidiaries of a level lower than Vice President in the ordinary course of business consistent with past practice, (A) issue, deliver, sell, grant, dispose of, pledge or otherwise encumber any shares of capital stock of any class or any other Equity Interest of the Company or any of its direct or indirect subsidiaries (the “Company Securities”), or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any Company Securities, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any Company Securities, in each case to or in favor of a person other than the Company or a wholly owned subsidiary of the Company, provided that the Company may issue shares of Company Common Stock solely upon the exercise or settlement of

Company Options and Company Restricted Stock Units and purchase rights under the ESPP that are outstanding on the date of this Agreement in accordance with their terms as of the date of this Agreement; (B) redeem, purchase or otherwise acquire any outstanding Company Securities, or any rights, warrants, options, calls, commitments, convertible securities or any other agreements of any character to acquire any Company Securities, except in connection with the exercise or settlement of Company Options and Company Restricted Stock Units that are outstanding on the date of this Agreement and in accordance with their terms as of the date of this Agreement; (C) adjust, split, combine, subdivide or reclassify any Company Securities; (D) enter into, amend or waive any of the rights under any Contract with respect to the sale or repurchase of any Company Securities; or (E) except as expressly required by the terms of this Agreement, amend (including by reducing an exercise price or extending a term) or waive any of its rights under any agreement evidencing any outstanding Company Options, Company Restricted Stock Units or purchase rights under the ESPP;
(iii)   directly or indirectly acquire or agree to acquire in any transaction any Equity Interest in, or business of, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof (other than in accordance with Section 5.1(b)(xviii)) or the purchase (including by license, collaboration or joint development agreement) directly or indirectly of any properties or assets (other than purchases of supplies and inventory in the ordinary course of business consistent with the Company’s past practice), if the aggregate amount of all consideration to be paid or transferred by the Company and its subsidiaries in connection with all such transactions (including the assumption of liabilities) would reasonably be expected to exceed $250,000;
(iv)   except as set forth on Section 5.1(b)(iv) of the Company Disclosure Letter, sell, pledge, dispose of, transfer, abandon, allow to lapse or expire, lease, license, mortgage or otherwise encumber or subject to any Lien (including pursuant to a sale- leaseback transaction or an asset securitization transaction) (other than a Company Permitted Lien) any properties, rights or assets (including securities of the Company and its subsidiaries and the Company Intellectual Property) with a fair market value in excess of $100,000 individually or $250,000 in the aggregate, except (A) as required to be effected prior to the Effective Time pursuant to Contracts in force on the date of this Agreement and listed on Section 5.1(b)(iv) of the Company Disclosure Letter, (B) transfers among the Company and its wholly-owned subsidiaries in the ordinary course of business consistent with past practices or (C) dispositions of obsolete assets or expired inventory;
(v)   incur, create, assume or otherwise become liable for any Indebtedness for borrowed money (including the issuance of any debt security and the assumption or guarantee of obligations of any person) (or enter into a “keep well” or similar agreement) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, in amounts in excess of $250,000 in the aggregate, except for (A) Indebtedness among the Company and any of its wholly-owned subsidiaries, (B) letters of credit issued in the ordinary course of business and (C) trade credit or trade payables in the ordinary course of business;
(vi)   declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property or otherwise, in respect of the Company Common Stock, Company Preferred Stock or Equity Interests of any non-wholly owned subsidiary of the Company;
(vii)   other than as required by applicable Law or the terms of a Company Plan, (A) increase the compensation or benefits (including severance benefits) of any current or former employees, officers, directors or other service providers of the Company or its subsidiaries, other than an increase in the salary or wages of any employee of the Company or its subsidiaries at a level lower than the Vice President level in the ordinary course of business consistent with past practice and in an amount not to exceed $150,000 in the aggregate; (B) make any new equity or equity-based awards to any current or former employees, officers, directors or other service providers of the Company or its subsidiaries; (C) take any action to accelerate the vesting or payment, or prefund or in any other way secure the payment of, compensation or benefits under any Company Plan; (D) enter into, negotiate, establish, amend, extend or terminate any Company Plan (including any arrangement that would be a Company Plan if in effect on the date hereof) or any Collective

Bargaining Agreement; or (E) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except insofar as may be required by GAAP, applicable Law or regulatory guidelines;
(viii)   communicate in a writing that is intended for broad dissemination to the Company’s (or any of its subsidiary’s) employees regarding compensation, benefits or other treatment they will receive following the Merger, unless any such communication has been previously approved by Parent;
(ix)   make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by GAAP, applicable Law or regulatory guidelines;
(x)   write up, write down or write off the book value of any material assets, except to the extent required by GAAP;
(xi)   release, compromise, assign, settle or agree to settle any Action, other than Stockholder Litigation subject to Section 6.8, (including without limitation any suit, action, claim, proceeding or investigation relating to this Agreement or Merger and the other the transactions contemplated hereby with adverse parties other than Parent or Merger Sub) or insurance claim, other than compromises, settlements or agreements that involve only monetary payments not in excess of $100,000 individually or $250,000 in the aggregate, in any case without the imposition of material equitable relief on, or the admission of wrongdoing by, the Company or any of its subsidiaries;
(xii)   (A) make, change or revoke any material Tax election or adopt or change any material method of Tax accounting outside of the ordinary course of business, (B) enter into any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law), settle or compromise any liability with respect to material Taxes (C) file any material amended Tax Return, or (D) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect of material Taxes other than such extensions in the ordinary course of business, or (E) take any action that may result in excise Tax or increase the excise tax base as described in Section 4501 of the Code, Notice 2023-2 and any subsequent guidance implementing the foregoing;
(xiii)   make or commit to any capital expenditures in excess of $300,000 in the aggregate for the remainder of fiscal year 2023;
(xiv)   (A) enter into or voluntarily terminate any Company Material Contract (other than a confidentiality agreement containing a standstill agreement as contemplated by Section 5.3), (B) materially modify, amend, waive any right under or renew any Company Material Contract, other than (in the case of this clause (B)), in the ordinary course of business consistent with past practice, (C) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any of its subsidiaries or Affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area, or (D) enter into any material Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the Merger and the other transactions contemplated hereby;
(xv)   implement any layoffs affecting more than fifty (50) Company employees, place more than fifty (50) Company employees on unpaid leave or furlough, or materially reduce the hours or weekly pay of more than fifty (50) Company employees;
(xvi)   make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with the Company’s past practice) to, any person;
(xvii)   hire or offer, outside of the ordinary course of business, employment or engagement to, promote or terminate the employment or engagement of any director or officer, or any employee,

independent contractor or consultant with total annual compensation in excess of $100,000 or except as set forth on Section 5.1(b)(xvii) of the Company Disclosure Letter;
(xviii)   merge or consolidate the Company with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its material subsidiaries;
(xix)   fail to maintain in effect material insurance policies covering the Company and its subsidiaries and their respective properties, assets and businesses;
(xx)   (A) purchase any marketable securities except in the ordinary course of business, or; (B) change in a material manner the investment guidelines with respect to the Company’s investment portfolio;
(xxi)   forgive any loans to any employees, officers or directors of the Company or its subsidiaries, or any of their respective Affiliates, except in the ordinary course of business in connection with relocation activities to any employees of the Company or its subsidiaries;
(xxii)   (i) sell, transfer, assign, lease, license, covenant not to enforce, or otherwise dispose of (whether by merger, stock or asset sale or otherwise) to any person (including any Affiliate) any rights to any Company Intellectual Property material to the Company or its subsidiaries, taken as a whole, other than licensing non-exclusive rights or entering in to customary nondisclosure, and agreements with third party contractors conducting services on behalf of the Company or material transfer agreements, in each case, in the ordinary course of business consistent with past practice, (ii) cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to Patents, Copyrights or Trademarks expiring in accordance with their terms) any Company Registered Intellectual Property, which the Company or the Company’s subsidiaries controls the prosecution or maintenance thereof (except in the ordinary course of prosecution consistent with past practice), (iii) fail to make any filing, pay any fee, or take any other action necessary to prosecute and maintain in full force and effect any Company Registered Intellectual Property (except in the ordinary course of prosecution consistent with past practice, (iv) make any change in Company Intellectual Property material to the business of the Company and its subsidiaries, taken as a whole, that does or would reasonably be expected to impair such Company Intellectual Property or the Company’s or its subsidiaries rights with respect thereto, (v) disclose to any person (other than representatives of Parent and Merger Sub) any Trade Secrets, know-how or confidential or proprietary information, except, in the case of confidential or proprietary information, in the ordinary course of business to a person that is subject to confidentiality obligations or (vi) fail to take or maintain reasonable measures to protect the confidentiality and value of Trade Secrets included in any of the Owned Company Intellectual Property material to the business of the Company and the Company’s subsidiaries, taken as a whole; or
(xxiii)   authorize any of, or commit, resolve, propose or agree in writing or otherwise to take any of, the foregoing actions.
5.2   Conduct of Parent’s Business.
(a)   Parent covenants and agrees as to itself and its direct or indirect subsidiaries that, from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement in accordance with Section 8.1, except (i) as required or specifically permitted by any other provision of this Agreement (or as expressly set forth in Section 5.2(a) of the Parent Disclosure Letter), (ii) as required by applicable Law or (iii) with the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), Parent and its direct and indirect subsidiaries shall conduct their respective businesses in the ordinary course of business consistent with past practice in all material respects and, to the extent consistent therewith, use their commercially reasonable efforts to (A) preserve their material assets and pay their Indebtedness and Taxes when due, subject to good faith disputes over such Indebtedness and Taxes, (B)) keep in effect casualty, product liability, workers’

compensation, property damage, business interruption and other insurance policies in coverage amounts substantially similar to those in effect on the date of this Agreement, (C) preserve Parent’s business organization and maintain its existing relations and goodwill with suppliers, distributors, creditors, lessors, consultants, regulators and material business partners, and (D) preserve and protect the material Parent Intellectual Property.
(b)   Negative Covenants Pending Closing.   Except as required or specifically permitted by this Agreement (or as expressly set forth in Section 5.2(b) of the Parent Disclosure Letter) or as required by applicable Law, from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement in accordance with Section 8.1, unless the Company otherwise consents in advance in writing (such consent not to be unreasonably withheld, conditioned, or delayed), neither Parent nor any of its direct or indirect subsidiaries shall or may:
(i)   amend the organizational or governing documents of any of the Parent’s subsidiaries or propose any amendment to the Parent Charter Documents;
(ii)   except with respect to compensatory equity grant issuances made in the ordinary course of business consistent with past practice, (A) issue, deliver, sell, grant, dispose of, pledge or otherwise encumber any shares of capital stock of any class or any other Equity Interest of Parent or any of its direct or indirect subsidiaries (the “Parent Securities”), or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any Parent Securities, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any Parent Securities, in each case to or in favor of a person other than Parent or a wholly owned subsidiary of Parent, provided that Parent may issue Parent Ordinary Shares or Parent ADSs, as applicable, upon the exercise or settlement of Parent Options, options to purchase Parent ADSs, or restricted stock unit-style options or nominal cost options with respect to Parent Ordinary Shares or Parent ADSs, in each case, in accordance with their terms as of the date of this Agreement; (B) redeem, purchase or otherwise acquire any outstanding Parent Securities, or any rights, warrants, options, calls, commitments, convertible securities or any other agreements of any character to acquire any Parent Securities, except in connection with the exercise or settlement of Parent Options, options to purchase Parent ADSs, or restricted stock unit-style options or nominal cost options with respect to Parent Ordinary Shares or Parent ADSs, in each case, in accordance with their terms as of the date of this Agreement; (C) adjust, split, combine, subdivide or reclassify any Parent Securities; or (D) enter into, amend or waive any of the rights under any Contract with respect to the sale or repurchase of any Parent Securities;
(iii)   sell, pledge, dispose of, transfer, abandon, allow to lapse or expire, lease, license, mortgage or otherwise encumber or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) (other than a Parent Permitted Lien) any properties, rights or assets (including securities of Parent and its subsidiaries and the Parent Intellectual Property) with a fair market value in excess of $300,000 individually or $750,000 in the aggregate, except (A) as required to be effected prior to the Effective Time pursuant to Contracts in force on the date of this Agreement and listed on Section 5.1(b)(iv) of the Parent Disclosure Letter, (B) transfers among Parent and its wholly-owned subsidiaries in the ordinary course of business consistent with past practices or (C) dispositions of obsolete assets or expired inventory;
(iv)   incur, create, assume or otherwise become liable for any Indebtedness for borrowed money (including the issuance of any debt security and the assumption or guarantee of obligations of any person) (or enter into a “keep well” or similar agreement) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, in amounts in excess of $750,000 in the aggregate, except for (A) Indebtedness among Parent and any of its wholly-owned subsidiaries, (B) letters of credit issued in the ordinary course of business and (C) trade credit or trade payables in the ordinary course of business;
(v)   declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property or otherwise, in respect of the Parent Ordinary Shares, Parent ADSs, or Equity Interests of any non-wholly owned subsidiary of Parent;

(vi)   make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by GAAP, applicable Law or regulatory guidelines;
(vii)   write up, write down or write off the book value of any material assets, except to the extent required by GAAP;
(viii)   except for separation agreements entered into with employees, release, compromise, assign, settle or agree to settle any Action, other than Stockholder Litigation subject to Section 6.8, (including without limitation any suit, action, claim, proceeding or investigation relating to this Agreement or Merger and the other the transactions contemplated hereby with adverse parties other than the Company) or insurance claim, other than compromises, settlements or agreements that involve only monetary payments not in excess of $300,000 individually or $750,000 in the aggregate, in any case without the imposition of material equitable relief on, or the admission of wrongdoing by, Parent or any of its subsidiaries;
(ix)   (A) make, change or revoke any material Tax election or adopt or change any material method of Tax accounting outside of the ordinary course of business, (B) enter into any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law), settle or compromise any liability with respect to material Taxes (C) file any material amended Tax Return, or (D) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect of material Taxes other than such extensions in the ordinary course of business;
(x)   make or commit to any capital expenditures in excess of $3,000,000 in the aggregate for the remainder of fiscal year 2023;
(xi)   make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with Parent’s past practice) to, any person;
(xii)   merge or consolidate Parent with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Parent or any of its material subsidiaries;
(xiii)   fail to maintain in effect material insurance policies covering Parent and its subsidiaries and their respective properties, assets and businesses;
(xiv)   (A) purchase any marketable securities except in the ordinary course of business, or; (B) change in a material manner the investment guidelines with respect to Parent’s investment portfolio;
(xv)   forgive any loans to any employees, officers or directors of Parent or its subsidiaries, or any of their respective Affiliates, except in the ordinary course of business in connection with relocation activities to any employees of Parent or its subsidiaries;
(xvi)   (i) cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to Patents, Copyrights or Trademarks expiring in accordance with their terms) any Parent Registered Intellectual Property, which Parent or Parent’s subsidiaries controls the prosecution or maintenance thereof (except in the ordinary course of prosecution consistent with past practice), (ii) fail to make any filing, pay any fee, or take any other action necessary to prosecute and maintain in full force and effect any Parent Registered Intellectual Property (except in the ordinary course of prosecution consistent with past practice), (iii) make any change in Parent Intellectual Property material to the business of Parent and its subsidiaries, taken as a whole, that does or would reasonably be expected to impair such Parent Intellectual Property or Parent’s or its subsidiaries rights with respect thereto or (iv) fail to take or maintain reasonable measures to protect the confidentiality and value of Trade Secrets included in any of the

Owned Parent Intellectual Property material to the business of Parent and Parent’s subsidiaries, taken as a whole; or
(xvii)   authorize any of, or commit, resolve, propose or agree in writing or otherwise to take any of, the foregoing actions.
5.3   No Solicitation by the Company.
(a)   From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1, except as provided in Section 5.3(b) or Section 5.3(d), (i) the Company shall cease, and shall cause its officers and directors and shall direct the other Company Representatives to cease, and cause to be terminated all existing discussions, negotiations and communications with any persons or entities with respect to any Company Acquisition Proposal (other than the transactions contemplated hereby); (ii) the Company shall not, and shall not authorize or permit any officers, directors, investment bankers, attorneys, accountants and other advisors, agents and representatives (collectively, “Company Representatives”) to, directly or indirectly through another person, (A) initiate, seek, solicit or knowingly encourage (including by way of furnishing any non-public information relating to the Company or any of its subsidiaries), or knowingly induce or take any other action which would reasonably be expected to lead to the making, submission or announcement of any Company Acquisition Proposal, (B) engage in negotiations or discussions with, or provide any non-public information or non-public data to, any person (other than Parent or any of its Affiliates or any Parent Representatives) relating to any Company Acquisition Proposal or grant any waiver or release under any standstill or other agreement (except that if the Company Board (or any committee thereof) determines in good faith that the failure to grant any waiver or release would be inconsistent with the Company directors’ fiduciary duties under applicable law, the Company may waive any such standstill provision in order to permit a third party to make a Company Acquisition Proposal) or (C) resolve to do any of the foregoing; (iii) the Company shall not provide and shall, within twenty-four (24) hours of the date hereof, terminate access of any third party to any data room (virtual or actual) containing any of the Company’s confidential information; and (iv) within two (2) Business Days after the date hereof, the Company shall request the return or destruction of all confidential, non-public information provided to third parties that have entered into confidentiality agreements relating to a possible Company Acquisition Proposal with the Company or any of its subsidiaries. Notwithstanding the foregoing, nothing contained in this Section 5.3 or in Section 6.5 or any other provision of this Agreement shall prohibit the Company or the Company Board (or any committee thereof) from taking and disclosing to the Company’s stockholders the fact that a Company Acquisition Proposal has been made, its position with respect to any tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or making any statement contemplated by Item 1012(a) of Regulation M-A or any “stop, look and listen” statement. Any disclosure made in accordance with the foregoing sentence that specifically constitutes a Company Adverse Recommendation Change shall result in all of the consequences of a Company Adverse Recommendation Change set forth in this Agreement.
(b)   Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval, if the Company receives a Company Acquisition Proposal from a third party and the receipt of such Company Acquisition Proposal was not initiated, sought, solicited, knowingly encouraged or knowingly induced in violation of Section 5.3(a), then the Company may (i) contact the person who has made such Company Acquisition Proposal in order to clarify the terms of such Company Acquisition Proposal so that the Company Board (or any committee thereof) may inform itself about such Company Acquisition Proposal, (ii) furnish information concerning its business, properties or assets to any person pursuant to a confidentiality agreement with terms that, taken as a whole, are not materially less favorable to the Company than those contained in the Confidentiality Agreement (and nothing in this Agreement shall restrict the Company from entering into such an agreement) and (iii) negotiate and participate in discussions and negotiations with such person concerning a Company Acquisition Proposal, in the case of clauses (ii) and (iii), if the Company Board determines in good faith that such Company Acquisition Proposal constitutes or is reasonably likely to constitute or lead to a Company Superior Proposal. The Company (A) shall promptly (and in any case within twenty-four (24) hours) provide Parent notice (1) of the receipt of any Company Acquisition Proposal, which notice shall include a complete, unredacted copy of such Company Acquisition Proposal, and (2) of any inquiries, proposals or offers received by, any requests for non-public information from, or any discussions or negotiations sought to be initiated or continued with, the Company or any Company Representatives concerning a Company Acquisition Proposal that constitutes or is reasonably likely to constitute or lead to a Company Acquisition Proposal, and disclose the identity of the other party (or parties) and the material terms of such inquiry, offer, proposal or request and, in the case of written materials, provide copies of such materials, (B) shall promptly (and in any case within twenty-four (24) hours) make available to Parent copies of all written diligence materials regarding the Company and its subsidiaries provided by the Company to such party but not previously made available to Parent and (C) shall keep Parent informed on a reasonably prompt basis (and, in any case, within twenty-four (24) hours of any significant development) of the status and material details (including amendments and proposed amendments) of any such Company Acquisition Proposal or other inquiry, offer, proposal or request.
(c)   Except as permitted by Section 5.3(d) or Section 5.3(e), neither the Company Board nor any committee thereof shall (i) withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, the Company Recommendation, in each case in a manner adverse to Parent or Merger Sub, (ii) approve or recommend any Company Acquisition Proposal, (iii) enter into any agreement with respect to any Company Acquisition Proposal (other than a confidentiality agreement pursuant to Section 5.3(b)) or (iv) if any Company Acquisition Proposal is publicly announced, fail to reaffirm or re-publish the Company Recommendation within ten (10) Business Days of being requested by Parent to do so (provided that (A) Parent may make such request on no more than two (2) occasions, (B) Parent may not make any such request at any time following the Company’s delivery of a notice pursuant to clause (B) of Section 5.3(d) or clause (ii) of Section 5.3(e) and (C) if Parent has made any such request and prior to the expiration of ten (10) Business Days, the Company delivers a notice pursuant to clause (B) of Section 5.3(d) or clause (ii) of Section 5.3(e), the ten (10) Business Day period set forth in this clause (iv) shall be tolled on a daily basis during the period beginning on the date of delivery of such notice and ending on the date on which the Company Board shall have determined not to effect a Company Adverse Recommendation Change pursuant to Section 5.3(d) or Section 5.3(e), as applicable) (any action described in this sentence being referred to as a “Company Adverse Recommendation Change”).
(d)   If, at any time prior to the receipt of the Company Stockholder Approval, the Company Board receives a Company Acquisition Proposal that the Company Board determines in good faith constitutes a Company Superior Proposal, the Company Board may (i) effect a Company Adverse Recommendation Change or (ii) authorize the Company to terminate this Agreement pursuant to Section 8.1(i) in order to enter into a definitive agreement providing for a Company Superior Proposal if (A) the Company Board determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under applicable Law and (B) the Company has notified Parent in writing that it intends to effect a Company Adverse Recommendation Change or terminate this Agreement.
(e)   Other than in connection with a Company Superior Proposal (which shall be subject to Section 5.3(d) and shall not be subject to this Section 5.3(e)), prior to obtaining the Company Stockholder Approval the Company Board may take any action prohibited by clause (i) of Section 5.3(c), but only in response to a Company Intervening Event and only if (i) the Company Board determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under applicable Law; (ii) the Company has notified Parent in writing that it intends to effect a Company Adverse Recommendation Change due to the occurrence of a Company Intervening Event (which notice shall specify the Company Intervening Event in reasonable detail); (iii) for a period of five (5) days following the notice delivered pursuant to clause (ii) of this Section 5.3(e), the Company shall have discussed and negotiated in good faith and shall have made Company Representatives available to discuss and negotiate in good faith (in each case to the extent Parent desires to negotiate), with Parent Representatives any proposed modifications to the terms and conditions of this Agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under applicable Law (it being understood and agreed that any material change to the facts and circumstances relating to the Company Intervening Event shall require a new notice and a new three (3) day negotiation period; and

(iv) no earlier than the end of the negotiation period, the Company Board shall have determined in good faith, after considering the terms of any proposed amendment or modification to this Agreement, that the failure to take such action would still reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under applicable Law.
5.4   No Solicitation by Parent.
(a)   From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1, except as provided in Section 5.4(b) or Section 5.4(d), (i) Parent shall cease, and shall cause its officers and directors and shall direct the other Parent Representatives to cease, and cause to be terminated all existing discussions, negotiations and communications with any persons or entities with respect to any Parent Acquisition Proposal (other than the transactions contemplated hereby); (ii) Parent shall not, and shall not authorize or permit any officers, directors, investment bankers, attorneys, accountants and other advisors, agents and representatives (collectively, “Parent Representatives”) to, directly or indirectly through another person, (A) initiate, seek, solicit or knowingly encourage (including by way of furnishing any non-public information relating to Parent or any of its subsidiaries), or knowingly induce or take any other action which would reasonably be expected to lead to the making, submission or announcement of any Parent Acquisition Proposal, (B) engage in negotiations or discussions with, or provide any non-public information or non-public data to, any person (other than the Company or any of its Affiliates or any Company Representatives) relating to any Parent Acquisition Proposal or grant any waiver or release under any standstill or other agreement (except that if the Parent Board (or any committee thereof) determines in good faith that the failure to grant any waiver or release would be inconsistent with the Parent directors’ fiduciary duties under applicable law, Parent may waive any such standstill provision in order to permit a third party to make a Parent Acquisition Proposal) or (C) resolve to do any of the foregoing; (iii) Parent shall not provide and shall, within twenty-four (24) hours of the date hereof, terminate access of any third party to any data room (virtual or actual) containing any of Parent’s confidential information; and (iv) within two (2) Business Days after the date hereof, Parent shall request the return or destruction of all confidential, non-public information provided to third parties that have entered into confidentiality agreements relating to a possible Parent Acquisition Proposal with Parent or any of its subsidiaries. Notwithstanding the foregoing, nothing contained in this Section 5.4 or in Section 6.5 or any other provision of this Agreement shall prohibit Parent or the Parent Board (or any committee thereof) from taking and disclosing to Parent Shareholders the fact that a Parent Acquisition Proposal has been made, its position with respect to any tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or making any statement contemplated by Item 1012(a) of Regulation M-A or any “stop, look and listen” statement. Any disclosure made in accordance with the foregoing sentence that specifically constitutes a Parent Adverse Recommendation Change shall result in all of the consequences of a Parent Adverse Recommendation Change set forth in this Agreement.
(b)   Notwithstanding the foregoing, at any time prior to obtaining the Parent Shareholder Approval, if Parent receives a Parent Acquisition Proposal from a third party and the receipt of such Parent Acquisition Proposal was not initiated, sought, solicited, knowingly encouraged or knowingly induced in violation of Section 5.4(a), then Parent may (i) contact the person who has made such Parent Acquisition Proposal in order to clarify the terms of such Parent Acquisition Proposal so that the Parent Board (or any committee thereof) may inform itself about such Parent Acquisition Proposal, (ii) furnish information concerning its business, properties or assets to any person pursuant to a confidentiality agreement with terms that, taken as a whole, are not materially less favorable to Parent than those contained in the Confidentiality Agreement (and nothing in this Agreement shall restrict Parent from entering into such an agreement) and (iii) negotiate and participate in discussions and negotiations with such person concerning a Parent Acquisition Proposal, in the case of clauses (ii) and (iii), if the Parent Board determines in good faith that such Parent Acquisition Proposal constitutes or is reasonably likely to constitute or lead to a Parent Superior Proposal. Parent (A) shall promptly (and in any case within twenty-four (24) hours) provide the Company notice (1) of the receipt of any Parent Acquisition Proposal, which notice shall include a complete, unredacted copy of such Parent Acquisition Proposal, and (2) of any inquiries, proposals or offers received by, any requests for non-public information from, or any discussions or negotiations sought to be initiated or continued with, Parent or any Parent Representatives concerning a Parent Acquisition Proposal that constitutes or is reasonably likely to constitute or lead to a Parent Acquisition Proposal, and disclose the identity of the other party (or parties) and the material terms of such inquiry, offer, proposal or request and, in the case of written materials, provide copies of such materials, (B) shall promptly (and in any case within twenty-four (24) hours) make available to the Company copies of all written diligence materials regarding Parent and its subsidiaries provided by Parent to such party but not previously made available to the Company and (C) keep the Company informed on a reasonably prompt basis (and, in any case, within twenty-four (24) hours of any significant development) of the status and material details (including amendments and proposed amendments) of any such Parent Acquisition Proposal or other inquiry, offer, proposal or request.
(c)   Except as permitted by Section 5.4(d) or Section 5.4(e), neither the Parent Board nor any committee thereof shall (i) withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, the Parent Recommendation, in each case in a manner adverse to the Company, (ii) approve or recommend any Parent Acquisition Proposal, (iii) enter into any agreement with respect to any Parent Acquisition Proposal (other than a confidentiality agreement pursuant to Section 5.4(b)) or (iv) if any Parent Acquisition Proposal is publicly announced, fail to reaffirm or re-publish the Parent Recommendation within ten (10) Business Days of being requested by the Company to do so (provided that (A) the Company may make such request on no more than two (2) occasions, (B) the Company may not make any such request at any time following Parent’s delivery of a notice pursuant to clause (B) of Section 5.4(d) or clause (ii) of Section 5.4(e) and (C) if the Company has made any such request and prior to the expiration of ten (10) Business Days Parent delivers a notice pursuant to clause (B) of Section 5.4(d) or clause (ii) of Section 5.4(e), the ten (10) Business Day period set forth in this clause (iv) shall be tolled on a daily basis during the period beginning on the date of delivery of such notice and ending on the date on which the Parent Board shall have determined not to effect a Parent Adverse Recommendation Change pursuant to Section 5.4(d) or 5.4(e), as applicable) (any action described in this sentence being referred to as a “Parent Adverse Recommendation Change”).
(d)   If, at any time prior to the receipt of Parent Shareholder Approval, the Parent Board receives a Parent Acquisition Proposal that the Parent Board determines in good faith constitutes a Parent Superior Proposal, the Parent Board may (i) effect a Parent Adverse Recommendation Change or (ii) authorize Parent to terminate this Agreement pursuant to Section 8.1(j) in order to enter into a definitive agreement providing for a Parent Superior Proposal, provided that such Parent Superior Proposal is conditioned on this Agreement being terminated, which condition remains after Parent has used its reasonable best efforts to remove such condition, if (A) the Parent Board determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with Parent’s directors’ fiduciary duties under applicable Law; (B) Parent has notified the Company in writing that it intends to effect a Parent Adverse Recommendation Change or terminate this Agreement; (C) if applicable, Parent has provided the Company a copy of the proposed definitive agreements between Parent and the person making such Parent Superior Proposal; (D) for a period of five (5) days following the notice delivered pursuant to clause (B) of this Section 5.4(d), Parent shall have discussed and negotiated in good faith and made Parent Representatives available to discuss and negotiate in good faith (in each case to the extent the Company desires to negotiate) with Company Representatives any proposed modifications to the terms and conditions of this Agreement so that the Parent Board determines in good faith that the failure to take such action would no longer reasonably be expected to be inconsistent with the Parent’s directors’ fiduciary duties under applicable Law (it being understood and agreed that any amendment to any material term or condition of any Parent Superior Proposal shall require a new notice and a new three (3) day negotiation period); and (E) no earlier than the end of such negotiation period, the Parent Board shall have determined in good faith, after considering the terms of any proposed amendment or modification to this Agreement, that (x) the Parent Acquisition Proposal that is the subject of the notice described in clause (B) above still constitutes a Parent Superior Proposal and (y) the failure to take such action would still reasonably be expected to be inconsistent with the Parent’s directors’ fiduciary duties under applicable Law.
(e)   Other than in connection with a Parent Superior Proposal (which shall be subject to Section 5.4(d) and shall not be subject to this Section 5.4(e)), prior to obtaining the Parent Shareholder Approval the Parent Board may take any action prohibited by clause (i) of Section 5.4(c), but only in response to a Parent Intervening Event and only if (i) the Parent Board determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with the Parent directors’ fiduciary duties under applicable Law; (ii) Parent has notified the Company in writing that it intends to effect a Parent Adverse Recommendation Change due to the occurrence of a Parent Intervening Event (which notice shall specify the Parent Intervening Event in reasonable detail); (iii) for a period of five (5) days following the notice delivered pursuant to clause (ii) of this Section 5.4(e), Parent shall have discussed and negotiated in good faith, and shall have made Parent Representatives available to discuss and negotiate in good faith (in each case to the extent the Company desires to negotiate), with Company Representatives any proposed modifications to the terms and conditions of this Agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the Parent directors’ fiduciary duties under applicable Law (it being understood and agreed that any material change to the facts and circumstances relating to the Parent Intervening Event shall require a new notice and a new three (3) day negotiation period; and (iv) no earlier than the end of the negotiation period, the Parent Board shall have determined in good faith, after considering the terms of any proposed amendment or modification to this Agreement, that the failure to take such action would still reasonably be expected to be inconsistent with the Parent directors’ fiduciary duties under applicable Law.
5.5   Employee Matters.
(a)   With respect to those employees of the Company or its subsidiaries who are employed as of immediately prior to the Effective Time and who continue to be employed by Parent or the Surviving Corporation or any of their respective subsidiaries following the Effective Time (“Covered Employees”), for a period of twelve months following the Closing (or, if earlier, until the date of termination of the applicable Covered Employee’s employment with Parent, the Surviving Corporation and their affiliates), Parent shall, or shall cause the Surviving Corporation to, provide (i) each Covered Employee with a base salary or wage rate and a target annual cash incentive compensation opportunity (excluding any equity, equity-based, change in control, retention or benefits or any defined benefit retirement benefits) that are, in each case, no less favorable than those provided to each Covered Employee as of immediately prior to the Effective Time, (ii) Covered Employees with other employee benefits (excluding any equity, equity-based, severance, retention, change in control or any defined benefit retirement benefits) that are no less favorable to the employee benefits provided to the Covered Employees immediately prior to the Effective Time and (iii) each Covered Employee with severance benefits that are no less favorable to the severance arrangements provided to the Covered Employees immediately prior to the Effective Time and set forth on Section 5.5(a) of the Company Disclosure Letter.
(b)   With respect to any Employee Benefit Plan maintained by Parent, the Surviving Corporation or any of their Affiliates (including any vacation, paid time-off, and severance plans), for purposes of eligibility to participate, level of benefits and vesting (but not for purposes of benefit accrual, other than paid time off and vacation or for purposes of severance benefits), each Covered Employee’s service with the Company or any of its subsidiaries prior to the Effective Time shall be treated as service with Parent, the Surviving Corporation or their Affiliates, as applicable; provided, however, that such service need not be recognized (i) to the extent that such recognition would result in any duplication of benefits, (ii) with respect to benefit accrual under any Employee Benefit Plan of the Parent or any of its Affiliates that is a defined benefit pension plan, and (iii) for purposes of any Employee Benefit Plan of Parent or any of its Affiliates that is grandfathered or frozen, either with respect to level of benefits or participation.
(c)   Parent shall use commercially reasonable efforts to waive, or shall cause the Surviving Corporation or any of its affiliates to use commercially reasonable efforts to waive, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any health or welfare benefit plan maintained by Parent, the Surviving Corporation or any of their affiliates in which any Covered Employee (or the dependents of any eligible employee) shall be eligible to participate from and after the Effective Time. Parent shall use commercially reasonable efforts to recognize, or shall cause the Surviving Corporation or any of its affiliates to use commercially reasonable efforts to recognize, the dollar amount of all payments incurred by each Covered Employee (and his or her eligible dependents) under any applicable Employee Benefit Plan during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible, co-payment limitations and out-of-pocket maximums under the relevant welfare benefit plans in which such Covered Employee shall be eligible to participate from and after the Effective Time.
(d)   Termination of 401(k) Plan.   Prior to the Effective Time, if requested in writing by Parent not later than five (5) days prior to the Effective Time, the Company shall take such actions as are necessary to terminate the 401(k) plan of the Company (the “401(k) Plan”) effective prior to, and subject to the occurrence of, the Effective Time. Parent shall, as soon as reasonably practicable after the Effective Time, offer participation in a tax qualified defined contribution plan of Parent or its applicable subsidiary (“Parent 401(k) Plan”) to each Covered Employee who was an active participant in the 401(k) Plan as of the date of its termination. If elected by such Covered Employee in accordance with applicable Laws and the terms of the Parent 401(k) Plan, Parent shall cause the Parent 401(k) Plan to, following the Closing Date, accept a “direct rollover” to such Parent 401(k) Plan of the account balances (including any participant loans) of such Covered Employee.
(e)   Parent Restrictions.   Nothing in this Section 5.5 shall be construed to limit the right of Parent or any of its subsidiaries (including, following the Effective Time, the Surviving Corporation and its subsidiaries) to establish, adopt, amend, modify or terminate any particular Company Plan, any Parent Plan or other Employee Benefit Plan, program, agreement or arrangement in accordance with its terms, nor shall anything in this Section 5.5 be construed to require Parent or any of its subsidiaries (including, following the Effective Time, the Company and its subsidiaries) to retain the employment of any particular Covered Employee for any fixed period of time following the Effective Time.
(f)   No Third Party Beneficiaries; No Deemed Amendment.   Without limiting the generality of Section 9.5, the provisions of this Section 5.5 are solely for the benefit of the parties hereto, and no current or former employee, officer, director or other service provider or any other individual associated therewith (including any dependent or beneficiary of any such person) shall be regarded for any purpose as a third party beneficiary of this Agreement and nothing herein shall be interpreted to establish, adopt, modify, amend or terminate any Company Plan, Parent Plan or any other employee benefit or compensation plan, program or arrangement maintained, sponsored or contributed (or required to be contributed) to by Parent, the Company or their respective subsidiaries.
SECTION 6
ADDITIONAL COVENANTS AND AGREEMENTS
6.1   Registration Statement; Proxy Statement/Prospectus.
(a)   As promptly as practicable, and in any event within thirty (30) Business Days following the execution of this Agreement, (i) Parent and the Company shall jointly prepare and cause to be filed with the SEC the Proxy Statement/Prospectus in preliminary form, which shall contain the Company Recommendation (unless a Company Adverse Recommendation Change has occurred) and the Parent Recommendation (unless a Parent Adverse Recommendation Change has occurred), and (ii) Parent shall prepare and cause to be filed with the SEC the Form S-4, which shall include the Proxy Statement/Prospectus. Parent shall use its reasonable best efforts, and the Company shall reasonably cooperate with Parent in such efforts (including by providing all information reasonably requested by Parent in connection with the preparation of the Form S-4) to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as necessary to consummate the transactions contemplated by this Agreement, including the Merger. Parent shall also use commercially reasonable efforts to take any action required to be taken under any applicable state securities Laws and other applicable Laws in connection with the issuance of Parent ADSs pursuant to this Agreement, and each party shall furnish all information concerning the Company and Parent, as applicable, as may be reasonably requested by the other party in connection with any such action and the preparation, filing and distribution of the Proxy Statement/Prospectus. For the avoidance of doubt, the obligations of each party in this Section 6.1(a) shall include: provision by such party of (x) all such information about itself, its directors and its Affiliates as may be reasonably requested by the other party for inclusion in the Proxy Statement/Prospectus or Form S-4 and (y) reasonable access to, and using commercially reasonable efforts to provide reasonable assistance from, the other party’s representatives in connection therewith. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Form S-4, shall be made by Parent, or with respect to the Proxy Statement/Prospectus shall be made by the Company, or in either case any of their respective subsidiaries, without providing the other party a reasonable opportunity to review and comment thereon. Parent shall advise the Company, promptly after it receives notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent ADSs issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. The Company shall advise Parent, promptly after it receives notice of any request by the SEC for the amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time the Company or Parent discover that any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, which should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, after the other party has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable Law, disseminated to holders of the Company Common Stock.
(b)   Whether or not the Merger is consummated, Parent and the Company shall share equally all costs and expenses incurred in connection with the SEC and other filing fees incident to the Form S-4 and the Proxy Statement/Prospectus and the costs and expenses associated with printing and mailing the Proxy Statement/Prospectus.
6.2   Meetings of Stockholders.
(a)   The Company shall, following the date on which the Form S-4 is declared effective by the SEC (but subject to Section 6.2(c)) (i) in consultation with Parent, establish a record date for a meeting of its stockholders (the “Company Stockholders Meeting”) for the purpose of seeking the Company Stockholder Approval, (ii) as promptly as practicable mail the Proxy Statement/Prospectus to holders of the Company Common Stock (and in any event within ten (10) days of the date the Form S-4 is declared effective by the SEC) and (iii) duly call, give notice of, convene and hold the Company Stockholders Meeting and, unless the Company Board shall have effected a Company Adverse Recommendation Change, use its reasonable best efforts to solicit adoption of this Agreement. The Company shall, after consultation with Parent, schedule the Company Stockholders Meeting to be held within forty (40) days of the initial mailing of the Proxy Statement/Prospectus and substantially contemporaneously with the Parent Shareholders’ Meeting; provided, however, that the Company may postpone, recess or adjourn the Company Stockholders Meeting (i) with the consent of Parent, (ii) to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company Stockholders with a reasonable amount of time in advance of the Company Stockholders Meeting, (iii) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum or to obtain the Company’s Stockholder Approval, to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the Company Stockholder Approval, as applicable, and (iv) as may be required by applicable Law or the Company Charter Documents.
(b)   Parent shall, following the date on which the Form S-4 is declared effective by the SEC (but subject to Section 6.2(c)) (i) in consultation with the Company, establish a record date for a general meeting of the Parent Shareholders (the “Parent Shareholders Meeting”) for the purpose of seeking the Parent Shareholder Approval, (ii) duly convene and give notice of the Parent Shareholders Meeting as promptly as practicable and mail the Proxy Statement/Prospectus (and any other relevant accompanying circular) to Parent Shareholders (and in any event within ten (10) days of the date the Form S-4 is declared effective by the SEC) and (iii) hold the Parent Shareholders Meeting and, unless the Parent Board shall have effected a Parent Adverse Recommendation Change, use reasonable best efforts to solicit the Parent Shareholder Approval. Parent shall, after consultation with the Company, schedule the Parent Shareholders Meeting to be held within forty (40) days of the initial mailing of the Proxy Statement/Prospectus and substantially contemporaneously with the Company Stockholders Meeting; provided, however, that Parent may postpone, recess or adjourn the Parent Shareholders Meeting (i) with the consent of the Company, (ii) to ensure that any required supplement or amendment to the Proxy Statement is provided to the Parent Shareholders within a reasonable amount of time in advance of the Parent Shareholders Meeting, (iii) if there are not sufficient shareholders present in person or by proxy at such meeting to constitute a quorum, (iv) if there are not sufficient affirmative votes in person or by proxy to obtain the Parent Shareholder Approval, to allow additional time for solicitation of proxies for purposes of obtaining the Parent Shareholder Approval or (v) as may be required by applicable Law or the Parent Charter Documents.
(c)   It is the intention of the parties that, and each of the parties shall reasonably cooperate and use their commercially reasonable efforts to cause, the date and time of the Company Stockholders Meeting and the Parent Shareholders Meeting to be coordinated such that they occur on the same calendar day (and in any event as close in time as reasonably practicable).
(d)   Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and other transactions contemplated by this Agreement on the terms and conditions set forth in this Agreement. Immediately following the date of this Agreement, Parent shall provide or make available to the Company a copy of Parent’s approval of this Agreement as the sole stockholder of Merger Sub.
6.3   Form F-6.   Parent shall cause the depositary of Parent ADSs to prepare and file with the SEC, no later than the date prescribed by the rules and regulations under the Securities Act, a registration statement, or a post-effective amendment thereto, as applicable, on Form F-6 (together with all amendments and supplements thereto, “Form F-6”) with respect to the Parent ADSs deliverable in connection with the Merger. Parent shall use its reasonable best efforts to have the Form F-6 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form F-6 effective as long as necessary to consummate the transactions contemplated by this Agreement, including the Merger.
6.4   Access to Information.
(a)   Prior to the Effective Time, Parent shall be entitled, through its employees and representatives, to have such access to the assets, properties, books, records, Contracts, business and operations of the Company as is reasonably necessary or appropriate in connection with Parent’s investigation of the Company with respect to the transactions contemplated hereby and the execution, performance or consummation (including with regard to the structure of the Merger and integration planning) of such transactions. Any such investigation and examination shall be conducted at reasonable times during business hours upon reasonable advance notice and under reasonable circumstances so as to minimize disruption to or impairment of the Company’s business and the Company shall cooperate fully therewith. In order that Parent may have full opportunity to make such investigation, the Company shall furnish the Parent Representatives during such period with all such information and copies of such documents concerning the affairs of the Company as such Parent Representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to reasonably cooperate with such Parent Representatives in connection with such investigation.
(b)   Prior to the Effective Time, the Company shall be entitled, through its employees and representatives, to have such access to the assets, properties, books, records, Contracts, business and operations of Parent as is reasonably necessary or appropriate in connection with the Company’s investigation of Parent with respect to the transactions contemplated hereby and the execution, performance or consummation of such transactions. Any such investigation and examination shall be conducted at reasonable times during business hours upon reasonable advance notice and under reasonable circumstances so as to minimize disruption to or impairment of Parent’s business and Parent shall cooperate fully therewith. No investigation by Parent or the Company (whether conducted prior to or after the date of this Agreement) shall diminish or obviate any of the representations, warranties and covenants or agreements of the Company or Parent contained in this Agreement. In order that the Company may have full opportunity to make such investigation, Parent shall furnish the Company

Representatives during such period with all such information and copies of such documents concerning the affairs of Parent as such Company Representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to reasonably cooperate with such Parent Representatives in connection with such investigation.
(c)   This Section 6.4 shall not require a party hereunder to permit any inspection or other access, or to disclose any information, that in its reasonable, good faith judgment (after consultation with outside counsel) would reasonably be expected to: (i) result in such disclosure: (a) resulting in the disclosure of any Trade Secrets of third parties; (b) violating any Law to which such party is subject or cause any privilege (including attorney-client privilege) which such party or any of its subsidiaries would be entitled to assert to be undermined with respect to such information; (c) violating any obligation of the party with respect to confidentiality, non-disclosure or privacy; (d) materially interfering with the conduct of the party’s business; or (e) of the party’s board of directors or its committee’s materials that relate to a Company Acquisition Proposal or Parent Acquisition Proposal, provided, that the parties shall use their reasonable best efforts to make appropriate substitute disclosure arrangements of such information under circumstances in which restrictions in clauses (i) (a) through (e) apply; or (ii) be included in the minutes of the meeting of the party’s board of directors or its committees and relates to the discussion by the party’s board of directors or any applicable committee of the transactions contemplated herein or any similar transaction between the party and any other person (including any presentations or other materials prepared by or for the party’s board of directors, whether in connection with a special meeting or otherwise relating to such subject matter); or (iii) if the Company and its subsidiaries, on the one hand, and Parent or any of its subsidiaries, on the other hand, are adverse parties in an Action, such information being reasonably pertinent thereto.
(d)   All information shared pursuant to this Section 6.4 shall be held confidential in accordance with the terms of the Confidentiality Agreement. No investigation pursuant to this Section 6.4 or information provided, made available or delivered to any party pursuant to this Agreement shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.
6.5   Public Disclosure.   So long as this Agreement is in effect, neither Parent, nor the Company, nor any of their respective Affiliates, shall disseminate any press release or other public announcement concerning this Agreement, the Merger or the other transactions contemplated by this Agreement, except as may be required by Law or the rules of any listing authority or any securities exchange, without the prior consent of each of the other parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed. The parties have agreed to the text of the joint press release announcing the execution of this Agreement. Notwithstanding the foregoing, without prior consent of the other parties, each party (a) may communicate information that is not confidential information of any other party to financial analysts, investors and media representatives in a manner consistent with its past practice in compliance with applicable Law and (b) may disseminate the information included in a press release or other document previously approved for external distribution by the other parties. Each party agrees to promptly (and in any event within two (2) days) make available to the other parties copies of any written communications made without prior consultation with the other parties. Notwithstanding any other provision of this Agreement, (i) no party shall be required to consult with the other party in connection with any such press release or public announcement if (A) the Company Board has effected any Company Adverse Recommendation Change or shall have resolved to do so or (B) the Parent Board has effected a Parent Adverse Recommendation Change or shall have resolved to do so and (ii) the requirements of this Section 6.5 shall not apply to any disclosure by the Company or Parent of any information concerning this Agreement, the Merger or the other transactions contemplated hereby in connection with a determination by (A) the Company in accordance with Section 5.3(b) that a Company Acquisition Proposal constitutes, or may constitute, a Company Superior Proposal, (B) Parent in accordance with Section 5.4(b) that a Parent Acquisition Proposal constitutes, or may constitute, a Parent Superior Proposal, or (C) any dispute between the parties regarding this Agreement, the Merger or the transactions contemplated by this Agreement. So long as this Agreement is in effect, each party agrees that it will not, and will cause its Representatives not to, engage in any discussions with the other party’s suppliers, customers, landlords, creditors, licensors, licensees, and other Persons having business relationships with such other party regarding the Merger or the other transactions contemplated by this Agreement without the prior consent of such other party.

6.6   Regulatory Filings; Reasonable Best Efforts.
(a)   Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws in connection with the Merger and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, Parent and the Company each agree to make any filings required by applicable Antitrust Laws with respect to the Merger as promptly as reasonably practicable following the date of this Agreement, and (ii) to supply as promptly as practicable any additional information and documentary material required pursuant to any Antitrust Law.
(b)   Parent and the Company shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other in advance (to the extent legally permissible), any analyses, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the Antitrust Laws. Without limiting the foregoing, the parties hereto agree (i) to give each other reasonable advance notice of all meetings or substantive communications with any Governmental Authority relating to any Antitrust Laws, (ii) to give each other an opportunity to participate in each of such meetings, (iii) to the extent practicable, to give each other reasonable advance notice of all substantive oral communications with any Governmental Authority relating to any Antitrust Laws, (iv) if any Governmental Authority initiates a substantive oral communication regarding any Antitrust Laws, to promptly notify the other party of the substance of such communication, (v) to provide each other with a reasonable advance opportunity to review and comment upon all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) with a Governmental Authority regarding any Antitrust Laws and (vi) to provide each other with copies of all written communications from any Governmental Authority relating to any Antitrust Laws. Any such disclosures or provision of copies by one party to the other may be made on an outside counsel basis if appropriate. Notwithstanding the foregoing and subject to Section 6.6(h), Parent shall in its sole discretion control all aspects of the Company’s efforts to gain regulatory clearance either before any Governmental Authority or in any action brought to enjoin the Merger and the other transactions contemplated hereby pursuant to any Antitrust Law.
(c)   Notwithstanding anything in this Agreement to the contrary, and subject to the prior good faith cooperation of the Company and its subsidiaries, Parent shall, and shall cause each of its subsidiaries and Affiliates to, take reasonable actions necessary to obtain any consents, clearances or approvals required under or in connection with the Antitrust Laws, including but not limited to promptly complying with or modifying any requests for additional information (including any second request) by any Governmental Authority; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, Parent shall not be required to sell, divest or otherwise dispose of, hold separate, enter into any license or similar agreement with respect to, restrict the ownership or operation of, or agree to sell, divest or otherwise dispose of, hold separate, enter into any license or similar agreement with respect to, or restrict the ownership or operation of, any assets or businesses of the Company or any of its subsidiaries or of Parent or any of its Affiliates or subsidiaries.
(d)   Each party shall bear its own expenses and costs incurred by such party in connection with any filings and submissions pursuant to Antitrust Laws, except that Parent shall each pay the fees related to any filing made pursuant to Section 6.6(a).
(e)   In the event that any administrative or judicial Action is instituted (or threatened to be instituted) by a Governmental Authority challenging the Merger, each of Parent, Merger Sub and the Company shall cooperate in all respects with each other and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger; provided that Parent, in its sole discretion, may determine to settle such challenge provided that the terms of such settlement do not prevent or unreasonably delay consummation of the Merger.

(f)   Prior to the Effective Time, each party shall use reasonable best efforts to obtain any consents, approvals or waivers of third parties with respect to any Contracts to which it is a party as may be necessary for the consummation of the transactions contemplated by this Agreement or required by the terms of any Contract as a result of the execution, performance or consummation of the transactions contemplated by this Agreement.
(g)   Parent and Merger Sub shall not, and shall cause their respective subsidiaries and Affiliates not to, acquire or agree to acquire any rights, interests, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise) or take any other actions, if such acquisition or action would reasonably be expected to (i) prevent, materially delay, or adversely affect in any material respect the ability of Parent and its Affiliates to consummate the Merger and the other transactions contemplated by this Agreement, or (ii) cause Parent, Merger Sub or the Company to be required to obtain any clearances, consents, approvals, waivers, waiting period expirations or terminations, non-actions or other authorizations under any Laws with respect to the Merger or the other transactions contemplated by this Agreement.
(h)   Without the prior written consent of the Company (not to be unreasonably withheld), Parent and Merger Sub shall not, and shall cause their respective subsidiaries and Affiliates not to, make any submission or other communication (whether written or oral) to any Competition Authority on its own initiative or in response to any notice or other communication (whether written or oral) from any Competition Authority.
6.7   Notification of Certain Matters.
(a)   Each party shall give prompt (and in any event within two (2) days) notice to the other parties of (i) the occurrence or non-occurrence, of any event or circumstance that would reasonably be expected to cause the conditions set forth in Section 7 not to be satisfied, and (ii) the receipt of any written notice or other communication from a Governmental Authority in connection with the transactions contemplated by this Agreement or from any person alleging that the consent of such person is or may be required in connection with the Merger or any other transaction contemplated by this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties, the conditions to the obligations of the parties under this Agreement or the remedies available to the party receiving such notification. This Section 6.7 shall not constitute an obligation for purposes of Section 7.2(b) and Section 7.3(b).
(b)   The Company shall notify and consult with Parent (i) promptly following receipt of any material communication from any Governmental Authority or inspections of any manufacturing or clinical trial site and before giving any material submission to a Governmental Authority, and (ii) prior to making any material change to a study protocol, adding new trials, making any material change to a manufacturing plan or process, or making a material change to the development timeline for any of its product candidates or programs.
(c)   Parent shall notify and consult with the Company (i) promptly following receipt of any material communication from any Governmental Authority or inspections of any manufacturing or clinical trial site and before giving any material submission to a Governmental Authority, and (ii) prior to making any material change to a study protocol, adding new trials, making any material change to a manufacturing plan or process, or making a material change to the development timeline for any of its product candidates or programs.
6.8   Stockholder Litigation.   Prior to the Effective Time:
(a)   The Company shall give Parent the opportunity to participate in the defense and settlement of any stockholder litigation relating to the Merger or any of the other transactions contemplated by this Agreement (the “Stockholder Litigation”) against the Company and/or its officers or directors in accordance with the terms of a mutually agreed upon joint defense agreement. The Company shall not enter into any settlement agreement in respect of any Stockholder Litigation hereby without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.8(a), “participate” means that Parent shall be kept apprised of proposed strategy and other significant decisions with respect to any Stockholder Litigation (to the extent that attorney- client privilege is not undermined or otherwise affected) but shall not be afforded decision-making power or other authority except for the settlement consent set forth above; provided, however, that the Company shall consider Parent’s views with respect to such strategy and decisions. Without otherwise limiting the rights of current or former directors and officers of the Company with regard to the right to counsel, following the Effective Time, current or former directors and officers of the Company with rights to indemnification as described in Section 6.10 shall be entitled to retain any counsel selected by such indemnified parties to defend any Stockholder Litigation against the Company.
(b)   Parent shall consult with the Company and keep the Company reasonably apprised regarding the defense and settlement against any Stockholder Litigation against Parent and/or any of its officers or directors.
6.9   Resignations.   Prior to the Effective Time, the Company shall use reasonable best efforts to cause any director of the Company and each subsidiary of the Company to execute and deliver a letter effectuating his or her resignation as a director of such entity effective as of the Effective Time. The Company shall cooperate with Parent to effect the replacement of any such directors selected by Parent at the Effective Time.
6.10   Director and Officer Liability.
(a)   For not less than six (6) years from and after the Effective Time, to the fullest extent permitted by applicable Law, Parent shall cause the Surviving Corporation to, maintain in effect the provisions of the certificate of incorporation, bylaws or similar governing documents of the Company and its subsidiaries or indemnification or other agreements as in effect immediately prior to the Effective Time, which provide for exculpation, indemnification or advancement of expenses of current or former directors, officers or employees of the Company or any of its subsidiaries and each individual who is serving or has served at the request or for the benefit of the Company or any of its subsidiaries as a director, officer, employee, agent or fiduciary of another person (each person entitled to any such protections under such governing documents, an “Indemnified Party”) with respect to any acts, errors, omissions or matters existing or occurring at or prior to the Effective Time (including in respect of the transactions contemplated by this Agreement). For not less than six (6) years from and after the Effective Time, to the fullest extent permitted by applicable Law, Parent shall cause the Surviving Corporation to, cause any such provisions not to be amended, repealed or otherwise modified in any manner that would adversely affect the rights of any Indemnified Party.
(b)   For not less than six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to, to the fullest extent permitted under applicable Law (including as it may be amended after the date of this Agreement to increase the extent to which a corporation may provide indemnification), indemnify and hold harmless any Indemnified Party who was or is a party or is threatened to be made a party to any actual or threatened Action or investigation in respect of any acts, errors, omissions or matters occurring at or prior to the Effective Time (including in respect of the transactions contemplated by this Agreement) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director, officer or employee of the Company serving at the request of the Company as a director, officer, employee or agent of, or in a fiduciary capacity with respect to, another corporation, partnership, joint venture, trust or other enterprise, against any resulting claims, losses, liabilities, damages, fines, judgments, settlements and reasonable fees and expenses, including reasonable attorneys’ fees and expenses, and other costs, arising therefrom. To the fullest extent permitted by applicable Law, Parent shall cause the Surviving Corporation to, promptly advance any reasonable expenses as incurred by any such Indemnified Party in connection with any such Action; provided, that any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a final, non-appealable judgment of a court of competent jurisdiction that such person is not entitled to indemnification. Such undertaking shall be unsecured, and made without reference to the Indemnified Party’s ability to repay such advancements or ultimate entitlement to indemnification. No other form of indemnification shall be required. Parent and the Surviving Corporation shall cooperate with each Indemnified Party in the defense of any Action.
(c)   For not less than six (6) years from and after the Effective Time, to the fullest extent permitted by applicable Law, Parent shall cause the Surviving Corporation to, maintain directors’ and officers’

liability insurance and fiduciary liability insurance in respect of any acts, errors, omissions or matters occurring on or before the Effective Time (including in respect of the transactions contemplated by this Agreement), covering each such person currently covered by the Company’s directors’ and officers’ liability insurance and fiduciary liability insurance policies on terms with respect to coverage and amount no less favorable than those of such policies in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 6.10(c), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 250% of the annual premium most recently paid by the Company prior to the Effective Time for such insurance (the “Current Premium”) and if such premiums for such insurance would at any time exceed 250% of the Current Premium, then Parent shall cause the Surviving Corporation to, maintain policies of insurance that, in Parent’s and the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to 250% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prior to the Effective Time, the Company, in its discretion, obtains and fully pays the premium for “tail” directors’ and officers’ liability and fiduciary liability insurance policies, in each case providing coverage for claims asserted prior to and for no less than six (6) years after the Effective Time with respect to any acts, errors, omissions or matters existing or occurring on or prior to the Effective Time (including in respect of the transactions contemplated by this Agreement) (and, with respect to claims made prior to or during such period, until final resolution thereof), from an insurance carrier(s) with the same or better credit rating as the Company’s insurance carrier(s) prior to the Effective Time, with levels of coverage, terms and conditions that are at least as favorable to the Indemnified Parties as such coverages in effect prior to the Effective Time; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 250% of the Current Premium for each such coverage; provided, further, that if the Company would be obligated to expend more than 250% of the Current Premium in respect of such “tail” insurance policies, the Company shall cause to be maintained such policies with the greatest coverage available for a cost not exceeding 250% of the Current Premium. If the Company shall elect to obtain such “tail policies” prior to the Effective Time, to the fullest extent permitted by applicable Law, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such policies in full force and effect for their full term, and continue to honor the obligations hereunder.
(d)   In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume or succeed to all of the obligations set forth in this Section 6.10.
(e)   The rights of each Indemnified Party under this Section 6.10 shall be in addition to, and not in limitation of, any other rights any such Indemnified Party may have under the certificate of incorporation or bylaws or other organizational documents of the Company or any of its subsidiaries or the Surviving Corporation, any other indemnification or other agreement or arrangement, the DGCL or otherwise. All rights to exculpation, indemnification and advancement of expenses now existing in favor of any Indemnified Party as provided in the certificate of incorporation, bylaws or other governing documents of the Company and its subsidiaries or in any agreement or in any agreement to which the Company or any of its subsidiaries is a party shall survive the Merger in full force and effect and be assumed by the Surviving Corporation and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.
(f)   The provisions of this Section 6.10 shall survive the Merger and are expressly intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, each of whom is a third party beneficiary of this Section 6.10. Parent shall pay all reasonable out of pocket expenses, including reasonable attorneys’ fees, (in advance, if requested by any Indemnified Party) that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 6.10.
6.11   Stock Exchange De-Listing and Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of Nasdaq to cause the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time, and in any event no more than two (2) days after the Closing Date, and deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting. The Company shall not cause the Company Common Stock to be delisted from Nasdaq prior to the Effective Time.
6.12   Stock Exchange Listing.   Parent shall use its reasonable best efforts to cause the Parent ADSs to be issued in connection with the Merger, and such other Parent Ordinary Shares to be reserved for issuance in the Merger, to be authorized for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time.
6.13   Section 16 Matters.   Prior to the Effective Time, the Company shall take all such steps as may be required and permitted to cause any dispositions of Company Common Stock (including derivative securities with respect to such Company Common Stock) by each director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
6.14   Takeover Law.   If any Takeover Law is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, each of Parent and the Company and their respective boards of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.
6.15   Integration Planning.   After the date hereof and prior to the Effective Time, Parent and the Company shall establish a mechanism, subject to applicable Law, reasonably acceptable to both parties by which the parties shall confer on a regular and continued basis regarding the general status of the ongoing operations of the Company and its subsidiaries, on the one hand, and Parent and its subsidiaries, on the other hand, and reasonably necessary integration planning matters and communicate and consult with specific persons to be identified by each party to the other with respect to the foregoing.
6.16   Board Membership.   Parent shall use its reasonable best efforts so that at the Effective Time the number of directors that comprise the full Parent Board shall be up to nine (9), of which three (3) members of the Company Board, as constituted on the date of this Agreement, designated by the Company and reasonably acceptable to Parent, shall be appointed to the Parent Board, in each case to serve from and after the Closing Date and subject to applicable Law and the articles of association of Parent as amended from time to time; provided that if any of such individuals are unwilling or unable to serve as a director, then the Company shall designate another individual or individuals, as the case may be, who are reasonably acceptable to Parent from among the other members of the Company Board as constituted on the date of this Agreement, to serve as a director of Parent immediately following the Effective Time. The parties shall use their reasonable best efforts to cause each individual who will serve as a director or officer of Parent immediately following the Effective Time to have executed and delivered a lock-up agreement (in form and substance agreed to by the parties) prior to the Closing.
SECTION 7
CONDITIONS PRECEDENT TO THE OBLIGATION OF PARTIES TO CONSUMMATE
THE MERGER
7.1   Conditions to Obligations of Each Party to Effect the Merger.   The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction (or waiver, if permitted by applicable Law) at or prior to the Closing of the following conditions:
(a)   Stockholder Approval.   Each of the Company Stockholder Approval and the Parent Shareholder Approval shall have been obtained.
(b)   Registration Statement.   The Form S-4 shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect.
(c)   Statutes; Court Orders.   No order, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any Governmental Authority of competent authority (collectively, “Restraints”) or Laws shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making consummation of the Merger illegal.
(d)   Regulatory Matters.   The condition set forth on Section 7.1(d) of the Company Disclosure Letter shall have been satisfied.
(e)   Nasdaq Listing.   The Parent ADSs issuable to the stockholders of the Company and to holders of Company Options and Company Restricted Stock Units shall have been authorized for listing on Nasdaq, subject to official notice of issuance.
7.2   Additional Conditions to the Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to consummate and effect the Merger shall be further subject to satisfaction (or waiver, if permitted by applicable Law) at or prior to the Closing of the following additional conditions:
(a)   Representations, Warranties and Covenants.   (i) Each of the representations and warranties of the Company contained in Section 3.1 (Organization, Standing and Corporate Power), Section 3.2 (Corporate Authorization), Section 3.4(a) (No Conflict) and Section 3.25 (Brokers and Finder’s Fees) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made as of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date), (ii) the representations and warranties of the Company contained in Section 3.9(a) (Absence of Certain Changes)and Section 3.27 (Antitakeover Laws) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made as of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date), (iii) the representations and warranties of the Company contained in Section 3.5(a) (Capitalization) shall be true and correct other than in de minimis respects as of the date of this Agreement and as of the Closing Date as if made on such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date) and (iv) each of the other representations and warranties of the Company contained in Section 3 of this Agreement shall be true and correct (without giving effect to any exception or qualification contained therein relating to materiality or a Company Material Adverse Effect), except where the failure of such other representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not be reasonably expected to have, a Company Material Adverse Effect, as of the date of this Agreement and as of the Closing Date, as if made as of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date).
(b)   Performance of Obligations of the Company.   The Company shall have performed in all material respects the covenants and obligations required to be performed by it under this Agreement at or prior to the Closing.
(c)   No Company Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any effect, event, occurrence, development or change that has had or would reasonably be expected to have individually or in the aggregate, a Company Material Adverse Effect.
(d)   FIRPTA Certificate.   The Company shall deliver to Parent (in the form attached hereto as Exhibit C) a certificate dated the Closing Date satisfying the requirements set forth in Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h) certifying that the Company is not nor has been a “U.S. real property holding corporation” (as defined in Section 897(c)(2) of the Code) at any time during the five years preceding the date of the certificate (or such shorter period as may be specified by Section 897(c)(1)(A)(ii) of the Code).
(e)   Closing Certificate.   The Company shall have furnished Parent with a certificate dated as of the Closing Date signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions set forth in Sections 7.2(a), (b), (c) and (d) have been satisfied.
(f)   Company Contingent Liabilities.   The Company Contingent Liabilities (as set forth on Section 7.2(f) of the Company Disclosure Letter) shall not be more than $10 million as of Closing.

7.3   Additional Conditions to the Obligations of the Company.   The obligations of the Company to consummate and effect the Merger shall be further subject to satisfaction (or waiver, if permitted by applicable Law) at or prior to the Closing of the following additional conditions:
(a)   Representations, Warranties and Covenants.   (i) Each of the representations and warranties of Parent and Merger Sub contained in Section 4.1 (Organization, Standing and Corporate Power), Section 4.2 (Corporate Authorization), Section 4.4(a) (No Conflict) and Section 4.24 (Brokers and Finder’s Fees) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made as of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date), (ii) the representations and warranties of Parent and Merger Sub contained in Section 4.9(a) (Absence of Certain Changes), Section 4.26 (Antitakeover Laws) and Section 4.28 (Investment Company Act) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made as of such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date), (iii) the representations and warranties of Parent contained in Section 4.5(a) (Capitalization) shall be true and correct other than in de minimis respects as of the date of this Agreement and as of the Closing Date as if made on such date (except for those representations and warranties which address matters as of an earlier date, which shall have been so true and correct as of such earlier date) and (iv) each of the other representations and warranties of Parent and Merger Sub contained in Section 4 of this Agreement shall be true and correct (without giving effect to any exception or qualification contained therein relating to materiality or a Parent Material Adverse Effect), except where the failure of such other representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not be reasonably expected to have, a Parent Material Adverse Effect, as of the date of this Agreement and as of the Closing Date, as if made as of such date (except for those representations and warranties which address matters as of an earlier date which shall have been so true and correct as of such earlier date).
(b)   Performance of Obligations of Parent and Merger Sub    Each of Parent and Merger Sub shall have performed in all material respects the covenants and obligations required to be performed by it under this Agreement at or prior to the Closing.
(c)   No Parent Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any effect, event, occurrence, development or change that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(d)   Closing Certificate.   Parent shall have furnished the Company with a certificate dated as of the Closing Date signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions set forth in Sections 7.3(a), (b) and (c) have been satisfied.
(e)   Director Nominees.   Subject to the Company’s compliance and requirements set forth in Section 6.16, the Company director nominees shall have been appointed to Parent’s board of directors in accordance with Section 6.16, effective as of the Closing.
7.4   Frustration of Closing Conditions.   No party may rely on the failure of any condition set forth in this Section 7 to be satisfied if such failure was caused by such party’s failure to act in compliance with the provisions of this Agreement.
SECTION 8
TERMINATION, AMENDMENT AND WAIVER
8.1   Termination.   This Agreement may be terminated and the transactions contemplated hereby may be abandoned, except as otherwise provided below, at any time before the Effective Time, whether before or after the Company Stockholder Approval or the Parent Shareholder Approval is obtained, as follows:
(a)   By mutual written consent of Parent and the Company;

(b)   By either Parent or the Company if (i) a Restraint prohibiting the Merger shall be in effect and have become final and non-appealable or (ii) the Effective Time has not occurred by 5:00 p.m. Eastern time on September 5, 2023; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party if the failure by such party to perform any of its obligations under this Agreement has been the principal cause of the failure of any condition set forth in this Section 8.1(b) to be satisfied.
(c)   By Parent, if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Company set forth in this Agreement, which breach or inaccuracy would result in a failure of a condition set forth in Section 7.2 (other than with regard to Section 7.2(d)) to be satisfied at the Closing (and to the extent such breach or inaccuracy has not been cured such that such condition would be capable of satisfaction at the Closing within thirty (30) days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being so cured within such thirty (30)-day period); provided, however, that for purposes of this Section 8.1(c), Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.1(c), if either Parent or Merger Sub is in breach of its representations, warranties, covenants or agreements set forth in this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 8.1(d);
(d)   By the Company, if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in this Agreement, which breach or inaccuracy would result in a failure of a condition set forth in Section 7.3 to be satisfied at the Closing (and to the extent such breach or inaccuracy has not been cured such that such condition would be capable of satisfaction at the Closing within thirty (30) days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being so cured within such thirty (30)-day period); provided, however, that for purposes of this Section 8.1(d), the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(d), if the Company is in breach of its representations, warranties, covenants or agreements set forth in this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 8.1(c);
(e)   By Parent, if prior to the receipt of the Company Stockholder Approval, the Company Board shall have effected a Company Adverse Recommendation Change;
(f)   By the Company, if prior to the receipt of the Parent Shareholder Approval, the Parent Board shall have effected a Parent Adverse Recommendation Change;
(g)   By either Parent or the Company, if the Company Stockholders Meeting (as it may be adjourned or postponed in accordance with this Agreement) shall have concluded and the Company Stockholder Approval shall not have been obtained at such meeting; provided, however, that the right to terminate this Agreement under this Section 8.1(g) shall not be available to the Company if the failure by the Company to perform any of its obligations under this Agreement has been the principal cause of the failure to obtain the Company Stockholder Approval;
(h)   By either Parent or the Company, if the Parent Shareholders Meeting (as it may be adjourned or postponed in accordance with this Agreement) shall have concluded and the Parent Shareholder Approval shall not have been obtained at such meeting; provided, however, that the right to terminate this Agreement under this Section 8.1(h) shall not be available to Parent if the failure by Parent or Merger Sub to perform any of its obligations under this Agreement has been the principal cause of the failure to obtain the Parent Shareholder Approval;
(i)   By the Company, prior to obtaining the Company Stockholder Approval, in order to enter into a definitive agreement providing for a Company Superior Proposal in accordance with Section 5.3(d); or
(j)   By Parent, prior to obtaining the Parent Shareholder Approval to enter into a definitive agreement providing for a Parent Superior Proposal in accordance with Section 5.4(d).
8.2   Effect of Termination.
(a)   In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become null and void and be of no further force or effect, and there shall be no liability on the part of Parent, Merger Sub or the Company (or any of their respective directors, officers, employees, stockholders, agents or representatives), except as set forth in the last sentence of Section 6.4, Section 8 and Section 9, each of which shall remain in full force and effect and survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party from liability for fraud or the Intentional Breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.
(i)   The Company shall pay, or cause to be paid, to Parent the Termination Fee immediately after termination if (i) Parent shall have terminated this Agreement pursuant to Section 8.1(e) or (ii) the Company shall have terminated this Agreement pursuant to Section 8.1(i). If (A) this Agreement is terminated pursuant to Sections 8.1(b)(ii), 8.1(c) or 8.1(g), (B) prior to the time of termination and after the date of this Agreement, a Company Acquisition Proposal shall have been publicly announced or made to the Company Board and not withdrawn and (C) within twelve (12) months after the date on which this Agreement shall have been terminated the Company enters into a definitive agreement providing for a Company Acquisition Proposal or a Company Acquisition Proposal is consummated, the Company shall pay, or cause to be paid, to Parent the Termination Fee upon the earlier of the execution of such definitive agreement or upon consummation of such Company Acquisition Proposal. All amounts due hereunder shall be payable by wire transfer in immediately available funds to such account as Parent may designate in writing to the Company. If the Company fails to promptly pay, or cause to be paid, any amounts required under this Section 8.2(a)(i) and Parent commences a suit to collect such amounts, the Company shall indemnify Parent for its fees and expenses (including attorneys’ fees and expenses) incurred in connection with such suit and shall pay interest on the amount required to have been delivered at the prime rate in the Wall Street Journal in effect on the date the amount was deliverable pursuant to this Section 8.2(a)(i). The payment by, or on behalf of, the Company of the Termination Fee to Parent pursuant to this Section 8.2(a)(i), including, if applicable, any fees and expenses incurred as a result of the Company’s failure to timely pay, if paid, shall be the sole and exclusive remedy of Parent in the event of termination of this Agreement under circumstances requiring the payment of the Termination Fee pursuant to this Section 8.2(a)(i). Such payment shall be exclusive of any amount in respect of VAT chargeable on any supply for which the Termination Fee is consideration for VAT purposes. To the extent VAT is or becomes chargeable on any such supply the party required to account to a Governmental Authority for such VAT shall provide an appropriate VAT invoice to the other party which shall, promptly on receipt thereof, pay, or cause to be paid, to such first party an amount equal to the amount of such VAT.
(ii)   Parent shall pay the Company by way of compensation the Termination Fee immediately after termination if (i) the Company shall have terminated this Agreement pursuant to Section 8.1(f) or (ii) Parent shall have terminated this Agreement pursuant to Section 8.1(j). If (A) this Agreement is terminated pursuant to Sections 8.1(b)(ii), 8.1(d) or 8.1(h), (B) prior to the time of termination and after the date of this Agreement, a Parent Acquisition Proposal shall have been publicly announced or made to the Parent Board and not withdrawn and (C) within twelve (12) months after the date on which this Agreement shall have been terminated Parent enters into a definitive agreement providing for a Parent Acquisition Proposal or a Parent Acquisition Proposal is consummated, Parent shall pay to the Company by way of compensation the Termination Fee upon the earlier of the execution of such definitive agreement or upon consummation of such Parent Acquisition Proposal. All amounts due hereunder shall be payable by wire transfer in immediately available funds to such account or accounts as the Company may designate in writing to Parent. If Parent fails to promptly make any payment required under this Section 8.2(a)(ii) and the Company commences a suit to collect such payment, Parent shall also pay the Company for its fees and expenses (including attorneys’ fees and expenses) incurred in connection with such suit and shall pay interest on the amount of the payment at the prime rate in the Wall Street Journal in effect on the date the payment was payable pursuant to this Section 8.2(a)(ii). The payment by Parent of the Termination Fee to the Company pursuant to this Section 8.2(a)(ii), including, if applicable, any fees and expenses incurred as a result of Parent’s failure to timely pay, if paid, shall be the sole and exclusive remedy of the Company in the event of termination of this Agreement under circumstances requiring the payment of the Termination Fee pursuant to this Section 8.2(a)(ii). Such payment shall be exclusive of any amount in respect of VAT chargeable on any supply for which the Termination Fee is consideration for VAT purposes. To the extent VAT is or becomes chargeable on any such supply the party required to account to a Governmental Authority for such VAT shall provide an appropriate VAT invoice to the other party which shall, promptly on receipt thereof, pay, or cause to be paid, to such first party an amount equal to the amount of such VAT.
(iii)   The parties acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated hereby, that without these agreements the parties would not enter into this Agreement and that any amounts payable pursuant to this Section 8.2 do not constitute a penalty.
8.3   Fees and Expenses.   Except as otherwise set forth in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.
8.4   Notice of Termination.   The party desiring to terminate this Agreement pursuant to Section 8.1 (other than under Section 8.1(a)) shall give written notice of such termination to the other party or parties specifying the provision or provisions of Section 8.1 pursuant to which such termination is purportedly effected.
8.5   Amendment.   Subject to applicable Law and as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company or the Parent Shareholders contemplated hereby, only by written agreement of the parties hereto, but after the Company Stockholder Approval or the Parent Shareholder Approval, no amendment shall be made which by Law requires further approval by such stockholders without obtaining such further approval.
8.6   Waiver.   At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided, that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.
SECTION 9
MISCELLANEOUS
9.1   No Survival.   None of the representations, warranties, covenants or agreements in this Agreement or any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.
9.2   Notices.   Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier or upon email transmission (provided, that no “bounce back” or similar message of non- delivery is received with respect thereto), or two (2) Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested):
(a)   if to Parent or Merger Sub, to:
Adaptimmune Therapeutics plc
60 Jubilee Avenue, Milton Park
Abingdon, Oxfordshire OX14 4RX
United Kingdom
Attn: William Bertrand
Email: william.bertrand@adaptimmune.com

with copies (which shall not constitute notice under this Agreement) to:
Adaptimmune Therapeutics plc
60 Jubilee Avenue, Milton Park
Abingdon, Oxfordshire OX14 4RX
United Kingdom
Attn: General Counsel
Email: kerry.sharp@adaptimmune.com
and:
Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036-8704
Attn: Jackie Cohen
Email: jackie.cohen@ropesgray.com
(b)   if to the Company, to: TCR2 Therapeutics Inc.
100 Binney Street, Suite 710
Cambridge, Massachusetts 02142
Attn: General Counsel
Email: margaret.siegel@tcr2.com
with a copy to:
Goodwin Procter LLP 100 Northern Avenue
Boston, Massachusetts 02110
Attn: Mitchell S. Bloom, Robert Masella, Andrew H. Goodman, Tevia K. Pollard
Email: mbloom@goodwinlaw.com, rmasella@goodwinlaw.com,
agoodman@goodwinlaw.com, tpollard@goodwinlaw.com
Any party may by notice given in accordance with this Section 9.2 to the other parties designate another address or person for receipt of notices hereunder.
9.3   Entire Agreement.   This Agreement (including the Company Disclosure Letter, the Parent Disclosure Letter, Annexes and Exhibits hereto and the documents and instruments referenced herein) contain the entire agreement among the parties with respect to the Merger and related transactions, and supersede all prior agreements, written or oral, among the parties with respect thereto, other than the Confidentiality Agreement, which shall survive and remain in full force and effect (other than the “standstill” provisions which shall expire concurrently with the execution and delivery of this Agreement).
9.4   Governing Law.   This Agreement and all actions arising under or in connection therewith shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof.
9.5   Binding Effect; No Assignment; No Third Party Beneficiaries.
(a)   This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that (i) Merger Sub may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to Parent, and (ii) Merger Sub may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly-owned subsidiaries of Parent (provided that no such assignment shall release Merger Sub of its obligations hereunder), and any attempt to make any such assignment without such consent shall be null and void and no such transfer shall be permitted to the extent it would reasonably be expected to delay the Closing. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(b)   Other than (i) Section 6.10 and (ii) from and after the Effective Time, the rights of holders of shares of Company Common Stock, Company Options and Company Restricted Stock Units to receive the Per Share Merger Consideration and other applicable payments pursuant to Section 2 (which shall be enforceable by such persons), nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Parent, Merger Sub and the Company and their respective successors and permitted assigns any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
9.6   Counterparts and Signature.   This Agreement may be executed in two (2) or more counterparts (including by an electronic signature, electronic scan or electronic transmission in portable document format (.pdf) including (but not limited to) DocuSign, delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.
9.7   Severability.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.
9.8   Submission to Jurisdiction; Waiver.   Each of the Company, Parent and Merger Sub irrevocably agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if and only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) and each of the Company, Parent and Merger Sub hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts and agrees that it shall not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of the Company, Parent and Merger Sub hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party agrees that notice or the service of process in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereof shall be properly served or delivered if delivered in the manner contemplated by Section 9.2 or in any other manner permitted by applicable Law. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final court judgment.
9.9   Enforcement.   The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, any other party shall be entitled to an injunction or injunctions to prevent breaches or restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce specifically the terms and provisions of this Agreement in the Delaware courts and, in action for specific performance, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at Law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement). The parties further agree that (i) by seeking the remedies provided for in this Section 9.9, a party shall not in any respect waive its right to seek any other form of remedy or relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.9 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.9 shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.9 prior or as a condition to exercising any termination right under Section 8 (and pursuing damages after such termination), nor shall the commencement of any Action pursuant to this Section 9.9 or anything set forth in this Section 9.9 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 8 or pursue any other remedies under this Agreement that may be available at any time. For the avoidance of doubt, the Company may concurrently seek specific performance or other equitable relief and other monetary damages, remedies or awards.
9.10   No Waiver; Remedies Cumulative.   No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.
9.11   Waiver of Jury Trial.   EACH OF PARENT, THE COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.11.
SECTION 10
DEFINITIONS
10.1   Certain Definitions.   As used herein, the following terms have the following meanings:
“Affiliate” means, with respect to any person, any other person, directly or indirectly, controlling, controlled by, or under common control with, such person. For purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by Contract or otherwise.
“Antitrust Laws” means the HSR Act or any other applicable U.S. or foreign competition, antitrust, merger control or investment Laws.
“Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York.
“Company Acquisition Proposal” means any proposal or offer from any person, persons or group (other than Parent, Merger Sub or any of their respective Affiliates) relating to (a) any direct or indirect acquisition, purchase or license from the Company or its subsidiaries, in a single transaction or a series of transactions, of (i) 20% or more (based on the fair market value thereof, as determined by the Company Board (or any committee thereof) in good faith) of assets (including capital stock of the Company’s subsidiaries) of the Company and its subsidiaries, taken as a whole or (ii) 20% or more of the outstanding shares of

Company Common Stock, or (b) any tender offer or exchange offer that, if consummated, would result in any person, persons or group owning, directly or indirectly, 20% or more of the outstanding shares of Company Common Stock or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange, license or similar transaction to which the Company or its subsidiaries is a party pursuant to which (i) any person, persons or group (or the stockholders of any such person(s)) would own, directly or indirectly, 20% or more of the voting securities of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the Merger or (ii) the owners of outstanding shares of Company Common Stock immediately prior to such transaction would own less than 50% of the voting securities of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the Merger.
“Company Charter” means the Amended and Restated Certificate Incorporation of the Company, as amended on or prior to the date hereof.
“Company Equity Plans” means the TCR2, Inc. 2015 Stock Option and Grant Plan; the TCR2 Therapeutics Inc. 2018 Stock Option and Incentive Plan; and the TCR2 Therapeutics Inc. 2022 Inducement Plan, each as amended from time to time.
“Company Foreign Plan” means (i) any Company Plan that is maintained, sponsored or contributed (or required to contribute) to primarily for the benefit of any current or former employee, officer, director or other service provider of the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has or could have any liability, contingent or otherwise, who are or were providing services outside the United States and (ii) any plan that would be a Company Plan except for the fact that it is subject to any Law other than U.S. federal, state or local Law.
“Company Intervening Event” means a material event or circumstance not known to the Company Board on the date of this Agreement, which event or circumstance becomes known to the Company Board prior to the Effective Time; provided, however, that in no event shall the following constitute a Company Intervening Event: (a) a Company Acquisition Proposal, (b) any material event or circumstance that was known or reasonably foreseeable to the Company Board as of the date hereof (or if known or reasonably foreseeable, the consequences of which were not reasonably foreseeable) or (c) changes in the Company Common Stock price, in and of itself.
“Company Material Adverse Effect” means any effect, event, occurrence, development or change that has a material adverse effect on the financial condition, assets, liabilities, business or results of operations of the Company; provided, however, that a Company Material Adverse Effect shall not be deemed to include effects, events, occurrences, developments or changes arising out of, relating to or resulting from: (A) changes or prospective changes generally affecting the economy, financial or securities markets or political, legislative or regulatory conditions, except and only to the extent such changes adversely affect the Company in a disproportionate manner relative to other participants in the Company’s industry; (B) changes or prospective changes in the Company’s industry, except and only to the extent such changes adversely affect the Company in a disproportionate manner relative to other participants in the Company’s industry; (C) any change or prospective change in Law or the interpretation thereof, except and only to the extent such changes adversely affect the Company in a disproportionate manner relative to other participants in the Company’s industry; (D) any change or prospective change in applicable accounting regulations or principles, including GAAP, or the interpretation thereof; (E) acts of war, armed hostility, terrorism, volcanic eruptions, tsunamis, pandemics, earthquakes, floods, storms, hurricanes, tornadoes or other natural disasters, except and only to the extent such acts adversely affect the Company in a disproportionate manner relative to other participants in the Company’s industry; (F) the public announcement by Parent of its proposal to acquire the Company or the execution and delivery of this Agreement (except to the extent such effect, event, occurrence, development or change was the result of a breach of Section 3.4) or the announcement of the Merger, including the impact thereof on contractual or other relationships with suppliers, distributors, partners, employees, officers, directors, lenders, investors, patients, Governmental Authorities or other third parties, and any Stockholder Litigation; (G) any failure by the Company to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings (it being understood and agreed that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect); (H) any change or prospective change in the price or trading volume of the Company Common Stock on Nasdaq (it being understood and agreed that the facts and circumstances giving rise to such change may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect); (I) actions or omissions or required by this Agreement, or the failure to take any action prohibited by this Agreement for which Parent has unreasonably refused the Company’s written request to provide consent; (J) changes or prospective changes in the Company’s credit ratings (it being understood and agreed that the facts and circumstances giving rise to such change may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect); (K) changes or prospective changes in interest rates or foreign exchange rates; or (L) regulatory, preclinical or clinical, competitive, pricing, reimbursement or manufacturing events, or any event, change, effect, occurrence, circumstance or development relating to or affecting any products or product candidates of the Company or any product or product candidate competitive with or related to any products or products candidates of the Company, including (i) any suspension, rejection, refusal of, request to refile or any delay in obtaining, making or maintaining any regulatory application, filing or approval relating to any products or product candidates of the Company, (ii) any regulatory actions, requests, recommendations, determinations or decisions of any Governmental Authority relating to any products or product candidates of the Company or any product or product candidate competitive with or related to any products or product candidates of the Company (or the manufacture or commercialization thereof), or any other regulatory or preclinical or clinical development relating to any products or product candidates of the Company or any product or product candidate competitive with or related to any products or products candidates of the Company, (iii) any delay, hold or termination of any preclinical or clinical study, trial or test with respect to any products or product candidate of the Company or any delay in launching commercial sales of any products or product candidates of the Company, (iv) any results, outcomes, data, adverse events, side effects (including toxicity) or safety observations related to or arising from any preclinical or clinical studies, trials or tests with respect to any products or product candidates of the Company or any product or product candidate competitive with or related to any products or product candidates of the Company, or announcements of any of the foregoing, (v) any adverse events affecting patient enrollment or failure to participate with respect to clinical trials for any products or product candidates of the Company, (vi) any production or supply chain disruption affecting the manufacture of any products or product candidates of the Company, or (vii) any recommendations, statements, decisions or other pronouncements made, published or proposed by professional medical organizations, payors, Governmental Authorities or representatives of any of the foregoing, or any panel or advisory body empowered or appointed thereby, relating to any product or product candidates of the Company or any product or product candidate competitive with or related to any products or product candidates of the Company, in each case not resulting from or arising out of any wrongdoing by the Company or any of its Affiliates or the Company Representatives.
“Company Permitted Liens” means any (i) statutory Liens for Taxes, business improvement district charges, water and sewer charges, assessments and other lienable services and other governmental charges and impositions not yet due or payable or that are being contested in good faith through appropriate proceedings, and in each case, for which adequate reserves have been established, in accordance with GAAP, on the consolidated financial statements included in the most recent Company SEC Documents, (ii) statutory Liens arising out of operation of Law, including carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens incurred in the ordinary course of business, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (iv) with respect to Company Leased Real Property, (1) all matters, whether or not of record, that arise out of the actions of Parent or its agents, representatives or contractors, (2) all easements, covenants, rights-of-way, restrictions and other encumbrances affecting any Company Leased Real Property, (3) all Liens and other matters disclosed, or in any title commitment, report, listing or policy, or in any survey or survey update relating to the Company Leased Real Property, in each case to the extent publicly available or made available by the Company to Parent (including those relating to physical condition or variations in location or dimension), and (4) any and all Laws affecting the Company Leased Real Property (including any Laws relating to zoning, building and the use, occupancy, subdivision or improvement of the Company Leased Real Property); provided that such matters described in clauses (1) through (4) do not prohibit or materially impair the current use and operation of the Company Leased Real Property subject thereto in the business of the Company, (v) statutory landlords’ Liens and Liens granted to landlords under any lease or sublease, (vi) licenses, options or other covenants of, or other contractual obligations with respect to, any

Intellectual Property incurred in the ordinary course of business (vii) any Liens created pursuant to or in connection with this Agreement or disclosed in the Company Disclosure Letter, (viii) Liens approved in writing by Parent and (ix) Liens that, individually or in the aggregate, do not materially impair the current use and operation of the assets to which they relate.
“Company Plan” means each Employee Benefit Plan that is sponsored, maintained, or contributed (or required to be contributed) to by the Company or any of its subsidiaries for the benefit of one or more current or former employees, officers, directors or other service providers of the Company or any of its subsidiaries and with respect to which the Company or any of its subsidiaries has any liability, contingent or otherwise, other than any plan, program, arrangement, agreement or policy mandated by applicable Laws, including without limitation the Company’s Temporary Severance Plan dated February 2023.
“Company Superior Proposal” means a Company Acquisition Proposal (with all percentages in the definition of Company Acquisition Proposal changed to 50%) made by any person on terms that the Company Board (or any committee thereof) determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, and considering such factors as the Company Board (or any committee thereof) considers to be appropriate (including conditionality, timing, likelihood of consummation of such proposal and consideration per share), that is reasonably likely to be consummated in accordance with its terms, and, if consummated, would result in a transaction that is more favorable to stockholders of the Company than the Merger (including taking into account any applicable Termination Fee of the Company).
“Competition Authority” means any authority, agency, court or tribunal which has jurisdiction in relation to competition, anti-trust, fair trading, consumer protection, monopolies, mergers or other similar matters.
“Confidentiality Agreement” means the Confidentiality Agreement, dated February 10, 2023 (as it may be amended from time to time), between Parent and the Company.
“Contract” means, with respect to any person, any of the agreements, contracts, leases (whether for real or personal property), notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of Indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, employment agreements, license agreements or instruments to which such person or its subsidiaries is a party, whether oral or written.
“Copyrights” means works of authorship (whether or not copyrightable, including all Software, whether in source code or object code format) and all copyrights (whether or not registered), including all registrations thereof and applications therefor, and all renewals, extensions, restorations and reversions of the foregoing.
“Deposit Agreement” means the Deposit Agreement, dated as of May 11, 2015, among Parent, Citibank, N.A., as depositary, and all holders from time to time of Parent ADSs.
“Employee Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), and each other plan, program, arrangement, agreement or policy providing for compensation, employment, individual consulting, bonuses, profit-sharing, performance awards, stock option or other stock-related rights, equity purchase, equity ownership, deferred compensation, health, dental, life insurance, death, accidental death and dismemberment, disability, and welfare benefits, post- employment or retirement benefits, pension, severance, termination benefits, change of control benefits, or retention benefits, fringe or wellness benefits, in each case, whether written or unwritten, funded or unfunded, self-insured or insured.
“Environmental Claim” means any and all written complaints, summons, citations, directives, orders, decrees, claims, Liens, litigation, investigations, notices of violation, judgments, administrative, regulatory or judicial actions, suits, demands or proceedings, or notices of noncompliance or violation by any Governmental Authority or person involving or alleging potential liability of a party to this Agreement or one of its subsidiaries arising out of or resulting from any violation of any Environmental Law or the Release of Hazardous Material at, from, or otherwise relating to: (i) any of the Company’s or its subsidiaries’

facilities or any other properties or facilities currently or formerly owned, leased or operated by Company or any of its subsidiary; or (ii) any facilities that received Hazardous Material generated by the Company or any of its subsidiaries.
“Environmental Laws” means all applicable Laws relating to pollution or protection of workplace health and safety (as such relates to exposure to Hazardous Materials) or the environment, including, without limitation, Laws relating to Releases or threatened Release of Hazardous Materials, the protection of human health as a result of exposure to Hazardous Materials, the storage, transport or disposal of Hazardous Materials, discharges of Hazardous Materials to surface water or groundwater, air emissions, recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all Laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.
“Environmental Liability” means all liabilities, monetary obligations, losses, damages of any kind including without limitation punitive damages, consequential damages, treble damages, and natural resource damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants, costs of investigations and feasibility studies, compliance costs, abatement and cleanup costs), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party or requirement of Environmental Law, and which relate to any violation or alleged violation of Environmental Laws or Releases of Hazardous Materials at, from, or otherwise relating to (i) any of the Company’s or its subsidiaries’ facilities or any other properties or facilities currently or formerly owned, leased or operated by Company, any of its subsidiaries or the Company’s current business; (ii) any facilities that received Hazardous Material generated by the Company or any of its subsidiaries.
“Environmental Permits” means any permit, registration, license or other authorization required or issued under any applicable Environmental Law.
“Equity Interest” means any share, capital stock, partnership, limited liability company, membership, member, joint venture or similar interest, and any option, restricted stock, restricted stock unit, phantom equity interest, stock appreciation right, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be (or at any relevant time would have been) treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.
“FDA Laws” means the Federal Food, Drug, and Cosmetic Act of 1938, as amended (21 U.S.C. §§ 301 et seq.), the Public Health Service Act (42 U.S.C. §§ 262 et. seq) (the “PHSA”), the rules, regulations and other requirements promulgated or issued thereunder by the FDA, and all comparable federal, state, local or foreign Laws.
“GAAP” means generally accepted accounting principles in the United States.
“Global Trade Control Laws” means, to the extent applicable, the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the economic sanctions rules and regulations implemented under statutory authority and/or President’s Executive Orders and administered by the U.S. Treasury Department’s Office of Foreign Assets Control; U.S. Customs Regulations; European Union (E.U.) Council Regulations on export controls, including Nos. 428/2009, 267/2012; other E.U. Council sanctions regulations, as implemented in E.U. Member States; United Nations sanctions policies; all relevant regulations and legislative instruments made under any of the above; and other relevant economic sanctions, export and import control Laws imposed by a relevant Governmental Authority applicable to the Company or Parent.

“Government Official” means (i) any elected or appointed government official (e.g., a legislator or a member of a ministry of health); (ii) any employee or person acting for or on behalf of a government, a government department or agency, an institution or entity owned or controlled by a government (e.g., a healthcare professional employed by a government-owned or -controlled hospital, or a person serving on a healthcare committee that advises a government), or an enterprise or instrumentality performing a governmental function; (iii) any candidate for public office, or officer, employee, or person acting for or on behalf of a political party or candidate for public office; (iv) an employee or person acting for or on behalf of a public international organization (e.g., the United Nations, the Red Cross, or the World Bank); (v) any member of a military or a royal or ruling family; or (vi) any person otherwise categorized as a government official under Law.
“Governmental Authority” means any arbitrator, court, nation, government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of, or pertaining to or on behalf of, government.
“Hazardous Materials” means any materials, chemicals, pollutants, contaminants, wastes, toxic or hazardous substances, including without limitation petroleum and petroleum products or compounds, gasoline, diesel fuel, solvents, asbestos and asbestos- containing materials, polychlorinated biphenyls, lead and lead-based paints and materials, radon, radioactive materials, pesticides, urea formaldehyde, and mold, (i) that are regulated, or for which liability can be imposed, pursuant to Environmental Laws, or (ii) the handling or management of which requires registration, authorization, investigation or remediation under Environmental Laws, including by example “hazardous substances” and “hazardous wastes” as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and Resource Conservation and Recovery Act, respectively.
“Healthcare Laws” means, to the extent related to the conduct of the Company’s and its subsidiaries or Parent and its subsidiaries businesses, as applicable, as of the date of this Agreement, means (a) all applicable federal and state fraud and abuse Laws, including, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (b) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the Social Security Act and the regulations promulgated thereunder; (c) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (42 U.S.C. §1395w-101 et seq.) and the regulations promulgated thereunder; (d) the so-called federal “Sunshine Law” or Open Payments (42 U.S.C. § 1320a-7h) and state or local Laws regulating or requiring reporting of interactions between pharmaceutical manufacturers and members of the healthcare industry and regulations promulgated thereunder; (e) Laws governing government pricing or price reporting programs and regulations promulgated thereunder, including the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs; (f) any and all other federal, state, local or foreign health care Law applicable to the Company and its subsidiaries or Parent and its subsidiaries, as applicable.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Indebtedness” means, with respect to any person, (i) indebtedness, notes payable, bonds, debentures or other obligations of such person for borrowed money, whether current, short-term or long-term, secured or unsecured; (ii) lease obligations under leases which are classified as capital leases of such person under GAAP (excluding any operating leases of such person under GAAP); (iii) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person; (iv) obligations of such person for the deferred purchase price of property or services (other than trade payables and obligations of such person to creditors incurred in the ordinary course of business); (v) obligations of such person pursuant to or evidenced by hedging, swap, factoring, interest rate, currency or commodity derivatives arrangements or other similar instruments; (vi) off-balance sheet financing of such person including synthetic leases and project financing; (vii) indebtedness of another person referred to in clauses (i) through (vi) above guaranteed, directly or indirectly, jointly or severally, in any manner by such person; (viii) indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such person; and (ix) reimbursement obligations of such person with respect to letters of credit (other than (A) letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business consistent with past practices, (B) standby letters of credit relating to workers’ compensation insurance and surety bonds, and (C) surety bonds and customs bonds), bankers’ acceptance or similar facilities issued for the account of such person.
“Intellectual Property” means, in any jurisdiction throughout the world, all rights, title, and interests in and to all intellectual property rights of every kind and nature however denominated, intangible industrial property rights, and all related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including: (i) all Patents, (ii) Trade Secrets, (iii) Copyrights, (iv) Software, (v) Trademarks (vi) registered domain names and social media designations, (vii) all tangible embodiments of the foregoing (in whatever form or medium) and any rights equivalent to any of the foregoing anywhere in the world, (viii) all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any of the foregoing, (ix) any and all registrations, applications, recordings, licenses, common-law rights, statutory rights, administrative rights, and contractual rights relating to any of the foregoing, and (x) all claims and causes of action, with respect to any of the foregoing, whether accruing before, on or after the date of this Agreement, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but not the obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages, including costs and attorneys’ fees.
“Intentional Breach” means the taking of a deliberate act or a deliberate failure to act, in either case which act or failure to act constitutes in and of itself a material breach of this Agreement, even if breaching was not the conscious object of the act.
“knowledge of Parent” means the actual knowledge of the individuals listed on Section 10.1 of the Parent Disclosure Letter.
“knowledge of the Company” means the actual knowledge of the individuals listed on Section 10.1 of the Company Disclosure Letter.
“Law” means any federal, state, local, national or supranational or foreign law (including common law), statute, ordinance, rule, regulation, order, code ruling, decree, arbitration award, agency requirement, license, permit, standard, binding guideline or policy, or other enforceable requirements of any Governmental Authority, and as amended from time to time.
“Lien” means, with respect to any property or asset (including any security), any lien, mortgage, pledge, encumbrance, security interest or deed of trust.
“OFAC” means the Office of Foreign Assets Control.
“Owned Company Intellectual Property” means any and all Company Intellectual Property owned or purported to be owned by the Company or its subsidiaries.
“Owned Parent Intellectual Property” means any and all Parent Intellectual Property owned or purported to be owned by Parent or its subsidiaries.
“Parent Acquisition Proposal” means any proposal or offer from any person, persons or group relating to (a) any direct or indirect acquisition, purchase or license from Parent or its subsidiaries, in a single transaction or a series of transactions, of (i) 20% or more (based on the fair market value thereof, as determined by the Parent Board (or any committee thereof) in good faith) of assets (including capital stock of Parent’s subsidiaries) of Parent and its subsidiaries, taken as a whole or (ii) 20% or more of the outstanding Parent ADSs and Parent Ordinary Shares, taken as a whole, or (b) any tender offer or exchange offer that, if consummated, would result in any person, persons or group owning, directly or indirectly, 20% or more of the outstanding Parent ADSs and Parent Ordinary Shares, taken as a whole or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange, license or similar transaction to which Parent or its subsidiaries is a party pursuant to which (i) any person, persons or group (or the stockholders of any such person(s)) would own, directly or indirectly, 20% or more of the voting securities of Parent or of the surviving entity in a merger involving Parent or the resulting direct or indirect parent of Parent or such surviving entity, or (ii) the owners of outstanding Parent ADSs and Parent Ordinary Shares, taken as a whole immediately prior to such transaction would own less than 50% of the voting securities of Parent or of the surviving entity in a merger involving Parent or the resulting direct or indirect parent of Parent or such surviving entity.
“Parent ADS” means a Parent American Depositary Share representing six Parent Ordinary Shares.
“Parent Foreign Plan” means (i) any Parent Plan that is maintained, sponsored or contributed (or required to contribute) to primarily for the benefit of any current or former employee, officer, director or other service provider of Parent or any of its subsidiaries or with respect to which Parent or any of its subsidiaries has or could have any liability, contingent or otherwise, who are or were providing services outside the United States and (ii) any plan that would be a Parent Plan except for the fact that it is subject to any Law other than U.S. federal, state or local Law.
“Parent Inbound IP Agreement” means all agreements under which Parent or its subsidiaries has (i) been granted an exclusive license under any Intellectual Property from a third party (other than immaterial non-exclusive licenses of Intellectual Property granted in the ordinary course of business, including Contracts under which Parent or any of its subsidiaries receives a non-exclusive license from a service provider or consultant to use confidential information or background Intellectual Property of such service provider or consultant solely for the purpose of exploiting deliverables provided by such service provider or consultant), (ii) acquired or agreed to acquire any Intellectual Property from a third party, or (iii) received any option or other right from a third party to obtain a license under or acquire any Intellectual Property
“Parent Intervening Event” means a material event or circumstance not known to the Parent Board on the date of this Agreement, which event or circumstance becomes known to the Parent Board prior to the Effective Time; provided, however, that in no event shall the following constitute a Parent Intervening Event: (a) a Parent Acquisition Proposal, (b) any material event or circumstance that was known or reasonably foreseeable to the Parent Board as of the date hereof (or if known or reasonably foreseeable, the consequences of which were not reasonably foreseeable) or (c) changes in the price of the Parent ADSs and/or Parent Ordinary Shares, in and of itself.
“Parent IP Agreements” means all Parent Inbound IP Agreements and all agreements under which Parent or its subsidiaries has (i) granted an exclusive or non-exclusive license or covenant not to sue, under any Intellectual Property to a third party (other than immaterial non-exclusive licenses of Intellectual Property granted in the ordinary course of business, including Contracts under which the Company provides a limited, non-exclusive license to a service provider or consultant to use confidential information or Intellectual Property of the Company solely for the purpose of providing the applicable services to the Company or any of its subsidiaries thereunder), (ii) assigned or agreed to assign any Intellectual Property to a third party, (iii)  granted any third party an option or other right to obtain any such license, covenant not to sue, or assignment, or (iv) covenanted not to pursue patent protection with respect to any invention or technology.
“Parent Material Adverse Effect” means any effect, event, occurrence, development or change that has a material adverse effect on the financial condition, assets, liabilities, business or results of operations of Parent; provided, however, that a Parent Material Adverse Effect shall not be deemed to include effects, events, occurrences, developments or changes arising out of, relating to or resulting from: (A) changes or prospective changes generally affecting the economy, financial or securities markets or political, legislative or regulatory conditions, except and only to the extent such changes adversely affect Parent in a disproportionate manner relative to other participants in Parent’s industry; (B) changes or prospective changes in Parent’s industry, except and only to the extent such changes adversely affect Parent in a disproportionate manner relative to other participants in Parent’s industry; (C) any change or prospective change in Law or the interpretation thereof, except and only to the extent such changes adversely affect Parent in a disproportionate manner relative to other participants in Parent’s industry; (D) any change or prospective change in applicable accounting regulations or principles, including GAAP, or the interpretation thereof; (E) acts of war, armed hostility, terrorism, volcanic eruptions, tsunamis, pandemics, earthquakes, floods, storms, hurricanes, tornadoes or other natural disasters, except and only to the extent such acts adversely affect Parent in a disproportionate manner relative to other participants in Parent’s industry; (F) the public announcement by Parent of its proposal to acquire the Company or the execution and delivery of this Agreement (except to the extent such effect, event, occurrence, development or change was the result of a breach of Section 4.4) or the announcement of the Merger, including the impact thereof on contractual or other relationships with suppliers, distributors, partners, employees, officers, directors, lenders, investors, patients, Governmental Authorities or other third parties, and any Stockholder Litigation; (G) any failure by Parent to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings (it being understood and agreed that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Parent Material Adverse Effect); (H) any change or prospective change in the price or trading volume of the Parent ADSs on Nasdaq (it being understood and agreed that the facts and circumstances giving rise to such change may be deemed to constitute, and may be taken into account in determining whether there has been, a Parent Material Adverse Effect); (I) actions or omissions or required by this Agreement, or the failure to take any action prohibited by this Agreement for which the Company has unreasonably refused Parent’s written request to provide consent; (J) changes or prospective changes in Parent’s credit ratings (it being understood and agreed that the facts and circumstances giving rise to such change may be deemed to constitute, and may be taken into account in determining whether there has been, a Parent Material Adverse Effect); (K) changes or prospective changes in interest rates or foreign exchange rates; or (L) regulatory, preclinical or clinical, competitive, pricing, reimbursement or manufacturing events, or any event, change, effect, occurrence, circumstance or development relating to or affecting any products or product candidates of Parent or any product or product candidate competitive with or related to any products or products candidates of Parent, including (i) any suspension, rejection, refusal of, request to refile or any delay in obtaining, making or maintaining any regulatory application, filing or approval relating to any products or product candidates of Parent, (ii) any regulatory actions, requests, recommendations, determinations or decisions of any Governmental Authority relating to any products or product candidates of Parent or any product or product candidate competitive with or related to any products or product candidates of Parent (or the manufacture or commercialization thereof), or any other regulatory or preclinical or clinical development relating to any products or product candidates of Parent or any product or product candidate competitive with or related to any products or products candidates of Parent, (iii) any delay, hold or termination of any preclinical or clinical study, trial or test with respect to any products or product candidate of Parent or any delay in launching commercial sales of any products or product candidates of Parent, (iv) any results, outcomes, data, adverse events, side effects (including toxicity) or safety observations related to or arising from any preclinical or clinical studies, trials or tests with respect to any products or product candidates of Parent or any product or product candidate competitive with or related to any products or product candidates of Parent, or announcements of any of the foregoing, (v) any adverse events affecting patient enrollment or failure to participate with respect to clinical trials for any products or product candidates of Parent, (vi) any production or supply chain disruption affecting the manufacture of any products or product candidates of Parent, or (vii) any recommendations, statements, decisions or other pronouncements made, published or proposed by professional medical organizations, payors, Governmental Authorities or representatives of any of the foregoing, or any panel or advisory body empowered or appointed thereby, relating to any product or product candidates of Parent or any product or product candidate competitive with or related to any products or product candidates of Parent, in each case not resulting from or arising out of any wrongdoing by Parent or any of its Affiliates or Parent Representatives.
“Parent Permitted Liens” means any (i) statutory Liens for Taxes, business improvement district charges, water and sewer charges, assessments and other lienable services and other governmental charges and impositions not yet due or payable or that are being contested in good faith through appropriate proceedings, and in each case, for which adequate reserves have been established, in accordance with GAAP, on the consolidated financial statements included in the most recent Parent SEC Documents, (ii) statutory Liens arising out of operation of Law, including carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens incurred in the ordinary course of business, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (iv) with respect to Parent Leased Real Property, (1) all matters, whether or not of record, that arise out of the actions of the Company or its agents, representatives or contractors, (2) all easements, covenants, rights-of-way, restrictions and other encumbrances affecting any Parent Leased Real Property, (3) all Liens and other matters disclosed, or in any title commitment, report, listing or policy, or in any survey or survey update relating to the Parent Leased Real Property, in each case to the extent publicly available or made available by Parent to the Company (including those relating to physical condition or variations in location or dimension), and (4) any and all Laws affecting the Parent Leased Real Property (including any Laws relating to zoning, building and the use, occupancy, subdivision or improvement of the Parent Leased Real Property); provided that such matters described in clauses (1) through (4) do not prohibit or materially impair the current use and operation of the Parent Leased Real Property subject thereto in the business of Parent, (v) statutory landlords’ Liens and Liens granted to landlords under any lease or sublease, (vi) licenses, options or other covenants of, or other contractual obligations with respect to, any Intellectual Property incurred in the ordinary course of business, (vii) any Liens created pursuant to or in connection with this Agreement or disclosed in the Parent Disclosure Letter, (viii) Liens approved in writing by the Company and (ix) Liens that, individually or in the aggregate, do not materially impair the current use and operation of the assets to which they relate.
“Parent Plan” means each Employee Benefit Plan that is sponsored, maintained, or contributed (or required to be contributed) to by Parent or any of its subsidiaries for the benefit of current or former employees, officers, directors or other service providers of Parent or any of its subsidiaries or with respect to which Parent or any of its subsidiaries has any liability, contingent or otherwise, other than any plan, program, arrangement, agreement or policy mandated by applicable Laws.
“Parent Registered Intellectual Property” means all Patents, Trademarks and registered Copyrights (i) that are owned or purported to be owned by Parent and its subsidiaries, (ii) that are exclusively licensed to Parent or its subsidiaries or (iii) that are non- exclusively licensed to Parent or its subsidiaries and for which Parent or its subsidiaries controls prosecution thereof.
“Parent Superior Proposal” means a Parent Acquisition Proposal (with all percentages in the definition of Parent Acquisition Proposal changed to 50%) made by any person on terms that the Parent Board (or any committee thereof) determines in good faith, after consultation with Parent’s outside financial advisors and outside legal counsel, and considering such factors as the Parent Board (or any committee thereof) considers to be appropriate (including conditionality, timing, likelihood of consummation of such proposal and consideration per share), that is reasonably likely to be consummated in accordance with its terms, and, if consummated, would result in a transaction that is more favorable to Parent Shareholders than the Merger (including taking into account any applicable Termination Fee of Parent).
“Patents” means patents, registrations, invention disclosures, and patent applications, including divisionals, provisionals, continuations, continuations-in-part, renewals, supplementary protection certificates, extensions, reissues and reexaminations thereof, and all patents that may issue on such applications.
“person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.
“Release” means any spill, emission, discharge, leaking, pumping, injection, deposit, disposal, leaching or migration into or through the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata).
“Restricted Market” means any of the Crimea, so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria.
“Restricted Party” means, to the extent applicable, any person that is the target of sanctions, including (a) any person listed in any sanctions-related list of designated persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, the Federal Department of Finance of Switzerland or any other applicable Governmental Authority or (b) any person located, organized or resident in a Restricted Market.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, including its rules and regulations.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.

“Software” means any (a) computer programs, including all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) technical databases and compilations, including all technical data and collections of data, whether machine readable or otherwise, including program files, data files, computer-related data, field and technical data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, sub-routines, algorithms, program architecture, design concepts, system designs, program structure, sequence and organization, screen displays and report layouts, (c) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation related to any of the foregoing, and any improvements, updates, upgrades or derivative works of any of the foregoing.
“subsidiary” of any specified person means any other person of which such first person owns (either directly or indirectly through one or more other subsidiaries) a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such person, and with respect to which entity such first person is not otherwise prohibited contractually or by other legally binding authority from exercising control.
“Tax” (including, with correlative meaning, the term “Taxes”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value-added, occupancy and other taxes, governmental charges, duties, fees or assessments in the nature of, or similar to, tax, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.
“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.
“Tax Sharing Agreements” means all agreements binding a party or any of its subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit (excluding (i) any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries (ii) any indemnity, sharing or similar agreements or arrangements where the inclusion of a Tax indemnification or allocation provision is customary or incidental to an agreement the primary nature of which is not related to Taxes).
“Termination Fee” means an amount equal to $2,400,000.
“third party” means any person, including as defined in Section 13(d) of the Exchange Act, other than Parent or any of its Affiliates or the Company and any of its Affiliates, and the representatives of such person.
“third party Intellectual Property” means Intellectual Property that is owned exclusively by one or more third parties.
“Trade Secrets” means trade secrets and any other confidential information, including ideas, research and development, know-how, formulations of products, proprietary biologic and chemical materials, drawings, prototypes, models, designs, manufacturing, production and other processes and techniques, schematics, engineering, production and other designs, business methods, customer lists and supplier lists.
“Trademarks” means trademarks, service marks, corporate names, trade names, brand names, product names, logos, slogans, trade dress and other indicia of source or origin, any applications and registrations for any of the foregoing and all renewals and extensions thereof, and all goodwill associated therewith and symbolized thereby.
“Treasury Regulations” means the regulations promulgated under the Code.
“VAT” means any Tax (i) imposed by the United Kingdom Value Added Tax Act 1994 or (ii) in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) or (iii) of a similar nature, wheresoever imposed.

10.2   Other Definitional and Interpretative Provisions.   The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections, Annexes and Exhibits are to Sections, Annexes and Exhibits of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to “made available” (or similar words of import) in respect of information made available by the Company or Parent mean any information made available to Parent or the Company, as applicable, and their respective Affiliates or Representatives, as applicable (including any information made available prior to the date hereof in the virtual data room maintained by the Company or Parent, as applicable, or in writing with respect to materials specifically references in the Company Disclosure Letter and the Parent Disclosure Letter). References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any person include the successors and permitted assigns of that person. All references to “dollars” or “$” are to United States dollars and all references to “pounds” or “£” are to the United Kingdom’s pounds sterling. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisors and, accordingly, it is the intention of the parties that this Agreement is not be construed more strictly with regard to one party than with regard to the others.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed on behalf of the parties as of the date first stated above.
ADAPTIMMUNE THERAPEUTICS PLC
By:
/s/ Adrian Rawcliffe

Name: Adrian Rawcliffe
Title:   Chief Executive Officer
CM MERGER SUB, INC.
By:
/s/ William Bertrand

Name: William Bertrand
Title:   President and Corporate Secretary
TCR2 THERAPEUTICS INC.
By:
/s/ Garry E. Menzel

Name: Garry E. Menzel
Title:   President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Exhibit A
Certificate of Incorporation

FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TCR2 THERAPEUTICS INC.
1.
Name.   The name of the corporation shall be TCR Therapeutics Inc. (the “Corporation”).

2.
Registered Office.   The address of its registered office in the State of Delaware is: The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.
Purpose.   The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

4.
Authorized Capital Stock.   The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock and the par value of each of such shares is $0.0001.

5.
The Corporation is to have perpetual existence.

6.
Board Power Regarding By-laws.   The board of directors of the Corporation (the “Board of Directors”) shall have the power to adopt, amend or repeal the by-laws of the Corporation.

7.
Election of Directors.   Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

8.
Meetings of Stockholders.   Meetings of stockholders may be held within or without of the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

9.
Corporate Power.   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10.
Liability.   The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director of the Corporation, against any liability or expense actually or reasonably incurred by such person in respect thereof; PROVIDED, HOWEVER, that the Corporation shall not be obligated to indemnify any such person: (i) with respect to proceedings, claims or actions initiated or brought voluntarily without the authorization or consent of the Corporation by such person and not by way of defense; (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement; (iii) for any breach of such person’s duty of loyalty to the Corporation or its stockholders; (iv) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (v) under Section 174 of the DGCL; or (vi) for any transaction from which such person derived an improper personal benefit. Such indemnification is not exclusive of any other right of indemnification provided by law, agreement or otherwise.

11.
Section 203 of the DGCL shall not apply to the Corporation.

Exhibit B
By-Laws

SECOND AMENDED AND RESTATED
BY-LAWS OF
TCR2 THERAPEUTICS INC.
ARTICLE I OFFICES
SECTION 1.1.   REGISTERED OFFICE.   The registered office of the corporation shall be established and maintained at the office of The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801, and said corporation shall be the registered agent of this corporation in charge thereof.
SECTION 1.2.   OTHER OFFICES.   The corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors of the corporation (the “Board of Directors”) may from time to time appoint or the business of the corporation may require.
ARTICLE II MEETING OF STOCKHOLDERS
SECTION 2.1.   PLACE OF MEETINGS.   Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as the Board of Directors shall determine. Rather than holding a meeting at any designated place, the Board of Directors may determine that a meeting shall be held solely by means of remote communications, which means shall meet the requirements of the Delaware General Corporation Law (the “DGCL”).
SECTION 2.2.   ANNUAL MEETINGS.   Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.
If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.
SECTION 2.3.   SPECIAL MEETINGS.   Special meetings of the stockholders for any purpose or purposes may be called by the President, Secretary or the Chairman of the Board of Directors, or by resolution of the directors. The business to be transacted at any special meeting shall be limited to the purposes stated in the notice.
SECTION 2.4.   REMOTE COMMUNICATIONS.   The Board of Directors may permit the stockholders and their proxy holders to participate in meetings of the stockholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the DGCL. The Board of Directors may adopt such guidelines and procedures applicable to participation in stockholders’ meetings by means of remote communication as it deems appropriate. Participation in a stockholders’ meeting by means of a method of remote communication permitted by the Board of Directors shall constitute presence in person at the meeting.
SECTION 2.5.   VOTING.   Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.
A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting), at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the place where the meeting is to be held. The list shall also be produced and kept at the meeting and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present. If the stockholders’ meeting is held solely by means of remote communications, the voting list shall be made available for inspection on a reasonably accessible electronic network for the entire duration of the meeting.
SECTION 2.6.   QUORUM.   Except as otherwise required by law, by the Certificate of Incorporation or by these By-laws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the voting power entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.
SECTION 2.7.   NOTICE OF MEETINGS.   Written notice, stating the place, date and time of any stockholders’ meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the DGCL and has been consented to by the stockholder to whom notice is given. If mailed, notice shall be deemed given when deposited in the U.S. mail, postage prepaid, directed to the stockholder’s address as it appears in the corporation’s records. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat. The notice shall state the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting.
SECTION 2.8.   ACTION WITHOUT MEETING.   Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders , or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE III DIRECTORS
SECTION 3.1.   NUMBER AND TERM.   The Board of Directors shall consist of one or more members and shall be initially one (1) director. At each annual meeting, the stockholders shall determine the number of directors; provided, that between annual meetings the authorized number of directors may be increased or decreased by the stockholders. A director shall hold office until a successor is elected and qualified, or until the earlier death, resignation, disqualification, or removal of the director.
 SECTION 3.2.   RESIGNATIONS.   Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.
SECTION 3.3.   VACANCIES.   If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the stockholders, by the affirmative vote of the holders of shares constituting a majority of the voting power of the corporation, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.
SECTION 3.4.   REMOVAL.   Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.
Unless the Certificate of Incorporation otherwise provides, stockholders may effect removal of a director who is a member of a classified Board of Directors only for cause. If the Certificate of Incorporation provides for cumulative voting and if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors of directors, or if there be classes of directors, at an election of the class of directors of which he is a part.
If the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, these provisions shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.
SECTION 3.5.   INCREASE OF NUMBER.   The number of directors may be increased by amendment of these By-laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.
SECTION 3.6.   POWERS.   The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-laws, conferred upon or reserved to the stockholders.
SECTION 3.7.   COMMITTEES.   The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-laws of the corporation; and, unless the resolution, these By-laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
SECTION 3.8.   MEETINGS.   Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.
Special meetings of the Board of Directors may be called by the President or by the Secretary on the written request of any director, on at least one day notice to each director and shall be held at such place or places as may be determined by the directors, or shall be stated in the call of the meeting.

Unless otherwise restricted by the Certificate of Incorporation or by these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
SECTION 3.9.   QUORUM.   A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation of the corporation or these By-laws shall require the vote of a greater number.
SECTION 3.10.   COMPENSATION.   Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
SECTION 3.11.   ACTION WITHOUT MEETING.   Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.
ARTICLE IV OFFICERS
SECTION 4.1.   OFFICERS.   The officers of the corporation shall be a President and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents, a Treasurer, and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Two or more offices may be held by the same person.
SECTION 4.2.   OTHER OFFICERS AND AGENTS.   The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
SECTION 4.3.   REMOVAL OF OFFICERS.   Any officer may be removed from office at any time, with or without cause, by the Board of Directors.
SECTION 4.4.   COMPENSATION.   Officers shall receive such amounts and types of compensation for their services as shall be fixed by the Board of Directors.
SECTION 4.5.   POWERS.   Unless otherwise specified by the Board of Directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these By-laws (if any are so set forth), (ii) set forth in the resolution of the Board of Directors electing that officer or any subsequent resolution of the Board of Directors with respect to that officer’s duties or (iii) commonly incident to the office held.
SECTION 4.6.   CHAIRMAN.   The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.
SECTION 4.7.   PRESIDENT.   The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or nonelection of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.
SECTION 4.8.   VICE-PRESIDENT.   Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.
SECTION 4.9.   SECRETARY.   The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.
SECTION 4.10.   TREASURER.   The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.
The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.
SECTION 4.11.   ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.   Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.
ARTICLE V MISCELLANEOUS
SECTION 5.1.   CERTIFICATES OF STOCK.   Certificate of stock, signed by the President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, may be issued or remain uncertificated. Any of or all the signatures may be facsimiles. The corporation shall maintain a stock register in the form attached as Exhibit A.
SECTION 5.2.   LOST CERTIFICATES.   A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.
SECTION 5.3.   TRANSFER OF SHARES.   The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.
SECTION 5.4.   STOCKHOLDERS RECORD DATE.   In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof,

or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
SECTION 5.5.   DIVIDENDS.   Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the company.
SECTION 5.6.   NO CORPORATE SEAL.   There shall be no corporate seal.
SECTION 5.7.   FISCAL YEAR.   The fiscal year of the corporation shall be determined by resolution of the Board of Directors.
SECTION 5.8.   CHECKS.   All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolutions of the Board of Directors.
SECTION 5.9.   NOTICE AND WAIVER OF NOTICE.   Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.
Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VI INDEMNIFICATION AND INSURANCE
SECTION 6.1.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.   Subject to the operation of Section 6.3 of this Article VI of these By-laws, each director and officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), and to the extent authorized in this Section 6.1.
(a)   Actions, Suits and Proceedings Other than By or In the Right of the Corporation.   Each director and officer shall be indemnified and held harmless by the corporation against any and all expenses and liabilities that are incurred or paid by such director or officer or on such director’s or officer’s behalf in connection with any proceeding or any claim, issue or matter therein (other than an action by or in the right of the corporation), which such director or officer is, or is threatened to be made, a party to or participant in by reason of such director’s or officer’s corporate status, if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
(b)   Actions, Suits and Proceedings By or In the Right of the Corporation.   Each director and officer shall be indemnified and held harmless by the corporation against any and all expenses that are incurred by such director or officer or on such director’s or officer’s behalf in connection with any proceeding or any claim, issue or matter therein by or in the right of the corporation, which such director or officer is, or is threatened to be made, a party to or participant in by reason of such director’s or officer’s corporate status, if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made under this Section 6.1(b) in respect of any claim, issue or matter as to which such director or officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the corporation, unless, and only to the extent that, the court in which such proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnification for such expenses that such court deems proper.
(c)   Survival of Rights.   The rights of indemnification provided by this Section 6 shall continue as to a director or officer after he or she has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.
(d)   Actions by Directors or Officers.   Notwithstanding the foregoing, the corporation shall indemnify any director or officer seeking indemnification in connection with a proceeding initiated by such director or officer only if such proceeding (including any parts of such proceeding not initiated by such director or officer) was authorized in advance by the Board of Directors of the corporation, unless such proceeding was brought to enforce such officer’s or director’s rights to indemnification or, in the case of directors, advancement of expenses under these By-laws in accordance with the provisions set forth herein.
SECTION 6.2.   INDEMNIFICATION OF NON-OFFICER EMPLOYEES.   Subject to the operation of Section 6.3 of this Article VI of these By-laws, each non-officer employee may, in the discretion of the Board of Directors of the corporation, be indemnified by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all expenses and liabilities that are incurred by such non-officer employee or on such non-officer employee’s behalf in connection with any threatened, pending or completed proceeding, or any claim, issue or matter therein, which such non-officer employee is, or is threatened to be made, a party to or participant in by reason of such non-officer employee’s corporate status, if such non-officer employee acted in good faith and in a manner such non-officer employee reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 6.2 shall exist as to a non-officer employee after he or she has ceased to be a non-officer employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the corporation may indemnify any non-officer employee seeking indemnification in connection with a proceeding initiated by such non-officer employee only if such proceeding was authorized in advance by the Board of Directors of the corporation.
SECTION 6.3.   DETERMINATION.   Unless ordered by a court, no indemnification shall be provided pursuant to this Article VI to a director, to an officer or to a non-officer employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the disinterested directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of disinterested directors, such committee having been designated by a majority vote of the disinterested directors (even though less than a quorum), (c) if there are no such disinterested directors, or if a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the corporation.
SECTION 6.4.   ADVANCEMENT OF EXPENSES TO DIRECTORS PRIOR TO FINAL DISPOSITION.
(a)   The corporation shall advance all expenses incurred by or on behalf of any director in connection with any proceeding in which such director is involved by reason of such director’s corporate status within thirty (30) days after the receipt by the corporation of a written statement from such director requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such director and shall be preceded or accompanied by an undertaking by or on behalf of such director to repay any expenses so advanced if it shall ultimately be determined that such director is not entitled to be indemnified against such expenses. Notwithstanding the foregoing, the corporation shall advance all expenses incurred by or on behalf of any director seeking advancement of expenses hereunder in connection with a proceeding initiated by such director only if such proceeding (including any parts of such proceeding not initiated by such director) was (i) authorized by the Board of Directors of the corporation, or (ii) brought to enforce such director’s rights to indemnification or advancement of expenses under these By-laws.
(b)   If a claim for advancement of expenses hereunder by a director is not paid in full by the corporation within thirty (30) days after receipt by the corporation of documentation of expenses and the required undertaking, such director may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and if successful in whole or in part, such director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of expenses under this Article VI shall not be a defense to an action brought by a director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a director is not entitled to an advancement of expenses shall be on the corporation.
(c)   In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the director has not met any applicable standard for indemnification set forth in the DGCL.
SECTION 6.5.   ADVANCEMENT OF EXPENSES TO OFFICERS AND NON-OFFICER EMPLOYEES PRIOR TO FINAL DISPOSITION.
(a)   The corporation may, at the discretion of the Board of Directors of the corporation, advance any or all expenses incurred by or on behalf of any officer or any non-officer employee in connection with any proceeding in which such person is involved by reason of his or her corporate status as an officer or non-officer employee upon the receipt by the corporation of a statement or statements from such officer or non-officer employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such officer or non-officer employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any expenses so advanced if it shall ultimately be determined that such officer or non-officer employee is not entitled to be indemnified against such expenses.
(b)   In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the officer or non-officer employee has not met any applicable standard for indemnification set forth in the DGCL.
SECTION 6.6.   ENFORCEMENT.   Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this By-law shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Article VI to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the fullest extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the corporation.
SECTION 6.7.   NON-EXCLUSIVITY OF RIGHTS.   The rights conferred on any person by this By-law shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, non-officer employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.
SECTION 6.8.   SURVIVAL OF RIGHTS.   The rights conferred on any person by this By-law shall continue as to a person who has ceased to be a director, officer, non-officer employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
SECTION 6.9.   INSURANCE.   To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VI.
SECTION 6.10.   AMENDMENTS.   Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this By-law in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.
SECTION 6.11.   SAVING CLAUSE.   If this By-law or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law. If this Article VI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under any other applicable law.
SECTION 6.12.   CERTAIN DEFINITIONS.   For the purposes of this Article VI, the following definitions shall apply:
(a)   The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and non-officer employees or agents, so that any person who is or was a director, officer, non-officer employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, non-officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
(b)   References to a “director,” “executive officer,” “officer,” “non-officer employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving or has served at the request of the corporation as, respectively, a director, executive officer, officer, non-officer employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise. Notwithstanding the foregoing, references to a “director,” “executive officer,” “officer,” “non-officer employee,” or “agent” of the corporation shall not include a person who is serving or has served as a director, executive officer, officer, non-officer employee, trustee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the corporation;
(c)   References to “disinterested director” means, with respect to each proceeding in respect of which indemnification is sought hereunder, a director of the corporation who is not and was not a party to such proceeding.
(d)   The term “expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a proceeding.
(e)   References to “liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.
(f)   References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.
(g)   The term “proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative.
(h)   References to “electronic transmission” shall mean a form of communication not directly involving the physical transmission of paper that satisfies the requirements with respect to such communications contained in the DGCL.
ARTICLE VII AMENDMENTS
These By-laws may be altered or repealed and By-laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-law or By-laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-law or By-laws to be made, be contained in the notice of such special meeting.
Approved: [•], 2023

Annex B
EXECUTION VERSION
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”) is made and entered into as of March 5, 2023 (the “Agreement Date”), by and among (a) Adaptimmune Therapeutics PLC (“Parent”), a public company limited by shares incorporated in England and Wales, (b) TCR2 Therapeutics Inc. (the “Company”), a Delaware corporation and (c) [SHAREHOLDER] (the “Shareholder”). Each of Parent, the Company and the Shareholder are sometimes referred to as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
A.   Concurrently with the execution and delivery of this Agreement, Parent, the Company and CM Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) in substantially the form attached hereto as Exhibit B.
B.   As of the Agreement Date, the Shareholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the Parent Ordinary Shares or Parent ADSs, as applicable, described on Exhibit A (the “Owned Shares”, and the Owned Shares together with any additional Parent Ordinary Shares or Parent ADSs that the Shareholder may acquire record and/or beneficial ownership of (including through the exercise of any Parent Options) after the Agreement Date, the “Covered Shares”).
C.   As an inducement to the willingness of the Company to enter into the Merger Agreement, the Company has required that the Shareholder enter into this Agreement with respect to the Covered Shares, and the Shareholder desires to enter into this Agreement to induce the Company to enter into the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.   Agreement to Vote the Covered Shares; Appointment of Proxy
1.1.   Agreement to Vote.   Until the earliest to occur of (a) the Effective Time, (b) receipt of the Parent Shareholder Approval, and (c) such date and time as the Merger Agreement is validly terminated pursuant to Section 8 thereof (as applicable, the “Expiration Time”), at every meeting of the Parent Shareholders at which the approval of the authorization of the Parent Board to issue and allot all Parent Ordinary Shares, which shall be represented by Parent ADSs, to be issued in connection with the Merger (the “Issuance”) is to be voted on (and at every adjournment or postponement thereof), the Shareholder shall (i) if a holder of Parent Ordinary Shares, vote (including via proxy) all of the Shareholder’s Covered Shares in accordance with the Parent Recommendation, on or before 48 hours prior to any meeting of Parent Shareholders, and (ii) if a holder of Parent ADSs, instruct the registered holder/depositary to vote all of the Shareholder’s Covered Shares in accordance with the Parent Recommendation and in accordance with the voting procedures of the Parent ADSs applicable to any general meeting of Parent Shareholders on or before the fifth (5th) business day prior to any meeting of Parent Shareholders or such other period as may be required by the depositary for the Parent ADSs.
1.2.   Forms and Power of Attorney.   The Shareholder agrees to duly complete forms of proxy and, in respect of Parent ADSs, the relevant voting forms in accordance with the rules applicable to the Parent ADSs in respect of all of his, her or its Covered Shares, and any other required documents in connection therewith, and cause same to be validly delivered in support of (and indicating that all Covered Shares are voted in favor of approving) the matters to be voted on at the Parent Shareholders

Meeting and will not withdraw the forms of proxy or other documentation except as expressly otherwise provided in this Agreement. The obligations of the Shareholder specified in Section 1.1 and Section 1.2 shall apply whether or not the transactions contemplated by the Merger Agreement, including the Merger, or any other action described above is recommended by the Parent Board. The Shareholder irrevocably and by way of security for its obligations hereunder appoints any director of Parent to be its attorney in its name and on its behalf to take effect on the dispatch of the Proxy Statement/Prospectus and only then if such Shareholder has failed to comply with its obligations under Section 1.1 or Section 1.2 of this Agreement, with full power and authority to sign, execute and deliver a form of proxy, form of instruction to the depositary of the Parent ADSs and/or such other documents and to do all such acts and things as may be necessary for or incidental to the performance of their obligations under this Agreement.
1.3.   Quorum.   Until the Expiration Time, at every meeting of the Parent Shareholders (and at every adjournment or postponement thereof), the Shareholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.
2.   Representations and Warranties of the Shareholder.   The Shareholder hereby severally, and not jointly or jointly and severally, represents and warrants as follows:
2.1.   Incorporation; Authorization.   If the Shareholder is a corporation or other legal entity, the Shareholder is duly organized and validly existing under the laws of the jurisdiction of its incorporation, formation or organization. The Shareholder has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at Law or in equity.
2.2.   Ownership of Subject Securities.   The Shareholder is, and, subject to any transfer permitted pursuant to Section 4.1(a), will be continuously up until the Effective Time, the direct or indirect beneficial owner of the Owned Shares set out opposite such Shareholder’s name in Exhibit A, with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever. The Shareholder does not own or have any interest in any securities of Parent other than the Owned Shares. The Shareholder is not a party to, bound or affected by or subject to, any charter or by-law, contract, agreement provision, statute, regulation, judgment, order, decree or law which would be violated, contravened, breached by, or under which any default would occur as a result of, the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.
2.3.   Consents.   No consents or approvals of, or filings with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby in connection with (a) the execution and delivery by the Shareholder and enforcement against the Shareholder of this Agreement, or (b) the consummation of any transactions by the Shareholder provided for herein.
(a)   No Conflicts.   Neither the execution and delivery of this Agreement by the Shareholder nor compliance by the Shareholder with any provision of this Agreement shall (a) conflict with or violate any organizational documents of the Shareholder, (b) violate any order, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any Governmental Authority or any Law applicable to the Shareholder or (c) violate, breach, result in the loss of any benefit under, conflict with any provisions of, or constitute a default (or an event which, with the notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under any contract to which the Shareholder is bound.
(b)   Legal Proceedings.   There are no material complaints, claim, action, charge, suit, arbitration, mediation, investigation or proceeding pending or threatened against the Shareholder, or any of the Owned Shares of the Shareholder, and there are no material outstanding judgments, writs, injunctions, decrees or orders of any Governmental Authority against or binding on the Shareholder, or any of the Owned Shares of the Shareholder.
(c)   No Commitment.   None of the Owned Shares held by the Shareholder is the subject of any commitment, undertaking or agreement, the terms of which would affect in any way the ability of the Shareholder to perform the Shareholder’s obligations with respect to such Owned Shares as set out in this Agreement.
3.   Representations and Warranties of Parent.   Parent hereby represents and warrants to the Shareholder as follows:
3.1.   Incorporation; Authorization.   Parent is a public company limited by shares duly organized and validly existing under the laws of England and Wales. Parent has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at Law or in equity.
3.2.   No Conflicts.   Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any provision of this Agreement shall (a) conflict with or violate the articles of association or other charter documents of Parent, (b) violate any order, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any Governmental Authority or any Law applicable to Parent or (c) violate, breach, result in the loss of any benefit under, conflict with any provisions of, or constitute a default (or an event which, with the notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under any contract to which Parent is bound.
3.3.   Legal Proceedings.   There are no material complaints, claim, action, charge, suit, arbitration, mediation, investigation or proceeding pending or threatened against Parent, or any securities of Parent, and there are no material outstanding judgments, writs, injunctions, decrees or orders of any Governmental Authority against or binding on Parent, or any securities of Parent.
4.   Miscellaneous.
4.1.   No Transfer of Covered Shares[; Lock-Up.]
(a)   Prior to the Expiration Time, the Shareholder agrees not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily, offer to transfer or consent to any transfer or enter into any contract, option or other agreement or understanding with respect to the transfer of any or all of the interest in such Shareholder’s Covered Shares, or (ii) take any action or agree or commit to take any action that would make any representation or warranty of such Shareholder contained in this Agreement untrue or incorrect or have the effect of preventing or materially delaying the Shareholder from or in performing its obligations under this Agreement; provided, however, that nothing in this Section 4.1(a) shall prohibit a transfer of Covered Shares (w) with the prior written consent of the Company, (x) to any member of the Shareholder’s immediate family, or to a trust for the benefit of the Shareholder or any member of the Shareholder’s immediate family, or otherwise for estate planning purposes,

(y) by will or under the laws of intestacy upon the death of the Shareholder, (z) pursuant to a qualified domestic order, (aa) to any charitable organization or (bb) by Parent effecting a pre-arranged sell to cover exercise of a Parent restricted stock unit style option in which the Parent issues Parent Ordinary Shares to settle the sales of Parent ADSs made in order to pay the exercise price and other sale costs and to satisfy the Shareholder’s tax withholding obligation upon the exercise of a Parent restricted stock unit style option, as permitted pursuant to the terms of any Parent Plan and (cc) any Shareholder that is an entity may transfer Covered Shares to any Affiliate of such Shareholder or to one or more partners or members of such Shareholder; provided, further, that a transfer referred to in the foregoing clauses of this sentence shall be permitted only if the transferee agrees in a written document, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Agreement.
(b)   [At the Effective Time, the Shareholder shall enter into a Lock-Up Agreement in substantially the form attached hereto as Exhibit C.]
4.2.   Non-Solicitation.   From and after the date hereof until the Expiration Time, the Shareholder will not, and will not permit any entity under such Shareholder’s control to, take any action that Parent is prohibited from taking pursuant to Section 5.4 of the Merger Agreement.
4.3.   Further Assurances.   From time to time, at Parent’s or the Company’s request and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement and the Merger Agreement.
4.4.   Termination.   This Agreement shall automatically terminate without further action by any of the Parties hereto and shall have no further force or effect as of the Expiration Time, provided that Section 4.6 shall continue until the earlier of the Effective Time and the valid termination of the Merger Agreement.
4.5.   Capacity as a Shareholder.   Notwithstanding anything in this Agreement to the contrary, the Shareholder signs this Agreement solely in the Shareholder’s capacity as a shareholder of Parent, and not in any other capacity (including, if applicable, in such Shareholder’s capacity as a director or officer of Parent) and this Agreement shall not limit or otherwise affect the actions or inactions of any Affiliate, representative or designee of the Shareholder or any of its Affiliates in his or her capacity, if applicable, as an officer or director of any other person. Nothing herein shall in any way restrict a Shareholder that is a director or officer of Parent in the taking of any actions (or failure to act) in his or her capacity as a director or officer of Parent if such action (or failure to act) would be inconsistent with the exercise of his or her fiduciary duties as a director or officer of Parent.
4.6.   Other Miscellaneous Provisions.   The following provisions of the Merger Agreement shall apply mutatis mutandis to this Agreement: Section 8.5 (Amendment), Section 9.2 (Notices), Section 9.4 (Governing Law), Section 9.6 (Counterparts and Signature), Section 9.9 (Enforcement) and Section 9.11 (Waiver of Jury Trial).
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
ADAPTIMMUNE THERAPEUTICS PLC
By:

Name: Adrian Rawcliffe
Title:   Chief Executive Officer
TCR2 THERAPEUTICS INC.
By:

Name: Garry E. Menzel
Title:   President and Chief Executive Officer
[SHAREHOLDER]

[Signature Page to the Parent Voting Agreement]

Annex C
EXECUTION VERSION
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”) is made and entered into as of March 5, 2023 (the “Agreement Date”), by and among (a) Adaptimmune Therapeutics PLC (“Parent”), a public company limited by shares incorporated in England and Wales, (b) TCR2 Therapeutics Inc. (the “Company”), a Delaware corporation and (c) [STOCKHOLDER] (the “Stockholder”). Each of Parent, the Company and the Stockholder are sometimes referred to as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
A.   Concurrently with the execution and delivery of this Agreement, Parent, the Company and CM Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) in substantially the form attached hereto as Exhibit B.
B.   As of the Agreement Date, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of Company Common Stock described on Exhibit A (the “Owned Shares”, and the Owned Shares together with any additional shares of Company Common Stock that the Stockholder may acquire record and/or beneficial ownership of (including through the exercise of any Company Options or Company Restricted Stock Units) after the Agreement Date, the “Covered Shares”).
C.   As an inducement to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholder enter into this Agreement with respect to the Covered Shares, and the Stockholder desires to enter into this Agreement to induce Parent to enter into the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.   Agreement to Vote the Covered Shares; Appointment of Proxy
1.1.   Agreement to Vote.   Until the earliest to occur of (a) the Effective Time, (b) receipt of the Company Stockholder Approval, and (c) such date and time as the Merger Agreement is validly terminated pursuant to Section 8 thereof (as applicable, the “Expiration Time”), at every meeting of the holders of shares of Company Common Stock (the “Company Stockholders”) at which the approval of the Merger Agreement or the Merger is to be voted on (and at every adjournment or postponement thereof), the Stockholder shall vote (including via proxy), on or before the fifth (5th) business day prior to any meeting of the Company Stockholders, all of the Stockholder’s Covered Shares in accordance with the Company Recommendation.
1.2.   Appointment of Proxy.   The Stockholder hereby irrevocably appoints the Company and any designee thereof as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written resolution, if applicable) the Covered Shares in accordance with Section 1.1 at any meeting of the Company Stockholders, however called, including any adjournment or postponement thereof, at which the matters described in Section 1.1 are to be considered. The Stockholder agrees to duly complete forms of proxy in respect of all of his, her or its Covered Shares, and any other required documents in connection therewith, and cause same to be validly delivered in support of (and indicating that all Covered Shares are voted in favor of approving) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement at the Company Stockholders Meeting and will not withdraw the forms of proxy except as expressly otherwise provided in this Agreement. The obligations of the Stockholder specified in Section 1.1 shall apply whether or not the transactions contemplated by the Merger Agreement, including the Merger, or any other action described above is recommended by the Company Board. The Stockholder affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. The Stockholder further affirms that the irrevocable proxy is coupled with an interest and is intended to be irrevocable prior to the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then the Stockholder agrees to vote such Covered Shares in accordance with Section 1.1 above as instructed by the Company in writing prior to the Expiration Time.
1.3.   Quorum.   Until the Expiration Time, at every meeting of the Company Stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.
2.   Representations and Warranties of the Stockholder.   The Stockholder hereby severally, and not jointly or jointly and severally, represents and warrants as follows:
2.1.   Incorporation; Authorization.   If the Stockholder is a corporation or other legal entity, such Stockholder is duly organized and validly existing under the laws of the jurisdiction of its incorporation, formation or organization. The Stockholder has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at Law or in equity.
2.2.   Ownership of Subject Securities.   The Stockholder is, and, subject to any transfer permitted pursuant to Section 4.1(a), will be continuously up until the Effective Time, the direct or indirect beneficial owner of the Owned Shares set out opposite such Stockholder’s name in Exhibit A, with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever. The Stockholder does not own or have any interest in any securities of the Company other than the Owned Shares. The Stockholder is not a party to, bound or affected by or subject to, any charter or by-law, contract, agreement provision, statute, regulation, judgment, order, decree or law which would be violated, contravened, breached by, or under which any default would occur as a result of, the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.
2.3.   Consents.   No consents or approvals of, or filings with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby in connection with (a) the execution and delivery by the Stockholder and enforcement against the Stockholder of this Agreement, or (b) the consummation of any transactions by the Stockholder provided for herein.
(a)   No Conflicts.   Neither the execution and delivery of this Agreement by the Stockholder nor compliance by the Stockholder with any provision of this Agreement shall (a) conflict with or violate any organizational documents of the Stockholder, (b) violate any order, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any Governmental Authority or any Law applicable to the Stockholder or (c) violate, breach, result in the loss of any benefit under, conflict with any provisions of, or constitute a default (or an event which, with the notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under any contract to which the Stockholder is bound.

(b)   Legal Proceedings.   There are no material complaints, claim, action, charge, suit, arbitration, mediation, investigation or proceeding pending or threatened against the Stockholder, or any of the Owned Shares of the Stockholder, and there are no material outstanding judgments, writs, injunctions, decrees or orders of any Governmental Authority against or binding on the Stockholder, or any of the Owned Shares of the Stockholder.
(c)   No Commitment.   None of the Owned Shares held by the Stockholder is the subject of any commitment, undertaking or agreement, the terms of which would affect in any way the ability of the Stockholder to perform the Stockholder’s obligations with respect to such Owned Shares as set out in this Agreement.
3.    Representations and Warranties of the Company.   The Company hereby represents and warrants to the Stockholder as follows:
3.1.   Incorporation; Authorization.   The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at Law or in equity.
3.2.   No Conflicts.   Neither the execution and delivery of this Agreement by the Company nor compliance by the Company with any provision of this Agreement shall (a) conflict with or violate the certificate of incorporation, by-laws or other charter documents of the Company, (b) violate any order, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any Governmental Authority or any Law applicable to the Company or (c) violate, breach, result in the loss of any benefit under, conflict with any provisions of, or constitute a default (or an event which, with the notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under any contract to which the Company is bound.
3.3.   Legal Proceedings.   There are no material complaints, claim, action, charge, suit, arbitration, mediation, investigation or proceeding pending or threatened against the Company, or any securities of the Company, and there are no material outstanding judgments, writs, injunctions, decrees or orders of any Governmental Authority against or binding on the Company, or any securities of the Company.
4.    Miscellaneous.
4.1.   No Transfer of Covered Shares[; Lock-Up.]
(a)   Prior to the Expiration Time, the Stockholder agrees not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily, offer to transfer or consent to any transfer or enter into any contract, option or other agreement or understanding with respect to the transfer of any or all of such Stockholder’s Covered Shares, or (ii) take any action or agree or commit to take any action that would make any representation or warranty of such Stockholder contained in this Agreement untrue or incorrect or have the effect of preventing or materially delaying the Stockholder from or in performing its obligations under this Agreement; provided, however, that nothing in this Section 4.1(a) shall prohibit a transfer of Covered Shares (w) with the prior written consent of Parent, (x) to any member of the Stockholder’s immediate family, or to a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family, or otherwise for estate planning purposes, (y) by will or under the laws of intestacy upon the death of a Stockholder, (z) pursuant to a qualified domestic order, (aa) to any charitable organization or (bb) by effecting a “net exercise” of a Company Option or a

“net settlement” of a Company Restricted Stock Unit in which the Company holds back shares of Company Common Stock otherwise issuable (but not the sale of already-owned shares of Company Common Stock) either to pay the exercise price upon the exercise of a Company Option or settlement of a Company Restricted Stock Unit or to satisfy the Stockholder’s tax withholding obligation upon the exercise of a Company Option or settlement of a Company Restricted Stock Unit, in each case as permitted pursuant to the terms of any Company Benefit Plan and (cc) any Stockholder that is an entity may transfer Covered Shares to any Affiliate of such Stockholder or to one or more partners or members of Stockholder; provided, further, that a transfer referred to in the foregoing clauses of this sentence shall be permitted only if the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.
(b)   [At the Effective Time, the Stockholder shall enter into a Lock-Up Agreement in substantially the form attached hereto as Exhibit C.]
4.2.   Non-Solicitation.   From and after the date hereof until the Expiration Time, the Stockholder will not, and will not permit any entity under such Stockholder’s control to, take any action that the Company is prohibited from taking pursuant to Section 5.3 of the Merger Agreement.
4.3.   Further Assurances.   From time to time, at Parent’s or the Company’s request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement and the Merger Agreement.
4.4.   Termination.   This Agreement shall automatically terminate without further action by any of the Parties hereto and shall have no further force or effect as of the Expiration Time, provided that Section 4.6 shall continue until the earlier of the Effective Time and the valid termination of the Merger Agreement.
4.5.   Capacity as a Stockholder.   Notwithstanding anything in this Agreement to the contrary, the Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in any other capacity (including, if applicable, in such Stockholder’s capacity as a director or officer of the Company) and this Agreement shall not limit or otherwise affect the actions or inactions of any Affiliate, representative or designee of the Stockholder or any of its Affiliates in his or her capacity, if applicable, as an officer or director of any other person. Nothing herein shall in any way restrict a Stockholder that is director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company if such action (or failure to act) would be inconsistent with the exercise of his or her fiduciary duties as a director or officer of the Company.
4.6.   Other Miscellaneous Provisions.   The following provisions of the Merger Agreement shall apply mutatis mutandis to this Agreement: Section 8.5 (Amendment), Section 9.2 (Notices), Section 9.4 (Governing Law), Section 9.6 (Counterparts and Signature), Section 9.9 (Enforcement) and Section 9.11 (Waiver of Jury Trial).
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
ADAPTIMMUNE THERAPEUTICS PLC
By:

Name: Adrian Rawcliffe
Title:   Chief Executive Officer
TCR2 THERAPEUTICS INC.
By:

Name: Garry E. Menzel
Title:   President and Chief Executive Officer
[STOCKHOLDER]

[Signature Page to Company Voting Agreement]

Annex D
Opinion of Cowen and Company, LLC
March 5, 2023
The Board of Directors
Adaptimmune Therapeutics plc
60 Jubilee Avenue, Milton Park
Abingdon, Oxfordshire OX14 4RX
United Kingdom
The Board of Directors:
In your capacity as the Board of Directors (the “Board of Directors”) of Adaptimmune Therapeutics plc (“Adaptimmune”), you have requested our opinion (the “Opinion”), as investment bankers, as to the fairness, from a financial point of view, to Adaptimmune of the Exchange Ratio (as defined below) provided for pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into among Adaptimmune, CM Merger Sub, Inc., an indirect wholly owned subsidiary of Adaptimmune (“Merger Sub”), and TCR2 Therapeutics Inc. (“TCR2”).
As more fully described in the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into TCR2 (the “Merger”), with TCR2 surviving the Merger as an indirect wholly owned subsidiary of Adaptimmune, pursuant to which each outstanding share of the common stock, par value $0.0001 per share, of TCR2 (“TCR2 Common Stock”) will be converted into the right to receive 1.5117 (the “Exchange Ratio”) American Depositary Shares of Adaptimmune (“Adaptimmune ADSs”), with each Adaptimmune ADS representing six ordinary shares, par value £0.001 per share, of Adaptimmune (“Adaptimmune Ordinary Shares”).
Cowen and Company, LLC (“we” or “Cowen”), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade the securities of Adaptimmune, TCR2 and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.
We are acting as financial advisor to Adaptimmune in connection with the Merger and will receive a fee from Adaptimmune for our services, a significant portion of which is contingent upon consummation of the Merger. We also will receive a fee in connection with this Opinion. In addition, Adaptimmune has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. Cowen in the past has provided, currently is providing and in the future may provide financial advisory and/or investment banking services to Adaptimmune and/or its affiliates unrelated to the Merger, for which services Cowen has received and expects to receive compensation, including during the two years preceding the date of this Opinion having served as sales agent for certain at-the-market offerings of Adaptimmune ADSs. Although Cowen has not had a material relationship with TCR2 during the two years preceding the date of this Opinion, Cowen in the future may provide services to TCR2 and/or its affiliates and may receive compensation for the rendering of such services.
In connection with our Opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:
•
an execution version, provided to us on March 5, 2023, of the Merger Agreement;

•
certain publicly available financial and other information for Adaptimmune and certain other relevant financial and operating data furnished to Cowen by the management of Adaptimmune;

•
certain publicly available financial and other information for TCR2 and certain other relevant financial and operating data furnished to Cowen by the management of TCR2;

•
certain internal financial analyses, probability-adjusted financial forecasts, reports and other information concerning Adaptimmune prepared by the management of Adaptimmune (the “Adaptimmune Forecasts”);

•
certain internal financial analyses, probability-adjusted financial forecasts, reports and other information concerning TCR2prepared by the management of TCR2 as adjusted by the management of Adaptimmune (as adjusted, the “TCR2 Forecasts”);

•
discussions we have had with certain members of the managements of Adaptimmune and TCR2, as the case may be, concerning the historical and current business operations, financial conditions and prospects of Adaptimmune and TCR2 and such other matters we deemed relevant;

•
certain operating results of, and financial and stock market information for, Adaptimmune and TCR2 as compared to similar information for certain publicly traded companies we deemed relevant;

•
certain financial terms of the Merger as compared to the financial terms of certain selected business combinations we deemed relevant; and

•
such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this Opinion.

In conducting our review and arriving at our Opinion, we have, at your direction, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by Adaptimmune and TCR2, respectively, or which is publicly available or was otherwise reviewed by us. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. We have relied upon the respective representations of Adaptimmune and TCR2 that all information provided to us by Adaptimmune and TCR2, as the case may be, is accurate and complete in all material respects and we expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our Opinion of which we become aware after the date hereof.
We have assumed, at your direction, that the Adaptimmune Forecasts and the TCR2 Forecasts (as adjusted, in the case of the TCR2 Forecasts, by the management of Adaptimmune) were reasonably prepared by the managements of Adaptimmune and TCR2, as the case may be, on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of Adaptimmune and TCR2 and the other matters covered thereby, and that such Adaptimmune Forecasts and TCR2 Forecasts utilized in our analyses provide a reasonable basis for our Opinion. We have relied on the assessments of the managements of Adaptimmune and TCR2 as to, among other things, (i) the existing product pipeline, technology and intellectual property of, and the viability of and risks associated with the future products, product pipeline, technology and intellectual property of, Adaptimmune and TCR2, (ii) certain potential equity issuances of Adaptimmune and TCR2, including with respect to the timing, amount, pricing and other terms involved and potential impact thereof on Adaptimmune and TCR2, and (iii) the ability of Adaptimmune to integrate the operations of TCR2 and Adaptimmune. We have assumed that there will be no developments with respect to any such matters, or currency or exchange rate fluctuations associated with Adaptimmune ADSs, that would have an adverse effect on Adaptimmune, TCR2 or the Merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or Opinion. We express no opinion as to the Adaptimmune Forecasts, the TCR2 Forecasts or the assumptions on which they are based. For purposes of our analyses and Opinion, we have evaluated Adaptimmune ADSs as if six Adaptimmune Ordinary Shares have a value equivalent to, and would be represented by, one Adaptimmune ADS.
In addition, we have assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, businesses or prospects of Adaptimmune or TCR2 since the dates of the last financial statements made available to us. We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of Adaptimmune, TCR2 or any other entity, nor have we been furnished with such materials. We have not conducted nor have we assumed any obligation to conduct any physical inspection of the properties or facilities of Adaptimmune, TCR2 or any other entity. We also have not evaluated the solvency or fair value of Adaptimmune, TCR2 or any other entity under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. In addition, we have not undertaken an independent evaluation of any actual or potential litigation, settlements, governmental or regulatory proceedings or investigations, possible unasserted claims or other contingent liabilities to which Adaptimmune, TCR2 or any other entity may be a party or subject. We have assumed that the Merger will qualify for the intended tax treatment contemplated by the Merger Agreement. Our Opinion does not address any legal, tax, accounting or regulatory matters related to the Merger Agreement or the Merger, as to which we have assumed that Adaptimmune and the Board of Directors have received such advice from legal, tax, accounting and regulatory advisors as each has determined appropriate.
Our Opinion addresses only the fairness of the Exchange Ratio, from a financial point of view, to Adaptimmune. We express no view as to any other aspect or implication of the Merger, including, without limitation, any voting agreements or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. Our Opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our Opinion, we do not have any obligation to update, revise or reaffirm our Opinion and we expressly disclaim any responsibility to do so.
We have not considered any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the Securities and Exchange Commission, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.
For purposes of rendering our Opinion, we have assumed in all respects material to our analyses that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We also have assumed that the final executed form of the Merger Agreement will be substantially similar to the execution version reviewed by us. We further have assumed that all governmental, regulatory and other consents and approvals contemplated by the Merger Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on Adaptimmune, TCR2 or the Merger (including the contemplated benefits thereof). In addition, we have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable state or federal statutes, rules and regulations.
It is understood that our Opinion is intended for the benefit and use of the Board of Directors (in its capacity as such) in its evaluation of the Exchange Ratio. Our Opinion should not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. However, our Opinion may be reproduced in full in any proxy statement or registration statement relating to the Merger that Adaptimmune is required to file under the Securities Exchange Act of 1934, as amended, and mail to securityholders of Adaptimmune. Our Opinion does not constitute a recommendation to the Board of Directors on whether or not to approve the Merger or to any securityholder or any other person as to how to vote or act with respect to the Merger or otherwise. We are not expressing any opinion as to the actual value, price or trading range of Adaptimmune Ordinary Shares, Adaptimmune ADSs or TCR2 Common Stock upon or following announcement or consummation of the Merger. We have not been requested to opine as to, and our Opinion does not in any manner address, Adaptimmune’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to other business strategies or transactions that might be available to Adaptimmune. In addition, we have not been requested to opine as to, and our Opinion does not in any manner address, (i) the fairness of the amount or nature of the compensation to the officers, directors or employees, or class of such persons, of any parties to the Merger relative to the Exchange Ratio or otherwise or (ii) the fairness of the Merger or the Exchange Ratio to the holders of any class of securities, creditors or other constituencies of Adaptimmune or TCR2.
The issuance of this Opinion was reviewed and approved by Cowen’s Fairness Opinion Review Committee.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio provided for pursuant to the Merger Agreement is fair, from a financial point of view, to Adaptimmune.
Very truly yours,
COWEN AND COMPANY, LLC

Annex E
March 5, 2023
Board of Directors
TCR2 Therapeutics Inc.
100 Binney Street, Suite 710
Cambridge, Massachusetts
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.0001 per share (the “Company Common Stock”), of TCR2 Therapeutics Inc. (the “Company”), of the Exchange Ratio (as defined below) pursuant to the Agreement and Plan of Merger, to be dated as of March 5, 2023 (the “Agreement”), by and among Adaptimmune Therapeutics plc (the “Parent”), CM Merger Sub, Inc. (“Merger Sub”), an indirect wholly-owned subsidiary of the Parent, and the Company. The Agreement provides for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock, subject to certain exceptions, will be converted into the right to receive 1.5117 (the “Exchange Ratio”) Parent American Depository Shares (“Parent ADSs”) representing six Parent Ordinary Shares, par value £0.001 per share (“Parent Shares”), of the Parent. The terms and conditions of the Merger are more fully set forth in the Agreement.
In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft, labeled “Execution Version”, of the Agreement; (ii) reviewed and analyzed certain financial and other data with respect to the Company and the Parent which was publicly available, (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Parent that were furnished to us by the Company and the Parent, respectively; (iv) conducted discussions with members of senior management and representatives of the Company and the Parent concerning the matters described in clauses (ii) and (iii) above, as well as their respective businesses and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and Parent ADSs and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company and the Parent with that of certain other publicly-traded companies that we deemed relevant; and (vii) reviewed the implied premia paid, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.
We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided by the Company has been prepared on a reasonable basis, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company and the Parent as to the expected future results of operations and financial condition of the Company and the Parent, respectively, to which such financial forecasts, estimates and other forward-looking information relate, including (i) risk adjustments applied by the managements of each of the Company and the Parent to their respective forecasts and estimates, and (ii) estimates of additional cash needs until the next clinical data milestone, as estimated by each respective management. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on the assessment of the Company and its legal, tax and independent accountants with respect to legal, tax, and accounting matters with respect to the Company, the Parent and the Agreement, as well as such management’s views regarding the financial forecasts and estimates of Parent referred to above.

Board of Directors, TCR2 Therapeutics Inc.
March 5, 2023

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company, the Parent or the contemplated benefits of the Merger.
In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company or the Parent, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company or the Parent under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company, the Parent or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, the Parent or any of their affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor the Parent is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.
No company or transaction used in any analysis for purposes of comparison is identical to the Company, the Parent or the Merger. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which the Company, the Parent and the Merger were compared and other factors that could affect the public trading value or transaction value of the companies.
This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which Company Common Stock or Parent ADSs may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.
We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We have, in the past, provided financial advisory and financing services to the Company, as well as to certain stockholders of each of the Company and the Parent, including affiliates of MPM Capital L.P. (along with its affiliates, “MPM”), affiliates of UBS Oncology Impact Fund, L.P. (along with its affiliates, “UBS Oncology”), affiliates of Tang Capital Partners L.P. (along with its affiliates, “Tang Capital”), affiliates of Baker Bros. Advisors, LLC (along with its affiliates, “Baker Brothers”) and affiliates of New Enterprise Associates Inc. (along with its affiliates, “NEA”), and have received fees for the rendering of such services. In particular, since January 1, 2020 we have, with respect to (i) the Company, acted as an underwriter in connection with the Company’s follow-on equity offerings in 2020 and 2021, (ii) MPM, provided certain financing services in connection with approximately 12 capital markets transactions (eight of which included UBS Oncology) (iii) Tang Capital, provided certain financial advisory and financing services in connection

Board of Directors, TCR2 Therapeutics Inc.
March 5, 2023

with approximately (a) one merger and acquisition transaction and (b) three capital markets transactions, (iv) Baker Brothers, provided certain financial advisory and financing services in connection with approximately (a) one merger and acquisition transaction and (b) seven capital markets transactions, and (v) NEA, provided certain financial advisory and financing services in connection with approximately (a) six merger and acquisitions transactions and (b) 18 capital markets transactions, and have received fees for such services.
In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company and the Parent for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, the Parent or entities that are affiliated with the Company or the Parent, for which we would expect to receive compensation.
Consistent with applicable legal and regulatory requirements, Piper Sandler has adopted policies and procedures to establish and maintain the independence of its Research Department and personnel. As a result, Piper Sandler’s research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company and the Merger and other participants in the Merger that differ from the views of Piper Sandler’s investment banking personnel.
This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement/prospectus relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Sandler Opinion Committee.
This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Exchange Ratio set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address: (i) the basic business decision to proceed with or effect the Merger, (ii) the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, (iii) any other terms contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company, or (iv) the solvency or financial viability of the Company or the Parent at the date hereof, upon consummation of the Merger, or at any other future time. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the Merger consideration to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation, including whether such payments are reasonable in the context of the Merger.
Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock with the right to receive Parent ADSs in the Merger.
Sincerely,
/s/ Piper Sandler & Co.
PIPER SANDLER & CO.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Adaptimmune’s articles of association provide that, subject to the provisions of any relevant legislation, each of Adaptimmune’s directors and other officers (excluding an auditor) are entitled to be indemnified by Adaptimmune against all liabilities incurred by him in the execution and discharge of his duties or in relation to those duties. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director, subject to the following exceptions: (a) a company may purchase and maintain insurance against such liability; (b) a company may provide a “qualifying third party indemnity” (being an indemnity against certain liabilities incurred by the director to a person other than the company or an associated company as long as he is successful in defending the claim or criminal proceedings); and (c) a company may provide a “qualifying pension scheme indemnity” (being an indemnity against certain liabilities incurred in connection with the company’s activities as trustee of an occupational pension plan).
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, Adaptimmune has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Adaptimmune maintains directors’ and officers’ liability insurance, subject to appreciable deductibles at the corporate level, for each wrongful act where corporate reimbursement is available to any director or officer.
Item 21.   Exhibits and Financial Statement Schedules
(a)
The following exhibits are filed herewith or incorporated by reference.

Exhibit Number	Description of Exhibit
2.1#
Agreement and Plan of Merger, dated as of March 5, 2023, by and among Adaptimmune Therapeutics plc, CM Merger Sub, Inc. and TCR2 Therapeutics Inc. (incorporated by reference to Exhibit 2.1 of the Registrant’s Form 8-K, filed with the SEC on March 6, 2023).

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of April 5, 2023, by and among Adaptimmune Therapeutics plc, CM Merger Sub, Inc. and TCR2 Therapeutics Inc. (incorporated by reference to Exhibit 2.2 of the Registrant’s Registration Statement on Form S-4 (file no: 333-271145), filed with the SEC on April 5, 2023).
3.1	Articles of Association of Adaptimmune Therapeutics plc (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on June 16, 2016).
4.1	Form of certificate evidencing ordinary shares (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (file no: 333-203267)).
4.2	Form of Deposit Agreement among Adaptimmune Therapeutics plc, Citibank, N.A., as the depositary bank and Holders and Beneficial Owners of ADSs issued thereunder (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form F-1 (file no: 333-203267)).
4.3	Form of American Depositary Receipt (included in Exhibit 4.2) (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form F-1 (file no: 333-203267)).
5.1	Opinion of Mayer Brown International LLP.
10.1	Form of Voting and Support Agreement, dated as of March 5, 2023, by and among Adaptimmune Therapeutics plc, TCR2 Therapeutics Inc. and certain stockholders of TCR2 Therapeutics Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K, filed with the SEC on March 6, 2023).

Exhibit Number	Description of Exhibit
10.2	Form of Voting and Support Agreement, dated as of March 5, 2023, by and among Adaptimmune Therapeutics plc, TCR2 Therapeutics Inc. and certain shareholders of Adaptimmune Therapeutics plc (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K, filed with the SEC on March 6, 2023).
10.3	Collaboration Agreement, dated January 5, 2018, between Adaptimmune Limited and Cell Therapy Catapult Limited (incorporated by reference to Exhibit 10.1 to the Registrants’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 15, 2018).
10.4	Collaboration Agreement dated May 14, 2019 between Adaptimmune Limited and AIS Operating Co., Inc., f/k/a Alpine Immune Sciences, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q filed with the SEC on August 1, 2019).
10.5	Collaboration Agreement dated as of August 26, 2019, by and between Adaptimmune Limited and Noile-Immune Biotech, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on August 27, 2019).
10.6	Collaboration and License Agreement, dated January 13, 2020, by and between Universal Cells, Inc. and Adaptimmune Limited (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020).
10.7	Amended and Restated Research Collaboration and License Agreement, dated January 13, 2020, by and between Adaptimmune Limited and Universal Cells, Inc. and effective as of November 25, 2015 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020).
10.8	First Amendment to Commercial Development and Supply Agreement, dated November 23, 2019, between Adaptimmune Limited and Life Technologies Corporation and effective as of November 18, 2019 (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020).
10.9	Commercial Development and Supply Agreement, dated June 16, 2016, by and between Life Technologies Corporation and Adaptimmune Limited and effective as of June 1, 2016 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on June 21, 2016).
10.10	Strategic Alliance Agreement, dated September 23, 2016, by and between Adaptimmune LLC and The University Of Texas M.D. Anderson Cancer Center (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 10-Q filed with the SEC on November 10, 2016).
10.11	Strategic Collaboration and License Agreement, dated September 3, 2021, by and between Adaptimmune Limited and Genentech, Inc. and F. Hoffman-La Roche Limited (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q filed with the SEC on November 4, 2021).
10.12	Employment Agreement dated as of December 16, 2020 by and between Adaptimmune, LLC and Elliot Norry, and effective January 1, 2021, (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on December 16, 2020).
10.13	Employment Agreement dated as of August 1, 2019 by and between Adaptimmune, LLC and John Lunger (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on August 1, 2019).
10.14	Employment Agreement dated as of June 26, 2019 by and between Adaptimmune, LLC and Adrian Rawcliffe (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on June 27, 2019).
10.15	James Noble Letter Agreement dated June 26, 2019 (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed with the SEC on June 27, 2019).
10.16	James Noble Variation Agreement dated June 26, 2019 (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed with the SEC on June 27, 2019).

Exhibit Number	Description of Exhibit
10.17	James Noble Letter of Appointment dated June 26, 2019 (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed with the SEC on June 27, 2019).
10.18	Letter of Appointment dated July 5, 2018 and effective from July 5, 2018 between Adaptimmune Therapeutics plc and John Furey (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K filed with the SEC on July 6, 2018).
10.19	Employment Agreement dated as of March 15, 2017 by and between Adaptimmune, LLC and William Bertrand (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 8-K filed with the SEC on March 15, 2017).
10.20	Service Agreement dated March 15, 2017 between Adaptimmune Limited and Helen Tayton-Martin (incorporated by reference to Exhibit 99.3 to the Registrant’s Form 8-K filed with the SEC on March 15, 2017).
10.21	Executive Severance policy of Adaptimmune Therapeutics plc, dated March 10, 2017, and effective March 10, 2017 (incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 13, 2017).
10.22	Letter of Appointment, dated May 23, 2016 and effective June 23, 2016, between the Company and Barbara Duncan (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K filed with the SEC on June 23, 2016).
10.23	Letter of Appointment, dated August 9, 2016 and effective August 11, 2016, between the Company and David M. Mott (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on August 12, 2016).
10.24	Letter of Appointment, dated August 9, 2016 and effective August 11, 2016, between the Company and Lawrence M. Alleva (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed with the SEC on August 12, 2016).
10.25	Letter of Appointment, dated August 9, 2016 and effective August 11, 2016, between the Company and Ali Behbahani (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed with the SEC on August 12, 2016).
10.26	Letter of Appointment, dated August 9, 2016 and effective August 11, 2016, between the Company and Elliott Sigal (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed with the SEC on August 12, 2016).
10.27	Service Agreement dated February 17, 2020, between Adaptimmune Limited and Gavin Wood, and effective April 1, 2020, (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on February 18, 2020).
10.28	Letter of Appointment, dated November 7, 2016 and effective November 14, 2016, between the Company and Tal Zaks (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 10-Q filed with the SEC on November 10, 2016).
10.29	Employment Agreement, dated January 26, 2022, between Adaptimmune, LLC and Cintia Piccina (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on January 26, 2022).
10.30	Adaptimmune Therapeutics plc Company Share Option Plan, dated March 16, 2015, as amended on April 15, 2015, as further amended on January 13, 2016 (incorporated by reference to Exhibit 4.32 to the Registrant’s Transition Report on Form 20-F filed with the SEC on March 17, 2016).
10.31	Adaptimmune Therapeutics plc 2015 Share Option Scheme, dated March 16, 2015, as amended on April 15, 2015, January 13, 2016 and December 18, 2017 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 15, 2018).

Exhibit Number	Description of Exhibit
10.32	Adaptimmune Therapeutics plc 2016 Employee Share Option Scheme, dated January 14, 2016, as amended on December 18, 2017 (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 15, 2018).
10.33	Adaptimmune Limited Share Option Scheme (Incorporating Management Incentive Options), as amended on January 13, 2016 (incorporated by reference to Exhibit 4.28 to the Registrant’s Transition Report on Form 20-F filed with the SEC on March 17, 2016).
10.34	Adaptimmune Limited 2014 Share Option Scheme (Incorporating Enterprise Management Incentive Options), as amended on January 13, 2016 (incorporated by reference to Exhibit 4.29 to the Registrant’s Transition Report on Form 20-F filed with the SEC on March 17, 2016).
10.35	Adaptimmune Limited Company Share Option Plan, dated December 16, 2014, as amended on January 13, 2016 (incorporated by reference to Exhibit 4.30 to the Registrant’s Transition Report on Form 20-F filed with the SEC on March 17, 2016).
10.36	Deed of Variation, dated August 20, 2021, between MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited and Adaptimmune Limited relating to a lease of 39 Innovation Drive, Milton Park (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on August 20, 2021).
10.37	Rent Security Deposit Deed dated August 20, 2021, between MEPC Milton Park No 1 Limited and MEPC Milton Park No. 2 Limited, Adaptimmune Limited and Adaptimmune Therapeutics plc relating to 39 Innovation Drive and 60 Jubilee Avenue, Milton Park (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed with the SEC on August 20, 2021).
10.38	Agreement dated August 13, 2021, between MEPC Milton Park No 1 Limited and MEPC Milton Park No. 2 Limited, Adaptimmune Limited and Adaptimmune Therapeutics plc relating to 39 Innovation Drive and 60 Jubilee Avenue, Milton Park (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on August 13, 2021).
10.39	Deed of Variation dated August 13, 2021, between MEPC Milton Park No 1 Limited and MEPC Milton Park No. 2 Limited, Adaptimmune Limited and Adaptimmune Therapeutics plc relating to a lease of 60 Jubilee Avenue, Milton Park (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on August 13, 2021).
10.40	Lease, dated February 28, 2018, between MEPC Milton Park No. 1 Limited, MEPC Milton Park No. 2 Limited and Adaptimmune Limited relating to 39 Innovation Drive, Milton Park (incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 15, 2018).
10.41	Rent Security Deposit Deed, dated February 28, 2018, between MEPC Milton Park No. 1 Limited, MEPC Milton Park No. 2 Limited and Adaptimmune Limited relating to 39 Innovation Drive, Milton Park (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 15, 2018).
10.42	Lease, dated October 24, 2016, by and between MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited, Adaptimmune Limited and Adaptimmune Therapeutics plc relating to 60 Jubilee Avenue Milton Park (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 10-Q filed with the SEC on November 10, 2016).
10.43	Lease Agreement, dated July 28, 2015, between L/S 351 Rouse Boulevard, LP, and Adaptimmune LLC relating to 351 Rouse Boulevard, Philadelphia, Pennsylvania (incorporated by reference to Exhibit 4.14 to the Registrant’s Transition Report on Form 20-F filed with the SEC on October 13, 2015).
10.44	Amendment Agreement No. 6, dated July 20, 2018 between Adaptimmune Limited and GlaxoSmithKline Intellectual Property Development Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q filed with the SEC on August 2, 2018).

Exhibit Number	Description of Exhibit
10.45	Amendment Agreement No. 5, dated September 7, 2017 between Adaptimmune Limited and GlaxoSmithKline Intellectual Property Development Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q filed with the SEC on November 2, 2017).
10.46	Amendment Agreement No. 2, dated February 2, 2016 between Adaptimmune Limited and GlaxoSmithKline Intellectual Property Development Ltd (incorporated by reference to Exhibit 4.4 to the Registrant’s Transition Report on Form 20-F filed with the SEC on March 17, 2016).
10.47	Amendment Agreement No. 1, dated May 8, 2015 between Adaptimmune Limited and GlaxoSmithKline Intellectual Property Development Ltd (incorporated by reference to Exhibit 4.3 to the Registrant’s Transition Report on Form 20-F filed with the SEC on March 17, 2016).
10.48	Collaboration and License Agreement, dated May 30, 2014 between Adaptimmune Limited and GlaxoSmithKline Intellectual Property Development Ltd (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (file no: 333-203267)).
10.49	Employment Agreement dated as of January 26, 2022 by and between Adaptimmune, LLC and Cintia Piccina (incorporated by reference to Exhibit 10.01 to the Registrant’s Form 8-K Filed with the SEC on January 26, 2022).
10.50	Employment Agreement dated as of May 4, 2022 by and between Adaptimmune Limited and Joanna Brewer (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K Filed with the SEC on May 4, 2022).
10.51	Deed of Surrender of Part dated June 15, 2022, between MEPC Milton Park No 1 Limited and MEPC Milton Park No. 2 Limited and Adaptimmune Limited relating to a lease of 39 Innovation Drive, Milton Park (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K Filed with the SEC on June 15, 2022).
10.52	Deed of Variation dated June 15, 2022, between MEPC Milton Park No 1 Limited and MEPC Milton Park No. 2 Limited and Adaptimmune Limited relating to a lease of 39 Innovation Drive, Milton Park (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K Filed with the SEC on June 15, 2022).
10.53	Amendment Agreement No. 8, dated December 19, 2022 between Adaptimmune Limited and GlaxoSmithKline Intellectual Property Development Ltd (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on December 20, 2022).
21.1	Subsidiaries of Adaptimmune Therapeutics plc (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021).
23.1	Consent of KPMG LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of Mayer Brown International LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this registration statement filed on April 5, 2023).
99.1*	Consent of Cowen and Company, LLC.
99.2	Consent of Piper Sandler & Co.
99.3	Form of Ordinary Shareholder Proxy Card for General Meeting of Adaptimmune Therapeutics plc.
99.4	Form of Proxy Card for Special Meeting of TCR2 Therapeutics Inc.
107*	Filing Fee Table.

*
Previously filed

#
Schedules and certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission; provided, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules and exhibits so furnished.
Item 22.   Undertakings
(1)   The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)   The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.
(6)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(8)   The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding; or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(9)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(10)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(11)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 18, 2023.
ADAPTIMMUNE THERAPEUTICS PLC
By: /s/ Adrian Rawcliffe Name: Adrian Rawcliffe Title: Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature		Title	Date
* Adrian Rawcliffe		Chief Executive Officer and Director (Principal Executive Officer)	April 18, 2023
* Gavin Wood		Chief Financial Officer (Principal Accounting and Financial Officer)	April 18, 2023
* David M. Mott		Chairman of the Board of Directors	April 18, 2023
* Lawrence M. Alleva		Director	April 18, 2023
* Ali Behbahani, MD		Director	April 18, 2023
* Barbara Duncan		Director	April 18, 2023
* John Furey		Director	April 18, 2023
* James Noble		Director	April 18, 2023
* Elliott Sigal, MD, PhD		Director	April 18, 2023
* By:	/s/ Adrian Rawcliffe
Name: Adrian Rawcliffe
Attorney-in-fact
* By:	/s/ Gavin Wood
Name: Gavin Wood
Attorney-in-fact